Exhibit 99.1

California and Selected MSAs Market Overview

December 2010

by:

Kenneth T. Rosen

Randall Sakamoto

Amber Schiada

Jeremiah Lee

Eric Finnigan

Melinda Gilbert

Rosen Consulting Group

1995 University Avenue

Suite 550

Berkeley, CA 94704

510 549-4510

510 849-1209 fax

www.rosenconsulting.com

© 2010 Rosen Consulting Group

Executive Summary

California

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California’s economy is the largest in the nation, producing more than $1.8 trillion in goods and services in 2008, accounting for approximately 13.0% of the national gross domestic product. The state is prone to boom and bust cycles, which means it typically underperforms the nation during recessions, but also returns to growth at a stronger pace during recovery periods. We believe California will continue this pattern during the current recovery period, outperforming national employment growth through 2014. California is a highly attractive place to live and work, and because of this, the state tends to recover more quickly from recessions as population growth fuels economic expansion.

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California is slowly emerging from recession, and total employment gains in recent months are an encouraging sign that the economy is on the path to recovery. We expect job creation will continue in 2010, at 0.9% or 124,000 jobs, but should accelerate in 2011 and 2012 to 1.3% and 1.6%, respectively, adding 394,000 jobs during the two-year period. Throughout the forecast period, employment growth in the state is projected to outpace national employment growth. We expect gross state product growth will accelerate to 1.5% in 2011 and further to 3.1% in 2012. During the final two years of the forecast we expect gross state product growth will average 2.4% annually.

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California is an attractive place to live and work, and continued steady demographic growth will support steady economic growth through the longer term. New and existing residents are attracted to its sprawling coastline, numerous parks and beaches, warm weather, and countless recreational opportunities. The state’s continued demographic growth and innovative spirit will support new industry growth for years to come, and it will remain one of the most desirable places to live and work for the foreseeable future.

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With more than 38.5 million residents, California is the most populous state in the nation. The state represents roughly 12.5% of the national population, and its population has expanded at a 1.7% annual rate since 1970. The state’s population is expected to grow at an average annual rate of 1.1% from 2010 through 2050, according to projections from the California Demographic Research Unit.

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Improving economic conditions through the first half of 2010, as well as the introduction of broad tax hikes, ushered in promising improvements to the state’s fiscal health. In May 2010, general fund revenue increased by $1.3 billion, a 25% increase from May 2009. While in comparison to an extremely low base, the increase in revenues can be attributed to a 12.5% increase in sales tax revenue, a 26.8% increase in corporate taxes, and a near-50% increase in personal income tax receipts from May 2009.

With this trend expected to accelerate through the near-term forecast period, the rise in tax revenues will coincide with the overall economic rebound.

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Property development in the State of California is notoriously difficult from the builder’s perspective, as a myriad of legislative, physical and economic factors restrict or inhibit commercial and residential construction. As a result, nearly all of California’s coastal or urbanized markets are supply constrained with significant barriers to entry. While the onerous process can deter new development, the existing regulatory environment is highly favorable to existing owners of property and helps to mitigate the risk of oversupply.

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California’s office market contains more than 634 million square feet of office space across the state. RCG believes California’s office market is reaching bottom as of mid-2010. Job creation in office-using sectors has turned upward in the year to-date. Going forward, rising confidence and expansions by office users will likely push net absorption into positive territory in 2010, as new space is leased and sublease space is pulled off the market.

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For almost the past 15 years, California’s apartment market recorded a lower rental vacancy rate than the United States as a whole. The apartment market benefits from limited supply, strong demand and a low rate of single family housing affordability. Although conditions have weakened in recent years as a result of the recession, RCG expects a brisk recovery as accelerating population growth, resumed hiring, and a lack of new units coming online drive a steady reduction in the rental vacancy rate throughout California’s major metropolitan areas. In particular, a high level of immigration and growth of the baby- and echo-boomer cohorts should fuel the health of the California apartment market. RCG expects the recovery in California’s economy to continue in 2010 and accelerate thereafter, fueling the rebound of the apartment market.

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RCG’s universe of California metropolitan areas contained approximately 552 million square feet of retail space as of 2009. As the state, national and global economic recoveries gain momentum, California retail properties are expected to perform strongly compared with other geographic areas in the future. Retail spending by both local residents and outside visitors should rebound during the next several years. RCG believes California’s retail market will bottom in 2010. Positive trends in retail sales and cargo volumes at California ports suggest that consumers are more confident in their personal financial situations and are loosening purse strings accordingly.

San Diego

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Employment is stabilizing in San Diego. We expect hiring in San Diego to outpace the national recovery, with local employment growth averaging 1.5% annually between 2010 and 2014, compared with 1.2% nationally.

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The military presence in San Diego plays a large role in the local economy, with 12 Navy and Marine bases located in the region. In recent years, the population at area bases increased with the consolidation of bases in other regions. In 2010, an estimated 342,000 jobs are expected to be supported by the military presence in the area, generating an estimated economic impact of more than $24.6 billion, according to the San Diego Military Defense Council. Because of this strong military presence, many aerospace and defense manufacturing firms are located in the region, and are key drivers of the local economy. Many of these firms are located near the bases or north of the University of California, San Diego.

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Apartment rental demand is regaining traction. Institutional-grade properties are facing the most competition from newly completed projects that were originally planned as luxury condos but delivered as apartments with the shift in the market. Deliveries are expected to slow through the end of 2010, helping to ease the future strain on the market. As hiring regains momentum and households feel more comfortable living apart from roommates, we expect the annual vacancy rate to decline to 8.1% in 2011 and to reach 6.0% by 2014.

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The stabilizing economy is causing tenant demand to improve throughout San Diego’s office market. In the first quarter, the CBD office vacancy rate decreased to 16.1% from 16.6% a quarter earlier. In the suburban office market, the vacancy rate dropped to 21.0% in the first quarter compared with an historical high of 22.3% a quarter earlier. In response to recent weakness and overbuilding during recent years, few projects are under way in the market, which should help prevent a further oversupply of available space.

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The retail market is beginning to show signs of recovery. We expect demand to improve gradually, causing the vacancy rate to decline to 5.8% by year-end 2010. As hiring regains momentum and consumer spending improves, the vacancy rate will likely drop further, reaching 2.4% by year-end 2014.

San Francisco

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Following a year of dramatic reductions in payroll levels across all San Francisco employment sectors, job losses decelerated through the first three months of 2010. Although companies continue to reduce payroll levels and complete recently announced layoffs, the rate of job losses in the San Francisco MSA is subsiding and should eventually result in overall job growth by year-end 2010. Employment growth is expected to accelerate to 1.2% by 2011 and 1.9% by 2014.

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Numerous software development firms are located within the San Francisco MSA, fitting within a range of categories, including traditional home and business software, gaming, social media, education, and multimedia design. San Francisco’s proximity to the Silicon Valley drives local growth in the industry. Start-ups are drawn to the area for its opportunities to collaborate with other firms, share vendors and customers, and access public research centers established to serve the industry.

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The rate at which apartment rental rates declined eased through the first quarter of 2010. Rental market conditions are expected to improve through the near-term forecast period, with the Census rental vacancy rate dropping to 5.2% by 2011 and CPI rent growth expected to increase by an average of 3.8% annually during this time.

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The stabilizing local economy and low lease rates are driving demand for office space in San Francisco, with new and existing tenants continuing to take advantage of the soft market conditions during the first quarter. Most noticeably, the absorption of premier view space in the CBD trended upwards recently. Through the second half of the forecast period, lease rate growth in the CBD should accelerate.

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Outside the CBD, leasing activity in the suburban office market ticked upwards during the first quarter of 2010—an indication that the market is making forward progress through the office market cycle. As demand for space and a more sustainable recovery takes hold into 2011, we expect the tighter market conditions to hasten improvements to lease rates and occupancy levels.

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Rising asset values, a resurgence in the volatile equity markets, and increasingly positive job prospects resulted in a rise in retail activity in the early part of 2010. By 2014, as employment returns to pre-recession levels and the effects of the most recent downturn on home prices as well as household balance sheets have subsided, we expect the retail vacancy rate to return to the low-2% range, while retail rents increase by close to 4% annually.

San Antonio

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San Antonio’s economy is nearing recovery, with job losses during the three months to March 2010 totaling just 800 positions, a vast improvement from the 12,400 jobs lost during the same period in 2009. We believe 2010 will be a slow recovery year, but 2011 should record more robust employment growth of 1.7%, accelerating to 2.1% growth in 2012.

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Three military bases are located within the San Antonio metropolitan area, supporting thousands of government and civilian jobs in the region. The Base Realignment and Closure (BRAC) program will bring additional medical training and research facilities to the military bases and is expected to net roughly 5,000 military and civilian jobs. The realignment is expected to create an economic benefit of more than $5 billion.

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Office market conditions are expected to improve through 2010, after several quarters of deteriorating fundamentals. We expect the rate will decline steadily, falling to 15.4% by 2014. Rent growth will remain weak in 2010 and 2011, but as the market tightens, rent growth should accelerate.

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San Antonio’s suburban office market is stabilizing after more than 18 months of weak demand. As hiring picks up, the vacancy rate should decline through the forecast period, falling to 15.3% by 2014. We expect slower rental rate increases through the forecast period, with growth averaging 1.8% annually from 2011 through 2014.

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Retail market fundamentals in San Antonio weakened slightly in 2009. The vacancy rate increased to 10.1% from 9.0% at year-end 2008. Construction activity slowed in 2009 to 1.4 million square feet of completions, which should help shield the market from extreme oversupply. We expect that as employment growth accelerates, and consumers are more secure in their employment, retail spending will increase, supporting retailer expansion.

Honolulu

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After nearly two years of job losses, Honolulu began adding jobs in September 2009, indicating that the local economy is on the rebound. From September through March 2010, the economy added 5,000 jobs, regaining 20% of the jobs lost during the recession. We expect this momentum will continue through the remainder of 2010, with total employment expected to increase by 1.0% year-over-year in December.

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The state of Hawaii is home to a large military presence, which helps to sustain economic growth in the region. The Department of Defense (DoD) has an ongoing military focus in the state since Hawaii is the westernmost point in the Pacific region of the United States, outside of Alaska. The U.S. DoD is the second-highest source of revenue for the state after the tourism industry. Total military spending in Hawaii is estimated to have a $10.1 billion impact on the state economy accounting for 92,000 jobs.

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Landownership in Hawaii is highly concentrated among government agencies and private landowners. The small amount of privately held land limits development and fee simple ownership opportunities. Approximately 29% of the state’s total land is owned by government agencies, including counties, state and the federal government. Of this public land, approximately 74% is controlled by the Hawaii state government. The 10 largest private landowners control 14% of the state’s land, and the 110 largest own approximately 21%.

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Accelerated job losses through much of 2009 and a trend towards more frugal living accommodations continued to detract from apartment demand, placing upward pressure on the rental vacancy rate. With hiring on the rebound, the vacancy rate should decline to 6.3% in 2010. We expect steady rent growth will continue.

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The weak economy contributed to a decline in office market fundamentals in 2009 and through the first quarter of 2010. We expect fundamentals will improve through year-end 2010 as hiring gains steam, consequently driving demand for space in downtown Honolulu. With minimal new construction in the development pipeline, supply-side pressure should remain non-existent.

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Federal government spending largely sustained suburban office space demand in 2009, but was not strong enough to offset weak demand from construction, tourism, and mortgage firms; many within these industries were laid off in the past year. We expect that demand weakness will subside through the remainder of 2010 as hiring picks up. The suburban office vacancy rate should slowly decline to 9.5% by year-end 2014, slightly above pre-recession levels. Very little new construction is in the pipeline, which should limit supply-side pressure in the market.

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Honolulu’s retail market is one of the healthiest commercial real estate sectors on the island. The recession resulted in weaker spending from tourists and locals, causing some retailers to struggle, but for the most part the Honolulu retail market weathered the recession fairly well. The vacancy rate is expected to decline to 2.1% by year-end 2011, and will fluctuate between 2.0% and 3.2% through the remainder of the forecast period.

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Hawaii’s hotel industry is in the early stages of recovery as tourism activity gains momentum. Across the country, the upscale and upper upscale segments of the market rebounded sooner than the lower-end of the spectrum, and hotels in Hawaii should react in similar fashion. Instability in other tropical North American tourist destinations, the oil spill in the Gulf and an Asian economic recovery should boost hotel industry performance in Hawaii.

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California Market Overview

State Economy

California’s economy is the largest in the nation, producing more than $1.8 trillion in goods and services in 2008, the latest data available, accounting for approximately 13.0% of the national gross domestic product. The state is prone to boom and bust cycles, which means it typically underperforms the nation during recessions, but also returns to growth at a stronger pace during recovery periods. We believe California will continue this pattern during the current recovery period, outperforming national employment growth through 2014. California is a highly attractive place to live and work, and because of this, the state tends to recover more quickly from recessions as population growth fuels economic expansion.

Historical Conditions

California boasts a diverse industry mix and in 2008 it was the world’s eighth-largest economy. The state’s non-farm employment base totaled more than 13.9 million people as of May 2010 and by the end of our forecast period, we expect this will grow to more than 14.6 million people. The state accounts for roughly 1 out of every 10 jobs nationally, with the majority of positions in service-producing industries. As of 2009, the state ranked 11th in terms of mean income per capita, at $38,721 annually, compared with the national figure of $35,794 annually. California’s mean income per capita was 8.2% higher than the national figure in 2009, speaking to its highly educated workforce and greater share of skilled workers.

Major industries within the state include technology innovation and investment, life sciences, media, trade, agriculture and tourism. Government services, educational and health services, manufacturing and financial services are also major industries and important drivers of economic growth. The state’s diverse industry mix leads to stronger economic growth during periods of national economic expansion. Industry clusters are sprinkled throughout the state, with the most important industry clusters located in Northern California, the Central Valley and Southern California.

Northern California boasts a strong technology cluster that includes software and semiconductor development and manufacturing, as well as biotechnology research. These industries typically cluster near universities and drive venture capital investment in the region. In addition, agriculture and tourism are important drivers of economic growth in the region. Southern California is home to a variety of media and technology companies, and biotechnology firms. Both Northern and Southern California are important trade hubs for both the state and the nation. The Ports of Long Beach and Los Angeles rank among the top ports globally in terms of cargo volume, while the Port of Oakland is also an important trade hub. The Central Valley is dominated by agriculture and food manufacturing, and has been informally titled “America’s Salad Bowl” because a majority of the nation’s fruits and vegetables are grown in this region. Tourism is an important economic driver throughout most of the state, as visitors are attracted to the numerous theme parks, beaches, and entertainment venues in Southern California, while Northern California attracts visitors who want to explore the various historical sites in San Francisco and experience the wine and agriculture movement in Napa and Sonoma Counties. Additionally, the state’s numerous state and federal parks draw people from around the world, particularly those drawn to the state’s natural beauty and mild weather.

Employment growth in California typically outpaces the nation during periods of economic expansion, but also underperforms the national trend during recessions. From January 1970 through May 2010, California year-over-year employment growth outpaced national job growth by 23 basis points on a monthly basis. The most recent recession proved to be one of the most challenging for the state, with the rate of job loss outpacing the national rate by 1.2 percentage points from January 2008 through May 2010. The state’s diverse industry mix contains highly specialized industries that have been prone to volatility during previous economic cycles. The decline of defense and aerospace manufacturing during the 1990s recession is one example of this phenomenon, and the dot-com bust in 2001 is another example. However, in both examples, it is important to note that these industry clusters were located in Southern and Northern California, respectively, and thus these regions within the state were impacted in different ways. In essence, the diverse mix of industries has at times insulated one part of the state while another was in recession. When Southern California’s defense and aerospace manufacturing industry declined in the early 1990s, Northern California’s economy was less impacted, and the same was true for Southern California when Northern California experienced the dot-com bust on a larger scale during the early 2000s recession.

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During the early 1990s recession, California’s defense and aerospace manufacturing industry was a victim of budget cuts following the end of the Cold War, exacerbating an already-weak economic environment at the time. The pullback in orders resulted in a loss of more than 287,000 jobs in the manufacturing sector from the peak in April 1990 through August 1994, prolonging the recession in the state beyond the end of the national recession. The loss of manufacturing jobs, which are typically higher paying than other low-skilled positions, created a negative ripple effect throughout the economy. While the national recession officially ended in March 1991, total job losses in California continued until November 1993, with job losses exceeding 519,000 positions. However, following this period, year-over-year employment growth in California outpaced national job growth by an average of 24 basis points on a monthly basis from December 1993 through August 2001, before the start of the next recession. Year-over-year employment growth in California was particularly strong from September 1995 through August 2001, outpacing national job growth by 80 basis points on a monthly basis, on average. California added more than 2.0 million jobs during this period.

California’s highly concentrated technology manufacturing industry suffered severe losses after the dot-com bubble burst in 2001, which was compounded by the events of 9/11 when the national economy fell further into recession. Job losses in the manufacturing sector were most severe from year-end 2000 through year-end 2003, totaling more than 350,000. Industries connected to the technology manufacturing industry and internet-based industries also suffered. The professional and business services sector is also tied to the technology industry, and recorded a loss of more than 196,000 jobs from year-end 2000 through November 2003. The manufacturing sector never recovered from the tech-bust, largely a result of firms utilizing offshore manufacturing to reduce costs. However, professional and business services gained more than 201,200 jobs from the trough in November 2003 through the most recent peak in November 2007. Additionally, other sectors helped drive total employment growth during the period leading up to the most recent recession, including educational and health services, government, construction, and trade.

California’s specialized industries are prone to volatility, which can lead to more severe recessions in California relative to the national economy; however, California’s economy is also diverse enough that it typically bounces back strongly, often outpacing the national trend. California boasts a highly educated and innovative workforce and because of this, its economy has a reputation for evolving and developing new industries as a source of growth. Although the state’s economy is prone to booms and busts, the general trend is on an upward trajectory. The innovative workforce breeds ingenious new industries and jobs to go along with them, and this boosts the state’s profile as a dominant world economy. These factors should drive healthy long-term economic growth for the foreseeable future.

Current Conditions

California’s economy is slowly rebounding after two years of job losses. Total employment increased by nearly 139,000 jobs from year-end 2009 through May 2010. With the exception of the construction and transportation and utilities sectors, all sectors added jobs during the five months through May. The unemployment rate peaked in March 2010 at 12.6% and fell to 12.4% by May. California’s unemployment rate has typically exceeded the national unemployment rate, and is especially higher than the national rate during recessions. However, this trend is largely a result of the state’s strong population growth, and subsequently more rapidly growing labor force rather than a result of weaker economic fundamentals.

The current recession in California was driven by the downturn in the single family housing market and the subsequent subprime turmoil, both of which resulted in severe job losses in the construction and financial services sectors. As the national recession took hold, the state’s trade, financial activities and professional and business services sectors began to suffer as well. Lower home prices resulted in weaker tax revenues, and subsequently state budget cuts, which led to reduced hours and wages for government employees and job cuts in the sector. The trickle effect of the housing bust and the national recession had a deeply negative impact on California’s economy, but as history indicates, the severity of the recession in California was the norm. Consequently, we believe the state will recover at a healthy pace as has happened in previous growth cycles. The worst of the current recession is over, and 2010 will likely be a recovery year for the state’s economy.

Several sectors will be strong drivers of economic growth during the forecast period, particularly trade, educational and health services, leisure and hospitality, and professional and business services. With the exception of manufacturing, all of California’s major employment sectors should add jobs through 2014.

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Major Employment Sectors

Several employment sectors are highly concentrated in California, and these sectors also accounted for the majority of total job growth during the growth period leading up to the current recession. Trade, educational and health services, professional and business services, leisure and hospitality, and government composed 71.3% of total employment in the state as of May 2010. The government sector is the most concentrated, accounting for 18.1% of total employment as of May, followed by trade (15.2%), professional and business services (14.7%), educational and health services (12.7%) and leisure and hospitality (10.7%).

Government

California’s government sector is the state’s most concentrated as of May 2010 with more than 2.5 million jobs. Jobs within the sector include local, state and federal government employees, as well as public sector education employees. The sector has historically been less volatile than other sectors, but has suffered in recent years as a result of state and local budget cuts. Reduced sales and property tax volumes contributed to a decline in government budgets, resulting in wage cuts, reduced hours and layoffs. The sector has typically recorded continued job expansion on the heels of population growth as this typically increases the demand for social services and associated government jobs. However, following the early 2000s recession, the sector lost more than 57,000 jobs; the sector shed an additional 43,500 jobs in 2009 as a result of the recession. The largest annual job gains were recorded in the 1990s, during a period of fiscal health. The sector is expected to contract further by year-end 2010 by 1.0% as the state continues to work through its budget crisis. Thereafter, we expect job growth to return, averaging 0.9% growth annually from 2011 through 2014, adding more than 86,000 jobs during the period.

Trade

The trade sector accounted for 15.2% of total employment as of May 2010, with more than 2.1 million jobs. Retail trade makes up a majority of trade positions, accounting for 70.9% of total sector employment, while wholesale trade positions compose the remainder.

California is home to the West Coast’s three largest ports: the Ports of Los Angeles and Long Beach and the Port of Oakland. Together, these ports handled more than 13.5 million 20-foot equivalent units of cargo in 2009, and they supported numerous wholesale trade jobs in the state. The goods that are shipped through the ports are transshipped to every state in the nation. In addition to the ports, several international airports within the state support cargo trade. The Oakland, Los Angeles, and San Francisco International Airports handle the bulk of air cargo in the state. In 2009, more than 491,000 metric tons of cargo moved through the Oakland’s airport, more than 1.5 million tons through the Los Angeles airport, and the San Francisco International Airport handled more than 408,000 metric tons of air cargo.

Total trade employment declined by more than 317,000 jobs in 2008 and 2009, a contraction of 6.5% and 7.2%, respectively, year-over-year. However, through the first five months of 2010, the sector added 20,900 jobs. As the recovery gains momentum and consumer

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and business spending increase, this sector should continue to add jobs. Trade activity through the ports is already increasing, eventually driving job growth in wholesale trade employment. Increased retail spending will boost employment on the retail trade side. Total trade employment growth is expected to average 1.8% annually through 2014.

Professional and Business Services

Professional and business services employs a broad range of positions, including legal, consulting, engineering, accounting, computer design, research and development, management, administration, and support services positions. The sector accounted for 14.7% of total employment as of May 2010, accounting for more than 2.0 million jobs, and has typically been a strong driver of overall employment growth in the state.

Tech-based firms rely heavily on the engineering, computer design, and software development skills of professionals within this sector, and the build-up of the tech industry during the late 1990s drove sector growth. From 1995 through 2000, the sector grew by an annual average of 5.9%, adding more than 657,000 jobs. Following the dot-com bust of 2001, the sector lost more than 196,000 jobs, but this loss was minimal compared with the jobs gained during the previous growth cycle, speaking to the resilience of the sector and its importance to California’s economy. The state’s highly educated workforce contributes to innovative technology development, with the largest cluster located in the Northern California region, particularly in the Silicon Valley. Venture capital investment in the state is driven by the technology industry. In 2009, venture capital funding totaled more than $8.9 billion, accounting for slightly more than half the total venture capital funding in the nation.

The professional and business services sector contracted by 4.6% in 2008 and further by 7.1% in 2009, but we believe the sector is poised for growth in 2010. Firms may have laid off more employees than necessary in anticipation of a more severe recession, and firms have begun hiring again to make up for those losses. The sector added 36,100 jobs during the five months through May, and we expect this hiring momentum will continue through the remainder of the year. The professional and business services sector is expected to grow by 1.2% year-over-year in December, with annual growth averaging 1.8% thereafter through 2014.

Educational and Health Services

California’s educational and health services sector is the state’s fourth-largest, employing more than 1.7 million people as of May 2010, accounting for 12.7% of total employment. This sector is the only sector that has been relatively recession-proof, adding jobs every year since at least 1990. The state’s aging baby-boomer demographic is a major demand driver for medical services, and demand for these services is expected to grow for the foreseeable future, necessitating job growth through the longer term. Educational positions in the sector are those employed by private education facilities, which are typically less dependent on state funding, and thus, are relatively protected from state budget cuts. As such, the volatility in the state budget situation has little impact on hiring in this sector. Additionally, the demand for post-secondary education

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continues to grow as more industries require a bachelor’s degree or specialized vocation training. Private campuses continue to open throughout the state to meet this demand. Sector employment growth slowed to 0.2% in 2009, but should record a healthy bounce in 2010. The sector added more than 10,000 jobs in the first five months of 2010, and we expect employment growth will average 2.6% annually through 2014.

Leisure and Hospitality

California is a popular tourist destination, attracting visitors from around the world. The leisure and hospitality sector is an important driver of employment growth in the state. Although the sector caters more to the resident population, the tourism industry helps drive growth in the sector because of the numerous tourist destinations within the state. According to the California Travel and Tourism Commission, domestic and international tourists spent more than $87 billion in the state in 2009, supporting more than 881,000 jobs. California also boasts the largest market share of domestic tourism than any other state, accounting for 11.3% of visitors in the United States. International visitors to California made up 21.3% of total international tourism to the United States during the same period. In descending order by the number of visitors, the United Kingdom, Japan, Germany, Australia, France, South Korea, and China were the top countries of origin for international visitors in 2008.

The leisure and hospitality sector accounted for 10.7% of total employment in the state in May 2010, with more than 1.4 million jobs. The global recession negatively impacted tourism in 2008 and 2009, and the high unemployment rate in California tempered demand for leisure and hospitality services, resulting in more than 103,000 job losses in 2008 and 2009 in total. However, through the first five months of 2010, the sector added 16,800 jobs, and we expect this momentum will continue through the remainder of the year. The sector is projected to grow by 1.5% annually through 2014.

Manufacturing

The manufacturing sector has been in decline since the early 2000s recession, shrinking by more than 643,000 jobs from year-end 2000 through year-end 2009. Firms continue to offshore locations to manufacture goods at a lower cost, negatively impacting manufacturing employment in the state. Although food manufacturers in the Central Valley need to be within close proximity to farms in order to efficiently package food products, other manufacturing industries moved offshore, particularly to Asia and Mexico. However, the maquiladora programs near the border of Mexico do slightly benefit the state, even if those manufacturing jobs are not domestic. Firms ship the components of their goods to Mexico for assembly and in return only pay the duties on the value added to the goods, rather than duties on the value of the completed good. This program helps drive manufacturing job growth in Mexican border towns, boosting incomes in those economies. This job growth helps fuel retail spending in border towns on the California side, resulting in increased sales tax revenues for the state.

In addition to agribusiness manufacturing and maquiladora programs, California’s manufacturing sector boasts a strong technology manufacturing component. Manufacturing of high-technology devices and components is increasingly moving overseas. However, the innovative forces behind the manufacturing methods used often stays within the state, even if the modes of production move offshore.

The manufacturing sector accounted for roughly 8.9% of total employment in the state as of May 2010, with more than 1.2 million employees. The sector added roughly 5,400 jobs in the five months through May 2010, although we expect growth will be relatively flat in 2010. The manufacturing sector will likely continue to shed jobs as offshore manufacturing increasingly becomes a more cost-effective solution for firms.

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Financial Activities

California’s financial activities sector represented 5.6% of total employment as of May 2010, with more than 780,000 jobs. The sector includes positions in insurance, securities, real estate leasing and sales, and banking. The sector grew during the housing boom with the increase in mortgage companies and real estate professionals. The sector began to shed jobs in 2006, however, when the housing bubble burst. The financial activities sector lost nearly 160,000 jobs from year-end 2005 through year-end 2009, and lost an additional 1,200 jobs in the five months through May 2010. Recovery in this sector will be slow, and we expect a slight contraction in 2010, of 0.2%. Thereafter, job growth should average 1.1% annually through 2014, slower than in recent history.

Construction

The housing industry drove much of the growth in California’s construction sector during the recent growth cycle. The sector added more than 157,000 jobs from year-end 2002 through year-end 2005 before job losses began. The sector shed more than 373,000 jobs through year-end 2009 and an additional 16,800 jobs through the first five months of 2010. Residential construction activity dropped off dramatically once home prices began to deteriorate. Commercial construction activity began to slow in 2008 as the recession deepened and capital flows to finance projects began to dry up. The residential and commercial real estate markets will drive growth in the construction sector going forward, but these markets may take several years to fully recover. Construction sector employment is expected to contract by 2.9% year-over-year in December 2010 before growing moderately at an average annual rate of 1.2% through 2014.

Information Services

The information services sector is highly concentrated in the state relative to the nation because of the state’s strong media, software publishing and telecommunications presence. The sector accounted for 3.2% of total employment as of May 2010. The media and entertainment industry is largely concentrated in Southern California, which drives information services sector employment in the state. Traditional media companies have been reporting declining revenues for several years, particularly as a result of the internet’s growing popularity as a new form of media consumption. Roughly 228,500 people were employed in California’s media and entertainment industry in 2008, including positions in motion picture and sound industries, broadcasting, and independent artists, writers and performers, as cited by the Los Angeles Economic Development Corporation. Additionally, other states have aggressively courted media companies, slightly impacting California’s industry. Nonetheless, California is expected to remain at the center of the media and entertainment industry as it has the infrastructure, technology innovation and lifestyle that is vital to the industry.

The information services sector added approximately 4,100 jobs through the first five months of 2010. Employment in this sector has historically been volatile, and we expect this trend will continue given the shifting nature of the industry and the emergence of new media. However, job growth should continue through the forecast period, averaging 1.3% annually through 2014.

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Economic Outlook

California is slowly emerging from recession, and total employment gains in recent months are an encouraging sign that the economy is on the path to recovery. We expect job creation will continue in 2010, at 0.9% or 124,000 jobs, but should accelerate in 2011 and 2012 to 1.3% and 1.6%, respectively, adding 394,000 jobs during the two-year period. We expect a national economic slowdown will occur in 2013, tempering employment growth in the state to 1.0% and 149,000 jobs added. However, employment growth is expected to pick up again in 2014, reaching 1.7% with the addition of nearly 245,000 jobs. Throughout the forecast period, employment growth in the state is projected to outpace national employment growth. Gross state product declined an estimated 3.2% in 2009 as the global recession curtailed consumer and business spending. Because California is the world’s eighth-largest economy, global economic trends can impact the state to a greater degree than other states. However, as the national economy recovers, and global markets follow suit, we expect an increase in gross state product in 2010 of 0.9%. We expect gross state product growth will accelerate to 1.5% in 2011 and further to 3.1% in 2012. During the final two years of the forecast we expect gross state product growth will average 2.4% annually.

California Employment Trends

Statistic	Units	2000	2001	2002	2003	2004	2005	2006
Total Employment	(000)	14,701.0	14,447.9	14,456.3	14,393.2	14,631.8	14,955.6	15,116.0
% change		3.4%	-1.7%	0.1%	-0.4%	1.7%	2.2%	1.1%
Natural Resources & Mining	(000)	27.0	24.3	22.8	22.7	22.9	24.3	25.2
% change		3.0%	-9.8%	-6.5%	-0.2%	0.8%	6.1%	3.8%
Construction	(000)	765.6	772.7	781.4	817.6	869.3	939.2	912.2
% change		7.5%	0.9%	1.1%	4.6%	6.3%	8.0%	-2.9%
Manufacturing	(000)	1,876.1	1,685.9	1,592.3	1,525.7	1,511.0	1,499.9	1,478.7
% change		2.2%	-10.1%	-5.6%	-4.2%	-1.0%	-0.7%	-1.4%
Trade, Transport. & Utilities	(000)	2,761.8	2,705.7	2,726.6	2,720.4	2,778.1	2,858.5	2,900.3
% change		2.9%	-2.0%	0.8%	-0.2%	2.1%	2.9%	1.5%
Information	(000)	596.6	519.2	476.3	475.0	481.6	475.1	460.5
% change		11.0%	-13.0%	-8.3%	-0.3%	1.4%	-1.4%	-3.1%
Financial Activities	(000)	816.2	847.2	870.3	891.5	911.3	941.2	924.4
% change		0.9%	3.8%	2.7%	2.4%	2.2%	3.3%	-1.8%
Prof. & Business Services	(000)	2,266.6	2,122.1	2,109.0	2,070.0	2,124.1	2,187.4	2,264.3
% change		5.4%	-6.4%	-0.6%	-1.8%	2.6%	3.0%	3.5%
Educ. & Health Services	(000)	1,402.1	1,479.3	1,518.5	1,549.7	1,572.1	1,600.4	1,631.5
% change		1.2%	5.5%	2.7%	2.1%	1.4%	1.8%	1.9%
Leisure & Hospitality	(000)	1,353.7	1,364.3	1,391.6	1,417.0	1,455.1	1,496.7	1,539.3
% change		2.6%	0.8%	2.0%	1.8%	2.7%	2.9%	2.8%
Other Services	(000)	493.1	501.9	506.9	502.8	504.4	504.3	510.3
% change		2.2%	1.8%	1.0%	-0.8%	0.3%	0.0%	1.2%
Government	(000)	2,338.9	2,420.5	2,455.2	2,397.6	2,401.9	2,432.1	2,475.4
% change		2.8%	3.5%	1.4%	-2.3%	0.2%	1.3%	1.8%

Gross State Product Growth		7.6%	-0.4%	1.3%	3.0%	5.2%	4.3%	3.1%

Statistic	2007	2008	2009	2010f	2011f	2012f	2013f	2014f
Total Employment	15,176.8	14,639.1	13,770.6	13,894.6	14,070.2	14,288.5	14,437.5	14,682.4
% change	0.4%	-3.5%	-5.9%	0.9%	1.3%	1.6%	1.0%	1.7%
Natural Resources & Mining	27.5	28.7	24.0	24.1	24.5	24.7	24.8	25.0
% change	9.1%	4.4%	-16.4%	0.4%	1.3%	0.9%	0.4%	0.9%
Construction	853.8	725.8	566.2	549.5	554.5	562.2	567.5	577.2
% change	-6.4%	-15.0%	-22.0%	-2.9%	0.9%	1.4%	1.0%	1.7%
Manufacturing	1,449.7	1,377.1	1,232.3	1,233.7	1,231.4	1,229.0	1,222.1	1,222.0
% change	-2.0%	-5.0%	-10.5%	0.1%	-0.2%	-0.2%	-0.6%	0.0%
Trade, Transport. & Utilities	2,923.9	2,749.1	2,558.3	2,615.2	2,658.9	2,705.4	2,736.2	2,786.1
% change	0.8%	-6.0%	-6.9%	2.2%	1.7%	1.8%	1.1%	1.8%
Information	474.8	468.6	446.7	458.0	462.3	467.8	470.9	476.4
% change	3.1%	-1.3%	-4.7%	2.5%	0.9%	1.2%	0.7%	1.2%
Financial Activities	878.5	826.6	781.4	779.7	786.8	797.6	804.4	815.2
% change	-5.0%	-5.9%	-5.5%	-0.2%	0.9%	1.4%	0.9%	1.3%
Prof. & Business Services	2,269.4	2,165.3	2,011.5	2,035.9	2,067.2	2,107.3	2,137.3	2,185.8
% change	0.2%	-4.6%	-7.1%	1.2%	1.5%	1.9%	1.4%	2.3%
Educ. & Health Services	1,700.5	1,746.4	1,749.8	1,792.4	1,838.9	1,890.8	1,931.5	1,986.8
% change	4.2%	2.7%	0.2%	2.4%	2.6%	2.8%	2.2%	2.9%
Leisure & Hospitality	1,574.7	1,547.1	1,470.7	1,494.5	1,514.8	1,540.7	1,556.6	1,584.3
% change	2.3%	-1.8%	-4.9%	1.6%	1.4%	1.7%	1.0%	1.8%
Other Services	516.9	499.9	468.1	474.2	481.1	488.0	492.9	500.6
% change	1.3%	-3.3%	-6.4%	1.3%	1.5%	1.4%	1.0%	1.6%
Government	2,514.4	2,514.4	2,471.0	2,445.5	2,458.0	2,483.4	2,501.9	2,531.8
% change	1.6%	0.0%	-1.7%	-1.0%	0.5%	1.0%	0.7%	1.2%

Gross State Product Growth	1.8%	0.4%	-3.2%	0.9%	1.5%	3.1%	2.2%	2.5%

Sources: BLS, California Employment Development Department, RCG

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State Demographics

Population Trends

With more than 38.5 million residents, California is the most populous state in the nation. The state represents roughly 12.5% of the national population, and its population has expanded at a 1.7% annual rate since 1970. Population growth tends to slow during recessions, as net migration to the state is typically weaker during these periods. On the flip side, population growth picks up during periods of economic health. The housing boom drove many out of the state when affordability fell too low for most households; many residents sought more affordable housing in nearby states. After averaging 1.7% annually from 2001 to 2004, population growth slowed to an average of 1.1% annually from 2005 to 2008. Population growth slowed further to 0.9% in 2009 as a result of slow net migration and weak employment fundamentals.

California is a highly desirable place to live, despite high home prices and a higher cost of living relative to the nation. Outweighing these factors are the state’s numerous parks and beaches, favorable weather, and numerous recreational opportunities, in addition to employment opportunities in a variety of industries and for a wide range of skill levels. Additionally, young people come to the state for its numerous colleges and universities. The attractive quality of life and innovative industry mix keeps many graduates within the state. In recent years, housing affordability drove some residents to other states; however, since home prices declined, affordability increased to 43.2% in 2009. This increased affordability should help drive stronger positive net migration, or at least prevent out-migration en masse as was the case during the housing boom. As employment conditions continue to improve within the next year and during the forecast period, population growth should remain steady.

The state’s population is expected to grow at an average annual rate of 1.1% from 2010 through 2050, according to projections from the California Demographic Research Unit. This amounts to an increase of more than 21.3 million people, bringing the state’s total population to 59.5 million by 2030. Ongoing population growth will continue to drive economic growth and increased demand for goods and services in tandem. This economic growth will stimulate tax revenues and contribute to the stability of the state government. Additionally, continued population growth will provide a larger pool of workers for employers to choose from, adding to the desirability of the state for employers and further contributing to innovation and economic expansion. International net migration is another source of population growth, and California is one of the top immigration destinations in the country.

Household Trends

Economic health typically fosters new household formation, and this is the case in California. The household formation rate slowed in the mid-1990s, reflecting the weaker economic environment in the state at the time, to an average of 0.7% annually from 1993 through 1996. The household formation rate increased again during the period leading up to the 2000s recession, during a period of economic health, averaging 1.0% annually from 1997 through 2000. The household formation rate slowed again in 2006 and 2007 to 0.4% annually as the California economy began to slip into recession and high home prices tempered new household formation. Household formation declined further in 2008 and 2009 to 0.6% and 0.5%, respectively, pointing to the decline in California’s economy, increase in unemployment, and increase in foreclosures. Many were forced to move in with relatives or roommates in order to save on housing costs, driving the household formation rate to turn negative.

Net Migration Trends

California’s net migration trend typically follows economic trends in the state. When employment fundamentals are positive, net migration tends to be stronger, and vice versa. Net migration turned negative in the mid-1990s as a result of the state recession, resulting in a loss of more than 408,000 people from 1993 through 1996. It turned positive again in 1997 and accelerated during the tech-boom period, averaging 339,000 people annually from 1999 through 2001. Although it slowed during the early 2000s recession, net migration remained strong, averaging 263,000 people annually from 2002 through 2004. As home prices grew more unaffordable for a majority of households during the housing boom of the mid-2000s, net migration slowed dramatically, averaging 86,000 people from 2005 through 2007. Although affordability improved, the weak economy kept net migration low, averaging just 83,000 people annually in 2008 and 2009.

Out-migration to lower cost states was the main culprit for slow net migration in recent years, particularly as people sought lower home prices during the single family housing boom. According to the Census, California was the top state for out-migration to other states from 2005 to 2007, totaling more than 948,000 people. The largest share of out migrants moved to Arizona, many of whom sought more-affordable single family homes. More than 248,000

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people migrated to Arizona during the two-year period, while Texas ranked second, with almost 245,000 people migrating there during the same period. Nonetheless, more people moved into California than moved out during this period, resulting in positive net migration, a testament to the state’s desirability as a place to live and work. Home prices in California are now much more affordable, and because California boasts an attractive quality of life, we expect net migration will increase during the forecast period.

Immigration

California is the top immigration state in the nation, with more than 227,000 documented immigrants entering the state in 2009. Immigration trends typically follow economic trends, increasing when job growth is stronger, and slowing when employment fundamentals are weak. Immigration declined by 16.7% year-over-year during 1994 and by 19.7% in 1995, reflecting the weak economic growth during the period. Immigration picked up sharply during the dot-com boom, increasing by 34.9% in 2000 and by 30.0% in 2001, again demonstrating that immigration trends mirror the economic health of the state and the availability of jobs. To further illustrate the point, immigration declined sharply following the dot-com bust, by 39.4% in 2003.

California is the first point of entry for many immigrants coming from Asia and South America. From 1984 through 2009, documented immigration averaged more than 206,000 people annually. According to the Public Policy Institute of California (PPIC), second-generation immigrants totaled approximately 7.0 million residents in 2005, or more than 19% of the state’s population that year. Second-generation immigrants are typically better educated than their parents, and earn a greater income during their lifetimes, both of which benefit California’s economy. However, a larger share of first-generation immigrants is better educated now than they were in the past few decades. According to the PPIC, 35% of immigrants who arrived between 2004 and 2007 held a degree, compared with 19% who arrived in the late 1980s. Entrepreneurship among first- and second-

generation immigrant groups is also greater than in the native-born population. According to the Ewing Marion Kauffman Foundation, immigration entrepreneurial activity increased from 0.46% to 0.51% in 2008, while the U.S.-born entrepreneurial rate increased by only 1 basis point during the same period to 0.27%, creating a wider gap between immigrant and U.S.-born entrepreneurship. These positive factors should continue to increase for the foreseeable future, further cementing California’s reputation for having a highly innovative and educated workforce, which should attract businesses to the state.

Income Trends

California boasts a highly educated workforce, with 37.2% of Californians having an associate’s degree or higher compared with 35.2% nationally in 2008. Additionally, 29.6% of Californians held a bachelor’s degree or higher, compared with 27.7% nationally. The state’s numerous colleges and universities support innovation and creativity within the state, and foster an entrepreneurial spirit. This innovation drives industry growth in a number of areas, including high technology, life sciences, and media. California’s established industries, such as trade, agriculture, and tourism, should continue to thrive in the long term as well. In addition, the state’s highly educated workforce warrants higher incomes, and California ranks in the top quartile for income levels among the 50 states.

Income per capita in California has exceeded the national rate since 1948 when recordkeeping began, by an average of 15.6% annually through 2009. As of 2009, California’s income per capita exceeded the national figure by 8.2%, at $38,721. The gap between the state and national figures was squeezed during the mid-1990s recession, with income per capita in the state exceeding the national figure by an average of 5.6% from 1993 through 1997. However, from 1998 through 2009, the gap widened and the state figure exceeded the national figure by an average of 8.9%. California’s highly innovative workforce and diverse industry mix warrants higher incomes, particularly because the state’s population is highly educated.

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Economic and Demographic Summary

California’s is an attractive place to live and work, and continued steady demographic growth will support steady economic growth through the longer term. New and existing residents are attracted to its sprawling coastline, numerous parks and beaches, warm weather, and countless recreational opportunities. The state’s continued demographic growth and innovative spirit will support new industry growth for years to come, and it will remain one of the most desirable places to live and work for the foreseeable future.

Increasing domestic migration should boost population growth during the forecast period, as should increased immigration. California is currently in an economic recovery period, but when employment fundamentals improve, we expect population growth will increase in concert. Furthermore, household formation should increase as economic stability typically prompts more people to create new households. Demographic patterns typically follow economic growth, and because California is prone to economic boom and bust cycles, so is its demographic growth. However, many factors will continue to drive people to the state including: a highly accredited state university system and numerous private universities and colleges; warm weather, numerous parks, beaches and outdoor recreational opportunities; sophisticated industries; and overall quality of life. These factors will continue to drive long-term demographic growth in California.

State Fiscal Environment

California continues to grapple with double-digit unemployment rates, ongoing corrections in the real estate market, and more frugal consumer spending, which has led to a heightened level of distress in the state’s finances. A significant proportion of state revenues are derived from three specific sources: sales and use tax, income tax, and corporate tax, each of which is closely tied to economic and business cycles and account for an estimated 94.2% of the state’s General Fund revenues in fiscal year 2010-2011. As a result, the deterioration of the state economy has had a disproportional effect on the state’s fiscal health. At the city and county level, the same drivers continue to rattle local government budgets, necessitating continued program cuts and hiring freezes in the coming fiscal year. However, despite previous talk of bankruptcy and seemingly irreparable damage to state operations and state credit ratings, the state continues to make progress and should emerge from this down period in the economic cycle. The growing concentration and anticipated growth of emerging technological industries in the state should stimulate job growth, as well as consumer spending, driving the improvements to the state economy and fiscal health of the state in the coming years. Given the cyclical nature of the economy and an anticipated economic rebound, this should result in a strong recovery in the fiscal health of the state as economic conditions at both the state and national level improve through the near-term forecast period.

Budget Challenges

The size of the economy as well as the state’s diverse and large population of residents and industries makes balancing the state budget, while appeasing a wide variety of constituents, a daunting task. Total expenditures by the state are expected to require $122.6 billion in fiscal year 2010-2011. With a gross state product approaching $2 trillion, or approximately 13% of the United State GDP in 2008, California’s ties to international trade, tourism, technological innovation, and agriculture make it one of the largest and most diverse economies in the world.

The state’s political and institutional constraints do not lend themselves to any easy solutions to the fiscal crisis. California requires a two-thirds vote, or super-majority, in order to pass changes to the budget, which generally prevents swift action in response to financial challenges. The two-thirds majority was established in an effort to prevent overspending; instead, it led to gridlock and did not prevent increased spending by the state. If the push to change the required majority is successful, the state budget process would likely become more streamlined and effective in response to changing conditions. For the 19th time in the last 25 years, California begins the 2010-2011 fiscal year with no budget in place. The same two-third super-majority that is required for budget passage and tax increases has resulted in the all-too-familiar stalemate between Democrats and Republicans and hence delay in the budget approval.

The passage of Proposition 13 in 1978 forced the legislative body of California and municipalities to rely far too heavily on income taxes and sales taxes as sources of revenue, leaving budgets vulnerable to downturns in the economic cycle – the likes of which we are experiencing today. Despite the limits placed on assessed real estate value by Proposition 13, rising housing and commercial property values in addition to the rise in job growth fueled by these industries during the boom period motivated both state and local governments to increase spending. The effects of the correction in real estate values and property tax receipts - as real estate transactions waned and reductions to personal income dramatically decreased consumer spending - forced the state legislature and local governments to tighten their belts in reaction to the decline in revenue.

The state’s initiative process also reduced the state’s ability to adapt to abrupt reductions in revenues. From the passage of Proposition 13 to the passage of Proposition 98, which mandates spending on K-12 and community college education regardless of other fiscal considerations, the referendum process has reduced the legislature’s flexibility in times of crisis. While the effects of the initiative process on the fiscal health of the state are debatable, it can be argued that direct-ballot initiatives have limited the state’s ability to raise taxes, but at the same time have forced spending mandates on the state legislature, leaving little room to maneuver during periods of economic distress.

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Adding to the state’s long-term budget concerns, a recent independent study found that the state’s three largest pension funds, CalPERS, CalSTRS, and the University of California retirement system, have a shortfall of approximately half a trillion dollars, which is several times the amount reported by the funds. Though paid slowly over a long period, the state will likely have to divert a growing amount of funding to paying off this debt over time.

Budget Solutions

Improving economic conditions through the first half of 2010, as well as the introduction of broad tax hikes, ushered in promising improvements to the state’s fiscal health. In May 2010, general fund revenue increased by $1.3 billion, a 25% increase from May 2009. While in comparison to an extremely low base, the increase in revenues can be attributed to a 12.5% increase in sales tax revenue, a 26.8% increase in corporate taxes, and a near-50% increase in personal income tax receipts from May 2009. With this trend expected to accelerate through the near-term forecast period, the rise in tax revenues will coincide with the overall economic rebound.

Despite the improving economic conditions through the first half of the year, lingering long-term debts continue to weigh on California’s financial situation. Outstanding, general fund-backed debt, which includes both general obligation bonds and legislature-authorized lease revenue bonds, surpassed $90 billion in June 2010. As of January 2010, the state’s projected general fund budget gap for fiscal year 2010-2011 was $19.9 billion. Following the adoption of $8.9 billion in Special Session solutions, the projected general fund budget gap improved to $19.1 billion by the May 2010 revision. Solutions adopted during the special session include reductions to state spending, various fund shifts, and federal funding. Additional budget solutions included the decentralization of state-run services and transfer to local governments, as well as the taxation/legalization of marijuana, which by some estimates could potentially generate $1.3 billion in tax revenue.

In order to balance the budget this coming fiscal year, social program cuts, as well as furloughs and layoffs of state employees were implemented. In the proposed 2010-2011 budget, expenditure reductions account for close to 65% of the budget gap solutions, while federal funding accounts for close to 18%. Expenditure cuts include the elimination of some child-care programs, a reduction in funding for local mental health services, and the elimination of the CalWORKs program. As a result, general fund expenditures are projected to fall 3.5% from the previous fiscal year to $83.4 billion in fiscal year 2010-2011. The proposals to close the remaining budget gap include alternative funding sources (6.7%), as well as fund shifts and other revenues (11%). This includes a $650 million loan of excise taxes on gasoline. In addition to these solutions, the creative accounting tactics in order to overcome this enormous shortfall, including the transfer of funds from other accounts to the General Fund, will have to be paid back at some point in the future.

In an effort to prevent similar collapses in the state budget, the governor is proposing permanent budget reform and the creation of a “Rainy-Day Fund” to protect state coffers for the effects of future economic downturns. While doing little to untangle the connection between state finances and the economy, this proactive approach should better prepare the state for the future recessions.

Budget Outlook

California’s resilience during previous periods of deficit spending and weak tax revenues indicates that the state economy will overcome the effects of the current fiscal crisis and will return to positive growth much like it has following previous recessions. California has survived many periods of deficit spending and weak tax revenue, signaling that the current situation is part of an ongoing pattern of up and down years for the state. The current fiscal crisis has resulted in three years of deficit General Fund spending between fiscal years 2006-2007 and 2008-2009, totaling nearly $13.9 billion. Nonetheless, the deficit between fiscal years 2000-2001 and 2001-2002 totaled $11.1 billion, and the state still emerged from the downturn with a

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four-year period of surplus. This period of turmoil occurred in synch with the tech bust, reflecting the negative impact of economic downturns on state coffers. Likewise, the state faced a five-year budget crisis beginning in fiscal year 1987-1988 and lasting through fiscal year 1992-1993, mirroring the recession of the late 1980s and early 1990s, and recovered with the improvement of the state’s economy. This period of downturn was followed by seven years of surplus, demonstrating yet again that long periods of distress can be followed by even longer periods of health for the state.

The state’s resilience during previous recessions illustrates its ability to emerge from this budget crisis. Unlike the federal budget, the heightened dependence of state revenues on the health of the economy and income levels supporting consumer spending result in cyclical changes in the state surplus or deficit which closely align with the health of the state economy. Consequently, the anticipated rise in tax revenues, resumed growth of personal incomes, and rise in consumer spending in the coming years point to both improvements in economic conditions and the fiscal health of California.

Positive Outlook for the State of California

Despite the current challenges, the state of California is in an enviable position for long-term health. The high quality of life in the state is anticipated to attract and retain both residents and businesses in the coming years, contributing to the state’s recovery. In addition to being a place where people want to live and work, the state is also home to dynamic knowledge-based industries that are expected to drive employment growth in the coming years. In fact, the state is known for its strong entrepreneurial spirit, with the existing core of businesses expected to attract new start-ups in the coming years, further contributing to hiring. Innovative clean tech, biotech, and healthcare firms are expected to be among the first to add jobs in the state, which is already the country’s largest technology hub. The development of new technologies is expected to reignite the industry, in turn causing growth to spill over into other sectors as well. Generally, the state follows a boom and bust cycle, bouncing back from recessions with sustained periods of economic expansion. While the current downturn has proven more difficult than any other in recent history, the same trend of resumed employment growth led by the state’s dynamic industries is expected to emerge in the coming years. We expect employment to stabilize in 2010, with hiring regaining momentum by 2011 and lasting through the forecast period.

Desirable Quality of Life

Despite the higher cost of living, California is a state where people want to live and work, and in turn a place where businesses want to locate. Out-migration in recent years was high because of high home prices, but more people moved into the state than moved out, nonetheless. People from around the world are attracted to the state’s quality of life and job opportunities in a variety of fields.

Immigration to California is the highest of all 50 states, and many enter the state via the H-1B visa program. These immigrants are well educated, bolstering the state’s reputation for having a highly skilled workforce.

California is the first point of entry to the country for many immigrants, particularly those from Asia and South America. Not only do these residents boost the state’s diversity profile, but they add to the demand for services and supporting employment. In addition to contributing to employment growth, immigrants also contribute to the state’s buying power. The Hispanic population represented more than $228 billion in buyer power, according to a 2009 report published by the California Business Investment Services agency, while the Asian population contributed $150 billion in buying power. The number of immigrants in the state attracts business investment as well, further contributing to the health of the state economy. As of 2008, California ranked first among all 50 states for foreign direct investment, courting more than $300 billion. We believe this trend will continue for the foreseeable future.

The state’s natural beauty, varied geography, abundance of national and state parks, temperate climate, diverse industry mix, and top-ranked post-secondary educational institutions will continue to draw people from around the world. California is also home to world-class cities, including San Francisco and Los Angeles, helping to drive tourism and attract new residents. The allure of the state and its many attractions ensures that people and businesses will continue to be drawn to California, boosting economic growth for years to come.

The economic downturn impacted California in terms of job losses and reduced output of goods and services. However, home prices fell, making homeownership more affordable than it was during the housing boom, which should drive increased net migration to the state, thus boosting economic growth. Homeowners who are able to afford their mortgages also have less incentive to move to other states, especially with home prices down. As job opportunities improve through the forecast period and beyond, the desirable quality of life California offers will draw more residents to the state. We expect net migration will accelerate through the forecast period, driving the need for additional jobs and services, boosting the economic health of the state.

Pioneering Industry Mix

California’s highly skilled and educated workforce drives innovation and entrepreneurialism in the state. More Californians have obtained a post-secondary degree than the national share of the population. Although the state unemployment rate increased dramatically during the recession, periods of high unemployment often spark increased innovation and entrepreneurship, especially in a highly educated population such as California’s. Because California is a highly desirable place to live, unemployed residents find ways to remain in the

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state and pursue small business opportunities which further support overall economic growth. Increased innovation fueled the growth of the technology industry during and after the 1990s recession, and again following the 2001 recession. The most recent recession will likely have a similar impact on innovation within the state, and the development of new ideas and products will help drive the state’s economic recovery.

The high-technology industry emerged within California, and the state is a worldwide leader in tech-related employment. Approximately one million technology workers reside in the state, accounting for nearly one-sixth of all tech-related employees nationwide. Prominent technology firms located within the state include Oracle, Apple, Hewlett-Packard, eBay, Electronic Arts, and many others, and despite the higher cost of doing business, firms are attracted to the state’s highly-educated talent pool and desirable quality of life. We expect the continued growth of the technology industry will drive economic growth in the state for the foreseeable future.

California’s established technology industry helped fuel the growth of the biotechnology industry in the state, which is highly clustered near prominent universities in both Northern and Southern California. Clean technology is also a growing subsector of the technology industry, and as demand for cleaner resources increases through the long term, this industry will continue to grow and drive economic growth. Government incentives abound for both biotechnology and clean technology innovation and investment. The National Institutes of Health awarded more than $3.2 billion in funding to institutions within the state of California in 2009 for a variety of biotechnology research initiatives, more than to any other state. This trend will likely continue to be the norm, especially as the industry grows.

Increased demand for healthcare services and innovative medical developments will fuel the biotechnology industry resulting in sustained growth in the educational and health services sector. California’s aging population fueled demand for these services throughout the recession, and it was one of the only sectors that continued to grow in many metropolitan areas during the downturn. The larger echo-boomer population will likewise drive demand for health services, and this in turn will fuel continued biotechnology development within the state.

California is the epicenter for media and entertainment, and the state’s high-technology industry is fueling innovation in this industry as well. Although other states are increasingly offering government incentives in an effort to attract motion picture and television production dollars, California remains the dominant player in this field. The industry is so established and deeply ingrained within the culture that the state will likely remain the center of the film and television industry for many years to come. The high-technology industry is working hand-in-hand with the film and television production industry. The digital arts industry is a thriving technology subsector; as film and television productions become more sophisticated, the demand for these skills will continue to increase. California’s innovative spirit is evident throughout all of its most prominent specialized industries, driving long-term economic growth in the state.

State Government Rebound

California’s large population warrants a large government services sector, and it plays an important role in providing employment and stability through social services. The housing bust and financial crisis led to weaker tax revenues during the recession and consequently massive budget cuts. However, as the economy improves and hiring picks up, government employment and program funding should improve in concert with increased tax revenues. The state’s strong high-technology presence should help fuel the economic recovery faster than in other states, as we believe this sector will be a strong driver of economic growth nationwide. Additionally, growing demand for clean tech, biotechnology and healthcare services will fuel economic growth. As the economy continues to stabilize and grow through the forecast period, tax revenues should follow suit, helping the state overcome budget shortfalls.

Positive Outlook for California

Despite the current weakness in the state’s economy, California is well poised for a strong recovery. Because the state economy is prone to booms and busts, we believe it will emerge from the current recession stronger than many other states. Additionally, the established high-technology, biotechnology, and healthcare industries will fuel sustainable long-term economic growth in the state. Traditionally, California has been home to a highly educated and innovative workforce that attracts business investment from around the world. The state’s specialized industry mix should continue to draw new businesses and people alike through the long term.

California is an attractive place to live and work, and this will continue to drive new residents to the state. The numerous highly accredited post-secondary institutions attract young people from around the world, and help drive in-migration. In turn, these institutions help drive innovation and investment within the state’s highly specialized industries. The state’s beautiful geography, numerous recreational opportunities, and desirable quality of life keep many people in the state, which drives more sustainable economic growth.

Barriers to Entry

Property development in the State of California is notoriously difficult from the builder’s perspective, as a myriad of legislative, physical and economic factors restrict or inhibit commercial and residential construction. As a result, nearly all of California’s coastal or urbanized markets are supply constrained with significant barriers to entry. While the onerous process can deter new development, the existing regulatory environment is highly favorable to existing owners of property and helps to mitigate the risk of oversupply.

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In terms of physical geography, a lack of developable land in desirable locations limits new construction. The state’s natural beauty constrains growth as much as it attracts new residents and visitors. The coastline is, for the most part, fully developed with little land available that is not built-out or designated as protected open space. The California Coastal Commission regulates development within close proximity, which in some areas can be as far as five miles, to the ocean. In some parts of the state, preserved open space and an activist residential population inhibit further growth. The vast majority of open land still present in the state is located considerable distances away from the main population centers, and thus not in ideal locations for near-term development. What little space available along the coast or in close proximity to metropolitan areas is subject to strict land use controls promulgated at the state and local levels.

Legislative procedures in the form of building codes, planning regulations and required environmental reviews have also limited the development of new office projects. This process of approvals for new development is one of the most arduous in the United States, and its complexity is scaled with the size of the development. Building codes and planning regulations are set at the municipal level and thus vary throughout the state. These regulations vary from limits on density to congestion prevention to San Francisco’s infamous Proposition K which prevents construction that will create shadows on city parks. Additionally, less formal processes such as neighborhood association reviews can significantly add to the timing and cost of new development. Environmental review is generally required at the state level by the California Environmental Quality Act (CEQA), the most stringent state-level environmental review legislation in the United States. CEQA requires that state and local agencies identify significant environmental impacts of their actions and to avoid or mitigate these impacts where feasible. The CEQA lengthens the permitting and review process for a new project in the state and many times discourages developers from building in California at all.

Most major commercial building projects are subject to full review under CEQA. Should the lead agency determine that the project could have significant environmental impacts, an Environmental Impact Report (EIR) is required if the developer does not revise project plans. Mitigation measures and alternatives to the proposed project that may reduce or avoid environmental impacts are proposed in the EIR, while also identifying the environmentally superior alternative. The lead agency may then require feasible design alternatives or mitigation measures before final project approval. Including a public review period, the CEQA environmental review process often takes a year or longer to complete, and in many cases, special interest groups or another party can—and often do—delay the process further by issuing lawsuits under CEQA’s stringent requirements.

In addition to environmental review, many municipalities, particularly in coastal or environmentally sensitive areas, adopted growth management measures to slow or altogether prohibit building activity. These regulations seek to manage density, traffic, population and the locations of new developments. While these restrictions deter outside developers, the regulations as they exist are a positive to existing owners of property and generally add to the quality of life for a given area, increasing the attractiveness of living and working in the state.

Office Market Overview

Market Conditions

California’s office market contains more than 634 million square feet of office space across the state. Approximately 55% of the total office space is located in Southern California metropolitan areas, including Los Angeles, Orange County, San Diego, Inland Empire and Ventura. The remaining 45% of the inventory is found in Northern California metropolitan areas, including San Francisco, Sacramento, Oakland and San Jose. While office space exists in other smaller metropolitan areas, the major markets represent the bulk of the institutional-grade properties and trends in these regions are representative of California as a whole.

Several factors set California’s economy apart from others. Its world-class educational and research institutions along with a diverse array of cultural and outdoor recreational opportunities help to attract and retain a highly educated and talented workforce. Its network of venture capital firms is mature, yet still dynamic. These factors combine to foster a business environment highly conducive to innovation. Despite its high costs of living and doing business, a wide variety of office-using industry clusters are located throughout California, including professional services, finance, government, media and entertainment, internet and technology, biotech and medical.

Barriers to entry in California’s office market are generally high, particularly in coastal regions. A lack of developable land inhibits large new developments in most major metropolitan areas. Restrictive building codes and extensive planning and environmental review requirements in addition to high costs associated with land and construction discourage development as well.

During the second half of the 1990s, conditions in California’s overall office market strengthened following a period of weak fundamentals associated with the early 1990s recession. Robust economic growth and job creation in the office-using employment sectors fueled rising demand for office space throughout the state during the second half of the decade. Improving fundamentals were marked by falling vacancy rates, accelerating rent growth and developers bringing large amounts of new office space to the market. Between 1991 and 2000, employment in the three main office-using sectors—professional and business services, financial activities and information services—

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expanded by 4.2% annually, totaling more than 1.0 million new jobs. By comparison, total state employment grew at an average annual rate of 2.2% during the same period.

From a high point of 18.6% in 1991, the overall vacancy rate trended downward steadily through the decade, reaching 8.9% by 2000. Suburban properties benefited most from the steadily growing demand in the 1990s. Suburban office parks were attractive at the time, particularly to technology-related firms, because space offered was flexible and scalable, parking was readily available and these locations enabled firms to create campus-like environments. As a result, the vacancy rate for suburban office properties improved to a greater extent than CBD properties. The suburban vacancy rate decreased to 7.5% in 2000, down 10.7 percentage points from 1991. By comparison, the CBD vacancy rate decreased by 9.6 percentage points to reach 8.3% in 2000.

Markets where technology-related clusters flourished during the tech-boom recorded the lowest vacancy rates during the period. San Francisco’s office vacancy rate decreased to a fourth-quarter low of 2.3% in 1999 from 14.9% in 1991. In San Jose, 2.6% of the total office space was vacant in 2000, down from 17.1% in 1990. Bay Area landlords were able to raise rents aggressively during this period, aided by strong demand and supply constraints. Office rents in San Francisco, San Jose and Oakland grew by 236%, 156% and 112%, respectively between 1995 and 2000.

To accommodate accelerating growth in office demand, particularly from technology firms, developers ramped up construction activity during the expansion phase of the property cycle. Total annual completions increased to 19.6 million square feet in 2001 from just 361,000 square feet in 1993. In total, more than 61.0 million square feet of new office came online in California between 1993 and 2001. The lion’s share of this new space was delivered in the suburbs. Furthermore, higher costs, development restrictions and difficulty assembling necessary parcels to build on were barriers to entry in CBD markets, pushing developers outside to the suburbs.

Just 4.1% of the total office space delivered in California between 1993 and 2001 was located in CBDs.

When scaled by relative size, San Jose recorded the largest construction boom in the late 1990s. Total office inventory grew by 31.5% between 1993 and 2001 with the addition of 7.8 million square feet. In Los Angeles, which is a much larger and more stable market, developers expanded total office inventory just 6.3% during the period. On the other hand, Los Angeles tied with San Francisco for the most space delivered, in absolute terms, each with a total of 10.1 million square feet between 1993 and 2001. Ventura and the Inland Empire were at the low end of the spectrum, with 1.2 million square feet and 864,000 square feet of new space completed during the same period.

With the decline in the technology industry and the onset of the early 2000s recession, office market conditions in California, along with the rest of the United States, began to deteriorate. From 2001 to 2003, total employment in the office-using sectors contracted by 6.6% in California, resulting in the elimination of approximately 224,900 positions throughout the state. Losses were concentrated, however, in the professional and business services and information services sectors; employers in the financial activities sector managed to continue expanding payrolls during the period.

As some firms cut back on non-essential space and others closed, the amount of space available on the market grew sharply. After dropping to 8.9% in 2000, California’s overall vacancy rate increased by 9.4 percentage points during the next two years to reach 18.3% in 2002. The suburban vacancy rate increased by 11.5 percentage points to 19.0%, compared with a 9.5 percentage-point increase in California’s CBDs to 17.8%.

From a regional perspective, the more volatile, tech-heavy markets in Northern California recorded the largest vacancy rate increases during the early 2000s recession. San Jose’s total office vacancy rate increased to 27.3% in 2002 from 2.6% two years earlier. The

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vacancy rate in San Francisco increased over a longer period, rising to 24.3% in 2003 from 2.3% in 1999. Markets with more stable and/ or diverse industry clusters were less volatile during this period. In Sacramento, where office demand is fueled heavily by government-related tenants, the vacancy rate increased by just 3.1 percentage points from 2000 to 2002, while the vacancy rate in Los Angeles increased by 5.8 percentage points during the same period.

California office market conditions began to turn around in the aftermath of the tech-bust around 2003; as leasing activity increased, more and more sublease space was absorbed or withdrawn, and construction activity waned. Demand was driven during the next several years by a combination of sources. Housing and mortgage-related firms grew rapidly and leased office space in areas where local housing markets boomed such as the Inland Empire, Orange County and San Diego. Other major metropolitan areas in the Bay Area, as well as Los Angeles and San Diego to varying degrees, benefited from new growth among tech-related firms of varying size, from multinationals to a new wave of venture capital-backed start-ups.

New hiring in the professional and business services, financial activities and information services sectors expanded payrolls by 6.2% in the three-year period between 2004 and 2006, representing 212,800 new jobs. Across these sectors, however, job growth was uneven during the mid-2000s expansion period. Professional and business services added 199,400 jobs between 2004 and 2007. Financial activities sector employment grew through the recession, albeit at a slower pace. Hiring picked up considerably in 2001, however, as demand heated up for financial services associated with the booming housing market. The sector added 125,000 positions statewide between 2001 and 2005. Job growth trends in the information services sector were irregular during the expansion period, as growing software, media and entertainment companies balanced the structural decline in traditional telecommunications industries. Statistics show a slight loss of less than 1,000 information services jobs between 2004 and 2007.

As a result of this strengthening demand and slowing construction completions around the state, the overall office market supply-demand balance began to improve slowly in 2003, marked by the annual vacancy rate decreasing by 0.6 percentage points to 17.7% on the year. This supply-demand balance improved further in subsequent years, as job creation ramped up and the supply response lagged. The overall vacancy rate decreased to 11.9% in 2006, 6.4 percentage points less than the previous year-end peak in 2002.

Office markets where fundamentals deteriorated the most dramatically during the early 2000s recession improved most strongly during the mid-2000s expansion period. San Francisco’s overall office vacancy rate dropped to 9.1% by 2007, 15.2 percentage points less than the cyclical high in 2003. San Jose’s vacancy rate dropped by 14.8 percentage points to 12.5% from 2002 through 2007. Other markets with a more stable tenant base or relatively quick supply response recorded vacancy rate decreases less than the overall average. San Diego’s vacancy rate dropped by just 2.7 percentage points to 8.9% in 2005 from 2002. Sacramento’s vacancy rate steadily increased during the period, mainly as a result of overbuilding.

Despite a falling vacancy rate in 2003 and 2004, average asking rents declined, reaching $24.08 per square foot in the fourth quarter of 2004. As the vacancy rate dropped appreciably off peak levels through 2005, landlords became increasingly able to leverage negotiating power on lease terms. Overall rent growth, measured on a fourth quarter-over-fourth quarter basis, accelerated through the next several years, reaching 14.5% in 2007 from 5.9% in 2005. Rent growth statewide decelerated in 2008 as new leasing slowed and large amounts of vacant space were placed on the market. The most supply-constrained markets recorded the most aggressive rent growth, primarily San Francisco, San Jose and, to some degree, Los Angeles.

The mid-2000s building cycle, has ultimately proved to be milder than the previous cycle, which started in the late 1990s and continued

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through the early 2000s—a factor of more realistic demand expectations by developers and rising construction costs. The current construction cycle began its upswing in 2005, two years after the vacancy rate started falling. Through 2009, a total of just 42.2 million square feet were completed since 2005; RCG is forecasting the trough to come in 2011. Factoring in the expected 2.8 million square feet in 2010 and 675,000 square feet in 2011, RCG expects a total of 45.6 million square feet of new office space to be delivered between 2005 and 2011, an average of 6.5 million square feet per year. RCG believes the current cycle peaked in 2008 with 11.0 million square feet delivered. By comparison, between 1997 and 2004, a total of 82.0 million square feet of office space came online in California, or an average of 10.2 million square feet per year. The previous cyclical peak came in 2001 with 19.6 million square feet delivered on the year.

By 2007, the effects of slowing demand surfaced and a lagged supply response began to overshoot market demand. California’s fourth-quarter vacancy rate was stable at 11.9% following four consecutive years of decline. Housing-boom markets led the deterioration in market fundamentals: Orange County’s and San Diego office vacancy rates increased by 4.0 and 3.4 percentage points, respectively, in 2007. By the next year, every office market in the state posted rising vacancy rates. The overall office market vacancy rate jumped to 15.0% in 2008, followed by an additional increase to 18.2% in 2009.

Declines in average asking rents usually trail a falling market, as landlords are more apt to offer concessions before lowering advertised lease rates. Furthermore, newly completed space is often priced at premium rates relative to the overall market. Nevertheless, rent growth decelerated throughout the state in 2008, rising by just 2.1% over the prior year’s levels. By 2009, every market posted falling rents, as the overall statewide average asking rent declined by 12.2%.

Outlook

RCG believes California’s office market is reaching bottom as of mid-2010. Job creation in office-using sectors, the primary leading indicator of office demand, has turned upward in the year to-date. Going forward, rising confidence and expansions by office users will likely push net absorption into positive territory in 2010, as new space is leased and sublease space is pulled off the market. The overall vacancy rate will likely stabilize at 18.3% by year-end 2010, following a two-year, 6.4 percentage-point increase.

The vacancy rate will likely be slow to move down, despite positive demand indicators, as firms expand into “shadow” space, which is office space that is not available for sublease but currently unused by the tenant. Oftentimes subleasing a block of office space may not be feasible or appropriate for the tenant, given the costs of leasing and the potential of needing to occupy the space in the near future. The overall vacancy rate in California should decrease to 17.5% in 2011. By 2012 and in the years that follow, the pace of absorption should pick up, with the vacancy rate expected to tick downward through the next several years to reach 13.1% by 2014.

Positive rent growth will likely lag the upturn in demand during the five-year forecast period. RCG is forecasting average asking rents to fall by an additional 2.5% in 2010. In the meantime, landlords are likely to phase out the generous lease concessions first — free rent and relatively high tenant improvement allowances, for instance — that became prevalent during the recent recession, which will boost effective rents in the short term. As the vacancy rate trends downward and competition for space heats up, particularly for high-quality Class A buildings, landlords will regain pricing power on rents. Following a 1.9% rise in 2011, rents should grow at an accelerating pace through the remainder of the forecast period. RCG expects the average California office asking rent to grow by 3.9% in 2012, 4.1% in 2013 and 5.3% in 2014 to end the forecast period at $31.96 per square foot.

The supply response to the market’s near- to medium-term recovery will likely be muted. As mentioned earlier, the current construction

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cycle is nearing a close, as builders finish projects already in progress and suspend others where possible. Since new construction generally lags a demand recovery, we do not expect many new buildings to break ground until at least the 2012-2013 timeframe. Furthermore, lending standards for construction loans do not show any signs of easing, especially as regional banks continue to work through legacy balance sheet problems. While it is true that construction costs fell during the recession, this is likely a short-term aberration. Rising demand for raw materials from emerging markets is expected to push wholesale price inflation during the medium-term global economic recovery. Many projects going forward will be deemed unfeasible as a result of these rapidly rising costs. A total of 5.3 million square feet of new office space is forecasted to come online in between 2012 and 2014 timeframe, far less than comparable phases in previous cycles. With a lack of much new supply coming online in the 2013-2014 timeframe, rent growth prospects in the medium term and beyond are positive.

Apartment Market Overview

Market Conditions

For almost the past 15 years, the state of California recorded a lower rental vacancy rate than the United States as a whole. The apartment market benefits from limited supply, strong demand and a low rate of single family housing affordability. Although conditions have weakened in recent years as a result of the recession, RCG expects a brisk recovery as accelerating population growth, resumed hiring, and a lack of new units coming online drive a steady reduction in the rental vacancy rate throughout California’s major metropolitan areas. In particular, a high level of immigration and growth of the baby- and echo-boomer cohorts should fuel the health of the California apartment market.

The strong demographics are a result of the long-term view that the state is an attractive place to live and work. Population growth peaked in the 1980s, with the addition of more than 5.8 million residents, up from approximately 4.5 million in the 1960s and 3.5 million in the 1970s. By 1990, the state population reached nearly 29.8 million residents. The population boom coupled with favorable tax treatment for new development spurred construction throughout the state. The number of multifamily units permitted accelerated to more than 775,000 in the 1980s from 758,000 in the 1970s and 726,000 in the 1960s.

In the 1990s, permitting activity declined significantly, particularly for multifamily properties. The removal of federal tax subsidies, a recession in the early part of the decade and the resultant declines in real estate values contributed to this trend. During the 1990s, multifamily permitting activity dropped by 71.3% from the previous decade to approximately 222,000 units. At the same time, the population of California grew by another four million residents and the economy expanded as technology companies flourished in the latter part of the decade. The combination of strong demand and little new supply caused the Census rental vacancy rate to drop to 4.9% in the fourth quarter of 1999. However, in spite of tightening market conditions, rent growth remained tepid through the 1990s, with an average annual increase in the CPI rental component of 2.0% from 1991 to 1999. Rent growth accelerated quickly thereafter, rising by 6.0% and 7.5% in 2000 and 2001, respectively.

During the past decade, multifamily permitting activity increased, albeit from a low level. Additionally, condominiums composed an increasingly large portion of permitting activity, as low interest rates and rapidly rising home prices encouraged Californians to buy rather than rent, particularly in areas such as San Diego. While new apartment supply was delivered in the past ten years, a significant number of rental units were converted to condominiums during the housing-bubble years, counteracting some of the increase in supply. From 2000 to 2009, permits for approximately 361,000 units were pulled in buildings with more than five units, representing a 62.6% increase from the prior decade. In the last few years, new construction activity fell to the lowest level since at least 1960. From 2000 to 2009, the California population increased by nearly 5.1 million people, a slowdown from the peak growth in the 1980s, but still rapid when compared with the country as a whole. Despite the slowdown in new construction, dramatic shifts in local employment caused the rental vacancy rate to more than double between 2000 and 2009. In the fourth quarter of 2009, the vacancy rate was 7.9% in California as compared with 10.7% nationally. Rent growth slowed dramatically in 2009 as well, dropping to only 0.2% growth from an annual average of 4.8% from 2000 to 2008.

Deteriorating rental market fundamentals caused by job losses and a slowdown in population growth coupled with tight credit conditions drove sharp declines in multifamily permitting in 2009 and 2010. With permits for only 8,200 units issued in 2009, multifamily permitting activity fell to its slowest year since records began in 1960. Permits for only 5,500 units were pulled year-to-date through May 2010. Despite the lack of new supply delivered recently, the

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California vacancy rate increased to 8.2% in the first quarter of 2010 from 7.9% in the fourth quarter of 2009. Much of the increase in vacant residential units is a result of significant payroll cuts and some households consolidating into shared living arrangements. Additionally, the bursting of the housing bubble created many vacant single family homes and condo units that were made available for rent. The CPI rental component decreased by 0.5% year-over-year in the first quarter of 2010 as increasing vacancies weakened landlord bargaining power.

Outlook

RCG expects the recovery in California’s economy to continue in 2010 and accelerate thereafter, fueling the rebound of the apartment market. After shedding jobs for several years, nearly 139,000 jobs were created in California during the first five months of 2010, which will help to begin the process of stabilizing rental demand. The recent turnaround in the homeownership rate will create a new normal, bolstering the number of rental households. Fueled by increasing job opportunities, higher mobility and California’s high quality of life, net migration, population growth and household formation should all accelerate through the forecast period. The positive demographic and employment prospects for the next several years, combined with continued distress in single family housing, should translate into a healthy recovery for the rental apartment market.

The current tight credit conditions and relatively weak demand fundamentals should discourage much new development in the near term, preventing any significant risk of oversupply. Permitting activity, a forward-looking indicator for new supply, is expected to average 15,000 units annually in 2010 and 2011, increasing to 27,000 units permitted per year from 2012 to 2014. The significant barriers to entry in many markets throughout the state will also constrain future development. Not only does California have geographical constraints, high land costs and few shovel-ready lots in many regions, but also strict zoning regulations, anti-growth or anti-congestion measures and a lengthy environmental impact review. Additionally, some urban areas have a neighborhood review process that can add another layer to the arduous development process. Community facilities districts are often created to fund the infrastructure necessary for new housing developments. The assessments, while applicable to multifamily as well, can have a significant impact on the own/rent decision process of prospective home buyers. The impact of this restrictive environment aids existing multifamily owners by constraining new construction and increasing the cost of single family housing ownership.

Through the remainder of this year, the leasing market should stabilize and we expect the vacancy rate to reach 7.7%. As the economy strengthens in 2011, providing job opportunities and restoring income growth that will prompt some households to de-couple, the vacancy rate should move below the 7% threshold. The continued distress within the single family market is likely to counter the increased for-sale housing affordability, which will prevent some renters from becoming homeowners and funnel many new households into the rental market. Further along the forecast horizon, the rental vacancy rate should continue to trend lower, reaching 5.6% by 2014.

Tightening market conditions should allow for rent appreciation in the near term, in addition to curtailing the deployment of leasing concessions. The growth rate of the CPI rental component should steadily increase from a recent low of 0.2% in 2009 through most of the forecast period. In 2010, we expect CPI rents to increase by 1.8% despite weak occupancy demand. As apartment units are absorbed, landlords should regain pricing power by 2011 when we expect a 4.0% increase in the CPI rental component. An economic slowdown in 2013 will constrain demand, yet rents should increase by approximately 5.0% per year between 2012 and 2014.

In the long term, RCG believes that California’s high rate of immigration and population growth, low rate of single family housing affordability and strong outlook for economic expansion should fuel demand for rental units throughout the state at level outperforming that of the nation as a whole. The attractiveness of the state as an ideal place to live and work should not be underestimated: the lifestyle, innovative industries and diverse population base will continue to attract new residents during all economic environments. Additionally, high barriers to entry for new product and a historically low level of new supply coming online in the near term should allow for tight market conditions and rapid rent growth relative to the national trend.

Retail Market Overview

Market Conditions

RCG’s universe of California metropolitan areas contained approximately 552 million square feet of retail space as of 2009. From a regional perspective, 70% of the state’s retail space is located in Southern California, including the Los Angeles, Orange County, San Diego and Inland Empire metropolitan areas. The remainder of the

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state’s retail space tracked by RCG is found in Northern California within the San Francisco, Sacramento, Oakland and San Jose metropolitan areas. The vast majority of investment-grade retail space in the state is located within these nine metropolitan areas. Therefore, RCG believes describing conditions in these regions is representative of California retail market as a whole. RCG’s positive view of California’s retail property market is based on a mix of factors. Favorable demographics, strong local drivers in the short and long term, tourism spending, and supply constraints should all support a healthy retail market as the economy expands.

As the state, national and global economic recoveries gain momentum, California retail properties are expected to perform strongly compared with other geographic areas in the future. Retail spending by both local residents and outside visitors should rebound during the next several years.

California’s $1.85 trillion economy is the eighth-largest in the world, ahead of Russia, Spain, Brazil and Canada. Nearly 38.5 million people live within its borders, more than any other state in the country. If a rough estimate of two-thirds of the state’s economy is driven directly by the consumer sector, the magnitude of retail properties required to meet the needs of California’s population is formidable. California’s consumers retrenched during the recession as home price depreciation and stock market fluctuations eroded household net worth and consumer credit dried up. However, looking ahead, RCG’s long-term view of California is positive. Its ability to attract and retain both a highly educated, innovative workforce and a diverse mix of industries bodes well for its future economic growth. Through 2014, RCG forecasts California’s total non-farm payrolls to expand by approximately 5.0%. Favorable opportunities should emerge from the rebound in consumer spending that will coincide with the economic recovery.

California is a tourism destination of choice for both U.S. residents and international visitors to the United States. The economic impact of tourism on the state’s retail market is significant: California visitors spent an estimated $87.7 billion in 2009, according to the California Travel & Tourism Commission. However the recession has negatively impacted the industry: spending fell by 10.0% in 2009. Despite these short-term effects, RCG believes California’s retail market is uniquely positioned to benefit from the post-recession rebound in tourism spending, as well as the emerging middle classes in rapidly growing economies of Asia and South America.

On the domestic front, California was the top destination of U.S. leisure travelers as of 2008, according to the California Travel & Tourism Commission, the latest data available. Features that attract visitors to the state, including a favorable year-round climate and various cultural and recreational opportunities, are stable. RCG expects that U.S. inter-state travelers will continue to prefer California as a destination into the long term.

International visitors already view California as a favorable tourist destination: approximately one in five international visitors to the United States in 2008 went to California, according to the California Travel & Tourism Commission. Residents from Mexico and Canada accounted for the largest shares of the total volume. Visitors from overseas originated largely from the United Kingdom, Japan, Germany, Australia, France, South Korea, China (excluding Hong Kong), and Taiwan.

Furthermore, RCG expects the ballooning population of middle class consumers in China and other emerging Asian countries, as well as South American countries like Brazil and Argentina, to boost tourism activity and drive retail demand in California. The state’s proximity to Asia and South America and its positive international reputation make California an ideal destination choice for this new class of world traveler. Expected rises in overall incomes and appreciation of Asian currencies to the U.S. dollar will likely amplify these effects as well.

Retail market conditions in California during the past decade have generally correlated economic cycles. The vacancy rate trended downward during the 1990s throughout the state to reach a cyclical low of 4.7% in 2000. With the tech-bust and the concurrent declines in stock markets, consumer demand slowed in the early years of the 2000s decade. Market conditions, however, were somewhat resilient to the widespread job cuts that occurred throughout the state. The overall vacancy rate increased by just 1.0 percentage point to 5.7% in 2001. The largest increase at the market level was in the Inland Empire, where the vacancy rate increased by 1.7 percentage points to 6.3% on the year.

Retail demand rebounded quickly in the following year, marked by the sharp increase in net absorption, a proxy for demand. The overall vacancy rate decreased by 0.3 percentage points to 5.4% in 2002. Through the next three years, retailers in California expanded space usage faster then developers could bring new space online. As a result, the vacancy rate continued to drop before reaching 4.0% in

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2005. San Diego, San Francisco and Los Angeles recorded retail vacancy rates less than 3.0% in 2005. The statewide vacancy rate leveled off in 2006 as construction deliveries increased markedly to 16.4 million square feet.

Landlords were generally able to raise rents during the last expansion period as high-quality space became increasingly scarce. Overall asking rents grew at an average annual rate of 5.0% from 2004 to 2008, with annual growth peaking in 2005 at 8.4%. Market-level rent growth varied. In Sacramento, for instance, asking rents grew by 13.1% in 2005 and 11.1% in 2006. Inland Empire retail rents grew by 4.9% in 2005 before jumping 22.0% in 2006. Year-over-year rent growth trends in other metropolitan areas were more moderate, highlighting the impact of the housing market on retail conditions.

During the current recession, the retail market performed relatively well when compared with other property types. However, the vacancy rate exceeded the previous cycle’s peak in 2001. The vacancy rate increased to 8.3% in 2009, up a total of 4.3 percentage points from 2006. From a regional perspective, markets with the most significant barriers to entry have tended to outperform the overall state average. In San Francisco, for instance, the vacancy rate was relatively stable during the recession and increased by just 0.3 percentage points to 2.6% by 2009. Los Angeles’s retail vacancy rate increased to 4.9% in 2009 from 2.8% in 2007. On the other hand, in markets where the housing market underwent a more pronounced boom-bust cycle, the retail vacancy rate swung higher. Sacramento’s vacancy rate jumped to 14.6% in 2009 from a low of 3.9% in 2003. In the Inland Empire, the vacancy rate increased to 11.8% by 2009 from 5.3% in 2005.

As demand softened and vacant space began to pile up throughout the state, landlords lost negotiating power on lease terms, reflected by the 7.8% decline in rents during 2009. Retail properties in Sacramento and San Diego recorded the worst declines since the beginning of the recession, at 21.7% and 15.4%, respectively. Orange County, San Francisco, Los Angeles and San Jose retail rents each dropped by less than 6.0%.

Much of the new retail development during the housing-boom period was tied closely with residential development. Many new retail centers were constructed near large housing tracts with the expectation that new homeowners would shop at them. Construction activity slowed after 2006 alongside slowing residential development. Annual deliveries decreased to approximately 6.0 million square feet in 2009, after reaching a cyclical peak in 2006 at 16.4 million square feet. Completed projects in Los Angeles, the Inland Empire and Oakland accounted for approximately 89% of all new retail space that came online in California in 2009. Construction activity in the remainder of the state slowed dramatically.

Outlook

RCG believes California’s retail market will bottom in 2010. Positive trends in retail sales and cargo volumes at California ports suggest that consumers are more confident in their personal financial situations and are loosening purse strings accordingly. Rising demand for retail space will likely follow close behind. RCG expects the vacancy rate to stabilize in 2010 at 8.4%. In the years that follow, the vacancy rate is forecasted to decrease incrementally to reach 6.0% by 2014.

Despite a stabilizing vacancy rate, landlords are not likely to have significant pricing power on rents until 2011, illustrated by the 2.7% forecasted decline in asking rents in 2010. However, effective rents, which are not quantified at the market level, should improve before asking rents. Landlords are more likely to phase-out generous concessions before increasing the asking price on a given space. Asking rents should begin growing on an annual basis by 2011. RCG forecasts rent growth to accelerate through 2014, reaching 5.2% in the final year of the forecast period, up from 2.4% in 2011.

The slowdown in new supply coming online is another positive for the market. RCG’s construction forecast calls for 2.4 million square feet of new space to come online in 2010 in California, by far the lowest single-year total since at least 1988. In the years that follow, construction will likely increase to meet rising demand. Several factors, however, should keep construction activity at relatively subdued levels compared with the historical averages. In addition to the geographic and regulatory constraints that support high land prices and make the state one of the most challenging markets in the United States for new construction, construction costs are expected to increase beyond the recession as a result of rising demand for raw materials from emerging markets in Asia. Financing for construction projects is largely unavailable and these challenging financing conditions are not likely to diminish in the near term, further constraining new development activity. Total annual deliveries are forecasted to increase to 8.8 million square feet by 2014, up from 2.6 million in 2011. The arduous development environment is expected to minimize the risk of oversupply even as construction activity increases during the forecast horizon.

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San Diego

Economy & Demographics

Employment is stabilizing in San Diego. Although payrolls declined by 2.6% year-over-year in March, 8,500 jobs were added in the first three months of the year, reflecting a turnaround from the ongoing layoffs of the past two years. In total, 101,800 jobs were cut from year-end 2007 to year-end 2009. Accordingly, the recent addition of jobs in many sectors marks a major shift in the local economy. From December to March, sectors to add jobs included trade, transportation and utilities, information services, professional and business services, educational and health services, and leisure and hospitality. Looking forward, we anticipate that the biotech, clean tech, education, and healthcare industries will be the main drivers of employment growth in the region. We expect hiring in San Diego to outpace the national recovery, with local employment growth averaging 1.5% annually between 2010 and 2014, compared with 1.2% nationally. Through the short term, employment growth will likely be slow, as layoffs taper off and hiring gradually regains strength. We expect payrolls to increase by 1.1% in 2010, with annual growth accelerating to 2.0% by 2014.

Unlike the previous boom, we anticipate that housing will play only a minor role in the expansion of the economy. Nonetheless, increased home ownership affordability compared with recent lows will likely attract new residents to the region, including many households that moved to neighboring counties at the height of the housing market, as well as baby boomers purchasing retirement homes. We expect net migration to average 10,300 residents annually between 2010 and 2014, in contrast to the average loss of 16,500 residents annually between 2003 and 2006.

Household income growth slowed in 2009, increasing by 1.6% compared with 4.9% annual average growth in 2005 through 2008. However, as the economy improves and unemployment declines, household income growth should average a more-robust 4.3% annually through 2014. Personal income growth will outpace household income growth, averaging 5.3% annually through 2014.

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The military presence in San Diego plays a large role in the local economy, with 12 Navy and Marine bases located in the region. In recent years, the population at area bases increased with the consolidation of bases in other regions. In 2010, an estimated 342,000 jobs are expected to be supported by the military presence in the area, generating an estimated economic impact of more than $24.6 billion, according to the San Diego Military Defense Council. Because of this strong military presence, many aerospace and defense manufacturing firms are located in the region, and are key drivers of the local economy. Many of these firms are located near the bases or north of the University of California, San Diego.

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The military is a stabilizing force in the local economy. Already, increased construction spending on the expansion of area bases is supporting an estimated 10,000 civilian construction jobs. Approximately $1 billion in construction is currently under way at Camp Pendleton, with a total of $4 billion in military construction projects planned for the region through fiscal year 2012.

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San Diego is a technology hub that includes firms within the biotechnology, internet, software development, and information technology industries. The biotechnology industry is the most concentrated cluster of innovation employment in the region. According to the Milken Institute, San Diego has the most geographically dense cluster of biotech employment in the world and ranked second in the nation for scientific research and development services in 2009. Firms are attracted to the region by the existing cluster of biotech companies, the highly educated workforce, and the presence of major research institutions.

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The expansion of tech firms in the region is expected to drive the recovery, with biotech and clean tech companies among the first to expand. Even during the downturn, startups still emerged in the region, with 300 new firms adding 1,070 jobs in 2009, reflecting a 13% increase from 2008. In the first quarter, venture capital investment totaled $223 million, up from $92 million during the same period a year earlier, but still down from the strong activity a few years ago. Biotech and medical device and equipment firms received 64% of the funding in the first quarter.

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The only sector to grow year-over-year in the region in March was educational and health services, which expanded by 1.6%, adding 2,300 jobs during the 12-month period. As the population grows in the coming years, especially the number of retirees, we expect demand for educational and health services to increase further, driving strong hiring in the sector. Between 2010 and 2014, we expect the educational and health services sector to grow by an average of 2.7% annually, expanding faster than any other sector in the region.

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Access to venture capital will be an important driver for hiring, particularly in the biotech and clean tech industries. We believe these industries will lead the recovery as the demand for these products continues to grow. San Diego’s desirable quality of life and access to its highly skilled workforce will also drive expansion of these industries through the long term. The rebound in venture capital investment helped drive the recent rebound in start-ups, and their hiring activity, and indicate the potential for continued growth and expansion in San Diego.

Multifamily Housing Market

Rental demand is regaining traction. In the first quarter, the Census vacancy rate, which includes all rental units, posted 8.5%, roughly unchanged from the previous quarter, and down from 9.9% a year earlier. Institutional-grade properties are facing the most competition from newly completed projects that were originally planned as luxury condos but delivered as apartments with the shift in the market. Likewise, the shadow supply of individually owned condos for rent is also putting pressure on Class A apartment properties. Nonetheless, deliveries are expected to slow through the end of 2010, helping to ease the future strain on the market. We expect the annual Census vacancy rate to post 8.8% in 2010, roughly unchanged from 8.9% in 2009. As hiring regains momentum and households feel more comfortable living apart from roommates, we expect the annual vacancy rate to decline to 8.1% in 2011 and to reach 6.0% by 2014. By comparison, the annual vacancy rate posted a low of 5.2% in 2003. Construction activity will likely be slow through the short term, climbing from 1,300 units permitted in 2010 to 4,500 units permitted in 2014. By comparison, 9,900 units were permitted in 2003. Rent growth, as measured by the CPI rent component, will likely average 3.6% annually between 2010 and 2014, increasing from 2.0% in 2010 to 4.3% in 2014.

—	Submarkets where no new units are expected to come online in 2010 will likely remain the most stable in the short term.

These supply-constrained areas include La Jolla/University City, Mira Mesa/Rancho Bernardo, National City/Chula Vista, and North Beaches.

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The demand outlook for San Diego is positive. In addition to the anticipated influx of new residents, the region is an important university and military hub, ensuring long-term rental demand. In 2010, for example, the return of the USS Carl Vinson to the Pacific Fleet is expected to bring thousands of relocated families to the region, many of which will likely rent apartment units.

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While conversions from condos to apartments added new supply to the rental market, the concentration was primarily limited to the downtown area. Despite this oversupply of condo and rental units downtown, demand is beginning to pick up in the submarket, reflecting the potential for improved fundamentals in the coming years. Downtown is finally catching on as a residential area with the growing restaurant, retail and nightlife scene helping to attract young professionals to the submarket.

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Office Market

The stabilizing economy is causing tenant demand to improve throughout San Diego’s office market in the first quarter of 2010. In the CBD, the vacancy rate decreased to 16.1% from 16.6% a quarter earlier. Despite initial signs of recovery, improvement will likely be gradual. Whereas the year-end CBD vacancy rate last bottomed at 8.6% in 2004, we do not expect it to reach the single digits again until year-end 2014, falling to 8.8%. Through the end of 2010, RCG expects occupancy losses to taper off but leasing to remain slow, leaving the vacancy rate nearly flat from the first quarter, posting 15.9% at year-end. As hiring picks up pace, the CBD vacancy rate will likely decline, with absorption gaining momentum through the remainder of the forecast period. No projects are currently in the pipeline for downtown, and we do not expect any deliveries through the forecast period. Rents in the CBD declined by 3.7% during the first quarter compared with year-end 2009, and we expect them to decline further, albeit slightly, through year-end 2010, posting a 4.0% annual drop. However, as demand increases in line with stronger hiring, we expect rent growth will accelerate through 2014. CBD rents are projected to increase by 2.1%, and then grow by a more-robust 5.8% annually from 2012 through 2014.

In the suburban office market, the vacancy rate dropped to 21.0% in the first quarter of 2010 compared with an historical high of 22.3% a quarter earlier. However, the rate is still highly elevated from the recent year-end low of 8.6% in 2005. In response to recent weakness and overbuilding during recent years, few projects are under way in the market, which should help prevent a further oversupply of available space. In 2010, RCG expects just 317,000 square feet to be delivered, down from an average of more than 1.6 million square feet completed annually between 2005 and 2008 when development was most active. Furthermore, RCG expects no deliveries to occur in the suburbs in 2011. As fundamentals improve, building will likely resume, but will remain slower than in the previous years, rising from 275,000 square feet completed in 2012 to 480,000 square feet delivered in 2014. After a significant decline in asking rents of 12.8%

year-over-year in the fourth quarter of 2009, rents were relatively flat during the first quarter through suburban office market. RCG expects the overall suburban asking rent to drop by 0.9% year-over-year in the fourth quarter of 2010. RCG expects rent growth to resume in 2011, increasing from 1.9% in 2011 to an average of 5.2% between 2012 and 2014.

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A handful of tenants relocated out of the CBD in recent quarters to take advantage of rent declines and vacancies in some of the more desirable suburban markets such as La Jolla and University Town Center, which are historically more supply-constrained markets. The downtown submarket is dominated by legal, accounting, and government-related firms that favor the downtown market for the proximity to other related companies.

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The amount of available sublease space in the CBD doubled from the fourth quarter to the first quarter, to nearly 38,000 square feet. However, this represents only 2.5% of the total space available in downtown. Local brokers report that many firms held on to their vacant space for several quarters after completing rounds of layoffs, and some of this space is slowly coming online, contributing to the increase in sublease space. From the peak in the fourth quarter of 2008, the amount of available sublease space declined by 66.7%.

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In contrast to recent years when biotech firms only leased space near UC San Diego and La Jolla, companies are beginning to occupy locations in the South County area as well, taking advantage of low lease rates and large incentives. This expansion of the biotech footprint throughout the San Diego region reflects the growing strength of the cluster and bodes well for leasing outside of the traditional biotech core in the coming years.

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Several large leases were signed in the Summit Rancho Bernardo submarket, including a 196,000 square-foot lease by Nokia, helping to bring the vacancy rate down during the first quarter. Even with the recent improvement to the overall vacancy rate, the San Diego office market still faces challenges in absorbing excess space in the near term. However, longer term, the market is poised for steady growth, particularly as the biotech and clean tech industries continue to expand, driving demand for space.

Retail Market

The retail market is beginning to show signs of recovery. In the first quarter, the vacancy rate decreased slightly to 6.2% from 6.4% a quarter earlier. Moreover, absorption totaled 110,000 square feet in the first quarter, in contrast to the average negative absorption of 378,000 square feet per quarter in 2009. We expect demand to improve gradually, causing the vacancy rate to decline to 5.8% by year-end 2010. As hiring regains momentum and consumer spending improves, the vacancy rate will likely drop further, reaching 2.4% by year-end 2014. By comparison, the most recent year-end low

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for the vacancy rate was 2.2% in both 2005 and 2006. The area is supply-constrained in many submarkets, with high barriers to entry preventing construction, helping to keep the vacancy rate low. Between 2004 and 2008, an average of 1.2 million square feet was delivered annually, with most new properties completed in outlying suburban areas. In response to the shift in the economy, deliveries dropped to 140,000 square feet in 2009. Construction activity will likely be slow in the coming years, giving the market time to absorb existing vacancies. In 2010, we expect no new space to be delivered to the market. Construction activity will likely pick up in the subsequent years, rising from 175,000 square feet completed in 2011 to 1.4 million square feet delivered in 2014. The average asking rent will likely stabilize in 2010, increasing by 1.0%, following the 15.4% drop in 2009. Between 2011 and 2014, we expect rent growth to average 4.7% annually.

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Tourists and residents alike are attracted to San Diego’s natural beauty and sprawling coastline, which helps drive retail spending in the region. Numerous tourist attractions draw visitors from around the world each year, including the San Diego Zoo, Sea World, Lego Land, numerous world-class golf courses, and the Gas Lamp quarter in downtown, among others. Visitor spending exceeded $6.9 billion in 2009, generating an economic impact of more than $15.9 billion during the same period. Visitor spending was down by 12.7% in 2009 compared with 2008 as a result of the global economic slowdown, but we expect this trend will reverse in 2010 and through the forecast period.

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The potential $753 million expansion of the convention center would bring more business and tourist dollars to the region, benefiting local retailers and helping to accommodate larger conventions. The expansion would add 200,000 square feet of meeting space, 100,000 square feet of additional meeting rooms and a third ballroom, as well as a 500-room hotel.

—	The weakest submarkets are in the suburbs, where the majority of new construction was delivered during recent years. In the first quarter, submarkets with double-digit vacancy rates included Escondido, Miramar and Oceanside. We expect outlying suburban areas to take longer to recover than the more supply-constrained central submarkets.

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Value-focused tenants are expanding in the region, leasing many of the spaces vacated in the past couple of years. Downtown, affordable restaurants are opening new locations, helping to absorb vacancies from more expensive restaurants that went out of business. Likewise, Best Buy, Kohl’s, Marshalls, Ross and Trader Joe’s are expanding in the region, easing the pressure created by the occupancy losses from big-box retailers.

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The growing population, improved hiring, and rebounding tourism should fuel healthy retail sales in the coming years, contributing to strength in the local retail market. High barriers to entry will likely help to keep many submarkets supply-constrained, further benefiting the overall vacancy rate and rent growth.

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Carmel Country Plaza is located at the intersection of Carmel Country Road and Del Mar Heights Road in San Diego. As of 2010, an estimated 66,400 people live within three miles of the property, up from 33,300 in 1990. Total households within a three-mile radius increased to an estimated 25,900 in 2010 from 13,200 in 1990. Average household income within a three-mile radius is estimated at $170,900 as of 2010, with per capita income estimated at $66,900. Retail sales within a three-mile radius of the property totaled $792.4 million in 2009.

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Rancho Carmel Plaza and Carmel Mountain Plaza are located in San Diego where Interstate 15 intersects with State Route 56 and Carmel Mountain Road, respectively, separated by a distance of approximately one mile. The population within a three-mile radius of Rancho Carmel Plaza is estimated at 116,400 as of 2010, up from 76,600 in 1990. Within a three-mile radius of Carmel Mountain Plaza, the population is estimated at 99,300, up from 73,400 in 1990. The total

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number of households located within three miles of Rancho Carmel Plaza increased to an estimated 40,300 in 2010, up from 26,200 in 1990. Within three miles of Carmel Mountain Plaza, total households grew to an estimated 36,100 in 2010, up from 26,600 in 1990. Average household income within three-mile radii of Rancho Carmel Plaza and Carmel Mountain Plaza are estimated at $117,900 and $110,000, respectively, in 2010. Per capita income within three-mile radii of Rancho Carmel Plaza and Carmel Mountain Plaza are estimated at $40,900 and $40,100, respectively. Retail sales within three-mile radii of Rancho Carmel Plaza and Carmel Mountain Plaza totaled $1.5 billion and $1.7 billion, respectively, in 2009.

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South Bay Marketplace is located in National City on Highland Avenue near its intersection with State Route 54. An estimated 174,400 people live in a three-mile radius of the property as of 2010, up from 154,300 in 1990. The total number of households located within a three-mile radius of the property increased to an estimated 51,900 in 2010, up from 47,700 in 1990. Average household income within a three-mile radius is estimated at $57,200 in 2010, with per capita income estimated at $18,100. Within a three-mile radius of the property, retail sales totaled $3.1 billion in 2009.

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Lomas Santa Fe Plaza and Solana Beach Towne Centre are located in Solana Beach where Interstate 5 intersects with Lomas Santa Fe Drive, separated by a distance of less than one mile. As of 2010, the population within a three-mile radius of Lomas Santa Fe Plaza is estimated at 41,000, up from 37,200 in 1990. Within three miles of Solana Beach Towne Centre, the population is estimated at 40,500, up from 37,000 in 1990. The total number of households within a three-mile radius of Lomas Santa Fe Plaza grew to an estimated 17,500 in 2010, up from 14,900 in 1990. Total households within a three-mile radius of Solana Beach Towne Centre increased to an estimated 17,300 in 2010, up from 14,800 in 1990. Average household income within three-mile radii of Lomas Santa Fe Plaza and Solana Beach Towne Centre is estimated $144,200 and $143,500, respectively in 2010. Per capita income within three-mile radii of Lomas Santa Fe Plaza and Solana Beach Towne Centre is estimated at $62,200 and $61,900, respectively. Within three-mile radii of Lomas Santa Fe Plaza and Solana Beach Towne Centre, retail sales totaled $765.5 million and $755.4 million, respectively, in 2009.

San Francisco

Economy & Demographics

Following a year of dramatic reductions in payroll levels across all San Francisco employment sectors, job losses decelerated through the first three months of 2010. Year-to-date job losses through March 2010 totaled roughly 1,200 jobs, which pales in comparison to the more than 24,000 jobs lost between March 2009 and December 2008. Although companies continue to reduce payroll levels and complete recently announced layoffs, the rate of job losses in the San Francisco MSA is subsiding and should eventually result in overall job growth by year-end 2010. While most companies continue to grapple with staff reductions, nascent companies in emerging tech industries are expanding payrolls, driven by the success of recent IPOs and federal funding. A destination for online gaming, social networking, and clean-tech companies, San Francisco is profiting from continuing job growth during a low period in the economic cycle. As companies regain some confidence in the market, this positive momentum should carry through the remainder of the year with total employment increasing by 0.4% in 2010, a net gain of 4,100 jobs during this 12-month period.

The lasting effects of the recession on access to credit by consumers and businesses, as well as overall spending and household net worth, will likely continue to restrain growth in the economy through the near-term forecast period. We expect fiscal turbulence at the state and local government level will lead to continued public sector layoffs and furloughs, while job losses in the construction and financial activities sectors should extend into next year as real estate construction activity remains at a relative standstill. San Francisco has a diverse economic base and employment growth is expected to accelerate to 1.2% by 2011 and 1.9% by 2014. During the 5-year forecast period, we expect the metropolitan area to regain close to 53,000 jobs or approximately 70% of all jobs lost in 2008 and 2009. The resurgence in hiring through the remainder of the year should push the unemployment rate to less than 9% by year-end 2010. While hiring should accelerate through the near term, we expect the unemployment rate to remain elevated, especially in comparison to the sub-4% levels in 2006, as previously discouraged workers reenter the labor force and payrolls expand at a moderate pace.

Population growth is estimated to have turned negative in 2009, by 0.4%. Recent job losses and a high cost of living drove many residents to lower-priced counties to the east. However, we believe the dip is

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temporary and that population growth will resume in 2011, averaging 0.8% growth annually through 2014. Household formation is expected to increase during the same period, averaging 0.7% annually. After a dip in 2008 to 0.3%, household income growth rebounded in 2009 to 2.6%. As the unemployment rate declines through the forecast period, average household income should increase by an average of 5.5% annually through 2014.

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Numerous software development firms are located within the San Francisco MSA, fitting within a range of categories, including traditional home and business software, gaming, social media, education, and multimedia design. San Francisco’s proximity to the Silicon Valley drives local growth in the industry. Start-ups are drawn to the area for its opportunities to collaborate with other firms, share vendors and customers, and access public research centers established to serve the industry. Many of these newcomers choose to locate in San Mateo County, which contains 14.4% of Bay Area high-tech employment. San Francisco County contains 9.2%, according to a 2009 study by the Bureau of Labor Statistics.

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San Francisco is a world class city that draws visitors from around the globe. In addition, Marin County is a growing tourist attraction with its numerous world-renowned wineries and organic farms, and beautiful geography. Tourism activity is slowly rebounding from 2009 lows, with total air passenger activity increasing by 3.7% in April 2010 from one year ago. The rise in activity can be attributed to growth in domestic travel; international travel through San Francisco International Airport (SFO) continued to contract during this time. However, as the global economy regains stability, international travel should increase. Countries with a growing middle class, including China and Russia, are expected to boost international tourism in the longer term.

—	Current federal investments in industries such as clean tech and biotech, where the Bay Area is particularly strong,

helps to solidify an alignment between the maturation of these industries and future growth in the regional economy. According to Clean Edge, the San Francisco Bay Area (including the Silicon Valley and the East Bay) ranked first out of the largest MSAs for clean-tech jobs. The biotechnology industry was born in the San Francisco Bay Area, and many firms have had a presence in the region for more than 30 years. Within San Francisco, many of these companies are clustered in the Mission Bay area. Both clean tech and biotechnology will continue to thrive in the Bay Area and should spur the first wave of economic growth in the MSA.

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During the first quarter of 2010, venture capital (VC) investment in the California 8th and 12th Congressional Districts, which encompass the bulk of San Francisco and San Mateo counties, totaled $480 million involving 82 deals, a slight improvement in comparison to the $460 million invested during the first quarter of 2009. Investments in biotech and software companies amounted to more than 50% of total VC investment during the first quarter of the year.

Multifamily Housing Market

The rate at which apartment rental rates declined eased through the first quarter of 2010; however, apartment owners continue to combat falling occupancy levels with discounted lease rates and flexible leasing terms. With employment opportunities still in short supply, rental unit absorption remains weak. The condo market has improved significantly in recent quarters, with sales prices stabilizing, particularly for more moderately priced units. With no major condominium projects expected to come online in the near term, we expect condominium for-sale inventory to continue to thin, resulting in price appreciation during the near-term forecast period. Rental market conditions are expected to improve through the near-term forecast period, with the Census rental vacancy rate dropping to 5.2% by 2011 and CPI rent growth expected to increase by an average of 3.8% annually during this time. As companies begin hiring after a year of sharp reductions in payroll levels, we expect the renewed demand for rental units to lead to positive rent growth. By 2014, we expect the CPI rental growth rate to approach 5% annually.

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While few condominium units are slated for delivery through the near-term forecast period, a number of major apartment projects recently completed construction or are slated for delivery in the coming months. Major apartment projects include: the rehabilitation of the Old Presidio hospital and the first phase of Trinity Place. By year-end 2010, approximately 900 market-rate apartment units are slated for completion in the San Francisco metropolitan area.

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Single family homes are highly unaffordable in the San Francisco metropolitan area, which should drive demand for rental units through the forecast period and beyond. Approximately 22.7% of households were able to afford a median-priced home in 2009, up from a recent low of 9.5% in 2005. We expect that as the median price appreciates through the forecast period, affordability will decline again, falling to 14.4% by 2014. The decreasing single family affordability will ensure that the rentership rate in the Bay Area remains high.

Office Market

The stabilizing local economy and low lease rates are driving demand for office space in San Francisco, with new and existing tenants continuing to take advantage of the soft market conditions during the first quarter. Most noticeably, the absorption of premier view space in the CBD trended upwards recently, but at significant discounts to peak rents and with a considerable amount of tenant improvement dollars. While the ongoing flight-to-quality revived demand for the CBD’s most sought-after office spaces, a vast amount of non-view, commodity space continues to languish on the market, helping to maintain the elevated vacancy rate. Although the CBD vacancy rate did trend downward 30 basis points from the end of 2009, to 12.6% in first quarter of 2010, RCG believes that since expectations exist about increasing levels of available space coming online, this will continue to place upward pressure on the vacancy rate during the year. However, RCG expects a rebound in hiring through the second half of the year as well as the advantageous leasing environment, to drive a rise in new and renewal leasing activity in the CBD. As a result, we expect the vacancy rate to improve to 12.1% by year-end 2010, and with no new construction activity expected through most of the forecast period, the CBD vacancy rate will likely return to single-digit levels by 2013. Through the near-term forecast period, with the vacancy rate still at relatively elevated levels, we expect limited upward pressure on lease rates. However, through the second half of the forecast period, lease rate growth in the CBD should accelerate, pushing the average rent back to $40 per square foot by 2013.

Outside the CBD, leasing activity in the suburban office market ticked upwards during the first quarter of 2010 – an indication that the market is making forward progress through the office market cycle. The non-CBD vacancy rate edged downwards 50 basis points during the first three months of the year to 18.2%, while the Peninsula office market also showed signs of recovery: the vacancy rate slipped by 70 basis points to 16.3% during this time. Small, nascent, tech-related companies continued to drive much of the leasing activity, taking advantage of discounted lease rates and favorable short-term, sublease contracts. While smaller companies continue to drive much of the leasing activity in the suburbs, many of the market’s larger, existing office tenants are rumored to be actively looking for opportunities to expand within the market. Following the 26.3% decline in the average non-CBD office rental rate in 2009, companies previously priced out of the San Francisco office market are now taking advantage of the current market conditions. By the end of 2010, we expect the suburban office lease rates in both the non-CBD and Peninsula office markets to decline for a second consecutive year, dropping by 1% and 3.7%, respectively. As demand for space and a more sustainable recovery takes hold into 2011, we expect the tighter market conditions to hasten improvements to lease rates and occupancy levels.

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Downtown San Francisco is home to numerous law offices, advertising, engineering, and financial firms that are major tenants supporting the CBD office market. Firms are attracted to the natural beauty of the city, and its easy access for employees via subway, ferry, automobile, or bus. The recession resulted in an increase in the vacancy rate and softer rents, but we expect an uptick in hiring during the forecast period will drive demand in downtown.

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The downsizing of many Downtown office tenants through 2009 left a considerable amount of premier, view-space vacant. Recognizing an opportunity to secure this space at deeply discounted rents, some office tenants began to lease much of this excess space. Priced at $80 to $100 per square foot at the peak of the market, these highly prized office spaces are being leased at a reported $60 per square foot, but considerable tenant improvement dollars are included in the deals.

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With more than 500,000 square feet of available sublease space slated to come to market in the second and third quarters of 2010, office tenants, primarily in the financial services industry, will execute planned office space consolidations, placing upward pressure on the vacancy rate through 2010 and into 2011. Approximately 2 million square feet of available sublease space is currently on the market, but we expect that as hiring accelerates through the forecast period, demand for this space will increase.

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Demand for built-out, creative space in the South of Market (SOMA) office submarket increased in recent quarters, driven by smaller tech companies that often prefer the flexible and more affordable short-term contracts offered on sublease office space. In the first quarter of 2010, the SOMA office vacancy rate improved to 26.4% from 28.9% at the end of 2009. Despite this improvement early in 2010, the submarket vacancy rate is still more than double the 11.8% vacancy rate observed in late 2007, while the average direct, Class-A lease rate fell to 10% during this time, reaching $34 per square foot.

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Lease renewals accounted for more than 23% of all leasing activity during the first quarter of 2010. We expect this trend to continue through the near-term forecast period as existing tenants take advantage of low lease rates and attractive tenant concessions.

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In the largest lease during the first quarter, Shutterfly agreed to occupy approximately 100,000 square feet at Bayshore Technology Park in Redwood Shores. More recently, Walmart leased 266,000 square feet of office space in the former Gap corporate campus in San Bruno in April 2010, marking one of the largest signed office leases in the Bay Area in recent years.

Retail Market

Rising asset values, a resurgence in the volatile equity markets, and increasingly positive job prospects resulted in a rise in retail activity in the early part of 2010. However, tourist-dependent retail districts continue to battle rising vacancy rates, offering tenants attractive short-term lease deals, and should continue to underperform until both incomes and tourism activity rebounds. Faced with an elevated unemployment rate, a continued deleveraging of household balance sheets, and continued stock market volatility, consumers will be forced to maintain a cautious approach to spending, dampening retail sales growth through the year. As a result, the retail vacancy rate is expected to remain at 2.6% by year-end 2010, while lease rates decline by 2.5% to roughly $32 per square foot. By 2014, as employment returns to pre-recession levels and the effects of the most recent downturn on home prices as well as household balance sheets have subsided, we expect the retail vacancy rate to return to the low-2% range, while retail rents increase by close to 4% annually.

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After sitting vacant for more than one year, the 53,400 square-foot, former Virgin Megastore in Union Square will be occupied by Forever 21. The company will reportedly pay approximately $3.5 million annually to occupy the space. The vacancy-riddled Union Square retail district was hit

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particularly hard during the most recent recession from a combination of a drop-off in tourism spending and a lack of demand for luxury items - and their high-priced boutiques. Storefronts in the retail district are slowly regaining tenants as a growing number of smaller, shorter-term leases are signed.

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Along with the completion of new housing units along the T-Third light rail, retailer Fresh & Easy will open its first San Francisco location with a 15,000 square-foot store that is part of the 140-unit condominium development, 5800 Third Street. An estimated 1,000 new residents expect to move into this Bayview neighborhood during the next year.

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In 2009, retail sales in San Francisco County slipped by 0.8% from the previous year to $9.7 billion, according to the 2010 California Retail Survey. Although negative, the decline in retail sales is an improvement from the more than 2% annual drop in 2008. In San Mateo County, retail sales fell by 1.5% in 2009 and 6.4% in 2008. According to the California Retail Survey’s relative strength index, which is based on each counties’ five-year compound growth rate of retail sales, San Francisco County was ranked fifth-strongest retail market in the state, while San Mateo County was ranked 44th.

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Economic indicators point to improving job prospects in the coming quarters, which should boost retail spending in the region as residents feel more comfortable in their employment situation. Additionally, we expect travel to the region to regain momentum, which should boost retail spending, and consequently drive retailer expansions.

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Del Monte Center is located in Monterey near State Route 1, also known as Cabrillo Highway. An estimated 53,300 people live in a three-mile radius of the property as of 2010, slightly less than 58,500 in 1990. The total number of households within a three-mile radius of the property as of 2010 is estimated at 23,500, down slightly from 24,600 in 1990. Average household income within a three-mile radius is estimated at $88,900 in 2010, with per capita income estimated at $40,200. Retail sales within a three-mile radius of the property totaled $1.6 billion in 2009.

San Antonio

Economy & Demographics

San Antonio’s economy is nearing recovery, with job losses during the three months to March 2010 totaling just 800 positions, a vast improvement from the 12,400 jobs lost during the same period in 2009. Hiring is expected to pick up through the remainder of 2010, with the metropolitan area adding 6,500 jobs from March through December, resulting in annual employment growth of 0.7%. Total employment reached bottom in February of 2010, and from the peak in July 2008, job losses totaled more than 28,000, or roughly 3.3% of total jobs—a relatively small loss compared with other major metropolitan areas. With the exception of government and educational and health services, all employment sectors suffered job losses through the recession. We believe 2010 will be a slow recovery year, but 2011 should record more robust employment growth of 1.7%, accelerating to 2.1% growth in 2012. In line with our expectation for a national economic slowdown in 2013, employment growth in San Antonio will likely slow to 1.2% that year, increasing to 1.8% growth in 2014. From 2011 through 2014, San Antonio job growth should outpace the nation. The unemployment rate increased 10 basis points to 7.4% in March compared with year-end 2009. However, we expect increased hiring will drive the rate down to 6.8% by year-end 2010. Employment growth through the forecast period should bring the rate down to 5.5% by year-end 2014.

Strong net migration to San Antonio from 2006 through 2008, averaging 34,000 people annually, was driven by low home prices, healthy employment fundamentals and San Antonio’s attractive quality of life. Net migration slowed to an estimated 16,800 people in 2009 as a result of weaker employment trends. However, we expect net migration will increase through the forecast period. Population growth in San Antonio is typically quite strong, similar to other southern metropolitan areas, averaging 2.0% annually from 2000 through 2009. Although population growth is expected to slow, it should remain strong, averaging 1.8% annual through 2014.

Average household income was nearly flat in 2009, increasing by a scant 0.2%, largely as a result of job losses. Personal income growth slowed as well, to 2.4%, compared with an average of 7.1% annually from 2005 through 2008. We expect both metrics will improve as the unemployment rate continues to decline. Personal income growth is projected to average 6.3% annually through 2014, while household income growth is expected to average 4.5% annually during the same period.

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Three military bases are located within the San Antonio metropolitan area, supporting thousands of government and civilian jobs in the region. The Base Realignment and Closure (BRAC) program will bring additional medical

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training and research facilities to the military bases and is expected to net roughly 5,000 military and civilian jobs. The realignment is expected to create an economic benefit of more than $5 billion. The government sector, which includes military positions, added 2,300 jobs in 2009, more than any other sector, representing a 2.4% annual gain. Through the first three months of 2010, sector growth was flat. The government sector is expected to drive total job growth through the forecast period, adding more than 13,200 jobs by 2014.

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Tourism is a major industry in San Antonio, as it is the home of the world-famous Alamo and the Riverwalk. Several phases of expansion are planned and under way that will eventually extend the Riverwalk nine miles south of downtown, and four miles north of downtown upon completion. The $72.1 million San Antonio River Museum Reach leg of the extension was completed in February 2010, and is expected to drive additional tourism to the area. The Mission Reach extension and improvement project to the south is in the beginning stages, and is expected to cost more than $271 million, $25 million of which will come from federal stimulus funds. These improvements to the Riverwalk will ensure its attraction for the long term, thus driving tourism and retail sales.

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The Toyota Tundra assembly plant was a boon for the manufacturing industry when it opened in 2006, driving sector job growth. In the years that followed, however, consumer preferences shifted toward fuel-efficient vehicles and a severe national recession stifled consumer spending. Tundra sales in the United States peaked in 2007 at nearly 200,000 units before sales fell by 30% in 2008 to less than 140,000 units. Sales were down an additional 42% in 2009, to just under 80,000 units. Despite slower sales, output is expected to increase in 2010 when the plant adds Tacoma production to the line, for which hiring has already begun. Although increased production will benefit local vendors and contribute to some new jobs in the area, we do not expect the gains will offset total manufacturing sector job losses. Net job losses in the manufacturing sector are expected to total roughly 500 between March and December 2010 before net losses slow to an average of 200 positions annually through 2014.

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San Antonio’s diverse economy is poised for a more rapid recovery than most metropolitan areas nationwide. Although manufacturing weakness is a concern, the sector represents less than 5% of the region’s job base and poses a relatively small threat to the recovery of the overall economy. Forbes ranked San Antonio second in its list of fastest-recovering cities in late November 2009, and in early 2010 the Brookings Institute cited San Antonio as a top economic performer. In the long run, San Antonio will continue to be a place where people want to live, work, and retire, and stable demographic growth will support economic expansion for the foreseeable future.

Multifamily Housing Market

San Antonio’s multifamily housing market is stabilizing and is expected to rebound quickly when job growth accelerates. The Census vacancy rate, which includes all rental properties, increased to 13.2% during the first quarter from 12.5% the previous quarter, but the rate is still below the historical average. Little new construction will keep the market from becoming oversupplied during the forecast period, helping to drive the vacancy rate down to 10.9% by 2014 as demand picks up. San Antonio boasts large student and military populations, and both groups drive demand for rental units. Additionally, the region has a large immigrant population, many of whom are renters. Rent growth, as measured by the CPI rental component, was 0.6% year-over-year in the first quarter. As the vacancy rate declines, rent growth should accelerate, averaging 4.0% annually through 2014. Relatively little construction activity is expected during the first half of the forecast period, with permit activity projected to average 1,300 units annually in 2010 and 2011, compared with 5,400 units on average from 2005 through 2008 at the height of the building boom. Permitting should increase thereafter, but remain below historical levels, averaging 2,600 units annually from 2012 through 2014.

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San Antonio’s large military presence serves as a constant source of demand for rental housing. Additionally, healthy net migration is typically a strong demand source in the market. During 2006, 2007 and 2008, net migration accounted for more than two-thirds of total population growth during the same period, one of the highest rates in RCG’s market universe. Net migration slowed in 2009 and is not expected to pick up again until 2012, which may weaken demand. However, because development activity is at the lowest level in several years, the drop-off in demand should not have a significant impact on market fundamentals.

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The apartment market is making a comeback after a year of weak demand. The average rental rate for units in conventional, mid-rise, and high-rise properties increased by 0.9% year-over-year to $697 per unit in May 2010, according to ALN Apartment Data. During the same period, the vacancy rate declined by 2.3 percentage points to 10.3%. Landlords had been offering several weeks worth of concessions to lure new tenants, but these offers have become fewer and fewer in recent months.

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The single family housing market is highly affordable, which poses the most significant risk to demand for multifamily housing. As job growth accelerates and incomes grow, more households may wish to purchase a home rather than rent.

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Lack of construction financing is the largest hurdle for developers and restricting new supply. Demand conditions are favorable and are expected to improve through the forecast period. Thus, developers with capital to start new projects may consider ramping up development efforts now to capitalize on renewed demand by the time projects are completed in the next 18 to 24 months.

Office Market

Office market conditions are expected to improve through 2010, after several quarters of deteriorating fundamentals. Extremely tight market conditions in the CBD in 2008 completely eroded in 2009. The vacancy rate rose to 18.3% by year-end 2009 compared with 10.1% at year-end 2008, and increased further to 18.6% as of the first quarter of 2010. Because San Antonio’s downtown office market is relatively small, with only 4.9 million square feet of space, large movements in or out of the submarket often create volatile statistics. In this case, a large block of sublease space came online during 2009 that has yet to be absorbed, driving up the overall vacancy rate. Although hiring is expected to pick up through the remainder of 2010, demand is not expected to increase downtown markedly until 2011, and the vacancy rate will likely remain in the 18% range through 2011. We expect the rate will decline steadily thereafter, falling to 15.4% by 2014. Average asking rents in the CBD declined by 3.6% in 2009 after a 2.5% decline in 2008, bringing rents back to their 2006 level. Rents were unchanged between the fourth quarter of 2009 and the first quarter of 2010. Rent growth will remain weak in 2010 and 2011, but as the market tightens, rent growth should accelerate to 2.0% in 2012, and then slow to an average of 1.6% annually in 2013 and 2014.

San Antonio’s suburban office market is stabilizing after more than 18 months of weak demand. The vacancy rate increased by 7.2 percentage points in 2008 from 10.7% at year-end 2007, and has remained near 18.0% since that time. We expect it will increase to 18.7% by year-end 2010 as a result of weak demand. However, as hiring picks up, the vacancy rate should decline through the forecast period, falling to 15.3% by 2014. A large amount of new construction was delivered in the three years ending in 2009, totaling nearly 2.5 million square feet. Nearly 1.4 million square feet were delivered in 2008 alone, which was partly to blame for the sharp rise in the vacancy rate that year. The last amount of speculative space is scheduled for delivery by year-end 2010 totaling 200,000 square feet. No projects are in the pipeline for 2011, and construction activity is expected to be minimal during the second half of the forecast period. Despite weak demand, average asking rents increased by 4.6% year-to-date

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during the first quarter to $26.92 per square foot, driven by the addition of Class A space in recent years. We expect slower rental rate increases through the forecast period, with growth averaging 1.8% annually from 2011 through 2014.

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One small Class B building is under construction in the CBD, totaling more than 21,000 square feet. This relatively small addition to the office stock in 2010 should have a minimal impact on fundamentals.

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Available sublease space in the CBD declined by 50,000 square feet between year-end 2009 and the first quarter of 2010 to 296,400 square feet. However, this is still a relatively large amount of sublease space available, representing about one-third of total vacant space downtown. Almost all of the sublease space available during the first quarter was Class A quality.

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San Antonio’s relatively small downtown office market is not always a first choice for tenants. Although rents are more competitive downtown than in the overall suburban office market, potential tenants are sometimes deterred by lack of easy highway access and congestion caused by tourists. Additionally, much of the stock downtown is older, and lacks large contiguous blocks of space that many tenants require.

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The newer Far Northwest submarket is relatively small, but growing, with only 279,000 square feet of total inventory. The addition of 200,000 square feet of space this year will nearly double the total stock. As of the first quarter, the vacancy rate was one of the highest in the suburban market at 30.1%, and it will likely rise by year-end when the new development enters the market because, as of this writing, it has not been fully pre-leased.

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Several large leases were signed in the suburban office market during the first quarter, most of which were for space in the Northwest submarket, totaling more than 115,000 square feet. Nationwide and Allstate signed two of the largest leases during the quarter.

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The amount of sublease space available in the suburban market declined by 9.0% at year-end 2009 compared with the previous year, to about 203,000 square feet, and declined further to 200,000 square feet as of the first quarter. Leasing activity picked up in several submarkets, particularly in the North Central and Northwest submarkets. During the first quarter, the vacancy rate in the North Central submarket declined to 12.7% from 14.1% a year ago. Similarly, the Northeast submarket vacancy rate declined to 17.4% from 23.0% a year ago.

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The level of speculative construction in the past several years caught up to the suburban office market in 2009, driving the vacancy rate above market equilibrium. We expect the vacancy rate will be high through the forecast period. Leasing activity is increasing, however, and with the reduction in new construction, the market should be able to absorb the excess space relatively quickly once employment growth picks up.

Retail Market

Retail market fundamentals in San Antonio weakened slightly in 2009. The vacancy rate increased to 10.1% from 9.0% at year-end 2008. Weaker demand led to a decline in the average rental rate of 3.8% to $14.35 per square foot. Construction activity slowed in 2009 to 1.4 million square feet of completions, which should help shield the market from extreme oversupply. We expect the vacancy rate will increase slightly to 10.3% by year-end 2010 as demand remains soft in 2010, mostly during the first half of the year. Similarly, rent growth will be weak, increasing only slightly to $14.48 per square foot on average, or by 0.9%. We expect that as employment growth accelerates, and consumers are more secure in their employment, retail spending will increase, supporting retailer expansion. The vacancy rate is expected to decline steadily through 2014, to 8.9%, while rents should grow by an average annual rate of 2.2% from 2011 through 2014.

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San Antonio’s retail market is supported by both tourism and local resident dollars. Small, independent restaurants and retailers line the Riverwalk and are sprinkled throughout downtown, while more upscale shopping centers can be found in residential areas.

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Retail sales were up by 5.8% year-over-year as of the first quarter of 2010 (latest data available) and up by 3.2% compared with the previous quarter. San Antonio’s unemployment rate was lower than the national rate by 2.4 percentage points as of March, and we expect it will decline through year-end, which should support greater retail spending in the region.

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Independent retailers suffered most through the recession, having a negative impact on neighborhood/strip properties. According to Marcus and Millichap, the vacancy rate for neighborhood strip properties increased by 2.0 percentage points year-over-year in the second quarter to 12.1%.

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Job growth will be the key to the retail market recovery. As consumers become more comfortable in their economic situation, and incomes grow, retail sales will increase and drive demand for retail real estate. We believe 2010 will be a recovery year, but more robust expansion is not likely to occur until 2011.

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Alamo Quarry is located on Basse Road, near its intersection with U.S. Route 281 in San Antonio. As of 2010, an estimated 116,200 people live in a three-mile radius of the property, up from 102,500 in 1990. The total number of households within a three-mile radius of the property is estimated at 46,600 in 2010, up from 42,500 in 1990. Average household income within a three-mile radius is estimated at $63,900 in 2010, with per capita income estimated at $26,000. Retail sales within a three-mile radius of the property totaled $3.1 billion in 2009.

Honolulu

Economy & Demographics

After nearly two years of job losses, Honolulu began adding jobs in September 2009, indicating that the local economy is on the rebound. From peak to trough, October 2007 through September 2009, Honolulu recorded more than 25,000 jobs losses, or 5.5% of total peak employment. From September through March 2010, the economy added 5,000 jobs, regaining 20% of the jobs lost during the recession. We expect this momentum will continue through the remainder of 2010, with total employment expected to increase by 1.0% year-over-year in December. Tourism activity, a major economic driver, suffered through the recession and resulted in job losses in the large leisure and hospitality sector. As the economic recovery gains traction, tourism should increase, and hiring in the leisure and hospitality sector should follow suit, helping drive total employment growth. The educational and health services sector, another major driver of economic growth, sustained healthy expansion through the recession, and will continue to drive overall employment growth on the island. Additionally, construction, financial activities and trade are significant employers on the island. In all, we expect total employment growth will accelerate to 1.3% in 2011 and 2012, slow to 0.7% in 2013 in line with a national economic slowdown, and pick up again in 2014 to 1.0%. The unemployment rate fell to 5.9% in March from 6.1% at year-end 2009. The unemployment rate has typically trended much lower than the national rate because of the island’s weak demographic growth and consequently smaller labor force. We expect it will decline marginally during the forecast period, but will likely remain greater than 4.5% through the duration, slightly more than historical trends.

Population growth is typically minimal, averaging 0.4% annually since 1990. Because net migration was negative since 1993, population growth is largely supported by the natural increase in the population. Household formation growth on the other hand averaged 0.9% annually since 1990. Net migration will likely remain negative through the forecast period as people continue to move off the island, but population and household growth should be positive, both averaging 0.5% annually through 2014.

Both personal income and household income growth slowed to less than 1.0% annually in 2009, largely a result of job losses. We believe that both will grow at a slightly quicker pace in 2010 as jobs begin to return to the economy. Personal income should increase at an average annual rate of 4.8% from 2011 through 2014, while household income growth is expected to average 4.2% during the same period.

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Honolulu’s government sector is its largest, composing more than one-fifth of total employment. In 2008 (latest data available), government spending accounted for 24% of the Hawaii’s $28 billion GSP and its contribution to the state’s GSP increased by 36% from 1998 to 2008. Military spending in Hawaii totals approximately $8 billion annually, and has helped keep businesses afloat despite the cutback in privately funded projects. Honolulu will receive $121 million from the federal government to renovate and

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modernize the Honolulu federal courthouse and the Prince Jonah Kuhio Kalanianaole Federal Building. In addition to supporting construction employment, this injection of funds from the American Recovery and Reinvestment Act will provide a boost to local businesses.

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The state of Hawaii is home to a large military presence, which helps to sustain economic growth in the region. The Department of Defense (DoD) has an ongoing military focus in the state since Hawaii is the westernmost point in the Pacific region of the United States, outside of Alaska. The U.S. DoD is the second-highest source of revenue for the state after the tourism industry. Total military spending in Hawaii is estimated to have a $10.1 billion impact on the state economy accounting for 92,000 jobs.

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Tourism activity is a major economic driver, and supports growth in the leisure and hospitality sector. The sector composes about 15% of total employment and is the island’s second-largest sector. Tourism also generates state tax revenue, which in turn supports the government sector. About 20% of GSP in 2008 was related to tourism, or $11.4 billion. One-third of tourism spending can be attributed to visitors from the western region of the United States., tying the health of Honolulu’s economy to economic stability, or the lack thereof in the western states. We expect tourism activity will increase in the near term, but could slow in 2013 and 2014 in line with a national economic slowdown.

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Declining demand for both residential and commercial real estate prompted a sharp drop in construction activity and construction payrolls in 2008 and 2009, which was the fastest-growing employment sector in Hawaii during the previous decade. Real construction activity statewide is estimated to have declined by 20% in 2009. However, we believe 2010 will be a recovery year for the sector as the overall economy begins to rebound. Much of this recovery depends on federal stimulus funding, however.

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The Island of Oahu, also known as the City and County of Honolulu, is the political and cultural capital of Hawaii. The island is the state’s most populous, with approximately 907,600 residents, or 70.1% of Hawaii’s population of 1.30 million people as of 2009.

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Oahu is the economic engine of the state, and Honolulu, particularly downtown, is the center of political, cultural, business, trade and travel activity for Hawaii. Honolulu is also a center of international trade and travel for the United States and Asia. The island’s main industries include tourism, construction and military, while health care, finance and trade employ a large share of the total workforce. As of June 2010, 74.3% of the state’s 587,900 jobs and 70.1% of Hawaii’s civilian labor force were located on the island of Oahu.

—	Landownership in Hawaii is highly concentrated among government agencies and private landowners. The small amount of privately held land limits development and fee simple ownership opportunities. Approximately 29% of the state’s total land is owned by government agencies, including counties, state and the federal government. Of this public land, approximately 74% is controlled by the Hawaii state government. The 10 largest private landowners control 14% of the state’s land, and the 110 largest own approximately 21%.

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Hawaii’s hotel industry is in the early stages of recovery as tourism activity gains momentum. Year-to-date through June 2010, the statewide hotel occupancy rate increased 7.5 percentage points to 69.0%, while revenue per available room (RevPAR) was up 1.2% during the same period to $118.58, according to Smith Travel Research. On the island of Oahu, occupancy was up 7.1 percentage points to 75.0% in the first half of 2010, while RevPAR grew 2.6% to $144.57. Across the country, the upscale and upper upscale segments of the market rebounded sooner than the lower- end of the spectrum, and hotels in Hawaii should react in similar fashion. Instability in other tropical North American tourist destinations, the oil spill in the Gulf and an Asian economic recovery should boost visitor volumes to Hawaii and hotel industry performance.

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Multifamily Housing Market

Accelerated job losses through much of 2009 and a trend towards more frugal living accommodations continued to detract from apartment demand, placing upward pressure on the rental vacancy rate. The Census vacancy rate increased to 6.9% in the first quarter from 5.2% in the previous quarter. However, with hiring on the rebound, the vacancy rate should decline to 6.3% in 2010, falling through the forecast period to 5.4% by 2014. The CPI rental component, our proxy for rent growth, increased by 3.2% annually in the fourth quarter 2009, despite weaker demand fundamentals. We expect steady rent growth will continue, averaging 4.0% annually through 2014.

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Honolulu’s single family housing market is the least affordable in RCG’s market universe. As of year-end 2009, only 19.6% of households could afford a median-priced home, up from a low of 8.7% in 2005 at the height of the housing boom. We expect affordability will decline through the forecast period, falling into the low teens in 2012 through 2014. The island’s low affordability rate will force many households to rent for a longer period than in other MSAs, driving demand for multifamily rental units, and ultimately steady rent growth.

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Permitting activity picked up in the first quarter, with more than 500 units permitted compared with 200 for all of 2009. Increased permitting may be a positive sign that developers are optimistic about longer-term demand. We expect permitting will average 1,300 units annually through 2014.

Office Market

The weak economy contributed to a decline in office market fundamentals in 2009 and through the first quarter of 2010. The CBD vacancy rate increased to 12.9% in the first quarter compared with 11.0% at year-end 2008 and 12.2% at year-end 2009. The average asking rental rate in the CBD declined by 4.9% in 2009, but first-quarter rents improved slightly, increasing by 1.4% compared with year-end 2009. We expect fundamentals will improve through year-end 2010 as hiring gains steam, consequently driving demand for space in downtown Honolulu. The CBD vacancy rate is expected to decline to 12.6% by year-end, although rents will likely remain soft. The vacancy rate should slowly decline through the remainder of the forecast period, falling to 10.0% by year-end 2014. CBD rent growth is expected to resume in 2011, averaging 1.7% annually through 2014. With minimal new construction in the development pipeline, supply-side pressure should remain non-existent.

Federal government spending largely sustained suburban office space demand in 2009, but was not strong enough to offset weak demand from construction, tourism, and mortgage firms; many within these industries were laid off in the past year. The suburban office vacancy rate increased by 2.7 percentage points between year-end 2008 and year-end 2009, to 11.3%, and further to 12.4% in the first quarter of 2010. We expect that demand weakness will subside through the remainder of 2010 as hiring picks up, driving the vacancy rate down to 11.9% by year-end. After contracting by 4.7% year-over- year in 2009, suburban office market rents recorded an increase of 2.8% during the first quarter. Rent growth will likely slow through the remainder of 2010, recording a small annual increase of 1.0% by year-end, and then averaging 1.4% annually from 2011 through 2014. Very little new construction is in the pipeline, which should limit supply-side pressure in the market. The suburban office vacancy rate should slowly decline to 9.5% by year-end 2014, slightly above pre-recession levels.

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The downtown tenant base includes a mix of financial services firms, tourism-related firms, and federal government tenants. Recent demand has been driven by federal spending and by firms associated with Honolulu’s rail project.

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Tenants currently have the upper hand in lease negotiations, and landlords have been offering months of free rent and generous tenant-improvement packages. As the economy recovers, we expect these deals will be fewer and fewer. However, these tactics will help to fill space, and as the market tightens, rent growth should accelerate.

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The amount of available sublease space downtown remained unchanged since the second quarter of 2009, at 1.0%. Although this indicates the market is stabilizing, landlords of non-sublease space reduced rents in order to remain competitive. We expect the trend will not continue beyond 2010.

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Some tenants are investing in office condos, viewing them as a smart investment in the depressed-pricing environment. However, these deals are not commonplace, as the initial mortgage payments are pricier than existing rents, and financing is still tight.

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Available sublease space in the suburban office market increased by 21.6% between the fourth quarter of 2009 and the first quarter of 2010. However, the amount available, at 35,600 square feet, represents a small portion of the total space available, at 0.6%. We believe that market conditions are stabilizing; sublease space will not likely increase significantly before year-end, and may even decline.

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The completion of the Kapolei Courthouse Complex will boost demand for office space from legal professionals in the already-tight West Oahu submarket. As of the first quarter, the vacancy rate in the West Oahu submarket was 1.3% compared with the overall suburban vacancy rate of 12.4%. Additionally, no sublease space was available in this submarket.

Retail Market

Honolulu’s retail market is one of the healthiest commercial real estate sectors on the island. The recession resulted in weaker spending from tourists and locals, causing some retailers to struggle, but for the most part the Honolulu retail market weathered the recession fairly well. The vacancy rate declined by 40 basis points in 2009 to 2.5%, and further to 2.2% in the first quarter of 2010. Rents continued to grow during the same period, increasing by 13.2% year- over-year in the fourth quarter of 2009, and increasing an additional 12.6% during the first quarter to $47.34 per square foot. Despite these positive indicators, we believe Honolulu’s retail market could soften slightly by year-end, as new space enters the market. The vacancy rate is projected to increase to 2.4% by year-end 2010, and the average asking rent will decline from current levels to $47.10 per square foot. As hiring picks up and the global economy improves, tourism activity will increase, as will local spending. The vacancy rate is expected to decline to 2.1% by year-end 2011, and will fluctuate between 2.0% and 3.2% through the remainder of the forecast period. Rent growth should average 2.6% annually from 2011 through 2014. Approximately 400,000 square feet of space is scheduled to deliver in 2012, and an additional 600,000 square feet is expected in 2014.

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Tourism activity helps drive retail spending in Honolulu. Although visitor volume declined in 2009 as a result of the global recession, visitor traffic should increase in line with improving economic conditions. International visitor volume to Oahu increased by 24.9% in May 2010 compared with the same month a year ago. This increase is compared with quite low numbers in 2009, which was compounded by the H1N1 influenza scare during that period. However, year-to-date, international visitor volume was up 9.7% in May compared with the same period in 2009.

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Although the majority of visitors to Hawaii are from the western United States, international visitors from Japan and Canada compose a significant share. Visitors from China are a growing group, and we believe that the growing middle-class demographic in China will result in increased tourism to Hawaii given its proximity. Year-to-date through May, visitors arriving by air from China increased by 26.6% compared with the same period in 2009.

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Waikiki retail rents remain one of the most expensive in the nation, ranking the market fifth among major metropolitan areas. Globally, Waikiki ranked 31st for most expensive retail market for tenants, with space going for an average of $300 per square foot.

—	Despite the current downturn in the Honolulu economy, the $500 million, 1.5 million square-foot, mixed-use Ka Makana

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Alii mall, is scheduled to break ground in late 2010 and reach full build-out by 2013. Under a 65-year lease agreement, the project will be built on land owned by the Department of Hawaiian Home Lands.

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The Shops at Kalakaua and Waikiki Beach Walk are located in the southeastern area of Honolulu on Kalakaua Avenue, near its intersection with Lewers Street, separated by a distance of less than one mile. An estimated 181,700 people live in a three-mile radius of The Shops at Kalakaua as of 2010, up from 175,300 in 1990. Within three miles of Waikiki Beach Walk, the population is estimated at 174,000, up from 168,600 in 1990. The total number of households within a three-mile radius of The Shops at Kalakaua is estimated at 86,600 as of 2010, up from 77,100 in 1990. Total households within a three-mile radius of Waikiki Beach Walk increased to an estimated 80,000 in 2010, up from 75,200 in 1990. Average household income within three-mile radii of The Shops at Kalakaua and Waikiki Beach Walk are estimated at $69,800 and $70,100, respectively, in 2010. Per capita income within three-mile radii of The Shops at Kalakaua and Waikiki Beach Walk are estimated at $32,600 and $32,700, respectively. \Within three-mile radii of The Shops at Kalakaua and Waikiki Beach Walk, retail sales totaled $5.6 billion and $5.5 billion, respectively, in 2009.

—

Waikele Center is located adjacent to Interstate H1 on Lumiaina Street in Waipahu. As of 2010, an estimated 106,700 people live in a three-mile radius of the property, up from 87,400 in 1990. The total number of households within a three-mile radius of the property is estimated at 30,500 in 2010, up from 24,400 in 1990. Average household income within a three-mile radius is estimated at $94,500 in 2010, with per capita income estimated at $27,600. Within a three-mile radius of the property, retail sales totaled $2.2 billion in 2009.

© 2010 Rosen Consulting Group, LLC	38

Appendix A - Comparable Property Demographics

Property Name	Address	City	State	Zip Code	2009 Households	Household Growth 2000-2009	2009 Median Household Income	2014 Households	Household Growth 2009-2014	2014 Median Household Income	Median Household Income Growth 2009-2014	2009 Household Density
Ahoskie Commons	1400 Memorial Drive East	Ahoskie	NC	27910-3926	2,645	-7.6%	$29,963	2,581	-2.4%	$31,966	6.7%	94
Alamosa Plaza	145 Craft Drive	Alamosa	CO	81101-2273	4,167	7.7%	$31,310	4,346	4.3%	$33,814	8.0%	147
Crossroads Plaza-SC	406 Highway 28 Bypass	Anderson	SC	29624-3026	13,114	0.8%	$29,843	13,341	1.7%	$31,421	5.3%	464
Claremont Plaza-Ashland	2300 Claremont Avenue	Ashland	OH	44805-4512	7,627	5.1%	$40,206	7,832	2.7%	$42,355	5.3%	270
Aurora	180 Lena Drive	Aurora	OH	44202-9202	7,641	16.5%	$63,408	8,158	6.8%	$66,443	4.8%	270
Huron Crest Plaza	850 North Van Dyke Road	Bad Axe	MI	48413-9016	1,910	-7.9%	$38,727	1,805	-5.5%	$40,831	5.4%	68
Point Plaza	12031 US Highway 19	Bayonet Point	FL	34667-2057	26,190	5.7%	$35,686	27,818	6.2%	$39,618	11.0%	926
Town Fair Center	1320 James Avenue	Bedford	IN	47421-3592	7,148	-0.8%	$35,633	7,102	-0.6%	$37,656	5.7%	253
Paul Bunyan	1401 Paul Bunyan Drive NW	Bemidji	MN	56601-4123	5,197	15.7%	$34,679	5,587	7.5%	$37,605	8.4%	184
Berlin	282 Berlin Mall Road	Berlin	VT	05602-8292	4,112	0.9%	$46,467	4,124	0.3%	$51,377	10.6%	145
Westgate	14136 Baxter Drive	Brainerd	MN	56401-3339	8,323	16.1%	$38,037	8,936	7.4%	$40,912	7.6%	294
Kmart Plaza-Brandon	1602 West Brandon Boulevard	Brandon	FL	33511-4808	31,334	32.8%	$59,063	35,842	14.4%	$63,817	8.0%	1,108
Springdale Plaza	1671 Springdale Drive	Camden	SC	29020-2079	4,326	6.0%	$45,917	4,530	4.7%	$49,327	7.4%	153
Del Prado	1420 Del Prado Boulevard	Cape Coral	FL	33990-3789	27,144	40.4%	$55,144	31,831	17.3%	$61,122	10.8%	960
Kmart Plaza-Cheboygan	1109 East State Street	Cheboygan	MI	49721-2124	2,571	-2.5%	$30,344	2,517	-2.1%	$31,645	4.3%	91
Chillicothe Place	867 North Bridge Street	Chillicothe	OH	45601-1704	10,110	0.1%	$36,732	10,122	0.1%	$38,684	5.3%	358
Glenway Crossing	5100 Glencrossing Way	Cincinnati	OH	45238-3361	50,956	0.9%	$44,027	51,160	0.4%	$47,007	6.8%	1,802
Whitewater Trade Center	2100 North Park Road	Connersville	IN	47331-2902	6,424	-6.9%	$36,243	6,160	-4.1%	$37,145	2.5%	227
Crystal River Plaza	420 North Suncoast Boulevard	Crystal River	FL	34429-5466	5,059	10.5%	$38,283	5,430	7.3%	$41,562	8.6%	179
Prairie Hills	1681 Third Avenue West	Dickinson	ND	58601-3025	6,990	3.8%	$44,716	7,149	2.3%	$50,744	13.5%	247
Pleasant Hill Plaza	1630 Pleasant Hill Road	Duluth	GA	30096-5899	34,946	24.0%	$49,531	39,189	12.1%	$49,930	0.8%	1,236
Oxford Commons	3500 Old Oxford Road	Durham	NC	27712-9416	1,148	8.9%	$67,875	1,219	6.2%	$71,356	5.1%	41
Dekalb Plaza	2692 Dekalb Pike	East Norriton	PA	19401-1833	31,358	1.3%	$59,208	31,667	1.0%	$64,234	8.5%	1,109
Kmart Plaza-Eastlake	33752 Vine Street	Eastlake	OH	44095-5100	26,440	-1.2%	$47,774	26,146	-1.1%	$50,109	4.9%	935
Elyria	841 Cleveland Street	Elyria	OH	44035-4107	22,550	3.2%	$45,194	22,960	1.8%	$47,692	5.5%	798
Hills Plaza West	2301 West 38th Street	Erie	PA	16506-4503	33,763	0.0%	$42,812	33,712	-0.2%	$45,495	6.3%	1,194
Fenton Plaza	64 Fenton Plaza	Fenton	MO	63026-4110	15,591	7.7%	$67,584	16,180	3.8%	$72,334	7.0%	551
Fern Park	6735 South US Highway 17/92	Fern Park	FL	32730-2041	35,805	1.2%	$50,320	36,892	3.0%	$54,418	8.1%	1,266
Pine Ridge Square	1401 West Main Street	Gaylord	MI	49735-8946	3,272	4.1%	$39,464	3,317	1.4%	$41,441	5.0%	116
Arrowhead Point	701 North Commercial	Harrisburg	IL	62946-3335	4,275	-3.2%	$33,524	4,226	-1.2%	$36,940	10.2%	151
Grand Vue	101 Town & Country Lane	Hazard	KY	41701-9524	3,088	6.3%	$30,093	3,104	0.5%	$33,432	11.1%	109
Kohls-Highland Heights	6235 Wilson Mills Road	Highland Heights	OH	44143-2106	22,858	-5.6%	$56,496	21,956	-4.0%	$60,255	6.7%	808
Hillsboro	1100 North High Street	Hillsboro	OH	45133-8257	3,552	3.7%	$36,226	3,607	1.6%	$39,484	9.0%	126
Copper Country	1703 Memorial Road	Houghton	MI	49931-2462	5,027	-1.0%	$30,974	4,986	-0.8%	$33,088	6.8%	178
Grand River Plaza	3599 East Grand River	Howell	MI	48843-8513	7,779	34.7%	$62,426	8,790	13.0%	$64,240	2.9%	275
North Heights Plaza	8280 Old Troy Pike	Huber Heights	OH	45424-1056	15,198	-0.7%	$54,303	15,088	-0.7%	$56,765	4.5%	538
Hutchinson	1060 Highway 15	Hutchinson	MN	55350-3157	6,311	9.7%	$48,910	6,625	5.0%	$51,947	6.2%	223
Western Plaza	2085 North Marine Boulevard	Jacksonville	NC	28546-6920	17,075	17.0%	$42,331	18,352	7.5%	$46,027	8.7%	604
Countryside Place	1879 Deerfield Road	Lebanon	OH	45036-9245	7,971	32.7%	$57,604	8,983	12.7%	$63,101	9.5%	282
Mari-Mac Village	800 Trinity Drive	Los Alamos	NM	87544-4104	5,458	4.0%	$87,409	5,577	2.2%	$96,245	10.1%	193
Macedonia Commons	8210 Macedonia Commons Blvd	Macedonia	OH	44056-1850	11,867	7.9%	$70,838	12,308	3.7%	$74,787	5.6%	420
Crossroads	2814-2822 Highway 71	Marianna	FL	32446-1883	3,890	4.5%	$36,373	4,056	4.3%	$39,554	8.7%	138
Liberty Fair	240 Commonwealth Boulevard W	Martinsville	VA	24112-1800	9,018	-5.6%	$30,436	8,718	-3.3%	$32,289	6.1%	319
Mayfield Heights 624 Alpha	624 Alpha Drive	Cleveland	OH	44143-2123	21,227	-4.3%	$54,841	20,538	-3.3%	$58,509	6.7%	751
Mayfield Heights 625 Alpha	625 Alpha Drive	Cleveland	OH	44143-2114	21,233	-4.4%	$55,096	20,543	-3.3%	$58,777	6.7%	751
Melbourne	750-850 Apollo Boulevard	Melbourne	FL	32935-5068	19,826	4.3%	$43,275	20,690	4.4%	$47,157	9.0%	701
Mentor	5960 Heisley Road	Mentor	OH	44060-1834	19,591	7.4%	$59,121	20,254	3.4%	$62,484	5.7%	693
Indian Hills	4208 East Blue Grass Road	Mount Pleasant	MI	48858-7966	12,632	17.6%	$29,603	13,527	7.1%	$31,404	6.1%	447
Times Square	42nd and Broadway	Mount Vernon	IL	62864	6,890	-2.6%	$32,629	6,801	-1.3%	$35,211	7.9%	244
Central Center	809 North 12th Street	Murray	KY	42071-1648	7,525	9.7%	$31,163	7,906	5.1%	$33,139	6.3%	266
North Pointe Plaza-SC	7400 Rivers Avenue	North Charleston	SC	29406-4644	19,867	20.4%	$44,146	21,758	9.5%	$47,740	8.1%	703
Rivertowne Square	3003 Dr Martin Luther King Jr Boulevard	New Bern	NC	28562-5211	14,617	23.0%	$40,932	15,918	8.9%	$44,647	9.1%	517
McCain Plaza	4124 East McCain Boulevard	North Little Rock	AR	72117-2523	21,535	0.5%	$47,100	21,729	0.9%	$50,798	7.9%	762
Kmart Plaza-Ocala	3711 NE Silver Springs Blvd	Ocala	FL	34470-4999	18,102	12.1%	$42,266	19,597	8.3%	$45,465	7.6%	640
Westside Crossing	5028-5290 West Colonial Dr	Orlando	FL	32808-7619	40,769	13.6%	$39,980	44,327	8.7%	$43,306	8.3%	1,442
Ormond Towne Square	1458 West Granada Boulevard	Ormond Beach	FL	32174-5919	12,660	10.0%	$46,028	13,526	6.8%	$49,469	7.5%	448
Quincy Place	1110 North Quincy Avenue	Ottumwa	IA	52501-3883	9,828	-2.2%	$36,553	9,714	-1.2%	$40,194	10.0%	348
Palafox Square	8934 Pensacola Boulevard	Pensacola	FL	32534-1927	16,201	13.1%	$43,223	17,409	7.5%	$46,511	7.6%	573
Memorial Square	1000 Memorial Drive	Pulaski	VA	24301-2920	5,511	-0.6%	$36,107	5,485	-0.5%	$40,131	11.1%	195
Valley Park Centre	3093 East Main Street	Russellville	AR	72802-9643	7,639	10.5%	$30,806	8,084	5.8%	$32,704	6.2%	270
Fairview Station	621 Fairview Road	Simpsonville	SC	29680-7501	12,252	28.4%	$60,069	13,791	12.6%	$64,364	7.2%	433
Mariner Square	13050 Cortez Boulevard	Spring Hill	FL	34613-4854	13,276	43.7%	$39,715	15,608	17.6%	$44,595	12.3%	470
Stone Mountain	5615 Memorial Drive	Stone Mountain	GA	30083-3256	37,365	1.3%	$45,038	38,140	2.1%	$46,235	2.7%	1,322
Streetsboro	3000 Crane Drive	Streetsboro	OH	44241	7,075	15.3%	$60,123	7,521	6.3%	$62,857	4.5%	250
North Pointe Plaza-FL	15001-15233 North Dale Mabry	Tampa	FL	33618-1816	32,170	9.8%	$61,057	34,458	7.1%	$65,753	7.7%	1,138
Town N’Country Promenade	7021 West Waters Avenue	Tampa	FL	33634-2203	39,246	12.3%	$49,463	42,315	7.8%	$53,932	9.0%	1,388
Tarpon Square	41232 US Highway 19 North	Tarpon Springs	FL	34689-5106	23,011	14.1%	$45,809	24,810	7.8%	$49,865	8.9%	814
Tiffin Mall	870 West Market Street	Tiffin	OH	44883-2567	8,623	-2.2%	$40,441	8,513	-1.3%	$43,014	6.4%	305
Trinidad Plaza	2202 Freedom Road	Trinidad	CO	81082-1212	3,926	3.2%	$34,485	4,074	3.8%	$38,846	12.6%	139
West Towne Plaza	441 North Duncan Bypass	Union	SC	29379-8665	5,098	-6.4%	$32,571	4,887	-4.1%	$34,637	6.3%	180
Kmart Plaza-West 65th	3250 West 65th Street	Cleveland	OH	44102-5745	63,674	-8.2%	$33,079	60,349	-5.2%	$34,933	5.6%	2,252
Pamlico Plaza	536 Pamlico Plaza	Washington	NC	27889-3337	5,633	8.8%	$30,140	5,896	4.7%	$32,267	7.1%	199
Kmart Plaza-Waterbury	899 Wolcott Street	Waterbury	CT	06705-1301	37,466	0.1%	$38,783	37,531	0.2%	$42,021	8.3%	1,325
Watertown	1300 Ninth Avenue SE	Watertown	SD	57201-5399	7,825	3.2%	$40,343	8,001	2.3%	$44,102	9.3%	277
Pasco Square	7201 Country Road 54	New Port Richey	FL	34653-6106	34,144	15.4%	$40,917	37,462	9.7%	$45,183	10.4%	1,208
West Bay Plaza	30100 Detroit Road	Westlake	OH	44145-1945	19,119	3.0%	$80,238	19,257	0.7%	$85,655	6.8%	676
South Ridge	1025 South South Street	Wilmington	OH	45177-2923	5,989	8.6%	$40,572	6,238	4.2%	$42,900	5.7%	212
University Centre	354 South College Road	Wilmington	NC	28403-1632	24,902	17.0%	$38,893	27,203	9.2%	$41,666	7.1%	881
Apple Blossom Corners	2190 South Pleasant Valley	Winchester	VA	22601-7003	16,046	17.0%	$48,535	17,358	8.2%	$54,801	12.9%	568
Northland	1635 Oxford Street	Worthington	MN	56187-1896	4,148	-5.4%	$46,431	4,042	-2.6%	$51,080	10.0%	147
Kmart Plaza-Zanesville	3431 North Maple Avenue	Zanesville	OH	43701-1340	8,471	0.3%	$39,675	8,470	0.0%	$42,227	6.4%	300
Allwood	1189 Broad Street	Clifton	NJ	07013-3327	69,195	-4.5%	$63,846	67,781	-2.0%	$67,910	6.4%	2,447
Andorra	8500 Henry Avenue	Philadelphia	PA	19128-2111	36,694	-0.9%	$67,347	36,503	-0.5%	$72,895	8.2%	1,298

Property Name	Address	City	State	Zip Code	2010 Households	Household Growth 2000-2010	2010 Median HH Income	2015 Households	Household Growth 2010-2015	2015 Median Household Income	Median Household Income Growth 2010-2015	2010 Household Density
Ahoskie Commons	1400 Memorial Drive East	Ahoskie	NC	27910-3926	2,426	-11.8%	$28,546	2,321	-4.3%	$29,354	2.8%	86
Alamosa Plaza	145 Craft Drive	Alamosa	CO	81101-2273	4,199	8.5%	$31,779	4,341	3.4%	$33,688	6.0%	149
Crossroads Plaza-SC	406 Highway 28 Bypass	Anderson	SC	29624-3026	13,389	2.5%	$30,983	13,583	1.5%	$32,312	4.3%	474
Claremont Plaza-Ashland	2300 Claremont Avenue	Ashland	OH	44805-4512	7,648	5.6%	$41,693	7,762	1.5%	$43,552	4.5%	270
Aurora	180 Lena Drive	Aurora	OH	44202-9202	7,729	18.8%	$64,508	8,127	5.2%	$66,539	3.1%	273
Huron Crest Plaza	850 North Van Dyke Road	Bad Axe	MI	48413-9016	1,858	-10.8%	$39,214	1,725	-7.2%	$40,579	3.5%	66
Point Plaza	12031 US Highway 19	Bayonet Point	FL	34667-2057	26,068	5.4%	$35,494	28,149	8.0%	$38,380	8.1%	922
Town Fair Center	1320 James Avenue	Bedford	IN	47421-3592	7,240	-0.3%	$35,824	7,158	-1.1%	$37,152	3.7%	256
Paul Bunyan	1401 Paul Bunyan Drive NW	Bemidji	MN	56601-4123	5,336	19.2%	$36,741	5,696	6.8%	$39,315	7.0%	189
Berlin	282 Berlin Mall Road	Berlin	VT	05602-8292	3,973	0.2%	$48,259	3,928	-1.1%	$53,510	10.9%	141
Westgate	14136 Baxter Drive	Brainerd	MN	56401-3339	8,064	13.5%	$37,893	8,456	4.9%	$39,533	4.3%	285
Kmart Plaza-Brandon	1602 West Brandon Boulevard	Brandon	FL	33511-4808	31,864	34.9%	$59,553	35,570	11.6%	$63,210	6.1%	1,127
Springdale Plaza	1671 Springdale Drive	Camden	SC	29020-2079	4,396	7.5%	$45,998	4,556	3.6%	$48,713	5.9%	155
Del Prado	1420 Del Prado Boulevard	Cape Coral	FL	33990-3789	25,522	31.3%	$56,282	29,850	17.0%	$61,661	9.6%	903
Kmart Plaza-Cheboygan	1109 East State Street	Cheboygan	MI	49721-2124	2,458	-5.8%	$30,121	2,341	-4.8%	$30,615	1.6%	87
Chillicothe Place	867 North Bridge Street	Chillicothe	OH	45601-1704	10,336	0.3%	$37,135	10,269	-0.7%	$38,249	3.0%	366
Glenway Crossing	5100 Glencrossing Way	Cincinnati	OH	45238-3361	50,309	-0.7%	$44,773	49,804	-1.0%	$46,813	4.6%	1,779
Whitewater Trade Center	2100 North Park Road	Connersville	IN	47331-2902	6,442	-6.6%	$34,633	6,197	-3.8%	$34,627	0.0%	228
Crystal River Plaza	420 North Suncoast Boulevard	Crystal River	FL	34429-5466	5,149	12.3%	$38,811	5,491	6.6%	$41,256	6.3%	182
Prairie Hills	1681 Third Avenue West	Dickinson	ND	58601-3025	7,072	5.0%	$45,734	7,195	1.7%	$51,583	12.8%	250
Pleasant Hill Plaza	1630 Pleasant Hill Road	Duluth	GA	30096-5899	34,946	22.5%	$50,710	38,992	11.6%	$50,944	0.5%	1,236
Oxford Commons	3500 Old Oxford Road	Durham	NC	27712-9416	1,245	14.5%	$70,130	1,343	7.9%	$74,087	5.6%	44
Dekalb Plaza	2692 Dekalb Pike	East Norriton	PA	19401-1833	31,695	2.6%	$60,844	31,844	0.5%	$64,705	6.3%	1,121
Kmart Plaza-Eastlake	33752 Vine Street	Eastlake	OH	44095-5100	26,537	-1.0%	$48,842	26,178	-1.4%	$50,789	4.0%	939
Elyria	841 Cleveland Street	Elyria	OH	44035-4107	22,561	2.7%	$46,348	22,599	0.2%	$48,261	4.1%	798
Hills Plaza West	2301 West 38th Street	Erie	PA	16506-4503	33,929	0.6%	$43,831	33,698	-0.7%	$46,010	5.0%	1,200
Fenton Plaza	64 Fenton Plaza	Fenton	MO	63026-4110	15,368	8.0%	$68,524	15,799	2.8%	$72,795	6.2%	544
Fern Park	6735 South US Highway 17/92	Fern Park	FL	32730-2041	35,712	0.8%	$51,602	36,766	3.0%	$54,594	5.8%	1,263
Pine Ridge Square	1401 West Main Street	Gaylord	MI	49735-8946	3,200	1.2%	$40,396	3,148	-1.6%	$41,611	3.0%	113
Arrowhead Point	701 North Commercial	Harrisburg	IL	62946-3335	4,265	-3.6%	$33,295	4,164	-2.4%	$35,454	6.5%	151
Grand Vue	101 Town & Country Lane	Hazard	KY	41701-9524	2,970	5.9%	$30,083	3,013	1.5%	$32,532	8.1%	105
Kohls-Highland Heights	6235 Wilson Mills Road	Highland Heights	OH	44143-2106	22,431	-6.5%	$57,577	21,394	-4.6%	$60,765	5.5%	793
Hillsboro	1100 North High Street	Hillsboro	OH	45133-8257	3,446	0.9%	$36,006	3,415	-0.9%	$38,086	5.8%	122
Copper Country	1703 Memorial Road	Houghton	MI	49931-2462	5,109	0.4%	$31,246	5,098	-0.2%	$32,522	4.1%	181
Grand River Plaza	3599 East Grand River	Howell	MI	48843-8513	7,740	33.0%	$64,171	8,383	8.3%	$65,995	2.8%	274
North Heights Plaza	8280 Old Troy Pike	Huber Heights	OH	45424-1056	15,065	-1.7%	$55,056	14,756	-2.1%	$56,810	3.2%	533
Hutchinson	1060 Highway 15	Hutchinson	MN	55350-3157	6,297	9.2%	$51,279	6,494	3.1%	$54,148	5.6%	223
Western Plaza	2085 North Marine Boulevard	Jacksonville	NC	28546-6920	17,724	17.3%	$43,938	18,712	5.6%	$47,040	7.1%	627
Countryside Place	1879 Deerfield Road	Lebanon	OH	45036-9245	7,821	30.0%	$58,720	8,639	10.5%	$63,436	8.0%	277
Mari-Mac Village	800 Trinity Drive	Los Alamos	NM	87544-4104	5,239	-0.2%	$89,825	5,150	-1.7%	$97,261	8.3%	185
Macedonia Commons	8210 Macedonia Commons Blvd	Macedonia	OH	44056-1850	12,030	8.8%	$72,214	12,325	2.5%	$75,788	4.9%	425
Crossroads	2814-2822 Highway 71	Marianna	FL	32446-1883	3,895	6.9%	$36,205	4,033	3.5%	$38,157	5.4%	138
Liberty Fair	240 Commonwealth Boulevard W	Martinsville	VA	24112-1800	8,929	-6.7%	$30,044	8,526	-4.5%	$30,988	3.1%	316
Mayfield Heights 624 Alpha	624 Alpha Drive	Cleveland	OH	44143-2123	20,871	-4.9%	$55,904	20,079	-3.8%	$59,075	5.7%	738
Mayfield Heights 625 Alpha	625 Alpha Drive	Cleveland	OH	44143-2114	21,144	-5.0%	$56,099	20,331	-3.9%	$59,263	5.6%	748
Melbourne	750-850 Apollo Boulevard	Melbourne	FL	32935-5068	19,632	2.6%	$43,396	20,261	3.2%	$46,194	6.4%	694
Mentor	5960 Heisley Road	Mentor	OH	44060-1834	19,653	8.4%	$60,484	20,165	2.6%	$63,259	4.6%	695
Indian Hills	4208 East Blue Grass Road	Mount Pleasant	MI	48858-7966	12,724	18.8%	$28,971	13,320	4.7%	$29,874	3.1%	450
Times Square	42nd and Broadway	Mount Vernon	IL	62864	6,894	-2.4%	$32,999	6,751	-2.1%	$34,701	5.2%	244
Central Center	809 North 12th Street	Murray	KY	42071-1648	7,781	13.8%	$32,287	8,146	4.7%	$34,227	6.0%	275
North Pointe Plaza-SC	7400 Rivers Avenue	North Charleston	SC	29406-4644	20,605	24.6%	$45,434	22,798	10.6%	$48,478	6.7%	729
Rivertowne Square	3003 Dr Martin Luther King Jr Boulevard	New Bern	NC	28562-5211	14,155	19.7%	$41,460	14,975	5.8%	$44,017	6.2%	501
McCain Plaza	4124 East McCain Boulevard	North Little Rock	AR	72117-2523	21,360	0.0%	$48,054	21,446	0.4%	$51,231	6.6%	755
Kmart Plaza-Ocala	3711 NE Silver Springs Blvd	Ocala	FL	34470-4999	18,460	15.4%	$42,456	20,144	9.1%	$44,608	5.1%	653
Westside Crossing	5028-5290 West Colonial Dr	Orlando	FL	32808-7619	39,897	10.9%	$40,425	43,082	8.0%	$42,939	6.2%	1,411
Ormond Towne Square	1458 West Granada Boulevard	Ormond Beach	FL	32174-5919	12,996	12.8%	$47,268	13,811	6.3%	$50,032	5.8%	460
Quincy Place	1110 North Quincy Avenue	Ottumwa	IA	52501-3883	9,712	-2.7%	$36,431	9,511	-2.1%	$38,986	7.0%	343
Palafox Square	8934 Pensacola Boulevard	Pensacola	FL	32534-1927	16,312	13.6%	$43,378	17,249	5.7%	$45,966	6.0%	577
Memorial Square	1000 Memorial Drive	Pulaski	VA	24301-2920	5,338	-2.8%	$34,550	5,204	-2.5%	$37,190	7.6%	189
Valley Park Centre	3093 East Main Street	Russellville	AR	72802-9643	7,873	14.6%	$31,574	8,364	6.2%	$32,962	4.4%	278
Fairview Station	621 Fairview Road	Simpsonville	SC	29680-7501	12,571	35.5%	$60,633	14,064	11.9%	$63,877	5.4%	445
Mariner Square	13050 Cortez Boulevard	Spring Hill	FL	34613-4854	13,445	44.1%	$38,741	15,337	14.1%	$42,302	9.2%	476
Stone Mountain	5615 Memorial Drive	Stone Mountain	GA	30083-3256	37,757	2.0%	$45,726	38,292	1.4%	$46,443	1.6%	1,335
Streetsboro	3000 Crane Drive	Streetsboro	OH	44241	6,947	17.0%	$61,050	7,261	4.5%	$62,742	2.8%	246
North Pointe Plaza-FL	15001-15233 North Dale Mabry	Tampa	FL	33618-1816	31,440	7.1%	$61,567	33,510	6.6%	$65,134	5.8%	1,112
Town N’Country Promenade	7021 West Waters Avenue	Tampa	FL	33634-2203	38,996	11.6%	$49,909	41,997	7.7%	$53,146	6.5%	1,379
Tarpon Square	41232 US Highway 19 North	Tarpon Springs	FL	34689-5106	22,862	12.4%	$46,167	24,431	6.9%	$49,487	7.2%	809
Tiffin Mall	870 West Market Street	Tiffin	OH	44883-2567	8,654	-1.8%	$41,314	8,474	-2.1%	$43,312	4.8%	306
Trinidad Plaza	2202 Freedom Road	Trinidad	CO	81082-1212	3,922	2.8%	$34,979	4,010	2.2%	$38,540	10.2%	139
West Towne Plaza	441 North Duncan Bypass	Union	SC	29379-8665	5,134	-4.5%	$32,141	4,965	-3.3%	$33,331	3.7%	182
Kmart Plaza-West 65th	3250 West 65th Street	Cleveland	OH	44102-5745	62,372	-9.0%	$33,354	58,781	-5.8%	$34,762	4.2%	2,206
Pamlico Plaza	536 Pamlico Plaza	Washington	NC	27889-3337	5,635	9.4%	$31,147	5,846	3.7%	$32,778	5.2%	199
Kmart Plaza-Waterbury	899 Wolcott Street	Waterbury	CT	06705-1301	37,772	0.5%	$39,767	37,572	-0.5%	$41,891	5.3%	1,336
Watertown	1300 Ninth Avenue SE	Watertown	SD	57201-5399	7,843	3.4%	$40,179	7,910	0.9%	$42,767	6.4%	277
Pasco Square	7201 Country Road 54	New Port Richey	FL	34653-6106	33,662	14.4%	$41,123	37,355	11.0%	$44,555	8.3%	1,191
West Bay Plaza	30100 Detroit Road	Westlake	OH	44145-1945	18,817	2.1%	$81,379	18,658	-0.8%	$86,076	5.8%	666
South Ridge	1025 South South Street	Wilmington	OH	45177-2923	5,969	9.6%	$41,136	6,161	3.2%	$42,583	3.5%	211
University Centre	354 South College Road	Wilmington	NC	28403-1632	24,997	18.8%	$40,032	26,983	7.9%	$42,200	5.4%	884
Apple Blossom Corners	2190 South Pleasant Valley	Winchester	VA	22601-7003	16,002	17.4%	$49,489	17,030	6.4%	$55,123	11.4%	566
Northland	1635 Oxford Street	Worthington	MN	56187-1896	4,229	-3.2%	$45,452	4,136	-2.2%	$48,920	7.6%	150
Kmart Plaza-Zanesville	3431 North Maple Avenue	Zanesville	OH	43701-1340	8,444	0.1%	$40,212	8,364	-1.0%	$41,846	4.1%	299
Allwood	1189 Broad Street	Clifton	NJ	07013-3327	69,675	-4.1%	$64,951	67,979	-2.4%	$68,351	5.2%	2,464
Andorra	8500 Henry Avenue	Philadelphia	PA	19128-2111	37,823	2.8%	$68,640	38,238	1.1%	$73,304	6.8%	1,338

A:1

Property Name	Address	City	State	Zip Code	2009 Households	Household Growth 2000-2009	2009 Median Household Income	2014 Households	Household Growth 2009-2014	2014 Median Household Income	Median Household Income Growth 2009-2014	2009 Household Density
Bala Cynwyd	121 East City Avenue	Bala Cynwyd	PA	19004-2448	90,404	-6.5%	$37,784	87,248	-3.5%	$40,971	8.4%	3,197
Barracks Road	975 Emmet Street	Charlottesville	VA	22903-4891	28,778	7.2%	$43,751	29,912	3.9%	$48,226	10.2%	1,018
Bethesda Row	7115 Arlington Road	Bethesda	MD	20814-2908	56,816	2.5%	$125,996	57,899	1.9%	$139,446	10.7%	2,009
Blue Star	1701 US Highway 22	Plainfield	NJ	07069-6512	34,750	-1.2%	$79,434	34,741	0.0%	$86,671	9.1%	1,229
Brainerd Village	5780 Brainerd Village Road	Chattanooga	TN	37411-4058	24,609	7.6%	$39,395	25,635	4.2%	$41,908	6.4%	870
Brick Plaza	100 Chambers Bridge Road	Brick	NJ	08723-3480	30,858	5.4%	$55,736	31,750	2.9%	$60,711	8.9%	1,091
Brunswick	510 Milltown Road	North Brunswick	NJ	08902-3327	40,205	2.8%	$61,175	40,963	1.9%	$66,154	8.1%	1,422
Clifton	1006 US Highway 46	Clifton	NJ	07013-2443	72,133	-4.2%	$53,686	70,900	-1.7%	$57,271	6.7%	2,551
Congressional Plaza	154 Congressional Lane	Rockville	MD	20852-1539	49,908	8.1%	$89,134	51,939	4.1%	$98,841	10.9%	1,765
Crossroads	113-295 Skokie Valley Road	Highland Park	IL	60035-4403	22,848	2.2%	$112,807	23,300	2.0%	$119,698	6.1%	808
Dedham Plaza	747 Providence Highway	Dedham	MA	02026-6832	25,506	1.6%	$70,104	25,733	0.9%	$77,635	10.7%	902
Eastgate	1800 East Franklin Street	Chapel Hill	NC	27514-5858	20,443	10.1%	$51,502	21,843	6.9%	$55,926	8.6%	723
Ellisburg Circle	1590 Kings Highway North	Cherry Hill	NJ	08034-2301	38,746	2.1%	$71,872	39,225	1.2%	$78,795	9.6%	1,370
Falls Plaza	1200 West Broad Street	Falls Church	VA	22046-2116	51,690	1.5%	$101,231	52,395	1.4%	$114,976	13.6%	1,828
Feasterville	1045 Bustleton Pike	Feasterville	PA	19053-7676	28,318	1.6%	$67,782	28,539	0.8%	$73,364	8.2%	1,002
Federal Plaza	1776 East Jefferson Street	Rockville	MD	20852-4028	51,130	7.1%	$88,952	52,973	3.6%	$98,543	10.8%	1,808
Flourtown	1842 Bethlehem Pike	Flourtown	PA	19031-1504	24,189	-1.6%	$77,510	24,010	-0.7%	$84,745	9.3%	856
Gaithersburg Square	558 North Frederick Avenue	Gaithersburg	MD	20877-2504	49,056	4.8%	$81,218	50,294	2.5%	$91,051	12.1%	1,735
Garden Market	4700 Gilbert Avenue	Western Springs	IL	60558-1753	37,038	-3.9%	$80,164	36,407	-1.7%	$85,381	6.5%	1,310
Governor Plaza	6623 Ritchie Highway	Glen Burnie	MD	21061-2361	27,465	-1.5%	$55,302	27,277	-0.7%	$61,850	11.8%	971
Hamilton	1225 Highway 33	Hamilton	NJ	08690-2713	23,448	6.1%	$78,226	24,235	3.4%	$85,360	9.1%	829
Huntington	350 Walt Whitman Road	Huntington Station	NY	11746-8704	22,968	-0.4%	$94,232	22,782	-0.8%	$105,159	11.6%	812
Idylwood Plaza	7501 Leesburg Pike	Falls Church	VA	22043-2103	48,108	2.5%	$100,878	48,886	1.6%	$114,293	13.3%	1,701
Lancaster	1605 Lititz Pike	Lancaster	PA	17601-6507	38,073	1.5%	$43,563	38,472	1.1%	$46,619	7.0%	1,347
Langhorne Square	1361 Lincoln Highway	Levittown	PA	19056-1135	31,095	4.1%	$71,334	31,724	2.0%	$77,881	9.2%	1,100
Laurel Centre	910 Fairlawn Avenue	Laurel	MD	20707-4806	32,734	8.4%	$70,866	33,957	3.7%	$78,293	10.5%	1,158
Lawrence Park	1991 Sproul Road	Broomall	PA	19008-3512	35,175	-1.3%	$73,856	34,947	-0.7%	$80,559	9.1%	1,244
Loehmann’s Plaza	7281 Arlington Boulevard	Falls Church	VA	22042-3200	50,515	1.4%	$90,628	51,051	1.1%	$100,710	11.1%	1,787
Mid-Pike Plaza	1180 Rockville Pike	Rockville	MD	20852-1408	45,971	10.0%	$91,614	48,163	4.8%	$101,894	11.2%	1,626
North City Plaza	3332 Wilmington Road	New Castle	PA	16105-1039	5,574	1.2%	$48,305	5,593	0.3%	$51,335	6.3%	197
North Lake Commons	345 South Rand Road	Lake Zurich	IL	60047-2271	14,546	11.8%	$112,883	15,387	5.8%	$120,184	6.5%	514
Northeast	9173 Roosevelt Boulevard	Philadelphia	PA	19114-2218	82,958	-3.8%	$48,296	81,333	-2.0%	$52,106	7.9%	2,934
Northeast Plaza	3253 Bufurd Highway	Atlanta	GA	30329-1707	56,306	12.7%	$66,267	60,331	7.2%	$71,292	7.6%	1,991
Old Keene Mill	8408 Old Keene Mill Road	Springfield	VA	22152-2302	38,660	-0.3%	$113,384	38,790	0.3%	$125,796	10.9%	1,367
Pan Am	3089 Nutley Street	Fairfax	VA	22031-1931	40,042	5.4%	$101,005	41,178	2.8%	$113,285	12.2%	1,416
Perring Plaza	1951 East Joppa Road	Baltimore	MD	21234-2733	47,592	1.0%	$56,212	47,983	0.8%	$61,369	9.2%	1,683
Quince Orchard Plaza	660 Quince Orchard Road	Gaithersburg	MD	20878-1410	49,313	6.2%	$81,784	50,884	3.2%	$91,787	12.2%	1,744
Rollingwood	2535 Ross Road	Silver Spring	MD	20910-2029	73,655	2.0%	$82,811	74,758	1.5%	$92,677	11.9%	2,605
Gratiot Plaza	30785 Gratroit Avenue	Roseville	MI	48066-1769	50,185	0.5%	$47,264	50,265	0.2%	$47,657	0.8%	1,775
Rutgers	970 Easton Avenue	Somerset	NJ	08873-1745	30,741	5.0%	$69,553	31,620	2.9%	$76,336	9.8%	1,087
Shillington	600 East Lancaster Avenue	Shillington	PA	19607-1367	36,767	0.5%	$40,075	37,157	1.1%	$42,818	6.8%	1,300
Shops at Willow Lawn	1601 Willow Lawn Drive	Richmond	VA	23230-3427	39,194	-3.4%	$50,774	38,784	-1.1%	$56,764	11.8%	1,386
Town and Country-Hammond	2330 West Thomas Street	Hammond	LA	70401-2830	11,432	16.9%	$29,377	12,451	8.9%	$31,447	7.0%	404
Town and Country-Springfield	2403 South MacArthur Boulevard	Springfield	IL	62704-4505	37,016	1.3%	$40,612	37,284	0.7%	$42,572	4.8%	1,309
Troy Hills	1099 US Highway 46	Parsippany	NJ	07054-2177	21,910	2.9%	$83,902	22,258	1.6%	$91,561	9.1%	775
Tysons Station	7500 Leesburg Pike	Falls Church	VA	22043-2005	48,114	2.5%	$100,875	48,892	1.6%	$114,294	13.3%	1,702
Wildwood	10241 Old Georgetown Road	Bethesda	MD	20814-1901	45,989	3.4%	$108,544	47,016	2.2%	$121,198	11.7%	1,627
Williamsburg	1236 Richmond Road	Williamsburg	VA	23185-2827	12,152	26.5%	$57,149	13,583	11.8%	$64,170	12.3%	430
Willow Grove	122 Park Avenue	Willow Grove	PA	19090-3219	32,109	-2.2%	$67,856	31,753	-1.1%	$73,625	8.5%	1,136
Beltline Business Center	6210 North Beltline Road	Irving	TX	75063-2601	22,699	8.4%	$51,001	23,830	5.0%	$54,206	6.3%	803
Burnsville		Burnsville	MN		20,747	16.6%	$90,429	22,314	7.6%	$96,550	6.8%	734
Cahill		Edina	MN		40,464	0.7%	$60,033	40,854	1.0%	$63,787	6.3%	1,431
Commerce Park North	15621-15631 Blue Ash Drive	Houston	TX	77090-5907	28,708	25.6%	$47,902	31,940	11.3%	$51,292	7.1%	1,015
Gateway 5/6	6025 Commerce Drive	Irving	TX	75063-2654	25,704	8.0%	$51,612	26,933	4.8%	$54,576	5.7%	909
Huntington Drive Center	154 East Huntington Drive	Monrovia	CA	91016-3415	36,256	3.8%	$65,262	37,651	3.9%	$71,917	10.2%	1,282
Northgate II	10305 Brockwood Road	Dallas	TX	75238-1656	61,070	-0.4%	$43,571	61,945	1.4%	$44,977	3.2%	2,160
Northview Business Center	9001 N I H 35	Austin	TX	78723-5278	49,931	5.2%	$40,833	52,304	4.8%	$42,780	4.8%	1,766
Northwest Business Park	N56W13365 Silver Spring Drive	Menomonee Falls	WI	53051-6149	19,430	6.3%	$59,478	20,020	3.0%	$63,146	6.2%	687
Patapsco Industrial Center	1100 East Patapsco Avenue	Baltimore	MD	21225-2231	24,225	-0.3%	$43,149	24,251	0.1%	$47,210	9.4%	857
Plaza Southwest 1-5	7302 Harwin Drive	Houston	TX	77036-2009	106,309	11.5%	$39,895	113,663	6.9%	$42,387	6.2%	3,760
Quadrant Center		Deerfield Beach	FL		65,442	-1.4%	$40,571	66,625	1.8%	$44,016	8.5%	2,315
Springbrook Business Park	South 180th Street	Kent	WA		23	9.5%	$87,500	23	0.0%	$91,667	4.8%	1
Tamarac Square	7777 East Hampden Avenue	Denver	CO	80231-4865	51,805	2.3%	$53,655	53,300	2.9%	$56,891	6.0%	1,832
Westchase Park	11201 Richmond Avenue	Houston	TX	77082-6653	89,512	14.1%	$44,844	96,578	7.9%	$47,164	5.2%	3,166
Abbeville Plaza	441 Highway 28 Bypass	Abbeville	SC	29620-5543	2,856	-5.3%	$31,632	2,791	-2.3%	$32,589	3.0%	101
Asheville Plaza	85 Tunnel Road	Asheville	NC	28805-1200	19,375	4.2%	$35,747	20,072	3.6%	$38,857	8.7%	685
Carolina Place	819 West Carolina Avenue	Hartsville	SC	29550-4413	6,129	-3.3%	$40,608	6,051	-1.3%	$45,354	11.7%	217
Centre Pointe Plaza	1231 North Bright Leaf Blvd	Smithfield	NC	27577-4229	6,717	9.3%	$29,402	7,188	7.0%	$30,484	3.7%	238
Chadwick Square	800 Greenville Highway	Hendersonville	NC	28792-5725	12,249	7.9%	$41,865	12,872	5.1%	$45,580	8.9%	433
Chelsea Place	1302-1420 Seven Springs Blvd	New Port Richey	FL	34655-5643	24,376	19.3%	$44,912	27,022	10.9%	$49,801	10.9%	862
Chester Plaza	1435 J A Cochran ByPass	Chester	SC	29706-2186	4,480	-6.1%	$34,464	4,309	-3.8%	$37,723	9.5%	158
Chestnut Square	110 Chestnut Street	Brevard	NC	28712-3354	4,817	-0.2%	$40,229	4,864	1.0%	$41,768	3.8%	170
Colony Square	1197 Peachtree Street	Atlanta	GA	30361-3502	83,029	34.0%	$56,376	94,729	14.1%	$62,437	10.8%	2,937
Commerce Crossing	210 Highway 441 South	Commerce	GA	30529-4840	3,124	24.3%	$42,607	3,557	13.9%	$46,367	8.8%	110
Countryside Shops	5524-5986 Flamingo Road	Cooper City	FL	33330-2728	29,336	3.2%	$77,974	30,297	3.3%	$86,662	11.1%	1,038
Shipyard Plaza	4201 Denny Avenue	Pascagoula	MS	39581-5502	13,243	-7.4%	$33,997	13,501	2.0%	$35,272	3.8%	468
Douglas Commons	8471-8515 Hospital Drive	Douglasville	GA	30134-2412	16,077	47.4%	$50,647	19,075	18.7%	$53,560	5.8%	569
Elmwood Oaks	800 South Clearview Parkway	Harahan	LA	70123-3416	37,132	-2.3%	$50,630	37,809	1.8%	$56,009	10.6%	1,313
Forest Hills Centre	1700 Raleigh Road NW	Wilson	NC	27896-2092	15,640	8.0%	$35,318	16,424	5.0%	$37,575	6.4%	553
Forrest Gallery	1905 North Jackson Street	Tullahoma	TN	37388-2200	6,893	6.4%	$41,321	7,157	3.8%	$44,934	8.7%	244
Fort Walton Beach Plaza	411 NE Racetrack Road	Fort Walton Beach	FL	32548-2503	22,876	5.7%	$51,218	23,901	4.5%	$57,903	13.1%	809
Gaffney Plaza	North Logan	Gaffney	SC	29341	2,001	15.3%	$57,146	2,109	5.4%	$60,548	6.0%	71
Galleria	6800 Wrightsville Avenue	Wilmington	NC	28403-3673	16,349	21.3%	$49,364	18,074	10.6%	$53,917	9.2%	578

Property Name	Address	City	State	Zip Code	2010 Households	Household Growth 2000-2010	2010 Median HH Income	2015 Households	Household Growth 2010-2015	2015 Median Household Income	Median Household Income Growth 2010-2015	2010 Household Density
Bala Cynwyd	121 East City Avenue	Bala Cynwyd	PA	19004-2448	93,131	-3.1%	$38,566	91,897	-1.3%	$40,999	6.3%	3,294
Barracks Road	975 Emmet Street	Charlottesville	VA	22903-4891	28,553	6.4%	$45,304	29,183	2.2%	$49,144	8.5%	1,010
Bethesda Row	7115 Arlington Road	Bethesda	MD	20814-2908	57,157	4.0%	$129,227	58,116	1.7%	$142,277	10.1%	2,022
Blue Star	1701 US Highway 22	Plainfield	NJ	07069-6512	34,248	-2.1%	$82,094	33,783	-1.4%	$88,420	7.7%	1,211
Brainerd Village	5780 Brainerd Village Road	Chattanooga	TN	37411-4058	24,696	7.7%	$40,542	25,438	3.0%	$42,327	4.4%	873
Brick Plaza	100 Chambers Bridge Road	Brick	NJ	08723-3480	30,667	4.6%	$57,332	31,286	2.0%	$61,600	7.4%	1,085
Brunswick	510 Milltown Road	North Brunswick	NJ	08902-3327	40,467	3.8%	$62,493	41,107	1.6%	$66,132	5.8%	1,431
Clifton	1006 US Highway 46	Clifton	NJ	07013-2443	72,371	-3.5%	$55,079	70,852	-2.1%	$58,044	5.4%	2,560
Congressional Plaza	154 Congressional Lane	Rockville	MD	20852-1539	50,465	9.5%	$91,628	52,373	3.8%	$99,985	9.1%	1,785
Crossroads	113-295 Skokie Valley Road	Highland Park	IL	60035-4403	22,861	1.8%	$113,600	23,029	0.7%	$117,500	3.4%	809
Dedham Plaza	747 Providence Highway	Dedham	MA	02026-6832	25,707	3.4%	$71,944	25,867	0.6%	$78,402	9.0%	909
Eastgate	1800 East Franklin Street	Chapel Hill	NC	27514-5858	20,709	12.5%	$52,604	22,027	6.4%	$56,559	7.5%	732
Ellisburg Circle	1590 Kings Highway North	Cherry Hill	NJ	08034-2301	38,531	1.6%	$73,587	38,511	-0.1%	$79,694	8.3%	1,363
Falls Plaza	1200 West Broad Street	Falls Church	VA	22046-2116	52,108	2.5%	$103,663	52,668	1.1%	$115,335	11.3%	1,843
Feasterville	1045 Bustleton Pike	Feasterville	PA	19053-7676	28,732	2.7%	$69,542	28,929	0.7%	$74,598	7.3%	1,016
Federal Plaza	1776 East Jefferson Street	Rockville	MD	20852-4028	51,778	8.5%	$91,339	53,565	3.5%	$99,602	9.0%	1,831
Flourtown	1842 Bethlehem Pike	Flourtown	PA	19031-1504	24,516	-0.4%	$80,000	24,353	-0.7%	$86,069	7.6%	867
Gaithersburg Square	558 North Frederick Avenue	Gaithersburg	MD	20877-2504	50,978	8.6%	$83,624	52,636	3.3%	$92,086	10.1%	1,803
Garden Market	4700 Gilbert Avenue	Western Springs	IL	60558-1753	37,021	-4.0%	$81,971	36,235	-2.1%	$86,273	5.2%	1,309
Governor Plaza	6623 Ritchie Highway	Glen Burnie	MD	21061-2361	27,642	-0.8%	$57,524	27,376	-1.0%	$63,136	9.8%	978
Hamilton	1225 Highway 33	Hamilton	NJ	08690-2713	23,437	6.3%	$80,574	23,883	1.9%	$86,864	7.8%	829
Huntington	350 Walt Whitman Road	Huntington Station	NY	11746-8704	24,400	5.3%	$96,671	24,523	0.5%	$105,352	9.0%	863
Idylwood Plaza	7501 Leesburg Pike	Falls Church	VA	22043-2103	48,438	3.6%	$103,554	49,137	1.4%	$114,727	10.8%	1,713
Lancaster	1605 Lititz Pike	Lancaster	PA	17601-6507	38,469	2.6%	$44,902	38,724	0.7%	$47,217	5.2%	1,361
Langhorne Square	1361 Lincoln Highway	Levittown	PA	19056-1135	30,664	3.7%	$74,292	30,863	0.7%	$80,597	8.5%	1,085
Laurel Centre	910 Fairlawn Avenue	Laurel	MD	20707-4806	33,544	10.6%	$72,501	34,550	3.0%	$78,928	8.9%	1,186
Lawrence Park	1991 Sproul Road	Broomall	PA	19008-3512	35,000	-1.4%	$76,604	34,590	-1.2%	$83,220	8.6%	1,238
Loehmann’s Plaza	7281 Arlington Boulevard	Falls Church	VA	22042-3200	50,835	1.8%	$93,446	51,157	0.6%	$102,624	9.8%	1,798
Mid-Pike Plaza	1180 Rockville Pike	Rockville	MD	20852-1408	46,568	10.7%	$94,225	48,504	4.2%	$103,205	9.5%	1,647
North City Plaza	3332 Wilmington Road	New Castle	PA	16105-1039	5,479	0.2%	$49,163	5,415	-1.2%	$52,395	6.6%	194
North Lake Commons	345 South Rand Road	Lake Zurich	IL	60047-2271	14,543	12.5%	$113,105	15,208	4.6%	$118,129	4.4%	514
Northeast	9173 Roosevelt Boulevard	Philadelphia	PA	19114-2218	85,935	0.2%	$49,061	86,108	0.2%	$52,502	7.0%	3,039
Northeast Plaza	3253 Bufurd Highway	Atlanta	GA	30329-1707	57,413	16.2%	$68,688	61,042	6.3%	$73,781	7.4%	2,031
Old Keene Mill	8408 Old Keene Mill Road	Springfield	VA	22152-2302	37,938	-2.0%	$115,471	37,592	-0.9%	$126,458	9.5%	1,342
Pan Am	3089 Nutley Street	Fairfax	VA	22031-1931	40,564	6.9%	$104,579	41,633	2.6%	$114,766	9.7%	1,435
Perring Plaza	1951 East Joppa Road	Baltimore	MD	21234-2733	46,211	-1.6%	$57,760	45,519	-1.5%	$62,041	7.4%	1,634
Quince Orchard Plaza	660 Quince Orchard Road	Gaithersburg	MD	20878-1410	50,946	9.7%	$84,250	52,798	3.6%	$92,883	10.2%	1,802
Rollingwood	2535 Ross Road	Silver Spring	MD	20910-2029	74,794	4.1%	$85,569	76,033	1.7%	$94,715	10.7%	2,645
Gratiot Plaza	30785 Gratroit Avenue	Roseville	MI	48066-1769	49,603	-0.7%	$47,594	49,392	-0.4%	$47,820	0.5%	1,754
Rutgers	970 Easton Avenue	Somerset	NJ	08873-1745	30,584	6.6%	$71,077	31,178	1.9%	$76,019	7.0%	1,082
Shillington	600 East Lancaster Avenue	Shillington	PA	19607-1367	36,886	1.0%	$41,029	36,876	0.0%	$42,941	4.7%	1,305
Shops at Willow Lawn	1601 Willow Lawn Drive	Richmond	VA	23230-3427	39,568	-2.0%	$51,474	39,222	-0.9%	$56,547	9.9%	1,399
Town and Country-Hammond	2330 West Thomas Street	Hammond	LA	70401-2830	11,544	16.3%	$32,087	12,452	7.9%	$34,343	7.0%	408
Town and Country-Springfield	2403 South MacArthur Boulevard	Springfield	IL	62704-4505	36,922	1.4%	$42,211	37,016	0.3%	$43,757	3.7%	1,306
Troy Hills	1099 US Highway 46	Parsippany	NJ	07054-2177	21,844	2.2%	$86,658	21,871	0.1%	$93,208	7.6%	773
Tysons Station	7500 Leesburg Pike	Falls Church	VA	22043-2005	48,438	3.6%	$103,554	49,137	1.4%	$114,727	10.8%	1,713
Wildwood	10241 Old Georgetown Road	Bethesda	MD	20814-1901	47,010	5.9%	$111,173	48,164	2.5%	$121,727	9.5%	1,663
Williamsburg	1236 Richmond Road	Williamsburg	VA	23185-2827	12,696	27.2%	$59,402	13,827	8.9%	$65,179	9.7%	449
Willow Grove	122 Park Avenue	Willow Grove	PA	19090-3219	31,792	-2.2%	$69,914	31,245	-1.7%	$74,792	7.0%	1,124
Beltline Business Center	6210 North Beltline Road	Irving	TX	75063-2601	22,794	9.2%	$51,985	23,730	4.1%	$54,584	5.0%	806
Burnsville		Burnsville	MN		20,418	15.7%	$92,126	21,606	5.8%	$97,408	5.7%	722
Cahill		Edina	MN		41,021	2.4%	$61,604	41,465	1.1%	$64,747	5.1%	1,451
Commerce Park North	15621-15631 Blue Ash Drive	Houston	TX	77090-5907	28,018	24.6%	$48,983	29,892	6.7%	$52,207	6.6%	991
Gateway 5/6	6025 Commerce Drive	Irving	TX	75063-2654	25,710	8.1%	$52,600	26,677	3.8%	$54,930	4.4%	909
Huntington Drive Center	154 East Huntington Drive	Monrovia	CA	91016-3415	36,135	4.2%	$66,798	37,303	3.2%	$72,841	9.0%	1,278
Northgate II	10305 Brockwood Road	Dallas	TX	75238-1656	62,477	1.3%	$44,261	63,512	1.7%	$45,210	2.1%	2,210
Northview Business Center	9001 N I H 35	Austin	TX	78723-5278	50,227	5.3%	$41,857	52,787	5.1%	$43,602	4.2%	1,776
Northwest Business Park	N56W13365 Silver Spring Drive	Menomonee Falls	WI	53051-6149	19,011	5.6%	$61,306	19,338	1.7%	$64,462	5.1%	672
Patapsco Industrial Center	1100 East Patapsco Avenue	Baltimore	MD	21225-2231	24,558	0.3%	$44,987	24,388	-0.7%	$48,953	8.8%	869
Plaza Southwest 1-5	7302 Harwin Drive	Houston	TX	77036-2009	107,801	12.4%	$41,202	115,789	7.4%	$43,178	4.8%	3,813
Quadrant Center		Deerfield Beach	FL		65,124	-3.2%	$41,070	65,291	0.3%	$43,532	6.0%	2,303
Springbrook Business Park	South 180th Street	Kent	WA		0	0.0%	$0	0	0.0%	$0	—	—
Tamarac Square	7777 East Hampden Avenue	Denver	CO	80231-4865	53,203	5.1%	$53,839	55,478	4.3%	$56,038	4.1%	1,882
Westchase Park	11201 Richmond Avenue	Houston	TX	77082-6653	89,202	14.3%	$45,952	96,259	7.9%	$47,748	3.9%	3,155
Abbeville Plaza	441 Highway 28 Bypass	Abbeville	SC	29620-5543	2,957	-1.1%	$31,976	2,913	-1.5%	$32,630	2.0%	105
Asheville Plaza	85 Tunnel Road	Asheville	NC	28805-1200	19,369	3.8%	$36,360	19,751	2.0%	$38,767	6.6%	685
Carolina Place	819 West Carolina Avenue	Hartsville	SC	29550-4413	6,244	-1.9%	$39,660	6,165	-1.3%	$42,791	7.9%	221
Centre Pointe Plaza	1231 North Bright Leaf Blvd	Smithfield	NC	27577-4229	7,080	15.3%	$31,057	7,731	9.2%	$32,144	3.5%	250
Chadwick Square	800 Greenville Highway	Hendersonville	NC	28792-5725	12,510	9.4%	$41,312	13,104	4.8%	$43,780	6.0%	442
Chelsea Place	1302-1420 Seven Springs Blvd	New Port Richey	FL	34655-5643	24,459	18.2%	$44,851	27,299	11.6%	$48,692	8.6%	865
Chester Plaza	1435 J A Cochran ByPass	Chester	SC	29706-2186	4,479	-6.2%	$32,642	4,327	-3.4%	$33,769	3.5%	158
Chestnut Square	110 Chestnut Street	Brevard	NC	28712-3354	4,825	1.7%	$39,311	4,870	0.9%	$40,067	1.9%	171
Colony Square	1197 Peachtree Street	Atlanta	GA	30361-3502	83,904	36.3%	$59,557	93,455	11.4%	$66,668	11.9%	2,967
Commerce Crossing	210 Highway 441 South	Commerce	GA	30529-4840	3,045	22.0%	$41,377	3,507	15.2%	$43,766	5.8%	108
Countryside Shops	5524-5986 Flamingo Road	Cooper City	FL	33330-2728	30,523	5.2%	$78,104	31,727	3.9%	$85,524	9.5%	1,080
Shipyard Plaza	4201 Denny Avenue	Pascagoula	MS	39581-5502	12,761	-10.5%	$36,890	12,256	-4.0%	$38,664	4.8%	451
Douglas Commons	8471-8515 Hospital Drive	Douglasville	GA	30134-2412	15,939	47.2%	$52,186	18,510	16.1%	$54,863	5.1%	564
Elmwood Oaks	800 South Clearview Parkway	Harahan	LA	70123-3416	36,843	-2.5%	$51,774	37,565	2.0%	$56,280	8.7%	1,303
Forest Hills Centre	1700 Raleigh Road NW	Wilson	NC	27896-2092	15,949	10.8%	$36,071	16,657	4.4%	$37,745	4.6%	564
Forrest Gallery	1905 North Jackson Street	Tullahoma	TN	37388-2200	6,777	5.2%	$41,045	6,914	2.0%	$43,565	6.1%	240
Fort Walton Beach Plaza	411 NE Racetrack Road	Fort Walton Beach	FL	32548-2503	22,690	4.6%	$52,608	23,355	2.9%	$58,048	10.3%	802
Gaffney Plaza	North Logan	Gaffney	SC	29341	2,049	17.4%	$56,168	2,176	6.2%	$58,286	3.8%	72
Galleria	6800 Wrightsville Avenue	Wilmington	NC	28403-3673	16,912	24.1%	$50,850	18,501	9.4%	$54,698	7.6%	598

A:2

Property Name	Address	City	State	Zip Code	2009 Households	Household Growth 2000-2009	2009 Median Household Income	2014 Households	Household Growth 2009-2014	2014 Median Household Income	Median Household Income Growth 2009-2014	2009 Household Density
Grand Marche	4533 Johnston Street	Lafayette	LA	70503-4235	27,939	7.8%	$50,034	28,728	2.8%	$55,215	10.4%	988
Gulf Gate Plaza	2560-2896 East Tamiami Trail	Naples	FL	34112-5705	23,705	10.1%	$50,640	25,543	7.8%	$55,486	9.6%	838
Lexington	422 East Nelson Street	Lexington	VA	24450-2729	3,611	7.1%	$44,480	3,739	3.5%	$49,685	11.7%	128
Heritage Walk	1920 North Columbia Street	Milledgeville	GA	31061-2093	6,170	9.5%	$37,073	6,501	5.4%	$39,692	7.1%	218
Conway Crossing	4415 Hoffner Avenue	Orlando	FL	32812-2331	37,231	16.0%	$48,232	40,797	9.6%	$52,171	8.2%	1,317
Industrial-4101 South I-85	4101 Scott Futrell Drive	Charlotte	NC	28208-3592	12,617	7.3%	$35,594	13,281	5.3%	$37,025	4.0%	446
Lancaster Plaza	589 Highway Nine Bypass East	Lancaster	SC	29720-4107	8,275	20.7%	$30,875	9,097	9.9%	$31,576	2.3%	293
Lancaster	403-411 West Meeting Street	Lancaster	SC	29720-2321	9,131	20.0%	$30,950	10,018	9.7%	$31,610	2.1%	323
Lawrence Commons	1700-1728 North Locust Avenue	Lawrenceburg	TN	38464-2241	4,813	-1.1%	$29,608	4,882	1.4%	$31,084	5.0%	170
Land-Lawrence County	US Highway 52	South Point	OH	45680	4,476	6.8%	$34,203	4,593	2.6%	$36,454	6.6%	158
Litchfield Landing	14427 Ocean Highway	Pawleys Island	SC	29585-4820	2,481	42.8%	$63,144	2,863	15.4%	$69,130	9.5%	88
MacLand Pointe	1750 Powder Springs Road	Marietta	GA	30064-4850	22,950	7.2%	$60,069	24,046	4.8%	$63,018	4.9%	812
Land-Manatee County	US Route 41	Bradenton	FL	34207	39,474	4.2%	$37,120	41,420	4.9%	$40,609	9.4%	1,396
Masonova Plaza	1015-1069 Mason Avenue	Daytona Beach	FL	32117-4611	28,388	0.4%	$28,426	29,183	2.8%	$30,647	7.8%	1,004
New Smyrna Beach Regional	1910-1988 State Road 44	New Smyrna Beach	FL	32168-8345	9,296	13.0%	$40,087	10,049	8.1%	$43,336	8.1%	329
North River Village	6100-6324 US Highway 301 North	Ellenton	FL	34222-3014	12,639	33.0%	$47,346	14,457	14.4%	$51,810	9.4%	447
North Village Center	3300 Highway 17 South	Myrtle Beach	SC	29577	5,146	32.7%	$39,636	5,929	15.2%	$41,746	5.3%	182
Old Kings Commons	Seven Old Kings Road North	Palm Coast	FL	32137-8248	20,815	90.6%	$47,049	26,553	27.6%	$49,546	5.3%	736
Palm Gardens	11660 Oakhurst Road	Largo	FL	33774-3950	31,689	-3.2%	$53,224	31,603	-0.3%	$58,205	9.4%	1,121
Parkmore Plaza	6209-6275 Highway 90 West	Milton	FL	32570-1708	8,031	14.2%	$42,474	8,768	9.2%	$46,212	8.8%	284
Paulding Commons	4109 Jimmy Lee Smith Parkway	Hiram	GA	30141-2643	7,403	60.2%	$61,685	9,010	21.7%	$65,259	5.8%	262
Pensacola Plaza	4324 Lillian Highway	Pensacola	FL	32506-4217	29,300	-1.4%	$32,277	29,522	0.8%	$34,704	7.5%	1,036
Plasti-Kote	960 West Lafayette	Medina	OH	44258	11,474	17.6%	$59,130	12,342	7.6%	$62,998	6.5%	406
Plaza North	2111 Asheville Highway	Hendersonville	NC	28739-2131	12,818	8.3%	$43,747	13,525	5.5%	$47,725	9.1%	453
Providence Square	5672 International Way	Charlotte	NC	28270-6986	32,576	13.3%	$70,828	35,277	8.3%	$73,107	3.2%	1,152
Riverview	5116 North Roxboro Street	Durham	NC	27704-1420	15,180	12.6%	$45,860	16,329	7.6%	$46,773	2.0%	537
Scottsville Square	2140-2710 Scottsville Road	Bowling Green	KY	42104-4104	15,445	24.7%	$44,026	17,154	11.1%	$47,019	6.8%	546
Seven Hills	138-188 Mariner Boulevard	Spring Hill	FL	34609-5687	16,402	34.3%	$46,819	18,873	15.1%	$52,399	11.9%	580
Shelby Plaza	1641 East Dixon Boulevard	Shelby	NC	28152-6949	9,057	0.6%	$31,782	9,180	1.4%	$32,546	2.4%	320
Smyrna Village	551-57 South Lowry Street	Smyrna	TN	37167-3800	15,629	41.6%	$49,373	18,333	17.3%	$52,197	5.7%	553
Smyth Valley Crossing	1125-1193 North Main Street	Marion	VA	24354-4121	3,563	-2.1%	$35,415	3,487	-2.1%	$39,375	11.2%	126
South Beach	3740-4194 Third Street South	Jacksonville Beach	FL	32250-5822	18,168	10.3%	$64,442	19,463	7.1%	$69,678	8.1%	643
Spalding Village	100-142 Spalding Village	Griffin	GA	30223-1786	10,215	7.0%	$33,081	10,691	4.7%	$35,189	6.4%	361
Stadium Plaza	1805-1839 Stadium Drive	Phenix City	AL	36867-3109	18,148	5.4%	$31,438	18,683	3.0%	$34,172	8.7%	642
Stanley Market Place	106 East Dallas Road	Stanley	NC	28164-2051	4,295	3.7%	$47,125	4,437	3.3%	$48,356	2.6%	152
Taylorsville	561 Third Street SW	Taylorsville	NC	28681-3005	3,079	3.0%	$37,179	3,184	3.4%	$39,120	5.2%	109
Thomasville Commons	1122 Randolph Street	Thomasville	NC	27360-5730	11,611	5.5%	$36,770	12,046	3.8%	$38,260	4.1%	411
Union Plaza	US Highway 17	Union	SC	29379	4,889	-8.0%	$31,866	4,666	-4.6%	$33,786	6.0%	173
University Center	1400 Charles Boulevard	Greenville	NC	27858-4411	29,210	28.1%	$31,955	32,800	12.3%	$33,791	5.7%	1,033
Valley West		Glendale	AZ	85301	62,957	7.1%	$39,669	66,757	6.0%	$42,348	6.8%	2,227
Venice Plaza	450 North Venice Bypass	Venice	FL	34285-6037	23,221	16.5%	$45,657	25,493	9.8%	$49,073	7.5%	821
Waterlick Plaza	9607 Timberlake Road	Lynchburg	VA	24502	11,287	11.8%	$51,804	11,930	5.7%	$56,670	9.4%	399
Watson Central	2191 Watson Boulevard	Warner Robins	GA	31093-2961	23,910	19.0%	$48,473	26,134	9.3%	$52,468	8.2%	846
Wesley Chapel Crossing	2440 Wesley Chapel Road	Decatur	GA	30035-3425	27,935	8.6%	$52,534	29,318	5.0%	$54,398	3.5%	988
West Gate Plaza	5440 Highway 90 West	Mobile	AL	36619-4227	9,321	2.3%	$44,033	9,498	1.9%	$46,036	4.5%	330
West Towne Square	2204 Shorter Avenue	Rome	GA	30165-2036	9,891	3.7%	$38,623	10,195	3.1%	$41,767	8.1%	350
Westgate Square	15740-15984 West State Road 84	Sunrise	FL	33326-1206	22,537	6.5%	$79,431	23,715	5.2%	$86,986	9.5%	797
Whitehall Kent	1975 Courtland Drive	Kent	OH	44240-4611	12,801	4.2%	$38,487	13,008	1.6%	$40,916	6.3%	453
Willowdaile II	3823 Guess Road	Durham	NC	27705-1533	18,252	12.4%	$48,859	19,605	7.4%	$49,942	2.2%	646
Winnsboro Plaza	721 US Highway 321 Bypass S	Winnsboro	SC	29180-6326	2,851	-3.8%	$27,474	2,756	-3.3%	$29,044	5.7%	101
Alexander Plaza	541 Alexander Plaza	Franklin	TN	37064-3094	17,028	30.7%	$75,645	19,492	14.5%	$82,715	9.3%	602
Ashley Crossing	2245 Ashley Crossing	Charleston	SC	29414-5704	23,887	10.7%	$47,635	25,182	5.4%	$52,609	10.4%	845
Banks Station	101 Banks Station	Fayetteville	GA	30214-7507	9,200	22.6%	$66,354	10,162	10.5%	$68,526	3.3%	325
Beacon Heights	1462 Eatonton Road	Madison	GA	30650-4640	1,925	14.9%	$47,533	2,080	8.1%	$51,475	8.3%	68
Tri-State Plaza	294 Country Road 120 South	South Point	OH	45680-8825	9,720	-1.5%	$31,718	9,631	-0.9%	$34,010	7.2%	344
Capital West	4330 West Tennessee Street	Tallahassee	FL	32304	21,262	16.4%	$28,330	23,095	8.6%	$30,965	9.3%	752
Carriage Gate	833 Eastern Bypass	Richmond	KY	40475-2569	12,185	20.7%	$30,303	13,320	9.3%	$32,779	8.2%	431
Cherokee Square	1802 North Jackson Street	Tullahoma	TN	37388-8218	7,071	6.3%	$40,800	7,337	3.8%	$44,389	8.8%	250
Chesterfield Commons	831 Chesterfield Highway	Cheraw	SC	29520-7004	3,873	0.7%	$32,954	3,861	-0.3%	$34,779	5.5%	137
Columbia Square	845 Nashville Highway	Columbia	TN	38401-2477	8,962	1.7%	$32,820	9,198	2.6%	$33,558	2.2%	317
Country Bridge	9020 US Highway 64	Arlington	TN	38002-4767	18,046	25.6%	$77,710	19,930	10.4%	$82,662	6.4%	638
Dodge County Marketplace	1310 Oak Street	Eastman	GA	31023-3310	3,242	6.5%	$31,646	3,376	4.1%	$34,152	7.9%	115
Eastridge Crossing	200 Thompson Street	Hendersonville	NC	28792-2806	11,850	10.8%	$40,074	12,607	6.4%	$43,593	8.8%	419
East Side Plaza	3010 East Meighan Boulevard	Gadsden	AL	35903-3916	6,891	1.9%	$33,292	6,952	0.9%	$34,829	4.6%	244
Ellis Crossing	649 North Expressway	Griffin	GA	30223-2021	11,656	4.5%	$34,213	12,046	3.4%	$36,536	6.8%	412
Farragut Pointe	11132 Kingston Pike	Farragut	TN	37934	11,938	18.0%	$81,651	12,938	8.4%	$87,594	7.3%	422
Felton’s Crossing	877 Joe Frank Harris Parkway	Cartersville	GA	30120-2140	8,971	19.7%	$41,875	9,836	9.6%	$43,813	4.6%	317
Five Forks Crossing	3055 Five Forks Trickum Road	Lilburn	GA	30047	21,265	18.5%	$77,987	23,406	10.1%	$79,447	1.9%	752
Five Forks Village	850 Dogwood Road	Lawrenceville	GA	30044-7218	21,369	19.8%	$77,413	23,598	10.4%	$78,870	1.9%	756
Fort Oglethorpe Marketplace	526 Battlefield Parkway	Fort Oglethorpe	GA	30742-3849	16,085	12.7%	$36,375	17,141	6.6%	$39,192	7.7%	569
Hickory Corners	1840 US Highway 70 SE	Hickory	NC	28602-5156	8,981	9.2%	$34,282	9,481	5.6%	$35,482	3.5%	318
Island Creek Crossing	715 North Norwood	Wallace	NC	28466-1541	2,620	7.0%	$32,613	2,756	5.2%	$35,724	9.5%	93
Kelley Corners	230 Kelley Street	Lake City	SC	29560-2416	4,050	4.0%	$30,938	4,160	2.7%	$33,224	7.4%	143
Lawrenceville Town Center	455 Grayson Highway	Lawrenceville	GA	30245-7171	19,918	50.3%	$59,490	23,404	17.5%	$62,011	4.2%	704
Lexington Commons	1233 North Lee Highway	Lexington	VA	24450-3307	3,120	8.5%	$41,419	3,241	3.9%	$46,537	12.4%	110
Merchant’s Square	7195 Highway 85	Riverdale	GA	30274-2963	30,508	13.0%	$41,813	32,508	6.6%	$41,971	0.4%	1,079
Merchant’s Walk	837-839 Broad Street	Sumter	SC	29150-2542	12,964	2.3%	$39,753	13,032	0.5%	$42,815	7.7%	459
Memorial Village	710 Memorial Boulevard	Murfreesboro	TN	37130-2791	29,754	46.4%	$37,968	35,125	18.1%	$40,071	5.5%	1,052
Myrtle Grove	5511 Carolina Beach Road	Wilmington	NC	28412-2630	14,849	37.0%	$56,630	17,062	14.9%	$60,530	6.9%	525
Lafayette Center	1109 North Main Street	Lafayette	GA	30728-2119	3,724	7.1%	$29,650	3,888	4.4%	$31,403	5.9%	132
Overlook at Hamilton Place	2288 Gunbarrel Road	Chattanooga	TN	37421-2670	17,067	22.1%	$49,029	18,700	9.6%	$52,815	7.7%	604
Pepperell Corners	2300 Pepperell Parkway	Opelika	AL	36801	9,714	13.4%	$38,187	10,404	7.1%	$41,927	9.8%	344
Pineridge Crossing	1788 East Broad Avenue	Rockingham	NC	28379-4442	7,786	-3.9%	$29,541	7,676	-1.4%	$30,886	4.6%	275

Property Name	Address	City	State	Zip Code	2010 Households	Household Growth 2000-2010	2010 Median HH Income	2015 Households	Household Growth 2010-2015	2015 Median Household Income	Median Household Income Growth 2010-2015	2010 Household Density
Grand Marche	4533 Johnston Street	Lafayette	LA	70503-4235	28,124	8.3%	$52,971	29,426	4.6%	$57,402	8.4%	995
Gulf Gate Plaza	2560-2896 East Tamiami Trail	Naples	FL	34112-5705	23,229	8.8%	$52,485	25,048	7.8%	$56,672	8.0%	822
Lexington	422 East Nelson Street	Lexington	VA	24450-2729	3,523	5.9%	$45,010	3,571	1.4%	$49,118	9.1%	125
Heritage Walk	1920 North Columbia Street	Milledgeville	GA	31061-2093	6,159	9.4%	$37,331	6,400	3.9%	$39,286	5.2%	218
Conway Crossing	4415 Hoffner Avenue	Orlando	FL	32812-2331	36,711	13.9%	$48,905	40,001	9.0%	$52,139	6.6%	1,298
Industrial-4101 South I-85	4101 Scott Futrell Drive	Charlotte	NC	28208-3592	13,034	11.8%	$36,584	14,221	9.1%	$37,543	2.6%	461
Lancaster Plaza	589 Highway Nine Bypass East	Lancaster	SC	29720-4107	8,480	22.5%	$31,336	9,406	10.9%	$31,746	1.3%	300
Lancaster	403-411 West Meeting Street	Lancaster	SC	29720-2321	9,341	20.9%	$31,501	10,322	10.5%	$31,925	1.3%	330
Lawrence Commons	1700-1728 North Locust Avenue	Lawrenceburg	TN	38464-2241	5,090	3.8%	$30,244	5,141	1.0%	$31,443	4.0%	180
Land-Lawrence County	US Highway 52	South Point	OH	45680	4,438	7.2%	$34,079	4,523	1.9%	$35,488	4.1%	157
Litchfield Landing	14427 Ocean Highway	Pawleys Island	SC	29585-4820	2,581	45.9%	$65,811	2,893	12.1%	$71,881	9.2%	91
MacLand Pointe	1750 Powder Springs Road	Marietta	GA	30064-4850	23,030	8.7%	$62,419	24,128	4.8%	$64,771	3.8%	815
Land-Manatee County	US Route 41	Bradenton	FL	34207	38,192	1.9%	$36,823	39,923	4.5%	$39,251	6.6%	1,351
Masonova Plaza	1015-1069 Mason Avenue	Daytona Beach	FL	32117-4611	28,799	1.4%	$29,293	29,398	2.1%	$30,964	5.7%	1,019
New Smyrna Beach Regional	1910-1988 State Road 44	New Smyrna Beach	FL	32168-8345	9,171	12.4%	$41,153	9,738	6.2%	$44,330	7.7%	324
North River Village	6100-6324 US Highway 301 North	Ellenton	FL	34222-3014	12,301	29.7%	$46,893	13,680	11.2%	$50,270	7.2%	435
North Village Center	3300 Highway 17 South	Myrtle Beach	SC	29577	5,391	39.2%	$39,821	6,200	15.0%	$40,518	1.8%	191
Old Kings Commons	Seven Old Kings Road North	Palm Coast	FL	32137-8248	21,898	101.0%	$48,190	27,636	26.2%	$50,501	4.8%	774
Palm Gardens	11660 Oakhurst Road	Largo	FL	33774-3950	31,758	-3.4%	$54,144	31,359	-1.3%	$58,098	7.3%	1,123
Parkmore Plaza	6209-6275 Highway 90 West	Milton	FL	32570-1708	8,331	15.9%	$43,959	9,007	8.1%	$47,263	7.5%	295
Paulding Commons	4109 Jimmy Lee Smith Parkway	Hiram	GA	30141-2643	7,640	64.2%	$63,071	9,204	20.5%	$65,713	4.2%	270
Pensacola Plaza	4324 Lillian Highway	Pensacola	FL	32506-4217	28,903	-2.9%	$32,652	28,696	-0.7%	$34,356	5.2%	1,022
Plasti-Kote	960 West Lafayette	Medina	OH	44258	11,399	19.4%	$61,005	12,175	6.8%	$64,769	6.2%	403
Plaza North	2111 Asheville Highway	Hendersonville	NC	28739-2131	12,859	9.5%	$43,089	13,468	4.7%	$45,749	6.2%	455
Providence Square	5672 International Way	Charlotte	NC	28270-6986	32,978	17.6%	$71,812	36,576	10.9%	$73,914	2.9%	1,166
Riverview	5116 North Roxboro Street	Durham	NC	27704-1420	15,482	15.7%	$47,415	16,772	8.3%	$48,199	1.7%	548
Scottsville Square	2140-2710 Scottsville Road	Bowling Green	KY	42104-4104	15,557	27.5%	$44,950	16,905	8.7%	$47,059	4.7%	550
Seven Hills	138-188 Mariner Boulevard	Spring Hill	FL	34609-5687	16,791	36.9%	$46,017	19,043	13.4%	$49,502	7.6%	594
Shelby Plaza	1641 East Dixon Boulevard	Shelby	NC	28152-6949	9,186	2.5%	$32,263	9,294	1.2%	$32,944	2.1%	325
Smyrna Village	551-57 South Lowry Street	Smyrna	TN	37167-3800	16,080	46.0%	$50,352	18,763	16.7%	$52,964	5.2%	569
Smyth Valley Crossing	1125-1193 North Main Street	Marion	VA	24354-4121	3,564	-4.5%	$35,065	3,448	-3.3%	$38,310	9.3%	126
South Beach	3740-4194 Third Street South	Jacksonville Beach	FL	32250-5822	17,908	8.0%	$65,898	18,973	6.0%	$71,123	7.9%	633
Spalding Village	100-142 Spalding Village	Griffin	GA	30223-1786	10,640	11.2%	$33,216	11,145	4.8%	$34,460	3.7%	376
Stadium Plaza	1805-1839 Stadium Drive	Phenix City	AL	36867-3109	18,320	7.0%	$31,628	18,809	2.7%	$33,637	6.4%	648
Stanley Market Place	106 East Dallas Road	Stanley	NC	28164-2051	4,469	9.8%	$49,030	4,694	5.0%	$50,117	2.2%	158
Taylorsville	561 Third Street SW	Taylorsville	NC	28681-3005	3,080	1.6%	$37,533	3,122	1.4%	$38,904	3.7%	109
Thomasville Commons	1122 Randolph Street	Thomasville	NC	27360-5730	11,365	4.9%	$37,478	11,630	2.3%	$38,497	2.7%	402
Union Plaza	US Highway 17	Union	SC	29379	5,003	-6.6%	$31,597	4,792	-4.2%	$32,665	3.4%	177
University Center	1400 Charles Boulevard	Greenville	NC	27858-4411	31,072	36.8%	$32,969	34,904	12.3%	$34,475	4.6%	1,099
Valley West		Glendale	AZ	85301	62,758	6.2%	$40,465	67,621	7.8%	$42,543	5.1%	2,220
Venice Plaza	450 North Venice Bypass	Venice	FL	34285-6037	22,636	14.6%	$45,288	24,698	9.1%	$47,874	5.7%	801
Waterlick Plaza	9607 Timberlake Road	Lynchburg	VA	24502	11,562	15.3%	$51,529	12,141	5.0%	$54,788	6.3%	409
Watson Central	2191 Watson Boulevard	Warner Robins	GA	31093-2961	24,047	19.6%	$49,979	26,001	8.1%	$53,761	7.6%	850
Wesley Chapel Crossing	2440 Wesley Chapel Road	Decatur	GA	30035-3425	28,110	8.9%	$53,320	29,237	4.0%	$54,357	1.9%	994
West Gate Plaza	5440 Highway 90 West	Mobile	AL	36619-4227	9,605	2.6%	$45,448	9,684	0.8%	$47,197	3.8%	340
West Towne Square	2204 Shorter Avenue	Rome	GA	30165-2036	9,930	3.6%	$38,531	10,087	1.6%	$40,313	4.6%	351
Westgate Square	15740-15984 West State Road 84	Sunrise	FL	33326-1206	22,152	4.9%	$80,061	22,979	3.7%	$86,527	8.1%	783
Whitehall Kent	1975 Courtland Drive	Kent	OH	44240-4611	12,953	4.4%	$39,645	13,098	1.1%	$41,836	5.5%	458
Willowdaile II	3823 Guess Road	Durham	NC	27705-1533	18,712	16.1%	$50,600	20,300	8.5%	$52,085	2.9%	662
Winnsboro Plaza	721 US Highway 321 Bypass S	Winnsboro	SC	29180-6326	2,858	-2.2%	$26,402	2,806	-1.8%	$26,831	1.6%	101
Alexander Plaza	541 Alexander Plaza	Franklin	TN	37064-3094	16,961	33.2%	$79,835	19,401	14.4%	$86,164	7.9%	600
Ashley Crossing	2245 Ashley Crossing	Charleston	SC	29414-5704	23,895	11.2%	$49,467	25,165	5.3%	$54,377	9.9%	845
Banks Station	101 Banks Station	Fayetteville	GA	30214-7507	9,059	21.2%	$69,106	9,786	8.0%	$70,903	2.6%	320
Beacon Heights	1462 Eatonton Road	Madison	GA	30650-4640	2,003	18.5%	$48,579	2,160	7.8%	$52,365	7.8%	71
Tri-State Plaza	294 Country Road 120 South	South Point	OH	45680-8825	9,692	-1.0%	$31,752	9,526	-1.7%	$33,143	4.4%	343
Capital West	4330 West Tennessee Street	Tallahassee	FL	32304	21,190	16.5%	$27,914	22,808	7.6%	$29,480	5.6%	749
Carriage Gate	833 Eastern Bypass	Richmond	KY	40475-2569	12,573	24.8%	$32,266	13,599	8.2%	$34,883	8.1%	445
Cherokee Square	1802 North Jackson Street	Tullahoma	TN	37388-8218	6,952	5.1%	$40,705	7,089	2.0%	$43,204	6.1%	246
Chesterfield Commons	831 Chesterfield Highway	Cheraw	SC	29520-7004	3,945	2.4%	$33,279	3,960	0.4%	$34,764	4.5%	140
Columbia Square	845 Nashville Highway	Columbia	TN	38401-2477	9,426	7.9%	$33,645	10,072	6.9%	$34,394	2.2%	333
Country Bridge	9020 US Highway 64	Arlington	TN	38002-4767	18,297	26.3%	$79,088	19,598	7.1%	$83,743	5.9%	647
Dodge County Marketplace	1310 Oak Street	Eastman	GA	31023-3310	3,359	7.9%	$30,410	3,458	3.0%	$31,887	4.9%	119
Eastridge Crossing	200 Thompson Street	Hendersonville	NC	28792-2806	11,945	11.6%	$39,399	12,580	5.3%	$41,751	6.0%	422
East Side Plaza	3010 East Meighan Boulevard	Gadsden	AL	35903-3916	7,021	2.8%	$34,098	7,062	0.6%	$35,380	3.8%	248
Ellis Crossing	649 North Expressway	Griffin	GA	30223-2021	12,266	9.8%	$34,450	12,786	4.2%	$35,943	4.3%	434
Farragut Pointe	11132 Kingston Pike	Farragut	TN	37934	12,280	20.3%	$83,174	13,219	7.7%	$88,083	5.9%	434
Felton’s Crossing	877 Joe Frank Harris Parkway	Cartersville	GA	30120-2140	9,237	23.7%	$43,380	10,101	9.4%	$45,030	3.8%	327
Five Forks Crossing	3055 Five Forks Trickum Road	Lilburn	GA	30047	20,729	19.2%	$80,163	22,961	10.8%	$81,326	1.5%	733
Five Forks Village	850 Dogwood Road	Lawrenceville	GA	30044-7218	21,387	20.2%	$79,318	23,752	11.1%	$80,535	1.5%	756
Fort Oglethorpe Marketplace	526 Battlefield Parkway	Fort Oglethorpe	GA	30742-3849	15,660	9.9%	$36,865	16,258	3.8%	$38,573	4.6%	554
Hickory Corners	1840 US Highway 70 SE	Hickory	NC	28602-5156	8,704	8.1%	$34,799	9,001	3.4%	$35,796	2.9%	308
Island Creek Crossing	715 North Norwood	Wallace	NC	28466-1541	2,743	11.3%	$32,963	2,875	4.8%	$35,031	6.3%	97
Kelley Corners	230 Kelley Street	Lake City	SC	29560-2416	3,982	2.0%	$31,611	4,011	0.7%	$33,759	6.8%	141
Lawrenceville Town Center	455 Grayson Highway	Lawrenceville	GA	30245-7171	20,294	57.3%	$60,113	22,904	12.9%	$62,168	3.4%	718
Lexington Commons	1233 North Lee Highway	Lexington	VA	24450-3307	3,027	7.8%	$41,707	3,092	2.2%	$46,215	10.8%	107
Merchant’s Square	7195 Highway 85	Riverdale	GA	30274-2963	30,969	11.2%	$42,568	32,396	4.6%	$42,810	0.6%	1,095
Merchant’s Walk	837-839 Broad Street	Sumter	SC	29150-2542	13,229	4.0%	$39,819	13,339	0.8%	$41,736	4.8%	468
Memorial Village	710 Memorial Boulevard	Murfreesboro	TN	37130-2791	29,538	44.1%	$38,996	34,109	15.5%	$40,546	4.0%	1,045
Myrtle Grove	5511 Carolina Beach Road	Wilmington	NC	28412-2630	15,092	37.3%	$58,064	16,900	12.0%	$61,521	6.0%	534
Lafayette Center	1109 North Main Street	Lafayette	GA	30728-2119	4,014	16.8%	$29,959	4,268	6.3%	$31,358	4.7%	142
Overlook at Hamilton Place	2288 Gunbarrel Road	Chattanooga	TN	37421-2670	16,934	22.7%	$50,322	18,224	7.6%	$53,404	6.1%	599
Pepperell Corners	2300 Pepperell Parkway	Opelika	AL	36801	10,090	17.5%	$39,722	10,825	7.3%	$42,425	6.8%	357
Pineridge Crossing	1788 East Broad Avenue	Rockingham	NC	28379-4442	7,815	-3.5%	$28,617	7,662	-2.0%	$29,070	1.6%	276

A:3

Property Name	Address	City	State	Zip Code	2009 Households	Household Growth 2000-2009	2009 Median Household Income	2014 Households	Household Growth 2009-2014	2014 Median Household Income	Median Household Income Growth 2009-2014	2009 Household Density
Riverplace	108-150 Riverstone Parkway	Canton	GA	30114-2448	8,105	120.4%	$48,049	10,407	28.4%	$50,538	5.2%	287
Shannon Square	4720 Jonesboro Road	Union City	GA	30291-1956	14,374	59.2%	$45,964	17,139	19.2%	$49,270	7.2%	508
La Grange	299 Commerce Avenue	LaGrange	GA	30241-2339	10,921	6.4%	$33,733	11,425	4.6%	$35,618	5.6%	386
White Sands	550 Mary Esther Cutoff	Fort Walton Beach	FL	32548-4080	19,985	7.8%	$49,105	21,051	5.3%	$55,886	13.8%	707
Woodstock Place	10029 Highway 92	Woodstock	GA	30188-6430	20,838	34.0%	$66,295	24,025	15.3%	$66,875	0.9%	737
Lake Street Plaza	510 West Lake Street	Addison	IL	60101-2307	28,888	2.3%	$63,223	29,241	1.2%	$65,694	3.9%	1,022
Aiken	1769 Whiskey Road	Aiken	SC	29803-7337	13,013	17.0%	$60,809	14,070	8.1%	$65,059	7.0%	460
Barberton	33 Fifth Street SE	Barberton	OH	44203-4203	20,119	-2.5%	$39,062	19,788	-1.7%	$41,023	5.0%	712
Barrington Plaza	546 Stockbridge Road	Great Barrington	MA	01230-1296	1,581	-0.9%	$58,139	1,601	1.3%	$64,155	10.3%	56
Beavercreek Plaza	1294 North Fairfield Road	Beavercreek	OH	45432-2636	14,821	7.2%	$76,770	15,274	3.1%	$81,604	6.3%	524
Belden Village	4800 Everhard Road NW	Canton	OH	44718-2413	21,417	1.9%	$49,942	21,594	0.8%	$53,515	7.2%	757
Bellevue	53 Donnermeyer Drive	Bellevue	KY	41073-1352	57,092	-2.3%	$33,237	56,289	-1.4%	$36,054	8.5%	2,019
Bloomington Commons	1701 East Empire Street	Bloomington	IL	61704-3532	34,688	12.6%	$52,042	36,812	6.1%	$56,285	8.2%	1,227
Camino Square	291 West Camino Real	Boca Raton	FL	33432-5943	37,691	1.7%	$55,716	38,975	3.4%	$60,348	8.3%	1,333
Lakeside Plaza	2108 Cortez Road West	Bradenton	FL	34207-1242	48,690	4.3%	$37,506	51,151	5.1%	$41,003	9.3%	1,722
Bridgehampton Commons	1527 Montauk Highway	Bridgehampton	NY	11932	1,741	6.9%	$94,076	1,804	3.6%	$107,376	14.1%	62
Kmart Plaza-Brunswick	3303 Center Road	Brunswick	OH	44212-3830	15,814	9.5%	$64,350	16,549	4.7%	$67,599	5.0%	559
Cambridge	2101 Southgate Parkway	Cambridge	OH	43725-3080	6,300	-2.1%	$31,415	6,227	-1.2%	$33,759	7.5%	223
Canton Hills	3901 Everhard Road NW	Canton	OH	44709-4004	23,934	1.2%	$48,710	24,035	0.4%	$51,420	5.6%	846
Voice Road Plaza	Seven Voice Road	Carle Place	NY	11514-1505	47,510	-3.4%	$87,357	46,561	-2.0%	$96,312	10.3%	1,680
Centereach	151 Centereach Mall	Centereach	NY	11720-2747	32,759	3.7%	$86,664	33,273	1.6%	$96,056	10.8%	1,159
Cross Pointe	261 East Alex Bell Road	Centerville	OH	45459-2706	26,242	-3.8%	$63,753	25,669	-2.2%	$66,659	4.6%	928
Charles Town	Four Charles Town Plaza	Charles Town	WV	25414-3954	6,137	27.7%	$42,940	6,857	11.7%	$47,490	10.6%	217
Saint Andrews Center	975 Savannah Highway	Charleston	SC	29407-7859	28,401	6.2%	$40,328	29,428	3.6%	$43,473	7.8%	1,004
Independence Square	7411 East Independence Blvd	Charlotte	NC	28212-9431	34,109	14.1%	$49,992	37,012	8.5%	$52,029	4.1%	1,206
Red Bank	2011 Dayton Boulevard	Chattanooga	TN	37415-6411	16,294	5.1%	$37,184	16,830	3.3%	$39,424	6.0%	576
Cherry Hill	400 East Evesham Road	Cherry Hill	NJ	08003-3399	30,368	5.7%	$78,141	31,218	2.8%	$85,230	9.1%	1,074
Ridge Plaza	5375 Ridge Avenue	Cincinnati	OH	45213-2543	53,963	-3.0%	$45,935	53,105	-1.6%	$49,362	7.5%	1,909
Clawson	1075 West 14 Mile Road	Clawson	MI	48017-1407	49,837	-2.1%	$61,516	49,196	-1.3%	$63,664	3.5%	1,763
Cottman-Castor	2045 Cottman Avenue	Philadelphia	PA	19149-1118	113,930	-4.3%	$43,088	111,345	-2.3%	$46,099	7.0%	4,029
Big Town	400 Big Town Shopping Center	Dallas	TX	75149-7014	42,776	-0.9%	$40,041	43,249	1.1%	$41,291	3.1%	1,513
Mount Rose Plaza	1045 Mount Rose Avenue	York	PA	17403-2961	35,270	4.2%	$41,745	36,315	3.0%	$44,929	7.6%	1,247
Eagledale	2702 North Tibbs Avenue	Indianapolis	IN	46222-2131	34,816	-3.2%	$36,349	34,447	-1.1%	$38,013	4.6%	1,231
Ridge Pike Plaza-Eagleville	3200 Ridge Pike	Norristown	PA	19403-1430	17,026	10.6%	$82,622	17,828	4.7%	$90,789	9.9%	602
Sports Authority Plaza	993 North Semoran Boulevard	Orlando	FL	32807-3560	42,552	5.4%	$43,445	44,813	5.3%	$46,728	7.6%	1,505
Pocono Plaza	300 Lincoln Avenue	East Stroudsburg	PA	18301-2815	10,964	12.7%	$46,901	11,629	6.1%	$50,732	8.2%	388
Eastern Boulevard	2430 Eastern Boulevard	York	PA	17402-2901	28,033	7.5%	$45,841	29,290	4.5%	$49,248	7.4%	991
Town & Country-Elgin	308 South McLean Boulevard	Elgin	IL	60123-7137	34,069	13.9%	$62,634	36,595	7.4%	$66,187	5.7%	1,205
Ellisville	15446 Manchester Road	Ballwin	MO	63011-3029	26,734	0.0%	$87,319	26,672	-0.2%	$93,246	6.8%	946
Value City-Elmsmere	2201 Kirkwood Highway	Elsmere	DE	19805-4903	35,578	-0.8%	$49,537	35,803	0.6%	$52,854	6.7%	1,258
Elyria	349 Midway Boulevard	Elyria	OH	44035-2441	21,751	-0.3%	$42,461	21,808	0.3%	$44,582	5.0%	769
Erie Mini Mart	West 26th Street	Erie	PA	16502	38,453	0.1%	$37,921	38,369	-0.2%	$40,399	6.5%	1,360
Farmington	22128 Farmington Road	Farmington	MI	48336-4010	31,004	-4.2%	$64,230	30,225	-2.5%	$65,745	2.4%	1,097
Felbram	5208 West Washington Street	Indianapolis	IN	46241-2208	28,337	-2.1%	$38,013	28,223	-0.4%	$39,768	4.6%	1,002
Fern Park	5400 Touchstone Drive	Orlando	FL	32819-9453	26,526	23.4%	$44,120	29,753	12.2%	$46,923	6.4%	938
Forest Park	4140 Jonesboro Road	Forest Park	GA	30297-1072	14,615	2.5%	$33,686	15,032	2.9%	$34,718	3.1%	517
Kmart Plaza	2111 South US Highway One	Fort Pierce	FL	34950-5151	16,189	3.7%	$31,658	17,044	5.3%	$33,896	7.1%	573
Gainesville	1500 Browns Bridge Road	Gainesville	GA	30501-4717	13,595	25.7%	$40,441	15,283	12.4%	$43,015	6.4%	481
Akers Center	1453 East Franklin Boulevard	Gastonia	NC	28054-4059	21,055	6.6%	$37,876	21,932	4.2%	$39,102	3.2%	745
Gettysburg Plaza	231 West Street	Gettysburg	PA	17325-2510	5,774	12.8%	$44,323	6,121	6.0%	$47,427	7.0%	204
South Shore Plaza	1111 South Beacon Boulevard	Grand Haven	MI	49417-2608	11,125	6.0%	$48,602	11,454	3.0%	$49,737	2.3%	393
Green Orchard	745 Center Drive NW	Walker	MI	49544-6918	24,004	0.3%	$42,566	24,126	0.5%	$43,629	2.5%	849
Gravois	3861 Gravois Avenue	Saint Louis	MO	63116-4657	75,180	-0.6%	$38,158	75,160	0.0%	$41,842	9.7%	2,659
Greenlight	18235 Euclid Avenue	Cleveland	OH	44112-1027	50,824	-9.8%	$35,174	47,715	-6.1%	$37,330	6.1%	1,798
Greenwood	1650 East County Line Road	Greenwood	IN	46227-0965	34,545	9.8%	$53,162	36,421	5.4%	$56,173	5.7%	1,222
Grove Gate	2969 SW 32nd Avenue	Miami	FL	33133-3612	71,650	11.7%	$44,407	76,767	7.1%	$47,957	8.0%	2,534
Hagerstown	501 Dual Highway	Hagerstown	MD	21740-5715	25,549	10.9%	$42,074	27,078	6.0%	$46,120	9.6%	904
South Hamilton	2800 South Hamilton Road	Columbus	OH	43232-4961	35,977	1.3%	$40,012	36,348	1.0%	$41,560	3.9%	1,272
Hampton Bays	190 West Montauk Highway	Hampton Bays	NY	11946-2386	6,150	5.6%	$66,426	6,267	1.9%	$73,611	10.8%	218
Hazelwood	7238 North Lindbergh Boulevard	Hazelwood	MO	63042-2019	31,538	-2.5%	$49,556	31,057	-1.5%	$52,656	6.3%	1,115
Henrietta	1190 Jefferson Road	Rochester	NY	14623-3102	20,638	3.8%	$54,942	20,978	1.7%	$58,641	6.7%	730
Homestead Town Square	915 North Homestead Boulevard	Homestead	FL	33030-5026	34,538	67.6%	$35,670	41,635	20.6%	$39,646	11.1%	1,222
Kroger-Houston	5235 Aldine Mail Road	Houston	TX	77039-3803	21,050	4.5%	$33,912	21,899	4.0%	$36,257	6.9%	744
Irondequoit	1111 Ridge Road East	Rochester	NY	14621-1903	55,296	-6.0%	$33,279	53,430	-3.4%	$34,675	4.2%	1,956
Jennings	8949 Jennings Station Road	Saint Louis	MO	63136-5072	39,491	-5.0%	$33,215	38,376	-2.8%	$34,790	4.7%	1,397
Atlanta Center (Jonesboro)	Jonesboro Road	Atlanta	GA	30349	14,544	34.7%	$43,901	16,646	14.5%	$47,749	8.8%	514
Kennywood	1356 Hoffman Boulevard	West Mifflin	PA	15122-2301	38,804	-7.5%	$33,136	37,027	-4.6%	$35,674	7.7%	1,372
Kettering	1724 Woodman Drive	Dayton	OH	45420-3662	44,015	-4.8%	$42,652	42,684	-3.0%	$44,419	4.1%	1,557
Lafayette	2200 Greenbush Street	Lafayette	IN	47904-2342	31,044	6.7%	$32,677	32,496	4.7%	$33,263	1.8%	1,098
Semoran Restaurant	State Road 436	Orlando	FL	32808	34,912	5.1%	$39,260	36,684	5.1%	$41,939	6.8%	1,235
Wal-Mart Plaza	1111 Missouri Avenue	Largo	FL	33770-1815	47,119	-1.2%	$40,823	47,478	0.8%	$44,053	7.9%	1,666
Selmon’s Plaza	2480 East Bay Drive	Largo	FL	33771-2467	51,120	-2.3%	$41,187	51,204	0.2%	$44,487	8.0%	1,808
Reef Plaza	3282 North State Road Seven	Fort Lauderdale	FL	33319-5615	65,154	-0.6%	$38,110	66,582	2.2%	$41,626	9.2%	2,304
Babies-R-Us Plaza	7350 West Commercial Boulevard	Lauderhill	FL	33319-2128	73,786	2.0%	$43,048	76,285	3.4%	$46,512	8.0%	2,610
Leesburg Shops	745 North 14th Street	Leesburg	FL	34748-4212	12,351	27.6%	$34,113	14,077	14.0%	$36,815	7.9%	437
Lemay	1040-1070 Lemay Ferry Road	Lemay	MO	63125-1744	42,045	-0.9%	$44,638	41,831	-0.5%	$47,554	6.5%	1,487
Lexington	3220 Nicholasville Road	Lexington	KY	40503-3382	45,959	8.7%	$48,531	48,214	4.9%	$51,119	5.3%	1,625
Century Plaza	37300 Five Mile Road	Livonia	MI	48154-1800	24,441	-7.6%	$77,488	23,363	-4.4%	$79,604	2.7%	864
Searstown	100 Commercial Road	Leominster	MA	01453-3333	16,741	0.3%	$55,046	16,806	0.4%	$60,263	9.5%	592
Macon	3824 Pio Nono Avenue	Macon	GA	31206-3081	16,087	-6.5%	$22,278	15,690	-2.5%	$22,401	0.6%	569
Old Towne Village	111 Gallatin Road North	Madison	TN	37115-3701	21,078	6.6%	$37,820	21,944	4.1%	$40,043	5.9%	745
Peppertree Plaza	5600 West Sample Road	Margate	FL	33073-3423	52,792	6.5%	$56,205	55,460	5.1%	$62,604	11.4%	1,867
Marketplace Square (Stuart)	3245 NW Federal Highway	Jensen Beach	FL	34957-4457	14,642	19.3%	$49,860	16,247	11.0%	$55,600	11.5%	518

Property Name	Address	City	State	Zip Code	2010 Households	Household Growth 2000-2010	2010 Median HH Income	2015 Households	Household Growth 2010-2015	2015 Median Household Income	Median Household Income Growth 2010-2015	2010 Household Density
Riverplace	108-150 Riverstone Parkway	Canton	GA	30114-2448	7,783	110.4%	$49,259	9,332	19.9%	$52,044	5.7%	275
Shannon Square	4720 Jonesboro Road	Union City	GA	30291-1956	14,998	67.5%	$47,744	17,208	14.7%	$49,956	4.6%	530
La Grange	299 Commerce Avenue	LaGrange	GA	30241-2339	11,436	10.2%	$33,565	11,973	4.7%	$34,510	2.8%	404
White Sands	550 Mary Esther Cutoff	Fort Walton Beach	FL	32548-4080	19,354	6.4%	$50,197	20,049	3.6%	$56,109	11.8%	685
Woodstock Place	10029 Highway 92	Woodstock	GA	30188-6430	20,018	31.0%	$68,755	22,387	11.8%	$69,341	0.9%	708
Lake Street Plaza	510 West Lake Street	Addison	IL	60101-2307	28,641	2.1%	$65,010	28,722	0.3%	$67,157	3.3%	1,013
Aiken	1769 Whiskey Road	Aiken	SC	29803-7337	12,982	18.3%	$60,041	13,798	6.3%	$62,730	4.5%	459
Barberton	33 Fifth Street SE	Barberton	OH	44203-4203	20,022	-3.2%	$39,846	19,496	-2.6%	$41,411	3.9%	708
Barrington Plaza	546 Stockbridge Road	Great Barrington	MA	01230-1296	1,635	-1.6%	$58,825	1,604	-1.9%	$64,195	9.1%	58
Beavercreek Plaza	1294 North Fairfield Road	Beavercreek	OH	45432-2636	14,742	7.4%	$79,513	15,003	1.8%	$83,672	5.2%	521
Belden Village	4800 Everhard Road NW	Canton	OH	44718-2413	21,132	1.1%	$50,473	21,034	-0.5%	$52,915	4.8%	747
Bellevue	53 Donnermeyer Drive	Bellevue	KY	41073-1352	57,482	-1.9%	$34,051	56,750	-1.3%	$36,731	7.9%	2,033
Bloomington Commons	1701 East Empire Street	Bloomington	IL	61704-3532	35,075	13.9%	$54,169	36,833	5.0%	$57,655	6.4%	1,241
Camino Square	291 West Camino Real	Boca Raton	FL	33432-5943	37,544	0.5%	$56,352	38,477	2.5%	$60,026	6.5%	1,328
Lakeside Plaza	2108 Cortez Road West	Bradenton	FL	34207-1242	47,543	2.4%	$37,218	49,836	4.8%	$39,694	6.7%	1,681
Bridgehampton Commons	1527 Montauk Highway	Bridgehampton	NY	11932	1,954	14.6%	$96,236	2,040	4.4%	$110,168	14.5%	69
Kmart Plaza-Brunswick	3303 Center Road	Brunswick	OH	44212-3830	15,181	5.8%	$66,671	15,495	2.1%	$69,452	4.2%	537
Cambridge	2101 Southgate Parkway	Cambridge	OH	43725-3080	6,277	-2.6%	$32,534	6,115	-2.6%	$34,480	6.0%	222
Canton Hills	3901 Everhard Road NW	Canton	OH	44709-4004	23,723	0.7%	$49,058	23,565	-0.7%	$50,765	3.5%	839
Voice Road Plaza	Seven Voice Road	Carle Place	NY	11514-1505	49,279	0.6%	$90,394	48,946	-0.7%	$98,368	8.8%	1,743
Centereach	151 Centereach Mall	Centereach	NY	11720-2747	33,864	7.3%	$89,106	34,543	2.0%	$97,489	9.4%	1,198
Cross Pointe	261 East Alex Bell Road	Centerville	OH	45459-2706	25,718	-5.6%	$64,248	24,705	-3.9%	$66,351	3.3%	910
Charles Town	Four Charles Town Plaza	Charles Town	WV	25414-3954	6,353	33.6%	$45,855	7,047	10.9%	$50,824	10.8%	225
Saint Andrews Center	975 Savannah Highway	Charleston	SC	29407-7859	28,333	6.2%	$41,725	29,483	4.1%	$44,683	7.1%	1,002
Independence Square	7411 East Independence Blvd	Charlotte	NC	28212-9431	34,734	18.2%	$50,997	38,579	11.1%	$52,458	2.9%	1,228
Red Bank	2011 Dayton Boulevard	Chattanooga	TN	37415-6411	16,530	6.3%	$38,132	16,949	2.5%	$39,953	4.8%	585
Cherry Hill	400 East Evesham Road	Cherry Hill	NJ	08003-3399	30,891	8.8%	$80,513	31,643	2.4%	$86,048	6.9%	1,093
Ridge Plaza	5375 Ridge Avenue	Cincinnati	OH	45213-2543	53,679	-2.8%	$46,497	52,649	-1.9%	$49,359	6.2%	1,899
Clawson	1075 West 14 Mile Road	Clawson	MI	48017-1407	48,724	-3.2%	$62,630	47,553	-2.4%	$64,362	2.8%	1,723
Cottman-Castor	2045 Cottman Avenue	Philadelphia	PA	19149-1118	117,919	-0.7%	$43,911	117,651	-0.2%	$46,271	5.4%	4,171
Big Town	400 Big Town Shopping Center	Dallas	TX	75149-7014	42,831	0.8%	$40,734	43,392	1.3%	$41,541	2.0%	1,515
Mount Rose Plaza	1045 Mount Rose Avenue	York	PA	17403-2961	35,450	4.6%	$42,735	36,135	1.9%	$45,084	5.5%	1,254
Eagledale	2702 North Tibbs Avenue	Indianapolis	IN	46222-2131	34,463	-3.9%	$36,252	33,890	-1.7%	$37,265	2.8%	1,219
Ridge Pike Plaza-Eagleville	3200 Ridge Pike	Norristown	PA	19403-1430	16,959	9.6%	$84,625	17,476	3.1%	$92,675	9.5%	600
Sports Authority Plaza	993 North Semoran Boulevard	Orlando	FL	32807-3560	42,508	4.6%	$43,745	44,579	4.9%	$46,079	5.3%	1,503
Pocono Plaza	300 Lincoln Avenue	East Stroudsburg	PA	18301-2815	10,821	11.6%	$47,232	11,238	3.9%	$49,889	5.6%	383
Eastern Boulevard	2430 Eastern Boulevard	York	PA	17402-2901	27,914	7.5%	$46,906	28,746	3.0%	$49,587	5.7%	987
Town & Country-Elgin	308 South McLean Boulevard	Elgin	IL	60123-7137	34,480	15.5%	$62,969	36,799	6.7%	$65,374	3.8%	1,219
Ellisville	15446 Manchester Road	Ballwin	MO	63011-3029	26,902	1.6%	$88,600	26,860	-0.2%	$93,825	5.9%	951
Value City-Elmsmere	2201 Kirkwood Highway	Elsmere	DE	19805-4903	35,502	-0.6%	$51,283	35,504	0.0%	$54,009	5.3%	1,256
Elyria	349 Midway Boulevard	Elyria	OH	44035-2441	21,247	-2.1%	$43,342	20,980	-1.3%	$44,875	3.5%	751
Erie Mini Mart	West 26th Street	Erie	PA	16502	38,563	0.8%	$38,942	38,314	-0.7%	$40,847	4.9%	1,364
Farmington	22128 Farmington Road	Farmington	MI	48336-4010	30,581	-6.0%	$65,152	29,425	-3.8%	$66,109	1.5%	1,082
Felbram	5208 West Washington Street	Indianapolis	IN	46241-2208	28,237	-2.0%	$37,857	28,027	-0.7%	$38,903	2.8%	999
Fern Park	5400 Touchstone Drive	Orlando	FL	32819-9453	27,681	28.3%	$44,406	30,369	9.7%	$46,033	3.7%	979
Forest Park	4140 Jonesboro Road	Forest Park	GA	30297-1072	14,768	3.7%	$34,693	15,150	2.6%	$35,864	3.4%	522
Kmart Plaza	2111 South US Highway One	Fort Pierce	FL	34950-5151	16,825	8.0%	$31,884	18,679	11.0%	$34,261	7.5%	595
Gainesville	1500 Browns Bridge Road	Gainesville	GA	30501-4717	14,179	30.8%	$41,053	15,813	11.5%	$42,932	4.6%	501
Akers Center	1453 East Franklin Boulevard	Gastonia	NC	28054-4059	21,154	8.2%	$39,128	22,088	4.4%	$40,164	2.6%	748
Gettysburg Plaza	231 West Street	Gettysburg	PA	17325-2510	5,833	13.7%	$45,310	6,093	4.5%	$47,889	5.7%	206
South Shore Plaza	1111 South Beacon Boulevard	Grand Haven	MI	49417-2608	11,054	6.9%	$49,234	11,335	2.5%	$50,331	2.2%	391
Green Orchard	745 Center Drive NW	Walker	MI	49544-6918	23,719	-0.2%	$43,117	23,599	-0.5%	$43,699	1.3%	839
Gravois	3861 Gravois Avenue	Saint Louis	MO	63116-4657	75,775	0.4%	$38,712	75,609	-0.2%	$41,794	8.0%	2,680
Greenlight	18235 Euclid Avenue	Cleveland	OH	44112-1027	50,929	-10.2%	$35,514	47,710	-6.3%	$37,012	4.2%	1,801
Greenwood	1650 East County Line Road	Greenwood	IN	46227-0965	35,002	10.8%	$53,825	36,542	4.4%	$55,901	3.9%	1,238
Grove Gate	2969 SW 32nd Avenue	Miami	FL	33133-3612	68,475	7.1%	$45,534	71,724	4.7%	$48,859	7.3%	2,422
Hagerstown	501 Dual Highway	Hagerstown	MD	21740-5715	25,716	10.9%	$42,953	26,711	3.9%	$46,130	7.4%	910
South Hamilton	2800 South Hamilton Road	Columbus	OH	43232-4961	35,983	1.2%	$41,180	36,310	0.9%	$42,026	2.1%	1,273
Hampton Bays	190 West Montauk Highway	Hampton Bays	NY	11946-2386	6,685	14.9%	$67,967	7,001	4.7%	$74,190	9.2%	236
Hazelwood	7238 North Lindbergh Boulevard	Hazelwood	MO	63042-2019	31,315	-2.9%	$50,110	30,593	-2.3%	$52,256	4.3%	1,108
Henrietta	1190 Jefferson Road	Rochester	NY	14623-3102	20,551	4.6%	$56,253	20,746	1.0%	$59,314	5.4%	727
Homestead Town Square	915 North Homestead Boulevard	Homestead	FL	33030-5026	32,252	57.0%	$36,309	35,649	10.5%	$38,775	6.8%	1,141
Kroger-Houston	5235 Aldine Mail Road	Houston	TX	77039-3803	20,823	3.1%	$35,295	21,279	2.2%	$37,680	6.8%	736
Irondequoit	1111 Ridge Road East	Rochester	NY	14621-1903	55,540	-4.9%	$34,000	53,831	-3.1%	$34,926	2.7%	1,964
Jennings	8949 Jennings Station Road	Saint Louis	MO	63136-5072	39,677	-4.2%	$33,519	38,610	-2.7%	$34,278	2.3%	1,403
Atlanta Center (Jonesboro)	Jonesboro Road	Atlanta	GA	30349	15,630	43.3%	$45,632	17,466	11.8%	$48,432	6.1%	553
Kennywood	1356 Hoffman Boulevard	West Mifflin	PA	15122-2301	38,595	-7.5%	$34,137	36,829	-4.6%	$36,496	6.9%	1,365
Kettering	1724 Woodman Drive	Dayton	OH	45420-3662	44,184	-4.7%	$43,483	42,689	-3.4%	$44,935	3.3%	1,563
Lafayette	2200 Greenbush Street	Lafayette	IN	47904-2342	30,957	6.1%	$33,453	31,978	3.3%	$33,938	1.4%	1,095
Semoran Restaurant	State Road 436	Orlando	FL	32808	34,645	4.1%	$39,747	36,617	5.7%	$41,427	4.2%	1,225
Wal-Mart Plaza	1111 Missouri Avenue	Largo	FL	33770-1815	47,175	-1.2%	$41,612	47,091	-0.2%	$44,154	6.1%	1,668
Selmon’s Plaza	2480 East Bay Drive	Largo	FL	33771-2467	51,532	-2.5%	$42,016	51,189	-0.7%	$44,565	6.1%	1,823
Reef Plaza	3282 North State Road Seven	Fort Lauderdale	FL	33319-5615	64,304	-1.8%	$38,490	64,881	0.9%	$40,952	6.4%	2,274
Babies-R-Us Plaza	7350 West Commercial Boulevard	Lauderhill	FL	33319-2128	72,690	0.5%	$43,521	74,086	1.9%	$45,941	5.6%	2,571
Leesburg Shops	745 North 14th Street	Leesburg	FL	34748-4212	12,440	28.5%	$33,757	14,315	15.1%	$35,470	5.1%	440
Lemay	1040-1070 Lemay Ferry Road	Lemay	MO	63125-1744	42,158	-0.4%	$45,204	41,762	-0.9%	$47,398	4.9%	1,491
Lexington	3220 Nicholasville Road	Lexington	KY	40503-3382	45,897	9.1%	$50,107	48,154	4.9%	$52,717	5.2%	1,623
Century Plaza	37300 Five Mile Road	Livonia	MI	48154-1800	23,124	-11.2%	$78,369	21,556	-6.8%	$80,319	2.5%	818
Searstown	100 Commercial Road	Leominster	MA	01453-3333	16,378	-1.3%	$57,027	16,121	-1.6%	$61,163	7.3%	579
Macon	3824 Pio Nono Avenue	Macon	GA	31206-3081	16,125	-6.7%	$23,252	15,629	-3.1%	$23,358	0.5%	570
Old Towne Village	111 Gallatin Road North	Madison	TN	37115-3701	20,411	5.7%	$38,353	20,978	2.8%	$39,795	3.8%	722
Peppertree Plaza	5600 West Sample Road	Margate	FL	33073-3423	53,078	6.6%	$56,823	55,369	4.3%	$62,174	9.4%	1,877
Marketplace Square (Stuart)	3245 NW Federal Highway	Jensen Beach	FL	34957-4457	14,511	18.3%	$49,573	16,074	10.8%	$53,879	8.7%	513

A:4

Property Name	Address	City	State	Zip Code	2009 Households	Household Growth 2000-2009	2009 Median Household Income	2014 Households	Household Growth 2009-2014	2014 Median Household Income	Median Household Income Growth 2009-2014	2009 Household Density
Martins Food Plaza	520 South Raleigh Street	Martinsburg	WV	25401-2642	15,132	29.9%	$44,168	17,123	13.2%	$49,636	12.4%	535
Massillon	1970 Lincoln Way East	Massillon	OH	44646-6965	23,184	3.8%	$45,034	23,573	1.7%	$47,514	5.5%	820
NASA Plaza	787 South Babcock Street	Melbourne	FL	32901-1801	19,667	10.5%	$40,817	21,056	7.1%	$44,789	9.7%	696
Erie Commons	7980 Plaza Boulevard	Mentor	OH	44060-5517	16,220	5.4%	$60,950	16,600	2.3%	$64,606	6.0%	574
Hill’s Plaza-Mentor	8445 Market Street	Mentor	OH	44060-4116	22,883	6.6%	$62,626	23,581	3.1%	$66,042	5.5%	809
Middletown Plaza	300 West Main Street	Middletown	PA	17057-1220	9,358	2.0%	$47,014	9,489	1.4%	$50,887	8.2%	331
Miller Road	9420 SW 56th Street	Miami	FL	33165-6422	51,861	-2.4%	$55,385	52,261	0.8%	$60,300	8.9%	1,834
Morse Plaza	1700 Morse Road	Columbus	OH	43229-9513	56,319	-2.7%	$42,385	55,780	-1.0%	$44,083	4.0%	1,992
Beltline Plaza	1680 East Apple Avenue	Muskegon	MI	49442-4241	17,584	-1.1%	$28,478	17,457	-0.7%	$28,962	1.7%	622
Northgate	1974 North Wickham Road	Melbourne	FL	32935-8179	23,359	7.7%	$47,743	24,727	5.9%	$53,080	11.2%	826
Nanuet	420 Nanuet Mall South	Nanuet	NY	10954-2710	32,410	3.8%	$75,964	33,025	1.9%	$83,215	9.5%	1,146
New Kensington	200 Tarentum Bridge Road	New Kensington	PA	15068-4626	20,017	-6.2%	$38,519	19,302	-3.6%	$42,041	9.1%	708
Lake Forest	1450 Main Street	Baton Rouge	LA	70802-4663	29,395	-3.3%	$25,911	28,627	-2.6%	$27,660	6.8%	1,040
Port Richey	US Highway 19	New Port Richey	FL	34652	28,794	7.0%	$34,711	30,727	6.7%	$38,525	11.0%	1,018
Norriton Square (Norristown)	55 East Germantown Pike	East Norriton	PA	19401-1558	29,787	1.4%	$60,109	30,090	1.0%	$65,131	8.4%	1,053
Ives Dairy Crossing	19975 NW Second Avenue	Miami	FL	33169-2911	57,733	-0.1%	$40,912	58,877	2.0%	$43,878	7.2%	2,042
Oak Creek	2100 East Whipp Road	Dayton	OH	45440-2820	28,250	-4.2%	$57,967	27,492	-2.7%	$60,704	4.7%	999
Ogden	3656 Wall Avenue	Ogden	UT	84405-7101	27,913	1.8%	$43,836	28,689	2.8%	$46,957	7.1%	987
Olentangy Plaza	3360 Olentangy River Road	Columbus	OH	43202-1521	60,544	-3.2%	$41,125	59,929	-1.0%	$42,888	4.3%	2,141
Olmsted	12 James Street	Middletown	PA	17057-3326	11,486	1.4%	$47,079	11,654	1.5%	$50,510	7.3%	406
Sodo	2470 South Orange Avenue	Orlando	FL	32806-4544	48,305	8.8%	$40,967	51,707	7.0%	$44,408	8.4%	1,708
Value City-Ottawa	2900 Columbus Street	Ottawa	IL	61350-1010	7,228	2.9%	$44,037	7,365	1.9%	$47,315	7.4%	256
Big Lots Plaza	3210 Crill Avenue	Palatka	FL	32177-4159	7,284	6.7%	$28,249	7,623	4.7%	$30,177	6.8%	258
Hill’s Plaza-Penn Hills	Rodi Road	Penn Hills	PA	15235	32,114	-5.3%	$44,221	31,058	-3.3%	$47,226	6.8%	1,136
Pinellas Park	74th Avenue	Pinellas Park	FL	33781	45,839	-2.3%	$40,930	45,995	0.3%	$44,466	8.6%	1,621
Manetto Hill Plaza	50 Manetto Hill Road	Plainview	NY	11803-1360	29,340	1.3%	$104,021	29,541	0.7%	$116,174	11.7%	1,038
Whole Foods Center	7676 Peters Road	Plantation	FL	33324-4002	45,993	3.1%	$56,445	47,791	3.9%	$62,082	10.0%	1,627
Sample Plaza	1040 East Sample Road	Pompano Beach	FL	33064-5120	46,880	-0.6%	$44,467	47,964	2.3%	$48,059	8.1%	1,658
Forty-Four Plaza	75 Dutchess Turnpike	Poughkeepsie	NY	12603-6422	20,966	0.5%	$43,538	21,048	0.4%	$47,135	8.3%	742
Racine	4003 Durand Avenue	Racine	WI	53405-4400	27,231	0.6%	$43,584	27,348	0.4%	$45,320	4.0%	963
Pleasant Valley Promenade	6254 Glenwood Avenue	Raleigh	NC	27612-2616	35,344	41.8%	$63,224	41,417	17.2%	$65,627	3.8%	1,250
Crossroads Plaza	800 Bustleton Pike	Richboro	PA	18954-1360	15,851	4.3%	$91,241	16,187	2.1%	$99,003	8.5%	561
Ridgewood	44 Godwin Avenue	Ridgewood	NJ	07450-3706	38,674	-0.9%	$101,521	38,610	-0.2%	$111,120	9.5%	1,368
Riviera Plaza	3500 Broadway	Riviera Beach	FL	33404-2332	29,231	12.7%	$43,734	31,589	8.1%	$46,895	7.2%	1,034
Target 31 South	3700 South East Street	Indianapolis	IN	46227-1241	27,911	-3.5%	$38,032	27,459	-1.6%	$39,965	5.1%	987
Harrisburg East	5005 Jonestown Road	Harrisburg	PA	17109-2922	24,846	2.6%	$57,300	25,211	1.5%	$61,661	7.6%	879
Salem Plaza	5120 Salem Avenue	Dayton	OH	45426-2042	21,795	-2.4%	$42,121	21,441	-1.6%	$43,665	3.7%	771
Sand Lake Plaza	937 Sand Lake Road	Orlando	FL	32809-7711	18,091	2.9%	$38,713	18,797	3.9%	$41,660	7.6%	640
Seminole	3653 South Orlando Drive	Sanford	FL	32773-5611	20,829	32.6%	$48,982	23,732	13.9%	$53,122	8.5%	737
Savannah	7400 Abercorn Street	Savannah	GA	31406-2447	26,237	-1.2%	$39,631	26,495	1.0%	$42,262	6.6%	928
Sharonville	11985 Lebanon Road	Cincinnati	OH	45241-1701	14,065	-1.2%	$70,764	13,965	-0.7%	$75,585	6.8%	497
Shiloh Springs Plaza	2250 Shiloh Springs Road	Dayton	OH	45426-2036	21,393	-2.1%	$42,814	21,091	-1.4%	$44,364	3.6%	757
Shreveport		Shreveport	LA		30,504	-3.7%	$27,793	29,960	-1.8%	$29,276	5.3%	1,079
Southeast Plaza	4282 Bee Ridge Road	Sarasota	FL	34233-2563	35,669	3.8%	$51,204	37,179	4.2%	$56,008	9.4%	1,262
Southland 75	8341 Springboro Pike	Miamisburg	OH	45342-3780	23,931	2.6%	$57,274	24,120	0.8%	$60,234	5.2%	846
Cassinelli Square (Springdale)	11360 Princeton Pike	Cincinnati	OH	45246-3213	17,440	-2.9%	$49,771	17,094	-2.0%	$53,026	6.5%	617
Kmart Plaza	1390 Upper Valley Pike	Springfield	OH	45504-4022	11,731	-5.1%	$39,543	11,390	-2.9%	$41,312	4.5%	415
Springfield-PA	751 West Sproul Road	Springfield	PA	19064-1215	41,759	-1.6%	$69,859	41,449	-0.7%	$75,647	8.3%	1,477
Oak Tree Plaza	6157 Ninth Avenue North	Saint Petersburg	FL	33710-6203	49,380	-3.2%	$41,605	49,318	-0.1%	$44,879	7.9%	1,746
Richmond	2875 Richmond Avenue	Staten Island	NY	10314-5811	69,197	10.6%	$74,269	72,697	5.1%	$81,652	9.9%	2,447
Syosset	54 Ira Road	Syosset	NY	11791-3503	19,311	0.3%	$128,606	19,324	0.1%	$140,689	9.4%	683
Cross Creek	14500 Racho Boulevard	Taylor	MI	48180-4732	27,115	-3.6%	$47,323	26,563	-2.0%	$48,423	2.3%	959
Troy	982 North Market Street	Troy	OH	45373-1432	9,235	0.0%	$43,683	9,278	0.5%	$46,050	5.4%	327
Tuttle Bee	3700 South Tuttle Avenue	Sarasota	FL	34239-6409	38,513	0.2%	$47,801	39,545	2.7%	$51,598	7.9%	1,362
Tyvola Road	5401 South Boulevard	Charlotte	NC	28217-2741	35,178	13.1%	$48,786	38,151	8.5%	$50,693	3.9%	1,244
Upper Allen Plaza	123 Gettysburg Pike	Mechanicsburg	PA	17055-5605	14,073	13.7%	$61,403	14,962	6.3%	$66,759	8.7%	498
Arlington Square	1881 Henderson Road	Upper Arlington	OH	43221-2501	41,718	1.6%	$61,085	42,286	1.4%	$63,859	4.5%	1,475
West Broad Plaza	4050 West Broad Street	Columbus	OH	43228-1449	42,047	5.1%	$42,894	43,179	2.7%	$45,400	5.8%	1,487
West Market Street	1200 West Market Street	York	PA	17404-3416	29,585	3.2%	$38,813	30,328	2.5%	$41,892	7.9%	1,046
Bradlees Plaza	410 Reidville Drive	Waterbury	CT	06705-2633	31,745	-0.2%	$38,968	31,766	0.1%	$42,287	8.5%	1,123
Harvest Plaza	2801 East Waterloo Road	Akron	OH	44312-4046	19,825	1.7%	$43,107	19,968	0.7%	$45,368	5.2%	701
Watertown		Watertown	NY		4,964	2.7%	$36,934	5,018	1.1%	$41,150	11.4%	176
West Gates	2225 Buffalo Road	Rochester	NY	14624-1509	19,570	-2.0%	$52,594	19,354	-1.1%	$55,408	5.4%	692
Century III	7005 Clairton Road	West Mifflin	PA	15122-2428	25,187	-6.5%	$48,808	24,217	-3.9%	$53,217	9.0%	891
Belmart Plaza	612 Belvedere Road	West Palm Beach	FL	33405-1231	26,837	10.7%	$39,688	28,852	7.5%	$41,898	5.6%	949
Westerville	133 Huber Village Boulevard	Westerville	OH	43081-3311	36,523	3.1%	$57,437	37,286	2.1%	$60,258	4.9%	1,292
Westmont Plaza	640 West Cuthbert Boulevard	Westmont	NJ	08108-3642	55,370	-0.4%	$54,495	55,319	-0.1%	$59,883	9.9%	1,958
Whitehall	East Main Street	Columbus	OH	43215	56,506	-4.1%	$29,631	55,702	-1.4%	$31,129	5.1%	1,998
Cloverdale	2287 Cloverdale Avenue	Winston- Salem	NC	27103-2301	29,223	2.7%	$39,185	30,105	3.0%	$40,786	4.1%	1,034
Chain O’Lakes Plaza	1534 Third Street SW	Winter Haven	FL	33880-4314	20,182	16.4%	$40,402	22,080	9.4%	$43,400	7.4%	714
Gordon Plaza	13191 Gordon Boulevard	Woodbridge	VA	22191-1129	21,142	19.5%	$69,373	23,263	10.0%	$76,322	10.0%	748
Burke Town Plaza	5727 Burke Center	Burke	VA	22015-2204	21,157	-1.0%	$121,892	21,155	0.0%	$134,244	10.1%	748
Land-Burlington Commerce Park		Burlington	NC	27215	18,512	9.6%	$39,533	19,556	5.6%	$40,842	3.3%	655
Harford Mall Business Center	600 Balitmore Pike	Bel Air	MD	21014-4223	22,775	18.0%	$79,883	24,479	7.5%	$88,748	11.1%	806
Fair Lanes Union Hills	3825 West Ray Road	Chandler	AZ	85226-2261	42,195	12.3%	$75,116	45,636	8.2%	$81,353	8.3%	1,492
Clinton Bowling Center	7610 Old Branch Avenue	Clinton	MD	20735-1603	17,779	1.2%	$80,939	17,852	0.4%	$89,206	10.2%	629
Colonie Plaza	1892 Central Avenue	Albany	NY	12205-4200	12,503	5.0%	$67,870	12,740	1.9%	$74,654	10.0%	442
Columbia Plaza	501 Columbia Turnpike	Rensselaer	NY	12144-4542	9,127	9.1%	$56,985	9,506	4.2%	$62,308	9.3%	323
Gateway International	1302 Concourse Drive	Linthicum Heights	MD	21090-1022	14,342	2.8%	$70,106	14,541	1.4%	$78,387	11.8%	507
Gateway Park	687 South Lake Powell	Page	AZ	86040	2,482	6.0%	$53,543	2,605	5.0%	$59,297	10.7%	88
Dobson-Guadalupe	2115 West Guadalupe Road	Mesa	AZ	85202-7343	58,869	5.7%	$59,095	62,254	5.8%	$63,083	6.7%	2,082
Harford Mall	696 Baltimore Pike	Bel Air	MD	21014-9032	22,215	17.9%	$79,387	23,863	7.4%	$88,214	11.1%	786
Land-Hillsborough Crossing	Cardinal Drive	Hillsborough	NC	27278	4,916	4.5%	$53,014	5,191	5.6%	$59,699	12.6%	174

Property Name	Address	City	State	Zip Code	2010 Households	Household Growth 2000-2010	2010 Median HH Income	2015 Households	Household Growth 2010-2015	2015 Median Household Income	Median Household Income Growth 2010-2015	2010 Household Density
Martins Food Plaza	520 South Raleigh Street	Martinsburg	WV	25401-2642	15,360	32.2%	$44,554	17,108	11.4%	$48,762	9.4%	543
Massillon	1970 Lincoln Way East	Massillon	OH	44646-6965	23,048	3.6%	$45,432	23,172	0.5%	$47,319	4.2%	815
NASA Plaza	787 South Babcock Street	Melbourne	FL	32901-1801	18,860	7.4%	$40,832	19,731	4.6%	$43,910	7.5%	667
Erie Commons	7980 Plaza Boulevard	Mentor	OH	44060-5517	16,371	5.9%	$62,260	16,650	1.7%	$65,361	5.0%	579
Hill’s Plaza-Mentor	8445 Market Street	Mentor	OH	44060-4116	23,052	6.4%	$64,139	23,496	1.9%	$66,889	4.3%	815
Middletown Plaza	300 West Main Street	Middletown	PA	17057-1220	9,342	1.6%	$48,524	9,380	0.4%	$52,465	8.1%	330
Miller Road	9420 SW 56th Street	Miami	FL	33165-6422	53,046	0.0%	$56,050	53,931	1.7%	$59,899	6.9%	1,876
Morse Plaza	1700 Morse Road	Columbus	OH	43229-9513	55,974	-2.7%	$43,359	55,643	-0.6%	$44,656	3.0%	1,980
Beltline Plaza	1680 East Apple Avenue	Muskegon	MI	49442-4241	17,573	-1.1%	$29,046	17,345	-1.3%	$29,350	1.0%	622
Northgate	1974 North Wickham Road	Melbourne	FL	32935-8179	23,049	6.0%	$48,192	24,092	4.5%	$52,305	8.5%	815
Nanuet	420 Nanuet Mall South	Nanuet	NY	10954-2710	32,642	4.7%	$77,582	33,085	1.4%	$83,155	7.2%	1,154
New Kensington	200 Tarentum Bridge Road	New Kensington	PA	15068-4626	19,885	-6.3%	$39,497	19,113	-3.9%	$42,316	7.1%	703
Lake Forest	1450 Main Street	Baton Rouge	LA	70802-4663	28,699	-5.2%	$27,429	28,289	-1.4%	$29,118	6.2%	1,015
Port Richey	US Highway 19	New Port Richey	FL	34652	28,436	5.5%	$34,642	30,720	8.0%	$37,553	8.4%	1,006
Norriton Square (Norristown)	55 East Germantown Pike	East Norriton	PA	19401-1558	29,853	2.8%	$61,619	30,020	0.6%	$65,470	6.2%	1,056
Ives Dairy Crossing	19975 NW Second Avenue	Miami	FL	33169-2911	58,004	-0.1%	$41,058	59,002	1.7%	$42,753	4.1%	2,051
Oak Creek	2100 East Whipp Road	Dayton	OH	45440-2820	28,112	-4.6%	$58,907	27,197	-3.3%	$61,030	3.6%	994
Ogden	3656 Wall Avenue	Ogden	UT	84405-7101	28,557	4.2%	$44,237	29,540	3.4%	$46,626	5.4%	1,010
Olentangy Plaza	3360 Olentangy River Road	Columbus	OH	43202-1521	60,461	-2.8%	$42,506	60,094	-0.6%	$44,255	4.1%	2,138
Olmsted	12 James Street	Middletown	PA	17057-3326	11,693	1.8%	$48,640	11,748	0.5%	$52,274	7.5%	414
Sodo	2470 South Orange Avenue	Orlando	FL	32806-4544	47,846	7.9%	$41,324	51,069	6.7%	$44,415	7.5%	1,692
Value City-Ottawa	2900 Columbus Street	Ottawa	IL	61350-1010	7,262	4.1%	$45,172	7,341	1.1%	$47,744	5.7%	257
Big Lots Plaza	3210 Crill Avenue	Palatka	FL	32177-4159	7,218	5.3%	$29,237	7,398	2.5%	$30,660	4.9%	255
Hill’s Plaza-Penn Hills	Rodi Road	Penn Hills	PA	15235	31,995	-5.8%	$45,495	30,742	-3.9%	$47,626	4.7%	1,132
Pinellas Park	74th Avenue	Pinellas Park	FL	33781	45,694	-3.2%	$41,855	45,188	-1.1%	$44,745	6.9%	1,616
Manetto Hill Plaza	50 Manetto Hill Road	Plainview	NY	11803-1360	30,319	4.2%	$108,066	30,560	0.8%	$118,409	9.6%	1,072
Whole Foods Center	7676 Peters Road	Plantation	FL	33324-4002	45,048	1.0%	$57,141	46,057	2.2%	$61,544	7.7%	1,593
Sample Plaza	1040 East Sample Road	Pompano Beach	FL	33064-5120	46,589	-1.2%	$44,898	47,115	1.1%	$47,621	6.1%	1,648
Forty-Four Plaza	75 Dutchess Turnpike	Poughkeepsie	NY	12603-6422	20,690	1.0%	$44,515	20,628	-0.3%	$47,344	6.4%	732
Racine	4003 Durand Avenue	Racine	WI	53405-4400	27,751	3.9%	$44,832	28,038	1.0%	$46,251	3.2%	981
Pleasant Valley Promenade	6254 Glenwood Avenue	Raleigh	NC	27612-2616	36,922	49.5%	$65,097	43,234	17.1%	$67,373	3.5%	1,306
Crossroads Plaza	800 Bustleton Pike	Richboro	PA	18954-1360	15,901	5.4%	$94,167	16,146	1.5%	$101,289	7.6%	562
Ridgewood	44 Godwin Avenue	Ridgewood	NJ	07450-3706	38,386	-1.6%	$104,378	37,902	-1.3%	$112,993	8.3%	1,358
Riviera Plaza	3500 Broadway	Riviera Beach	FL	33404-2332	28,284	9.6%	$44,577	29,864	5.6%	$47,553	6.7%	1,000
Target 31 South	3700 South East Street	Indianapolis	IN	46227-1241	27,332	-4.9%	$37,982	26,729	-2.2%	$39,241	3.3%	967
Harrisburg East	5005 Jonestown Road	Harrisburg	PA	17109-2922	24,774	3.4%	$58,782	25,011	1.0%	$62,611	6.5%	876
Salem Plaza	5120 Salem Avenue	Dayton	OH	45426-2042	21,307	-3.8%	$42,801	20,656	-3.1%	$43,695	2.1%	754
Sand Lake Plaza	937 Sand Lake Road	Orlando	FL	32809-7711	17,515	3.3%	$39,130	18,431	5.2%	$40,996	4.8%	619
Seminole	3653 South Orlando Drive	Sanford	FL	32773-5611	20,461	29.8%	$49,890	22,847	11.7%	$53,656	7.5%	724
Savannah	7400 Abercorn Street	Savannah	GA	31406-2447	26,584	0.3%	$40,070	27,199	2.3%	$41,829	4.4%	940
Sharonville	11985 Lebanon Road	Cincinnati	OH	45241-1701	14,643	3.2%	$70,474	14,796	1.0%	$73,899	4.9%	518
Shiloh Springs Plaza	2250 Shiloh Springs Road	Dayton	OH	45426-2036	21,015	-3.5%	$43,351	20,397	-2.9%	$44,235	2.0%	743
Shreveport		Shreveport	LA		30,383	-4.2%	$28,110	29,914	-1.5%	$29,061	3.4%	1,075
Southeast Plaza	4282 Bee Ridge Road	Sarasota	FL	34233-2563	35,691	4.0%	$50,632	37,812	5.9%	$53,920	6.5%	1,262
Southland 75	8341 Springboro Pike	Miamisburg	OH	45342-3780	23,953	2.6%	$58,132	23,817	-0.6%	$60,497	4.1%	847
Cassinelli Square (Springdale)	11360 Princeton Pike	Cincinnati	OH	45246-3213	17,807	-0.3%	$50,474	17,689	-0.7%	$52,725	4.5%	630
Kmart Plaza	1390 Upper Valley Pike	Springfield	OH	45504-4022	11,611	-4.4%	$40,646	11,283	-2.8%	$42,160	3.7%	411
Springfield-PA	751 West Sproul Road	Springfield	PA	19064-1215	41,785	-1.1%	$72,308	41,318	-1.1%	$78,258	8.2%	1,478
Oak Tree Plaza	6157 Ninth Avenue North	Saint Petersburg	FL	33710-6203	49,363	-3.6%	$42,420	48,642	-1.5%	$45,193	6.5%	1,746
Richmond	2875 Richmond Avenue	Staten Island	NY	10314-5811	70,027	12.4%	$77,918	72,997	4.2%	$84,715	8.7%	2,477
Syosset	54 Ira Road	Syosset	NY	11791-3503	19,809	3.0%	$132,051	19,889	0.4%	$143,952	9.0%	701
Cross Creek	14500 Racho Boulevard	Taylor	MI	48180-4732	25,448	-8.4%	$47,833	24,115	-5.2%	$48,680	1.8%	900
Troy	982 North Market Street	Troy	OH	45373-1432	9,155	-0.5%	$44,760	9,054	-1.1%	$46,476	3.8%	324
Tuttle Bee	3700 South Tuttle Avenue	Sarasota	FL	34239-6409	38,662	0.2%	$47,602	40,314	4.3%	$49,982	5.0%	1,367
Tyvola Road	5401 South Boulevard	Charlotte	NC	28217-2741	37,220	19.5%	$49,794	41,362	11.1%	$52,123	4.7%	1,316
Upper Allen Plaza	123 Gettysburg Pike	Mechanicsburg	PA	17055-5605	13,843	12.7%	$62,744	14,466	4.5%	$67,038	6.8%	490
Arlington Square	1881 Henderson Road	Upper Arlington	OH	43221-2501	42,438	3.0%	$62,971	43,247	1.9%	$65,569	4.1%	1,501
West Broad Plaza	4050 West Broad Street	Columbus	OH	43228-1449	42,204	5.9%	$44,012	43,497	3.1%	$46,107	4.8%	1,493
West Market Street	1200 West Market Street	York	PA	17404-3416	29,672	3.9%	$39,846	30,158	1.6%	$42,040	5.5%	1,049
Bradlees Plaza	410 Reidville Drive	Waterbury	CT	06705-2633	31,712	0.3%	$39,799	31,504	-0.7%	$42,038	5.6%	1,122
Harvest Plaza	2801 East Waterloo Road	Akron	OH	44312-4046	19,652	1.0%	$44,297	19,529	-0.6%	$46,290	4.5%	695
Watertown		Watertown	NY		4,880	2.5%	$37,658	4,892	0.3%	$41,309	9.7%	173
West Gates	2225 Buffalo Road	Rochester	NY	14624-1509	19,378	-2.2%	$53,744	18,987	-2.0%	$55,981	4.2%	685
Century III	7005 Clairton Road	West Mifflin	PA	15122-2428	25,090	-6.6%	$50,179	24,054	-4.1%	$54,222	8.1%	887
Belmart Plaza	612 Belvedere Road	West Palm Beach	FL	33405-1231	25,803	6.0%	$40,200	26,907	4.3%	$41,793	4.0%	913
Westerville	133 Huber Village Boulevard	Westerville	OH	43081-3311	36,554	3.7%	$58,950	37,434	2.4%	$61,428	4.2%	1,293
Westmont Plaza	640 West Cuthbert Boulevard	Westmont	NJ	08108-3642	55,093	0.1%	$56,007	54,727	-0.7%	$60,494	8.0%	1,949
Whitehall	East Main Street	Columbus	OH	43215	56,301	-3.8%	$30,663	55,794	-0.9%	$32,238	5.1%	1,991
Cloverdale	2287 Cloverdale Avenue	Winston- Salem	NC	27103-2301	29,596	4.5%	$39,967	30,368	2.6%	$41,278	3.3%	1,047
Chain O’Lakes Plaza	1534 Third Street SW	Winter Haven	FL	33880-4314	20,660	18.3%	$40,606	22,718	10.0%	$42,645	5.0%	731
Gordon Plaza	13191 Gordon Boulevard	Woodbridge	VA	22191-1129	22,319	25.8%	$71,866	24,650	10.4%	$78,595	9.4%	789
Burke Town Plaza	5727 Burke Center	Burke	VA	22015-2204	21,359	-1.0%	$123,639	21,267	-0.4%	$136,224	10.2%	755
Land-Burlington Commerce Park		Burlington	NC	27215	19,553	15.4%	$40,498	20,819	6.5%	$41,449	2.3%	692
Harford Mall Business Center	600 Balitmore Pike	Bel Air	MD	21014-4223	22,326	16.4%	$83,112	23,504	5.3%	$91,232	9.8%	790
Fair Lanes Union Hills	3825 West Ray Road	Chandler	AZ	85226-2261	42,506	13.2%	$76,588	46,844	10.2%	$81,906	6.9%	1,503
Clinton Bowling Center	7610 Old Branch Avenue	Clinton	MD	20735-1603	17,162	-1.1%	$83,599	16,903	-1.5%	$90,840	8.7%	607
Colonie Plaza	1892 Central Avenue	Albany	NY	12205-4200	12,439	5.0%	$71,042	12,569	1.1%	$78,296	10.2%	440
Columbia Plaza	501 Columbia Turnpike	Rensselaer	NY	12144-4542	9,121	8.4%	$59,189	9,369	2.7%	$63,685	7.6%	323
Gateway International	1302 Concourse Drive	Linthicum Heights	MD	21090-1022	14,415	4.0%	$72,312	14,585	1.2%	$79,949	10.6%	510
Gateway Park	687 South Lake Powell	Page	AZ	86040	2,499	6.7%	$54,147	2,597	3.9%	$56,944	5.2%	88
Dobson-Guadalupe	2115 West Guadalupe Road	Mesa	AZ	85202-7343	58,504	5.1%	$60,268	62,845	7.4%	$63,385	5.2%	2,069
Harford Mall	696 Baltimore Pike	Bel Air	MD	21014-9032	21,598	16.0%	$82,259	22,715	5.2%	$90,305	9.8%	764
Land-Hillsborough Crossing	Cardinal Drive	Hillsborough	NC	27278	4,998	6.4%	$53,644	5,231	4.7%	$58,898	9.8%	177

A:5

Property Name	Address	City	State	Zip Code	2009 Households	Household Growth 2000-2009	2009 Median Household Income	2014 Households	Household Growth 2009-2014	2014 Median Household Income	Median Household Income Growth 2009-2014	2009 Household Density
McRay Plaza	3875 West Ray Road	Chandler	AZ	85226-2263	41,917	12.3%	$75,256	45,336	8.2%	$81,485	8.3%	1,483
Land-Northwood Industrial Park	247 Leonard Lane	Salisbury	MD	21801-8057	11,152	14.1%	$42,244	11,963	7.3%	$47,020	11.3%	394
Park Sedona Plaza	2300 West Highway 89A	Sedona	AZ	86336-5344	5,700	14.0%	$53,545	6,177	8.4%	$60,020	12.1%	202
Patriot’s Plaza/Office	8051 Ritchie Highway	Pasadena	MD	21122-1090	31,250	3.3%	$68,592	31,710	1.5%	$76,566	11.6%	1,105
Plantation Bowling	8200 West State Road	Fort Lauderdale	FL	33324	42,639	4.0%	$58,635	44,481	4.3%	$64,217	9.5%	1,508
Plaza Del Rio	2740 West 16th Street	Yuma	AZ	85364-4231	30,673	19.7%	$40,341	33,774	10.1%	$44,332	9.9%	1,085
Land-Pulaski		Baltimore	MD		126,410	-3.8%	$33,740	124,290	-1.7%	$37,385	10.8%	4,471
Regal Row	111 Regal Row	Dallas	TX	75247-5605	14,453	-3.3%	$33,113	14,474	0.2%	$34,163	3.2%	511
Rolling Road Plaza	1110 North Rolling Road	Catonsville	MD	21228-3826	36,129	2.1%	$60,101	36,631	1.4%	$65,576	9.1%	1,278
Rosedale Plaza	1763 Chesaco Avenue	Baltimore	MD	21237-1518	50,167	-0.2%	$48,060	50,411	0.5%	$52,798	9.9%	1,774
Skyline Village	2035 East Market Street	Harrisonburg	VA	22801-8880	14,511	13.0%	$36,931	15,502	6.8%	$40,187	8.8%	513
Smoketown Plaza	13801 Mount Pleasant Drive	Woodbridge	VA	22191-2229	23,013	21.9%	$69,040	25,556	11.1%	$75,846	9.9%	814
Southwest Mixed Use	4999 Fairview Avenue	Linthicum Heights	MD	21090-1405	32,021	-1.7%	$49,537	31,778	-0.8%	$54,751	10.5%	1,133
Spotsylvania Crossing	3655 Plank Road	Fredericksburg	VA	22407-6832	17,342	34.2%	$60,620	19,772	14.0%	$67,650	11.6%	613
Sudley Towne Plaza	7685 Sudley Road	Manassas	VA	20109-2811	20,392	14.9%	$69,514	21,981	7.8%	$76,534	10.1%	721
Lutherville Station	170 West Ridgely Road	Lutherville	MD	21093-5103	30,013	3.3%	$65,581	30,621	2.0%	$71,133	8.5%	1,061
Waldorf Bowling Center	11920 Acton Lane	Waldorf	MD	20601-3689	16,066	17.9%	$77,399	17,314	7.8%	$86,989	12.4%	568
Wilkens Beltway Plaza	4622 Wilkens Avenue	Baltimore	MD	21229-4842	51,950	-2.9%	$46,505	51,417	-1.0%	$50,740	9.1%	1,837
York Road Plaza	6378 York Road	Baltimore	MD	21212-2361	70,952	-0.3%	$53,280	71,217	0.4%	$59,046	10.8%	2,509
Costco Plaza-Alhambra	2207 West Commonwealth Avenue	Alhambra	CA	91803-1302	89,132	3.3%	$52,500	92,478	3.8%	$58,427	11.3%	3,152
Carmichael	6005 Madison Avenue	Carmichael	CA	95608-0521	61,306	-0.5%	$50,885	62,930	2.7%	$56,034	10.1%	2,168
Cerritos	10930 Alondra Boulevard	Cerritos	CA	90703-1503	77,280	-0.6%	$60,126	78,677	1.8%	$66,419	10.5%	2,733
Costco-Chula Vista	1144 Broadway	Chula Vista	CA	91911-2707	59,278	-0.6%	$46,764	60,402	1.9%	$51,885	11.0%	2,097
Home Depot Plaza-Copiague	1101 Sunrise Highway	Copiague	NY	11726-1342	48,882	-1.7%	$79,198	48,284	-1.2%	$87,288	10.2%	1,729
Corona Hills	480 North McKinley Street	Corona	CA	92879-1291	31,488	16.4%	$66,121	34,815	10.6%	$72,554	9.7%	1,114
Costco Plaza-Fairfax	4725 West Ox Road	Fairfax	VA	22030-6125	30,851	24.0%	$111,354	33,824	9.6%	$123,936	11.3%	1,091
Costco Plaza-Glendale	5850 West Bell Road	Glendale	AZ	85308-3872	45,393	15.8%	$69,729	49,591	9.3%	$75,191	7.8%	1,605
North Haven	111 Universal Drive North	North Haven	CT	06473-3152	23,829	2.0%	$57,664	24,092	1.1%	$62,816	8.9%	843
Plaza del Sol II	3223 West Indian School Road	Phoenix	AZ	85017-4070	65,873	3.6%	$34,576	68,926	4.6%	$37,251	7.7%	2,330
Costco Plaza-Tempe	1315 West Elliot Road	Tempe	AZ	85284-1104	48,866	12.3%	$60,482	53,070	8.6%	$64,359	6.4%	1,728
White Marsh	9919 Pulaski Highway	Baltimore	MD	21220-1411	26,181	8.0%	$57,235	27,205	3.9%	$63,173	10.4%	926
Santa Ana	3500 West MacArthur Boulevard	Santa Ana	CA	92704-6808	63,378	0.5%	$69,438	64,923	2.4%	$76,066	9.5%	2,242
Anastasia Plaza	1033 A1A Beach Boulevard	Saint Augustine	FL	32084-6731	10,539	25.1%	$54,672	12,006	13.9%	$60,301	10.3%	373
Aventura	2952 Aventura Boulevard	Aventura	FL	33180-3103	73,210	3.6%	$42,018	75,950	3.7%	$45,587	8.5%	2,589
Berkshire Commons	7101 Radio Road	Naples	FL	34104-6706	23,798	24.2%	$52,220	26,723	12.3%	$57,040	9.2%	842
Bolton Plaza	3566 Blanding Boulevard	Jacksonville	FL	32210-5253	33,335	5.8%	$44,428	34,951	4.9%	$47,324	6.5%	1,179
Bonner’s Point	3077 Highway 431	Roanoke	AL	36274-1738	2,541	-2.9%	$32,214	2,525	-0.6%	$34,766	7.9%	90
Carriage Gate	3425 Thomasville Road	Tallahassee	FL	32309-3493	19,723	23.2%	$71,408	21,842	10.7%	$79,381	11.2%	698
Seven Springs	8615 Little Road	New Port Richey	FL	34654-4926	28,467	8.2%	$35,000	30,516	7.2%	$39,090	11.7%	1,007
Chasewood Plaza	6230 West Indiantown Road	Jupiter	FL	33458-4649	20,458	20.9%	$70,496	22,579	10.4%	$76,660	8.7%	724
Columbia Marketplace	1213 Highway 98 Bypass	Columbia	MS	39429-3702	2,933	0.0%	$25,028	2,917	-0.6%	$28,372	13.4%	104
Country Club-Montgomery	1740 Carter Hill Road	Montgomery	AL	36106-2002	31,094	-6.8%	$35,031	30,137	-3.1%	$37,227	6.3%	1,100
Courtyard	10500 San Jose Boulevard	Jacksonville	FL	32257-6276	24,861	12.3%	$60,882	26,770	7.7%	$65,298	7.3%	879
Fairway Executive Center	2500 SW Second Avenue	Fort Lauderdale	FL	33315-3114	36,890	8.1%	$47,915	39,149	6.1%	$52,301	9.2%	1,305
La Grange Marketplace	908 Hogansville Road	LaGrange	GA	30241-1412	10,844	6.7%	$33,954	11,358	4.7%	$35,941	5.9%	384
Lucedale	11228 Old State Highway 63 S	Lucedale	MS	39452-4842	1,902	17.6%	$38,060	2,035	7.0%	$40,452	6.3%	67
Marketplace-Alexander City	855 Market Place	Alexander City	AL	35010-3377	4,316	-3.3%	$32,801	4,242	-1.7%	$34,894	6.4%	153
Martin Downs Village Center	3030 SW Martin Downs Boulevard	Palm City	FL	34990-2643	12,488	18.5%	$72,986	13,672	9.5%	$81,702	11.9%	442
Martin Downs Village Shoppes	3001 SW Martin Downs Boulevard	Palm City	FL	34990-2644	12,481	18.5%	$72,934	13,664	9.5%	$81,640	11.9%	441
Millhopper	4115 NW 16th Boulevard	Gainesville	FL	32605-3505	29,498	12.2%	$42,838	31,711	7.5%	$45,850	7.0%	1,043
Newberry Square	1220 NW 76th Boulevard	Gainesville	FL	32606-6750	21,453	20.7%	$48,993	23,692	10.4%	$53,161	8.5%	759
North Miami	18995 Biscayne Boulevard	Miami	FL	33180-2818	67,792	3.2%	$41,289	70,095	3.4%	$44,829	8.6%	2,398
Ocean Breeze Plaza	1780 NE Jensen Beach Boulevard	Jensen Beach	FL	34957-7292	11,795	13.9%	$47,531	12,803	8.6%	$52,644	10.8%	417
Paragon Brandon JV		Brandon	FL	33511	34,360	28.0%	$62,503	38,776	12.9%	$67,275	7.6%	1,215
Quadrant	4655 Salisbury Road	Jacksonville	FL	32256-0902	30,548	14.0%	$45,994	33,065	8.2%	$49,254	7.1%	1,080
Regency Square	2458 West Brandon Boulevard	Brandon	FL	33511-4717	28,810	36.6%	$56,512	33,238	15.4%	$61,383	8.6%	1,019
Russell Ridge	1475 Buford Drive	Lawrenceville	GA	30043-7717	18,588	33.2%	$76,807	21,165	13.9%	$79,845	4.0%	657
Terrace Walk	5771 East Fowler Avenue	Tampa	FL	33617-2398	42,542	12.8%	$37,262	46,018	8.2%	$39,975	7.3%	1,505
University Market Place	8356 Pines Boulevard	Pembroke Pines	FL	33024-6600	55,044	2.7%	$55,057	56,867	3.3%	$60,383	9.7%	1,947
Village Commons	5500 Thomasville Road	Tallahassee	FL	32312-3814	13,829	24.5%	$92,807	15,386	11.3%	$103,110	11.1%	489
Villages in Trussville	322 Main Street	Trussville	AL	35173-1425	10,321	26.0%	$69,901	11,384	10.3%	$75,754	8.4%	365
West County Marketplace	1179 Huffman Road	Birmingham	AL	35215-7501	21,075	-0.3%	$46,314	21,064	-0.1%	$49,404	6.7%	745
Westland One	6196 Lake Gray Boulevard	Jacksonville	FL	32244-7503	25,623	26.0%	$48,732	28,818	12.5%	$52,800	8.3%	906
Federal 10	1046 Federal Road	Houston	TX	77015-4804	24,710	0.6%	$42,059	25,285	2.3%	$44,981	6.9%	874
Lathrop	1200 Lathrop Street	Houston	TX	77020-7541	32,328	3.1%	$27,883	33,560	3.8%	$30,248	8.5%	1,143
Park Plaza 14	3129 Gertsner Memorial Drive	Lake Charles	LA	70601-6961	18,352	-0.1%	$32,488	18,312	-0.2%	$34,726	6.9%	649
York Plaza 45	45 York Plaza	Houston	TX	77003	51,402	14.2%	$30,808	55,658	8.3%	$33,655	9.2%	1,818
Alabama-Shepherd	2902 South Shepherd Drive	Houston	TX	77098-1538	79,699	18.0%	$65,588	87,332	9.6%	$70,498	7.5%	2,819
Almeda Road	5110 Almeda Road	Houston	TX	77004-5907	74,819	15.7%	$45,914	81,421	8.8%	$48,988	6.7%	2,646
Angelina Village	3061 South John Redditt Drive	Lufkin	TX	75904-5603	10,894	6.7%	$40,316	11,335	4.1%	$42,268	4.8%	385
Bandera Village	1615 Bandera Road	San Antonio	TX	78228-3804	54,298	5.7%	$34,125	56,764	4.5%	$35,890	5.2%	1,920
Bayshore Plaza	3800 Spencer Street	Houston	TX	77007-3547	67,555	16.4%	$51,955	73,682	9.1%	$57,394	10.5%	2,389
Baywood	State Highway 60	Bay City	TX	77414	51	-5.6%	$36,875	49	-3.9%	$41,429	12.3%	2
Bellaire Boulevard	5130 Bellaire Boulevard	Bellaire	TX	77401-4003	94,954	12.2%	$52,102	101,845	7.3%	$56,823	9.1%	3,358
Bellfort	8707 West Bellfort Street	Houston	TX	77031-2403	66,224	9.8%	$37,459	70,367	6.3%	$40,100	7.1%	2,342
Bellfort SW	Bellfort	Houston	TX	77024	40,187	7.5%	$31,416	42,404	5.5%	$33,527	6.7%	1,421
Bellwood	Bellaire Boulevard	Houston	TX	77025	58,124	12.1%	$65,070	62,294	7.2%	$69,143	6.3%	2,056
Bingle Square	11077 Northwest Freeway	Houston	TX	77092-7311	52,861	9.1%	$41,140	56,146	6.2%	$43,565	5.9%	1,870
Braeswood Square	5300 North Braeswood Boulevard	Houston	TX	77096-3307	76,527	8.7%	$42,517	81,010	5.9%	$45,221	6.4%	2,707
Broadway-Galveston	5910 Broadway Street	Galveston	TX	77551-4305	16,433	-3.8%	$33,627	17,371	5.7%	$36,342	8.1%	581
Broadway-Tyler	2125 South Broadway Avenue	Tyler	TX	75701-4214	27,567	13.2%	$39,346	29,586	7.3%	$42,345	7.6%	975
Broadway Marketplace	917 East Broadway Road	Tempe	AZ	85282-1518	58,174	11.3%	$43,106	63,211	8.7%	$45,732	6.1%	2,057
Broadway Plaza	2403 Broadway Street	Little Rock	AR	72206-2137	15,412	-6.5%	$26,184	14,960	-2.9%	$28,145	7.5%	545

Property Name	Address	City	State	Zip Code	2010 Households	Household Growth 2000-2010	2010 Median HH Income	2015 Households	Household Growth 2010-2015	2015 Median Household Income	Median Household Income Growth 2010-2015	2010 Household Density
McRay Plaza	3875 West Ray Road	Chandler	AZ	85226-2263	41,996	13.1%	$76,793	46,272	10.2%	$82,105	6.9%	1,485
Land-Northwood Industrial Park	247 Leonard Lane	Salisbury	MD	21801-8057	11,363	16.7%	$42,365	12,055	6.1%	$45,597	7.6%	402
Park Sedona Plaza	2300 West Highway 89A	Sedona	AZ	86336-5344	5,767	16.5%	$53,674	6,273	8.8%	$58,708	9.4%	204
Patriot’s Plaza/Office	8051 Ritchie Highway	Pasadena	MD	21122-1090	31,002	3.0%	$70,451	31,226	0.7%	$77,489	10.0%	1,096
Plantation Bowling	8200 West State Road	Fort Lauderdale	FL	33324	41,667	2.0%	$59,358	42,773	2.7%	$63,815	7.5%	1,474
Plaza Del Rio	2740 West 16th Street	Yuma	AZ	85364-4231	31,457	23.2%	$40,451	34,658	10.2%	$42,807	5.8%	1,113
Land-Pulaski		Baltimore	MD		126,526	-3.5%	$34,979	123,588	-2.3%	$38,655	10.5%	4,475
Regal Row	111 Regal Row	Dallas	TX	75247-5605	14,662	-1.1%	$33,279	14,689	0.2%	$34,028	2.3%	519
Rolling Road Plaza	1110 North Rolling Road	Catonsville	MD	21228-3826	36,445	1.8%	$61,476	36,474	0.1%	$66,153	7.6%	1,289
Rosedale Plaza	1763 Chesaco Avenue	Baltimore	MD	21237-1518	49,266	-1.8%	$49,477	48,517	-1.5%	$53,990	9.1%	1,742
Skyline Village	2035 East Market Street	Harrisonburg	VA	22801-8880	14,473	13.5%	$37,893	15,196	5.0%	$40,788	7.6%	512
Smoketown Plaza	13801 Mount Pleasant Drive	Woodbridge	VA	22191-2229	24,055	26.9%	$71,411	26,846	11.6%	$77,868	9.0%	851
Southwest Mixed Use	4999 Fairview Avenue	Linthicum Heights	MD	21090-1405	31,865	-1.4%	$51,376	31,451	-1.3%	$55,993	9.0%	1,127
Spotsylvania Crossing	3655 Plank Road	Fredericksburg	VA	22407-6832	17,528	35.0%	$62,408	19,622	12.0%	$68,235	9.3%	620
Sudley Towne Plaza	7685 Sudley Road	Manassas	VA	20109-2811	19,785	12.1%	$70,685	21,373	8.0%	$76,442	8.1%	700
Lutherville Station	170 West Ridgely Road	Lutherville	MD	21093-5103	30,523	3.3%	$67,117	30,695	0.6%	$71,371	6.3%	1,080
Waldorf Bowling Center	11920 Acton Lane	Waldorf	MD	20601-3689	15,715	17.9%	$80,247	16,585	5.5%	$88,472	10.2%	556
Wilkens Beltway Plaza	4622 Wilkens Avenue	Baltimore	MD	21229-4842	51,473	-3.2%	$47,966	50,392	-2.1%	$51,874	8.1%	1,820
York Road Plaza	6378 York Road	Baltimore	MD	21212-2361	69,758	-1.4%	$55,323	68,817	-1.4%	$60,186	8.8%	2,467
Costco Plaza-Alhambra	2207 West Commonwealth Avenue	Alhambra	CA	91803-1302	88,952	2.8%	$54,002	91,296	2.6%	$59,119	9.5%	3,146
Carmichael	6005 Madison Avenue	Carmichael	CA	95608-0521	61,773	0.7%	$51,827	64,686	4.7%	$56,476	9.0%	2,185
Cerritos	10930 Alondra Boulevard	Cerritos	CA	90703-1503	77,578	0.1%	$61,641	78,659	1.4%	$67,093	8.8%	2,744
Costco-Chula Vista	1144 Broadway	Chula Vista	CA	91911-2707	60,678	2.3%	$47,835	62,993	3.8%	$52,367	9.5%	2,146
Home Depot Plaza-Copiague	1101 Sunrise Highway	Copiague	NY	11726-1342	51,131	3.1%	$81,233	51,328	0.4%	$87,988	8.3%	1,808
Corona Hills	480 North McKinley Street	Corona	CA	92879-1291	31,744	16.1%	$66,878	35,420	11.6%	$72,213	8.0%	1,123
Costco Plaza-Fairfax	4725 West Ox Road	Fairfax	VA	22030-6125	32,726	31.1%	$114,326	35,168	7.5%	$125,719	10.0%	1,157
Costco Plaza-Glendale	5850 West Bell Road	Glendale	AZ	85308-3872	44,914	14.6%	$71,328	49,536	10.3%	$76,469	7.2%	1,589
North Haven	111 Universal Drive North	North Haven	CT	06473-3152	23,700	2.0%	$59,059	23,723	0.1%	$63,426	7.4%	838
Plaza del Sol II	3223 West Indian School Road	Phoenix	AZ	85017-4070	65,647	3.3%	$35,282	70,105	6.8%	$37,349	5.9%	2,322
Costco Plaza-Tempe	1315 West Elliot Road	Tempe	AZ	85284-1104	48,019	9.3%	$61,585	52,469	9.3%	$64,784	5.2%	1,698
White Marsh	9919 Pulaski Highway	Baltimore	MD	21220-1411	26,395	8.7%	$58,345	27,082	2.6%	$63,637	9.1%	934
Santa Ana	3500 West MacArthur Boulevard	Santa Ana	CA	92704-6808	64,179	1.5%	$70,886	65,905	2.7%	$76,629	8.1%	2,270
Anastasia Plaza	1033 A1A Beach Boulevard	Saint Augustine	FL	32084-6731	10,829	27.5%	$56,104	12,712	17.4%	$60,378	7.6%	383
Aventura	2952 Aventura Boulevard	Aventura	FL	33180-3103	73,480	4.0%	$42,520	76,065	3.5%	$45,363	6.7%	2,599
Berkshire Commons	7101 Radio Road	Naples	FL	34104-6706	23,638	22.6%	$53,894	26,228	11.0%	$57,716	7.1%	836
Bolton Plaza	3566 Blanding Boulevard	Jacksonville	FL	32210-5253	32,479	3.9%	$45,252	33,681	3.7%	$47,533	5.0%	1,149
Bonner’s Point	3077 Highway 431	Roanoke	AL	36274-1738	2,714	3.0%	$32,824	2,740	1.0%	$34,680	5.7%	96
Carriage Gate	3425 Thomasville Road	Tallahassee	FL	32309-3493	19,106	17.3%	$69,707	20,609	7.9%	$74,802	7.3%	676
Seven Springs	8615 Little Road	New Port Richey	FL	34654-4926	28,558	7.7%	$35,100	31,084	8.9%	$38,090	8.5%	1,010
Chasewood Plaza	6230 West Indiantown Road	Jupiter	FL	33458-4649	21,417	25.6%	$71,373	23,061	7.7%	$77,117	8.0%	757
Columbia Marketplace	1213 Highway 98 Bypass	Columbia	MS	39429-3702	2,975	2.3%	$25,028	2,969	-0.2%	$27,069	8.2%	105
Country Club-Montgomery	1740 Carter Hill Road	Montgomery	AL	36106-2002	30,370	-8.7%	$36,431	29,084	-4.2%	$38,486	5.6%	1,074
Courtyard	10500 San Jose Boulevard	Jacksonville	FL	32257-6276	24,375	11.1%	$62,102	26,008	6.7%	$65,226	5.0%	862
Fairway Executive Center	2500 SW Second Avenue	Fort Lauderdale	FL	33315-3114	36,115	5.5%	$48,647	36,838	2.0%	$53,606	10.2%	1,277
La Grange Marketplace	908 Hogansville Road	LaGrange	GA	30241-1412	11,200	10.4%	$33,702	11,734	4.8%	$34,662	2.8%	396
Lucedale	11228 Old State Highway 63 S	Lucedale	MS	39452-4842	1,950	20.2%	$40,247	2,091	7.2%	$43,240	7.4%	69
Marketplace-Alexander City	855 Market Place	Alexander City	AL	35010-3377	4,544	-1.6%	$32,474	4,477	-1.5%	$33,673	3.7%	161
Martin Downs Village Center	3030 SW Martin Downs Boulevard	Palm City	FL	34990-2643	12,102	16.2%	$73,658	12,978	7.2%	$80,870	9.8%	428
Martin Downs Village Shoppes	3001 SW Martin Downs Boulevard	Palm City	FL	34990-2644	12,240	16.2%	$73,302	13,129	7.3%	$80,390	9.7%	433
Millhopper	4115 NW 16th Boulevard	Gainesville	FL	32605-3505	29,035	12.1%	$44,478	30,764	6.0%	$47,048	5.8%	1,027
Newberry Square	1220 NW 76th Boulevard	Gainesville	FL	32606-6750	22,053	21.3%	$50,509	23,925	8.5%	$54,103	7.1%	780
North Miami	18995 Biscayne Boulevard	Miami	FL	33180-2818	68,151	3.7%	$41,672	70,505	3.5%	$44,379	6.5%	2,410
Ocean Breeze Plaza	1780 NE Jensen Beach Boulevard	Jensen Beach	FL	34957-7292	11,523	11.6%	$47,731	12,318	6.9%	$51,646	8.2%	408
Paragon Brandon JV		Brandon	FL	33511	33,622	26.4%	$63,026	37,356	11.1%	$66,793	6.0%	1,189
Quadrant	4655 Salisbury Road	Jacksonville	FL	32256-0902	31,525	16.3%	$46,923	33,417	6.0%	$49,097	4.6%	1,115
Regency Square	2458 West Brandon Boulevard	Brandon	FL	33511-4717	29,927	40.8%	$57,188	33,620	12.3%	$61,113	6.9%	1,058
Russell Ridge	1475 Buford Drive	Lawrenceville	GA	30043-7717	18,613	33.7%	$78,715	21,164	13.7%	$81,763	3.9%	658
Terrace Walk	5771 East Fowler Avenue	Tampa	FL	33617-2398	42,026	11.2%	$37,397	45,238	7.6%	$39,068	4.5%	1,486
University Market Place	8356 Pines Boulevard	Pembroke Pines	FL	33024-6600	55,327	2.7%	$55,581	56,593	2.3%	$59,592	7.2%	1,957
Village Commons	5500 Thomasville Road	Tallahassee	FL	32312-3814	13,489	21.8%	$92,234	14,696	9.0%	$100,972	9.5%	477
Villages in Trussville	322 Main Street	Trussville	AL	35173-1425	10,096	24.6%	$71,741	10,849	7.5%	$77,479	8.0%	357
West County Marketplace	1179 Huffman Road	Birmingham	AL	35215-7501	20,921	-0.5%	$47,367	20,710	-1.0%	$49,290	4.1%	740
Westland One	6196 Lake Gray Boulevard	Jacksonville	FL	32244-7503	26,042	26.8%	$49,610	28,978	11.3%	$52,929	6.7%	921
Federal 10	1046 Federal Road	Houston	TX	77015-4804	24,523	-0.2%	$43,463	25,093	2.3%	$46,315	6.6%	867
Lathrop	1200 Lathrop Street	Houston	TX	77020-7541	32,970	4.9%	$29,130	34,343	4.2%	$31,892	9.5%	1,166
Park Plaza 14	3129 Gertsner Memorial Drive	Lake Charles	LA	70601-6961	18,699	1.9%	$33,735	18,946	1.3%	$35,555	5.4%	661
York Plaza 45	45 York Plaza	Houston	TX	77003	52,275	15.9%	$31,947	55,835	6.8%	$35,325	10.6%	1,849
Alabama-Shepherd	2902 South Shepherd Drive	Houston	TX	77098-1538	80,581	19.5%	$67,690	87,362	8.4%	$73,807	9.0%	2,850
Almeda Road	5110 Almeda Road	Houston	TX	77004-5907	75,129	16.4%	$47,332	80,646	7.3%	$51,569	9.0%	2,657
Angelina Village	3061 South John Redditt Drive	Lufkin	TX	75904-5603	11,122	8.0%	$39,773	11,486	3.3%	$40,806	2.6%	393
Bandera Village	1615 Bandera Road	San Antonio	TX	78228-3804	54,382	5.6%	$34,576	56,917	4.7%	$36,130	4.5%	1,923
Bayshore Plaza	3800 Spencer Street	Houston	TX	77007-3547	69,316	18.9%	$54,032	74,744	7.8%	$60,525	12.0%	2,452
Baywood	State Highway 60	Bay City	TX	77414	53	-7.0%	$36,071	52	-1.9%	$39,286	8.9%	2
Bellaire Boulevard	5130 Bellaire Boulevard	Bellaire	TX	77401-4003	94,870	12.8%	$54,795	101,815	7.3%	$59,265	8.2%	3,355
Bellfort	8707 West Bellfort Street	Houston	TX	77031-2403	66,060	10.0%	$39,004	70,294	6.4%	$41,259	5.8%	2,336
Bellfort SW	Bellfort	Houston	TX	77024	40,368	8.5%	$32,526	42,770	6.0%	$34,578	6.3%	1,428
Bellwood	Bellaire Boulevard	Houston	TX	77025	58,486	12.3%	$67,713	62,626	7.1%	$72,085	6.5%	2,069
Bingle Square	11077 Northwest Freeway	Houston	TX	77092-7311	53,104	9.4%	$42,488	56,370	6.2%	$44,626	5.0%	1,878
Braeswood Square	5300 North Braeswood Boulevard	Houston	TX	77096-3307	77,626	9.3%	$44,159	82,175	5.9%	$46,627	5.6%	2,745
Broadway-Galveston	5910 Broadway Street	Galveston	TX	77551-4305	15,934	-6.9%	$35,430	16,191	1.6%	$38,404	8.4%	564
Broadway-Tyler	2125 South Broadway Avenue	Tyler	TX	75701-4214	27,109	12.3%	$40,229	28,598	5.5%	$42,582	5.8%	959
Broadway Marketplace	917 East Broadway Road	Tempe	AZ	85282-1518	55,911	8.2%	$44,239	60,642	8.5%	$46,389	4.9%	1,977
Broadway Plaza	2403 Broadway Street	Little Rock	AR	72206-2137	15,430	-5.7%	$26,622	15,132	-1.9%	$28,303	6.3%	546

A:6

Property Name	Address	City	State	Zip Code	2009 Households	Household Growth 2000-2009	2009 Median Household Income	2014 Households	Household Growth 2009-2014	2014 Median Household Income	Median Household Income Growth 2009-2014	2009 Household Density
Bryan Village	South Texas Avenue	Bryan	TX	77803	13,323	7.1%	$35,492	13,984	5.0%	$39,294	10.7%	471
Bryant Square	306 South Bryant Avenue	Edmond	OK	73034-5733	24,686	16.6%	$62,767	26,572	7.6%	$68,061	8.4%	873
Calder	2190 Calder Street	Beaumont	TX	77701-1521	21,710	-9.0%	$33,180	20,745	-4.4%	$35,469	6.9%	768
Camelback Village Square	34 East Camelback Road	Phoenix	AZ	85012-1621	75,447	7.0%	$40,252	80,556	6.8%	$43,110	7.1%	2,668
Caprock Center	2801 50th Street	Lubbock	TX	79413-4328	44,555	4.7%	$39,273	46,033	3.3%	$43,020	9.5%	1,576
Cedar Bayou	1017 Bayou Road	La Marque	TX	77568-4158	13,546	10.5%	$37,237	14,321	5.7%	$39,790	6.9%	479
Central Park North	600 Kenrick Drive	Houston	TX	77060-3630	22,636	13.8%	$33,971	24,395	7.8%	$36,760	8.2%	801
Central Park Northwest VI	2400 Central Parkway	Houston	TX	77092-7732	49,878	10.0%	$43,420	53,099	6.5%	$45,879	5.7%	1,764
Land-Citadel Drive at Loop 610	Citadel Plaza Drive	Houston	TX	77008	53,279	5.7%	$41,944	55,860	4.8%	$45,471	8.4%	1,884
Coronado	2652 W 34th Avenue	Amarillo	TX	79109-4806	39,282	2.9%	$39,431	40,494	3.1%	$42,344	7.4%	1,389
Coronado Hills	7022 North Mesa Street	El Paso	TX	79912-3649	31,251	12.9%	$55,236	33,579	7.5%	$59,163	7.1%	1,105
League City Plaza	219 West Main Street	League City	TX	77573-3736	21,199	37.9%	$68,413	24,269	14.5%	$74,606	9.1%	750
Crestview	9302 Wilcrest Drive	Houston	TX	77099-2129	72,042	11.3%	$37,011	76,994	6.9%	$39,404	6.5%	2,548
Crossroads	800 North Main Street	Vidor	TX	77662-4336	5,885	-3.0%	$39,241	5,840	-0.8%	$42,867	9.2%	208
Cullen Center	9205 Cullen Boulevard	Houston	TX	77051-3316	32,170	10.4%	$30,202	34,361	6.8%	$32,404	7.3%	1,138
Cullen Plaza	6200 Bellaire Boulevard	Houston	TX	77081-4902	100,054	11.3%	$43,384	106,884	6.8%	$46,153	6.4%	3,539
Cypress Pointe	370 FM 1960 Road West	Houston	TX	77090-3518	30,258	21.2%	$56,184	33,287	10.0%	$60,262	7.3%	1,070
Danville Plaza	2004 Louisville Avenue	Monroe	LA	71201-6121	19,917	-4.8%	$31,132	19,510	-2.0%	$33,251	6.8%	704
De Vargas	600 North Guadalupe	Santa Fe	NM	87501-1456	18,361	10.1%	$48,689	19,383	5.6%	$54,818	12.6%	649
Del Sol Market Place	Telephone	Houston	TX	77023	49,538	13.3%	$30,953	53,462	7.9%	$33,605	8.6%	1,752
East Town	Third Avenue	Lake Charles	LA	70601	19,877	-2.1%	$30,384	19,659	-1.1%	$32,611	7.3%	703
Eastdale	2801 Eubank Boulevard NE	Albuquerque	NM	87112-1395	65,683	7.7%	$45,641	68,963	5.0%	$47,938	5.0%	2,323
Eastpark	9624 Mesa Drive	Houston	TX	77078-3024	16,689	7.0%	$29,337	17,583	5.4%	$31,210	6.4%	590
Edgebrook	1183 Edgebrook Drive	Houston	TX	77034-1803	41,500	14.4%	$40,769	44,681	7.7%	$43,455	6.6%	1,468
Evelyn Hills	1554 North College Avenue	Fayetteville	AR	72703-1916	24,634	24.1%	$36,293	27,465	11.5%	$39,704	9.4%	871
Fiesta Village	2912 Fulton Street	Houston	TX	77009-5738	54,168	12.9%	$36,167	58,433	7.9%	$40,054	10.7%	1,916
Fondren/West Airport	12355 Fondren Road	Houston	TX	77035-5201	55,289	12.5%	$43,931	59,338	7.3%	$46,945	6.9%	1,955
Fondren Southwest Village	11251 Fondren Road	Houston	TX	77096-5507	62,727	10.6%	$42,677	66,855	6.6%	$45,509	6.6%	2,219
Food King Place	2415 Avenue P	Galveston	TX	77550-7834	16,134	-9.5%	$30,442	17,061	5.8%	$33,017	8.5%	571
Basha’s Valley Plaza	3115 South McClintock Drive	Tempe	AZ	85282-5601	65,888	7.7%	$45,615	70,535	7.1%	$48,283	5.8%	2,330
Galveston Place	2711 61st Street	Galveston	TX	77551-2134	16,430	-2.8%	$34,189	17,414	6.0%	$37,050	8.4%	581
Geyer Springs	8717 Geyer Springs Road	Little Rock	AR	72209-5051	14,183	-1.8%	$33,489	14,116	-0.5%	$35,269	5.3%	502
Gillham Circle	190 Gilham Circle	Port Arthur	TX	77640-5512	12,358	-8.7%	$30,622	11,838	-4.2%	$32,792	7.1%	437
Glenbrook Square	6322 Telephone Road	Houston	TX	77087-5410	39,961	7.0%	$34,098	42,018	5.2%	$36,722	7.7%	1,413
Griggs Road	5764 Griggs Road	Houston	TX	77021-3723	50,903	9.9%	$30,600	54,181	6.4%	$32,734	7.0%	1,800
Harrisburg Plaza	6830 Harrisburg Boulevard	Houston	TX	77011-4626	39,597	6.6%	$31,283	41,635	5.2%	$33,623	7.5%	1,400
Heights Plaza	239 West 20th Street	Houston	TX	77008-2511	56,827	11.5%	$45,211	60,902	7.2%	$49,019	8.4%	2,010
Highland Square	3502 Summer Avenue	Memphis	TN	38111-3628	39,345	-5.4%	$34,367	38,363	-2.5%	$36,044	4.9%	1,392
Humblewood Shopping Plaza	11035 East Freeway	Houston	TX	77029-1930	19,855	0.6%	$41,003	20,303	2.3%	$43,889	7.0%	702
Independence Plaza	1220 North Town East Boulevard	Mesquite	TX	75150-7605	33,763	-1.2%	$48,575	34,050	0.9%	$49,959	2.8%	1,194
Inwood Village	428 West Little York Road	Houston	TX	77076-1305	35,386	5.8%	$34,628	37,021	4.6%	$37,325	7.8%	1,252
Island Market Place	915 Sixth Street North	Texas City	TX	77590-6354	11,749	5.8%	$41,393	12,196	3.8%	$44,674	7.9%	416
Jacinto City	11007 Market Street Road	Houston	TX	77029-2336	19,106	0.3%	$40,409	19,517	2.2%	$43,260	7.1%	676
Kingwood	1153 Kingwood Drive	Kingwood	TX	77339-3033	13,172	26.5%	$73,951	14,849	12.7%	$78,736	6.5%	466
Kmart Plaza	4070 Ryan Street	Lake Charles	LA	70605-2820	23,484	4.0%	$41,420	23,942	2.0%	$44,265	6.9%	831
Land-Bissonnet	Bissonnet	Houston	TX	77005	84,520	12.9%	$67,009	90,984	7.7%	$71,671	7.0%	2,989
Land-East Orem	East Orem Drive	Houston	TX	77048	21,703	15.5%	$33,748	23,558	8.6%	$36,590	8.4%	768
Land-Highway 3	Highway Three	Texas City	TX	77591	10,865	12.6%	$37,450	11,583	6.6%	$40,100	7.1%	384
Land-Hillcrest	Sunshine	San Antonio	TX		55,361	-0.2%	$32,969	56,402	1.9%	$34,760	5.4%	1,958
Land-Kirkwood	Kirkwood	Houston	TX	77022	46,721	5.3%	$36,504	48,840	4.5%	$39,736	8.9%	1,652
Land-Lockwood	Lockwood	Houston	TX	77011	44,619	9.3%	$28,880	47,432	6.3%	$31,290	8.3%	1,578
Land-Mesa Road at Tidwell	Mesa Road	Houston	TX	77022	46,721	5.3%	$36,504	48,840	4.5%	$39,736	8.9%	1,652
Land-Mowery	Mowery	Houston	TX	77045	17,992	28.3%	$40,190	20,186	12.2%	$43,053	7.1%	636
Land-Northwest Freeway	Northwest Freeway	Houston	TX		56,290	15.1%	$48,973	61,122	8.6%	$54,238	10.8%	1,991
Land-South Shaver Street	Redman	Houston	TX	77008	53,743	14.7%	$49,326	58,250	8.4%	$54,108	9.7%	1,901
Land-River Pointe Drive	River Pointe Drive	Conroe	TX	77304	15,472	40.9%	$40,787	18,080	16.9%	$44,484	9.1%	547
Land-Sheldon	Sheldon Street	Houston	TX	77008	54,501	10.3%	$42,328	58,159	6.7%	$46,171	9.1%	1,928
Land-US Highway 171	US Highway 171	DeRidder	LA	70634	2,637	2.7%	$31,795	2,667	1.1%	$34,617	8.9%	93
Land-W Little York at Rosslyn	West Little York	Houston	TX		56,290	15.1%	$48,973	61,122	8.6%	$54,238	10.8%	1,991
Land-W Little York at I-45	West Little York	Houston	TX	77076	38,062	5.0%	$32,761	39,710	4.3%	$34,996	6.8%	1,346
Land-W Loop N at I-10	West Loop North	Houston	TX	77024	69,048	10.6%	$60,101	73,694	6.7%	$64,088	6.6%	2,442
Land-Woodland Highway	Woodland Highway	Plaquemine	LA	70764	4,231	-2.9%	$34,865	4,139	-2.2%	$38,315	9.9%	150
Landmark	2553 Gessner Drive	Houston	TX	77080-3801	38,199	9.1%	$43,736	40,440	5.9%	$46,380	6.0%	1,351
Lawndale	7053 Lawndale Street	Houston	TX	77023-4210	40,018	5.5%	$32,964	41,875	4.6%	$35,535	7.8%	1,415
Little York Plaza	1421 Little York	Houston	TX	77093-3221	33,562	3.6%	$33,675	34,779	3.6%	$36,190	7.5%	1,187
Long Point	7846 Long Point Road	Houston	TX	77055-3621	49,504	10.1%	$44,750	52,738	6.5%	$47,202	5.5%	1,751
Lyons Avenue	5800 Lyons Avenue	Houston	TX	77020-4834	33,317	4.5%	$26,974	34,786	4.4%	$29,332	8.7%	1,178
Mainland	10000 Emmett F Lowry Expy	Texas City	TX	77591-2127	5,902	22.8%	$40,356	6,475	9.7%	$43,226	7.1%	209
Market Boulevard	101 North Douglas Boulevard	Midwest City	OK	73130-3329	24,493	4.9%	$41,266	25,326	3.4%	$44,760	8.5%	866
Market at Westchase	11145 Westheimer Road	Houston	TX	77042-3207	86,176	14.7%	$47,704	93,201	8.2%	$49,980	4.8%	3,048
Markham Square	9101 West Markham Street	Little Rock	AR	72205-2215	35,673	2.9%	$47,722	36,404	2.1%	$50,495	5.8%	1,262
Mid-County	Twin Cities Highway	Nederland	TX	77627	16,040	-2.9%	$49,415	15,851	-1.2%	$52,242	5.7%	567
Miracle Corners	2221 South Shaver Street	Houston	TX	77502-3655	45,780	-1.3%	$39,695	46,405	1.4%	$42,254	6.4%	1,619
Montgomery Plaza	1418 North Loop 336 West	Conroe	TX	77304-3539	14,654	39.5%	$41,401	17,067	16.5%	$45,099	8.9%	518
NASA One Business Center	100 East Nasa Road One	Webster	TX	77598-5346	29,680	15.2%	$56,927	32,179	8.4%	$60,926	7.0%	1,050
Navigation Business Park	3401 Navigation Boulevard	Houston	TX	77003-1722	49,374	13.2%	$30,078	53,274	7.9%	$32,936	9.5%	1,746
New Boston Road	1714 New Boston Road	Texarkana	TX	75501-3502	19,156	2.8%	$31,686	19,594	2.3%	$34,525	9.0%	678
North Main Square	3600 North Main Street	Houston	TX	77009-5409	57,169	14.6%	$40,884	62,007	8.5%	$44,960	10.0%	2,022
North Oaks	13839 Breck Street	Houston	TX	77066-1701	34,114	10.0%	$64,340	36,347	6.6%	$68,107	5.9%	1,207
North Park Plaza	5874 Eastex Freeway	Beaumont	TX	77706-7077	18,284	-0.1%	$40,843	18,349	0.4%	$43,908	7.5%	647
North Towne Plaza	5815 Wyoming Boulevard NE	Albuquerque	NM	87109-3151	56,687	11.3%	$49,525	60,402	6.6%	$53,312	7.6%	2,005
North Triangle	17425 North Freeway	Houston	TX	77090-4917	29,809	22.0%	$56,024	32,846	10.2%	$60,091	7.3%	1,054
Northbrook Center	5330 West 34th Street	Houston	TX	77092-6626	53,281	9.2%	$40,971	56,605	6.2%	$43,411	6.0%	1,884

Property Name	Address	City	State	Zip Code	2010 Households	Household Growth 2000-2010	2010 Median HH Income	2015 Households	Household Growth 2010-2015	2015 Median Household Income	Median Household Income Growth 2010-2015	2010 Household Density
Bryan Village	South Texas Avenue	Bryan	TX	77803	13,189	6.5%	$36,194	13,791	4.6%	$39,342	8.7%	466
Bryant Square	306 South Bryant Avenue	Edmond	OK	73034-5733	25,280	19.1%	$64,153	26,939	6.6%	$69,207	7.9%	894
Calder	2190 Calder Street	Beaumont	TX	77701-1521	21,982	-7.4%	$34,901	21,148	-3.8%	$37,631	7.8%	777
Camelback Village Square	34 East Camelback Road	Phoenix	AZ	85012-1621	74,743	6.0%	$41,101	80,569	7.8%	$43,603	6.1%	2,643
Caprock Center	2801 50th Street	Lubbock	TX	79413-4328	44,665	5.3%	$40,236	46,284	3.6%	$43,469	8.0%	1,580
Cedar Bayou	1017 Bayou Road	La Marque	TX	77568-4158	13,952	14.9%	$39,159	15,237	9.2%	$41,755	6.6%	493
Central Park North	600 Kenrick Drive	Houston	TX	77060-3630	22,274	12.6%	$34,962	23,459	5.3%	$37,555	7.4%	788
Central Park Northwest VI	2400 Central Parkway	Houston	TX	77092-7732	50,125	10.5%	$44,798	53,393	6.5%	$47,013	4.9%	1,773
Land-Citadel Drive at Loop 610	Citadel Plaza Drive	Houston	TX	77008	54,362	7.8%	$43,511	57,239	5.3%	$47,584	9.4%	1,923
Coronado	2652 W 34th Avenue	Amarillo	TX	79109-4806	39,388	3.5%	$41,484	40,238	2.2%	$44,184	6.5%	1,393
Coronado Hills	7022 North Mesa Street	El Paso	TX	79912-3649	31,524	17.7%	$54,830	34,194	8.5%	$57,159	4.2%	1,115
League City Plaza	219 West Main Street	League City	TX	77573-3736	23,089	47.0%	$71,726	26,020	12.7%	$77,672	8.3%	817
Crestview	9302 Wilcrest Drive	Houston	TX	77099-2129	72,727	12.3%	$38,294	78,293	7.7%	$40,131	4.8%	2,572
Crossroads	800 North Main Street	Vidor	TX	77662-4336	6,083	0.8%	$39,899	6,070	-0.2%	$42,660	6.9%	215
Cullen Center	9205 Cullen Boulevard	Houston	TX	77051-3316	32,250	11.8%	$31,252	34,501	7.0%	$33,474	7.1%	1,141
Cullen Plaza	6200 Bellaire Boulevard	Houston	TX	77081-4902	99,697	11.5%	$44,834	106,702	7.0%	$47,167	5.2%	3,526
Cypress Pointe	370 FM 1960 Road West	Houston	TX	77090-3518	30,245	19.2%	$57,258	32,149	6.3%	$60,889	6.3%	1,070
Danville Plaza	2004 Louisville Avenue	Monroe	LA	71201-6121	19,941	-4.7%	$32,080	19,602	-1.7%	$33,861	5.6%	705
De Vargas	600 North Guadalupe	Santa Fe	NM	87501-1456	17,964	8.1%	$50,601	18,707	4.1%	$56,468	11.6%	635
Del Sol Market Place	Telephone	Houston	TX	77023	50,397	15.5%	$32,087	53,806	6.8%	$35,265	9.9%	1,782
East Town	Third Avenue	Lake Charles	LA	70601	20,389	-0.5%	$31,689	20,454	0.3%	$33,557	5.9%	721
Eastdale	2801 Eubank Boulevard NE	Albuquerque	NM	87112-1395	65,235	8.2%	$47,045	68,869	5.6%	$48,754	3.6%	2,307
Eastpark	9624 Mesa Drive	Houston	TX	77078-3024	16,364	7.6%	$30,216	17,283	5.6%	$32,014	6.0%	579
Edgebrook	1183 Edgebrook Drive	Houston	TX	77034-1803	43,181	18.0%	$42,178	46,577	7.9%	$44,379	5.2%	1,527
Evelyn Hills	1554 North College Avenue	Fayetteville	AR	72703-1916	23,854	20.6%	$36,756	25,848	8.4%	$39,150	6.5%	844
Fiesta Village	2912 Fulton Street	Houston	TX	77009-5738	55,068	14.7%	$37,782	58,604	6.4%	$42,359	12.1%	1,948
Fondren/West Airport	12355 Fondren Road	Houston	TX	77035-5201	55,599	13.1%	$45,616	59,703	7.4%	$48,403	6.1%	1,966
Fondren Southwest Village	11251 Fondren Road	Houston	TX	77096-5507	62,960	11.1%	$44,292	66,972	6.4%	$46,786	5.6%	2,227
Food King Place	2415 Avenue P	Galveston	TX	77550-7834	16,343	-9.9%	$32,637	16,356	0.1%	$35,148	7.7%	578
Basha’s Valley Plaza	3115 South McClintock Drive	Tempe	AZ	85282-5601	64,324	5.4%	$46,567	69,053	7.4%	$48,780	4.8%	2,275
Galveston Place	2711 61st Street	Galveston	TX	77551-2134	15,822	-6.5%	$36,140	16,109	1.8%	$39,143	8.3%	560
Geyer Springs	8717 Geyer Springs Road	Little Rock	AR	72209-5051	14,336	-1.2%	$33,932	14,276	-0.4%	$34,875	2.8%	507
Gillham Circle	190 Gilham Circle	Port Arthur	TX	77640-5512	12,542	-7.5%	$32,596	12,050	-3.9%	$34,947	7.2%	444
Glenbrook Square	6322 Telephone Road	Houston	TX	77087-5410	40,391	8.3%	$35,167	42,759	5.9%	$37,884	7.7%	1,429
Griggs Road	5764 Griggs Road	Houston	TX	77021-3723	51,664	11.4%	$31,797	55,046	6.6%	$34,015	7.0%	1,827
Harrisburg Plaza	6830 Harrisburg Boulevard	Houston	TX	77011-4626	40,698	9.2%	$32,510	43,003	5.7%	$35,195	8.3%	1,439
Heights Plaza	239 West 20th Street	Houston	TX	77008-2511	57,806	13.7%	$46,911	61,632	6.6%	$51,803	10.4%	2,044
Highland Square	3502 Summer Avenue	Memphis	TN	38111-3628	38,508	-7.4%	$34,800	37,249	-3.3%	$36,272	4.2%	1,362
Humblewood Shopping Plaza	11035 East Freeway	Houston	TX	77029-1930	19,898	0.9%	$42,212	20,453	2.8%	$45,153	7.0%	704
Independence Plaza	1220 North Town East Boulevard	Mesquite	TX	75150-7605	33,950	-0.1%	$49,102	34,270	0.9%	$49,830	1.5%	1,201
Inwood Village	428 West Little York Road	Houston	TX	77076-1305	35,318	6.0%	$36,006	37,066	5.0%	$38,728	7.6%	1,249
Island Market Place	915 Sixth Street North	Texas City	TX	77590-6354	12,209	10.3%	$43,186	13,149	7.7%	$46,327	7.3%	432
Jacinto City	11007 Market Street Road	Houston	TX	77029-2336	19,202	0.8%	$41,708	19,733	2.8%	$44,635	7.0%	679
Kingwood	1153 Kingwood Drive	Kingwood	TX	77339-3033	13,951	34.9%	$74,815	15,553	11.5%	$78,883	5.4%	493
Kmart Plaza	4070 Ryan Street	Lake Charles	LA	70605-2820	24,278	6.2%	$42,780	25,026	3.1%	$45,046	5.3%	859
Land-Bissonnet	Bissonnet	Houston	TX	77005	84,689	13.9%	$69,591	90,990	7.4%	$74,840	7.5%	2,995
Land-East Orem	East Orem Drive	Houston	TX	77048	22,365	19.1%	$35,520	24,004	7.3%	$38,225	7.6%	791
Land-Highway 3	Highway Three	Texas City	TX	77591	11,322	17.1%	$39,420	12,418	9.7%	$41,946	6.4%	400
Land-Hillcrest	Sunshine	San Antonio	TX		55,293	-0.2%	$33,613	56,721	2.6%	$35,487	5.6%	1,956
Land-Kirkwood	Kirkwood	Houston	TX	77022	47,416	6.8%	$38,097	49,931	5.3%	$41,635	9.3%	1,677
Land-Lockwood	Lockwood	Houston	TX	77011	45,610	11.6%	$30,149	48,192	5.7%	$33,008	9.5%	1,613
Land-Mesa Road at Tidwell	Mesa Road	Houston	TX	77022	47,416	6.8%	$38,097	49,931	5.3%	$41,635	9.3%	1,677
Land-Mowery	Mowery	Houston	TX	77045	18,843	36.7%	$42,110	20,728	10.0%	$45,115	7.1%	666
Land-Northwest Freeway	Northwest Freeway	Houston	TX		57,232	17.3%	$51,025	61,535	7.5%	$57,667	13.0%	2,024
Land-South Shaver Street	Redman	Houston	TX	77008	54,691	16.7%	$51,313	58,795	7.5%	$56,964	11.0%	1,934
Land-River Pointe Drive	River Pointe Drive	Conroe	TX	77304	15,591	42.8%	$42,523	18,275	17.2%	$45,938	8.0%	551
Land-Sheldon	Sheldon Street	Houston	TX	77008	55,282	12.5%	$43,965	58,744	6.3%	$48,415	10.1%	1,955
Land-US Highway 171	US Highway 171	DeRidder	LA	70634	2,660	3.3%	$34,036	2,712	2.0%	$37,104	9.0%	94
Land-W Little York at Rosslyn	West Little York	Houston	TX		57,232	17.3%	$51,025	61,535	7.5%	$57,667	13.0%	2,024
Land-W Little York at I-45	West Little York	Houston	TX	77076	38,406	5.6%	$33,827	40,255	4.8%	$36,431	7.7%	1,358
Land-W Loop N at I-10	West Loop North	Houston	TX	77024	69,319	11.4%	$62,449	74,207	7.1%	$66,078	5.8%	2,452
Land-Woodland Highway	Woodland Highway	Plaquemine	LA	70764	4,489	-2.0%	$36,946	4,467	-0.5%	$39,956	8.1%	159
Landmark	2553 Gessner Drive	Houston	TX	77080-3801	38,765	9.5%	$45,111	41,208	6.3%	$47,411	5.1%	1,371
Lawndale	7053 Lawndale Street	Houston	TX	77023-4210	40,985	8.0%	$34,214	43,248	5.5%	$37,239	8.8%	1,450
Little York Plaza	1421 Little York	Houston	TX	77093-3221	33,700	3.7%	$34,753	35,042	4.0%	$37,543	8.0%	1,192
Long Point	7846 Long Point Road	Houston	TX	77055-3621	49,491	10.5%	$46,011	52,748	6.6%	$48,183	4.7%	1,750
Lyons Avenue	5800 Lyons Avenue	Houston	TX	77020-4834	33,747	5.7%	$28,135	35,236	4.4%	$30,859	9.7%	1,194
Mainland	10000 Emmett F Lowry Expy	Texas City	TX	77591-2127	6,226	26.1%	$43,236	6,973	12.0%	$45,833	6.0%	220
Market Boulevard	101 North Douglas Boulevard	Midwest City	OK	73130-3329	24,164	3.6%	$42,546	24,720	2.3%	$45,478	6.9%	855
Market at Westchase	11145 Westheimer Road	Houston	TX	77042-3207	85,723	15.0%	$49,044	92,687	8.1%	$51,343	4.7%	3,032
Markham Square	9101 West Markham Street	Little Rock	AR	72205-2215	35,994	4.1%	$48,363	36,693	1.9%	$50,402	4.2%	1,273
Mid-County	Twin Cities Highway	Nederland	TX	77627	16,234	-1.5%	$51,558	16,031	-1.3%	$54,760	6.2%	574
Miracle Corners	2221 South Shaver Street	Houston	TX	77502-3655	46,280	-0.6%	$40,902	47,281	2.2%	$43,145	5.5%	1,637
Montgomery Plaza	1418 North Loop 336 West	Conroe	TX	77304-3539	14,958	42.7%	$43,220	17,537	17.2%	$46,579	7.8%	529
NASA One Business Center	100 East Nasa Road One	Webster	TX	77598-5346	29,502	18.4%	$58,213	32,022	8.5%	$61,298	5.3%	1,043
Navigation Business Park	3401 Navigation Boulevard	Houston	TX	77003-1722	50,126	15.0%	$31,277	53,364	6.5%	$34,625	10.7%	1,773
New Boston Road	1714 New Boston Road	Texarkana	TX	75501-3502	19,399	4.5%	$31,341	19,767	1.9%	$33,248	6.1%	686
North Main Square	3600 North Main Street	Houston	TX	77009-5409	58,565	16.5%	$42,744	62,710	7.1%	$47,639	11.5%	2,071
North Oaks	13839 Breck Street	Houston	TX	77066-1701	33,130	7.2%	$65,438	34,900	5.3%	$68,684	5.0%	1,172
North Park Plaza	5874 Eastex Freeway	Beaumont	TX	77706-7077	18,908	2.7%	$43,178	18,987	0.4%	$45,739	5.9%	669
North Towne Plaza	5815 Wyoming Boulevard NE	Albuquerque	NM	87109-3151	57,007	12.1%	$50,981	60,786	6.6%	$53,899	5.7%	2,016
North Triangle	17425 North Freeway	Houston	TX	77090-4917	30,019	19.9%	$56,858	31,972	6.5%	$60,499	6.4%	1,062
Northbrook Center	5330 West 34th Street	Houston	TX	77092-6626	53,311	9.5%	$42,388	56,602	6.2%	$44,545	5.1%	1,885

A:7

Property Name	Address	City	State	Zip Code	2009 Households	Household Growth 2000-2009	2009 Median Household Income	2014 Households	Household Growth 2009-2014	2014 Median Household Income	Median Household Income Growth 2009-2014	2009 Household Density
Northway	11077 Northwest Freeway	Houston	TX	77092-7311	52,861	9.1%	$41,140	56,146	6.2%	$43,565	5.9%	1,870
Northwest Crossing-Houston	5760 Hollister Street	Houston	TX	77040-5716	44,020	8.1%	$40,838	46,499	5.6%	$43,069	5.5%	1,557
Northwest Park Plaza	FM 149	Houston	TX	77069	30,090	6.2%	$37,065	31,535	4.8%	$39,884	7.6%	1,064
Oak Forest	1352 West 43rd Street	Houston	TX	77018-4206	47,688	8.2%	$40,661	50,428	5.8%	$43,569	7.2%	1,687
Oak Park Village	1955 Nacogdoches Road	San Antonio	TX	78209-2217	37,032	2.9%	$45,019	38,362	3.6%	$47,198	4.8%	1,310
Orchard Green	5900 Renwick Drive	Houston	TX	77081-2406	101,482	12.1%	$47,481	108,695	7.1%	$50,802	7.0%	3,589
Palmer Plaza	3500 Palmer Highway	Texas City	TX	77590-6514	16,575	5.2%	$39,909	17,185	3.7%	$42,876	7.4%	586
Park Southwest	10450 Stancliff Road	Houston	TX	77099-4341	60,226	11.0%	$39,070	64,408	6.9%	$41,661	6.6%	2,130
Park Terrace	1147 North Pine Street	DeRidder	LA	70634-2819	4,688	5.4%	$39,849	4,804	2.5%	$43,110	8.2%	166
Parkway Square	2412 Texas Avenue South	College Station	TX	77840-4634	30,307	14.0%	$26,676	32,705	7.9%	$29,400	10.2%	1,072
Parliament Square	11799 West Avenue	San Antonio	TX	78216-2559	42,733	14.1%	$49,706	46,071	7.8%	$52,639	5.9%	1,511
Phelan West	3845 Phelan Boulevard	Beaumont	TX	77707-2243	24,880	-5.1%	$39,159	24,336	-2.2%	$42,085	7.5%	880
Plaza	5152 Avenue H	Rosenberg	TX	77471-2014	15,295	38.9%	$43,253	17,820	16.5%	$46,535	7.6%	541
Portairs	4138 Ayers Street	Corpus Christi	TX	78415-5315	39,818	-1.1%	$32,767	39,815	0.0%	$34,738	6.0%	1,408
Porterwood	23741 Highway 59	Porter	TX	77365-5388	9,507	34.0%	$53,351	10,985	15.6%	$58,293	9.3%	336
Promenade	855 Lisbon Street	Lewiston	ME	04240-6100	20,912	3.0%	$34,487	21,157	1.2%	$37,936	10.0%	740
Puckett Plaza	3440 Bell Street	Amarillo	TX	79109-4142	37,801	5.1%	$48,256	39,303	4.0%	$52,599	9.0%	1,337
Pueblo Anozira	5100 South McClintock Drive	Tempe	AZ	85282-7374	67,693	6.1%	$48,489	71,965	6.3%	$51,693	6.6%	2,394
Randalls-Cypress Station	5219 FM 1960 Road West	Houston	TX	77069-4401	33,210	10.3%	$66,527	35,442	6.7%	$70,260	5.6%	1,175
Randalls-El Dorado	570 El Dorado Boulevard	Webster	TX	77598-2202	32,720	14.0%	$65,273	35,338	8.0%	$69,302	6.2%	1,157
Randalls-Kings Crossing	4540 Kingwood Drive	Kingwood	TX	77345-2600	23,161	22.8%	$97,012	25,724	11.1%	$104,899	8.1%	819
Randalls-Norchester	10505 Jones Road	Houston	TX	77065-4211	36,159	25.4%	$70,977	40,371	11.7%	$75,393	6.2%	1,279
River Oaks-East	1938 West Gray Street	Houston	TX	77019-4805	72,515	17.6%	$62,039	79,404	9.5%	$67,030	8.0%	2,565
River Oaks-West	2028 West Gray Street	Houston	TX	77019-3602	72,398	18.0%	$63,261	79,363	9.6%	$68,190	7.8%	2,561
River Pointe-Shopping Ctr	220 South Loop 336 West	Conroe	TX	77304-3306	9,904	46.6%	$45,612	11,725	18.4%	$49,854	9.3%	350
Rose-Rich	5130 Avenue H	Rosenberg	TX	77471-2014	15,300	38.7%	$43,221	17,816	16.4%	$46,494	7.6%	541
San Pedro Court	San Pedro Avenue	San Antonio	TX	78216	48,405	-2.5%	$27,777	48,685	0.6%	$29,676	6.8%	1,712
Sheldon Forest-North	435 Sheldon Road	Channelview	TX	77530-3542	13,140	7.2%	$48,041	13,782	4.9%	$51,720	7.7%	465
Sheldon Forest-South	437 Sheldon Road	Channelview	TX	77530-3542	13,180	7.2%	$48,067	13,823	4.9%	$51,742	7.6%	466
Shops at Three Corners	8202 Kirby Drive	Houston	TX	77054-1602	54,448	14.2%	$57,926	58,820	8.0%	$61,794	6.7%	1,926
South Loop Business Park	6148 South Loop East	Houston	TX	77087-1006	49,791	8.8%	$31,766	52,757	6.0%	$33,915	6.8%	1,761
Southwest Park II	10530 Rockley Road	Houston	TX	77099-3554	63,284	10.4%	$38,890	67,529	6.7%	$41,433	6.5%	2,238
Southgate-Lake Charles	2916 Ryan Street	Lake Charles	LA	70601-8511	23,860	0.1%	$36,453	23,881	0.1%	$39,168	7.4%	844
Southgate-Shreveport	2758 West 70th Street	Shreveport	LA	71108-4502	24,618	-2.4%	$27,774	24,356	-1.1%	$29,157	5.0%	871
Southgate II	2190 Calder Street	Beaumont	TX	77701-1521	21,710	-9.0%	$33,180	20,745	-4.4%	$35,469	6.9%	768
Southgate-Houston	4451 West Fuqua	Houston	TX	77045-6205	24,143	25.9%	$45,963	26,979	11.8%	$49,275	7.2%	854
Southridge Plaza	600 West William Cannon Drive	Austin	TX	78745-5859	43,691	10.4%	$44,485	46,732	7.0%	$46,155	3.8%	1,545
Spanish Crossroads	3415 Bell Street	Amarillo	TX	79109-4141	37,806	5.0%	$48,151	39,294	3.9%	$52,437	8.9%	1,337
Spring Plaza	9492 Hammerly Boulevard	Houston	TX	77055-5447	46,653	7.9%	$44,417	49,232	5.5%	$46,859	5.5%	1,650
Steeplechase	10717 Jones Road	Houston	TX	77065-4215	35,915	25.5%	$70,542	40,130	11.7%	$74,837	6.1%	1,270
Stella Link	8714 Stella Link Road	Houston	TX	77025-3402	60,741	12.1%	$63,021	65,117	7.2%	$67,096	6.5%	2,148
Studemont	1407 Studewood Street	Houston	TX	77008-4561	57,930	13.4%	$44,405	62,541	8.0%	$48,417	9.0%	2,049
Summer Place	1474 Hillcrest Drive	San Antonio	TX	78228-3064	53,493	5.6%	$33,992	55,923	4.5%	$35,745	5.2%	1,892
Ten Blalock Square	10 Blalock Circle	Houston	TX	77024-6513	71,919	10.2%	$58,115	76,671	6.6%	$62,067	6.8%	2,544
Town and Country-Lubbock	320 University Avenue	Lubbock	TX	79415-3429	25,965	3.1%	$30,107	26,649	2.6%	$32,745	8.8%	918
Town and Country-Midwest City	160 North Air Depot Boulevard	Midwest City	OK	73110-1701	26,189	2.9%	$38,633	26,832	2.5%	$41,868	8.4%	926
University Park Plaza	3205 North University Drive	Nacogdoches	TX	75965-2683	9,964	9.4%	$26,212	10,499	5.4%	$28,459	8.6%	352
University Plaza-Houston	Bay Area	Houston	TX	77059	30,307	11.7%	$63,260	32,484	7.2%	$66,963	5.9%	1,072
Village	Ninth Avenue	Port Arthur	TX	77642	18,788	-7.5%	$36,763	18,063	-3.9%	$39,357	7.1%	664
Village Arcade	2516 University Boulevard	Houston	TX	77005-3229	81,217	11.7%	$63,913	87,061	7.2%	$68,447	7.1%	2,872
Loop 610 and 11th Street	1190 West Loop North	Houston	TX	77055-7218	47,259	16.1%	$53,185	51,388	8.7%	$57,653	8.4%	1,671
West Loop Commerce Center	1140 West Loop North	Houston	TX	77055-7218	48,254	16.1%	$54,106	52,458	8.7%	$58,584	8.3%	1,707
West-10 Business Center	1030 Wirt Road	Houston	TX	77055-6849	50,594	11.7%	$54,494	54,198	7.1%	$58,695	7.7%	1,789
Westbury Triangle	11320 Chimney Rock Road	Houston	TX	77035-2902	59,878	10.7%	$45,864	63,804	6.6%	$48,842	6.5%	2,118
Westchase Center	11041 Westheimer Road	Houston	TX	77042-3205	85,008	14.5%	$47,788	91,880	8.1%	$50,122	4.9%	3,007
Westgate	6823 Cantrell Road	Little Rock	AR	72207-4134	30,398	-0.3%	$45,530	30,563	0.5%	$47,892	5.2%	1,075
Westhill Village	7519 Westheimer Road	Houston	TX	77063-4614	96,561	12.4%	$45,061	103,616	7.3%	$47,824	6.1%	3,415
Westmont	8350 Phelan Boulevard	Beaumont	TX	77706-6169	14,153	1.3%	$58,017	14,273	0.9%	$61,477	6.0%	501
Westwood	3507 Jewella Avenue	Shreveport	LA	71109-4419	21,987	-5.3%	$24,570	21,370	-2.8%	$25,969	5.7%	778
Westwood Village	451 Bertrand Drive	Lafayette	LA	70506-5555	30,396	3.6%	$40,387	30,725	1.1%	$43,601	8.0%	1,075
Wilcrest Southwest	Wilcrest	Houston	TX	77042	53,369	12.9%	$41,043	57,551	7.8%	$43,747	6.6%	1,888
Williams Trace	3316 Highway Six	Sugar Land	TX	77478-4406	30,251	33.4%	$90,900	34,949	15.5%	$96,463	6.1%	1,070
Windsor Hills	4629 NW 23rd Street	Oklahoma City	OK	73127-2103	40,783	0.7%	$36,654	41,316	1.3%	$39,899	8.9%	1,442
Wolflin Village	2001 South Georgia Street	Amarillo	TX	79109-1830	38,923	1.9%	$36,958	39,972	2.7%	$39,725	7.5%	1,377
York Townhouse	2530 Yorktown Street	Houston	TX	77056-4810	86,690	14.1%	$57,130	93,599	8.0%	$61,798	8.2%	3,066
Freeway Junction	3797-3879 Highway 138 SE	Stockbridge	GA	30281-4141	3,335	52.8%	$64,168	3,951	18.5%	$65,414	1.9%	118
First Street Station	803-819 North First Street	Albemarle	NC	28001-3307	6,535	-3.4%	$35,167	6,473	-1.0%	$37,413	6.4%	231
Shoppes at Easton	8823 Elliott Road	Easton	MD	21601-2956	7,521	25.6%	$49,423	8,312	10.5%	$56,930	15.2%	266
Starkville Crossing	882 Highway 12 West	Starkville	MS	39759-3570	1,445	21.1%	$47,519	1,547	7.1%	$52,117	9.7%	51
Big Oaks Crossing	3850 North Gloster Street	Tupelo	MS	38804-9732	2,348	14.8%	$48,681	2,476	5.5%	$53,030	8.9%	83
Brook Highland Plaza	5291 Highway 280 South	Birmingham	AL	35242-5315	13,619	30.3%	$84,934	15,306	12.4%	$92,723	9.2%	482
Lowes-Terre Haute	4701 South US Highway 41	Terre Haute	IN	47802-4412	8,717	3.1%	$36,286	8,848	1.5%	$38,591	6.4%	308
Belden Park Crossings I	5496 Dressler Road	Canton	OH	44720-7749	21,723	1.9%	$50,316	21,923	0.9%	$53,762	6.8%	768
Metro Square	2728 West Peoria Avenue	Phoenix	AZ	85029-5202	61,707	4.4%	$45,570	64,968	5.3%	$48,208	5.8%	2,182
Queen Anne Plaza	10 Washington Street	Norwell	MA	02061-1749	9,669	6.1%	$82,898	9,970	3.1%	$91,468	10.3%	342
Ambassador Row	3501-3561 Ambassador Caffery	Lafayette	LA	70503-5130	24,025	9.7%	$53,472	24,870	3.5%	$58,765	9.9%	850
Boulevard	100-128 Arnould Boulevard	Lafayette	LA	70506-6214	29,641	6.0%	$45,002	30,284	2.2%	$48,421	7.6%	1,048
Pinhook Plaza	100-145 James Comeaux Road	Lafayette	LA	70508-3256	22,757	7.1%	$46,971	23,381	2.7%	$50,965	8.5%	805
Bluebonnet Village	7512-7750 Bluebonnet Boulevard	Baton Rouge	LA	70809-1627	25,155	15.7%	$55,422	26,622	5.8%	$59,222	6.9%	890
Sherwood South	1801-1823 S Sherwood Forest	Baton Rouge	LA	70816-8322	35,070	6.2%	$48,858	35,813	2.1%	$51,881	6.2%	1,240
Siegen Village	6900-7044 Siegen Lane	Baton Rouge	LA	70809-4529	27,270	15.9%	$57,197	28,908	6.0%	$60,967	6.6%	964
Millervillage	1029-1131 Millerville Road	Baton Rouge	LA	70816-1277	24,798	6.8%	$47,005	25,377	2.3%	$49,228	4.7%	877
Country Club Plaza	803-865 Brownswitch Road	Slidell	LA	70458-5335	14,994	20.0%	$58,816	16,371	9.2%	$63,993	8.8%	530

Property Name	Address	City	State	Zip Code	2010 Households	Household Growth 2000-2010	2010 Median HH Income	2015 Households	Household Growth 2010-2015	2015 Median Household Income	Median Household Income Growth 2010-2015	2010 Household Density
Northway	11077 Northwest Freeway	Houston	TX	77092-7311	53,104	9.4%	$42,488	56,370	6.2%	$44,626	5.0%	1,878
Northwest Crossing-Houston	5760 Hollister Street	Houston	TX	77040-5716	43,825	7.7%	$42,295	46,258	5.6%	$44,016	4.1%	1,550
Northwest Park Plaza	FM 149	Houston	TX	77069	29,979	5.3%	$38,522	31,316	4.5%	$41,134	6.8%	1,060
Oak Forest	1352 West 43rd Street	Houston	TX	77018-4206	48,304	8.7%	$42,081	51,186	6.0%	$45,016	7.0%	1,708
Oak Park Village	1955 Nacogdoches Road	San Antonio	TX	78209-2217	36,887	3.2%	$45,746	38,387	4.1%	$47,754	4.4%	1,305
Orchard Green	5900 Renwick Drive	Houston	TX	77081-2406	102,273	13.0%	$49,087	109,829	7.4%	$52,700	7.4%	3,617
Palmer Plaza	3500 Palmer Highway	Texas City	TX	77590-6514	17,454	10.4%	$41,763	18,793	7.7%	$44,625	6.9%	617
Park Southwest	10450 Stancliff Road	Houston	TX	77099-4341	61,814	13.5%	$40,705	66,923	8.3%	$42,856	5.3%	2,186
Park Terrace	1147 North Pine Street	DeRidder	LA	70634-2819	4,618	3.4%	$41,900	4,716	2.1%	$44,644	6.5%	163
Parkway Square	2412 Texas Avenue South	College Station	TX	77840-4634	31,052	17.0%	$27,022	33,443	7.7%	$29,484	9.1%	1,098
Parliament Square	11799 West Avenue	San Antonio	TX	78216-2559	42,460	13.9%	$50,635	45,861	8.0%	$53,462	5.6%	1,502
Phelan West	3845 Phelan Boulevard	Beaumont	TX	77707-2243	25,456	-2.8%	$41,253	25,011	-1.8%	$43,689	5.9%	900
Plaza	5152 Avenue H	Rosenberg	TX	77471-2014	17,004	51.6%	$46,169	20,310	19.4%	$49,392	7.0%	601
Portairs	4138 Ayers Street	Corpus Christi	TX	78415-5315	40,514	0.0%	$34,048	40,529	0.0%	$36,189	6.3%	1,433
Porterwood	23741 Highway 59	Porter	TX	77365-5388	10,262	42.0%	$55,240	11,792	14.9%	$59,367	7.5%	363
Promenade	855 Lisbon Street	Lewiston	ME	04240-6100	20,818	2.0%	$34,311	20,768	-0.2%	$36,426	6.2%	736
Puckett Plaza	3440 Bell Street	Amarillo	TX	79109-4142	38,029	5.8%	$51,088	39,157	3.0%	$55,541	8.7%	1,345
Pueblo Anozira	5100 South McClintock Drive	Tempe	AZ	85282-7374	65,321	3.6%	$49,685	69,808	6.9%	$52,614	5.9%	2,310
Randalls-Cypress Station	5219 FM 1960 Road West	Houston	TX	77069-4401	30,676	6.1%	$69,616	32,182	4.9%	$72,804	4.6%	1,085
Randalls-El Dorado	570 El Dorado Boulevard	Webster	TX	77598-2202	33,430	16.2%	$66,305	36,153	8.2%	$69,252	4.4%	1,182
Randalls-Kings Crossing	4540 Kingwood Drive	Kingwood	TX	77345-2600	23,348	23.9%	$99,595	25,647	9.9%	$106,213	6.6%	826
Randalls-Norchester	10505 Jones Road	Houston	TX	77065-4211	35,717	23.9%	$72,509	39,131	9.6%	$77,352	6.7%	1,263
River Oaks-East	1938 West Gray Street	Houston	TX	77019-4805	73,600	19.7%	$64,012	79,601	8.2%	$70,410	10.0%	2,603
River Oaks-West	2028 West Gray Street	Houston	TX	77019-3602	73,971	20.2%	$65,188	80,064	8.2%	$71,542	9.7%	2,616
River Pointe-Shopping Ctr	220 South Loop 336 West	Conroe	TX	77304-3306	9,662	47.6%	$48,256	11,361	17.6%	$52,944	9.7%	342
Rose-Rich	5130 Avenue H	Rosenberg	TX	77471-2014	17,011	51.6%	$46,174	20,318	19.4%	$49,399	7.0%	602
San Pedro Court	San Pedro Avenue	San Antonio	TX	78216	48,789	-1.7%	$28,317	49,688	1.8%	$30,387	7.3%	1,726
Sheldon Forest-North	435 Sheldon Road	Channelview	TX	77530-3542	12,966	5.2%	$49,835	13,529	4.3%	$53,163	6.7%	459
Sheldon Forest-South	437 Sheldon Road	Channelview	TX	77530-3542	12,966	5.2%	$49,835	13,529	4.3%	$53,163	6.7%	459
Shops at Three Corners	8202 Kirby Drive	Houston	TX	77054-1602	54,429	14.9%	$60,678	58,608	7.7%	$64,887	6.9%	1,925
South Loop Business Park	6148 South Loop East	Houston	TX	77087-1006	50,579	10.7%	$32,974	53,761	6.3%	$35,226	6.8%	1,789
Southwest Park II	10530 Rockley Road	Houston	TX	77099-3554	64,659	12.6%	$40,412	69,769	7.9%	$42,474	5.1%	2,287
Southgate-Lake Charles	2916 Ryan Street	Lake Charles	LA	70601-8511	24,410	2.2%	$37,899	24,774	1.5%	$40,034	5.6%	863
Southgate-Shreveport	2758 West 70th Street	Shreveport	LA	71108-4502	24,619	-2.9%	$28,125	24,393	-0.9%	$28,959	3.0%	871
Southgate II	2190 Calder Street	Beaumont	TX	77701-1521	21,982	-7.4%	$34,901	21,148	-3.8%	$37,631	7.8%	777
Southgate-Houston	4451 West Fuqua	Houston	TX	77045-6205	26,030	32.9%	$47,216	29,026	11.5%	$50,879	7.8%	921
Southridge Plaza	600 West William Cannon Drive	Austin	TX	78745-5859	44,295	13.0%	$45,426	47,492	7.2%	$46,661	2.7%	1,567
Spanish Crossroads	3415 Bell Street	Amarillo	TX	79109-4141	38,085	5.8%	$51,118	39,213	3.0%	$55,567	8.7%	1,347
Spring Plaza	9492 Hammerly Boulevard	Houston	TX	77055-5447	47,075	8.6%	$45,955	49,882	6.0%	$48,153	4.8%	1,665
Steeplechase	10717 Jones Road	Houston	TX	77065-4215	35,208	24.3%	$72,101	38,622	9.7%	$76,717	6.4%	1,245
Stella Link	8714 Stella Link Road	Houston	TX	77025-3402	60,775	12.6%	$65,656	65,139	7.2%	$69,982	6.6%	2,149
Studemont	1407 Studewood Street	Houston	TX	77008-4561	58,880	15.4%	$46,144	62,967	6.9%	$51,204	11.0%	2,082
Summer Place	1474 Hillcrest Drive	San Antonio	TX	78228-3064	53,498	5.7%	$34,416	56,010	4.7%	$35,946	4.4%	1,892
Ten Blalock Square	10 Blalock Circle	Houston	TX	77024-6513	73,230	11.6%	$59,785	78,483	7.2%	$63,191	5.7%	2,590
Town and Country-Lubbock	320 University Avenue	Lubbock	TX	79415-3429	26,045	3.9%	$30,934	26,895	3.3%	$33,452	8.1%	921
Town and Country-Midwest City	160 North Air Depot Boulevard	Midwest City	OK	73110-1701	25,555	1.2%	$39,643	25,876	1.3%	$42,235	6.5%	904
University Park Plaza	3205 North University Drive	Nacogdoches	TX	75965-2683	10,036	10.9%	$26,281	10,490	4.5%	$28,047	6.7%	355
University Plaza-Houston	Bay Area	Houston	TX	77059	31,509	15.2%	$64,714	33,950	7.8%	$67,505	4.3%	1,114
Village	Ninth Avenue	Port Arthur	TX	77642	18,940	-6.3%	$38,720	18,298	-3.4%	$41,352	6.8%	670
Village Arcade	2516 University Boulevard	Houston	TX	77005-3229	81,562	12.2%	$66,076	87,308	7.0%	$71,263	7.9%	2,885
Loop 610 and 11th Street	1190 West Loop North	Houston	TX	77055-7218	47,916	18.2%	$55,439	51,961	8.4%	$60,002	8.2%	1,695
West Loop Commerce Center	1140 West Loop North	Houston	TX	77055-7218	49,202	17.8%	$56,300	53,283	8.3%	$60,836	8.1%	1,740
West-10 Business Center	1030 Wirt Road	Houston	TX	77055-6849	51,357	13.4%	$56,594	55,172	7.4%	$60,424	6.8%	1,816
Westbury Triangle	11320 Chimney Rock Road	Houston	TX	77035-2902	60,646	11.3%	$47,460	64,421	6.2%	$50,427	6.3%	2,145
Westchase Center	11041 Westheimer Road	Houston	TX	77042-3205	85,782	14.9%	$49,002	92,729	8.1%	$51,272	4.6%	3,034
Westgate	6823 Cantrell Road	Little Rock	AR	72207-4134	30,205	0.6%	$46,218	30,333	0.4%	$47,936	3.7%	1,068
Westhill Village	7519 Westheimer Road	Houston	TX	77063-4614	96,519	13.2%	$46,820	103,745	7.5%	$49,148	5.0%	3,414
Westmont	8350 Phelan Boulevard	Beaumont	TX	77706-6169	14,127	2.3%	$60,806	14,160	0.2%	$63,961	5.2%	500
Westwood	3507 Jewella Avenue	Shreveport	LA	71109-4419	21,841	-5.8%	$24,936	21,385	-2.1%	$26,013	4.3%	772
Westwood Village	451 Bertrand Drive	Lafayette	LA	70506-5555	30,384	3.7%	$42,259	31,254	2.9%	$45,120	6.8%	1,075
Wilcrest Southwest	Wilcrest	Houston	TX	77042	55,261	16.3%	$42,733	60,354	9.2%	$45,077	5.5%	1,954
Williams Trace	3316 Highway Six	Sugar Land	TX	77478-4406	30,634	36.2%	$93,720	36,024	17.6%	$99,182	5.8%	1,083
Windsor Hills	4629 NW 23rd Street	Oklahoma City	OK	73127-2103	40,917	0.8%	$37,734	41,314	1.0%	$40,297	6.8%	1,447
Wolflin Village	2001 South Georgia Street	Amarillo	TX	79109-1830	38,832	1.9%	$38,870	39,489	1.7%	$41,393	6.5%	1,373
York Townhouse	2530 Yorktown Street	Houston	TX	77056-4810	87,750	14.9%	$58,957	94,772	8.0%	$63,431	7.6%	3,104
Freeway Junction	3797-3879 Highway 138 SE	Stockbridge	GA	30281-4141	3,180	51.1%	$65,883	3,610	13.5%	$67,560	2.5%	112
First Street Station	803-819 North First Street	Albemarle	NC	28001-3307	6,662	-2.6%	$36,586	6,577	-1.3%	$38,322	4.7%	236
Shoppes at Easton	8823 Elliott Road	Easton	MD	21601-2956	7,635	27.2%	$51,309	8,267	8.3%	$57,889	12.8%	270
Starkville Crossing	882 Highway 12 West	Starkville	MS	39759-3570	1,423	20.5%	$49,098	1,495	5.1%	$52,976	7.9%	50
Big Oaks Crossing	3850 North Gloster Street	Tupelo	MS	38804-9732	2,478	20.5%	$46,772	2,635	6.3%	$48,926	4.6%	88
Brook Highland Plaza	5291 Highway 280 South	Birmingham	AL	35242-5315	13,927	31.9%	$87,861	15,640	12.3%	$94,625	7.7%	493
Lowes-Terre Haute	4701 South US Highway 41	Terre Haute	IN	47802-4412	9,193	8.0%	$36,973	9,431	2.6%	$38,701	4.7%	325
Belden Park Crossings I	5496 Dressler Road	Canton	OH	44720-7749	21,754	1.4%	$50,943	21,680	-0.3%	$53,232	4.5%	769
Metro Square	2728 West Peoria Avenue	Phoenix	AZ	85029-5202	61,149	3.5%	$46,555	65,324	6.8%	$48,729	4.7%	2,163
Queen Anne Plaza	10 Washington Street	Norwell	MA	02061-1749	9,179	4.3%	$85,650	9,289	1.2%	$92,663	8.2%	325
Ambassador Row	3501-3561 Ambassador Caffery	Lafayette	LA	70503-5130	23,872	9.6%	$56,143	25,081	5.1%	$60,667	8.1%	844
Boulevard	100-128 Arnould Boulevard	Lafayette	LA	70506-6214	29,478	6.3%	$46,902	30,621	3.9%	$50,010	6.6%	1,043
Pinhook Plaza	100-145 James Comeaux Road	Lafayette	LA	70508-3256	22,793	7.2%	$48,934	23,753	4.2%	$53,453	9.2%	806
Bluebonnet Village	7512-7750 Bluebonnet Boulevard	Baton Rouge	LA	70809-1627	24,993	15.8%	$58,387	26,443	5.8%	$61,789	5.8%	884
Sherwood South	1801-1823 S Sherwood Forest	Baton Rouge	LA	70816-8322	34,217	4.1%	$51,367	34,992	2.3%	$54,302	5.7%	1,210
Siegen Village	6900-7044 Siegen Lane	Baton Rouge	LA	70809-4529	26,537	13.5%	$60,184	28,024	5.6%	$63,662	5.8%	939
Millervillage	1029-1131 Millerville Road	Baton Rouge	LA	70816-1277	24,350	5.4%	$49,033	25,044	2.9%	$51,209	4.4%	861
Country Club Plaza	803-865 Brownswitch Road	Slidell	LA	70458-5335	14,772	17.6%	$58,986	15,966	8.1%	$62,057	5.2%	522

A:8

Property Name	Address	City	State	Zip Code	2009 Households	Household Growth 2000-2009	2009 Median Household Income	2014 Households	Household Growth 2009-2014	2014 Median Household Income	Median Household Income Growth 2009-2014	2009 Household Density
Crossing	104-110 Gause Boulevard West	Slidell	LA	70460-2625	18,030	12.4%	$52,461	19,181	6.4%	$57,580	9.8%	638
Village at Northshore	105-135 Northshore Boulevard	Slidell	LA	70460-6821	7,840	18.1%	$51,117	8,490	8.3%	$56,600	10.7%	277
Plaza Acadienne	2150-2234 West Laurel Avenue	Eunice	LA	70535-2908	5,400	2.0%	$27,418	5,485	1.6%	$29,545	7.8%	191
Tarpon Heights	16245-16263 East Main Street	Cut Off	LA	70345-3805	2,829	6.6%	$44,371	2,889	2.1%	$48,559	9.4%	100
Squaw Peak Plaza	6819 North 16th Street	Phoenix	AZ	85016-1049	50,909	8.2%	$47,609	54,653	7.4%	$50,688	6.5%	1,801
Coral Square Promenade	725 North University Drive	Coral Springs	FL	33071-7000	66,661	1.9%	$50,286	68,824	3.2%	$55,343	10.1%	2,358
Primrose Marketplace	3350 South Glenstone Avenue	Springfield	MO	65804-4408	30,372	8.6%	$41,593	31,956	5.2%	$44,098	6.0%	1,074
Rockingham	99 Rockingham Park Boulevard	Salem	NH	03079-2900	11,572	6.4%	$70,390	11,936	3.2%	$77,843	10.6%	409
North Brunswick Plaza	979 US Highway One	North Brunswick	NJ	08902-2712	37,472	4.0%	$62,884	38,401	2.5%	$68,053	8.2%	1,325
Vernon Circle	295 Hartford Turnpike	Vernon	CT	06066-4783	20,088	8.9%	$71,570	20,884	4.0%	$78,028	9.0%	710
Sun Plaza	6385 West Colonial Drive	Orlando	FL	32818-7824	40,641	14.8%	$44,665	44,318	9.1%	$48,247	8.0%	1,437
Plaza East	101 South Green River Road	Evansville	IN	47715-7314	28,569	-0.2%	$41,252	28,598	0.1%	$43,562	5.6%	1,010
Plaza West	2500 North First Avenue	Evansville	IN	47710-2950	25,383	-3.8%	$33,119	24,914	-1.9%	$34,930	5.5%	898
Laurel Plaza	9608 Fort Meade Road	Laurel	MD	20707-4404	32,523	8.2%	$70,153	33,693	3.6%	$77,333	10.2%	1,150
Woodlawn Plaza	4726 South Boulevard	Charlotte	NC	28217-2151	32,262	10.8%	$47,746	34,641	7.4%	$49,556	3.8%	1,141
Town Square	30200 Euclid Avenue	Wickliffe	OH	44092-1605	33,898	-3.6%	$43,666	33,097	-2.4%	$45,752	4.8%	1,199
Eastgate Plaza-OH	2110 Harding Highway	Lima	OH	45804-3422	10,818	-6.7%	$31,282	10,343	-4.4%	$33,529	7.2%	383
Kroger Plaza	529 North Galloway Avenue	Mesquite	TX	75149-3400	28,311	5.1%	$54,744	29,388	3.8%	$57,427	4.9%	1,001
Ambassador Row Courtyards	3600A-3619F Ambassador Caffery	Lafayette	LA	70503-5133	23,729	10.1%	$54,109	24,584	3.6%	$59,392	9.8%	839
Fountain Plaza	7770 East McDowell Road	Scottsdale	AZ	85257-3744	36,890	3.6%	$46,026	38,932	5.5%	$48,814	6.1%	1,305
Northtowne	3812 Liberty Highway	Anderson	SC	29621-1344	10,508	11.5%	$45,908	11,136	6.0%	$48,101	4.8%	372
East Forest Plaza	5420 Forest Drive	Columbia	SC	29206-5401	22,952	4.8%	$50,597	23,758	3.5%	$55,178	9.1%	812
Eden Centre	824 South Van Buren Road	Eden	NC	27288-5358	6,422	-2.8%	$32,820	6,423	0.0%	$34,691	5.7%	227
Land-Wal-Mart Fremont	Luther Road	Fremont	NE	68633	336	-2.6%	$39,358	325	-3.3%	$41,630	5.8%	12
Land-Wal-Mart Kearney	48th Street	Kearney	NE	68847	12,319	13.1%	$45,317	13,111	6.4%	$49,358	8.9%	436
Jacksonville Regional	3000 Dunn Avenue	Jacksonville	FL	32218-4554	15,674	21.0%	$46,432	17,195	9.7%	$50,377	8.5%	554
Wyoming	2244 Wyoming Boulevard NE	Albuquerque	NM	87112-2620	66,623	5.1%	$39,923	69,294	4.0%	$42,251	5.8%	2,356
Cascade Crossings	4516 I-75 Business Spur	Sault Sainte Marie	MI	49783-9184	5,845	-0.5%	$33,759	5,838	-0.1%	$35,508	5.2%	207
Orleans Station	1600 Robert E Lee Boulevard	New Orleans	LA	70122-2826	19,808	-48.1%	$44,112	24,047	21.4%	$49,917	13.2%	701
Eastpark	9624 Mesa Drive	Houston	TX	77078-3024	16,686	7.0%	$29,335	17,580	5.4%	$31,206	6.4%	590
Central Park Northwest VII	2501 Central Parkway	Houston	TX	77092-7729	50,545	9.7%	$42,986	53,760	6.4%	$45,414	5.6%	1,788
Airport Square	5245 Airport Highway	Toledo	OH	43615-6800	32,635	1.6%	$43,432	32,837	0.6%	$45,560	4.9%	1,154
Peach Street Square	1902 Keystone Drive	Erie	PA	16509-7702	16,095	4.6%	$48,027	16,441	2.2%	$51,116	6.4%	569
West Park Square	1700 West Park Square	Xenia	OH	45385-2667	10,762	3.9%	$44,358	10,957	1.8%	$47,130	6.2%	381
Barrington Town Center	70 Barrington Town Sq. Dr.	Aurora	OH	44202-7791	6,586	12.3%	$81,202	6,919	5.1%	$86,655	6.7%	233
Peachland Promenade	24123 Peachland Boulevard	Port Charlotte	FL	33954-3774	14,968	16.6%	$48,853	16,315	9.0%	$54,550	11.7%	529
Finley Square	1500 Butterfield Road	Downers Grove	IL	60515-1003	32,776	0.8%	$67,527	32,941	0.5%	$69,856	3.4%	1,159
Lakeside Plaza	157 Paragon Parkway	Clyde	NC	28721-9481	5,231	3.6%	$43,305	5,388	3.0%	$46,133	6.5%	185
New Town Village	9616 Resitertown Road	Owings Mills	MD	21117-4139	27,593	15.4%	$68,304	29,458	6.8%	$74,492	9.1%	976
Freestate Bowl	3245 Kirchoff Road	Rolling Meadows	IL	60008-1821	38,242	-1.3%	$74,256	38,131	-0.3%	$79,952	7.7%	1,353
Ocean City		Ocean City	MD	21842	2,181	0.4%	$46,572	2,215	1.6%	$51,347	10.3%	77
North Road Plaza	2795 North Road	Orangeburg	SC	29118-2806	7,184	1.2%	$40,824	7,261	1.1%	$42,684	4.6%	254
Wando Crossing	1500 Highway 17 North	Mount Pleasant	SC	29465-3307	19,206	20.2%	$69,463	20,928	9.0%	$75,930	9.3%	679
Shoppes Of Boot Ranch	300 East Lake Road	Palm Harbor	FL	34685-2427	35,826	5.1%	$57,289	37,247	4.0%	$62,348	8.8%	1,267
Valle Del Sol	1625 Rio Bravo Boulevard SW	Albuquerque	NM	87105-6057	15,762	17.0%	$35,772	17,026	8.0%	$38,811	8.5%	557
Waldorf	2565 Crain Highway	Waldorf	MD	20601-3169	16,032	17.6%	$76,997	17,264	7.7%	$86,522	12.4%	567
Westbrooke Village	7405 Quivira Road	Shawnee	KS	66216-3525	40,831	5.4%	$57,828	42,496	4.1%	$61,004	5.5%	1,444
Bartow Marketplace	101 Market Place Boulevard	Cartersville	GA	30120-2236	8,948	20.3%	$41,978	9,831	9.9%	$43,947	4.7%	316
Newnan Crossing	955 Bullsboro Drive	Newnan	GA	30265-1321	9,382	61.5%	$58,854	11,345	20.9%	$61,847	5.1%	332
Midway Plaza	910 Athens Highway	Loganville	GA	30052-4952	13,615	75.4%	$66,653	16,722	22.8%	$68,005	2.0%	482
Paradise Marketplace	3830 East Flamingo Road	Las Vegas	NV	89121-6234	70,354	0.1%	$42,132	70,583	0.3%	$44,370	5.3%	2,488
Tropicana Marketplace	6130 West Tropicana Avenue	Las Vegas	NV	89103-4604	47,854	5.0%	$48,634	49,466	3.4%	$51,835	6.6%	1,692
Brookhollow Business Center	2000 West Governors Circle	Houston	TX	77092-8745	47,627	11.6%	$46,381	50,989	7.1%	$49,117	5.9%	1,684
South Miami	6200 South Dixie Highway	South Miami	FL	33143-4933	34,354	-1.7%	$70,233	34,726	1.1%	$75,603	7.6%	1,215
LaPalma	650 West La Palma Avenue	Anaheim	CA	92801-2361	70,462	-0.3%	$52,191	71,876	2.0%	$57,915	11.0%	2,492
Burlington Coat Factory	6303 West Broad Street	Richmond	VA	23230-2009	34,220	-0.7%	$53,462	34,430	0.6%	$58,445	9.3%	1,210
Meridian Street Warehouse	2019 Meridian Street	Arlington	TX	76011-7805	50,479	-1.3%	$38,214	51,305	1.6%	$40,229	5.3%	1,785
Bristol Plaza	597 Farmington Avenue	Bristol	CT	06010-3932	27,285	2.8%	$57,661	27,767	1.8%	$62,795	8.9%	965
Conyers	1436 Dogwood Drive SW	Conyers	GA	30012-5130	11,244	16.9%	$45,406	12,233	8.8%	$46,284	1.9%	398
River Hills	299 Swannanoa River Road	Asheville	NC	28805	17,487	6.2%	$37,811	18,277	4.5%	$41,037	8.5%	618
River Pointe	1550 Riverstone Parkway	Canton	GA	30114-2889	7,312	124.6%	$47,658	9,419	28.8%	$50,300	5.5%	259
Richmond Square	5125 Richmond Avenue	Houston	TX	77056-6701	91,670	13.2%	$59,606	98,667	7.6%	$64,368	8.0%	3,242
Centre at Post Oak	5000 Westheimer Road	Houston	TX	77056-5613	85,942	13.6%	$61,937	92,711	7.9%	$66,633	7.6%	3,040
Brandywine Commons	1200 Rocky Run Parkway	Wilmington	DE	19803-1456	15,837	8.0%	$87,003	16,514	4.3%	$92,802	6.7%	560
University Commons	3060 Evans Street	Greenville	NC	27834-6939	27,136	32.6%	$39,707	30,821	13.6%	$42,289	6.5%	960
Eastwood Festival Center	7001 Crestwood Boulevard	Birmingham	AL	35210-2332	24,346	-3.3%	$43,449	23,935	-1.7%	$46,845	7.8%	861
Wellington Market Place	13833 Wellington Trace	Wellington	FL	33414-2116	17,903	31.8%	$77,484	20,307	13.4%	$83,601	7.9%	633
Sam’s Park and Shop	3505 Connecticut Avenue NW	Washington	DC	20008-2400	149,185	6.1%	$69,601	153,848	3.1%	$78,666	13.0%	5,276
Village at Shirlington	2700 South Quincy Street	Arlington	VA	22206-2226	109,148	6.2%	$78,749	113,271	3.8%	$91,045	15.6%	3,860
Talavi	5725 West Bell Road	Glendale	AZ	85308-3869	45,865	15.2%	$68,889	50,030	9.1%	$74,233	7.8%	1,622
Enterprise Plaza	6140-A University Drive	Huntsville	AL	35806-1710	14,130	18.9%	$42,447	15,440	9.3%	$44,905	5.8%	500
Northcreek Commons	101 Northcreek Boulevard	Goodlettsville	TN	37072-1911	10,817	24.1%	$49,004	11,993	10.9%	$52,180	6.5%	383
Rancho Town and Country	850 South Rancho Drive	Las Vegas	NV	89106-3831	65,006	0.8%	$33,978	66,124	1.7%	$36,023	6.0%	2,299
Mission Center	4000 South Maryland Parkway	Las Vegas	NV	89119-7560	58,360	-7.1%	$35,340	56,954	-2.4%	$37,668	6.6%	2,064
Dickinson Village	3400 Gulf Freeway	Dickinson	TX	77539-4119	9,698	31.4%	$50,977	10,871	12.1%	$56,199	10.2%	343
Crosby	105 Kenning Road	Crosby	TX	77532-5127	3,870	13.1%	$55,360	4,172	7.8%	$60,725	9.7%	137
Marketplace-Saint Petersburg	7044 22nd Avenue North	Saint Petersburg	FL	33710-3932	44,523	-3.4%	$43,202	44,436	-0.2%	$46,596	7.9%	1,575
Village Center Six-Tampa	13100 North Dale Mabry Highway	Tampa	FL	33618-2406	43,907	11.0%	$55,807	47,248	7.6%	$60,332	8.1%	1,553
Orchard Square	4290 Bells Ferry Road NW	Kennesaw	GA	30144-7140	21,371	13.3%	$68,237	23,037	7.8%	$70,459	3.3%	756
Broadway Marketplace	505 South Broadway	Denver	CO	80223-4001	86,688	-1.1%	$43,653	87,521	1.0%	$46,166	5.8%	3,066
Carmel Mountain Plaza	11610 Carmel Mountain Road	San Diego	CA	92128-4621	36,303	11.3%	$88,227	38,831	7.0%	$98,218	11.3%	1,284
Shoppers World	One Worcester Road	Framingham	MA	01701-5359	30,879	-2.4%	$66,812	30,551	-1.1%	$72,706	8.8%	1,092
Woodfield Village Green	1430 East Golf Road	Schaumburg	IL	60173-4902	31,582	-2.1%	$68,134	31,330	-0.8%	$72,274	6.1%	1,117

Property Name	Address	City	State	Zip Code	2010 Households	Household Growth 2000-2010	2010 Median HH Income	2015 Households	Household Growth 2010-2015	2015 Median Household Income	Median Household Income Growth 2010-2015	2010 Household Density
Crossing	104-110 Gause Boulevard West	Slidell	LA	70460-2625	17,678	9.8%	$52,493	18,654	5.5%	$55,838	6.4%	625
Village at Northshore	105-135 Northshore Boulevard	Slidell	LA	70460-6821	7,733	14.9%	$51,567	8,264	6.9%	$55,845	8.3%	273
Plaza Acadienne	2150-2234 West Laurel Avenue	Eunice	LA	70535-2908	5,380	2.0%	$28,869	5,475	1.8%	$30,826	6.8%	190
Tarpon Heights	16245-16263 East Main Street	Cut Off	LA	70345-3805	2,752	4.8%	$47,419	2,810	2.1%	$53,101	12.0%	97
Squaw Peak Plaza	6819 North 16th Street	Phoenix	AZ	85016-1049	50,377	7.2%	$48,504	54,560	8.3%	$51,783	6.8%	1,782
Coral Square Promenade	725 North University Drive	Coral Springs	FL	33071-7000	66,000	0.5%	$50,710	67,311	2.0%	$54,301	7.1%	2,334
Primrose Marketplace	3350 South Glenstone Avenue	Springfield	MO	65804-4408	30,586	9.6%	$42,811	31,951	4.5%	$44,836	4.7%	1,082
Rockingham	99 Rockingham Park Boulevard	Salem	NH	03079-2900	11,334	5.3%	$71,782	11,497	1.4%	$77,681	8.2%	401
North Brunswick Plaza	979 US Highway One	North Brunswick	NJ	08902-2712	38,041	5.1%	$64,475	38,845	2.1%	$68,180	5.7%	1,345
Vernon Circle	295 Hartford Turnpike	Vernon	CT	06066-4783	19,537	8.5%	$72,874	20,025	2.5%	$78,053	7.1%	691
Sun Plaza	6385 West Colonial Drive	Orlando	FL	32818-7824	39,883	13.0%	$45,376	43,347	8.7%	$48,136	6.1%	1,411
Plaza East	101 South Green River Road	Evansville	IN	47715-7314	28,610	0.1%	$41,397	28,440	-0.6%	$42,816	3.4%	1,012
Plaza West	2500 North First Avenue	Evansville	IN	47710-2950	25,646	-3.7%	$33,214	25,070	-2.3%	$34,358	3.4%	907
Laurel Plaza	9608 Fort Meade Road	Laurel	MD	20707-4404	33,265	10.6%	$71,749	34,266	3.0%	$78,015	8.7%	1,177
Woodlawn Plaza	4726 South Boulevard	Charlotte	NC	28217-2151	34,198	16.8%	$48,709	37,737	10.4%	$50,890	4.5%	1,210
Town Square	30200 Euclid Avenue	Wickliffe	OH	44092-1605	33,706	-3.9%	$44,651	32,745	-2.9%	$46,088	3.2%	1,192
Eastgate Plaza-OH	2110 Harding Highway	Lima	OH	45804-3422	10,701	-7.2%	$31,851	10,210	-4.6%	$33,628	5.6%	378
Kroger Plaza	529 North Galloway Avenue	Mesquite	TX	75149-3400	28,354	5.4%	$55,300	29,219	3.1%	$57,164	3.4%	1,003
Ambassador Row Courtyards	3600A-3619F Ambassador Caffery	Lafayette	LA	70503-5133	23,693	10.1%	$56,817	24,928	5.2%	$61,328	7.9%	838
Fountain Plaza	7770 East McDowell Road	Scottsdale	AZ	85257-3744	36,008	1.0%	$46,846	38,060	5.7%	$49,369	5.4%	1,274
Northtowne	3812 Liberty Highway	Anderson	SC	29621-1344	10,828	14.3%	$47,120	11,469	5.9%	$49,351	4.7%	383
East Forest Plaza	5420 Forest Drive	Columbia	SC	29206-5401	22,864	3.5%	$52,156	23,780	4.0%	$56,378	8.1%	809
Eden Centre	824 South Van Buren Road	Eden	NC	27288-5358	6,464	-1.0%	$32,964	6,406	-0.9%	$33,910	2.9%	229
Land-Wal-Mart Fremont	Luther Road	Fremont	NE	68633	326	-5.0%	$41,087	315	-3.4%	$43,690	6.3%	12
Land-Wal-Mart Kearney	48th Street	Kearney	NE	68847	12,431	14.3%	$46,507	13,078	5.2%	$49,926	7.4%	440
Jacksonville Regional	3000 Dunn Avenue	Jacksonville	FL	32218-4554	16,149	23.5%	$47,854	17,594	9.0%	$50,731	6.0%	571
Wyoming	2244 Wyoming Boulevard NE	Albuquerque	NM	87112-2620	66,592	5.5%	$41,174	69,582	4.5%	$42,975	4.4%	2,355
Cascade Crossings	4516 I-75 Business Spur	Sault Sainte Marie	MI	49783-9184	5,810	-0.6%	$33,859	5,731	-1.4%	$34,768	2.7%	205
Orleans Station	1600 Robert E Lee Boulevard	New Orleans	LA	70122-2826	23,066	-39.4%	$45,484	25,097	8.8%	$50,995	12.1%	816
Eastpark	9624 Mesa Drive	Houston	TX	77078-3024	16,367	7.6%	$30,211	17,287	5.6%	$32,011	6.0%	579
Central Park Northwest VII	2501 Central Parkway	Houston	TX	77092-7729	50,736	10.4%	$44,406	54,039	6.5%	$46,580	4.9%	1,794
Airport Square	5245 Airport Highway	Toledo	OH	43615-6800	32,704	1.7%	$42,752	32,496	-0.6%	$43,781	2.4%	1,157
Peach Street Square	1902 Keystone Drive	Erie	PA	16509-7702	16,093	5.1%	$48,991	16,279	1.2%	$51,905	5.9%	569
West Park Square	1700 West Park Square	Xenia	OH	45385-2667	12,402	20.6%	$45,554	13,225	6.6%	$47,949	5.3%	439
Barrington Town Center	70 Barrington Town Sq. Dr.	Aurora	OH	44202-7791	6,706	15.3%	$82,404	7,030	4.8%	$86,693	5.2%	237
Peachland Promenade	24123 Peachland Boulevard	Port Charlotte	FL	33954-3774	14,562	15.0%	$49,340	15,544	6.7%	$53,921	9.3%	515
Finley Square	1500 Butterfield Road	Downers Grove	IL	60515-1003	32,889	1.5%	$69,220	32,890	0.0%	$71,114	2.7%	1,163
Lakeside Plaza	157 Paragon Parkway	Clyde	NC	28721-9481	5,276	3.2%	$43,575	5,327	1.0%	$45,550	4.5%	187
New Town Village	9616 Resitertown Road	Owings Mills	MD	21117-4139	27,050	13.8%	$69,545	28,195	4.2%	$74,413	7.0%	957
Freestate Bowl	3245 Kirchoff Road	Rolling Meadows	IL	60008-1821	38,012	-1.5%	$75,989	37,660	-0.9%	$80,588	6.1%	1,344
Ocean City		Ocean City	MD	21842	2,145	-0.7%	$46,623	2,116	-1.4%	$49,843	6.9%	76
North Road Plaza	2795 North Road	Orangeburg	SC	29118-2806	7,197	2.9%	$40,389	7,250	0.7%	$41,322	2.3%	255
Wando Crossing	1500 Highway 17 North	Mount Pleasant	SC	29465-3307	19,317	22.1%	$71,793	21,057	9.0%	$78,326	9.1%	683
Shoppes Of Boot Ranch	300 East Lake Road	Palm Harbor	FL	34685-2427	34,689	1.8%	$58,695	35,034	1.0%	$62,814	7.0%	1,227
Valle Del Sol	1625 Rio Bravo Boulevard SW	Albuquerque	NM	87105-6057	15,505	16.6%	$37,175	16,266	4.9%	$39,731	6.9%	548
Waldorf	2565 Crain Highway	Waldorf	MD	20601-3169	16,282	17.6%	$79,144	17,170	5.5%	$87,241	10.2%	576
Westbrooke Village	7405 Quivira Road	Shawnee	KS	66216-3525	40,875	5.8%	$59,610	42,971	5.1%	$62,639	5.1%	1,446
Bartow Marketplace	101 Market Place Boulevard	Cartersville	GA	30120-2236	9,293	24.3%	$43,661	10,175	9.5%	$45,354	3.9%	329
Newnan Crossing	955 Bullsboro Drive	Newnan	GA	30265-1321	9,234	58.4%	$60,394	10,725	16.2%	$62,952	4.2%	327
Midway Plaza	910 Athens Highway	Loganville	GA	30052-4952	13,324	74.1%	$67,962	15,430	15.8%	$69,273	1.9%	471
Paradise Marketplace	3830 East Flamingo Road	Las Vegas	NV	89121-6234	73,064	4.1%	$43,814	77,321	5.8%	$46,272	5.6%	2,584
Tropicana Marketplace	6130 West Tropicana Avenue	Las Vegas	NV	89103-4604	49,284	8.3%	$50,217	52,980	7.5%	$54,110	7.8%	1,743
Brookhollow Business Center	2000 West Governors Circle	Houston	TX	77092-8745	47,777	12.6%	$47,969	51,139	7.0%	$51,072	6.5%	1,690
South Miami	6200 South Dixie Highway	South Miami	FL	33143-4933	34,987	0.0%	$70,538	35,571	1.7%	$74,598	5.8%	1,237
LaPalma	650 West La Palma Avenue	Anaheim	CA	92801-2361	72,196	2.3%	$53,436	74,346	3.0%	$57,935	8.4%	2,553
Burlington Coat Factory	6303 West Broad Street	Richmond	VA	23230-2009	34,516	0.2%	$54,749	34,681	0.5%	$59,006	7.8%	1,221
Meridian Street Warehouse	2019 Meridian Street	Arlington	TX	76011-7805	52,025	1.8%	$39,066	54,305	4.4%	$40,694	4.2%	1,840
Bristol Plaza	597 Farmington Avenue	Bristol	CT	06010-3932	26,942	2.1%	$59,580	26,987	0.2%	$64,043	7.5%	953
Conyers	1436 Dogwood Drive SW	Conyers	GA	30012-5130	11,294	18.5%	$46,230	12,141	7.5%	$47,075	1.8%	399
River Hills	299 Swannanoa River Road	Asheville	NC	28805	17,060	6.2%	$38,285	17,566	3.0%	$40,837	6.7%	603
River Pointe	1550 Riverstone Parkway	Canton	GA	30114-2889	7,071	111.0%	$49,153	8,469	19.8%	$52,183	6.2%	250
Richmond Square	5125 Richmond Avenue	Houston	TX	77056-6701	92,036	14.1%	$61,863	99,176	7.8%	$66,586	7.6%	3,255
Centre at Post Oak	5000 Westheimer Road	Houston	TX	77056-5613	86,782	14.8%	$63,924	93,680	8.0%	$68,597	7.3%	3,069
Brandywine Commons	1200 Rocky Run Parkway	Wilmington	DE	19803-1456	15,928	8.4%	$90,196	16,387	2.9%	$95,840	6.3%	563
University Commons	3060 Evans Street	Greenville	NC	27834-6939	28,758	40.5%	$40,844	32,432	12.8%	$42,905	5.0%	1,017
Eastwood Festival Center	7001 Crestwood Boulevard	Birmingham	AL	35210-2332	24,416	-3.0%	$44,590	23,958	-1.9%	$47,295	6.1%	864
Wellington Market Place	13833 Wellington Trace	Wellington	FL	33414-2116	15,236	12.6%	$78,274	16,380	7.5%	$82,731	5.7%	539
Sam’s Park and Shop	3505 Connecticut Avenue NW	Washington	DC	20008-2400	150,250	7.3%	$72,200	154,151	2.6%	$82,254	13.9%	5,314
Village at Shirlington	2700 South Quincy Street	Arlington	VA	22206-2226	111,368	9.0%	$81,907	115,154	3.4%	$93,502	14.2%	3,939
Talavi	5725 West Bell Road	Glendale	AZ	85308-3869	45,311	14.0%	$70,596	49,878	10.1%	$75,497	6.9%	1,603
Enterprise Plaza	6140-A University Drive	Huntsville	AL	35806-1710	14,061	22.8%	$43,085	15,283	8.7%	$44,733	3.8%	497
Northcreek Commons	101 Northcreek Boulevard	Goodlettsville	TN	37072-1911	11,130	26.2%	$49,494	12,205	9.7%	$51,693	4.4%	394
Rancho Town and Country	850 South Rancho Drive	Las Vegas	NV	89106-3831	63,915	-0.8%	$35,373	67,197	5.1%	$37,903	7.2%	2,261
Mission Center	4000 South Maryland Parkway	Las Vegas	NV	89119-7560	59,614	-4.8%	$37,184	61,758	3.6%	$39,592	6.5%	2,108
Dickinson Village	3400 Gulf Freeway	Dickinson	TX	77539-4119	9,577	31.5%	$54,346	10,467	9.3%	$59,146	8.8%	339
Crosby	105 Kenning Road	Crosby	TX	77532-5127	3,915	13.5%	$57,597	4,212	7.6%	$63,343	10.0%	138
Marketplace-Saint Petersburg	7044 22nd Avenue North	Saint Petersburg	FL	33710-3932	44,439	-3.8%	$44,063	43,762	-1.5%	$46,924	6.5%	1,572
Village Center Six-Tampa	13100 North Dale Mabry Highway	Tampa	FL	33618-2406	43,548	8.8%	$56,346	46,699	7.2%	$59,674	5.9%	1,540
Orchard Square	4290 Bells Ferry Road NW	Kennesaw	GA	30144-7140	20,917	11.0%	$70,649	22,181	6.0%	$72,254	2.3%	740
Broadway Marketplace	505 South Broadway	Denver	CO	80223-4001	87,753	1.1%	$44,149	89,958	2.5%	$46,693	5.8%	3,104
Carmel Mountain Plaza	11610 Carmel Mountain Road	San Diego	CA	92128-4621	36,935	13.7%	$90,227	39,391	6.7%	$99,785	10.6%	1,306
Shoppers World	One Worcester Road	Framingham	MA	01701-5359	31,303	-1.0%	$68,915	31,044	-0.8%	$73,643	6.9%	1,107
Woodfield Village Green	1430 East Golf Road	Schaumburg	IL	60173-4902	31,743	-1.7%	$69,641	31,433	-1.0%	$72,628	4.3%	1,123

A:9

Property Name	Address	City	State	Zip Code	2009 Households	Household Growth 2000-2009	2009 Median Household Income	2014 Households	Household Growth 2009-2014	2014 Median Household Income	Median Household Income Growth 2009-2014	2009 Household Density
Carillon Place	5010 Airport Road North	Naples	FL	34105-2407	24,143	32.4%	$67,863	27,761	15.0%	$73,086	7.7%	854
Fairfax Town Center	12210 Fairfax Towne Center	Fairfax	VA	22033-2877	31,211	21.1%	$116,864	33,914	8.7%	$129,232	10.6%	1,104
New Hope Commons	5428-B New Hope Commons Drive	Durham	NC	27707-9716	16,220	11.1%	$61,519	17,359	7.0%	$65,663	6.7%	574
Towne Center Prado	2609 Bells Ferry Road	Marietta	GA	30066-3601	19,428	21.5%	$60,543	21,471	10.5%	$62,459	3.2%	687
Independence Commons	19000 East 39th Street South	Independence	MO	64057-2315	19,390	13.4%	$57,604	20,522	5.8%	$61,649	7.0%	686
Perimeter Pointe	1155 Mount Vernon Highway	Atlanta	GA	30338-5441	37,568	2.3%	$73,588	38,831	3.4%	$78,853	7.2%	1,329
Ocean East	2300 SE Ocean Boulevard	Stuart	FL	34996-3310	16,673	9.2%	$43,218	17,720	6.3%	$47,168	9.1%	590
PineTree Plaza	300 SW Blue Parkway	Lee’s Summit	MO	64063-3982	19,808	9.2%	$65,979	20,652	4.3%	$71,238	8.0%	701
La Mirada	14920 La Mirada Boulevard	La Mirada	CA	90638-4722	52,962	4.8%	$69,279	55,229	4.3%	$76,868	11.0%	1,873
Target Plaza	250 West Esplanade Drive	Oxnard	CA	93036-1103	32,917	13.5%	$62,111	35,463	7.7%	$68,619	10.5%	1,164
West Junction	4955 Highway Six N	Houston	TX	77084-2718	26,417	16.4%	$66,331	28,604	8.3%	$70,394	6.1%	934
University Plaza	1121 South Plaza Way	Flagstaff	AZ	86001-6317	13,825	22.6%	$40,970	15,229	10.2%	$45,731	11.6%	489
Coolidge Corner	256 Harvard Street	Brookline Village	MA	02446-2904	171,582	-0.2%	$57,024	172,042	0.3%	$63,114	10.7%	6,068
Central Avenue 138-142	138-142 Central Avenue	Westfield	NJ	07090-2108	37,925	-0.2%	$95,524	38,095	0.5%	$102,510	7.3%	1,341
Land-Dorsey			MD		10,251	3.9%	$117,595	10,472	2.2%	$131,016	11.4%	363
Land-Hickory		Hickory	NC		7,452	9.4%	$38,712	7,870	5.6%	$39,796	2.8%	264
Land-Lexington	Route Seven	Lexington	VA	24450-9807	3,580	7.2%	$44,463	3,709	3.6%	$49,430	11.2%	127
Land-Wallace	715 North Norwood	Wallace	NC	28466-1541	2,620	7.0%	$32,613	2,756	5.2%	$35,724	9.5%	93
New Centre Market	5511 Carolina Beach Road	Wilmington	NC	28412-2630	14,849	37.0%	$56,630	17,062	14.9%	$60,530	6.9%	525
Land-Gadsden	3010-3036 E Meighan Boulevard	Gadsden	AL	35903-3916	6,891	1.9%	$33,292	6,952	0.9%	$34,829	4.6%	244
Land-Fayetteville		Fayetteville	GA		4,849	39.8%	$81,818	5,552	14.5%	$87,202	6.6%	171
Parkway Station	115 Russell Parkway	Warner Robins	GA	31088-6175	20,579	15.8%	$48,663	22,290	8.3%	$52,719	8.3%	728
Hayden Plaza North	12434 North Cave Creek Road	Phoenix	AZ	85022-5831	46,702	8.1%	$54,478	49,937	6.9%	$58,725	7.8%	1,652
South Monroe Commons	3030 South Monroe Street	Tallahassee	FL	32301-6997	21,822	10.3%	$27,496	23,301	6.8%	$30,135	9.6%	772
Pearl Arts II	1260 East Altamonte Drive	Altamonte Springs	FL	32701-5010	34,474	0.8%	$50,099	35,473	2.9%	$53,994	7.8%	1,219
Babies-R-Us Plaza	4869 Okeechobee Boulevard	West Palm Beach	FL	33417-4627	38,482	10.9%	$38,709	41,244	7.2%	$42,137	8.9%	1,361
Largo Plaza	11607 Abercorn Street	Savannah	GA	31419-1903	15,784	1.6%	$41,973	16,111	2.1%	$44,607	6.3%	558
Augusta Square	3412 Wrightsboro Road	Augusta	GA	30909-2500	19,898	1.5%	$42,320	20,151	1.3%	$44,390	4.9%	704
Yonkers	278 Tuckahoe Road	Yonkers	NY	10710-5512	82,827	0.1%	$61,514	83,145	0.4%	$67,081	9.0%	2,929
Cottman-Bustleton	7424 Bustleton Avenue	Philadelphia	PA	19152-4312	109,920	-4.4%	$43,019	107,431	-2.3%	$46,047	7.0%	3,888
Westwood Plaza	1812 Sam Rittenberg Boulevard	Charleston	SC	29407-4868	23,276	6.3%	$46,728	24,120	3.6%	$50,717	8.5%	823
Land-Kent		Kent	OH		8,757	0.2%	$40,779	8,720	-0.4%	$42,820	5.0%	310
Vine Street Square	3107 West Vine Street	Kissimmee	FL	34741-3738	23,901	35.7%	$35,701	27,829	16.4%	$38,785	8.6%	845
Randall	2100 South Randall Road	Geneva	IL	60134-3990	18,560	17.7%	$83,670	20,093	8.3%	$89,695	7.2%	656
Northfield Square	1602 North State Route 50	Bourbonnais	IL	60914-9304	14,087	15.4%	$48,129	15,106	7.2%	$50,819	5.6%	498
Waterloo Plaza	2715 Crossroads Boulevard	Waterloo	IA	50702-4409	19,395	-0.1%	$38,649	19,421	0.1%	$41,246	6.7%	686
Clive Plaza	10331 University Avenue	Clive	IA	50325-6472	35,908	20.1%	$65,360	39,343	9.6%	$69,291	6.0%	1,270
Des Moines	4900 SE 14th Street	Des Moines	IA	50320-1604	22,250	4.1%	$45,630	22,853	2.7%	$48,897	7.2%	787
East Wichita	2057 North Rock Road	Wichita	KS	67206-1257	24,006	7.9%	$53,667	25,095	4.5%	$55,965	4.3%	849
West Wichita	350 South Tracy Street	Wichita	KS	67209-2566	28,929	-0.1%	$39,321	29,238	1.1%	$41,132	4.6%	1,023
Kmart-South Tulsa (Vacant)	8314 East 71st Street	Tulsa	OK	74133-2932	36,750	6.3%	$57,352	38,199	3.9%	$61,775	7.7%	1,300
Accent Plaza	212 West Plano Parkway	Plano	TX	75075-8925	32,704	3.0%	$68,047	34,126	4.4%	$69,972	2.8%	1,157
Randol Plaza-North Arlington	915 East Randol Mill Road	Arlington	TX	76011-6017	48,980	-2.7%	$41,308	49,599	1.3%	$43,377	5.0%	1,732
Skyline Plaza	715 Skyline Drive	Duncanville	TX	75116-3923	26,323	4.8%	$42,388	27,351	3.9%	$43,650	3.0%	931
Kroger Center	140 North Garland Avenue	Garland	TX	75040-6107	40,670	-4.6%	$48,556	40,434	-0.6%	$50,351	3.7%	1,438
Kmart-Hulen	5800 South Hulen Street	Fort Worth	TX	76132-2684	45,746	22.0%	$49,578	50,814	11.1%	$52,740	6.4%	1,618
Westheimer Plaza-West Oaks	14411 Westheimer Road	Houston	TX	77077-5243	44,276	21.0%	$55,496	48,816	10.3%	$59,178	6.6%	1,566
Voss Center	8300 West Sam Houston Pkwy S	Houston	TX	77072-5008	83,487	11.2%	$34,560	89,032	6.6%	$36,802	6.5%	2,953
Baytown	4553 Garth Road	Baytown	TX	77521-2123	17,636	9.4%	$46,526	18,729	6.2%	$49,690	6.8%	624
Green Ridge Square	3390-B Alpine Avenue NW	Grand Rapids	MI	49504-1672	26,372	0.2%	$42,241	26,463	0.4%	$43,297	2.5%	933
Cumming Marketplace	1250 Market Place Blvd	Cumming	GA	30041-7929	11,337	80.2%	$72,163	14,205	25.3%	$77,836	7.9%	401
Jester Plaza	1400 Post Oak Boulevard	Houston	TX	77056-3029	76,300	15.9%	$65,004	82,953	8.7%	$69,654	7.2%	2,699
Arrowhead Crossing	7553 West Bell Road	Peoria	AZ	85382-3829	42,895	19.0%	$70,488	47,247	10.2%	$76,431	8.4%	1,517
Highland Grove	10323 Indianapolis Boulevard	Highland	IN	46322-3509	27,573	7.0%	$63,296	28,576	3.6%	$66,587	5.2%	975
Maple Grove Crossing	8080 Wedgewood Lane North	Maple Grove	MN	55369-9406	19,405	21.7%	$90,498	21,141	9.0%	$97,584	7.8%	686
Eastchase Market	I-30 & Eastchase Parkway	Fort Worth	TX	76120	27,343	10.5%	$51,080	29,183	6.7%	$54,351	6.4%	967
Tanasbourne Town Center	18101 NW Evergreen Parkway	Beaverton	OR	97006-7439	45,896	26.5%	$63,225	51,297	11.8%	$67,407	6.6%	1,623
Mesquite Town Center	1330 North Town East Boulevard	Mesquite	TX	75150-4159	34,915	-1.8%	$47,789	35,124	0.6%	$49,158	2.9%	1,235
Township Marketplace	115 Wagner Road	Monaca	PA	15061-2457	13,439	-4.2%	$44,668	13,073	-2.7%	$48,369	8.3%	475
King Cullen Plaza	124 Veterans Memorial Highway	Commack	NY	11725-3432	21,516	-1.3%	$102,538	21,324	-0.9%	$114,817	12.0%	761
Warner Robins Place	2724 Watson Boulevard	Warner Robins	GA	31093-8051	21,593	21.6%	$51,688	23,793	10.2%	$56,194	8.7%	764
Welleby Plaza	10077 West Oakland Park	Sunrise	FL	33351-6919	52,891	2.9%	$50,509	54,900	3.8%	$55,551	10.0%	1,871
Union Square	1871 Dickerson Boulevard	Monroe	NC	28110-2759	9,495	20.1%	$46,409	10,551	11.1%	$49,790	7.3%	336
City View	1526 Alleghany Street	Charlotte	NC	28208-0801	23,715	8.9%	$29,976	25,138	6.0%	$31,114	3.8%	839
Shawnee Village	6457 Quivira Road	Shawnee	KS	66216-2745	34,137	7.5%	$59,490	35,811	4.9%	$62,748	5.5%	1,207
Palm Harbor	100 Palm Coast Parkway NE	Palm Coast	FL	32137-8241	19,229	89.3%	$46,987	24,508	27.5%	$49,531	5.4%	680
Kempwood II	8100 Kempwood Drive	Houston	TX	77055-1030	55,021	8.7%	$39,999	58,257	5.9%	$42,370	5.9%	1,946
Salisbury Marketplace	2092-2142 Statesville Blvd	Salisbury	NC	28147-1408	8,581	3.7%	$43,438	8,837	3.0%	$47,125	8.5%	303
Saugus Plaza	180 Main Street	Saugus	MA	01906-4502	41,961	2.3%	$65,312	42,529	1.4%	$70,918	8.6%	1,484
Wendover Place	1214 Bridford Parkway	Greensboro	NC	27407-2645	26,506	20.3%	$47,561	29,071	9.7%	$49,184	3.4%	937
Copperfield Village	7055 Highway Six North	Houston	TX	77095-2505	38,146	24.6%	$71,332	42,229	10.7%	$76,042	6.6%	1,349
Wynnewood	50 East Wynnewood Road	Wynnewood	PA	19096-2013	61,400	-4.1%	$61,331	60,079	-2.2%	$66,615	8.6%	2,172
Centennial Plaza	3040 NW 59th Street	Oklahoma City	OK	73112-4247	41,513	1.4%	$43,106	42,174	1.6%	$46,433	7.7%	1,468
Alafaya Commons	11792-11970 E Colonial Drive	Orlando	FL	32826-4626	32,122	39.8%	$57,884	37,232	15.9%	$64,364	11.2%	1,136
Southland Plaza	2019 US Highway 31 South	Decatur	AL	35601-6500	17,540	1.8%	$36,587	17,769	1.3%	$38,502	5.2%	620
Valley View	1803 Vance Jackson Road	San Antonio	TX	78213-4476	58,690	4.6%	$35,711	61,078	4.1%	$37,697	5.6%	2,076
University Collection	5502 East Fowler Avenue	Tampa	FL	33617-2226	44,092	12.3%	$36,662	47,608	8.0%	$39,412	7.5%	1,559
Old Saint Augustine Plaza	11250 Saint Augustine Road	Jacksonville	FL	32257-1142	29,782	19.0%	$65,755	32,786	10.1%	$71,111	8.1%	1,053
Wellington Town Square	11924 West Forest Hill Blvd	Wellington	FL	33414-6256	21,858	59.4%	$76,399	26,086	19.3%	$82,794	8.4%	773
Woodcroft	4711 Hope Valley Road	Durham	NC	27707-5651	24,091	32.3%	$59,552	27,363	13.6%	$61,953	4.0%	852
Escondido Promenade	1256 Auto Park Way	Escondido	CA	92029-2227	35,333	6.5%	$52,260	37,127	5.1%	$58,489	11.9%	1,250
Market at Town Center	2545 Town Center Boulevard N	Sugar Land	TX	77479-2318	28,395	31.2%	$93,799	32,616	14.9%	$99,556	6.1%	1,004
Carefree	3335 North Academy Boulevard	Colorado Springs	CO	80917-5103	43,770	0.1%	$52,257	44,370	1.4%	$56,038	7.2%	1,548

Property Name	Address	City	State	Zip Code	2010 Households	Household Growth 2000-2010	2010 Median HH Income	2015 Households	Household Growth 2010-2015	2015 Median Household Income	Median Household Income Growth 2010-2015	2010 Household Density
Carillon Place	5010 Airport Road North	Naples	FL	34105-2407	23,945	30.0%	$69,998	26,922	12.4%	$74,452	6.4%	847
Fairfax Town Center	12210 Fairfax Towne Center	Fairfax	VA	22033-2877	33,296	28.1%	$119,118	35,668	7.1%	$131,059	10.0%	1,178
New Hope Commons	5428-B New Hope Commons Drive	Durham	NC	27707-9716	16,607	14.3%	$63,011	17,880	7.7%	$66,350	5.3%	587
Towne Center Prado	2609 Bells Ferry Road	Marietta	GA	30066-3601	19,817	23.6%	$62,665	21,371	7.8%	$64,097	2.3%	701
Independence Commons	19000 East 39th Street South	Independence	MO	64057-2315	19,305	13.7%	$59,467	20,127	4.3%	$62,824	5.6%	683
Perimeter Pointe	1155 Mount Vernon Highway	Atlanta	GA	30338-5441	38,996	5.9%	$75,669	40,486	3.8%	$79,976	5.7%	1,379
Ocean East	2300 SE Ocean Boulevard	Stuart	FL	34996-3310	16,428	8.0%	$43,100	17,106	4.1%	$45,967	6.7%	581
PineTree Plaza	300 SW Blue Parkway	Lee’s Summit	MO	64063-3982	20,397	12.7%	$68,047	21,175	3.8%	$73,085	7.4%	721
La Mirada	14920 La Mirada Boulevard	La Mirada	CA	90638-4722	52,729	4.4%	$71,023	54,453	3.3%	$78,161	10.1%	1,865
Target Plaza	250 West Esplanade Drive	Oxnard	CA	93036-1103	33,637	16.8%	$63,810	35,689	6.1%	$69,374	8.7%	1,190
West Junction	4955 Highway Six N	Houston	TX	77084-2718	26,233	15.0%	$68,028	28,041	6.9%	$71,413	5.0%	928
University Plaza	1121 South Plaza Way	Flagstaff	AZ	86001-6317	13,843	23.6%	$41,388	14,988	8.3%	$45,313	9.5%	490
Coolidge Corner	256 Harvard Street	Brookline Village	MA	02446-2904	177,246	3.4%	$58,638	178,377	0.6%	$64,288	9.6%	6,269
Central Avenue 138-142	138-142 Central Avenue	Westfield	NJ	07090-2108	37,095	-2.0%	$99,176	36,543	-1.5%	$106,743	7.6%	1,312
Land-Dorsey			MD		10,242	4.4%	$121,019	10,381	1.4%	$133,853	10.6%	362
Land-Hickory		Hickory	NC		7,646	13.2%	$39,375	8,056	5.4%	$40,030	1.7%	270
Land-Lexington	Route Seven	Lexington	VA	24450-9807	3,632	5.9%	$45,146	3,683	1.4%	$48,927	8.4%	128
Land-Wallace	715 North Norwood	Wallace	NC	28466-1541	2,743	11.3%	$32,963	2,875	4.8%	$35,031	6.3%	97
New Centre Market	5511 Carolina Beach Road	Wilmington	NC	28412-2630	15,092	37.3%	$58,064	16,900	12.0%	$61,521	6.0%	534
Land-Gadsden	3010-3036 E Meighan Boulevard	Gadsden	AL	35903-3916	7,021	2.8%	$34,098	7,062	0.6%	$35,380	3.8%	248
Land-Fayetteville		Fayetteville	GA		4,604	41.3%	$85,387	5,093	10.6%	$90,721	6.2%	163
Parkway Station	115 Russell Parkway	Warner Robins	GA	31088-6175	20,931	18.0%	$50,493	22,663	8.3%	$54,582	8.1%	740
Hayden Plaza North	12434 North Cave Creek Road	Phoenix	AZ	85022-5831	46,216	7.4%	$55,842	50,148	8.5%	$59,700	6.9%	1,635
South Monroe Commons	3030 South Monroe Street	Tallahassee	FL	32301-6997	21,225	6.8%	$27,625	22,143	4.3%	$29,440	6.6%	751
Pearl Arts II	1260 East Altamonte Drive	Altamonte Springs	FL	32701-5010	33,907	0.4%	$51,281	34,837	2.7%	$54,168	5.6%	1,199
Babies-R-Us Plaza	4869 Okeechobee Boulevard	West Palm Beach	FL	33417-4627	39,083	11.6%	$39,065	41,419	6.0%	$41,039	5.1%	1,382
Largo Plaza	11607 Abercorn Street	Savannah	GA	31419-1903	15,709	2.9%	$42,106	16,255	3.5%	$43,605	3.6%	556
Augusta Square	3412 Wrightsboro Road	Augusta	GA	30909-2500	19,928	2.6%	$42,555	20,125	1.0%	$44,176	3.8%	705
Yonkers	278 Tuckahoe Road	Yonkers	NY	10710-5512	82,700	0.7%	$63,549	82,495	-0.3%	$68,391	7.6%	2,925
Cottman-Bustleton	7424 Bustleton Avenue	Philadelphia	PA	19152-4312	113,676	-0.9%	$43,836	113,371	-0.3%	$46,246	5.5%	4,020
Westwood Plaza	1812 Sam Rittenberg Boulevard	Charleston	SC	29407-4868	23,090	5.3%	$48,429	23,920	3.6%	$52,543	8.5%	817
Land-Kent		Kent	OH		8,653	-0.5%	$41,242	8,557	-1.1%	$42,419	2.9%	306
Vine Street Square	3107 West Vine Street	Kissimmee	FL	34741-3738	23,857	35.8%	$35,505	28,052	17.6%	$37,259	4.9%	844
Randall	2100 South Randall Road	Geneva	IL	60134-3990	18,863	21.1%	$84,453	20,416	8.2%	$89,692	6.2%	667
Northfield Square	1602 North State Route 50	Bourbonnais	IL	60914-9304	14,372	18.1%	$50,034	15,294	6.4%	$52,886	5.7%	508
Waterloo Plaza	2715 Crossroads Boulevard	Waterloo	IA	50702-4409	19,423	0.7%	$40,153	19,442	0.1%	$42,270	5.3%	687
Clive Plaza	10331 University Avenue	Clive	IA	50325-6472	36,231	21.4%	$67,469	39,514	9.1%	$70,828	5.0%	1,281
Des Moines	4900 SE 14th Street	Des Moines	IA	50320-1604	22,065	3.2%	$46,793	22,773	3.2%	$49,402	5.6%	780
East Wichita	2057 North Rock Road	Wichita	KS	67206-1257	24,555	10.6%	$54,228	25,718	4.7%	$55,680	2.7%	868
West Wichita	350 South Tracy Street	Wichita	KS	67209-2566	29,000	0.2%	$39,867	29,193	0.7%	$41,074	3.0%	1,026
Kmart-South Tulsa (Vacant)	8314 East 71st Street	Tulsa	OK	74133-2932	37,035	8.1%	$58,502	38,609	4.3%	$62,288	6.5%	1,310
Accent Plaza	212 West Plano Parkway	Plano	TX	75075-8925	34,562	8.4%	$69,347	38,469	11.3%	$70,936	2.3%	1,222
Randol Plaza-North Arlington	915 East Randol Mill Road	Arlington	TX	76011-6017	50,399	1.0%	$42,394	52,485	4.1%	$44,205	4.3%	1,782
Skyline Plaza	715 Skyline Drive	Duncanville	TX	75116-3923	26,708	6.0%	$42,698	27,508	3.0%	$43,378	1.6%	945
Kroger Center	140 North Garland Avenue	Garland	TX	75040-6107	39,978	-5.8%	$49,094	39,346	-1.6%	$50,264	2.4%	1,414
Kmart-Hulen	5800 South Hulen Street	Fort Worth	TX	76132-2684	44,077	17.4%	$50,496	48,263	9.5%	$53,233	5.4%	1,559
Westheimer Plaza-West Oaks	14411 Westheimer Road	Houston	TX	77077-5243	44,018	20.9%	$57,049	48,161	9.4%	$59,744	4.7%	1,557
Voss Center	8300 West Sam Houston Pkwy S	Houston	TX	77072-5008	83,097	11.9%	$35,742	89,007	7.1%	$37,444	4.8%	2,939
Baytown	4553 Garth Road	Baytown	TX	77521-2123	17,945	10.6%	$48,270	19,056	6.2%	$51,701	7.1%	635
Green Ridge Square	3390-B Alpine Avenue NW	Grand Rapids	MI	49504-1672	26,046	-0.1%	$42,805	25,916	-0.5%	$43,377	1.3%	921
Cumming Marketplace	1250 Market Place Blvd	Cumming	GA	30041-7929	11,659	84.6%	$72,620	14,102	21.0%	$76,856	5.8%	412
Jester Plaza	1400 Post Oak Boulevard	Houston	TX	77056-3029	76,968	17.3%	$66,749	83,466	8.4%	$71,522	7.2%	2,722
Arrowhead Crossing	7553 West Bell Road	Peoria	AZ	85382-3829	43,572	21.5%	$72,061	48,699	11.8%	$77,548	7.6%	1,541
Highland Grove	10323 Indianapolis Boulevard	Highland	IN	46322-3509	27,791	8.8%	$64,364	28,528	2.7%	$67,009	4.1%	983
Maple Grove Crossing	8080 Wedgewood Lane North	Maple Grove	MN	55369-9406	19,292	22.1%	$92,964	20,446	6.0%	$98,805	6.3%	682
Eastchase Market	I-30 & Eastchase Parkway	Fort Worth	TX	76120	27,668	12.1%	$52,536	29,898	8.1%	$55,435	5.5%	979
Tanasbourne Town Center	18101 NW Evergreen Parkway	Beaverton	OR	97006-7439	47,449	30.2%	$64,842	52,106	9.8%	$68,063	5.0%	1,678
Mesquite Town Center	1330 North Town East Boulevard	Mesquite	TX	75150-4159	35,170	-0.6%	$48,280	35,423	0.7%	$49,002	1.5%	1,244
Township Marketplace	115 Wagner Road	Monaca	PA	15061-2457	13,275	-5.0%	$45,666	12,838	-3.3%	$48,470	6.1%	470
King Cullen Plaza	124 Veterans Memorial Highway	Commack	NY	11725-3432	22,107	2.5%	$104,974	22,112	0.0%	$114,915	9.5%	782
Warner Robins Place	2724 Watson Boulevard	Warner Robins	GA	31093-8051	21,566	22.5%	$53,285	23,442	8.7%	$57,177	7.3%	763
Welleby Plaza	10077 West Oakland Park	Sunrise	FL	33351-6919	51,957	1.0%	$51,077	53,095	2.2%	$54,866	7.4%	1,838
Union Square	1871 Dickerson Boulevard	Monroe	NC	28110-2759	9,613	21.6%	$47,068	11,127	15.8%	$49,854	5.9%	340
City View	1526 Alleghany Street	Charlotte	NC	28208-0801	24,744	14.1%	$30,746	26,817	8.4%	$31,615	2.8%	875
Shawnee Village	6457 Quivira Road	Shawnee	KS	66216-2745	34,123	8.2%	$61,448	36,160	6.0%	$64,670	5.2%	1,207
Palm Harbor	100 Palm Coast Parkway NE	Palm Coast	FL	32137-8241	20,055	98.6%	$48,162	25,323	26.3%	$50,568	5.0%	709
Kempwood II	8100 Kempwood Drive	Houston	TX	77055-1030	54,417	8.6%	$41,114	57,656	6.0%	$43,072	4.8%	1,925
Salisbury Marketplace	2092-2142 Statesville Blvd	Salisbury	NC	28147-1408	8,685	3.7%	$42,793	8,853	1.9%	$45,154	5.5%	307
Saugus Plaza	180 Main Street	Saugus	MA	01906-4502	42,264	2.8%	$67,236	42,546	0.7%	$72,138	7.3%	1,495
Wendover Place	1214 Bridford Parkway	Greensboro	NC	27407-2645	27,121	23.4%	$48,167	29,405	8.4%	$49,274	2.3%	959
Copperfield Village	7055 Highway Six North	Houston	TX	77095-2505	37,220	21.9%	$72,289	40,157	7.9%	$77,001	6.5%	1,316
Wynnewood	50 East Wynnewood Road	Wynnewood	PA	19096-2013	62,106	-2.8%	$62,565	61,089	-1.6%	$66,620	6.5%	2,197
Centennial Plaza	3040 NW 59th Street	Oklahoma City	OK	73112-4247	41,519	1.6%	$43,958	42,041	1.3%	$46,769	6.4%	1,468
Alafaya Commons	11792-11970 E Colonial Drive	Orlando	FL	32826-4626	32,563	42.0%	$58,372	36,527	12.2%	$63,651	9.0%	1,152
Southland Plaza	2019 US Highway 31 South	Decatur	AL	35601-6500	17,633	2.9%	$37,780	17,849	1.2%	$39,044	3.3%	624
Valley View	1803 Vance Jackson Road	San Antonio	TX	78213-4476	58,419	4.1%	$36,299	60,985	4.4%	$38,007	4.7%	2,066
University Collection	5502 East Fowler Avenue	Tampa	FL	33617-2226	43,581	11.1%	$36,832	46,894	7.6%	$38,511	4.6%	1,541
Old Saint Augustine Plaza	11250 Saint Augustine Road	Jacksonville	FL	32257-1142	29,748	18.7%	$67,475	32,117	8.0%	$71,571	6.1%	1,052
Wellington Town Square	11924 West Forest Hill Blvd	Wellington	FL	33414-6256	20,264	46.4%	$78,477	22,129	9.2%	$83,002	5.8%	717
Woodcroft	4711 Hope Valley Road	Durham	NC	27707-5651	25,651	37.6%	$60,659	28,823	12.4%	$63,110	4.0%	907
Escondido Promenade	1256 Auto Park Way	Escondido	CA	92029-2227	35,977	8.1%	$54,010	37,917	5.4%	$59,411	10.0%	1,272
Market at Town Center	2545 Town Center Boulevard N	Sugar Land	TX	77479-2318	28,207	33.5%	$97,874	32,967	16.9%	$103,903	6.2%	998
Carefree	3335 North Academy Boulevard	Colorado Springs	CO	80917-5103	44,350	2.0%	$53,918	46,041	3.8%	$57,290	6.3%	1,569

A:10

Property Name	Address	City	State	Zip Code	2009 Households	Household Growth 2000-2009	2009 Median Household Income	2014 Households	Household Growth 2009-2014	2014 Median Household Income	Median Household Income Growth 2009-2014	2009 Household Density
Town and Country Plaza	2400 West Thomas Street	Hammond	LA	70401-2843	11,424	16.9%	$29,363	12,441	8.9%	$31,425	7.0%	404
Cambridge Square	2036 Johnson Ferry Road NE	Atlanta	GA	30319-2500	38,676	7.2%	$66,670	40,606	5.0%	$70,609	5.9%	1,368
Martin Downs Town Center	2710 SW Martin Downs Boulevard	Palm City	FL	34990-6019	14,178	19.1%	$67,141	15,560	9.8%	$74,009	10.2%	501
Westgate Market	6700 West Kellogg Drive	Wichita	KS	67203-2216	22,311	4.7%	$46,350	23,024	3.2%	$48,534	4.7%	789
Arboretum Crossing	9333 Research Boulevard	Austin	TX	78759-7364	55,491	9.6%	$52,914	59,367	7.0%	$55,519	4.9%	1,963
La Plaza Del Norte	125 NE Loop 410	San Antonio	TX	78216-4730	41,199	5.6%	$42,575	43,119	4.7%	$44,597	4.7%	1,457
Grassland Crossing	5665 Highway Nine	Alpharetta	GA	30004-3959	10,658	90.9%	$106,675	13,367	25.4%	$117,132	9.8%	377
Great Northern Plaza North	26520 Lorain Avenue	North Olmsted	OH	44070-3203	24,059	-5.7%	$64,496	23,192	-3.6%	$68,422	6.1%	851
Junction	6351 Interstate 55 North	Jackson	MS	39213-9720	24,397	3.1%	$45,722	24,645	1.0%	$47,830	4.6%	863
Santana Row	368 Santana Row	San Jose	CA	95128-2062	91,321	3.3%	$72,523	94,515	3.5%	$78,378	8.1%	3,230
Price Plaza-Houston	20280 Katy Freeway	Katy	TX	77449-7500	33,561	29.4%	$81,636	37,745	12.5%	$87,480	7.2%	1,187
Broadmoor Village	950 West Centerville Road	Garland	TX	75041-5823	47,478	-4.3%	$43,070	47,231	-0.5%	$44,519	3.4%	1,679
Richardson Plaza	110 West Campbell Road	Richardson	TX	75080-3510	34,255	4.4%	$66,589	35,738	4.3%	$68,460	2.8%	1,212
Century Plaza	1800 South Semoran Boulevard	Orlando	FL	32822-2801	53,666	12.3%	$43,380	58,093	8.3%	$46,467	7.1%	1,898
White Lake Commons	7121 Dixie Highway	Clarkston	MI	48346-2077	11,031	2.4%	$78,190	11,161	1.2%	$81,394	4.1%	390
Marlton Pike	2005 Marlton Pike East	Cherry Hill	NJ	08003-1201	30,455	4.0%	$88,038	31,019	1.9%	$95,730	8.7%	1,077
Cinnaminson	1105 Route 130 South	Cinnaminson	NJ	08077-3039	21,365	5.6%	$72,251	21,806	2.1%	$79,778	10.4%	756
Oakcreek Village	4600 Chapel Hill Boulevard	Durham	NC	27707-2669	22,973	19.8%	$58,867	25,267	10.0%	$61,373	4.3%	813
Frankford Avenue	8812 Frankford Avenue	Philadelphia	PA	19136-1313	73,436	-3.8%	$46,719	71,991	-2.0%	$50,274	7.6%	2,597
Gallery-Philadelphia	901 Market Street	Philadelphia	PA	19107-3111	165,792	-1.8%	$32,332	164,282	-0.9%	$35,098	8.6%	5,864
Wellness Center-Upper Darby	6800 Market Street	Upper Darby	PA	19082-2412	125,941	-6.8%	$38,754	121,398	-3.6%	$41,942	8.2%	4,454
Center Square	1301 Skippack Pike	Center Square	PA	19422-1254	16,832	4.6%	$89,895	17,216	2.3%	$97,863	8.9%	595
Whitehall	2010 Whitehall Mall	Whitehall	PA	18052-5125	44,657	1.2%	$38,905	45,360	1.6%	$41,628	7.0%	1,579
Easton		Easton	PA		9,596	14.1%	$72,380	10,216	6.5%	$80,041	10.6%	339
Havertown	250 West Chester Pike	Havertown	PA	19083-4638	78,696	-4.2%	$56,886	77,043	-2.1%	$61,979	9.0%	2,783
Whiteland Town Center	200 West Lincoln Highway	Exton	PA	19341-2623	16,045	14.3%	$95,880	17,150	6.9%	$107,459	12.1%	567
Lansdale	2333 West Main Street	Lansdale	PA	19446-1346	23,577	4.7%	$71,135	24,155	2.5%	$78,262	10.0%	834
Morrisville	905 Lincoln Highway	Morrisville	PA	19067-3573	38,624	-3.7%	$46,423	37,920	-1.8%	$49,498	6.6%	1,366
Bucks County	101 East Street Road	Feasterville	PA	19053-6048	27,995	1.4%	$66,891	28,186	0.7%	$72,372	8.2%	990
Warrington	Easton Road	Warrington	PA	18976	15,498	22.9%	$89,260	16,873	8.9%	$97,491	9.2%	548
Broadway Center-Garland	3161 Broadway Boulevard	Garland	TX	75043-1528	38,436	-1.6%	$47,258	38,736	0.8%	$48,985	3.7%	1,359
Sagamore @ 26	311 Sagamore Parkway North	Lafayette	IN	47904-2800	30,952	6.5%	$32,929	32,389	4.6%	$33,521	1.8%	1,095
Ahwatukee Foothills Towne Ctr	4711 East Ray Road	Phoenix	AZ	85044-6230	35,452	16.0%	$74,958	38,878	9.7%	$80,744	7.7%	1,254
Ashford Place	4776 Ashford Dunwoody Road	Atlanta	GA	30338-5504	38,127	4.3%	$74,959	39,680	4.1%	$79,950	6.7%	1,348
Pike Seven Plaza	8350 Leesburg Pike	Vienna	VA	22182-2401	33,872	3.8%	$111,788	34,712	2.5%	$124,329	11.2%	1,198
Tri-Rivers	3459 Old Halifax Road	South Boston	VA	24592-4900	4,653	-1.1%	$33,395	4,608	-1.0%	$36,587	9.6%	165
City Place Market	2415 North Haskell Avenue	Dallas	TX	75204-3716	68,757	7.7%	$51,099	72,140	4.9%	$55,488	8.6%	2,432
Wendover Ridge	4214 West Wendover Avenue	Greensboro	NC	27407-1919	30,481	15.4%	$46,339	32,896	7.9%	$47,833	3.2%	1,078
Cordele Marketplace	1215 East 16th Avenue	Cordele	GA	31015-1543	5,311	-1.1%	$24,006	5,382	1.3%	$25,741	7.2%	188
Southcliff	5125 Old Granbury Road	Fort Worth	TX	76133-2017	51,943	17.3%	$46,004	56,879	9.5%	$48,065	4.5%	1,837
Belden Park Crossings II	5496 Dressler Road	Canton	OH	44720-7749	21,723	1.9%	$50,316	21,923	0.9%	$53,762	6.8%	768
Southland Crossing	1280 Doral Drive	Boardman	OH	44514-1906	26,145	-7.1%	$40,817	24,927	-4.7%	$42,890	5.1%	925
Pike Nurseries-Peachtree City	103 Highway 74 South	Peachtree City	GA	30269-1646	10,197	11.4%	$80,504	10,844	6.4%	$84,556	5.0%	361
Pike Nurseries-Woodstock	2475 Towne Lake Parkway	Woodstock	GA	30189-5525	16,985	30.7%	$79,345	19,461	14.6%	$82,347	3.8%	601
Market Place	6135 Peachtree Parkway	Norcross	GA	30092-3304	27,754	8.4%	$55,950	29,579	6.6%	$57,129	2.1%	982
Sandy Plains Village	4651 Woodstock Road	Roswell	GA	30075-1698	17,662	16.5%	$105,458	19,284	9.2%	$111,159	5.4%	625
Tequesta Shoppes	105 North US Highway One	Tequesta	FL	33469-2737	14,562	7.3%	$70,433	15,425	5.9%	$76,304	8.3%	515
Rancho Encanto Plaza	5011 North 35th Avenue	Phoenix	AZ	85017-3023	69,010	3.2%	$35,015	72,149	4.6%	$37,754	7.8%	2,441
Oakley Plaza	801 Fairview Road	Asheville	NC	28803-1167	13,851	8.0%	$41,748	14,560	5.1%	$45,052	7.9%	490
Mariner’s Village	4592 East Michigan Street	Orlando	FL	32812-5233	54,596	12.3%	$44,696	59,139	8.3%	$47,925	7.2%	1,931
Carmel Commons	7611 Pineville Matthews Road	Charlotte	NC	28226-3909	33,021	26.0%	$68,696	37,222	12.7%	$71,650	4.3%	1,168
East Port Plaza	9000 South Federal Highway	Port Saint Lucie	FL	34952-3408	23,563	29.3%	$43,267	26,960	14.4%	$46,416	7.3%	833
Mainstreet Square	7800 S US Hwy 17/92 Suite 160	Orlando	FL	32730-2259	35,349	0.4%	$50,588	36,287	2.7%	$54,641	8.0%	1,250
Garrison Ridge Crossing	2650 Dallas Highway	Marietta	GA	30064-7513	13,918	29.7%	$88,328	15,609	12.2%	$92,577	4.8%	492
Smoketown Station/Block 2	13720 Smoketown Road	Woodbridge	VA	22192-4205	42,756	17.0%	$74,710	46,753	9.4%	$83,060	11.2%	1,512
Lowe’s-Woodstock	575 Molly Lane	Woodstock	GA	30189-3710	24,096	24.0%	$66,378	27,014	12.1%	$67,333	1.4%	852
Powers Ferry Plaza	1275 Powers Ferry Road SE	Marietta	GA	30067-9486	32,751	-0.3%	$54,304	33,371	1.9%	$57,319	5.6%	1,158
West State Plaza	7535 State Avenue	Kansas City	KS	66112-2815	14,861	-2.6%	$41,015	14,739	-0.8%	$42,576	3.8%	526
Desert Square	2419 South Kolb Road	Tucson	AZ	85710-8434	45,775	8.0%	$39,717	48,559	6.1%	$42,375	6.7%	1,619
Corporate Center I/II	8868 Research Boulevard	Austin	TX	78758-6497	59,997	5.1%	$45,295	63,044	5.1%	$47,052	3.9%	2,122
Stonecrest	10804 Fallstone	Houston	TX	77099-3469	60,858	10.8%	$38,967	65,045	6.9%	$41,550	6.6%	2,152
Fairview Oaks	101-129 Fairview Road	Ellenwood	GA	30294-2722	11,598	41.9%	$62,402	13,473	16.2%	$64,552	3.4%	410
Enchanted Forest	10020 Baltimore National Pike	Ellicott City	MD	21042-3760	9,836	14.0%	$131,258	10,519	6.9%	$147,462	12.3%	348
Shawan Plaza	11399 York Road	Cockeysville	MD	21030-1909	13,656	12.0%	$63,409	14,384	5.3%	$69,821	10.1%	483
Glen Burnie Village	7566 Ritchie Highway	Glen Burnie	MD	21061-3717	32,504	0.5%	$60,640	32,523	0.1%	$67,482	11.3%	1,150
Ingleside	5660 Baltimore National Pike	Catonsville	MD	21228-1401	50,762	-1.2%	$51,390	50,667	-0.2%	$56,501	9.9%	1,795
Radcliffe	1015 York Road	Towson	MD	21204-2516	36,429	1.7%	$67,432	36,824	1.1%	$73,302	8.7%	1,288
Timonium	2151 York Road	Timonium	MD	21093-3110	28,358	4.9%	$66,703	29,103	2.6%	$72,442	8.6%	1,003
Timonium Crossing	2080 York Road	Timonium	MD	21093-4251	29,619	4.3%	$66,249	30,332	2.4%	$71,969	8.6%	1,048
Club Center	1496 Reisterstown Road	Pikesville	MD	21208-3817	44,386	3.0%	$58,710	45,180	1.8%	$64,393	9.7%	1,570
Perry Hall	4215 Ebenezer Road	Nottingham	MD	21236-2141	33,041	11.1%	$67,723	34,782	5.3%	$73,962	9.2%	1,169
Orchard Square	1212 York Road	Lutherville	MD	21093-6240	31,894	2.2%	$72,445	32,328	1.4%	$79,354	9.5%	1,128
Greenwood	1662-1758 S Congress Avenue	Palm Springs	FL	33461-2142	48,748	-3.5%	$39,936	49,070	0.7%	$42,842	7.3%	1,724
Lovejoy Station	11191 Tara Boulevard	Hampton	GA	30228-1672	8,177	43.4%	$56,170	9,475	15.9%	$57,077	1.6%	289
Kroger Rivermont Station	8465 Holcombe Bridge Road	Alpharetta	GA	30022-8530	26,801	4.5%	$91,518	28,165	5.1%	$96,484	5.4%	948
Hyde Park Plaza	3760 Paxton Avenue	Cincinnati	OH	45209-2306	50,274	-1.7%	$46,144	49,747	-1.1%	$49,791	7.9%	1,778
Eagan Promenade	1299 Promenade Place	Eagan	MN	55122-2293	18,544	4.8%	$75,308	19,126	3.1%	$81,506	8.2%	656
Midway Marketplace	1450 University Avenue West	Saint Paul	MN	55104-4012	64,536	-3.2%	$52,300	63,486	-1.6%	$56,546	8.1%	2,282
Lake Brandon Village	1051 West Brandon Boulevard	Brandon	FL	33511-4125	34,470	29.6%	$59,827	39,130	13.5%	$64,585	8.0%	1,219
Grand Plaza	4210 West 45th Avenue	Amarillo	TX	79109-5499	40,881	6.5%	$48,863	42,735	4.5%	$53,714	9.9%	1,446
Plaza South	710 Memorial Boulevard	Murfreesboro	TN	37129-2791	29,754	46.4%	$37,968	35,125	18.1%	$40,071	5.5%	1,052
Madison Centre	8000 Madison Boulevard	Madison	AL	35758-2035	10,973	26.3%	$61,051	12,222	11.4%	$64,783	6.1%	388
Cook’s Corner	172 Bath Road	Brunswick	ME	04011-2528	7,228	4.0%	$49,768	7,370	2.0%	$55,780	12.1%	256

Property Name	Address	City	State	Zip Code	2010 Households	Household Growth 2000-2010	2010 Median HH Income	2015 Households	Household Growth 2010-2015	2015 Median Household Income	Median Household Income Growth 2010-2015	2010 Household Density
Town and Country Plaza	2400 West Thomas Street	Hammond	LA	70401-2843	11,441	16.2%	$31,963	12,335	7.8%	$34,212	7.0%	405
Cambridge Square	2036 Johnson Ferry Road NE	Atlanta	GA	30319-2500	39,443	8.7%	$68,506	41,104	4.2%	$72,035	5.2%	1,395
Martin Downs Town Center	2710 SW Martin Downs Boulevard	Palm City	FL	34990-6019	14,041	16.9%	$66,942	15,085	7.4%	$72,449	8.2%	497
Westgate Market	6700 West Kellogg Drive	Wichita	KS	67203-2216	22,362	6.0%	$47,291	23,055	3.1%	$48,856	3.3%	791
Arboretum Crossing	9333 Research Boulevard	Austin	TX	78759-7364	53,937	7.7%	$53,722	57,462	6.5%	$55,768	3.8%	1,908
La Plaza Del Norte	125 NE Loop 410	San Antonio	TX	78216-4730	40,752	5.8%	$43,302	42,856	5.2%	$45,035	4.0%	1,441
Grassland Crossing	5665 Highway Nine	Alpharetta	GA	30004-3959	11,423	101.8%	$108,525	13,489	18.1%	$117,948	8.7%	404
Great Northern Plaza North	26520 Lorain Avenue	North Olmsted	OH	44070-3203	23,498	-6.6%	$65,244	22,405	-4.7%	$68,508	5.0%	831
Junction	6351 Interstate 55 North	Jackson	MS	39213-9720	24,162	3.0%	$46,689	24,283	0.5%	$48,334	3.5%	855
Santana Row	368 Santana Row	San Jose	CA	95128-2062	91,920	3.9%	$74,261	94,807	3.1%	$79,234	6.7%	3,251
Price Plaza-Houston	20280 Katy Freeway	Katy	TX	77449-7500	33,061	27.5%	$83,688	36,485	10.4%	$88,809	6.1%	1,169
Broadmoor Village	950 West Centerville Road	Garland	TX	75041-5823	47,777	-3.6%	$43,350	47,470	-0.6%	$44,203	2.0%	1,690
Richardson Plaza	110 West Campbell Road	Richardson	TX	75080-3510	34,810	6.2%	$67,309	36,633	5.2%	$68,548	1.8%	1,231
Century Plaza	1800 South Semoran Boulevard	Orlando	FL	32822-2801	52,109	9.2%	$44,043	56,047	7.6%	$46,237	5.0%	1,843
White Lake Commons	7121 Dixie Highway	Clarkston	MI	48346-2077	10,939	1.0%	$79,499	10,894	-0.4%	$81,969	3.1%	387
Marlton Pike	2005 Marlton Pike East	Cherry Hill	NJ	08003-1201	30,473	4.3%	$90,123	30,772	1.0%	$96,341	6.9%	1,078
Cinnaminson	1105 Route 130 South	Cinnaminson	NJ	08077-3039	21,118	4.4%	$74,452	21,285	0.8%	$81,250	9.1%	747
Oakcreek Village	4600 Chapel Hill Boulevard	Durham	NC	27707-2669	23,581	23.5%	$60,829	26,015	10.3%	$62,947	3.5%	834
Frankford Avenue	8812 Frankford Avenue	Philadelphia	PA	19136-1313	75,451	-0.5%	$47,679	75,295	-0.2%	$50,766	6.5%	2,669
Gallery-Philadelphia	901 Market Street	Philadelphia	PA	19107-3111	173,867	3.0%	$33,193	175,933	1.2%	$35,862	8.0%	6,149
Wellness Center-Upper Darby	6800 Market Street	Upper Darby	PA	19082-2412	128,377	-4.7%	$39,618	125,526	-2.2%	$41,928	5.8%	4,540
Center Square	1301 Skippack Pike	Center Square	PA	19422-1254	16,646	4.8%	$92,649	16,873	1.4%	$99,588	7.5%	589
Whitehall	2010 Whitehall Mall	Whitehall	PA	18052-5125	44,607	1.3%	$40,186	45,004	0.9%	$42,348	5.4%	1,578
Easton		Easton	PA		9,598	14.2%	$73,813	10,096	5.2%	$80,517	9.1%	339
Havertown	250 West Chester Pike	Havertown	PA	19083-4638	79,107	-3.6%	$58,694	77,450	-2.1%	$62,989	7.3%	2,798
Whiteland Town Center	200 West Lincoln Highway	Exton	PA	19341-2623	16,097	15.6%	$98,165	17,041	5.9%	$108,344	10.4%	569
Lansdale	2333 West Main Street	Lansdale	PA	19446-1346	23,345	3.7%	$73,401	23,569	1.0%	$80,244	9.3%	826
Morrisville	905 Lincoln Highway	Morrisville	PA	19067-3573	38,747	-2.8%	$47,972	37,986	-2.0%	$50,359	5.0%	1,370
Bucks County	101 East Street Road	Feasterville	PA	19053-6048	28,314	2.7%	$68,777	28,507	0.7%	$73,748	7.2%	1,001
Warrington	Easton Road	Warrington	PA	18976	15,638	22.3%	$92,706	16,679	6.7%	$100,843	8.8%	553
Broadway Center-Garland	3161 Broadway Boulevard	Garland	TX	75043-1528	38,091	-2.4%	$47,724	38,092	0.0%	$49,051	2.8%	1,347
Sagamore @ 26	311 Sagamore Parkway North	Lafayette	IN	47904-2800	30,780	6.5%	$33,720	31,862	3.5%	$34,180	1.4%	1,089
Ahwatukee Foothills Towne Ctr	4711 East Ray Road	Phoenix	AZ	85044-6230	34,793	13.7%	$76,552	38,578	10.9%	$81,448	6.4%	1,231
Ashford Place	4776 Ashford Dunwoody Road	Atlanta	GA	30338-5504	39,301	7.9%	$77,992	41,026	4.4%	$81,788	4.9%	1,390
Pike Seven Plaza	8350 Leesburg Pike	Vienna	VA	22182-2401	34,152	5.0%	$113,286	34,844	2.0%	$123,618	9.1%	1,208
Tri-Rivers	3459 Old Halifax Road	South Boston	VA	24592-4900	4,677	-1.3%	$32,531	4,585	-2.0%	$33,843	4.0%	165
City Place Market	2415 North Haskell Avenue	Dallas	TX	75204-3716	72,319	13.2%	$52,379	75,721	4.7%	$56,947	8.7%	2,558
Wendover Ridge	4214 West Wendover Avenue	Greensboro	NC	27407-1919	30,965	17.9%	$47,081	33,156	7.1%	$48,083	2.1%	1,095
Cordele Marketplace	1215 East 16th Avenue	Cordele	GA	31015-1543	5,433	0.8%	$23,784	5,450	0.3%	$24,633	3.6%	192
Southcliff	5125 Old Granbury Road	Fort Worth	TX	76133-2017	49,928	13.2%	$46,664	54,159	8.5%	$48,389	3.7%	1,766
Belden Park Crossings II	5496 Dressler Road	Canton	OH	44720-7749	21,754	1.4%	$50,943	21,680	-0.3%	$53,232	4.5%	769
Southland Crossing	1280 Doral Drive	Boardman	OH	44514-1906	25,611	-8.3%	$41,374	24,150	-5.7%	$42,832	3.5%	906
Pike Nurseries-Peachtree City	103 Highway 74 South	Peachtree City	GA	30269-1646	10,061	10.3%	$83,120	10,491	4.3%	$85,946	3.4%	356
Pike Nurseries-Woodstock	2475 Towne Lake Parkway	Woodstock	GA	30189-5525	16,798	32.7%	$81,094	19,452	15.8%	$83,691	3.2%	594
Market Place	6135 Peachtree Parkway	Norcross	GA	30092-3304	27,403	6.7%	$56,982	29,054	6.0%	$58,074	1.9%	969
Sandy Plains Village	4651 Woodstock Road	Roswell	GA	30075-1698	17,882	17.6%	$107,191	19,341	8.2%	$111,282	3.8%	632
Tequesta Shoppes	105 North US Highway One	Tequesta	FL	33469-2737	15,105	10.6%	$70,751	16,102	6.6%	$76,033	7.5%	534
Rancho Encanto Plaza	5011 North 35th Avenue	Phoenix	AZ	85017-3023	69,247	3.1%	$35,886	73,848	6.6%	$37,916	5.7%	2,449
Oakley Plaza	801 Fairview Road	Asheville	NC	28803-1167	14,057	8.7%	$42,247	14,607	3.9%	$44,890	6.3%	497
Mariner’s Village	4592 East Michigan Street	Orlando	FL	32812-5233	52,954	8.6%	$45,291	56,867	7.4%	$47,780	5.5%	1,873
Carmel Commons	7611 Pineville Matthews Road	Charlotte	NC	28226-3909	34,377	30.8%	$69,944	38,806	12.9%	$72,476	3.6%	1,216
East Port Plaza	9000 South Federal Highway	Port Saint Lucie	FL	34952-3408	23,554	28.4%	$43,517	27,568	17.0%	$46,275	6.3%	833
Mainstreet Square	7800 S US Hwy 17/92 Suite 160	Orlando	FL	32730-2259	34,599	-0.3%	$51,603	35,475	2.5%	$54,609	5.8%	1,224
Garrison Ridge Crossing	2650 Dallas Highway	Marietta	GA	30064-7513	14,099	29.7%	$91,338	15,421	9.4%	$95,126	4.1%	499
Smoketown Station/Block 2	13720 Smoketown Road	Woodbridge	VA	22192-4205	42,301	16.6%	$76,582	46,939	11.0%	$83,818	9.4%	1,496
Lowe’s-Woodstock	575 Molly Lane	Woodstock	GA	30189-3710	23,599	20.7%	$68,688	25,980	10.1%	$69,474	1.1%	835
Powers Ferry Plaza	1275 Powers Ferry Road SE	Marietta	GA	30067-9486	33,288	1.1%	$56,490	33,831	1.6%	$58,796	4.1%	1,177
West State Plaza	7535 State Avenue	Kansas City	KS	66112-2815	14,976	-1.6%	$41,432	14,858	-0.8%	$42,311	2.1%	530
Desert Square	2419 South Kolb Road	Tucson	AZ	85710-8434	45,894	8.1%	$40,728	48,811	6.4%	$43,020	5.6%	1,623
Corporate Center I/II	8868 Research Boulevard	Austin	TX	78758-6497	58,736	3.9%	$45,997	61,679	5.0%	$47,470	3.2%	2,077
Stonecrest	10804 Fallstone	Houston	TX	77099-3469	61,712	13.0%	$40,677	66,754	8.2%	$42,831	5.3%	2,183
Fairview Oaks	101-129 Fairview Road	Ellenwood	GA	30294-2722	12,191	43.5%	$63,569	14,084	15.5%	$65,182	2.5%	431
Enchanted Forest	10020 Baltimore National Pike	Ellicott City	MD	21042-3760	9,761	14.1%	$132,764	10,197	4.5%	$146,285	10.2%	345
Shawan Plaza	11399 York Road	Cockeysville	MD	21030-1909	13,326	11.1%	$64,149	13,682	2.7%	$68,990	7.5%	471
Glen Burnie Village	7566 Ritchie Highway	Glen Burnie	MD	21061-3717	32,716	0.7%	$62,573	32,627	-0.3%	$68,274	9.1%	1,157
Ingleside	5660 Baltimore National Pike	Catonsville	MD	21228-1401	50,591	-1.5%	$53,255	49,893	-1.4%	$57,653	8.3%	1,789
Radcliffe	1015 York Road	Towson	MD	21204-2516	35,946	0.9%	$69,027	35,816	-0.4%	$74,130	7.4%	1,271
Timonium	2151 York Road	Timonium	MD	21093-3110	27,547	4.0%	$67,690	27,774	0.8%	$71,982	6.3%	974
Timonium Crossing	2080 York Road	Timonium	MD	21093-4251	29,544	3.8%	$67,478	29,768	0.8%	$71,769	6.4%	1,045
Club Center	1496 Reisterstown Road	Pikesville	MD	21208-3817	43,795	2.4%	$60,498	43,914	0.3%	$65,167	7.7%	1,549
Perry Hall	4215 Ebenezer Road	Nottingham	MD	21236-2141	32,072	9.1%	$69,578	32,698	2.0%	$75,245	8.1%	1,134
Orchard Square	1212 York Road	Lutherville	MD	21093-6240	31,548	1.6%	$74,063	31,528	-0.1%	$80,260	8.4%	1,116
Greenwood	1662-1758 S Congress Avenue	Palm Springs	FL	33461-2142	48,943	-2.7%	$40,353	49,578	1.3%	$42,447	5.2%	1,731
Lovejoy Station	11191 Tara Boulevard	Hampton	GA	30228-1672	9,043	48.1%	$56,539	10,194	12.7%	$57,363	1.5%	320
Kroger Rivermont Station	8465 Holcombe Bridge Road	Alpharetta	GA	30022-8530	26,920	4.2%	$94,992	28,153	4.6%	$99,232	4.5%	952
Hyde Park Plaza	3760 Paxton Avenue	Cincinnati	OH	45209-2306	49,729	-2.1%	$46,641	48,918	-1.6%	$49,743	6.7%	1,759
Eagan Promenade	1299 Promenade Place	Eagan	MN	55122-2293	18,629	5.7%	$76,818	19,246	3.3%	$81,233	5.7%	659
Midway Marketplace	1450 University Avenue West	Saint Paul	MN	55104-4012	65,291	-1.6%	$53,731	64,294	-1.5%	$57,708	7.4%	2,309
Lake Brandon Village	1051 West Brandon Boulevard	Brandon	FL	33511-4125	34,140	29.3%	$60,098	38,007	11.3%	$63,729	6.0%	1,207
Grand Plaza	4210 West 45th Avenue	Amarillo	TX	79109-5499	41,228	7.7%	$51,665	42,654	3.5%	$56,439	9.2%	1,458
Plaza South	710 Memorial Boulevard	Murfreesboro	TN	37129-2791	29,538	44.1%	$38,996	34,109	15.5%	$40,546	4.0%	1,045
Madison Centre	8000 Madison Boulevard	Madison	AL	35758-2035	10,854	29.2%	$63,134	11,975	10.3%	$66,150	4.8%	384
Cook’s Corner	172 Bath Road	Brunswick	ME	04011-2528	6,878	2.8%	$50,634	6,886	0.1%	$55,606	9.8%	243

A:11

Property Name	Address	City	State	Zip Code	2009 Households	Household Growth 2000-2009	2009 Median Household Income	2014 Households	Household Growth 2009-2014	2014 Median Household Income	Median Household Income Growth 2009-2014	2009 Household Density
Renaissance Centre	301 West State Road 436	Altamonte Springs	FL	32714-4133	38,794	2.6%	$53,024	40,312	3.9%	$57,271	8.0%	1,372
West Farms	1600 South East Road	Farmington	CT	06032-2610	29,308	1.1%	$60,693	29,505	0.7%	$65,950	8.7%	1,037
Ocala West	2400 SW College Road	Ocala	FL	34471-4767	13,222	21.4%	$36,414	14,745	11.5%	$40,207	10.4%	468
Genito Crossing	13100 Midlothian Turnpike	Midlothian	VA	23113-4206	15,758	24.9%	$95,768	17,455	10.8%	$104,838	9.5%	557
Bermuda Square	12607 Jefferson Davis	Chester	VA	23831-5307	11,194	24.6%	$69,305	12,419	10.9%	$75,334	8.7%	396
Central Park Office Tech	1900 Firman Drive	Richardson	TX	75081-1882	35,733	4.9%	$66,688	37,302	4.4%	$68,683	3.0%	1,264
Skyway Business Center	3002-3020 Skyway Circle South	Irving	TX	75038-4205	36,423	1.4%	$47,773	37,110	1.9%	$49,464	3.5%	1,288
Uptown	2340 West Burnside	Portland	OR	97210	60,147	11.1%	$41,460	63,692	5.9%	$44,422	7.1%	2,127
Northgate III	11901 Forestgate Drive	Dallas	TX	75243-5412	62,034	0.3%	$44,787	62,937	1.5%	$46,111	3.0%	2,194
Valwood II	2210 Hutton Drive	Carrollton	TX	75006-6853	30,596	14.9%	$62,215	32,790	7.2%	$65,665	5.5%	1,082
Valley View Commerce Park	2000 Academy Lane	Farmers Branch	TX	75234-9239	28,007	12.1%	$53,805	29,757	6.3%	$56,421	4.9%	991
Parkway Tech Center	1825 East Plano Parkway	Plano	TX	75074-8502	29,751	7.9%	$70,311	31,691	6.5%	$72,584	3.2%	1,052
Carpenter Center	8701 John W. Carpenter Freeway	Dallas	TX	75247-4642	15,682	2.3%	$31,273	16,068	2.5%	$32,399	3.6%	555
Shady Trail Business Center	11048 Shady Trail	Dallas	TX	75229-5602	28,452	4.9%	$41,768	29,537	3.8%	$42,910	2.7%	1,006
Carrier Place	1517 North Carrier Parkway	Grand Prairie	TX	75050-2375	23,327	10.5%	$40,605	24,804	6.3%	$42,136	3.8%	825
Centennial Promenade	9555 East County Line Road	Englewood	CO	80112-3501	24,006	16.3%	$89,280	26,065	8.6%	$93,327	4.5%	849
Ridgedale Festival	14000 Wayzata Boulevard	Minnetonka	MN	55305-1740	20,742	1.0%	$74,543	20,941	1.0%	$79,497	6.6%	734
Cordata Centre	4299 Meridian Street	Bellingham	WA	98226-6475	16,674	20.1%	$40,530	18,319	9.9%	$44,096	8.8%	590
Tamiami Trail	13850 SW 8th Street	Miami	FL	33184-3033	34,510	16.0%	$58,698	37,580	8.9%	$65,121	10.9%	1,221
Garden Square	8515 NW 186th Street	Hialeah	FL	33015-2555	36,371	30.4%	$65,467	40,985	12.7%	$72,249	10.4%	1,286
Kingsdale	1765 Kingsdale Center	Columbus	OH	43221-2001	47,555	-1.7%	$51,268	47,480	-0.2%	$53,908	5.1%	1,682
Post Street 150	150 Post Street	San Francisco	CA	94108-4707	184,066	3.3%	$64,505	189,793	3.1%	$70,944	10.0%	6,510
Old Town Center	50 University Avenue	Los Gatos	CA	95030-6028	17,729	2.8%	$117,763	18,322	3.3%	$126,762	7.6%	627
Rainbow Plaza	771 South Rainbow Boulevard	Las Vegas	NV	89145-6241	68,277	3.8%	$49,861	70,318	3.0%	$53,133	6.6%	2,415
Academy Place	5110 North Academy Boulevard	Colorado Springs	CO	80918-4002	40,321	2.7%	$56,358	41,557	3.1%	$59,921	6.3%	1,426
West-10 Business Center II	8042 Katy Freeway	Houston	TX	77024-1908	51,950	12.7%	$56,941	55,820	7.5%	$61,177	7.4%	1,837
Piscataway Towne Center	1306 Centennial Avenue	Piscataway	NJ	08854-4324	29,374	4.4%	$85,489	30,139	2.6%	$93,618	9.5%	1,039
Commerce Center	9000 Southwest Freeway	Houston	TX	77074-1526	89,702	10.0%	$33,599	95,327	6.3%	$35,511	5.7%	3,173
Spring Creek Centre	464 East Joyce Boulevard	Fayetteville	AR	72703-6186	16,993	30.0%	$46,018	19,191	12.9%	$49,798	8.2%	601
Shoppes of Silverlakes	18201-18391 Pines Boulevard	Pembroke Pines	FL	33029-1417	21,993	25.1%	$111,225	24,392	10.9%	$123,736	11.2%	778
Atlantic Village	953 Atlantic Boulevard	Atlantic Beach	FL	32233-3311	23,921	7.9%	$54,847	25,327	5.9%	$59,521	8.5%	846
Commonwealth	1020 North Edgewood Avenue	Jacksonville	FL	32254-2324	24,169	-1.4%	$32,824	24,510	1.4%	$35,090	6.9%	855
Fort Caroline	6060 Fort Caroline Road	Jacksonville	FL	32277-1880	25,223	10.1%	$44,993	26,905	6.7%	$48,311	7.4%	892
Monument Pointe	1531 Monument Road	Jacksonville	FL	32225-8353	25,851	24.1%	$56,622	28,784	11.4%	$61,457	8.5%	914
Oak Hill	7628 103rd Street	Jacksonville	FL	32210-9735	26,494	14.1%	$46,321	28,564	7.8%	$49,476	6.8%	937
Mandarin Mini-Storage	10601 San Jose Boulevard	Jacksonville	FL	32257-8232	25,080	12.5%	$61,493	27,018	7.7%	$65,950	7.2%	887
East Bay Plaza	3665 East Bay Drive	Largo	FL	33771-1990	45,263	-1.6%	$41,431	45,440	0.4%	$44,708	7.9%	1,601
Eustis Square	200 Ardice Avenue	Eustis	FL	32726-6239	15,308	23.6%	$40,150	17,316	13.1%	$43,448	8.2%	541
Forest Edge	5701 North Edgewater Drive	Orlando	FL	32810-5258	32,714	5.8%	$45,791	34,530	5.6%	$48,990	7.0%	1,157
Lake Mary Centre	3697 Lake Emma Road	Lake Mary	FL	32746-6121	19,420	26.5%	$73,911	21,810	12.3%	$80,105	8.4%	687
Bird Ludlum	6710 Bird Road	Miami	FL	33155-3706	55,137	-1.6%	$55,565	55,831	1.3%	$60,487	8.9%	1,950
Plaza Del Rey	10000 West Flagler Street	Miami	FL	33174-1828	60,012	3.1%	$46,571	62,155	3.6%	$50,889	9.3%	2,122
Point Royale	19101 South Dixie Highway	Miami	FL	33157-7732	39,131	9.8%	$50,516	41,602	6.3%	$55,371	9.6%	1,384
West Lakes Plaza	15000 SW 72nd Street	Miami	FL	33193-2301	60,154	12.0%	$58,146	64,402	7.1%	$64,065	10.2%	2,128
Epsilon/Diana Building	300 Clematis Street	West Palm Beach	FL	33401-4614	30,078	16.3%	$39,942	32,991	9.7%	$42,348	6.0%	1,064
EQY Building	777 17th Street	Miami Beach	FL	33139-1854	31,684	-3.0%	$45,782	31,755	0.2%	$51,514	12.5%	1,121
Parker Towne Centre	1105 East Parker Road	Plano	TX	75074-5327	35,592	9.6%	$65,296	38,200	7.3%	$67,325	3.1%	1,259
Four Corners	28519 Tomball Parkway	Tomball	TX	77375-4545	6,974	35.8%	$60,225	7,936	13.8%	$65,702	9.1%	247
Shops at Skylake	1650 NE Miami Gardens Drive	North Miami Beach	FL	33179-4900	73,309	1.3%	$40,491	75,081	2.4%	$43,771	8.1%	2,593
Plaza Alegre	14630 SW 26th Street	Miami	FL	33175-8065	40,170	18.0%	$61,116	43,915	9.3%	$67,654	10.7%	1,421
Fresh Meadows	6126 188th Street	Fresh Meadows	NY	11365-2713	194,458	-0.3%	$57,202	195,714	0.7%	$62,801	9.8%	6,878
Magruder’s Center	205 North Washington Street	Rockville	MD	20850-1702	36,231	20.4%	$97,941	39,296	8.5%	$109,672	12.0%	1,281
Courthouse Center	Four West Middle Lane	Rockville	MD	20850-2213	36,350	20.4%	$97,792	39,433	8.5%	$109,488	12.0%	1,286
Peninsula	24 Peninsula Center	Rolling Hills	CA	90274-3506	32,229	3.3%	$107,399	33,444	3.8%	$118,911	10.7%	1,140
Arundel Plaza	6650 Ritchie Highway	Glen Burnie	MD	21061-2317	27,660	-1.5%	$55,769	27,463	-0.7%	$62,343	11.8%	978
Woodgrove Festival	1001 West 75th Street	Woodridge	IL	60517-2608	41,613	4.0%	$72,129	42,486	2.1%	$75,117	4.1%	1,472
Corporex Plaza I	3902-3904 Corporex Park Drive	Tampa	FL	33619-1180	16,000	8.2%	$33,645	17,006	6.3%	$36,300	7.9%	566
President’s Plaza	4801 George Road	Tampa	FL	33634-6265	24,053	6.5%	$46,500	25,404	5.6%	$49,815	7.1%	851
Inverness Business Park	Inverness Drive	Englewood	CO	80112	18,892	29.8%	$91,588	21,185	12.1%	$96,675	5.6%	668
Avion Business	2155 Chennault	Carrollton	TX	75006-5091	71,911	10.5%	$55,863	77,161	7.3%	$58,681	5.0%	2,543
Nassau Park	251 Nassau Park Boulevard	Princeton	NJ	08540-5935	10,510	17.2%	$106,467	11,262	7.2%	$117,383	10.3%	372
Carrollwood Commons	15110 North Dale Mabry Highway	Tampa	FL	33618-1817	32,760	9.8%	$61,130	35,093	7.1%	$65,827	7.7%	1,159
Shady Oaks	2499 SW 27th Avenue	Ocala	FL	34474-4407	12,279	22.7%	$35,539	13,741	11.9%	$39,426	10.9%	434
Woodforest	435 Uvalde Road	Houston	TX	77015-3717	29,305	7.0%	$45,190	30,758	5.0%	$48,061	6.4%	1,036
Hammond Aire Plaza	9632 Airline Highway	Baton Rouge	LA	70815-5505	33,655	5.1%	$45,499	34,217	1.7%	$47,627	4.7%	1,190
Crossroads Center	2600 David H McLeod Boulevard	Florence	SC	29501-4098	12,522	10.8%	$48,091	13,188	5.3%	$51,830	7.8%	443
Mountainside Plaza	4005 East Chandler Boulevard	Phoenix	AZ	85048-8828	27,268	16.9%	$79,346	29,949	9.8%	$85,067	7.2%	964
Maplewood Plaza	1200 North University Drive	Coral Springs	FL	33071-6621	63,796	0.7%	$52,980	65,510	2.7%	$58,150	9.8%	2,256
Festival at Manassas	10320 Festival Lane	Manassas	VA	20109-3548	26,044	11.3%	$68,826	27,724	6.5%	$75,388	9.5%	921
Acadiana Square	5700 Johnston Street	Lafayette	LA	70503-5312	21,767	10.4%	$54,941	22,542	3.6%	$60,391	9.9%	770
Gallery-Greenville	605 Haywood Road	Greenville	SC	29607-2744	24,109	10.0%	$43,765	25,666	6.5%	$45,539	4.1%	853
Tri-Cities	16900 US Highway 441	Mount Dora	FL	32757-6729	16,197	24.2%	$41,349	18,342	13.2%	$44,853	8.5%	573
Greenridge	3251 Richmond Avenue	Staten Island	NY	10312-2123	64,830	11.9%	$75,759	68,417	5.5%	$83,445	10.1%	2,293
North Rivers Market	7800 River Avenue	North Charleston	SC	29406-4057	19,482	19.4%	$44,121	21,263	9.1%	$47,627	7.9%	689
Wayne Heights Plaza	1503 East Main Street	Waynesboro	PA	17268-1890	7,889	7.3%	$44,311	8,220	4.2%	$47,510	7.2%	279
River Pointe-Residential I	1600 River Pointe Drive	Conroe	TX	77304-2690	14,164	38.6%	$42,107	16,474	16.3%	$45,576	8.2%	501
Market Place of Brown Deer	9140 North Green Bay Road	Milwaukee	WI	53209-1209	19,414	1.6%	$53,603	19,615	1.0%	$56,672	5.7%	687
Brown Deer Center	9200 North Green Bay Road	Brown Deer	WI	53209-1104	19,336	1.6%	$53,703	19,538	1.0%	$56,780	5.7%	684
Shoppers World	12575 West Capitol Drive	Brookfield	WI	53005-2469	30,581	2.1%	$54,475	30,934	1.2%	$57,527	5.6%	1,082
West Allis Center	2625 South 108th Street	West Allis	WI	53227-1931	49,696	2.4%	$52,235	50,329	1.3%	$55,779	6.8%	1,758
Point Loomis	3555 South 27th Street	Milwaukee	WI	53221-1348	74,402	-1.5%	$40,696	74,046	-0.5%	$42,944	5.5%	2,631
Wayne Avenue Plaza	993 Wayne Avenue	Chambersburg	PA	17201-3895	11,358	7.1%	$40,395	11,834	4.2%	$43,465	7.6%	402
Delk Spectrum	2900 Delk Road SE	Marietta	GA	30067-5320	32,936	-0.7%	$54,756	33,502	1.7%	$57,692	5.4%	1,165

Property Name	Address	City	State	Zip Code	2010 Households	Household Growth 2000-2010	2010 Median HH Income	2015 Households	Household Growth 2010-2015	2015 Median Household Income	Median Household Income Growth 2010-2015	2010 Household Density
Renaissance Centre	301 West State Road 436	Altamonte Springs	FL	32714-4133	38,678	2.8%	$54,179	40,173	3.9%	$57,430	6.0%	1,368
West Farms	1600 South East Road	Farmington	CT	06032-2610	29,286	2.2%	$62,534	29,349	0.2%	$67,175	7.4%	1,036
Ocala West	2400 SW College Road	Ocala	FL	34471-4767	13,483	26.1%	$37,342	15,030	11.5%	$40,684	8.9%	477
Genito Crossing	13100 Midlothian Turnpike	Midlothian	VA	23113-4206	16,063	29.6%	$95,715	17,369	8.1%	$103,773	8.4%	568
Bermuda Square	12607 Jefferson Davis	Chester	VA	23831-5307	10,773	24.5%	$70,028	11,770	9.3%	$75,403	7.7%	381
Central Park Office Tech	1900 Firman Drive	Richardson	TX	75081-1882	35,810	6.4%	$67,783	37,637	5.1%	$69,135	2.0%	1,267
Skyway Business Center	3002-3020 Skyway Circle South	Irving	TX	75038-4205	36,408	1.8%	$48,274	36,864	1.3%	$49,339	2.2%	1,288
Uptown	2340 West Burnside	Portland	OR	97210	62,235	15.7%	$42,686	65,230	4.8%	$45,532	6.7%	2,201
Northgate III	11901 Forestgate Drive	Dallas	TX	75243-5412	62,435	1.4%	$45,226	63,441	1.6%	$46,015	1.7%	2,208
Valwood II	2210 Hutton Drive	Carrollton	TX	75006-6853	29,798	14.3%	$63,528	31,447	5.5%	$66,647	4.9%	1,054
Valley View Commerce Park	2000 Academy Lane	Farmers Branch	TX	75234-9239	27,932	12.9%	$54,333	29,221	4.6%	$56,307	3.6%	988
Parkway Tech Center	1825 East Plano Parkway	Plano	TX	75074-8502	31,346	12.9%	$71,342	35,207	12.3%	$73,161	2.5%	1,109
Carpenter Center	8701 John W. Carpenter Freeway	Dallas	TX	75247-4642	16,435	7.0%	$31,540	16,957	3.2%	$32,526	3.1%	581
Shady Trail Business Center	11048 Shady Trail	Dallas	TX	75229-5602	29,890	10.1%	$42,510	30,943	3.5%	$43,217	1.7%	1,057
Carrier Place	1517 North Carrier Parkway	Grand Prairie	TX	75050-2375	23,738	10.6%	$41,373	25,145	5.9%	$42,473	2.7%	840
Centennial Promenade	9555 East County Line Road	Englewood	CO	80112-3501	25,250	22.9%	$89,561	27,866	10.4%	$92,077	2.8%	893
Ridgedale Festival	14000 Wayzata Boulevard	Minnetonka	MN	55305-1740	20,503	0.1%	$76,540	20,551	0.2%	$80,527	5.2%	725
Cordata Centre	4299 Meridian Street	Bellingham	WA	98226-6475	16,988	23.2%	$41,001	18,359	8.1%	$43,825	6.9%	601
Tamiami Trail	13850 SW 8th Street	Miami	FL	33184-3033	36,197	19.8%	$59,774	38,498	6.4%	$64,647	8.2%	1,280
Garden Square	8515 NW 186th Street	Hialeah	FL	33015-2555	37,639	35.9%	$65,434	41,320	9.8%	$70,298	7.4%	1,331
Kingsdale	1765 Kingsdale Center	Columbus	OH	43221-2001	47,755	-0.7%	$53,537	47,942	0.4%	$56,306	5.2%	1,689
Post Street 150	150 Post Street	San Francisco	CA	94108-4707	193,294	8.6%	$66,700	201,575	4.3%	$72,581	8.8%	6,836
Old Town Center	50 University Avenue	Los Gatos	CA	95030-6028	17,794	4.0%	$120,581	18,388	3.3%	$127,231	5.5%	629
Rainbow Plaza	771 South Rainbow Boulevard	Las Vegas	NV	89145-6241	67,877	2.7%	$51,620	72,461	6.8%	$55,329	7.2%	2,401
Academy Place	5110 North Academy Boulevard	Colorado Springs	CO	80918-4002	41,352	5.7%	$58,276	43,346	4.8%	$61,319	5.2%	1,463
West-10 Business Center II	8042 Katy Freeway	Houston	TX	77024-1908	52,662	14.5%	$59,280	56,717	7.7%	$63,220	6.6%	1,863
Piscataway Towne Center	1306 Centennial Avenue	Piscataway	NJ	08854-4324	29,011	2.9%	$87,443	29,314	1.0%	$94,507	8.1%	1,026
Commerce Center	9000 Southwest Freeway	Houston	TX	77074-1526	89,575	10.2%	$34,597	95,405	6.5%	$36,268	4.8%	3,168
Spring Creek Centre	464 East Joyce Boulevard	Fayetteville	AR	72703-6186	17,052	29.6%	$46,599	18,821	10.4%	$49,180	5.5%	603
Shoppes of Silverlakes	18201-18391 Pines Boulevard	Pembroke Pines	FL	33029-1417	21,920	26.4%	$111,496	23,718	8.2%	$125,361	12.4%	775
Atlantic Village	953 Atlantic Boulevard	Atlantic Beach	FL	32233-3311	24,290	6.3%	$56,415	25,475	4.9%	$60,409	7.1%	859
Commonwealth	1020 North Edgewood Avenue	Jacksonville	FL	32254-2324	23,797	-2.7%	$33,570	24,023	1.0%	$35,560	5.9%	842
Fort Caroline	6060 Fort Caroline Road	Jacksonville	FL	32277-1880	24,540	7.6%	$45,906	25,841	5.3%	$48,221	5.0%	868
Monument Pointe	1531 Monument Road	Jacksonville	FL	32225-8353	26,320	23.8%	$57,488	29,028	10.3%	$61,196	6.5%	931
Oak Hill	7628 103rd Street	Jacksonville	FL	32210-9735	26,810	14.2%	$47,315	28,719	7.1%	$49,889	5.4%	948
Mandarin Mini-Storage	10601 San Jose Boulevard	Jacksonville	FL	32257-8232	24,532	11.3%	$62,826	26,188	6.8%	$65,997	5.0%	868
East Bay Plaza	3665 East Bay Drive	Largo	FL	33771-1990	45,253	-1.7%	$42,199	45,132	-0.3%	$44,704	5.9%	1,600
Eustis Square	200 Ardice Avenue	Eustis	FL	32726-6239	14,986	21.8%	$39,621	16,972	13.3%	$41,961	5.9%	530
Forest Edge	5701 North Edgewater Drive	Orlando	FL	32810-5258	31,715	4.0%	$46,558	33,495	5.6%	$49,029	5.3%	1,122
Lake Mary Centre	3697 Lake Emma Road	Lake Mary	FL	32746-6121	19,062	24.4%	$75,529	20,942	9.9%	$80,994	7.2%	674
Bird Ludlum	6710 Bird Road	Miami	FL	33155-3706	55,681	-1.2%	$56,282	56,291	1.1%	$60,559	7.6%	1,969
Plaza Del Rey	10000 West Flagler Street	Miami	FL	33174-1828	60,307	3.9%	$47,175	62,357	3.4%	$50,650	7.4%	2,133
Point Royale	19101 South Dixie Highway	Miami	FL	33157-7732	40,249	13.5%	$51,048	42,349	5.2%	$55,318	8.4%	1,424
West Lakes Plaza	15000 SW 72nd Street	Miami	FL	33193-2301	61,629	14.4%	$59,199	65,429	6.2%	$63,806	7.8%	2,180
Epsilon/Diana Building	300 Clematis Street	West Palm Beach	FL	33401-4614	28,428	10.2%	$40,465	30,114	5.9%	$42,280	4.5%	1,005
EQY Building	777 17th Street	Miami Beach	FL	33139-1854	31,690	-2.9%	$46,534	31,848	0.5%	$54,087	16.2%	1,121
Parker Towne Centre	1105 East Parker Road	Plano	TX	75074-5327	36,895	13.2%	$66,134	42,105	14.1%	$67,767	2.5%	1,305
Four Corners	28519 Tomball Parkway	Tomball	TX	77375-4545	6,273	24.8%	$60,327	6,779	8.1%	$65,758	9.0%	222
Shops at Skylake	1650 NE Miami Gardens Drive	North Miami Beach	FL	33179-4900	73,456	1.7%	$40,877	75,348	2.6%	$43,071	5.4%	2,598
Plaza Alegre	14630 SW 26th Street	Miami	FL	33175-8065	42,088	22.3%	$62,386	45,020	7.0%	$67,545	8.3%	1,489
Fresh Meadows	6126 188th Street	Fresh Meadows	NY	11365-2713	194,894	0.2%	$59,203	194,901	0.0%	$64,100	8.3%	6,893
Magruder’s Center	205 North Washington Street	Rockville	MD	20850-1702	36,502	20.7%	$100,255	38,868	6.5%	$109,975	9.7%	1,291
Courthouse Center	Four West Middle Lane	Rockville	MD	20850-2213	36,642	20.7%	$100,435	39,011	6.5%	$110,141	9.7%	1,296
Peninsula	24 Peninsula Center	Rolling Hills	CA	90274-3506	31,692	1.3%	$108,486	32,297	1.9%	$116,560	7.4%	1,121
Arundel Plaza	6650 Ritchie Highway	Glen Burnie	MD	21061-2317	27,727	-0.8%	$57,968	27,459	-1.0%	$63,586	9.7%	981
Woodgrove Festival	1001 West 75th Street	Woodridge	IL	60517-2608	41,203	2.9%	$74,036	41,446	0.6%	$77,039	4.1%	1,457
Corporex Plaza I	3902-3904 Corporex Park Drive	Tampa	FL	33619-1180	16,130	9.9%	$33,690	17,257	7.0%	$35,537	5.5%	570
President’s Plaza	4801 George Road	Tampa	FL	33634-6265	24,056	6.3%	$46,760	25,520	6.1%	$48,825	4.4%	851
Inverness Business Park	Inverness Drive	Englewood	CO	80112	20,456	41.6%	$91,715	22,467	9.8%	$93,922	2.4%	723
Avion Business	2155 Chennault	Carrollton	TX	75006-5091	73,889	12.7%	$56,793	80,188	8.5%	$58,863	3.6%	2,613
Nassau Park	251 Nassau Park Boulevard	Princeton	NJ	08540-5935	10,508	17.3%	$109,716	11,071	5.4%	$119,676	9.1%	372
Carrollwood Commons	15110 North Dale Mabry Highway	Tampa	FL	33618-1817	32,037	7.2%	$61,909	34,163	6.6%	$65,498	5.8%	1,133
Shady Oaks	2499 SW 27th Avenue	Ocala	FL	34474-4407	12,804	27.2%	$36,204	14,306	11.7%	$39,621	9.4%	453
Woodforest	435 Uvalde Road	Houston	TX	77015-3717	29,152	6.4%	$46,426	30,380	4.2%	$49,055	5.7%	1,031
Hammond Aire Plaza	9632 Airline Highway	Baton Rouge	LA	70815-5505	32,823	3.5%	$47,670	33,478	2.0%	$49,664	4.2%	1,161
Crossroads Center	2600 David H McLeod Boulevard	Florence	SC	29501-4098	12,412	11.6%	$48,434	12,946	4.3%	$51,157	5.6%	439
Mountainside Plaza	4005 East Chandler Boulevard	Phoenix	AZ	85048-8828	26,471	14.1%	$81,682	29,386	11.0%	$86,490	5.9%	936
Maplewood Plaza	1200 North University Drive	Coral Springs	FL	33071-6621	63,170	-0.7%	$53,374	64,070	1.4%	$57,122	7.0%	2,234
Festival at Manassas	10320 Festival Lane	Manassas	VA	20109-3548	25,590	9.6%	$70,481	27,284	6.6%	$76,240	8.2%	905
Acadiana Square	5700 Johnston Street	Lafayette	LA	70503-5312	21,286	9.9%	$57,718	22,377	5.1%	$62,346	8.0%	753
Gallery-Greenville	605 Haywood Road	Greenville	SC	29607-2744	24,393	11.8%	$44,225	25,943	6.4%	$45,285	2.4%	863
Tri-Cities	16900 US Highway 441	Mount Dora	FL	32757-6729	16,049	23.0%	$41,156	18,222	13.5%	$43,749	6.3%	568
Greenridge	3251 Richmond Avenue	Staten Island	NY	10312-2123	65,992	13.7%	$79,282	69,070	4.7%	$86,412	9.0%	2,334
North Rivers Market	7800 River Avenue	North Charleston	SC	29406-4057	20,449	24.5%	$45,375	22,595	10.5%	$48,297	6.4%	723
Wayne Heights Plaza	1503 East Main Street	Waynesboro	PA	17268-1890	7,957	9.4%	$46,724	8,259	3.8%	$50,539	8.2%	281
River Pointe-Residential I	1600 River Pointe Drive	Conroe	TX	77304-2690	14,384	39.1%	$43,278	16,856	17.2%	$46,465	7.4%	509
Market Place of Brown Deer	9140 North Green Bay Road	Milwaukee	WI	53209-1209	19,024	-0.8%	$55,446	18,818	-1.1%	$57,294	3.3%	673
Brown Deer Center	9200 North Green Bay Road	Brown Deer	WI	53209-1104	18,930	-0.7%	$55,459	18,731	-1.1%	$57,302	3.3%	670
Shoppers World	12575 West Capitol Drive	Brookfield	WI	53005-2469	30,158	0.9%	$56,289	30,061	-0.3%	$58,668	4.2%	1,067
West Allis Center	2625 South 108th Street	West Allis	WI	53227-1931	48,441	-0.1%	$54,582	48,076	-0.8%	$57,875	6.0%	1,713
Point Loomis	3555 South 27th Street	Milwaukee	WI	53221-1348	74,857	-0.5%	$42,174	74,108	-1.0%	$44,315	5.1%	2,648
Wayne Avenue Plaza	993 Wayne Avenue	Chambersburg	PA	17201-3895	11,421	9.2%	$42,549	11,835	3.6%	$45,147	6.1%	404
Delk Spectrum	2900 Delk Road SE	Marietta	GA	30067-5320	33,294	0.6%	$57,173	33,768	1.4%	$59,425	3.9%	1,178

A:12

Property Name	Address	City	State	Zip Code	2009 Households	Household Growth 2000-2009	2009 Median Household Income	2014 Households	Household Growth 2009-2014	2014 Median Household Income	Median Household Income Growth 2009-2014	2009 Household Density
Bloomingdale Square	855 East Bloomingdale Avenue	Brandon	FL	33511-8113	28,590	23.7%	$70,323	31,915	11.6%	$76,042	8.1%	1,011
Spring Valley 6	2221 Lakeside Blvd	Richardson	TX	75082-4305	31,761	3.5%	$67,649	33,029	4.0%	$69,782	3.2%	1,123
Autobahn	2306 NE Loop 410	San Antonio	TX	78217-5603	37,067	4.4%	$41,992	38,610	4.2%	$44,152	5.1%	1,311
Bandera Festival	8407 Bandera Road	San Antonio	TX	78228-2574	48,591	26.7%	$61,976	54,301	11.8%	$65,660	5.9%	1,719
Benchmark Crossing	5757 Hollister	Houston	TX	77040-5715	44,276	8.1%	$40,655	46,781	5.7%	$42,881	5.5%	1,566
Centennial	East Huntland Drive	Austin	TX	78752	65,332	2.4%	$38,244	67,773	3.7%	$40,055	4.7%	2,311
El Campo	1270 North Mechanic Street	El Campo	TX	77437-2614	4,671	-0.8%	$39,429	4,621	-1.1%	$42,712	8.3%	165
Hedwig	10945 Westheimer Road	Houston	TX	77042-3203	83,762	14.3%	$47,892	90,482	8.0%	$50,312	5.1%	2,962
Market at First Colony	3591 Highway Six	Sugar Land	TX	77478-4404	31,298	33.5%	$90,259	36,164	15.6%	$95,858	6.2%	1,107
Mason Park Centre	501 South Mason Road	Katy	TX	77450-2491	31,515	32.0%	$92,167	35,671	13.2%	$99,414	7.9%	1,115
Rosemeade Park	2515 E Rosemeade Parkway	Carrollton	TX	75007-2036	62,273	19.5%	$62,804	69,642	11.8%	$65,687	4.6%	2,202
University Park	615 East University Drive	College Station	TX	77840-1803	33,212	10.6%	$26,590	35,484	6.8%	$29,324	10.3%	1,175
Park Northern	8021 North 35th Avenue	Phoenix	AZ	85051-5867	72,673	4.3%	$41,502	76,443	5.2%	$44,067	6.2%	2,570
Southwest Walgreen’s		Phoenix	AZ		66,774	8.7%	$40,588	71,705	7.4%	$43,465	7.1%	2,362
Town ‘N Country Plaza	7555 West Hillsborough Avenue	Tampa	FL	33615-4103	30,374	7.5%	$47,994	32,187	6.0%	$51,662	7.6%	1,074
Crossroads Square	70 North University Drive	Pembroke Pines	FL	33024-6730	55,161	2.3%	$53,829	56,915	3.2%	$59,092	9.8%	1,951
McMinn Plaza	927 Decatur Pike	Athens	TN	37303-3037	7,006	9.8%	$34,182	7,362	5.1%	$36,389	6.5%	248
Twin Lakes	455 Highway 321 North	Lenoir City	TN	37771-2064	6,273	15.4%	$42,493	6,781	8.1%	$45,666	7.5%	222
Central Plaza	5916 West Loop 289	Lubbock	TX	79424-1117	34,986	11.1%	$48,355	37,117	6.1%	$53,567	10.8%	1,237
Vista Ridge Plaza I	420 East Round Grove Road	Lewisville	TX	75067-8307	34,028	28.0%	$68,675	38,608	13.5%	$72,543	5.6%	1,203
Shops at Vista Ridge	500 East Round Grove Road	Lewisville	TX	75067-8309	33,055	28.8%	$69,015	37,588	13.7%	$72,843	5.5%	1,169
Vista Ridge Plaza II	420 East FM 3040	Lewisville	TX	75067-8307	34,002	27.9%	$68,749	38,574	13.5%	$72,602	5.6%	1,203
Belair Center	8400 East Eight Mile Road	Detroit	MI	48234-1109	53,698	-5.2%	$34,946	52,197	-2.8%	$35,567	1.8%	1,899
Country Club	1515 Northgate Mile	Idaho Falls	ID	83401-2014	20,491	13.2%	$44,206	22,159	8.1%	$47,720	7.9%	725
Land-University Park		College Station	TX		33,263	10.1%	$27,487	35,462	6.6%	$30,233	10.0%	1,176
Spring Valley Commons	9003 Two Notch Road	Columbia	SC	29223-5800	16,801	14.8%	$52,815	18,111	7.8%	$56,446	6.9%	594
Town & Country	1012-1038 Buenaventura Blvd	Kissimmee	FL	34743-7865	25,079	48.3%	$51,082	29,756	18.7%	$55,877	9.4%	887
Chastain Square	4279 Roswell Road	Atlanta	GA	30342-3769	39,008	15.2%	$87,598	42,295	8.4%	$96,119	9.7%	1,380
McAlpin Square	1900 East Victory Drive	Savannah	GA	31404-3713	31,634	-1.2%	$33,547	31,889	0.8%	$36,150	7.8%	1,119
Moore Plaza	5545 South Padre Island Drive	Corpus Christi	TX	78411-4107	46,210	5.0%	$45,999	47,631	3.1%	$48,502	5.4%	1,634
Lennox Town Center	1647 Olentangy River Road	Columbus	OH	43212-1494	55,903	-2.8%	$33,853	55,502	-0.7%	$35,478	4.8%	1,977
Sun Center	3622 West Dublin Granville Rd	Columbus	OH	43235-4901	36,500	6.8%	$66,565	37,883	3.8%	$69,386	4.2%	1,291
Perimeter Center	6644-6804 Perimeter Loop Road	Dublin	OH	43017-3204	17,207	39.7%	$85,444	19,638	14.1%	$89,236	4.4%	609
Derby Square	2161 Stringtown Road	Grove City	OH	43123-2989	17,155	17.9%	$60,362	18,457	7.6%	$64,741	7.3%	607
Barboursville Center	Five Mall Road	Barboursville	WV	25504-1822	4,933	2.4%	$43,464	5,002	1.4%	$46,169	6.2%	174
South Main Street Plaza	2250 South Main Street	Bellefontaine	OH	43311-8904	5,921	0.5%	$42,798	5,916	-0.1%	$44,991	5.1%	209
Shoppes at Turnberry	1701-1797 Hill Road North	Pickerington	OH	43147-8732	20,778	35.8%	$67,711	23,505	13.1%	$71,455	5.5%	735
H.H. Greg	1371 Main Street	Hamilton	OH	45013-1635	19,883	8.9%	$42,381	20,828	4.8%	$44,624	5.3%	703
Easton Market	3740 Easton Market	Columbus	OH	43219-6025	42,405	6.6%	$46,828	43,832	3.4%	$48,449	3.5%	1,500
Dublin Village	6561 Dublin Center Drive	Dublin	OH	43017-5079	35,550	9.5%	$69,318	37,287	4.9%	$72,331	4.3%	1,257
Washington Park Plaza	615 Lyons Road	Dayton	OH	45459-3978	23,795	1.7%	$64,772	23,914	0.5%	$67,689	4.5%	842
Hamden	2300 Dixwell Avenue	Hamden	CT	06514-2108	24,594	2.3%	$61,922	24,975	1.6%	$67,512	9.0%	870
Cameron Creek Business Park	9210 Cameron Road	Austin	TX	78754-3918	43,523	6.2%	$39,429	45,796	5.2%	$41,417	5.0%	1,539
Land-Cameron Creek		Austin	TX		50,529	3.8%	$40,624	52,936	4.8%	$42,605	4.9%	1,787
Daniel Village	2803 Wrightsboro Road	Augusta	GA	30909-3913	27,925	-5.7%	$31,701	27,347	-2.1%	$33,256	4.9%	988
Dubuque	255 John F Kennedy Road	Dubuque	IA	52002-5313	20,945	5.0%	$44,323	21,506	2.7%	$47,380	6.9%	741
Davenport Center	3808 Brady Street	Davenport	IA	52806-6008	31,773	1.2%	$43,817	32,105	1.0%	$46,293	5.7%	1,124
Big Curve	320 West 32nd Street	Yuma	AZ	85364-8187	22,252	18.8%	$43,121	24,471	10.0%	$46,588	8.0%	787
Calumet Center	500 River Oaks West	Calumet City	IL	60409-5443	45,813	-6.2%	$46,140	44,402	-3.1%	$48,482	5.1%	1,620
Kostner	1740 North Kostner Avenue	Chicago	IL	60639-4703	164,760	-2.7%	$42,691	162,986	-1.1%	$45,764	7.2%	5,827
Chicago-87th Street	125 West 87th Street	Chicago	IL	60620-1304	99,867	-7.1%	$38,723	96,245	-3.6%	$41,000	5.9%	3,532
Elston Center	5033 North Elston Avenue	Chicago	IL	60630-1707	130,002	-4.2%	$53,269	127,644	-1.8%	$57,428	7.8%	4,598
Countryside Plaza	140 Countryside Plaza	Countryside	IL	60525-3981	26,375	-2.4%	$74,775	26,190	-0.7%	$79,685	6.6%	933
Crestwood Center	13200 South Cicero Avenue	Crestwood	IL	60445-1426	33,486	-0.2%	$56,008	33,577	0.3%	$60,395	7.8%	1,184
Forest Park	7600 West Roosevelt Road	Forest Park	IL	60130-2273	84,357	-7.5%	$53,704	81,160	-3.8%	$57,586	7.2%	2,984
Matteson Center	21000 South Cicero Avenue	Matteson	IL	60443-1696	19,824	10.0%	$64,112	20,786	4.9%	$67,777	5.7%	701
Niles Center	8500 West Golf Road	Niles	IL	60714-1154	50,204	0.1%	$66,732	50,316	0.2%	$70,834	6.1%	1,776
Mount Prospect Center	1500 South Elmhurst Road	Mount Prospect	IL	60056-5205	43,106	-3.2%	$61,662	42,549	-1.3%	$65,460	6.2%	1,525
Norridge Center	4210 North Harlem Avenue	Norridge	IL	60634-1223	104,504	-4.0%	$55,753	102,558	-1.9%	$59,755	7.2%	3,696
Oak Lawn Center	4101 West 95th Street	Oak Lawn	IL	60453-2613	64,997	-4.8%	$61,436	63,612	-2.1%	$65,659	6.9%	2,299
Oakbrook Terrace	17W734 22nd Street	Oakbrook Terrace	IL	60181-4402	33,911	3.6%	$68,116	34,565	1.9%	$70,732	3.8%	1,199
Schaumburg	1311 Golf Road	Schaumburg	IL	60173-4879	32,765	-2.4%	$68,192	32,495	-0.8%	$72,332	6.1%	1,159
Skokie	9435 Skokie Boulevard	Skokie	IL	60077-1312	53,381	1.0%	$75,807	53,885	0.9%	$80,876	6.7%	1,888
Downers Grove	7401 Lemont Road	Downers Grove	IL	60516-3805	42,116	3.9%	$72,102	42,962	2.0%	$75,111	4.2%	1,490
Naper West Plaza	510 South State Route 59	Naperville	IL	60540-0915	32,878	15.2%	$83,959	34,924	6.2%	$88,207	5.1%	1,163
Northfield Square Mall	1175 East Main Street	Carbondale	IL	62901-3126	10,005	2.8%	$18,805	10,111	1.1%	$20,435	8.7%	354
Evergreen Square	901 West Lake Avenue	Peoria	IL	61614-5987	36,179	-1.1%	$44,921	36,116	-0.2%	$47,976	6.8%	1,280
Cresthill	North Larkin	Crest Hill	IL	60435	40,504	26.2%	$48,454	45,318	11.9%	$51,834	7.0%	1,433
Griffith Center	430 West Ridge Road	Griffith	IN	46319-1018	27,288	-1.9%	$49,834	27,165	-0.5%	$52,845	6.0%	965
Merrillville Center	6063 Broadway	Merrillville	IN	46410-2683	19,720	0.1%	$45,817	19,802	0.4%	$48,011	4.8%	697
East Washington	North Shadeland	Indianapolis	IN	46219	31,576	-3.2%	$39,926	31,163	-1.3%	$41,531	4.0%	1,117
Roeland Center	4950 Roe Boulevard	Roeland Park	KS	66205-1110	43,561	0.0%	$46,509	44,053	1.1%	$48,471	4.2%	1,541
Girardeau	300 West Park Mall	Cape Girardeau	MO	63703-6357	13,025	6.6%	$36,300	13,502	3.7%	$39,609	9.1%	461
Kansas Center	4707 East Bannister Road	Kansas City	MO	64137-1201	22,996	-2.4%	$38,906	22,819	-0.8%	$40,632	4.4%	813
Gladstone Kmart Plaza	4820 North Oak Trafficway	Kansas City	MO	64118-4691	29,446	2.6%	$46,929	30,389	3.2%	$49,474	5.4%	1,041
O’Fallon		O’Fallon	MO	63366	23,913	40.9%	$68,518	27,622	15.5%	$74,175	8.3%	846
Cave Springs Crossing	4045 Veterans Memorial Parkway	Saint Peters	MO	63376-6421	23,282	6.1%	$64,072	24,350	4.6%	$67,822	5.9%	823
Bridgeton	12222 Saint Charles Rock Road	Hazelwood	MO	63044-2501	18,510	-1.2%	$51,561	18,408	-0.6%	$55,045	6.8%	655
Overland Crossing	8901 Page Avenue	Overland	MO	63114-6119	44,422	-2.2%	$44,606	43,762	-1.5%	$46,857	5.0%	1,571
Deer Creek	Laclede Station Road	Maplewood	MO	63143	61,899	0.2%	$53,012	61,896	0.0%	$57,487	8.4%	2,189
Dunn Center	2855 Dunn Road	Florissant	MO	63033-6705	40,075	-4.1%	$43,199	39,008	-2.7%	$45,311	4.9%	1,417
Oklahoma City II		Oklahoma City	OK		36,289	0.3%	$33,124	36,746	1.3%	$36,057	8.9%	1,283
Wellness Center-Eastwick	2821 Island Avenue	Philadelphia	PA	19153-2300	55,668	-4.8%	$37,595	54,293	-2.5%	$40,635	8.1%	1,969

Property Name	Address	City	State	Zip Code	2010 Households	Household Growth 2000-2010	2010 Median HH Income	2015 Households	Household Growth 2010-2015	2015 Median Household Income	Median Household Income Growth 2010-2015	2010 Household Density
Bloomingdale Square	855 East Bloomingdale Avenue	Brandon	FL	33511-8113	28,251	22.3%	$70,442	31,444	11.3%	$75,077	6.6%	999
Spring Valley 6	2221 Lakeside Blvd	Richardson	TX	75082-4305	32,297	5.1%	$68,408	34,026	5.4%	$69,965	2.3%	1,142
Autobahn	2306 NE Loop 410	San Antonio	TX	78217-5603	37,556	5.0%	$42,770	39,349	4.8%	$44,487	4.0%	1,328
Bandera Festival	8407 Bandera Road	San Antonio	TX	78228-2574	47,653	27.3%	$63,464	53,022	11.3%	$66,709	5.1%	1,685
Benchmark Crossing	5757 Hollister	Houston	TX	77040-5715	44,189	8.4%	$41,827	46,739	5.8%	$43,520	4.0%	1,563
Centennial	East Huntland Drive	Austin	TX	78752	63,983	1.0%	$39,233	66,374	3.7%	$41,072	4.7%	2,263
El Campo	1270 North Mechanic Street	El Campo	TX	77437-2614	4,696	-1.0%	$41,107	4,672	-0.5%	$44,487	8.2%	166
Hedwig	10945 Westheimer Road	Houston	TX	77042-3203	83,031	14.6%	$49,221	89,677	8.0%	$51,653	4.9%	2,937
Market at First Colony	3591 Highway Six	Sugar Land	TX	77478-4404	31,448	35.7%	$92,549	36,976	17.6%	$97,917	5.8%	1,112
Mason Park Centre	501 South Mason Road	Katy	TX	77450-2491	30,530	28.4%	$93,233	33,808	10.7%	$99,601	6.8%	1,080
Rosemeade Park	2515 E Rosemeade Parkway	Carrollton	TX	75007-2036	64,652	23.9%	$64,073	74,184	14.7%	$66,044	3.1%	2,287
University Park	615 East University Drive	College Station	TX	77840-1803	33,386	12.6%	$27,185	35,593	6.6%	$29,470	8.4%	1,181
Park Northern	8021 North 35th Avenue	Phoenix	AZ	85051-5867	72,424	3.5%	$42,327	77,363	6.8%	$44,312	4.7%	2,561
Southwest Walgreen’s		Phoenix	AZ		66,549	7.9%	$41,358	72,096	8.3%	$44,030	6.5%	2,354
Town ‘N Country Plaza	7555 West Hillsborough Avenue	Tampa	FL	33615-4103	30,449	7.4%	$48,172	32,445	6.6%	$50,300	4.4%	1,077
Crossroads Square	70 North University Drive	Pembroke Pines	FL	33024-6730	55,228	2.2%	$54,518	56,384	2.1%	$58,517	7.3%	1,953
McMinn Plaza	927 Decatur Pike	Athens	TN	37303-3037	7,071	12.1%	$33,919	7,399	4.6%	$35,232	3.9%	250
Twin Lakes	455 Highway 321 North	Lenoir City	TN	37771-2064	6,640	21.0%	$42,251	7,233	8.9%	$44,537	5.4%	235
Central Plaza	5916 West Loop 289	Lubbock	TX	79424-1117	35,521	13.2%	$49,654	37,457	5.5%	$54,450	9.7%	1,256
Vista Ridge Plaza I	420 East Round Grove Road	Lewisville	TX	75067-8307	34,408	30.3%	$70,110	39,239	14.0%	$72,488	3.4%	1,217
Shops at Vista Ridge	500 East Round Grove Road	Lewisville	TX	75067-8309	34,369	32.8%	$70,392	39,252	14.2%	$72,789	3.4%	1,216
Vista Ridge Plaza II	420 East FM 3040	Lewisville	TX	75067-8307	34,532	30.0%	$70,230	39,355	14.0%	$72,588	3.4%	1,221
Belair Center	8400 East Eight Mile Road	Detroit	MI	48234-1109	52,912	-5.9%	$35,386	50,924	-3.8%	$35,797	1.2%	1,871
Country Club	1515 Northgate Mile	Idaho Falls	ID	83401-2014	20,894	16.1%	$44,923	22,803	9.1%	$47,452	5.6%	739
Land-University Park		College Station	TX		33,527	11.8%	$28,259	35,674	6.4%	$30,567	8.2%	1,186
Spring Valley Commons	9003 Two Notch Road	Columbia	SC	29223-5800	16,678	14.4%	$53,369	18,001	7.9%	$56,130	5.2%	590
Town & Country	1012-1038 Buenaventura Blvd	Kissimmee	FL	34743-7865	25,288	48.8%	$51,095	30,013	18.7%	$54,188	6.1%	894
Chastain Square	4279 Roswell Road	Atlanta	GA	30342-3769	40,066	18.9%	$92,102	43,194	7.8%	$100,492	9.1%	1,417
McAlpin Square	1900 East Victory Drive	Savannah	GA	31404-3713	32,148	0.3%	$34,046	32,873	2.3%	$36,491	7.2%	1,137
Moore Plaza	5545 South Padre Island Drive	Corpus Christi	TX	78411-4107	46,259	4.9%	$47,581	47,170	2.0%	$49,820	4.7%	1,636
Lennox Town Center	1647 Olentangy River Road	Columbus	OH	43212-1494	56,232	-2.2%	$34,914	56,112	-0.2%	$36,866	5.6%	1,989
Sun Center	3622 West Dublin Granville Rd	Columbus	OH	43235-4901	36,570	7.5%	$67,932	37,923	3.7%	$70,312	3.5%	1,293
Perimeter Center	6644-6804 Perimeter Loop Road	Dublin	OH	43017-3204	15,866	29.4%	$87,736	17,107	7.8%	$91,996	4.9%	561
Derby Square	2161 Stringtown Road	Grove City	OH	43123-2989	17,664	21.4%	$62,198	18,846	6.7%	$66,105	6.3%	625
Barboursville Center	Five Mall Road	Barboursville	WV	25504-1822	4,969	6.1%	$44,229	5,061	1.9%	$46,367	4.8%	176
South Main Street Plaza	2250 South Main Street	Bellefontaine	OH	43311-8904	5,913	1.2%	$43,459	5,879	-0.6%	$44,948	3.4%	209
Shoppes at Turnberry	1701-1797 Hill Road North	Pickerington	OH	43147-8732	21,076	37.0%	$67,928	23,144	9.8%	$70,253	3.4%	745
H.H. Greg	1371 Main Street	Hamilton	OH	45013-1635	19,590	7.8%	$42,568	20,227	3.3%	$44,022	3.4%	693
Easton Market	3740 Easton Market	Columbus	OH	43219-6025	42,853	7.9%	$47,862	44,033	2.8%	$49,388	3.2%	1,516
Dublin Village	6561 Dublin Center Drive	Dublin	OH	43017-5079	35,389	9.8%	$70,959	36,995	4.5%	$73,472	3.5%	1,252
Washington Park Plaza	615 Lyons Road	Dayton	OH	45459-3978	24,141	1.7%	$65,418	23,855	-1.2%	$67,687	3.5%	854
Hamden	2300 Dixwell Avenue	Hamden	CT	06514-2108	24,388	2.0%	$63,877	24,419	0.1%	$68,761	7.6%	863
Cameron Creek Business Park	9210 Cameron Road	Austin	TX	78754-3918	44,143	7.2%	$40,529	46,511	5.4%	$42,234	4.2%	1,561
Land-Cameron Creek		Austin	TX		50,793	4.1%	$41,524	52,905	4.2%	$43,618	5.0%	1,796
Daniel Village	2803 Wrightsboro Road	Augusta	GA	30909-3913	27,743	-5.8%	$31,953	27,068	-2.4%	$33,031	3.4%	981
Dubuque	255 John F Kennedy Road	Dubuque	IA	52002-5313	20,957	5.0%	$45,522	21,310	1.7%	$48,010	5.5%	741
Davenport Center	3808 Brady Street	Davenport	IA	52806-6008	32,447	4.1%	$45,383	32,996	1.7%	$47,576	4.8%	1,148
Big Curve	320 West 32nd Street	Yuma	AZ	85364-8187	22,837	21.2%	$43,169	25,251	10.6%	$45,159	4.6%	808
Calumet Center	500 River Oaks West	Calumet City	IL	60409-5443	45,675	-6.0%	$47,232	44,334	-2.9%	$48,773	3.3%	1,615
Kostner	1740 North Kostner Avenue	Chicago	IL	60639-4703	163,227	-3.3%	$43,819	160,442	-1.7%	$46,641	6.4%	5,773
Chicago-87th Street	125 West 87th Street	Chicago	IL	60620-1304	99,382	-7.3%	$39,728	95,952	-3.5%	$41,225	3.8%	3,515
Elston Center	5033 North Elston Avenue	Chicago	IL	60630-1707	130,541	-3.5%	$54,818	128,125	-1.9%	$58,343	6.4%	4,617
Countryside Plaza	140 Countryside Plaza	Countryside	IL	60525-3981	26,368	-1.9%	$76,362	26,084	-1.1%	$80,576	5.5%	933
Crestwood Center	13200 South Cicero Avenue	Crestwood	IL	60445-1426	32,949	-1.3%	$57,587	32,686	-0.8%	$61,232	6.3%	1,165
Forest Park	7600 West Roosevelt Road	Forest Park	IL	60130-2273	84,641	-7.1%	$55,053	81,761	-3.4%	$58,178	5.7%	2,994
Matteson Center	21000 South Cicero Avenue	Matteson	IL	60443-1696	19,787	10.3%	$65,594	20,275	2.5%	$67,736	3.3%	700
Niles Center	8500 West Golf Road	Niles	IL	60714-1154	49,966	0.1%	$68,092	49,464	-1.0%	$71,545	5.1%	1,767
Mount Prospect Center	1500 South Elmhurst Road	Mount Prospect	IL	60056-5205	43,689	-2.1%	$63,141	43,159	-1.2%	$65,944	4.4%	1,545
Norridge Center	4210 North Harlem Avenue	Norridge	IL	60634-1223	104,990	-3.2%	$57,291	103,085	-1.8%	$60,571	5.7%	3,713
Oak Lawn Center	4101 West 95th Street	Oak Lawn	IL	60453-2613	64,429	-5.3%	$63,031	62,768	-2.6%	$66,652	5.7%	2,279
Oakbrook Terrace	17W734 22nd Street	Oakbrook Terrace	IL	60181-4402	33,897	4.4%	$69,870	34,291	1.2%	$72,128	3.2%	1,199
Schaumburg	1311 Golf Road	Schaumburg	IL	60173-4879	32,906	-1.9%	$69,641	32,558	-1.1%	$72,667	4.3%	1,164
Skokie	9435 Skokie Boulevard	Skokie	IL	60077-1312	53,872	1.8%	$77,663	54,101	0.4%	$81,530	5.0%	1,905
Downers Grove	7401 Lemont Road	Downers Grove	IL	60516-3805	41,764	2.8%	$74,131	42,007	0.6%	$77,188	4.1%	1,477
Naper West Plaza	510 South State Route 59	Naperville	IL	60540-0915	33,351	16.5%	$86,399	35,079	5.2%	$90,237	4.4%	1,180
Northfield Square Mall	1175 East Main Street	Carbondale	IL	62901-3126	10,066	3.4%	$19,546	10,042	-0.2%	$20,998	7.4%	356
Evergreen Square	901 West Lake Avenue	Peoria	IL	61614-5987	36,081	-1.5%	$46,057	35,707	-1.0%	$48,469	5.2%	1,276
Cresthill	North Larkin	Crest Hill	IL	60435	40,576	26.3%	$50,198	45,058	11.1%	$53,785	7.1%	1,435
Griffith Center	430 West Ridge Road	Griffith	IN	46319-1018	27,519	-0.8%	$51,074	27,374	-0.5%	$53,304	4.4%	973
Merrillville Center	6063 Broadway	Merrillville	IN	46410-2683	19,853	0.9%	$46,598	19,876	0.1%	$48,316	3.7%	702
East Washington	North Shadeland	Indianapolis	IN	46219	31,355	-3.5%	$39,886	30,878	-1.5%	$40,787	2.3%	1,109
Roeland Center	4950 Roe Boulevard	Roeland Park	KS	66205-1110	42,424	-2.7%	$47,674	42,438	0.0%	$49,573	4.0%	1,500
Girardeau	300 West Park Mall	Cape Girardeau	MO	63703-6357	13,181	7.7%	$36,355	13,563	2.9%	$38,458	5.8%	466
Kansas Center	4707 East Bannister Road	Kansas City	MO	64137-1201	22,933	-3.1%	$40,022	22,630	-1.3%	$40,938	2.3%	811
Gladstone Kmart Plaza	4820 North Oak Trafficway	Kansas City	MO	64118-4691	29,460	2.6%	$47,703	30,478	3.5%	$49,626	4.0%	1,042
O’Fallon		O’Fallon	MO	63366	24,717	42.1%	$71,453	28,203	14.1%	$77,730	8.8%	874
Cave Springs Crossing	4045 Veterans Memorial Parkway	Saint Peters	MO	63376-6421	23,416	7.6%	$66,082	24,906	6.4%	$69,003	4.4%	828
Bridgeton	12222 Saint Charles Rock Road	Hazelwood	MO	63044-2501	18,329	-3.1%	$52,737	17,955	-2.0%	$55,132	4.5%	648
Overland Crossing	8901 Page Avenue	Overland	MO	63114-6119	43,872	-3.5%	$45,134	42,768	-2.5%	$46,621	3.3%	1,552
Deer Creek	Laclede Station Road	Maplewood	MO	63143	61,772	0.1%	$53,804	61,412	-0.6%	$57,609	7.1%	2,185
Dunn Center	2855 Dunn Road	Florissant	MO	63033-6705	39,929	-3.9%	$43,543	38,831	-2.8%	$44,623	2.5%	1,412
Oklahoma City II		Oklahoma City	OK		36,188	0.6%	$34,067	36,458	0.8%	$36,978	8.5%	1,280
Wellness Center-Eastwick	2821 Island Avenue	Philadelphia	PA	19153-2300	56,265	-3.5%	$38,417	55,269	-1.8%	$40,546	5.5%	1,990

A:13

Property Name	Address	City	State	Zip Code	2009 Households	Household Growth 2000-2009	2009 Median Household Income	2014 Households	Household Growth 2009-2014	2014 Median Household Income	Median Household Income Growth 2009-2014	2009 Household Density
Westgate Plaza	2610 South Soncy Road	Amarillo	TX	79124-2302	16,249	6.9%	$51,224	17,018	4.7%	$56,392	10.1%	575
Corsicana	1600 North Business 45	Corsicana	TX	75110-2713	8,268	4.8%	$31,429	8,548	3.4%	$32,903	4.7%	292
North Richland Hills	Davis Boulevard	North Richland Hills	TX	76180	38,244	9.4%	$56,259	40,674	6.4%	$59,779	6.3%	1,353
Coral Way Plaza	8755 SW 24th Street	Miami	FL	33165-2005	66,035	0.1%	$46,990	67,391	2.1%	$51,032	8.6%	2,336
Butterfield Square	2000 Butterfield Road	Downers Grove	IL	60515-1055	32,201	0.6%	$69,393	32,289	0.3%	$71,795	3.5%	1,139
East Woodfield Square	1733 East Woodfield Road	Schaumburg	IL	60173-5112	32,087	-2.4%	$68,228	31,752	-1.0%	$72,416	6.1%	1,135
Linwood Square	4445 East 10th Street	Indianapolis	IN	46201-2708	44,546	-2.7%	$32,814	44,132	-0.9%	$34,282	4.5%	1,575
Wellness Center-Trexlertown	Route 222	Trexlertown	PA	18087	13,510	50.2%	$77,279	15,723	16.4%	$83,470	8.0%	478
Colony Plaza	4707 Highway Six	Missouri City	TX	77459-3988	32,808	32.9%	$87,367	37,825	15.3%	$92,955	6.4%	1,160
Cypress Village	13135 Louetta Road	Cypress	TX	77429-5155	21,673	43.4%	$97,023	25,199	16.3%	$105,782	9.0%	767
I-45/Telephone Road Cntr	3337 Telephone Road	Houston	TX	77023-5401	50,525	7.8%	$31,197	53,370	5.6%	$33,460	7.3%	1,787
McKinney Centre	1970 North Central Expressway	McKinney	TX	75070-2908	14,499	43.2%	$50,586	17,055	17.6%	$53,401	5.6%	513
Little York	West Little York Road	Houston	TX	77076	22,521	18.5%	$62,152	24,556	9.0%	$66,279	6.6%	797
Northway Park II	4849 Homestead Road	Houston	TX	77028-5814	26,716	2.2%	$24,062	27,619	3.4%	$25,841	7.4%	945
Railwood Industrial Park II	9051 Spikewood Drive	Houston	TX	77078-4505	12,754	7.1%	$31,240	13,441	5.4%	$33,399	6.9%	451
Lincoln Place Centre	6109 North Illinois Street	Fairview Heights	IL	62208-2714	11,769	16.8%	$58,517	12,635	7.4%	$62,736	7.2%	416
Black Canyon Tech Center	18008 North Black Canyon Hwy	Phoenix	AZ	85053-1770	57,206	10.1%	$53,561	61,471	7.5%	$57,733	7.8%	2,023
Summit Park	14046 Summit Drive #100	Austin	TX	78729-2518	33,246	30.3%	$59,824	37,782	13.6%	$62,795	5.0%	1,176
Tucson Tech Center	3661 North Campbell Avenue	Tucson	AZ	85719-1527	54,721	7.0%	$30,517	57,943	5.9%	$32,591	6.8%	1,935
Aerotech R&D	1915 AeroTech Drive	Colorado Springs	CO	80916-4219	25,851	2.2%	$40,890	26,552	2.7%	$43,362	6.0%	914
Academy Point Atrium II	1150 Academy Park Loop	Colorado Springs	CO	80910-3714	35,479	-3.4%	$36,877	35,582	0.3%	$39,025	5.8%	1,255
Broadbent Business Park	2709 Pan American Freeway	Albuquerque	NM	87107-1650	43,852	4.0%	$34,939	45,447	3.6%	$37,428	7.1%	1,551
Land-Broadbent		Albuquerque	NM		50,915	4.2%	$34,968	52,839	3.8%	$37,309	6.7%	1,801
Land-Summit Park		Austin	TX		50,529	3.8%	$40,624	52,936	4.8%	$42,605	4.9%	1,787
Millcreek Commons	936 Richards Road	Antioch	TN	37013-3200	34,977	12.1%	$44,042	37,021	5.8%	$46,420	5.4%	1,237
Battlewood	2176 Hillsboro Road	Franklin	TN	37069-6230	5,042	22.3%	$111,000	5,615	11.4%	$120,788	8.8%	178
Regal Distribution Center	4747 Leston Street	Dallas	TX	75247-5713	13,942	-2.7%	$32,572	13,970	0.2%	$33,633	3.3%	493
Cherry Grove Plaza	440 Ohio Pike	Cincinnati	OH	45255-3348	18,492	-5.4%	$61,775	18,068	-2.3%	$64,046	3.7%	654
Shoppes at Mason	5210 State Route 741	Mason	OH	45040-2337	13,574	40.9%	$87,403	15,606	15.0%	$95,452	9.2%	480
Beckett Commons	8160 Princeton Glendale Road	West Chester	OH	45069-5883	13,416	16.8%	$75,927	14,388	7.3%	$78,275	3.1%	474
Westchester Plaza	7855 Tylersville Road	West Chester	OH	45069-2510	19,454	15.6%	$84,970	20,826	7.1%	$91,491	7.7%	688
Hamilton Meadows	1474 Main Street	Hamilton	OH	45013-1088	18,787	9.6%	$43,170	19,741	5.1%	$45,370	5.1%	664
East Pointe Crossing	7000 East Broad Street	Columbus	OH	43213-1519	27,102	18.4%	$54,411	29,188	7.7%	$57,404	5.5%	959
Northgate Plaza	7345 State Route Three	Westerville	OH	43082-8654	17,025	16.3%	$95,900	18,354	7.8%	$104,888	9.4%	602
Windmiller Plaza I	1045 Hill Road North	Pickerington	OH	43147-8666	17,346	39.0%	$72,993	19,765	14.0%	$78,010	6.9%	613
Worthington Park Centre	1365 Worthington Centre Drive	Worthington	OH	43085-4901	33,222	9.7%	$55,584	34,911	5.1%	$59,107	6.3%	1,175
Bent Tree Plaza	14460 New Falls of Neuse	Raleigh	NC	27614-8227	12,304	137.4%	$76,307	15,908	29.3%	$81,906	7.3%	435
Lake Pine Plaza	910 US Highway 64 West	Apex	NC	27523-7184	22,963	21.9%	$84,100	25,605	11.5%	$88,522	5.3%	812
Maynard Crossing	1203 NW Maynard Road	Cary	NC	27513	35,653	32.7%	$80,944	40,822	14.5%	$86,844	7.3%	1,261
Kernersville Marketplace	971 South Main Street	Kernersville	NC	27284-7439	13,518	28.0%	$52,542	15,181	12.3%	$55,480	5.6%	478
Evans Crossing	2834 Washington Road	Augusta	GA	30909-2140	21,912	2.5%	$49,845	22,360	2.0%	$53,841	8.0%	775
Franklin Square	1303 US Highway 127 S Ste 106	Frankfort	KY	40601-4385	7,867	4.1%	$42,620	8,034	2.1%	$44,730	5.0%	278
Lakeshore Village	23201 Marter Road	Saint Clair Shores	MI	48080-2729	33,070	-4.5%	$55,267	32,221	-2.6%	$55,670	0.7%	1,170
Saint Ann Square	10423 Saint Charles Rock Road	Saint Ann	MO	63074-1815	30,628	-3.3%	$42,668	30,019	-2.0%	$44,949	5.3%	1,083
Brookville Plaza	7805 Timberlake Road	Lynchburg	VA	24502-2601	12,666	12.9%	$50,768	13,477	6.4%	$55,408	9.1%	448
Statler Square	850 Statler Boulevard	Staunton	VA	24401-4885	11,321	7.2%	$41,568	11,489	1.5%	$45,528	9.5%	400
Creekside	2350 SE Green Oaks Boulevard	Arlington	TX	76018-0917	30,354	35.2%	$66,601	34,611	14.0%	$70,691	6.1%	1,074
Village Center-Southlake	2110 E Southlake Boulevard	Southlake	TX	76092-6527	19,238	16.7%	$92,471	20,934	8.8%	$97,647	5.6%	680
Nashboro Village	2292 Murfreesboro Pike	Nashville	TN	37217-3313	25,311	16.6%	$49,768	27,247	7.7%	$52,933	6.4%	895
Garner Towne Square	2700 Timber Drive	Garner	NC	27529-2591	17,030	34.0%	$43,667	19,621	15.2%	$45,247	3.6%	602
Lloyd King Center	6350 Sheridan Boulevard	Arvada	CO	80003-6645	48,805	-3.0%	$48,317	48,700	-0.2%	$51,158	5.9%	1,726
Cheyenne Meadows	815 Cheyenne Meadows Road	Colorado Springs	CO	80906-4902	22,367	2.6%	$44,611	23,101	3.3%	$46,570	4.4%	791
Shiloh Springs	6850 North Shiloh Road	Garland	TX	75044-2912	28,877	14.0%	$76,032	31,189	8.0%	$80,509	5.9%	1,021
Bethany Park Place	1212 East Bethany Drive	Allen	TX	75002-5843	22,416	69.1%	$85,251	27,359	22.1%	$90,258	5.9%	793
Stroh Ranch	12959 South Parker Road	Parker	CO	80134-3447	13,154	85.7%	$89,960	16,546	25.8%	$94,371	4.9%	465
Woodmen Plaza	3578 Hartsel Drive Suite A	Colorado Springs	CO	80920-2104	33,603	20.7%	$70,455	36,760	9.4%	$75,345	6.9%	1,188
Preston Brook-Frisco	7500 Preston Road	Frisco	TX	75034-5615	25,789	145.3%	$87,334	34,017	31.9%	$92,164	5.5%	912
Beauclerc Village	9700 San Jose Boulevard	Jacksonville	FL	32257-5436	25,441	10.0%	$55,672	27,169	6.8%	$59,704	7.2%	900
Franklin Towne Center	3391 State Route 27	Somerset	NJ	08823-1358	15,965	11.7%	$92,586	16,780	5.1%	$101,903	10.1%	565
Village on the Park	2350 South Parker Road	Denver	CO	80231-5942	72,804	4.9%	$47,200	75,727	4.0%	$48,979	3.8%	2,575
Phar-Mor Plaza	351 Englewood Parkway	Englewood	CO	80110-2303	48,638	0.0%	$47,712	49,499	1.8%	$50,132	5.1%	1,720
Heritage West	11088 West Jewel Avenue	Lakewood	CO	80232-6139	36,726	1.7%	$61,155	37,171	1.2%	$64,890	6.1%	1,299
Quincy Place	4261 South Buckley Road	Aurora	CO	80013-2952	51,388	18.4%	$70,041	55,984	8.9%	$73,182	4.5%	1,817
Spring Creek	1654 South Circle Drive	Colorado Springs	CO	80910-4433	41,761	-1.4%	$37,549	42,392	1.5%	$39,650	5.6%	1,477
East Bank	4042 South Parker Road	Aurora	CO	80014-4131	49,249	11.8%	$60,470	52,583	6.8%	$62,745	3.8%	1,742
West 38th Street	2630 West 38th Street	Denver	CO	80211-2104	59,497	4.7%	$39,747	61,398	3.2%	$42,551	7.1%	2,104
Shops at West Melbourne	1500 West New Haven Avenue	West Melbourne	FL	32904-3906	23,390	25.9%	$40,953	26,307	12.5%	$44,953	9.8%	827
Marshalls	1355 Oaklawn Avenue	Cranston	RI	02920-2622	24,588	1.4%	$56,354	24,640	0.2%	$62,025	10.1%	870
South Plains	6801 Slide Road	Lubbock	TX	79424-1517	39,275	11.9%	$50,586	41,786	6.4%	$56,291	11.3%	1,389
Poca Fiesta	1020 West Southern Avenue	Mesa	AZ	85210-4804	61,436	3.7%	$46,116	64,406	4.8%	$49,220	6.7%	2,173
Wellington Park	6430 Tryon Road	Cary	NC	27511-7050	21,454	14.2%	$72,873	23,356	8.9%	$76,079	4.4%	759
Bayshore Gardens	6040 14th Street West	Bradenton	FL	34207-4104	34,599	3.5%	$36,478	36,186	4.6%	$39,955	9.5%	1,224
Lafayette Market Place	3500 State Road 38 East	Lafayette	IN	47905-5164	27,536	8.1%	$38,305	28,973	5.2%	$39,444	3.0%	974
Hermes	455 East 500 South Street	Salt Lake City	UT	84111-3323	53,286	0.8%	$40,575	54,893	3.0%	$43,142	6.3%	1,885
Pine Street 1881	1881 Pine Street	Saint Louis	MO	63103-2264	46,426	0.4%	$27,551	46,556	0.3%	$30,262	9.8%	1,642
Apollo Computer	300 Apollo Drive	Chelmsford	MA	01824-3626	28,605	-0.1%	$59,774	28,637	0.1%	$65,456	9.5%	1,012
Linear Technology	1630 McCarthy Boulevard	Milpitas	CA	95035-7417	37,001	20.8%	$98,343	40,728	10.1%	$107,263	9.1%	1,309
Manhattan Towers	1230-1240 Rosecrans Avenue	Manhattan Beach	CA	90266-2416	72,485	5.0%	$75,417	75,654	4.4%	$85,161	12.9%	2,564
Gateway West	3838 East Van Buren Street	Phoenix	AZ	85008-6982	38,642	12.6%	$34,129	41,869	8.4%	$36,821	7.9%	1,367
Sorrento 10505	10505 Sorrento Road	San Diego	CA	92121-1608	27,258	28.4%	$76,496	30,698	12.6%	$88,131	15.2%	964
Volusia Point	1808 West Intl Speedway Blvd	Daytona Beach	FL	32114-1248	18,055	3.1%	$29,796	18,748	3.8%	$32,111	7.8%	639
Bowater	5120 Great Oak Drive	Lakeland	FL	33815-3180	3,440	10.4%	$48,655	3,688	7.2%	$54,987	13.0%	122
Continental Can	Touhy Avenue	Elk Grove Village	IL	60007	25,066	-4.6%	$57,847	24,562	-2.0%	$61,814	6.9%	887

Property Name	Address	City	State	Zip Code	2010 Households	Household Growth 2000-2010	2010 Median HH Income	2015 Households	Household Growth 2010-2015	2015 Median Household Income	Median Household Income Growth 2010-2015	2010 Household Density
Westgate Plaza	2610 South Soncy Road	Amarillo	TX	79124-2302	16,231	8.2%	$55,753	16,763	3.3%	$60,203	8.0%	574
Corsicana	1600 North Business 45	Corsicana	TX	75110-2713	8,375	6.1%	$32,530	8,608	2.8%	$33,553	3.1%	296
North Richland Hills	Davis Boulevard	North Richland Hills	TX	76180	37,866	8.5%	$57,292	40,502	7.0%	$60,739	6.0%	1,339
Coral Way Plaza	8755 SW 24th Street	Miami	FL	33165-2005	66,844	1.2%	$47,682	68,304	2.2%	$51,221	7.4%	2,364
Butterfield Square	2000 Butterfield Road	Downers Grove	IL	60515-1055	31,961	0.8%	$71,319	31,868	-0.3%	$73,318	2.8%	1,130
East Woodfield Square	1733 East Woodfield Road	Schaumburg	IL	60173-5112	31,770	-2.4%	$69,538	31,361	-1.3%	$72,562	4.3%	1,124
Linwood Square	4445 East 10th Street	Indianapolis	IN	46201-2708	43,721	-4.3%	$32,730	42,918	-1.8%	$33,685	2.9%	1,546
Wellness Center-Trexlertown	Route 222	Trexlertown	PA	18087	13,622	50.4%	$78,749	15,131	11.1%	$84,527	7.3%	482
Colony Plaza	4707 Highway Six	Missouri City	TX	77459-3988	33,468	36.8%	$90,348	39,363	17.6%	$95,478	5.7%	1,184
Cypress Village	13135 Louetta Road	Cypress	TX	77429-5155	21,443	40.4%	$100,339	23,422	9.2%	$108,624	8.3%	758
I-45/Telephone Road Cntr	3337 Telephone Road	Houston	TX	77023-5401	51,753	10.2%	$32,429	54,851	6.0%	$34,920	7.7%	1,830
McKinney Centre	1970 North Central Expressway	McKinney	TX	75070-2908	15,733	58.0%	$50,186	18,988	20.7%	$52,897	5.4%	556
Little York	West Little York Road	Houston	TX	77076	22,657	17.7%	$64,611	24,398	7.7%	$68,019	5.3%	801
Northway Park II	4849 Homestead Road	Houston	TX	77028-5814	26,591	2.1%	$24,909	27,458	3.3%	$27,055	8.6%	940
Railwood Industrial Park II	9051 Spikewood Drive	Houston	TX	77078-4505	12,807	8.0%	$32,344	13,553	5.8%	$34,533	6.8%	453
Lincoln Place Centre	6109 North Illinois Street	Fairview Heights	IL	62208-2714	11,813	17.2%	$59,773	12,411	5.1%	$63,465	6.2%	418
Black Canyon Tech Center	18008 North Black Canyon Hwy	Phoenix	AZ	85053-1770	55,612	8.3%	$54,979	60,383	8.6%	$58,474	6.4%	1,967
Summit Park	14046 Summit Drive #100	Austin	TX	78729-2518	32,949	30.5%	$61,836	36,880	11.9%	$64,345	4.1%	1,165
Tucson Tech Center	3661 North Campbell Avenue	Tucson	AZ	85719-1527	54,916	7.5%	$31,353	58,246	6.1%	$33,177	5.8%	1,942
Aerotech R&D	1915 AeroTech Drive	Colorado Springs	CO	80916-4219	26,347	4.3%	$42,145	27,770	5.4%	$44,400	5.4%	932
Academy Point Atrium II	1150 Academy Park Loop	Colorado Springs	CO	80910-3714	36,379	-0.7%	$38,323	37,543	3.2%	$40,347	5.3%	1,287
Broadbent Business Park	2709 Pan American Freeway	Albuquerque	NM	87107-1650	43,549	4.7%	$36,499	45,241	3.9%	$38,953	6.7%	1,540
Land-Broadbent		Albuquerque	NM		51,112	4.7%	$36,359	53,138	4.0%	$38,397	5.6%	1,808
Land-Summit Park		Austin	TX		50,793	4.1%	$41,524	52,905	4.2%	$43,618	5.0%	1,796
Millcreek Commons	936 Richards Road	Antioch	TN	37013-3200	35,141	12.4%	$44,639	36,938	5.1%	$46,373	3.9%	1,243
Battlewood	2176 Hillsboro Road	Franklin	TN	37069-6230	5,100	25.1%	$114,119	5,777	13.3%	$121,151	6.2%	180
Regal Distribution Center	4747 Leston Street	Dallas	TX	75247-5713	14,245	1.2%	$33,086	14,403	1.1%	$33,994	2.7%	504
Cherry Grove Plaza	440 Ohio Pike	Cincinnati	OH	45255-3348	20,548	5.0%	$64,500	20,868	1.6%	$67,380	4.5%	727
Shoppes at Mason	5210 State Route 741	Mason	OH	45040-2337	13,564	39.8%	$88,337	15,171	11.9%	$95,327	7.9%	480
Beckett Commons	8160 Princeton Glendale Road	West Chester	OH	45069-5883	14,203	22.2%	$75,909	14,972	5.4%	$78,965	4.0%	502
Westchester Plaza	7855 Tylersville Road	West Chester	OH	45069-2510	19,645	17.3%	$85,904	20,872	6.3%	$91,406	6.4%	695
Hamilton Meadows	1474 Main Street	Hamilton	OH	45013-1088	18,523	8.5%	$43,367	19,176	3.5%	$44,785	3.3%	655
East Pointe Crossing	7000 East Broad Street	Columbus	OH	43213-1519	27,844	21.4%	$55,864	29,218	4.9%	$58,358	4.5%	985
Northgate Plaza	7345 State Route Three	Westerville	OH	43082-8654	17,646	22.0%	$99,081	19,120	8.4%	$108,206	9.2%	624
Windmiller Plaza I	1045 Hill Road North	Pickerington	OH	43147-8666	17,307	40.5%	$73,327	19,111	10.4%	$76,217	3.9%	612
Worthington Park Centre	1365 Worthington Centre Drive	Worthington	OH	43085-4901	32,990	9.4%	$56,484	34,431	4.4%	$59,331	5.0%	1,167
Bent Tree Plaza	14460 New Falls of Neuse	Raleigh	NC	27614-8227	14,391	172.5%	$77,878	16,736	16.3%	$84,832	8.9%	509
Lake Pine Plaza	910 US Highway 64 West	Apex	NC	27523-7184	23,366	24.5%	$86,346	26,458	13.2%	$90,432	4.7%	826
Maynard Crossing	1203 NW Maynard Road	Cary	NC	27513	37,432	40.3%	$83,658	42,336	13.1%	$88,855	6.2%	1,324
Kernersville Marketplace	971 South Main Street	Kernersville	NC	27284-7439	13,383	28.6%	$53,881	14,723	10.0%	$56,285	4.5%	473
Evans Crossing	2834 Washington Road	Augusta	GA	30909-2140	22,144	2.5%	$50,568	22,487	1.6%	$53,482	5.8%	783
Franklin Square	1303 US Highway 127 S Ste 106	Frankfort	KY	40601-4385	8,027	6.0%	$43,859	8,180	1.9%	$45,884	4.6%	284
Lakeshore Village	23201 Marter Road	Saint Clair Shores	MI	48080-2729	32,224	-6.2%	$55,558	31,200	-3.2%	$55,597	0.1%	1,140
Saint Ann Square	10423 Saint Charles Rock Road	Saint Ann	MO	63074-1815	30,019	-4.9%	$43,100	29,111	-3.0%	$44,696	3.7%	1,062
Brookville Plaza	7805 Timberlake Road	Lynchburg	VA	24502-2601	12,986	17.2%	$51,570	13,771	6.0%	$55,045	6.7%	459
Statler Square	850 Statler Boulevard	Staunton	VA	24401-4885	11,423	8.2%	$41,806	11,524	0.9%	$44,889	7.4%	404
Creekside	2350 SE Green Oaks Boulevard	Arlington	TX	76018-0917	31,734	40.5%	$67,832	35,074	10.5%	$71,013	4.7%	1,122
Village Center-Southlake	2110 E Southlake Boulevard	Southlake	TX	76092-6527	19,505	18.8%	$94,429	21,455	10.0%	$99,961	5.9%	690
Nashboro Village	2292 Murfreesboro Pike	Nashville	TN	37217-3313	25,433	16.6%	$50,047	27,056	6.4%	$52,171	4.2%	900
Garner Towne Square	2700 Timber Drive	Garner	NC	27529-2591	17,476	39.5%	$44,683	20,284	16.1%	$45,816	2.5%	618
Lloyd King Center	6350 Sheridan Boulevard	Arvada	CO	80003-6645	49,783	-0.1%	$48,977	50,525	1.5%	$51,346	4.8%	1,761
Cheyenne Meadows	815 Cheyenne Meadows Road	Colorado Springs	CO	80906-4902	22,638	4.6%	$46,013	23,875	5.5%	$48,015	4.4%	801
Shiloh Springs	6850 North Shiloh Road	Garland	TX	75044-2912	28,912	14.9%	$76,436	31,171	7.8%	$79,954	4.6%	1,023
Bethany Park Place	1212 East Bethany Drive	Allen	TX	75002-5843	23,204	73.0%	$87,155	28,230	21.7%	$90,957	4.4%	821
Stroh Ranch	12959 South Parker Road	Parker	CO	80134-3447	13,773	92.1%	$93,374	16,828	22.2%	$97,378	4.3%	487
Woodmen Plaza	3578 Hartsel Drive Suite A	Colorado Springs	CO	80920-2104	34,522	23.5%	$72,496	37,583	8.9%	$77,036	6.3%	1,221
Preston Brook-Frisco	7500 Preston Road	Frisco	TX	75034-5615	23,965	126.0%	$89,445	29,279	22.2%	$94,271	5.4%	848
Beauclerc Village	9700 San Jose Boulevard	Jacksonville	FL	32257-5436	24,815	8.2%	$56,711	26,275	5.9%	$59,397	4.7%	878
Franklin Towne Center	3391 State Route 27	Somerset	NJ	08823-1358	15,993	13.2%	$94,938	16,818	5.2%	$103,679	9.2%	566
Village on the Park	2350 South Parker Road	Denver	CO	80231-5942	72,160	4.9%	$47,355	75,504	4.6%	$48,627	2.7%	2,552
Phar-Mor Plaza	351 Englewood Parkway	Englewood	CO	80110-2303	48,962	0.5%	$47,845	50,520	3.2%	$50,066	4.6%	1,732
Heritage West	11088 West Jewel Avenue	Lakewood	CO	80232-6139	36,917	2.6%	$62,343	37,316	1.1%	$65,052	4.3%	1,306
Quincy Place	4261 South Buckley Road	Aurora	CO	80013-2952	49,923	15.5%	$70,167	53,802	7.8%	$72,718	3.6%	1,766
Spring Creek	1654 South Circle Drive	Colorado Springs	CO	80910-4433	42,407	0.9%	$38,755	44,073	3.9%	$40,726	5.1%	1,500
East Bank	4042 South Parker Road	Aurora	CO	80014-4131	47,599	8.4%	$60,492	50,547	6.2%	$62,238	2.9%	1,683
West 38th Street	2630 West 38th Street	Denver	CO	80211-2104	60,895	7.8%	$40,445	63,184	3.8%	$43,456	7.4%	2,154
Shops at West Melbourne	1500 West New Haven Avenue	West Melbourne	FL	32904-3906	22,909	24.4%	$41,130	24,890	8.7%	$44,258	7.6%	810
Marshalls	1355 Oaklawn Avenue	Cranston	RI	02920-2622	24,064	1.0%	$58,560	23,907	-0.7%	$63,663	8.7%	851
South Plains	6801 Slide Road	Lubbock	TX	79424-1517	39,922	14.0%	$52,412	42,095	5.4%	$57,173	9.1%	1,412
Poca Fiesta	1020 West Southern Avenue	Mesa	AZ	85210-4804	61,495	4.1%	$47,065	65,683	6.8%	$49,791	5.8%	2,175
Wellington Park	6430 Tryon Road	Cary	NC	27511-7050	21,731	16.8%	$74,324	24,188	11.3%	$77,004	3.6%	769
Bayshore Gardens	6040 14th Street West	Bradenton	FL	34207-4104	32,897	0.5%	$35,843	34,212	4.0%	$38,193	6.6%	1,163
Lafayette Market Place	3500 State Road 38 East	Lafayette	IN	47905-5164	27,736	9.5%	$39,808	28,898	4.2%	$40,667	2.2%	981
Hermes	455 East 500 South Street	Salt Lake City	UT	84111-3323	53,252	1.3%	$41,476	55,061	3.4%	$44,034	6.2%	1,883
Pine Street 1881	1881 Pine Street	Saint Louis	MO	63103-2264	47,501	2.5%	$28,134	47,260	-0.5%	$30,548	8.6%	1,680
Apollo Computer	300 Apollo Drive	Chelmsford	MA	01824-3626	28,732	0.6%	$61,865	28,714	-0.1%	$66,820	8.0%	1,016
Linear Technology	1630 McCarthy Boulevard	Milpitas	CA	95035-7417	39,183	28.7%	$100,643	42,169	7.6%	$108,049	7.4%	1,386
Manhattan Towers	1230-1240 Rosecrans Avenue	Manhattan Beach	CA	90266-2416	72,274	5.3%	$77,740	74,884	3.6%	$85,983	10.6%	2,556
Gateway West	3838 East Van Buren Street	Phoenix	AZ	85008-6982	38,700	13.1%	$34,843	42,514	9.9%	$37,349	7.2%	1,369
Sorrento 10505	10505 Sorrento Road	San Diego	CA	92121-1608	27,104	27.5%	$77,928	29,479	8.8%	$87,238	11.9%	959
Volusia Point	1808 West Intl Speedway Blvd	Daytona Beach	FL	32114-1248	18,286	4.7%	$30,579	18,913	3.4%	$32,300	5.6%	647
Bowater	5120 Great Oak Drive	Lakeland	FL	33815-3180	3,371	10.9%	$49,627	3,636	7.9%	$55,277	11.4%	119
Continental Can	Touhy Avenue	Elk Grove Village	IL	60007	24,768	-4.4%	$59,049	24,208	-2.3%	$61,754	4.6%	876

A:14

Property Name	Address	City	State	Zip Code	2009 Households	Household Growth 2000-2009	2009 Median Household Income	2014 Households	Household Growth 2009-2014	2014 Median Household Income	Median Household Income Growth 2009-2014	2009 Household Density
Plaza Paseo Del Norte	9201 Coors Boulevard NW	Albuquerque	NM	87114-4003	27,808	39.8%	$65,218	31,842	14.5%	$70,075	7.4%	984
Sycamore Plaza	8070 Academy Road NE	Albuquerque	NM	87111-1159	56,306	12.2%	$51,537	60,174	6.9%	$55,517	7.7%	1,991
Space Center	5019 Pulaski Street	Dallas	TX	75247-5929	10,420	0.3%	$32,271	10,604	1.8%	$33,705	4.4%	369
Ensley Square	1765 East Nine Mile Road	Pensacola	FL	32514-5479	17,643	9.7%	$42,982	18,748	6.3%	$45,931	6.9%	624
Pine Tree Plaza	410 Blanding Boulevard	Orange Park	FL	32073-5051	23,518	16.7%	$55,495	25,926	10.2%	$59,643	7.5%	832
Regency Court	9041 Southside Boulevard	Jacksonville	FL	32256-5484	27,688	40.6%	$62,469	32,002	15.6%	$68,361	9.4%	979
Town Square	112 South West Shore Boulevard	Tampa	FL	33609-2539	32,313	8.3%	$53,154	34,443	6.6%	$57,952	9.0%	1,143
Boynton Lakes Plaza	4740 North Congress Avenue	Boynton Beach	FL	33426-7909	41,247	13.5%	$47,930	44,576	8.1%	$52,508	9.6%	1,459
Braelinn Village	1101 North Peachtree Parkway	Peachtree City	GA	30269-4209	9,546	31.8%	$84,351	10,793	13.1%	$88,775	5.2%	338
Briarcliff LaVista	4006 Lavista Road	Tucker	GA	30084-5205	34,503	2.0%	$61,040	35,347	2.5%	$63,932	4.7%	1,220
Briarcliff Village	2162 Henderson Mill Road NE	Atlanta	GA	30345-3762	34,528	1.9%	$61,557	35,340	2.4%	$64,520	4.8%	1,221
Buckhead Court	3850 Roswell Road NE	Atlanta	GA	30342-4418	45,219	18.9%	$86,532	49,582	9.7%	$94,933	9.7%	1,599
Cromwell Square	3788 Roswell Road NE	Atlanta	GA	30342-4417	45,685	19.1%	$86,524	50,125	9.7%	$94,936	9.7%	1,616
Cumming 400	580 Atlanta Road	Cumming	GA	30040-2744	10,744	81.8%	$68,706	13,509	25.7%	$73,608	7.1%	380
Dunwoody Hall	5500 Chamblee Dunwoody Road	Atlanta	GA	30338-4165	34,431	1.0%	$73,603	35,386	2.8%	$78,689	6.9%	1,218
Dunwoody Village	1317 Dunwoody Village Parkway	Dunwoody	GA	30338-4124	34,491	0.7%	$73,590	35,406	2.7%	$78,696	6.9%	1,220
Loehmann’s Plaza-Atlanta	2470 Briarcliff Road NE	Atlanta	GA	30329-3012	59,147	13.4%	$67,113	63,565	7.5%	$72,158	7.5%	2,092
Highland Square	3213 Highway Six	Sugar Land	TX	77478-4366	30,018	33.2%	$90,785	34,665	15.5%	$96,324	6.1%	1,062
Milford Commons	999 North Dupont Boulevard	Milford	DE	19963-1072	5,561	21.9%	$44,473	6,144	10.5%	$47,755	7.4%	197
Lantana Village	1301 South Dixie Highway	Lantana	FL	33462-5411	29,272	7.5%	$44,315	31,042	6.1%	$47,822	7.9%	1,035
Summerlin Square	1520 Colonial Boulevard	Fort Myers	FL	33907-1022	27,484	24.0%	$43,477	31,120	13.2%	$46,969	8.0%	972
Memorial Bend	5158 Memorial Drive Suite 402	Stone Mountain	GA	30083-3111	40,861	1.2%	$44,049	41,685	2.0%	$45,319	2.9%	1,445
Paces Ferry Plaza	1261 West Paces Ferry Road	Atlanta	GA	30327-2305	30,402	17.5%	$83,551	33,242	9.3%	$90,866	8.8%	1,075
Powers Ferry Square	3714 Roswell Road	Atlanta	GA	30342-4417	45,315	19.7%	$87,279	49,810	9.9%	$95,700	9.6%	1,603
Powers Ferry Village	6300 Powers Ferry Road NW	Marietta	GA	30339-2919	23,762	2.5%	$71,976	24,515	3.2%	$76,447	6.2%	840
Roswell Village	649 Holcomb Bridge Road	Roswell	GA	30076-1511	25,417	3.1%	$73,689	26,489	4.2%	$81,514	10.6%	899
Sandy Springs Village	6650 Roswell Road NE	Atlanta	GA	30328-3167	32,279	0.9%	$73,868	33,241	3.0%	$79,733	7.9%	1,142
Trowbridge Crossing	7525 Roswell Road	Atlanta	GA	30350-4838	31,422	-1.6%	$72,249	31,959	1.7%	$77,410	7.1%	1,111
Glenwood Village	2603 Glenwood Avenue	Raleigh	NC	27608-1044	38,772	23.0%	$53,569	43,521	12.3%	$56,904	6.2%	1,371
Marketplace-Murfreesboro	1954 Old Fort Parkway	Murfreesboro	TN	37129-6900	20,697	54.7%	$44,465	24,817	19.9%	$47,157	6.1%	732
Harpeth Village Fieldstone	2020 Fieldstone Parkway	Franklin	TN	37069-4337	7,095	34.2%	$88,664	8,166	15.1%	$95,882	8.1%	251
Peartree Village	210 Franklin Road	Brentwood	TN	37027-3218	12,200	25.9%	$96,421	13,597	11.5%	$103,785	7.6%	431
Merchants Village	520 Folly Road	Charleston	SC	29412-3019	21,741	8.2%	$46,863	22,752	4.7%	$50,316	7.4%	769
Palm Trails Plaza	1101 South Military Trail	Deerfield Beach	FL	33442-7645	54,092	1.4%	$46,793	55,864	3.3%	$50,642	8.2%	1,913
Chamblee Plaza	5528 Peachtree Industrial Blvd	Chamblee	GA	30341-2218	36,813	6.5%	$59,409	38,437	4.4%	$62,454	5.1%	1,302
Mableton Crossing	4875 Floyd Road	Mableton	GA	30126-1379	20,107	15.0%	$56,960	21,638	7.6%	$59,891	5.1%	711
Family Center at Taylorsville	5600 South Redwood Road	Taylorsville	UT	84123-5323	45,444	5.8%	$53,673	47,510	4.6%	$57,525	7.2%	1,607
Family Center at Fort Union	900 East Fort Union Boulevard	Midvale	UT	84047-1714	47,665	6.1%	$57,470	50,031	5.0%	$61,506	7.0%	1,686
Family Center at Riverdale 510	1050 West Riverdale Road	Riverdale	UT	84405-3721	23,880	4.4%	$51,863	24,819	3.9%	$56,324	8.6%	845
Family Center at Orem	130 East University Parkway	Orem	UT	84058-7686	41,079	18.0%	$46,505	45,600	11.0%	$50,151	7.8%	1,453
Family Center at 33rd South	93 West 3300 South	Salt Lake City	UT	84115-3740	51,829	3.4%	$41,444	53,979	4.2%	$44,008	6.2%	1,833
Family Place at Logan	50 East 400 North	Logan	UT	84321-4021	19,401	18.1%	$38,528	21,270	9.6%	$41,497	7.7%	686
Family Center at Las Vegas	2100 West Charleston Boulevard	Las Vegas	NV	89102-2224	68,634	-0.1%	$33,350	69,459	1.2%	$35,228	5.6%	2,427
Family Center at Rapid City	740-780 Mountain View	Rapid City	SD	57702-2519	21,248	7.5%	$39,793	22,181	4.4%	$42,866	7.7%	751
Family Center at Ogden	21 Harrisville Road	Ogden	UT	84404-3975	22,042	12.8%	$41,763	23,700	7.5%	$44,586	6.8%	780
Springfield Commons	1120 South Holland-Sylvania Road	Toledo	OH	43615-4516	27,126	4.1%	$45,899	27,538	1.5%	$48,248	5.1%	959
Oviedo Park Crossing	Red Bug Lake Road	Oviedo	FL	32765	20,294	21.0%	$78,163	22,448	10.6%	$84,180	7.7%	718
Merriam Town Center	5700 Antioch Road	Merriam	KS	66202-2015	38,043	1.2%	$50,940	38,822	2.1%	$53,732	5.5%	1,345
Candlers Station	3700 Candlers Mountain Road	Lynchburg	VA	24502-2267	12,652	4.9%	$35,170	13,085	3.4%	$37,334	6.2%	447
Shoppes at 104	14601 SW 104th Street	Miami	FL	33186-2905	54,240	11.3%	$58,927	57,924	6.8%	$64,463	9.4%	1,918
Highlands Square	1100 Dunn Avenue	Jacksonville	FL	32218-4832	15,674	21.0%	$46,432	17,195	9.7%	$50,377	8.5%	554
Silverlake	3158 Dixie Highway	Erlanger	KY	41018-1850	27,378	3.2%	$53,627	28,098	2.6%	$57,402	7.0%	968
Plaza at Sunset Hills	10980 Sunset Plaza	Saint Louis	MO	63127-1229	23,995	-0.3%	$66,194	23,980	-0.1%	$70,303	6.2%	849
Promenade at Brentwood	One Brentwood Promenade Court	Brentwood	MO	63144-1428	50,498	-1.4%	$56,896	50,122	-0.7%	$61,097	7.4%	1,786
Keller Plaza	4500 LeMay Ferry Road	Saint Louis	MO	63129-1614	38,325	2.7%	$59,578	38,774	1.2%	$63,601	6.8%	1,355
Gravois Village Plaza	4523 Gravois Village Plaza	High Ridge	MO	63049-1838	13,987	8.5%	$66,624	14,569	4.2%	$71,941	8.0%	495
Southtowne Centre	4621 Chippewa Street	Saint Louis	MO	63116-1610	82,880	-0.9%	$39,533	82,734	-0.2%	$43,174	9.2%	2,931
Northland Square	303 Collins Road NE	Cedar Rapids	IA	52402-3118	31,664	13.1%	$53,339	33,664	6.3%	$56,772	6.4%	1,120
Morris Corners	1425 East Battlefield Street	Springfield	MO	65804-3701	35,279	7.4%	$39,953	36,943	4.7%	$42,469	6.3%	1,248
Olympic Oaks Village	12109 Manchester Road	Des Peres	MO	63131-4310	21,516	0.8%	$85,207	21,635	0.6%	$90,369	6.1%	761
Heritage Business Center	9177 Dutton Drive	Twinsburg	OH	44087-1956	11,665	10.5%	$77,514	12,192	4.5%	$82,473	6.4%	413
Hardline Services	180 Lena Drive	Aurora	OH	44202-9202	7,597	16.6%	$63,539	8,113	6.8%	$66,563	4.8%	269
VSA Building	9300 Dutton Drive	Twinsburg	OH	44087-1968	11,705	10.5%	$77,385	12,236	4.5%	$82,343	6.4%	414
Alumax Building	3000 Crane Drive	Streetsboro	OH	44241	7,075	15.3%	$60,123	7,521	6.3%	$62,857	4.5%	250
Steris Building	5960 Heisley Road	Mentor	OH	44060-1834	19,591	7.4%	$59,121	20,254	3.4%	$62,484	5.7%	693
American Plaza	3144 S Kingshighway Boulevard	Saint Louis	MO	63139-1118	87,291	-0.5%	$38,689	87,333	0.1%	$42,231	9.2%	3,087
Norfolk Commerce Center	5365-5505 Robin Hood Road	Norfolk	VA	23513-2416	39,601	1.5%	$43,952	39,979	1.0%	$48,373	10.1%	1,401
Walgreen’s-Brentwood	2401 South Brentwood Boulevard	Brentwood	MO	63144-2301	47,736	-1.2%	$61,046	47,285	-0.9%	$65,398	7.1%	1,688
Walgreen’s Plaza		Saint Louis	MO		29,962	-0.1%	$66,390	29,930	-0.1%	$70,090	5.6%	1,060
Home Quarters-Saint Louis	6303 South Lindbergh Boulevard	Saint Louis	MO	63123-7803	39,390	0.9%	$56,343	39,522	0.3%	$60,137	6.7%	1,393
Hauppauge	381 Nesconset Highway	Hauppauge	NY	11788-2516	24,443	2.5%	$89,398	24,700	1.1%	$98,950	10.7%	864
Blankenship	7800 Kempwood Drive	Houston	TX	77055-1024	53,649	8.6%	$40,373	56,825	5.9%	$42,761	5.9%	1,897
Mill Avenue 420	420 Mill Avenue	Tempe	AZ	85281-2828	39,956	10.4%	$36,540	43,268	8.3%	$39,112	7.0%	1,413
Mill Avenue 501	501 South Mill Avenue	Tempe	AZ	85281-3612	44,771	11.0%	$38,117	48,614	8.6%	$40,676	6.7%	1,583
Tamarac Town Square	8129-8315 N Pine Island Road	Tamarac	FL	33321-1543	53,878	3.7%	$51,007	56,067	4.1%	$55,882	9.6%	1,906
Riverside Square	8100-8268 Wiles Road	Coral Springs	FL	33067-2061	47,012	9.5%	$67,860	49,949	6.3%	$75,069	10.6%	1,663
Charlotte Square	2150 Tamiami Trail	Port Charlotte	FL	33948-2136	19,272	7.3%	$42,795	20,237	5.0%	$47,027	9.9%	682
Springfield Tower	6825 Bland Street	Springfield	VA	22150-2613	39,480	6.8%	$96,635	40,897	3.6%	$109,316	13.1%	1,396
Kings Court	708 Blossum Hill Road	Los Gatos	CA	95032-3503	31,856	1.6%	$104,585	32,817	3.0%	$113,360	8.4%	1,127
Bellewood Square	3635 Gas Light Curve	Montgomery	AL	36116-1780	25,891	8.2%	$44,425	27,038	4.4%	$45,893	3.3%	916
Treasure Coast Plaza	401-575 21st Street	Vero Beach	FL	32960-5455	18,122	8.1%	$43,565	19,240	6.2%	$46,772	7.4%	641
Montclair	777 17th Street	Miami Beach	FL	33139-1854	31,684	-3.0%	$45,782	31,755	0.2%	$51,514	12.5%	1,121
Leesburg Plaza	500 East Market Street	Leesburg	VA	20176-4112	15,951	44.2%	$97,161	18,701	17.2%	$111,928	15.2%	564

Property Name	Address	City	State	Zip Code	2010 Households	Household Growth 2000-2010	2010 Median HH Income	2015 Households	Household Growth 2010-2015	2015 Median Household Income	Median Household Income Growth 2010-2015	2010 Household Density
Plaza Paseo Del Norte	9201 Coors Boulevard NW	Albuquerque	NM	87114-4003	27,503	39.4%	$67,044	30,490	10.9%	$71,718	7.0%	973
Sycamore Plaza	8070 Academy Road NE	Albuquerque	NM	87111-1159	56,089	13.1%	$53,648	59,992	7.0%	$56,551	5.4%	1,984
Space Center	5019 Pulaski Street	Dallas	TX	75247-5929	10,891	7.3%	$32,510	11,266	3.4%	$34,028	4.7%	385
Ensley Square	1765 East Nine Mile Road	Pensacola	FL	32514-5479	17,734	10.1%	$43,330	18,512	4.4%	$45,319	4.6%	627
Pine Tree Plaza	410 Blanding Boulevard	Orange Park	FL	32073-5051	23,126	15.3%	$56,461	25,403	9.9%	$59,546	5.5%	818
Regency Court	9041 Southside Boulevard	Jacksonville	FL	32256-5484	27,702	41.9%	$63,719	30,741	11.0%	$68,417	7.4%	980
Town Square	112 South West Shore Boulevard	Tampa	FL	33609-2539	31,618	7.0%	$53,928	33,689	6.6%	$58,308	8.1%	1,118
Boynton Lakes Plaza	4740 North Congress Avenue	Boynton Beach	FL	33426-7909	41,262	13.2%	$48,207	43,856	6.3%	$51,700	7.2%	1,459
Braelinn Village	1101 North Peachtree Parkway	Peachtree City	GA	30269-4209	9,685	29.9%	$86,796	10,579	9.2%	$90,437	4.2%	343
Briarcliff LaVista	4006 Lavista Road	Tucker	GA	30084-5205	35,179	3.2%	$62,416	35,870	2.0%	$64,798	3.8%	1,244
Briarcliff Village	2162 Henderson Mill Road NE	Atlanta	GA	30345-3762	34,823	2.8%	$63,067	35,436	1.8%	$65,564	4.0%	1,232
Buckhead Court	3850 Roswell Road NE	Atlanta	GA	30342-4418	46,879	22.8%	$90,291	51,098	9.0%	$98,617	9.2%	1,658
Cromwell Square	3788 Roswell Road NE	Atlanta	GA	30342-4417	47,012	23.0%	$90,537	51,288	9.1%	$98,875	9.2%	1,663
Cumming 400	580 Atlanta Road	Cumming	GA	30040-2744	10,913	86.3%	$68,966	13,161	20.6%	$72,531	5.2%	386
Dunwoody Hall	5500 Chamblee Dunwoody Road	Atlanta	GA	30338-4165	35,654	4.3%	$75,865	36,760	3.1%	$79,834	5.2%	1,261
Dunwoody Village	1317 Dunwoody Village Parkway	Dunwoody	GA	30338-4124	35,539	4.3%	$76,154	36,631	3.1%	$80,087	5.2%	1,257
Loehmann’s Plaza-Atlanta	2470 Briarcliff Road NE	Atlanta	GA	30329-3012	59,944	16.6%	$69,592	63,982	6.7%	$74,729	7.4%	2,120
Highland Square	3213 Highway Six	Sugar Land	TX	77478-4366	29,937	34.8%	$92,826	35,183	17.5%	$98,229	5.8%	1,059
Milford Commons	999 North Dupont Boulevard	Milford	DE	19963-1072	5,642	24.9%	$46,141	6,220	10.2%	$48,581	5.3%	200
Lantana Village	1301 South Dixie Highway	Lantana	FL	33462-5411	29,749	8.1%	$44,925	31,258	5.1%	$47,875	6.6%	1,052
Summerlin Square	1520 Colonial Boulevard	Fort Myers	FL	33907-1022	26,754	20.5%	$44,064	30,554	14.2%	$46,794	6.2%	946
Memorial Bend	5158 Memorial Drive Suite 402	Stone Mountain	GA	30083-3111	41,154	1.7%	$44,867	41,680	1.3%	$45,720	1.9%	1,456
Paces Ferry Plaza	1261 West Paces Ferry Road	Atlanta	GA	30327-2305	30,572	18.8%	$86,953	33,354	9.1%	$93,679	7.7%	1,081
Powers Ferry Square	3714 Roswell Road	Atlanta	GA	30342-4417	45,986	23.9%	$91,681	50,288	9.4%	$100,070	9.2%	1,626
Powers Ferry Village	6300 Powers Ferry Road NW	Marietta	GA	30339-2919	23,083	2.2%	$74,639	23,675	2.6%	$79,947	7.1%	816
Roswell Village	649 Holcomb Bridge Road	Roswell	GA	30076-1511	26,047	5.0%	$77,456	27,252	4.6%	$84,089	8.6%	921
Sandy Springs Village	6650 Roswell Road NE	Atlanta	GA	30328-3167	33,089	3.7%	$76,932	34,150	3.2%	$81,733	6.2%	1,170
Trowbridge Crossing	7525 Roswell Road	Atlanta	GA	30350-4838	31,697	0.5%	$74,603	32,281	1.8%	$78,952	5.8%	1,121
Glenwood Village	2603 Glenwood Avenue	Raleigh	NC	27608-1044	40,768	30.1%	$55,840	46,732	14.6%	$59,231	6.1%	1,442
Marketplace-Murfreesboro	1954 Old Fort Parkway	Murfreesboro	TN	37129-6900	20,356	55.0%	$46,243	23,348	14.7%	$47,814	3.4%	720
Harpeth Village Fieldstone	2020 Fieldstone Parkway	Franklin	TN	37069-4337	6,929	36.1%	$93,289	7,977	15.1%	$99,854	7.0%	245
Peartree Village	210 Franklin Road	Brentwood	TN	37027-3218	11,770	28.9%	$102,970	13,073	11.1%	$109,033	5.9%	416
Merchants Village	520 Folly Road	Charleston	SC	29412-3019	21,808	9.0%	$48,464	22,827	4.7%	$51,806	6.9%	771
Palm Trails Plaza	1101 South Military Trail	Deerfield Beach	FL	33442-7645	54,476	1.5%	$47,461	55,830	2.5%	$50,525	6.5%	1,927
Chamblee Plaza	5528 Peachtree Industrial Blvd	Chamblee	GA	30341-2218	37,466	6.9%	$61,052	38,719	3.3%	$63,739	4.4%	1,325
Mableton Crossing	4875 Floyd Road	Mableton	GA	30126-1379	19,818	14.9%	$59,027	21,010	6.0%	$61,635	4.4%	701
Family Center at Taylorsville	5600 South Redwood Road	Taylorsville	UT	84123-5323	45,451	6.1%	$55,036	47,810	5.2%	$58,292	5.9%	1,608
Family Center at Fort Union	900 East Fort Union Boulevard	Midvale	UT	84047-1714	47,978	7.1%	$58,731	50,870	6.0%	$62,220	5.9%	1,697
Family Center at Riverdale 510	1050 West Riverdale Road	Riverdale	UT	84405-3721	24,337	6.7%	$52,393	25,429	4.5%	$55,703	6.3%	861
Family Center at Orem	130 East University Parkway	Orem	UT	84058-7686	41,340	19.6%	$46,709	47,309	14.4%	$49,748	6.5%	1,462
Family Center at 33rd South	93 West 3300 South	Salt Lake City	UT	84115-3740	52,063	4.1%	$42,434	54,507	4.7%	$44,651	5.2%	1,841
Family Place at Logan	50 East 400 North	Logan	UT	84321-4021	19,870	20.8%	$40,067	21,657	9.0%	$42,390	5.8%	703
Family Center at Las Vegas	2100 West Charleston Boulevard	Las Vegas	NV	89102-2224	67,391	-1.9%	$34,671	70,584	4.7%	$37,141	7.1%	2,383
Family Center at Rapid City	740-780 Mountain View	Rapid City	SD	57702-2519	22,105	12.3%	$41,241	23,313	5.5%	$43,692	5.9%	782
Family Center at Ogden	21 Harrisville Road	Ogden	UT	84404-3975	22,462	15.2%	$42,065	24,061	7.1%	$44,125	4.9%	794
Springfield Commons	1120 South Holland-Sylvania Road	Toledo	OH	43615-4516	27,670	5.5%	$45,167	27,921	0.9%	$46,482	2.9%	979
Oviedo Park Crossing	Red Bug Lake Road	Oviedo	FL	32765	20,106	21.9%	$79,856	22,061	9.7%	$84,900	6.3%	711
Merriam Town Center	5700 Antioch Road	Merriam	KS	66202-2015	37,581	-0.2%	$52,514	38,476	2.4%	$55,180	5.1%	1,329
Candlers Station	3700 Candlers Mountain Road	Lynchburg	VA	24502-2267	12,620	5.9%	$36,812	13,087	3.7%	$38,726	5.2%	446
Shoppes at 104	14601 SW 104th Street	Miami	FL	33186-2905	55,635	13.6%	$59,757	59,014	6.1%	$64,047	7.2%	1,968
Highlands Square	1100 Dunn Avenue	Jacksonville	FL	32218-4832	16,149	23.5%	$47,854	17,594	9.0%	$50,731	6.0%	571
Silverlake	3158 Dixie Highway	Erlanger	KY	41018-1850	27,770	5.0%	$55,154	28,640	3.1%	$57,691	4.6%	982
Plaza at Sunset Hills	10980 Sunset Plaza	Saint Louis	MO	63127-1229	23,542	-1.2%	$67,066	23,186	-1.5%	$70,572	5.2%	833
Promenade at Brentwood	One Brentwood Promenade Court	Brentwood	MO	63144-1428	50,206	-1.8%	$57,615	49,398	-1.6%	$61,120	6.1%	1,776
Keller Plaza	4500 LeMay Ferry Road	Saint Louis	MO	63129-1614	38,233	2.5%	$60,358	38,309	0.2%	$63,752	5.6%	1,352
Gravois Village Plaza	4523 Gravois Village Plaza	High Ridge	MO	63049-1838	13,833	9.3%	$67,786	14,309	3.4%	$72,432	6.9%	489
Southtowne Centre	4621 Chippewa Street	Saint Louis	MO	63116-1610	83,316	-0.2%	$40,086	82,913	-0.5%	$43,100	7.5%	2,947
Northland Square	303 Collins Road NE	Cedar Rapids	IA	52402-3118	31,941	14.7%	$54,668	33,751	5.7%	$57,286	4.8%	1,130
Morris Corners	1425 East Battlefield Street	Springfield	MO	65804-3701	35,574	8.4%	$41,263	37,003	4.0%	$43,352	5.1%	1,258
Olympic Oaks Village	12109 Manchester Road	Des Peres	MO	63131-4310	20,835	-1.1%	$85,970	20,528	-1.5%	$90,293	5.0%	737
Heritage Business Center	9177 Dutton Drive	Twinsburg	OH	44087-1956	11,707	9.7%	$79,462	12,007	2.6%	$84,404	6.2%	414
Hardline Services	180 Lena Drive	Aurora	OH	44202-9202	7,712	18.9%	$64,555	8,110	5.2%	$66,583	3.1%	273
VSA Building	9300 Dutton Drive	Twinsburg	OH	44087-1968	11,584	9.5%	$79,666	11,872	2.5%	$84,635	6.2%	410
Alumax Building	3000 Crane Drive	Streetsboro	OH	44241	6,947	17.0%	$61,050	7,261	4.5%	$62,742	2.8%	246
Steris Building	5960 Heisley Road	Mentor	OH	44060-1834	19,653	8.4%	$60,484	20,165	2.6%	$63,259	4.6%	695
American Plaza	3144 S Kingshighway Boulevard	Saint Louis	MO	63139-1118	88,167	0.6%	$39,219	88,022	-0.2%	$42,166	7.5%	3,118
Norfolk Commerce Center	5365-5505 Robin Hood Road	Norfolk	VA	23513-2416	39,211	1.0%	$44,869	39,031	-0.5%	$48,544	8.2%	1,387
Walgreen’s-Brentwood	2401 South Brentwood Boulevard	Brentwood	MO	63144-2301	47,263	-1.9%	$61,928	46,472	-1.7%	$65,647	6.0%	1,672
Walgreen’s Plaza		Saint Louis	MO		29,643	-1.0%	$67,113	29,248	-1.3%	$69,774	4.0%	1,048
Home Quarters-Saint Louis	6303 South Lindbergh Boulevard	Saint Louis	MO	63123-7803	39,331	0.8%	$57,302	39,108	-0.6%	$60,400	5.4%	1,391
Hauppauge	381 Nesconset Highway	Hauppauge	NY	11788-2516	25,270	6.7%	$91,453	25,717	1.8%	$99,390	8.7%	894
Blankenship	7800 Kempwood Drive	Houston	TX	77055-1024	53,581	9.0%	$41,870	56,857	6.1%	$43,837	4.7%	1,895
Mill Avenue 420	420 Mill Avenue	Tempe	AZ	85281-2828	38,788	7.4%	$37,490	42,036	8.4%	$39,761	6.1%	1,372
Mill Avenue 501	501 South Mill Avenue	Tempe	AZ	85281-3612	43,457	7.3%	$39,093	47,094	8.4%	$41,364	5.8%	1,537
Tamarac Town Square	8129-8315 N Pine Island Road	Tamarac	FL	33321-1543	53,173	2.1%	$51,406	54,586	2.7%	$54,811	6.6%	1,881
Riverside Square	8100-8268 Wiles Road	Coral Springs	FL	33067-2061	46,530	7.7%	$68,386	48,409	4.0%	$73,994	8.2%	1,646
Charlotte Square	2150 Tamiami Trail	Port Charlotte	FL	33948-2136	19,044	5.9%	$43,343	19,524	2.5%	$46,692	7.7%	674
Springfield Tower	6825 Bland Street	Springfield	VA	22150-2613	39,161	6.0%	$99,278	40,170	2.6%	$110,087	10.9%	1,385
Kings Court	708 Blossum Hill Road	Los Gatos	CA	95032-3503	31,847	2.6%	$107,587	32,723	2.8%	$114,053	6.0%	1,126
Bellewood Square	3635 Gas Light Curve	Montgomery	AL	36116-1780	25,886	7.0%	$45,363	26,465	2.2%	$46,395	2.3%	916
Treasure Coast Plaza	401-575 21st Street	Vero Beach	FL	32960-5455	18,023	8.4%	$43,755	19,115	6.1%	$45,921	5.0%	637
Montclair	777 17th Street	Miami Beach	FL	33139-1854	31,690	-2.9%	$46,534	31,848	0.5%	$54,087	16.2%	1,121
Leesburg Plaza	500 East Market Street	Leesburg	VA	20176-4112	17,096	55.1%	$99,734	20,333	18.9%	$113,258	13.6%	605

A:15

Property Name	Address	City	State	Zip Code	2009 Households	Household Growth 2000-2009	2009 Median Household Income	2014 Households	Household Growth 2009-2014	2014 Median Household Income	Median Household Income Growth 2009-2014	2009 Household Density
Glenville 2121	2121 Glenville Drive	Richardson	TX	75082-4329	31,703	4.0%	$67,107	33,013	4.1%	$69,266	3.2%	1,121
Markham West	11400 West Markham Street	Little Rock	AR	72211-2890	30,738	8.3%	$54,156	32,094	4.4%	$58,070	7.2%	1,087
Village Market/Rite Aid	78-80 Oak Meadow Drive	Pataskala	OH	43062-9208	4,273	19.1%	$70,522	4,623	8.2%	$77,382	9.7%	151
Del Alba Plaza	One Dan Fox Drive	Pittsfield	MA	01201-8231	12,083	-3.7%	$42,000	11,804	-2.3%	$45,034	7.2%	427
Metro Business Park III	2320 West Peoria Avenue	Phoenix	AZ	85029-4753	61,569	5.1%	$44,361	65,032	5.6%	$47,006	6.0%	2,178
Technipark Ten	Interstate 10	Houston	TX	77001	66,068	14.5%	$39,822	71,658	8.5%	$43,614	9.5%	2,337
Pike Creek	4700 Limestone Road	Wilmington	DE	19808-1928	25,655	3.2%	$76,303	26,300	2.5%	$81,734	7.1%	907
Redbird	4525 Joseph Hardin Drive	Dallas	TX	75236-1915	27,016	5.6%	$36,167	28,094	4.0%	$37,553	3.8%	955
Battlefield Business Park	10110 Battleview Parkway	Manassas	VA	20109-2334	17,762	16.0%	$68,320	19,241	8.3%	$74,868	9.6%	628
Northpointe B	44931 Falcon Place	Sterling	VA	20166-9500	13,360	23.3%	$87,423	14,898	11.5%	$96,141	10.0%	473
Greenbrier Circle Corp. Center	825 Greenbriar Circle	Chesapeake	VA	23320-2637	36,662	9.1%	$52,927	38,422	4.8%	$59,073	11.6%	1,297
Greenbrier Technology Center	814 Greenbrier Circle	Chesapeake	VA	23320-2643	36,640	9.1%	$52,858	38,400	4.8%	$59,000	11.6%	1,296
Athens East	4375 Lexington Road	Athens	GA	30605-2525	13,912	16.9%	$31,495	15,128	8.7%	$33,677	6.9%	492
Brodie Oaks	4006 South Lamar Boulevard	Austin	TX	78704-8802	48,138	9.4%	$45,194	51,568	7.1%	$46,994	4.0%	1,703
Northpointe C	44901 Falcon Place	Sterling	VA	20166-9531	12,981	24.4%	$87,681	14,528	11.9%	$96,449	10.0%	459
Walton Plaza	3629 Walton Way	Augusta	GA	30909-6485	23,139	3.0%	$48,606	23,751	2.6%	$51,478	5.9%	818
Crowfarn	3820 Crowfarn Drive	Memphis	TN	38118	12,314	-6.9%	$34,732	11,917	-3.2%	$36,139	4.1%	436
Southwide 2	4569 Old Lamar Avenue	Memphis	TN	38118-6944	21,232	-4.1%	$37,075	20,802	-2.0%	$38,265	3.2%	751
Thomas Street	1600 North Thomas Street	Memphis	TN	38107-1045	23,331	-2.0%	$24,618	23,212	-0.5%	$26,017	5.7%	825
Lowe’s-Alpharetta	10580 Duke Drive	Alpharetta	GA	30004-4750	24,431	7.5%	$75,795	25,877	5.9%	$83,932	10.7%	864
Millcreek Crossing	1950 Buford Mill Drive	Buford	GA	30519-4381	11,668	54.7%	$68,166	13,874	18.9%	$72,694	6.6%	413
Marketplace	7034 Charlotte Pike	Nashville	TN	37209-4210	13,720	11.0%	$54,214	14,536	6.0%	$58,338	7.6%	485
Northwest Square	6670 Sawmill Road	Columbus	OH	43235-4943	34,491	9.3%	$69,765	36,149	4.8%	$72,828	4.4%	1,220
Oak Park Commons	907 Oak Tree Avenue	South Plainfield	NJ	07080-5131	35,293	0.8%	$89,019	35,506	0.6%	$97,075	9.0%	1,248
Trolley Station	2665 South Perkins Road	Memphis	TN	38118-2430	37,374	-2.4%	$38,806	37,109	-0.7%	$40,042	3.2%	1,322
Westbury	1260 Old Country Road	Westbury	NY	11590-5624	43,240	-1.7%	$87,573	42,847	-0.9%	$96,114	9.8%	1,529
Pentagon City	1200 South Fern Street	Alexandria	VA	22202-2862	89,517	8.9%	$77,793	93,686	4.7%	$90,245	16.0%	3,166
Wayne	81 Willowbrook Boulevard	Wayne	NJ	07470-7055	23,321	1.9%	$86,132	23,649	1.4%	$92,073	6.9%	825
Morena Boulevard	4949 Morena Boulevard	San Diego	CA	92117-3434	69,309	1.6%	$66,611	71,522	3.2%	$73,174	9.9%	2,451
Woodhaven	1336 Bristol Pike	Bensalem	PA	19020-5660	43,139	-0.3%	$55,931	43,106	-0.1%	$60,764	8.6%	1,526
Dallas		Dallas	TX		80,300	5.7%	$54,189	83,679	4.2%	$58,127	7.3%	2,840
Seekonk	165 Highland Avenue	Seekonk	MA	02771-5818	21,339	0.7%	$52,186	21,451	0.5%	$57,620	10.4%	755
Stanford Ranch Crossing	6740 Stanford Ranch Road	Roseville	CA	95678-1907	29,414	37.8%	$70,879	34,390	16.9%	$78,449	10.7%	1,040
Towne Center East	2450 Cherry Avenue	Signal Hill	CA	90755-3706	113,055	2.2%	$42,922	116,586	3.1%	$46,946	9.4%	3,999
Fountain Valley	17940 Newhope Street	Fountain Valley	CA	92708-5422	63,678	-0.3%	$74,600	65,001	2.1%	$82,509	10.6%	2,252
Glen Burnie	587 East Ordnance Road	Glen Burnie	MD	21060-6555	21,298	-1.6%	$51,354	21,137	-0.8%	$57,983	12.9%	753
Northridge	9301 Tampa Avenue	Northridge	CA	91324-2503	67,795	5.3%	$61,000	70,765	4.4%	$66,923	9.7%	2,398
Azusa	1110 West Foothill Boulevard	Azusa	CA	91702-2818	39,736	2.7%	$64,734	41,079	3.4%	$71,692	10.7%	1,405
Carmel Mountain	12294 Carmel Mountain Road	San Diego	CA	92128-4600	35,298	10.8%	$86,624	37,749	6.9%	$96,375	11.3%	1,248
Buffalo		Buffalo	NY		52,327	-9.0%	$30,474	49,458	-5.5%	$32,595	7.0%	1,851
Sacramento/Stockton	Stockton Boulevard	Sacramento	CA	95816	62,146	4.2%	$42,142	65,442	5.3%	$46,093	9.4%	2,198
Inglewood	104th Street	Inglewood	CA	90303	111,019	1.8%	$39,492	114,231	2.9%	$43,232	9.5%	3,926
San Juan Capistrano-Retail	33963 Doheny Park Road	San Jacinto	CA	92675-4835	30,408	4.0%	$82,799	31,602	3.9%	$91,619	10.7%	1,075
New Britain	Hillhurst Avenue	New Britain	CT	6053	33,175	-0.9%	$44,273	33,081	-0.3%	$47,528	7.4%	1,173
Hampton	2106 Coliseum Drive	Hampton	VA	23666-5960	32,447	0.7%	$44,694	32,636	0.6%	$48,425	8.3%	1,148
Tucson	3931 West Costco Drive	Tucson	AZ	85741-2864	20,491	11.0%	$55,708	21,926	7.0%	$60,674	8.9%	725
Redwood City	2110 Middlefield Road	Redwood City	CA	94063-2800	40,896	-2.3%	$82,450	41,171	0.7%	$89,559	8.6%	1,446
Smithtown	3050 Middle Country Road	Smithtown	NY	11767-1072	29,398	4.0%	$93,224	29,894	1.7%	$104,295	11.9%	1,040
Denver/Littleton	West Stanford Avenue	Littleton	CO	80123	38,173	6.3%	$67,837	39,670	3.9%	$71,212	5.0%	1,350
Denver/Aurora	South Havana Street	Aurora	CO	80012	71,059	5.2%	$47,500	74,002	4.1%	$49,298	3.8%	2,513
Chula Vista/Rancho del Rey	895 East H Street	Chula Vista	CA	91910	40,689	28.4%	$81,735	45,760	12.5%	$92,739	13.5%	1,439
San Diego/Southeast	620 Gateway Center Drive	San Diego	CA	92102-4530	88,598	6.2%	$35,305	93,039	5.0%	$39,712	12.5%	3,134
Sacramento/Bradshaw	Bradshaw Road	Sacramento	CA	95827	43,541	3.0%	$55,454	45,321	4.1%	$60,455	9.0%	1,540
San Diego/Murphy Canyon	3951 Murphy Canyon Road	San Diego	CA	92123-4406	37,849	7.7%	$65,531	40,018	5.7%	$72,458	10.6%	1,339
Solana Beach	533 Stevens Avenue West	Solana Beach	CA	92075-2043	17,214	4.5%	$99,487	17,983	4.5%	$111,368	11.9%	609
Rancho San Diego	2516 Jamacha Road	El Cajon	CA	92019-4363	19,643	5.6%	$75,783	20,611	4.9%	$84,816	11.9%	695
River Park	7477 North Blackstone Avenue	Fresno	CA	93720-4305	41,813	11.4%	$61,930	45,023	7.7%	$68,516	10.6%	1,479
Moorestown	2834 Route 73 North	Maple Shade	NJ	08052-1619	32,104	1.5%	$71,621	32,321	0.7%	$78,234	9.2%	1,135
Bay Pointe Plaza	5001 34th Street South	Saint Petersburg	FL	33711-4513	30,098	-0.4%	$38,024	30,472	1.2%	$41,612	9.4%	1,064
Columbia Corporate Center	100 Columbia	Aliso Viejo	CA	92656-4114	50,811	5.4%	$77,837	52,903	4.1%	$86,943	11.7%	1,797
Winter Park Business Center	801 South Orlando Avenue	Winter Park	FL	32789-4867	33,343	2.7%	$57,119	34,700	4.1%	$62,701	9.8%	1,179
Washington Business Park	5324-5326 East Washington St	Phoenix	AZ	85034-2117	38,340	13.6%	$38,143	41,842	9.1%	$40,757	6.9%	1,356
DFW-Port America	800 Port America Place	Grapevine	TX	76051-7617	13,748	17.1%	$70,452	15,002	9.1%	$73,274	4.0%	486
Southport Business Park 5	5900 South Loop East	Houston	TX	77033-1018	48,097	11.5%	$30,721	51,511	7.1%	$32,819	6.8%	1,701
Crosspoint	1700 Crosspoint	Houston	TX	77054-3708	43,473	15.9%	$46,885	47,195	8.6%	$49,582	5.8%	1,538
Walnut Trails	2630 Walnut Hill Lane	Dallas	TX	75229-5614	27,843	3.2%	$41,459	28,709	3.1%	$42,495	2.5%	985
Northaven	2650 Northaven Road	Dallas	TX	75229-2215	27,854	0.5%	$47,560	28,340	1.7%	$48,532	2.0%	985
Randol Mill Place	2500 East Randol Mill Road	Arlington	TX	76011-6350	46,527	1.5%	$40,001	47,897	2.9%	$42,112	5.3%	1,646
Cross Pointe Centre	5075 Morganton Road	Fayetteville	NC	28314-1587	26,683	1.5%	$43,478	26,954	1.0%	$45,858	5.5%	944
University Hills	2730 South Colorado Boulevard	Denver	CO	80222-6628	65,941	-1.6%	$51,703	66,595	1.0%	$55,094	6.6%	2,332
Bissonet Center	9801 Bissonnet Street	Houston	TX	77036-8224	81,069	10.6%	$35,356	86,366	6.5%	$37,906	7.2%	2,867
Walden Woods	1802 Jim Redman Parkway	Plant City	FL	33563-6914	12,679	12.1%	$47,336	13,645	7.6%	$51,822	9.5%	448
Centre Point	165 Lennon Lane	Walnut Creek	CA	94598-2490	47,080	0.6%	$74,858	48,465	2.9%	$81,287	8.6%	1,665
Baytech Park	110-140 Baytech Drive	San Jose	CA	95134-2302	21,261	28.7%	$95,517	23,869	12.3%	$104,460	9.4%	752
Bridgeway Tech	7015/7151 Gateway Boulevard	Newark	CA	94560-1011	32,869	-3.4%	$93,931	32,993	0.4%	$103,563	10.3%	1,163
Interlochen Office Park	310 Interlochen Parkway	Broomfield	CO	80021-3424	19,739	19.6%	$81,221	21,665	9.8%	$88,957	9.5%	698
Junction II Business Center	2051 Junction Avenue	San Jose	CA	95131-2105	38,769	20.6%	$87,216	42,665	10.1%	$94,127	7.9%	1,371
Clyde 485	485 Clyde Avenue	Mountain View	CA	94043-2245	61,196	-0.5%	$84,939	62,237	1.7%	$91,869	8.2%	2,164
Woodmere 107	107 Woodmere Road	Folsom	CA	95630-4706	24,663	12.7%	$84,742	26,666	8.1%	$94,048	11.0%	872
Stewart Plaza	846 Stewart Drive	Sunnyvale	CA	94085-4522	60,166	1.8%	$87,810	61,942	3.0%	$94,727	7.9%	2,128
Alfred 3100	3100 Alfred Street	Santa Clara	CA	95054-3304	49,338	13.8%	$84,479	53,121	7.7%	$91,596	8.4%	1,745
Forest Village	777 Capital Circle SW	Tallahassee	FL	32310-7465	6,422	8.3%	$33,138	6,754	5.2%	$36,409	9.9%	227
Champions Village	5303 FM 1960 Road West	Houston	TX	77069-4427	33,182	10.5%	$66,595	35,438	6.8%	$70,313	5.6%	1,174

Property Name	Address	City	State	Zip Code	2010 Households	Household Growth 2000-2010	2010 Median HH Income	2015 Households	Household Growth 2010-2015	2015 Median Household Income	Median Household Income Growth 2010-2015	2010 Household Density
Glenville 2121	2121 Glenville Drive	Richardson	TX	75082-4329	32,265	5.6%	$67,724	33,983	5.3%	$69,241	2.2%	1,141
Markham West	11400 West Markham Street	Little Rock	AR	72211-2890	31,168	10.1%	$54,834	32,419	4.0%	$57,801	5.4%	1,102
Village Market/Rite Aid	78-80 Oak Meadow Drive	Pataskala	OH	43062-9208	4,312	19.6%	$71,574	4,599	6.7%	$77,464	8.2%	153
Del Alba Plaza	One Dan Fox Drive	Pittsfield	MA	01201-8231	12,077	-4.4%	$42,112	11,680	-3.3%	$44,134	4.8%	427
Metro Business Park III	2320 West Peoria Avenue	Phoenix	AZ	85029-4753	60,866	4.1%	$45,352	65,184	7.1%	$47,597	5.0%	2,153
Technipark Ten	Interstate 10	Houston	TX	77001	67,607	16.9%	$41,319	72,382	7.1%	$46,012	11.4%	2,391
Pike Creek	4700 Limestone Road	Wilmington	DE	19808-1928	25,779	3.0%	$78,912	26,203	1.6%	$83,682	6.0%	912
Redbird	4525 Joseph Hardin Drive	Dallas	TX	75236-1915	27,812	8.7%	$36,660	28,945	4.1%	$37,622	2.6%	984
Battlefield Business Park	10110 Battleview Parkway	Manassas	VA	20109-2334	17,549	14.7%	$69,933	19,206	9.4%	$75,681	8.2%	621
Northpointe B	44931 Falcon Place	Sterling	VA	20166-9500	13,726	29.2%	$90,805	15,430	12.4%	$97,382	7.2%	485
Greenbrier Circle Corp. Center	825 Greenbriar Circle	Chesapeake	VA	23320-2637	37,056	9.3%	$55,093	38,226	3.2%	$60,274	9.4%	1,311
Greenbrier Technology Center	814 Greenbrier Circle	Chesapeake	VA	23320-2643	37,074	9.3%	$55,060	38,244	3.2%	$60,240	9.4%	1,311
Athens East	4375 Lexington Road	Athens	GA	30605-2525	13,835	17.5%	$31,112	14,738	6.5%	$32,482	4.4%	489
Brodie Oaks	4006 South Lamar Boulevard	Austin	TX	78704-8802	47,208	8.5%	$46,060	50,393	6.8%	$47,474	3.1%	1,670
Northpointe C	44901 Falcon Place	Sterling	VA	20166-9531	13,549	29.7%	$90,542	15,248	12.5%	$97,113	7.3%	479
Walton Plaza	3629 Walton Way	Augusta	GA	30909-6485	22,924	2.5%	$48,937	23,268	1.5%	$50,881	4.0%	811
Crowfarn	3820 Crowfarn Drive	Memphis	TN	38118	12,321	-7.3%	$35,066	11,909	-3.3%	$35,646	1.7%	436
Southwide 2	4569 Old Lamar Avenue	Memphis	TN	38118-6944	20,947	-5.5%	$37,380	20,402	-2.6%	$37,766	1.0%	741
Thomas Street	1600 North Thomas Street	Memphis	TN	38107-1045	22,469	-4.8%	$25,122	22,030	-2.0%	$26,435	5.2%	795
Lowe’s-Alpharetta	10580 Duke Drive	Alpharetta	GA	30004-4750	24,568	8.4%	$78,882	26,026	5.9%	$85,477	8.4%	869
Millcreek Crossing	1950 Buford Mill Drive	Buford	GA	30519-4381	12,204	63.8%	$69,364	13,820	13.2%	$73,223	5.6%	432
Marketplace	7034 Charlotte Pike	Nashville	TN	37209-4210	13,689	10.6%	$55,324	14,305	4.5%	$58,517	5.8%	484
Northwest Square	6670 Sawmill Road	Columbus	OH	43235-4943	33,991	9.8%	$71,276	35,517	4.5%	$73,863	3.6%	1,202
Oak Park Commons	907 Oak Tree Avenue	South Plainfield	NJ	07080-5131	34,638	-0.5%	$91,537	34,516	-0.4%	$98,869	8.0%	1,225
Trolley Station	2665 South Perkins Road	Memphis	TN	38118-2430	36,750	-4.3%	$39,245	35,995	-2.1%	$39,808	1.4%	1,300
Westbury	1260 Old Country Road	Westbury	NY	11590-5624	44,550	1.8%	$90,585	44,458	-0.2%	$98,232	8.4%	1,576
Pentagon City	1200 South Fern Street	Alexandria	VA	22202-2862	92,595	12.4%	$80,376	96,553	4.3%	$92,265	14.8%	3,275
Wayne	81 Willowbrook Boulevard	Wayne	NJ	07470-7055	22,546	-0.2%	$88,132	22,365	-0.8%	$93,459	6.0%	797
Morena Boulevard	4949 Morena Boulevard	San Diego	CA	92117-3434	69,747	2.5%	$68,111	72,364	3.8%	$74,138	8.8%	2,467
Woodhaven	1336 Bristol Pike	Bensalem	PA	19020-5660	44,223	2.2%	$57,482	44,436	0.5%	$61,750	7.4%	1,564
Dallas		Dallas	TX		83,824	10.4%	$55,491	87,172	4.0%	$59,621	7.4%	2,965
Seekonk	165 Highland Avenue	Seekonk	MA	02771-5818	20,627	-1.2%	$53,408	20,298	-1.6%	$58,126	8.8%	730
Stanford Ranch Crossing	6740 Stanford Ranch Road	Roseville	CA	95678-1907	34,318	61.4%	$72,284	41,063	19.7%	$78,038	8.0%	1,214
Towne Center East	2450 Cherry Avenue	Signal Hill	CA	90755-3706	113,182	2.5%	$44,052	115,906	2.4%	$47,326	7.4%	4,003
Fountain Valley	17940 Newhope Street	Fountain Valley	CA	92708-5422	64,154	0.8%	$76,319	65,614	2.3%	$83,041	8.8%	2,269
Glen Burnie	587 East Ordnance Road	Glen Burnie	MD	21060-6555	21,454	-0.8%	$53,657	21,242	-1.0%	$59,292	10.5%	759
Northridge	9301 Tampa Avenue	Northridge	CA	91324-2503	68,180	5.7%	$62,431	70,777	3.8%	$67,191	7.6%	2,411
Azusa	1110 West Foothill Boulevard	Azusa	CA	91702-2818	39,698	2.6%	$66,708	40,695	2.5%	$73,312	9.9%	1,404
Carmel Mountain	12294 Carmel Mountain Road	San Diego	CA	92128-4600	35,872	13.0%	$88,683	38,158	6.4%	$97,974	10.5%	1,269
Buffalo		Buffalo	NY		52,263	-9.5%	$31,626	49,562	-5.2%	$33,257	5.2%	1,848
Sacramento/Stockton	Stockton Boulevard	Sacramento	CA	95816	60,171	1.8%	$42,785	63,278	5.2%	$46,880	9.6%	2,128
Inglewood	104th Street	Inglewood	CA	90303	110,687	2.0%	$40,522	113,111	2.2%	$43,437	7.2%	3,915
San Juan Capistrano-Retail	33963 Doheny Park Road	San Jacinto	CA	92675-4835	30,546	4.1%	$84,881	31,695	3.8%	$92,553	9.0%	1,080
New Britain	Hillhurst Avenue	New Britain	CT	6053	33,136	-0.6%	$45,632	32,843	-0.9%	$48,290	5.8%	1,172
Hampton	2106 Coliseum Drive	Hampton	VA	23666-5960	31,532	-0.5%	$45,547	31,229	-1.0%	$48,474	6.4%	1,115
Tucson	3931 West Costco Drive	Tucson	AZ	85741-2864	21,318	14.8%	$57,571	23,136	8.5%	$61,462	6.8%	754
Redwood City	2110 Middlefield Road	Redwood City	CA	94063-2800	41,220	-1.1%	$84,379	41,466	0.6%	$89,808	6.4%	1,458
Smithtown	3050 Middle Country Road	Smithtown	NY	11767-1072	30,194	7.9%	$95,696	30,862	2.2%	$105,954	10.7%	1,068
Denver/Littleton	West Stanford Avenue	Littleton	CO	80123	38,109	6.3%	$68,437	39,617	4.0%	$70,846	3.5%	1,348
Denver/Aurora	South Havana Street	Aurora	CO	80012	69,793	4.3%	$47,456	73,087	4.7%	$48,682	2.6%	2,468
Chula Vista/Rancho del Rey	895 East H Street	Chula Vista	CA	91910	40,637	28.0%	$84,026	43,292	6.5%	$93,209	10.9%	1,437
San Diego/Southeast	620 Gateway Center Drive	San Diego	CA	92102-4530	89,439	7.7%	$36,279	93,710	4.8%	$40,468	11.5%	3,163
Sacramento/Bradshaw	Bradshaw Road	Sacramento	CA	95827	43,988	4.4%	$56,228	46,630	6.0%	$60,820	8.2%	1,556
San Diego/Murphy Canyon	3951 Murphy Canyon Road	San Diego	CA	92123-4406	37,869	9.3%	$67,105	40,109	5.9%	$73,434	9.4%	1,339
Solana Beach	533 Stevens Avenue West	Solana Beach	CA	92075-2043	17,315	5.5%	$102,042	18,117	4.6%	$111,568	9.3%	612
Rancho San Diego	2516 Jamacha Road	El Cajon	CA	92019-4363	19,460	7.3%	$78,691	20,544	5.6%	$86,739	10.2%	688
River Park	7477 North Blackstone Avenue	Fresno	CA	93720-4305	41,858	11.9%	$61,118	44,830	7.1%	$66,184	8.3%	1,480
Moorestown	2834 Route 73 North	Maple Shade	NJ	08052-1619	31,857	1.1%	$73,487	31,741	-0.4%	$79,233	7.8%	1,127
Bay Pointe Plaza	5001 34th Street South	Saint Petersburg	FL	33711-4513	29,824	-1.3%	$39,003	29,727	-0.3%	$41,897	7.4%	1,055
Columbia Corporate Center	100 Columbia	Aliso Viejo	CA	92656-4114	51,410	6.9%	$79,872	53,820	4.7%	$88,159	10.4%	1,818
Winter Park Business Center	801 South Orlando Avenue	Winter Park	FL	32789-4867	32,946	1.8%	$57,096	34,050	3.4%	$62,694	9.8%	1,165
Washington Business Park	5324-5326 East Washington St	Phoenix	AZ	85034-2117	37,691	12.4%	$38,945	41,302	9.6%	$41,292	6.0%	1,333
DFW-Port America	800 Port America Place	Grapevine	TX	76051-7617	13,819	17.6%	$70,307	15,091	9.2%	$72,975	3.8%	489
Southport Business Park 5	5900 South Loop East	Houston	TX	77033-1018	48,739	13.0%	$32,001	52,191	7.1%	$34,164	6.8%	1,724
Crosspoint	1700 Crosspoint	Houston	TX	77054-3708	44,061	16.8%	$48,698	47,613	8.1%	$52,230	7.3%	1,558
Walnut Trails	2630 Walnut Hill Lane	Dallas	TX	75229-5614	28,671	6.7%	$41,777	29,486	2.8%	$42,449	1.6%	1,014
Northaven	2650 Northaven Road	Dallas	TX	75229-2215	28,796	4.3%	$47,953	29,253	1.6%	$48,510	1.2%	1,018
Randol Mill Place	2500 East Randol Mill Road	Arlington	TX	76011-6350	47,638	3.7%	$40,776	49,979	4.9%	$42,449	4.1%	1,685
Cross Pointe Centre	5075 Morganton Road	Fayetteville	NC	28314-1587	27,087	3.0%	$44,441	27,478	1.4%	$46,186	3.9%	958
University Hills	2730 South Colorado Boulevard	Denver	CO	80222-6628	66,792	0.3%	$52,040	68,575	2.7%	$54,832	5.4%	2,362
Bissonet Center	9801 Bissonnet Street	Houston	TX	77036-8224	82,501	11.6%	$36,765	88,369	7.1%	$38,740	5.4%	2,918
Walden Woods	1802 Jim Redman Parkway	Plant City	FL	33563-6914	12,573	11.1%	$47,642	13,555	7.8%	$51,826	8.8%	445
Centre Point	165 Lennon Lane	Walnut Creek	CA	94598-2490	47,307	0.9%	$76,659	48,715	3.0%	$81,825	6.7%	1,673
Baytech Park	110-140 Baytech Drive	San Jose	CA	95134-2302	23,507	43.3%	$97,210	25,574	8.8%	$105,143	8.2%	831
Bridgeway Tech	7015/7151 Gateway Boulevard	Newark	CA	94560-1011	33,694	-0.8%	$95,830	34,108	1.2%	$103,983	8.5%	1,192
Interlochen Office Park	310 Interlochen Parkway	Broomfield	CO	80021-3424	19,672	21.1%	$81,220	21,586	9.7%	$86,936	7.0%	696
Junction II Business Center	2051 Junction Avenue	San Jose	CA	95131-2105	41,841	31.4%	$89,635	45,318	8.3%	$95,764	6.8%	1,480
Clyde 485	485 Clyde Avenue	Mountain View	CA	94043-2245	62,945	2.5%	$87,240	64,613	2.7%	$93,014	6.6%	2,226
Woodmere 107	107 Woodmere Road	Folsom	CA	95630-4706	24,618	12.9%	$85,835	26,676	8.4%	$95,046	10.7%	871
Stewart Plaza	846 Stewart Drive	Sunnyvale	CA	94085-4522	60,760	3.3%	$90,049	62,546	2.9%	$95,841	6.4%	2,149
Alfred 3100	3100 Alfred Street	Santa Clara	CA	95054-3304	50,609	18.0%	$87,231	53,576	5.9%	$93,456	7.1%	1,790
Forest Village	777 Capital Circle SW	Tallahassee	FL	32310-7465	6,478	7.7%	$32,898	6,771	4.5%	$34,919	6.1%	229
Champions Village	5303 FM 1960 Road West	Houston	TX	77069-4427	30,887	6.3%	$69,776	32,423	5.0%	$72,942	4.5%	1,092

A:16

Property Name	Address	City	State	Zip Code	2009 Households	Household Growth 2000-2009	2009 Median Household Income	2014 Households	Household Growth 2009-2014	2014 Median Household Income	Median Household Income Growth 2009-2014	2009 Household Density
Park Promenade	2704 Hiawassee Road	Orlando	FL	32818-3008	36,414	8.7%	$45,158	38,757	6.4%	$48,646	7.7%	1,288
Arrowhead Festival	7350 West Bell Road	Glendale	AZ	85308-8538	43,547	19.6%	$70,752	48,049	10.3%	$76,627	8.3%	1,540
Forum at Olympia Parkway	8370 Agora Parkway	Selma	TX	78154-1326	19,755	31.6%	$58,709	22,408	13.4%	$62,029	5.7%	699
Arden Square	3120 Arden Way	Sacramento	CA	95825-2002	59,312	-0.1%	$48,296	60,996	2.8%	$52,748	9.2%	2,098
West Park Plaza	1333 S Winchester Boulevard	San Jose	CA	95128-4343	89,430	1.1%	$76,115	91,805	2.7%	$82,641	8.6%	3,163
Woodman-Van Nuys	6609 Van Nuys Boulevard	Van Nuys	CA	91405-4618	111,851	6.0%	$43,687	116,967	4.6%	$47,498	8.7%	3,956
Costa Verde Center	8510 Genesee Avenue	San Diego	CA	92122-1102	35,603	8.7%	$68,188	37,789	6.1%	$75,136	10.2%	1,259
Paseo Village	7333 North Via Paseo Del Sur	Scottsdale	AZ	85258-3743	27,732	3.3%	$60,019	29,167	5.2%	$63,560	5.9%	981
Shoppes at Lago Mar	15700 SW 72nd Street	Miami	FL	33193-5059	54,160	12.7%	$57,810	58,154	7.4%	$63,741	10.3%	1,916
Orland Park	15701 South Harlem Avenue	Orland Park	IL	60462-6800	35,315	4.4%	$72,801	36,297	2.8%	$78,435	7.7%	1,249
North Michigan Avenue 168	168 North Michigan Avenue	Chicago	IL	60601-7937	142,447	16.1%	$61,654	151,507	6.4%	$66,363	7.6%	5,038
Center of the Hills	7010 Highway 71 West	Austin	TX	78735-8300	18,749	34.3%	$75,999	21,490	14.6%	$80,849	6.4%	663
Juan Tabo	11004 Montgomery Boulevard NE	Albuquerque	NM	87111-3962	53,702	11.4%	$54,776	57,227	6.6%	$58,531	6.9%	1,899
North Point	530 South Range Line Road	Joplin	MO	64801-4113	17,786	5.5%	$35,137	18,532	4.2%	$38,299	9.0%	629
Santee Town Center	240 Town Center Parkway	Santee	CA	92071-5803	30,202	0.9%	$68,639	31,051	2.8%	$76,565	11.5%	1,068
Concourse Plaza	220 East 161st Street	Bronx	NY	10451-3543	439,186	4.0%	$29,166	449,135	2.3%	$32,519	11.5%	15,533
Village Commons	1400 Village Square Boulevard	Tallahassee	FL	32312-1250	17,414	25.4%	$78,935	19,391	11.4%	$87,870	11.3%	616
Piers	6325 Tacoma Drive	Port Richey	FL	34668-4554	27,029	5.8%	$33,018	28,706	6.2%	$36,349	10.1%	956
Palm Plaza	26471 Ynez Road	Temecula	CA	92591-4654	23,798	73.0%	$72,399	29,277	23.0%	$82,301	13.7%	842
Magnolia Square	2005 Crow Canyon Place	San Ramon	CA	94583-4632	22,841	5.0%	$124,991	23,908	4.7%	$134,446	7.6%	808
Riverwalk	Five River Walk Mall	South Charleston	WV	25303-1026	17,827	-6.5%	$41,360	17,175	-3.7%	$45,288	9.5%	631
Downers Park	7241 Lemont Road	Downers Grove	IL	60516-3809	43,407	3.5%	$71,848	44,177	1.8%	$74,832	4.2%	1,535
Sharpstown	6902 Southwest Freeway	Houston	TX	77074-2106	111,419	11.3%	$39,049	119,034	6.8%	$41,590	6.5%	3,941
Casa Paloma	7131 West Ray Road	Chandler	AZ	85226-1520	40,926	15.4%	$73,499	44,778	9.4%	$79,122	7.7%	1,447
Town Center Plaza	5000 West 119th Street	Leawood	KS	66209-1525	30,040	14.9%	$81,139	32,316	7.6%	$85,494	5.4%	1,062
Florence	55 Spiral Drive	Florence	KY	41042-1396	22,707	12.2%	$49,505	24,301	7.0%	$53,310	7.7%	803
Stow Community Center	4240 Kent Road	Stow	OH	44224-4325	20,907	3.5%	$59,474	21,214	1.5%	$62,693	5.4%	739
Centre at Hagerstown	17850 Garland Groh Boulevard	Hagerstown	MD	21740-1992	25,207	9.8%	$41,517	26,609	5.6%	$45,476	9.5%	892
Williamsburg at Dunwoody	2458 Jett Ferry Road	Dunwoody	GA	30338-3060	31,890	4.2%	$74,895	33,096	3.8%	$78,579	4.9%	1,128
Saucon Valley Square	3679 Route 378	Bethlehem	PA	18015-5432	24,528	7.4%	$44,286	25,606	4.4%	$48,199	8.8%	868
Beneva Village	3428 Clark Road	Sarasota	FL	34231-8406	33,230	4.3%	$54,869	34,699	4.4%	$60,269	9.8%	1,175
Fleming Island I & II	5000 U.S. Highway 17	Orange Park	FL	32003-8231	8,987	61.0%	$88,358	10,809	20.3%	$96,299	9.0%	318
Hinsdale Lake Commons	6300 Kingrey Highway Suite 106	Willowbrook	IL	60527-2250	39,810	1.3%	$77,075	40,096	0.7%	$80,602	4.6%	1,408
Park Place	10 Dillmont Drive	Columbus	OH	43235-6424	27,299	14.4%	$69,867	29,192	6.9%	$73,775	5.6%	966
Queensborough	1000 Johnnie Dodds Blvd #106	Mount Pleasant	SC	29464-3187	17,325	19.5%	$69,394	18,849	8.8%	$75,832	9.3%	613
Southpoint Crossing	202 West NC Highway 54	Durham	NC	27713-7563	21,920	38.9%	$64,886	25,264	15.3%	$67,288	3.7%	775
DFW North	1702 Minters Chapel Road	Grapevine	TX	76051-4183	11,903	17.2%	$67,841	12,998	9.2%	$70,688	4.2%	421
Jackson Creek Crossing	1018 West Baptist Road	Monument	CO	80921-2402	6,138	100.4%	$94,135	7,683	25.2%	$100,350	6.6%	217
Kodak	3985 Sorrento Valley Blvd	San Diego	CA	92121-1421	25,541	35.6%	$81,640	29,282	14.7%	$93,387	14.4%	903
Waterford Towne Center	5111 Highland Road	Waterford	MI	48327-1915	24,411	1.8%	$59,192	24,589	0.7%	$61,694	4.2%	863
Southeast Commercial Center	4120 Commercial Center Drive	Austin	TX	78744-1157	51,680	13.7%	$34,538	55,958	8.3%	$36,084	4.5%	1,828
Tech Center 29	12200 Tech Road	Silver Spring	MD	20904-1983	36,365	4.9%	$76,717	37,240	2.4%	$85,746	11.8%	1,286
Sherman Plaza	400 South Sherman Street	Richardson	TX	75081-4022	57,438	1.9%	$48,983	58,948	2.6%	$50,609	3.3%	2,031
North East Station Shopping	2500 Pulaski Highway	North East	MD	21901-2610	4,567	12.7%	$53,364	4,858	6.4%	$59,531	11.6%	162
Wilkens Office I/II/III	5517 Ritchie Highway	Baltimore	MD	21225-3444	29,184	-1.6%	$45,498	28,961	-0.8%	$49,574	9.0%	1,032
Little Glen	7565 Ritchie Highway	Glen Burnie	MD	21061-3716	32,484	0.5%	$60,828	32,513	0.1%	$67,689	11.3%	1,149
Riverdale Village	12921 Riverdale Drive NW	Coon Rapids	MN	55448-1064	25,457	6.7%	$65,796	26,388	3.7%	$69,853	6.2%	900
Clocktower Place	11298 West Florissant	Florissant	MO	63033-6741	40,043	-3.8%	$43,616	39,052	-2.5%	$45,749	4.9%	1,416
Meridian Crossroads	1350 North Eagle Road	Meridian	ID	83642-2392	32,953	53.1%	$62,551	39,166	18.9%	$67,493	7.9%	1,165
Skipper Palms Plaza	2526 East Bears Avenue	Tampa	FL	33613-5069	39,589	12.4%	$34,718	42,716	7.9%	$37,908	9.2%	1,400
El Novillo	7502 NW 79th Street	Miami	FL	33166-7537	54,124	-4.6%	$36,615	53,696	-0.8%	$40,403	10.3%	1,914
Northwest Crossing	1250 West NW Highway	Garland	TX	75041-5851	46,725	-4.3%	$42,995	46,521	-0.4%	$44,465	3.4%	1,653
Melbourne Plaza	900 Melbourne Road	Hurst	TX	76053-4633	35,468	10.2%	$55,992	37,829	6.7%	$59,606	6.5%	1,254
Parkwood	1301 Custer Road	Plano	TX	75075-7491	36,926	2.4%	$69,182	38,480	4.2%	$71,123	2.8%	1,306
Richwood	2105 Buckingham Road	Richardson	TX	75081-5459	63,597	2.4%	$46,402	65,366	2.8%	$47,833	3.1%	2,249
Lake Saint Charles	6913 US Highway 301 South	Riverview	FL	33569-4342	25,643	52.1%	$59,606	30,426	18.7%	$65,205	9.4%	907
Gulf Breeze Marketplace	3749 Gulf Breeze Parkway	Gulf Breeze	FL	32563-5717	6,606	20.4%	$68,623	7,333	11.0%	$74,281	8.2%	234
CVS-Lawrenceville		Lawrenceville	GA		30,815	31.9%	$54,897	35,189	14.2%	$55,534	1.2%	1,090
Lowe’s-Lilburn	733 Pleasant Hill Road NW	Lilburn	GA	30047-2739	29,954	17.5%	$51,569	32,973	10.1%	$52,160	1.1%	1,059
Stockbridge Plaza	599 Highway 138 West	Stockbridge	GA	30281-4252	19,585	31.3%	$53,041	22,237	13.5%	$53,809	1.4%	693
Village at Noble Farms	1145 Peachtree Industrial Blvd	Suwanee	GA	30024-1975	13,638	70.9%	$95,456	16,565	21.5%	$99,217	3.9%	482
Cofer Crossing	4349 Lawrenceville Highway	Tucker	GA	30084-3700	32,013	5.3%	$54,063	33,413	4.4%	$55,818	3.2%	1,132
South Farm Marketplace	4051 Nicholasville Road	Lexington	KY	40503-4447	38,423	12.3%	$52,156	40,845	6.3%	$55,322	6.1%	1,359
Metro Station	4708 Robinson Road	Jackson	MS	39204-3315	17,245	-8.3%	$28,113	16,189	-6.1%	$28,895	2.8%	610
Gallipolis Marketplace	2145 Eastern Avenue	Gallipolis	OH	45631-1873	3,466	0.3%	$28,403	3,471	0.1%	$31,072	9.4%	123
Towne Center	1980 Old Fort Parkway	Murfreesboro	TN	37129-6928	20,562	54.9%	$44,626	24,664	20.0%	$47,325	6.0%	727
Francisco Centre	2500 East Desert Inn Road	Las Vegas	NV	89121-3611	83,150	-5.7%	$34,759	81,869	-1.5%	$36,942	6.3%	2,941
College Park	2021 East Lake Mead Boulevard	North Las Vegas	NV	89030-7135	67,164	13.5%	$33,681	71,335	6.2%	$36,429	8.2%	2,375
Southwide 3	4569 Old Lamar Avenue	Memphis	TN	38118-6944	21,232	-4.1%	$37,075	20,802	-2.0%	$38,265	3.2%	751
Southwide 4	Federal Compress Indust. Park	Memphis	TN	38106	33,463	-6.8%	$24,322	32,465	-3.0%	$25,457	4.7%	1,184
River Pointe-Storage	1450 Interstate 45 South	Conroe	TX	77304-2803	12,388	38.8%	$43,927	14,404	16.3%	$47,478	8.1%	438
Fiesta	Belt Line Road	Grand Prairie	TX	75050	24,012	10.8%	$40,860	25,559	6.4%	$42,450	3.9%	849
Levitz Furniture	Loop 610 South	Houston	TX		73,839	18.7%	$66,585	81,050	9.8%	$71,515	7.4%	2,612
Watauga	8428 Denton Highway	Watauga	TX	76148-2458	41,046	47.8%	$82,780	47,822	16.5%	$89,595	8.2%	1,452
Land-US Highway 380 & 75	US Highway 380/US Highway 75	McKinney	TX		40,927	42.3%	$87,431	47,971	17.2%	$92,717	6.0%	1,447
Deer Park Town Center	20530 North Rand Road	Deer Park	IL	60010-7233	25,433	3.2%	$81,652	25,906	1.9%	$88,025	7.8%	900
Walnut Creek	Cameron Road	Austin	TX	78723	58,217	3.2%	$33,357	60,714	4.3%	$34,728	4.1%	2,059
Southpoint	3709 Promontory Point Drive	Austin	TX	78744-1112	40,593	15.4%	$32,822	44,226	9.0%	$34,093	3.9%	1,436
Wells Branch	2013 Wells Branch Parkway	Austin	TX	78728-6900	36,231	35.0%	$61,203	41,505	14.6%	$64,463	5.3%	1,281
Shoppes at Rivergate	2311 Gallatin Pike North	Madison	TN	37115-2007	15,158	17.6%	$44,289	16,446	8.5%	$46,887	5.9%	536
Crossing at Stonegate	17031 Lincoln Avenue	Parker	CO	80134-3144	17,971	110.0%	$87,583	23,104	28.6%	$92,889	6.1%	636
Bridges at Smoky Hills	20901 East Smoky Hill Road	Aurora	CO	80015-5184	26,512	59.7%	$91,400	31,440	18.6%	$97,369	6.5%	938
Gold Creek	220 Elizabeth Street	Elizabeth	CO	80107-7553	1,708	11.2%	$86,036	1,821	6.6%	$95,964	11.5%	60

Property Name	Address	City	State	Zip Code	2010 Households	Household Growth 2000-2010	2010 Median HH Income	2015 Households	Household Growth 2010-2015	2015 Median Household Income	Median Household Income Growth 2010-2015	2010 Household Density
Park Promenade	2704 Hiawassee Road	Orlando	FL	32818-3008	36,229	8.2%	$45,851	38,828	7.2%	$48,293	5.3%	1,281
Arrowhead Festival	7350 West Bell Road	Glendale	AZ	85308-8538	44,377	21.7%	$72,318	49,655	11.9%	$77,723	7.5%	1,570
Forum at Olympia Parkway	8370 Agora Parkway	Selma	TX	78154-1326	21,217	41.1%	$60,118	23,918	12.7%	$63,690	5.9%	750
Arden Square	3120 Arden Way	Sacramento	CA	95825-2002	59,418	0.0%	$48,740	62,009	4.4%	$52,829	8.4%	2,101
West Park Plaza	1333 S Winchester Boulevard	San Jose	CA	95128-4343	90,326	2.2%	$78,410	92,583	2.5%	$83,385	6.3%	3,195
Woodman-Van Nuys	6609 Van Nuys Boulevard	Van Nuys	CA	91405-4618	112,334	6.3%	$44,724	117,013	4.2%	$47,635	6.5%	3,973
Costa Verde Center	8510 Genesee Avenue	San Diego	CA	92122-1102	36,144	9.7%	$69,854	38,287	5.9%	$76,498	9.5%	1,278
Paseo Village	7333 North Via Paseo Del Sur	Scottsdale	AZ	85258-3743	27,313	1.9%	$61,235	29,021	6.3%	$64,010	4.5%	966
Shoppes at Lago Mar	15700 SW 72nd Street	Miami	FL	33193-5059	55,441	15.0%	$58,773	58,979	6.4%	$63,395	7.9%	1,961
Orland Park	15701 South Harlem Avenue	Orland Park	IL	60462-6800	34,674	2.8%	$74,676	35,014	1.0%	$79,703	6.7%	1,226
North Michigan Avenue 168	168 North Michigan Avenue	Chicago	IL	60601-7937	149,336	22.1%	$63,258	155,776	4.3%	$67,609	6.9%	5,282
Center of the Hills	7010 Highway 71 West	Austin	TX	78735-8300	18,413	35.9%	$78,481	20,747	12.7%	$82,229	4.8%	651
Juan Tabo	11004 Montgomery Boulevard NE	Albuquerque	NM	87111-3962	53,926	12.0%	$56,411	57,553	6.7%	$59,089	4.7%	1,907
North Point	530 South Range Line Road	Joplin	MO	64801-4113	18,075	7.5%	$35,899	18,683	3.4%	$38,301	6.7%	639
Santee Town Center	240 Town Center Parkway	Santee	CA	92071-5803	30,369	1.5%	$70,308	31,437	3.5%	$78,173	11.2%	1,074
Concourse Plaza	220 East 161st Street	Bronx	NY	10451-3543	445,416	5.4%	$30,229	454,144	2.0%	$33,506	10.8%	15,753
Village Commons	1400 Village Square Boulevard	Tallahassee	FL	32312-1250	16,708	19.0%	$77,012	18,103	8.4%	$84,173	9.3%	591
Piers	6325 Tacoma Drive	Port Richey	FL	34668-4554	26,810	4.9%	$32,919	28,893	7.8%	$35,005	6.3%	948
Palm Plaza	26471 Ynez Road	Temecula	CA	92591-4654	24,738	79.2%	$72,613	28,713	16.1%	$80,794	11.3%	875
Magnolia Square	2005 Crow Canyon Place	San Ramon	CA	94583-4632	23,560	6.4%	$126,558	24,709	4.9%	$135,292	6.9%	833
Riverwalk	Five River Walk Mall	South Charleston	WV	25303-1026	17,739	-7.0%	$42,301	17,005	-4.1%	$45,305	7.1%	627
Downers Park	7241 Lemont Road	Downers Grove	IL	60516-3809	43,096	2.7%	$73,929	43,296	0.5%	$76,967	4.1%	1,524
Sharpstown	6902 Southwest Freeway	Houston	TX	77074-2106	111,677	12.0%	$40,661	119,793	7.3%	$42,692	5.0%	3,950
Casa Paloma	7131 West Ray Road	Chandler	AZ	85226-1520	40,342	13.2%	$75,113	44,672	10.7%	$80,274	6.9%	1,427
Town Center Plaza	5000 West 119th Street	Leawood	KS	66209-1525	29,982	15.4%	$83,222	32,183	7.3%	$86,662	4.1%	1,060
Florence	55 Spiral Drive	Florence	KY	41042-1396	22,810	14.4%	$49,809	24,539	7.6%	$52,314	5.0%	807
Stow Community Center	4240 Kent Road	Stow	OH	44224-4325	20,556	2.8%	$60,684	20,579	0.1%	$63,348	4.4%	727
Centre at Hagerstown	17850 Garland Groh Boulevard	Hagerstown	MD	21740-1992	25,141	9.6%	$42,298	25,990	3.4%	$45,345	7.2%	889
Williamsburg at Dunwoody	2458 Jett Ferry Road	Dunwoody	GA	30338-3060	31,871	6.4%	$78,184	33,122	3.9%	$80,689	3.2%	1,127
Saucon Valley Square	3679 Route 378	Bethlehem	PA	18015-5432	24,103	6.5%	$45,568	24,800	2.9%	$48,881	7.3%	852
Beneva Village	3428 Clark Road	Sarasota	FL	34231-8406	33,041	4.0%	$54,418	34,866	5.5%	$58,230	7.0%	1,169
Fleming Island I & II	5000 U.S. Highway 17	Orange Park	FL	32003-8231	9,396	62.8%	$90,446	11,059	17.7%	$97,819	8.2%	332
Hinsdale Lake Commons	6300 Kingrey Highway Suite 106	Willowbrook	IL	60527-2250	39,298	1.1%	$79,417	39,238	-0.2%	$82,295	3.6%	1,390
Park Place	10 Dillmont Drive	Columbus	OH	43235-6424	27,230	13.9%	$71,161	28,959	6.4%	$74,502	4.7%	963
Queensborough	1000 Johnnie Dodds Blvd #106	Mount Pleasant	SC	29464-3187	17,757	21.6%	$71,851	19,335	8.9%	$78,438	9.2%	628
Southpoint Crossing	202 West NC Highway 54	Durham	NC	27713-7563	22,565	43.4%	$66,868	25,477	12.9%	$69,489	3.9%	798
DFW North	1702 Minters Chapel Road	Grapevine	TX	76051-4183	11,910	18.1%	$67,933	13,001	9.2%	$70,600	3.9%	421
Jackson Creek Crossing	1018 West Baptist Road	Monument	CO	80921-2402	6,491	103.1%	$97,169	7,461	14.9%	$102,761	5.8%	230
Kodak	3985 Sorrento Valley Blvd	San Diego	CA	92121-1421	25,203	34.3%	$82,959	27,717	10.0%	$92,471	11.5%	891
Waterford Towne Center	5111 Highland Road	Waterford	MI	48327-1915	23,544	0.0%	$60,341	23,321	-1.0%	$62,478	3.5%	833
Southeast Commercial Center	4120 Commercial Center Drive	Austin	TX	78744-1157	50,619	13.0%	$35,393	54,657	8.0%	$36,776	3.9%	1,790
Tech Center 29	12200 Tech Road	Silver Spring	MD	20904-1983	37,077	7.5%	$79,151	37,643	1.5%	$86,391	9.1%	1,311
Sherman Plaza	400 South Sherman Street	Richardson	TX	75081-4022	57,493	2.8%	$49,590	58,697	2.1%	$50,727	2.3%	2,033
North East Station Shopping	2500 Pulaski Highway	North East	MD	21901-2610	4,679	15.2%	$55,959	4,940	5.6%	$61,106	9.2%	165
Wilkens Office I/II/III	5517 Ritchie Highway	Baltimore	MD	21225-3444	29,424	-1.1%	$47,170	29,090	-1.1%	$51,043	8.2%	1,041
Little Glen	7565 Ritchie Highway	Glen Burnie	MD	21061-3716	32,801	0.8%	$62,617	32,719	-0.3%	$68,330	9.1%	1,160
Riverdale Village	12921 Riverdale Drive NW	Coon Rapids	MN	55448-1064	25,253	6.7%	$67,895	26,067	3.2%	$71,618	5.5%	893
Clocktower Place	11298 West Florissant	Florissant	MO	63033-6741	39,701	-3.6%	$43,890	38,646	-2.7%	$44,978	2.5%	1,404
Meridian Crossroads	1350 North Eagle Road	Meridian	ID	83642-2392	34,427	61.3%	$64,361	39,866	15.8%	$68,883	7.0%	1,218
Skipper Palms Plaza	2526 East Bears Avenue	Tampa	FL	33613-5069	39,320	12.7%	$34,506	42,375	7.8%	$36,504	5.8%	1,391
El Novillo	7502 NW 79th Street	Miami	FL	33166-7537	54,811	-3.1%	$36,752	54,960	0.3%	$39,546	7.6%	1,939
Northwest Crossing	1250 West NW Highway	Garland	TX	75041-5851	46,824	-3.6%	$43,483	46,539	-0.6%	$44,375	2.1%	1,656
Melbourne Plaza	900 Melbourne Road	Hurst	TX	76053-4633	34,676	8.8%	$57,023	37,023	6.8%	$60,471	6.0%	1,226
Parkwood	1301 Custer Road	Plano	TX	75075-7491	38,775	7.2%	$70,245	43,253	11.6%	$72,122	2.7%	1,371
Richwood	2105 Buckingham Road	Richardson	TX	75081-5459	64,263	3.9%	$46,869	65,837	2.5%	$47,724	1.8%	2,273
Lake Saint Charles	6913 US Highway 301 South	Riverview	FL	33569-4342	26,639	58.6%	$60,101	30,225	13.5%	$65,054	8.2%	942
Gulf Breeze Marketplace	3749 Gulf Breeze Parkway	Gulf Breeze	FL	32563-5717	6,521	19.2%	$70,733	7,105	9.0%	$76,553	8.2%	231
CVS-Lawrenceville		Lawrenceville	GA		30,642	31.1%	$56,192	34,833	13.7%	$56,591	0.7%	1,084
Lowe’s-Lilburn	733 Pleasant Hill Road NW	Lilburn	GA	30047-2739	29,987	16.4%	$52,743	32,999	10.0%	$53,049	0.6%	1,061
Stockbridge Plaza	599 Highway 138 West	Stockbridge	GA	30281-4252	19,042	28.0%	$54,082	21,140	11.0%	$54,289	0.4%	673
Village at Noble Farms	1145 Peachtree Industrial Blvd	Suwanee	GA	30024-1975	13,381	71.5%	$97,934	15,647	16.9%	$102,236	4.4%	473
Cofer Crossing	4349 Lawrenceville Highway	Tucker	GA	30084-3700	31,812	5.9%	$55,751	33,101	4.1%	$57,055	2.3%	1,125
South Farm Marketplace	4051 Nicholasville Road	Lexington	KY	40503-4447	38,781	13.4%	$54,355	41,242	6.4%	$57,049	5.0%	1,372
Metro Station	4708 Robinson Road	Jackson	MS	39204-3315	17,452	-8.5%	$28,681	16,492	-5.5%	$29,103	1.5%	617
Gallipolis Marketplace	2145 Eastern Avenue	Gallipolis	OH	45631-1873	3,495	2.2%	$28,732	3,494	0.0%	$30,638	6.6%	124
Towne Center	1980 Old Fort Parkway	Murfreesboro	TN	37129-6928	20,356	55.0%	$46,243	23,348	14.7%	$47,814	3.4%	720
Francisco Centre	2500 East Desert Inn Road	Las Vegas	NV	89121-3611	84,656	-3.8%	$36,475	88,057	4.0%	$38,761	6.3%	2,994
College Park	2021 East Lake Mead Boulevard	North Las Vegas	NV	89030-7135	62,088	4.5%	$34,653	66,395	6.9%	$37,537	8.3%	2,196
Southwide 3	4569 Old Lamar Avenue	Memphis	TN	38118-6944	20,947	-5.5%	$37,380	20,402	-2.6%	$37,766	1.0%	741
Southwide 4	Federal Compress Indust. Park	Memphis	TN	38106	32,751	-8.6%	$24,677	31,640	-3.4%	$25,733	4.3%	1,158
River Pointe-Storage	1450 Interstate 45 South	Conroe	TX	77304-2803	12,689	40.0%	$44,853	14,866	17.2%	$48,088	7.2%	449
Fiesta	Belt Line Road	Grand Prairie	TX	75050	23,989	10.7%	$41,513	25,427	6.0%	$42,652	2.7%	848
Levitz Furniture	Loop 610 South	Houston	TX		74,803	20.9%	$68,522	81,220	8.6%	$74,858	9.2%	2,646
Watauga	8428 Denton Highway	Watauga	TX	76148-2458	40,850	47.4%	$85,113	45,648	11.8%	$90,815	6.7%	1,445
Land-US Highway 380 & 75	US Highway 380/US Highway 75	McKinney	TX		42,280	47.4%	$89,223	50,234	18.8%	$92,887	4.1%	1,495
Deer Park Town Center	20530 North Rand Road	Deer Park	IL	60010-7233	25,058	1.9%	$82,856	25,204	0.6%	$87,637	5.8%	886
Walnut Creek	Cameron Road	Austin	TX	78723	58,385	2.8%	$33,879	61,041	4.6%	$35,402	4.5%	2,065
Southpoint	3709 Promontory Point Drive	Austin	TX	78744-1112	39,762	13.6%	$33,524	43,116	8.4%	$34,651	3.4%	1,406
Wells Branch	2013 Wells Branch Parkway	Austin	TX	78728-6900	36,116	34.5%	$63,021	40,531	12.2%	$65,676	4.2%	1,277
Shoppes at Rivergate	2311 Gallatin Pike North	Madison	TN	37115-2007	15,303	18.1%	$44,986	16,424	7.3%	$46,761	3.9%	541
Crossing at Stonegate	17031 Lincoln Avenue	Parker	CO	80134-3144	19,179	124.7%	$91,179	23,353	21.8%	$94,997	4.2%	678
Bridges at Smoky Hills	20901 East Smoky Hill Road	Aurora	CO	80015-5184	28,809	73.5%	$92,327	32,069	11.3%	$96,581	4.6%	1,019
Gold Creek	220 Elizabeth Street	Elizabeth	CO	80107-7553	1,681	10.8%	$84,403	1,768	5.2%	$91,606	8.5%	59

A:17

Property Name	Address	City	State	Zip Code	2009 Households	Household Growth 2000-2009	2009 Median Household Income	2014 Households	Household Growth 2009-2014	2014 Median Household Income	Median Household Income Growth 2009-2014	2009 Household Density
Southdale	5100 SE 14th Street	Des Moines	IA	50320-1678	22,005	4.0%	$45,609	22,594	2.7%	$48,871	7.2%	778
Bridgewater Promenade	155 Promenade Boulevard	Bridgewater	NJ	08807-3455	21,455	5.5%	$75,150	22,185	3.4%	$83,257	10.8%	759
Cedar Hill Crossing	424 North US Highway 67	Cedar Hill	TX	75104-2135	19,635	34.7%	$67,274	22,314	13.6%	$69,987	4.0%	694
Bell Plaza	5807 West 45th Avenue	Amarillo	TX	79109-5257	34,691	8.2%	$52,054	36,496	5.2%	$57,543	10.5%	1,227
Lake Brandon Plaza	11255 Causeway Boulevard	Brandon	FL	33511-2903	30,787	42.1%	$55,772	35,924	16.7%	$60,934	9.3%	1,089
Kmart-Macon	156 Tom Hill Senior Boulevard	Macon	GA	31210-1814	11,155	5.8%	$56,114	11,557	3.6%	$57,469	2.4%	395
Peachtree City Marketplace	225 Market Place Connector	Peachtree City	GA	30269-3542	10,368	11.8%	$80,565	11,047	6.6%	$84,669	5.1%	367
Rome	2204 Shorter Avenue	Rome	GA	30165-2036	9,891	3.7%	$38,623	10,195	3.1%	$41,767	8.1%	350
Cross Creek	1040 Cross Creek Drive	Saltillo	MS	38866-5765	2,557	9.7%	$46,394	2,646	3.5%	$50,052	7.9%	90
Kester Mill Village	4550 Kester Mill Road	Winston- Salem	NC	27103-1247	20,785	13.1%	$51,656	22,374	7.6%	$53,975	4.5%	735
Lowe’s-Hendersonville	360 East Main Street	Hendersonville	TN	37075-2523	16,011	22.4%	$57,424	17,746	10.8%	$60,758	5.8%	566
Nacogdoches Marketplace	4608 North Street	Nacogdoches	TX	75961-1813	8,153	9.0%	$29,100	8,575	5.2%	$31,657	8.8%	288
Southgate Marketplace	3355 South 27th Street	Milwaukee	WI	53215-4303	75,124	-1.5%	$40,275	74,781	-0.5%	$42,505	5.5%	2,657
Claywood	Clay Road	Houston	TX		73,839	18.7%	$66,585	81,050	9.8%	$71,515	7.4%	2,612
Pima Crossing	8740 East Shea Boulevard	Scottsdale	AZ	85260-6625	31,415	8.5%	$74,499	33,679	7.2%	$79,893	7.2%	1,111
Blossom Valley	1750 Miramonte Avenue	Mountain View	CA	94040-3763	59,657	-0.4%	$97,427	60,705	1.8%	$106,204	9.0%	2,110
Country Club-San Ramon	9100 Alcosta Boulevard	San Ramon	CA	94583-3857	27,005	31.0%	$104,061	30,673	13.6%	$114,419	10.0%	955
Diablo Plaza	2455 San Ramon Valley Blvd	San Ramon	CA	94583-1601	21,214	4.8%	$122,797	22,216	4.7%	$132,153	7.6%	750
Encina Grande	2941 Ygnacio Valley Road	Walnut Creek	CA	94598-3535	42,561	0.6%	$74,600	43,797	2.9%	$80,942	8.5%	1,505
Loehmann’s Plaza-San Jose	1603 Hollenbeck Avenue	Sunnyvale	CA	94087-5402	75,228	0.4%	$101,355	76,871	2.2%	$110,543	9.1%	2,661
San Leandro Plaza	265 Davis Street	San Leandro	CA	94577-2742	53,164	-2.8%	$56,268	53,482	0.6%	$61,613	9.5%	1,880
Sequoia Station	1001 El Camino Real	Redwood City	CA	94063-1692	43,505	-1.9%	$84,523	43,861	0.8%	$91,798	8.6%	1,539
Strawflower Village	70 Cabrillo Highway North	Half Moon Bay	CA	94019-1664	4,926	8.2%	$95,094	5,200	5.6%	$103,822	9.2%	174
Tassajara Crossing	3496 Camino Tassajara	Danville	CA	94506-4680	18,618	28.9%	$146,731	20,874	12.1%	$162,371	10.7%	658
Promenade	7485 Rush River Drive Ste 600	Sacramento	CA	95831-5262	28,011	8.0%	$61,120	29,852	6.6%	$66,811	9.3%	991
Woodside Central	2545 El Camino Real	Redwood City	CA	94061-3812	43,030	-2.2%	$85,670	43,346	0.7%	$93,005	8.6%	1,522
Bristol and Warner	2130 South Bristol Street Suite A	Santa Ana	CA	92704-5153	67,790	0.7%	$54,995	69,505	2.5%	$60,954	10.8%	2,398
El Camino	23381 Mulholland Drive	Woodland Hills	CA	91364-2734	33,828	3.2%	$90,792	35,093	3.7%	$99,980	10.1%	1,196
El Norte Parkway Plaza	1032 West El Norte Parkway	Escondido	CA	92026-3341	40,374	9.4%	$55,229	42,880	6.2%	$61,969	12.2%	1,428
Friars Mission Center	5644 Mission Center Road	San Diego	CA	92108-4328	91,917	3.5%	$49,636	95,517	3.9%	$56,566	14.0%	3,251
Hawthorne	12711 Hawthorne Boulevard	Hawthorne	CA	90250-4406	91,221	1.8%	$46,676	93,891	2.9%	$51,323	10.0%	3,226
Heritage Plaza	14200 Culver Drive	Irvine	CA	92604-0312	67,419	39.9%	$93,895	77,452	14.9%	$105,155	12.0%	2,384
Morningside Plaza	1088 East Bastanchury Road	Fullerton	CA	92835-2790	55,034	3.3%	$66,095	57,045	3.7%	$72,065	9.0%	1,946
Newland Center	19640 Beach Boulevard	Huntington Beach	CA	92648-2905	60,027	3.0%	$84,608	62,227	3.7%	$93,137	10.1%	2,123
Oakbrook Plaza	1736 E Avenida De Los Arboles	Thousand Oaks	CA	91362-1301	25,375	4.9%	$94,524	26,438	4.2%	$104,395	10.4%	897
Plaza de Hacienda	1737 North Hacienda Boulevard	La Puente	CA	91744-1140	56,820	1.7%	$61,401	58,483	2.9%	$67,812	10.4%	2,010
Plaza Hermosa	715 Pier Avenue	Hermosa Beach	CA	90254-3941	74,431	7.0%	$89,726	78,403	5.3%	$99,414	10.8%	2,632
Rona Plaza	2003 West First Street	Santa Ana	CA	92703-3500	78,790	0.2%	$54,935	80,706	2.4%	$61,026	11.1%	2,787
Santa Ana Downtown Plaza	301 East First Street	Santa Ana	CA	92701-5314	77,491	0.5%	$53,266	79,313	2.4%	$59,083	10.9%	2,741
Twin Peaks	14823 Pomerado Road	Poway	CA	92064-2803	34,164	8.4%	$86,798	36,217	6.0%	$96,632	11.3%	1,208
Ventura Village	5688 Telephone Road	Ventura	CA	93003-5326	29,904	6.1%	$71,031	31,370	4.9%	$78,688	10.8%	1,058
Boulevard Center	1699 South Colorado Boulevard	Denver	CO	80222-4036	74,338	-1.9%	$54,983	74,906	0.8%	$58,467	6.3%	2,629
Buckley Square	17150 E Iliff Avenue	Aurora	CO	80013-5869	60,191	19.0%	$58,458	65,840	9.4%	$61,150	4.6%	2,129
South Lowry Square	7150 Leetsdale Drive	Denver	CO	80224-3529	80,870	3.9%	$47,443	83,645	3.4%	$49,552	4.4%	2,860
Littleton Square	100 West Littleton Boulevard	Littleton	CO	80120-2406	37,421	-1.0%	$55,145	37,917	1.3%	$57,419	4.1%	1,323
Cherry Park Market	2501 SW Cherry Park Road	Troutdale	OR	97060-2931	31,135	17.6%	$50,595	33,720	8.3%	$55,401	9.5%	1,101
Murrayhill Marketplace	6194 SW Murray Boulevard	Beaverton	OR	97008-4420	54,768	10.7%	$56,968	58,291	6.4%	$61,291	7.6%	1,937
Sherwood Market Center	16030 SW Tualatin Sherwood Rd	Sherwood	OR	97140-8521	12,150	38.5%	$74,312	13,920	14.6%	$82,129	10.5%	430
Sunnyside 205	9757 SE Sunnyside Road Suite A	Clackamas	OR	97015-9744	36,024	14.1%	$57,144	38,582	7.1%	$61,982	8.5%	1,274
Walker Center	2612 SW Cedar Hills Boulevard	Beaverton	OR	97005-1356	49,897	7.1%	$54,840	52,413	5.0%	$59,062	7.7%	1,765
West Hills Plaza	7535 SW Barnes Road Suite 109	Portland	OR	97225-6269	38,250	7.5%	$63,935	40,159	5.0%	$68,964	7.9%	1,353
Inglewood Plaza	653 228th Avenue NE	Redmond	WA	98074-7241	14,429	19.4%	$125,218	15,648	8.5%	$136,674	9.1%	510
Lake Meridian	12906 SE Kent Kangley Road	Kent	WA	98030-7940	27,855	11.0%	$63,836	29,476	5.8%	$69,677	9.2%	985
Pine Lake Village	1065 NW Gilman Boulevard	Issaquah	WA	98027-5304	16,447	26.0%	$92,725	18,286	11.2%	$100,411	8.3%	582
Sammamish Highlands	526 228th Avenue NE	Redmond	WA	98074-7226	14,951	20.3%	$124,708	16,254	8.7%	$136,068	9.1%	529
South Point Plaza	10103 Evergreen Way	Everett	WA	98204-3860	43,642	16.0%	$52,887	47,207	8.2%	$57,882	9.4%	1,544
Southcenter Plaza	301 Strander Boulevard	Tukwila	WA	98188-2971	27,176	5.4%	$48,463	28,090	3.4%	$52,944	9.2%	961
Thomas Lake	3202 132nd Street SE	Bothell	WA	98012-5624	40,194	25.2%	$70,977	44,636	11.1%	$77,966	9.8%	1,422
Arapaho Village	819 West Arapaho Road Suite 39	Richardson	TX	75080-5039	46,452	2.7%	$56,585	48,050	3.4%	$58,617	3.6%	1,643
Casa Linda Plaza	1235 South Buckner Boulevard	Dallas	TX	75217-4306	29,120	0.9%	$33,706	29,727	2.1%	$34,778	3.2%	1,030
Champions Forest	16616 Champion Forest Drive	Spring	TX	77379-7017	31,167	16.2%	$85,156	33,927	8.9%	$90,639	6.4%	1,102
Cooper Street Plaza	4601 South Cooper Street	Arlington	TX	76017-5827	40,100	8.6%	$62,733	42,400	5.7%	$66,045	5.3%	1,418
Hancock Center	1000 East 41st Street	Austin	TX	78751-4859	60,092	4.4%	$34,056	62,991	4.8%	$35,852	5.3%	2,125
Harwood Hills Village	3300 Harwood Road	Bedford	TX	76021-3904	49,882	12.2%	$63,043	53,776	7.8%	$66,274	5.1%	1,764
Hillcrest Village	6437 Hillcrest Avenue	Dallas	TX	75205-1852	86,580	0.2%	$50,455	88,163	1.8%	$53,831	6.7%	3,062
Market at Preston Forest	11910 Preston Road Suite 200	Dallas	TX	75230-6161	50,903	2.4%	$55,012	52,356	2.9%	$57,992	5.4%	1,800
Market at Round Rock	110 Interstate Highway 35 North	Round Rock	TX	78681-5003	29,617	44.2%	$66,610	34,888	17.8%	$69,913	5.0%	1,047
Mills Pointe	2810 East Trinity Mills Road	Carrollton	TX	75006-2369	65,181	13.5%	$59,244	71,272	9.3%	$61,654	4.1%	2,305
Mockingbird Common	6333 East Mockingbird Lane	Dallas	TX	75214-2692	73,473	-0.5%	$47,857	74,564	1.5%	$49,730	3.9%	2,599
North Hills Town Center	12518 Research Boulevard	Austin	TX	78759-2250	38,959	15.2%	$67,333	42,590	9.3%	$69,768	3.6%	1,378
Northview Plaza	10677 E Northwest Hwy Ste 300	Dallas	TX	75238-4899	47,461	-1.5%	$43,950	47,958	1.1%	$45,562	3.7%	1,679
Preston Park	3316 Preston Road	Plano	TX	75093-7404	48,448	22.7%	$88,040	54,707	12.9%	$91,731	4.2%	1,713
Ridglea Plaza	6387 Camp Bowie Blvd Suite D	Fort Worth	TX	76116-5442	41,299	13.5%	$41,524	44,734	8.3%	$43,616	5.0%	1,461
Southpark	1900 East Southeast Loop 323	Tyler	TX	75701-8337	26,023	15.3%	$43,753	28,123	8.1%	$46,675	6.7%	920
Valley Ranch Centre I-III	820 South MacArthur Boulevard	Coppell	TX	75019-4216	25,465	19.7%	$85,497	27,720	8.9%	$89,415	4.6%	901
Village	633 West Wheatland Road	Duncanville	TX	75116-4517	27,528	10.2%	$49,460	29,220	6.2%	$51,463	4.0%	974
Crossroads Plaza	Paramount Boulevard	Los Angeles	CA		137,722	10.5%	$27,430	147,124	6.8%	$30,192	10.1%	4,871
Pentagon Row	900 Army Navy Drive	Arlington	VA	22202-4927	96,941	9.3%	$78,517	101,586	4.8%	$91,031	15.9%	3,429
CityPlace	451 Long Beach Boulevard	Long Beach	CA	90805-2462	86,794	3.5%	$36,811	90,009	3.7%	$40,864	11.0%	3,070
Pike at Rainbow Harbor	95 South Pine Avenue	Long Beach	CA	90802-8158	80,482	3.4%	$34,880	83,440	3.7%	$38,922	11.6%	2,846
Oceanside Place Cinemas	401 Mission Avenue	Oceanside	CA	92054-2827	21,180	2.2%	$49,043	21,904	3.4%	$55,808	13.8%	749
Connecticut Commons	292 New Britain Avenue	Plainville	CT	06062-2056	23,576	-1.8%	$50,034	23,375	-0.9%	$54,583	9.1%	834
Cool Springs Pointe	1622 Service Merchandise Blvd	Brentwood	TN	37027-2925	8,948	31.0%	$100,481	10,253	14.6%	$109,680	9.2%	316

Property Name	Address	City	State	Zip Code	2010 Households	Household Growth 2000-2010	2010 Median HH Income	2015 Households	Household Growth 2010-2015	2015 Median Household Income	Median Household Income Growth 2010-2015	2010 Household Density
Southdale	5100 SE 14th Street	Des Moines	IA	50320-1678	21,991	3.2%	$46,846	22,700	3.2%	$49,461	5.6%	778
Bridgewater Promenade	155 Promenade Boulevard	Bridgewater	NJ	08807-3455	21,263	4.6%	$76,808	21,507	1.2%	$83,354	8.5%	752
Cedar Hill Crossing	424 North US Highway 67	Cedar Hill	TX	75104-2135	19,176	32.8%	$68,265	21,021	9.6%	$70,289	3.0%	678
Bell Plaza	5807 West 45th Avenue	Amarillo	TX	79109-5257	35,137	10.1%	$55,193	36,580	4.1%	$60,281	9.2%	1,243
Lake Brandon Plaza	11255 Causeway Boulevard	Brandon	FL	33511-2903	31,989	46.7%	$56,867	36,133	13.0%	$60,992	7.3%	1,131
Kmart-Macon	156 Tom Hill Senior Boulevard	Macon	GA	31210-1814	11,107	5.3%	$57,942	11,313	1.9%	$59,490	2.7%	393
Peachtree City Marketplace	225 Market Place Connector	Peachtree City	GA	30269-3542	10,468	11.1%	$83,333	10,968	4.8%	$86,328	3.6%	370
Rome	2204 Shorter Avenue	Rome	GA	30165-2036	9,930	3.6%	$38,531	10,087	1.6%	$40,313	4.6%	351
Cross Creek	1040 Cross Creek Drive	Saltillo	MS	38866-5765	2,666	14.0%	$44,389	2,782	4.4%	$46,206	4.1%	94
Kester Mill Village	4550 Kester Mill Road	Winston- Salem	NC	27103-1247	21,125	16.1%	$52,867	22,542	6.7%	$54,698	3.5%	747
Lowe’s-Hendersonville	360 East Main Street	Hendersonville	TN	37075-2523	16,268	24.2%	$59,301	17,854	9.8%	$62,073	4.7%	575
Nacogdoches Marketplace	4608 North Street	Nacogdoches	TX	75961-1813	8,323	10.5%	$29,210	8,686	4.4%	$31,306	7.2%	294
Southgate Marketplace	3355 South 27th Street	Milwaukee	WI	53215-4303	75,782	-0.3%	$41,711	75,046	-1.0%	$43,849	5.1%	2,680
Claywood	Clay Road	Houston	TX		74,803	20.9%	$68,522	81,220	8.6%	$74,858	9.2%	2,646
Pima Crossing	8740 East Shea Boulevard	Scottsdale	AZ	85260-6625	30,771	7.1%	$75,651	33,395	8.5%	$79,693	5.3%	1,088
Blossom Valley	1750 Miramonte Avenue	Mountain View	CA	94040-3763	60,778	2.0%	$99,676	62,263	2.4%	$106,496	6.8%	2,150
Country Club-San Ramon	9100 Alcosta Boulevard	San Ramon	CA	94583-3857	26,525	28.1%	$105,937	29,195	10.1%	$113,628	7.3%	938
Diablo Plaza	2455 San Ramon Valley Blvd	San Ramon	CA	94583-1601	21,492	6.2%	$123,066	22,564	5.0%	$131,536	6.9%	760
Encina Grande	2941 Ygnacio Valley Road	Walnut Creek	CA	94598-3535	42,895	1.2%	$76,334	44,206	3.1%	$81,561	6.8%	1,517
Loehmann’s Plaza-San Jose	1603 Hollenbeck Avenue	Sunnyvale	CA	94087-5402	76,073	2.0%	$103,989	77,926	2.4%	$111,164	6.9%	2,691
San Leandro Plaza	265 Davis Street	San Leandro	CA	94577-2742	53,519	-1.8%	$57,737	53,908	0.7%	$62,297	7.9%	1,893
Sequoia Station	1001 El Camino Real	Redwood City	CA	94063-1692	44,169	-0.6%	$86,665	44,539	0.8%	$92,333	6.5%	1,562
Strawflower Village	70 Cabrillo Highway North	Half Moon Bay	CA	94019-1664	5,053	10.7%	$97,382	5,344	5.8%	$104,013	6.8%	179
Tassajara Crossing	3496 Camino Tassajara	Danville	CA	94506-4680	18,731	28.6%	$149,536	20,143	7.5%	$158,336	5.9%	662
Promenade	7485 Rush River Drive Ste 600	Sacramento	CA	95831-5262	27,474	5.9%	$62,030	29,368	6.9%	$67,365	8.6%	972
Woodside Central	2545 El Camino Real	Redwood City	CA	94061-3812	43,528	-0.9%	$87,559	43,813	0.7%	$93,159	6.4%	1,539
Bristol and Warner	2130 South Bristol Street Suite A	Santa Ana	CA	92704-5153	67,532	0.7%	$56,539	69,119	2.4%	$61,544	8.9%	2,388
El Camino	23381 Mulholland Drive	Woodland Hills	CA	91364-2734	34,592	5.6%	$92,189	35,916	3.8%	$99,950	8.4%	1,223
El Norte Parkway Plaza	1032 West El Norte Parkway	Escondido	CA	92026-3341	40,347	9.2%	$56,131	42,726	5.9%	$62,162	10.7%	1,427
Friars Mission Center	5644 Mission Center Road	San Diego	CA	92108-4328	92,953	4.8%	$51,133	97,150	4.5%	$57,535	12.5%	3,288
Hawthorne	12711 Hawthorne Boulevard	Hawthorne	CA	90250-4406	91,446	2.3%	$47,622	93,593	2.4%	$51,387	7.9%	3,234
Heritage Plaza	14200 Culver Drive	Irvine	CA	92604-0312	66,752	38.1%	$96,092	72,913	9.2%	$105,505	9.8%	2,361
Morningside Plaza	1088 East Bastanchury Road	Fullerton	CA	92835-2790	54,911	3.7%	$67,571	56,774	3.4%	$72,674	7.6%	1,942
Newland Center	19640 Beach Boulevard	Huntington Beach	CA	92648-2905	59,818	1.7%	$86,391	61,387	2.6%	$94,427	9.3%	2,116
Oakbrook Plaza	1736 E Avenida De Los Arboles	Thousand Oaks	CA	91362-1301	25,575	5.4%	$97,593	26,613	4.1%	$106,616	9.2%	905
Plaza de Hacienda	1737 North Hacienda Boulevard	La Puente	CA	91744-1140	56,666	1.6%	$63,065	57,820	2.0%	$69,012	9.4%	2,004
Plaza Hermosa	715 Pier Avenue	Hermosa Beach	CA	90254-3941	73,569	6.2%	$91,888	76,553	4.1%	$100,735	9.6%	2,602
Rona Plaza	2003 West First Street	Santa Ana	CA	92703-3500	78,891	0.5%	$56,386	80,661	2.2%	$61,487	9.0%	2,790
Santa Ana Downtown Plaza	301 East First Street	Santa Ana	CA	92701-5314	76,750	-0.1%	$54,661	78,207	1.9%	$59,482	8.8%	2,714
Twin Peaks	14823 Pomerado Road	Poway	CA	92064-2803	34,599	9.4%	$89,355	36,637	5.9%	$98,773	10.5%	1,224
Ventura Village	5688 Telephone Road	Ventura	CA	93003-5326	30,340	7.4%	$73,272	31,734	4.6%	$80,405	9.7%	1,073
Boulevard Center	1699 South Colorado Boulevard	Denver	CO	80222-4036	75,632	-0.1%	$55,291	77,452	2.4%	$58,151	5.2%	2,675
Buckley Square	17150 E Iliff Avenue	Aurora	CO	80013-5869	57,351	13.7%	$58,190	61,716	7.6%	$60,110	3.3%	2,028
South Lowry Square	7150 Leetsdale Drive	Denver	CO	80224-3529	81,743	5.7%	$47,781	85,280	4.3%	$49,433	3.5%	2,891
Littleton Square	100 West Littleton Boulevard	Littleton	CO	80120-2406	37,227	-0.8%	$54,816	38,498	3.4%	$57,036	4.0%	1,317
Cherry Park Market	2501 SW Cherry Park Road	Troutdale	OR	97060-2931	31,467	19.9%	$51,836	33,780	7.4%	$55,190	6.5%	1,113
Murrayhill Marketplace	6194 SW Murray Boulevard	Beaverton	OR	97008-4420	55,612	12.6%	$58,852	58,807	5.8%	$62,294	5.8%	1,967
Sherwood Market Center	16030 SW Tualatin Sherwood Rd	Sherwood	OR	97140-8521	11,859	35.9%	$76,968	13,190	11.2%	$85,178	10.7%	419
Sunnyside 205	9757 SE Sunnyside Road Suite A	Clackamas	OR	97015-9744	36,242	15.6%	$58,952	38,501	6.2%	$63,173	7.2%	1,282
Walker Center	2612 SW Cedar Hills Boulevard	Beaverton	OR	97005-1356	50,420	8.8%	$56,892	52,793	4.7%	$60,216	5.8%	1,783
West Hills Plaza	7535 SW Barnes Road Suite 109	Portland	OR	97225-6269	38,632	11.0%	$66,371	40,469	4.8%	$70,575	6.3%	1,366
Inglewood Plaza	653 228th Avenue NE	Redmond	WA	98074-7241	14,252	17.8%	$125,549	15,126	6.1%	$138,910	10.6%	504
Lake Meridian	12906 SE Kent Kangley Road	Kent	WA	98030-7940	28,575	14.7%	$65,711	30,278	6.0%	$70,443	7.2%	1,011
Pine Lake Village	1065 NW Gilman Boulevard	Issaquah	WA	98027-5304	16,758	27.5%	$94,995	17,808	6.3%	$101,508	6.9%	593
Sammamish Highlands	526 228th Avenue NE	Redmond	WA	98074-7226	15,253	19.3%	$125,649	16,246	6.5%	$139,005	10.6%	539
South Point Plaza	10103 Evergreen Way	Everett	WA	98204-3860	44,074	17.0%	$54,727	47,158	7.0%	$58,288	6.5%	1,559
Southcenter Plaza	301 Strander Boulevard	Tukwila	WA	98188-2971	27,617	8.8%	$49,898	28,777	4.2%	$53,349	6.9%	977
Thomas Lake	3202 132nd Street SE	Bothell	WA	98012-5624	40,396	25.4%	$72,632	43,712	8.2%	$78,116	7.6%	1,429
Arapaho Village	819 West Arapaho Road Suite 39	Richardson	TX	75080-5039	46,615	4.5%	$57,441	48,417	3.9%	$58,870	2.5%	1,649
Casa Linda Plaza	1235 South Buckner Boulevard	Dallas	TX	75217-4306	30,496	5.6%	$34,060	31,472	3.2%	$34,843	2.3%	1,079
Champions Forest	16616 Champion Forest Drive	Spring	TX	77379-7017	29,402	10.3%	$87,883	31,102	5.8%	$92,620	5.4%	1,040
Cooper Street Plaza	4601 South Cooper Street	Arlington	TX	76017-5827	42,102	13.6%	$63,797	45,788	8.8%	$66,503	4.2%	1,489
Hancock Center	1000 East 41st Street	Austin	TX	78751-4859	60,770	5.4%	$34,769	63,698	4.8%	$36,815	5.9%	2,149
Harwood Hills Village	3300 Harwood Road	Bedford	TX	76021-3904	49,956	11.4%	$63,980	54,018	8.1%	$67,184	5.0%	1,767
Hillcrest Village	6437 Hillcrest Avenue	Dallas	TX	75205-1852	89,134	3.3%	$52,168	91,116	2.2%	$55,594	6.6%	3,152
Market at Preston Forest	11910 Preston Road Suite 200	Dallas	TX	75230-6161	51,934	4.5%	$56,054	53,334	2.7%	$58,410	4.2%	1,837
Market at Round Rock	110 Interstate Highway 35 North	Round Rock	TX	78681-5003	31,914	53.9%	$68,021	38,120	19.5%	$70,512	3.7%	1,129
Mills Pointe	2810 East Trinity Mills Road	Carrollton	TX	75006-2369	67,173	16.7%	$60,466	75,212	12.0%	$61,962	2.5%	2,376
Mockingbird Common	6333 East Mockingbird Lane	Dallas	TX	75214-2692	75,210	2.3%	$48,765	76,667	1.9%	$51,072	4.7%	2,660
North Hills Town Center	12518 Research Boulevard	Austin	TX	78759-2250	39,360	15.4%	$67,733	43,522	10.6%	$69,352	2.4%	1,392
Northview Plaza	10677 E Northwest Hwy Ste 300	Dallas	TX	75238-4899	48,119	0.8%	$44,641	48,759	1.3%	$45,889	2.8%	1,702
Preston Park	3316 Preston Road	Plano	TX	75093-7404	50,073	27.8%	$90,389	58,885	17.6%	$93,769	3.7%	1,771
Ridglea Plaza	6387 Camp Bowie Blvd Suite D	Fort Worth	TX	76116-5442	40,024	10.6%	$42,319	43,193	7.9%	$44,219	4.5%	1,416
Southpark	1900 East Southeast Loop 323	Tyler	TX	75701-8337	25,976	15.3%	$44,906	27,616	6.3%	$47,360	5.5%	919
Valley Ranch Centre I-III	820 South MacArthur Boulevard	Coppell	TX	75019-4216	24,602	17.1%	$87,541	26,314	7.0%	$91,270	4.3%	870
Village	633 West Wheatland Road	Duncanville	TX	75116-4517	27,934	11.3%	$49,472	29,188	4.5%	$50,432	1.9%	988
Crossroads Plaza	Paramount Boulevard	Los Angeles	CA		136,988	10.3%	$28,119	143,807	5.0%	$30,447	8.3%	4,845
Pentagon Row	900 Army Navy Drive	Arlington	VA	22202-4927	100,978	12.7%	$81,180	105,443	4.4%	$93,069	14.6%	3,571
CityPlace	451 Long Beach Boulevard	Long Beach	CA	90805-2462	86,882	3.5%	$37,918	89,320	2.8%	$41,088	8.4%	3,073
Pike at Rainbow Harbor	95 South Pine Avenue	Long Beach	CA	90802-8158	80,110	3.4%	$35,819	82,342	2.8%	$38,974	8.8%	2,833
Oceanside Place Cinemas	401 Mission Avenue	Oceanside	CA	92054-2827	21,215	2.4%	$49,994	22,023	3.8%	$56,606	13.2%	750
Connecticut Commons	292 New Britain Avenue	Plainville	CT	06062-2056	23,606	-2.0%	$51,633	23,257	-1.5%	$55,573	7.6%	835
Cool Springs Pointe	1622 Service Merchandise Blvd	Brentwood	TN	37027-2925	9,313	34.8%	$103,356	10,678	14.7%	$109,754	6.2%	329

A:18

Property Name	Address	City	State	Zip Code	2009 Households	Household Growth 2000-2009	2009 Median Household Income	2014 Households	Household Growth 2009-2014	2014 Median Household Income	Median Household Income Growth 2009-2014	2009 Household Density
Gateway Center	One Mystic View Road	Everett	MA	02149-2428	151,521	0.2%	$56,008	151,957	0.3%	$61,613	10.0%	5,359
Dierberg’s Fenton Crossing	450 Old Smizer Mill Road	Fenton	MO	63026-3553	16,286	8.8%	$70,285	17,008	4.4%	$75,596	7.6%	576
Jefferson County Plaza	3840 Vogel Road	Arnold	MO	63010-3776	14,449	14.1%	$65,185	15,421	6.7%	$70,951	8.8%	511
La Frontera Village	120 Sundance Park	Round Rock	TX	78681-7918	28,613	45.0%	$65,920	33,547	17.2%	$69,317	5.2%	1,012
Hermosa Avenue 1221-1227	1221-1227 Hermosa Avenue	Hermosa Beach	CA	90254-3530	67,655	7.6%	$93,656	71,431	5.6%	$104,456	11.5%	2,393
Hollywood Boulevard	7001 Hollywood Boulevard	Los Angeles	CA	90028-6002	148,308	3.7%	$44,423	154,128	3.9%	$48,644	9.5%	5,245
Tri-City Plaza	857 West Bay Drive	Largo	FL	33770-3221	45,492	-1.2%	$41,652	45,914	0.9%	$45,076	8.2%	1,609
Hallwood Plaza	4841 Clio Road	Flint	MI	48504-1806	27,155	-9.0%	$27,557	25,584	-5.8%	$27,468	-0.3%	960
South County Center	3901 Lemay Ferry Road	Saint Louis	MO	63125-4521	40,776	0.8%	$54,943	40,931	0.4%	$58,780	7.0%	1,442
Tops Plaza	2383 Maple Road	Amherst	NY	14221-4038	20,713	8.3%	$81,138	21,437	3.5%	$87,024	7.3%	733
Elmwood Plaza	2101 Elmwood Avenue	Buffalo	NY	14207-1908	66,578	-5.1%	$36,807	64,427	-3.2%	$39,464	7.2%	2,355
Shops at Seneca	2400 Seneca Street	Buffalo	NY	14210-2600	40,390	-4.7%	$38,069	39,052	-3.3%	$40,934	7.5%	1,429
Market Street 120-122	120 Market Street	Philadelphia	PA	19106-3015	158,466	-0.8%	$33,527	157,774	-0.4%	$36,510	8.9%	5,605
West Market Plaza	1890 West Market Street	Akron	OH	44313-6940	30,645	-2.1%	$45,107	30,159	-1.6%	$46,989	4.2%	1,084
Akron Plaza-Harlem Rd.	2375 Romig Road	Akron	OH	44320-3824	27,791	-5.3%	$34,394	26,905	-3.2%	$36,233	5.3%	983
Akron Plaza-Arlington Road	3200 South Arlington Road	Akron	OH	44312-5269	11,960	5.8%	$55,996	12,219	2.2%	$59,837	6.9%	423
Meadowbrook Square	Northfield Road	Bedford	OH	44146	21,871	-6.2%	$43,644	20,962	-4.2%	$45,630	4.6%	774
Hill’s Plaza-Brooklyn	Memphis Avenue	Brooklyn	OH	44144	65,915	-8.7%	$38,048	62,325	-5.5%	$40,401	6.2%	2,331
Hill’s Plaza-Canton	Atlantic Boulevard	Canton	OH	44705	25,731	-2.3%	$38,552	25,362	-1.4%	$40,802	5.8%	910
Glenway Plaza	6251 Glenway Avenue	Cincinnati	OH	45211-6313	41,749	3.1%	$47,797	42,341	1.4%	$51,100	6.9%	1,477
South High Plaza	3660 South High Street	Columbus	OH	43207-6015	12,517	2.6%	$43,485	12,760	1.9%	$46,092	6.0%	443
Tops Plaza-Kent	1610 South Water Street	Kent	OH	44240-4445	14,473	5.1%	$39,876	14,773	2.1%	$42,524	6.6%	512
Hill’s Plaza-Middleburg	13363 Smith Road	Cleveland	OH	44130-7810	35,010	-6.2%	$50,111	33,634	-3.9%	$53,325	6.4%	1,238
Willoughby Plaza	36200 Euclid Avenue	Willoughby	OH	44094-4400	25,523	-0.9%	$47,822	25,276	-1.0%	$50,184	4.9%	903
Broadway Plaza-Edmond	2501 South Broadway	Edmond	OK	73013-4028	26,628	15.3%	$59,147	28,525	7.1%	$64,170	8.5%	942
Harrisburg West	3437 Simpson Ferry Road	Camp Hill	PA	17011-6404	23,943	5.8%	$60,563	24,670	3.0%	$66,209	9.3%	847
Tops Plaza-North Olmsted	26662 Brookpark Extended	North Olmsted	OH	44070-3136	24,325	-5.2%	$65,098	23,501	-3.4%	$69,045	6.1%	860
Duquesne Plaza	431 Hoffman Boulevard	Duquesne	PA	15110-1442	39,971	-7.5%	$33,234	38,126	-4.6%	$35,787	7.7%	1,414
Beltway Plaza	8300 West Sam Houston Parkway	Houston	TX	77072-5045	81,150	10.8%	$34,719	86,444	6.5%	$36,990	6.5%	2,870
Arlington	4628 South Cooper Street	Arlington	TX	76017-5842	40,481	8.3%	$62,738	42,762	5.6%	$66,045	5.3%	1,432
Manana Center	10702 North Stemmons Freeway	Dallas	TX	75220-2420	24,507	8.8%	$39,607	25,802	5.3%	$40,934	3.4%	867
Newkirk I,II	10610 Newkirk Street	Dallas	TX	75220-2332	24,993	9.1%	$39,117	26,330	5.4%	$40,529	3.6%	884
Northwest Crossing	2152 West NW Highway	Dallas	TX	75220-4214	23,910	7.0%	$38,964	25,033	4.7%	$40,373	3.6%	846
Northeast Crossing	12620 East Northwest Highway	Dallas	TX	75228-8016	45,870	-5.2%	$43,379	45,440	-0.9%	$44,918	3.5%	1,622
Midway Business Center	2101 Midway Road	Carrollton	TX	75006-4923	72,204	10.4%	$55,756	77,424	7.2%	$58,623	5.1%	2,554
Jupiter Business Center	821 Jupiter Road	Plano	TX	75074-7463	28,443	9.7%	$70,387	30,462	7.1%	$72,816	3.5%	1,006
Commons I/II/III/IV	125 East North Point Drive	Salisbury	MD	21801-2283	6,798	16.1%	$48,439	7,331	7.8%	$55,051	13.7%	240
Village Shoppes of Salem	14 Kelly Road	Salem	NH	03079-3754	15,445	3.1%	$63,363	15,690	1.6%	$69,358	9.5%	546
Deer Valley Towne Center	2805 West Aqua Fria Freeway	Phoenix	AZ	85027-3938	43,871	13.3%	$55,387	47,630	8.6%	$59,570	7.6%	1,552
Parker Pavilions	11153 South Parker Road	Parker	CO	80134-4903	20,737	96.3%	$90,352	26,307	26.9%	$95,241	5.4%	733
Pine Island	8800-9200 State Road 84	Davie	FL	33324-4415	41,124	3.7%	$62,863	42,878	4.3%	$68,447	8.9%	1,454
Spring Shadows	10243 Kempwood Drive	Houston	TX	77043-1803	35,601	9.5%	$43,162	37,727	6.0%	$45,853	6.2%	1,259
Greenwich Avenue	64 Greenwich Avenue	Greenwich	CT	06830-5504	25,006	0.5%	$93,447	25,138	0.5%	$102,445	9.6%	884
Greenwich Avenue Bld 1	64 Greenwich Avenue	Greenwich	CT	06830-5504	24,974	0.5%	$93,541	25,106	0.5%	$102,570	9.7%	883
Greenwich Avenue 234	234 Greenwich Avenue	Greenwich	CT	06830-6514	25,119	0.5%	$91,140	25,239	0.5%	$99,568	9.2%	888
Greenwich Avenue 252-264	252-264 Greenwich Avenue	Greenwich	CT	06830-6507	25,276	0.4%	$89,791	25,390	0.5%	$98,237	9.4%	894
West Main Street 314-324	314-324 West Main Street	Avon	CT	06001-3639	8,731	7.2%	$102,234	9,049	3.6%	$111,539	9.1%	309
West Main Street 339	339 West Main Street	Avon	CT	06001-3644	8,768	7.1%	$102,006	9,088	3.7%	$111,360	9.2%	310
Farmington Avenue 967	967 Farmington Avenue	West Hartford	CT	06107-2164	46,243	-0.4%	$48,316	46,205	-0.1%	$52,625	8.9%	1,636
Farmington Avenue 970	970 Farmington Avenue	West Hartford	CT	06107-2139	46,141	-0.4%	$48,366	46,105	-0.1%	$52,683	8.9%	1,632
La Salle Road 27-43	27-43 La Salle Road	West Hartford	CT	06107-2304	45,419	-0.5%	$48,934	45,385	-0.1%	$53,441	9.2%	1,606
New Britain Avenue 1253	1253 New Britain Avenue	West Hartford	CT	06110-1626	38,775	-0.2%	$56,431	38,815	0.1%	$61,413	8.8%	1,371
South Main Street 135	135 South Main Street	West Hartford	CT	06107-3431	45,479	-0.6%	$49,118	45,426	-0.1%	$53,750	9.4%	1,608
Ship’s Building	40-44 Post Road East	Westport	CT	06880-3407	16,806	1.1%	$114,862	16,961	0.9%	$125,687	9.4%	594
Main Street 27	27 Main Street	Westport	CT	06880-3403	16,709	1.1%	$115,415	16,864	0.9%	$126,254	9.4%	591
Austin Street 7010	7010 Austin Street	Forest Hills	NY	11375-4763	308,221	-1.9%	$50,509	307,460	-0.3%	$55,773	10.4%	10,901
Forest Hills	108-22 Queens Boulevard	Forest Hills	NY	11375-4752	301,860	-1.9%	$50,705	301,184	-0.2%	$55,988	10.4%	10,676
Sherman Avenue 1706	1706 Sherman Avenue	Evanston	IL	60201-3713	65,210	-1.7%	$59,821	64,917	-0.5%	$64,151	7.2%	2,306
Central Avenue 2106	2106 Central Avenue	Evanston	IL	60201-5810	52,441	1.4%	$77,409	53,041	1.1%	$82,484	6.6%	1,855
East Oak Street 101	101 East Oak Street	Chicago	IL	60611-1202	163,848	10.2%	$67,519	170,689	4.2%	$72,361	7.2%	5,795
Fifth Avenue-Retail	655 Fifth Avenue	San Diego	CA	92101-6915	68,455	12.0%	$42,981	73,607	7.5%	$47,177	9.8%	2,421
Third Street Promenade	1202-1253 Third Street	Santa Monica	CA	90401-1308	78,596	4.0%	$68,187	81,782	4.1%	$74,584	9.4%	2,780
Cone Building	200-218 North Park Avenue	Winter Park	FL	32789-3814	35,758	-0.9%	$54,679	36,570	2.3%	$59,771	9.3%	1,265
Andary	114-118 North Park Avenue	Winter Park	FL	32789-3813	35,697	-0.7%	$54,602	36,550	2.4%	$59,732	9.4%	1,263
East Houston Street 301-303	301 East Houston Street	San Antonio	TX	78205-1802	47,598	-2.6%	$26,983	47,886	0.6%	$28,874	7.0%	1,683
Land-Tucson	Costco Drive	Tucson	AZ	85741	48,738	6.6%	$34,976	51,545	5.8%	$37,733	7.9%	1,724
Redhawk Towne Center	32225 US Highway 79 South	Temecula	CA	92592-6811	21,096	47.8%	$93,737	24,944	18.2%	$107,262	14.4%	746
FishHawk	16751 Fishhawk Boulevard	Tampa	FL	33547-3860	8,330	96.1%	$88,598	10,444	25.4%	$97,323	9.8%	295
Ballwin Plaza	11939 Manchester Road	Saint Louis	MO	63131-4502	22,609	0.9%	$85,496	22,725	0.5%	$90,661	6.0%	800
Pembroke Commons	400 North University Drive	Pembroke Pines	FL	33024-6720	54,914	1.7%	$54,155	56,522	2.9%	$59,392	9.7%	1,942
Mandarin Landing	10601 San Jose Boulevard	Jacksonville	FL	32257-8232	25,080	12.5%	$61,493	27,018	7.7%	$65,950	7.2%	887
Westlake Village Plaza and Ctr	2725 Agoura Road	Westlake Village	CA	91361-3101	16,087	1.8%	$95,048	16,552	2.9%	$104,384	9.8%	569
Long Beach Corporate Square	2600 Pacific Avenue	Long Beach	CA	90806-2611	91,036	3.1%	$36,774	94,244	3.5%	$40,812	11.0%	3,220
Monrovia	1609 South Mountain Avenue	Monrovia	CA	91016-4205	36,703	3.4%	$63,932	38,060	3.7%	$70,607	10.4%	1,298
Rancho Santa Margarita Mrktpl	30511 Avenida De Las Flores	Rancho Santa Margarita	CA	92688-3941	18,446	6.9%	$108,183	19,377	5.1%	$119,937	10.9%	652
Redlands Marketplace	2512 Broadway	Grand Junction	CO	81503-2758	13,048	11.9%	$45,181	13,941	6.8%	$51,823	14.7%	461
Fountain Valley	18100 Brookhurst Street	Fountain Valley	CA	92708-6737	65,522	0.6%	$76,971	67,181	2.5%	$84,843	10.2%	2,317
MacArthur Park-Phase I	MacArthur Boulevard	Las Colinas	TX	75041	40,103	-4.6%	$42,491	39,882	-0.6%	$44,059	3.7%	1,418
Prairie City Crossing	1860 Prairie City Road Ste 100	Folsom	CA	95630-9588	21,330	27.0%	$90,945	24,014	12.6%	$101,353	11.4%	754
Julington Village	450 State Road 13 Suite 109	Jacksonville	FL	32259-3861	15,153	54.4%	$101,124	18,033	19.0%	$112,389	11.1%	536
King’s Crossing	4824 Sun City Center Boulevard	Sun City Center	FL	33573	11,702	21.0%	$45,295	13,016	11.2%	$48,696	7.5%	414
Fenton Marketplace	15100 Silver Parkway	Fenton	MI	48430-3449	10,826	17.3%	$61,147	11,591	7.1%	$61,747	1.0%	383
Kroger New Albany Center	5161 Hampsted Village Center Way	New Albany	OH	43054-8329	11,310	76.5%	$88,042	13,693	21.1%	$94,439	7.3%	400

Property Name	Address	City	State	Zip Code	2010 Households	Household Growth 2000-2010	2010 Median HH Income	2015 Households	Household Growth 2010-2015	2015 Median Household Income	Median Household Income Growth 2010-2015	2010 Household Density
Gateway Center	One Mystic View Road	Everett	MA	02149-2428	155,349	3.0%	$58,037	156,360	0.7%	$63,218	8.9%	5,494
Dierberg’s Fenton Crossing	450 Old Smizer Mill Road	Fenton	MO	63026-3553	16,619	9.8%	$72,115	17,183	3.4%	$77,397	7.3%	588
Jefferson County Plaza	3840 Vogel Road	Arnold	MO	63010-3776	14,671	13.9%	$66,715	15,442	5.3%	$71,631	7.4%	519
La Frontera Village	120 Sundance Park	Round Rock	TX	78681-7918	29,593	49.9%	$67,055	34,760	17.5%	$69,794	4.1%	1,047
Hermosa Avenue 1221-1227	1221-1227 Hermosa Avenue	Hermosa Beach	CA	90254-3530	67,199	6.6%	$95,675	70,051	4.2%	$105,537	10.3%	2,377
Hollywood Boulevard	7001 Hollywood Boulevard	Los Angeles	CA	90028-6002	147,260	3.4%	$45,617	151,405	2.8%	$49,418	8.3%	5,208
Tri-City Plaza	857 West Bay Drive	Largo	FL	33770-3221	45,595	-1.3%	$42,481	45,471	-0.3%	$45,194	6.4%	1,613
Hallwood Plaza	4841 Clio Road	Flint	MI	48504-1806	26,846	-10.7%	$28,036	25,180	-6.2%	$27,950	-0.3%	949
South County Center	3901 Lemay Ferry Road	Saint Louis	MO	63125-4521	40,466	0.8%	$55,566	40,240	-0.6%	$58,682	5.6%	1,431
Tops Plaza	2383 Maple Road	Amherst	NY	14221-4038	20,535	8.2%	$83,232	20,932	1.9%	$88,478	6.3%	726
Elmwood Plaza	2101 Elmwood Avenue	Buffalo	NY	14207-1908	65,632	-6.1%	$38,076	63,017	-4.0%	$40,181	5.5%	2,321
Shops at Seneca	2400 Seneca Street	Buffalo	NY	14210-2600	40,413	-5.0%	$39,458	38,965	-3.6%	$41,862	6.1%	1,429
Market Street 120-122	120 Market Street	Philadelphia	PA	19106-3015	165,327	4.1%	$34,480	167,886	1.6%	$37,358	8.3%	5,847
West Market Plaza	1890 West Market Street	Akron	OH	44313-6940	30,315	-2.3%	$46,003	29,668	-2.1%	$47,290	2.8%	1,072
Akron Plaza-Harlem Rd.	2375 Romig Road	Akron	OH	44320-3824	28,041	-5.5%	$35,044	27,010	-3.7%	$36,581	4.4%	992
Akron Plaza-Arlington Road	3200 South Arlington Road	Akron	OH	44312-5269	11,874	5.9%	$57,389	12,034	1.4%	$60,790	5.9%	420
Meadowbrook Square	Northfield Road	Bedford	OH	44146	21,545	-7.2%	$44,144	20,475	-5.0%	$45,414	2.9%	762
Hill’s Plaza-Brooklyn	Memphis Avenue	Brooklyn	OH	44144	65,131	-9.4%	$38,619	61,243	-6.0%	$40,345	4.5%	2,304
Hill’s Plaza-Canton	Atlantic Boulevard	Canton	OH	44705	25,915	-1.9%	$39,028	25,452	-1.8%	$40,629	4.1%	917
Glenway Plaza	6251 Glenway Avenue	Cincinnati	OH	45211-6313	41,217	1.6%	$48,565	41,208	0.0%	$51,026	5.1%	1,458
South High Plaza	3660 South High Street	Columbus	OH	43207-6015	12,625	3.9%	$44,799	12,856	1.8%	$47,041	5.0%	447
Tops Plaza-Kent	1610 South Water Street	Kent	OH	44240-4445	14,371	5.1%	$40,641	14,573	1.4%	$42,997	5.8%	508
Hill’s Plaza-Middleburg	13363 Smith Road	Cleveland	OH	44130-7810	34,387	-7.2%	$50,670	32,674	-5.0%	$53,099	4.8%	1,216
Willoughby Plaza	36200 Euclid Avenue	Willoughby	OH	44094-4400	25,691	-0.4%	$49,046	25,407	-1.1%	$51,112	4.2%	909
Broadway Plaza-Edmond	2501 South Broadway	Edmond	OK	73013-4028	27,319	17.3%	$60,006	29,061	6.4%	$64,742	7.9%	966
Harrisburg West	3437 Simpson Ferry Road	Camp Hill	PA	17011-6404	23,433	4.2%	$62,113	23,771	1.4%	$66,975	7.8%	829
Tops Plaza-North Olmsted	26662 Brookpark Extended	North Olmsted	OH	44070-3136	23,896	-6.0%	$65,741	22,861	-4.3%	$69,024	5.0%	845
Duquesne Plaza	431 Hoffman Boulevard	Duquesne	PA	15110-1442	39,680	-7.6%	$34,203	37,852	-4.6%	$36,579	6.9%	1,403
Beltway Plaza	8300 West Sam Houston Parkway	Houston	TX	77072-5045	81,841	11.7%	$36,102	87,630	7.1%	$37,808	4.7%	2,895
Arlington	4628 South Cooper Street	Arlington	TX	76017-5842	42,396	13.3%	$63,812	46,077	8.7%	$66,511	4.2%	1,499
Manana Center	10702 North Stemmons Freeway	Dallas	TX	75220-2420	25,056	12.4%	$39,835	26,132	4.3%	$40,556	1.8%	886
Newkirk I,II	10610 Newkirk Street	Dallas	TX	75220-2332	26,188	13.5%	$39,456	27,321	4.3%	$40,201	1.9%	926
Northwest Crossing	2152 West NW Highway	Dallas	TX	75220-4214	23,861	10.4%	$39,389	24,728	3.6%	$40,259	2.2%	844
Northeast Crossing	12620 East Northwest Highway	Dallas	TX	75228-8016	46,390	-3.7%	$43,883	46,102	-0.6%	$44,911	2.3%	1,641
Midway Business Center	2101 Midway Road	Carrollton	TX	75006-4923	73,181	12.8%	$56,999	79,383	8.5%	$59,069	3.6%	2,588
Jupiter Business Center	821 Jupiter Road	Plano	TX	75074-7463	29,713	14.8%	$71,576	33,574	13.0%	$73,447	2.6%	1,051
Commons I/II/III/IV	125 East North Point Drive	Salisbury	MD	21801-2283	7,011	20.1%	$48,505	7,499	7.0%	$53,228	9.7%	248
Village Shoppes of Salem	14 Kelly Road	Salem	NH	03079-3754	15,380	2.0%	$65,276	15,400	0.1%	$70,050	7.3%	544
Deer Valley Towne Center	2805 West Aqua Fria Freeway	Phoenix	AZ	85027-3938	42,884	10.6%	$56,741	46,904	9.4%	$60,457	6.5%	1,517
Parker Pavilions	11153 South Parker Road	Parker	CO	80134-4903	21,401	100.5%	$93,614	26,255	22.7%	$97,998	4.7%	757
Pine Island	8800-9200 State Road 84	Davie	FL	33324-4415	39,906	1.8%	$63,672	40,920	2.5%	$68,386	7.4%	1,411
Spring Shadows	10243 Kempwood Drive	Houston	TX	77043-1803	35,951	9.8%	$44,376	38,238	6.4%	$46,698	5.2%	1,272
Greenwich Avenue	64 Greenwich Avenue	Greenwich	CT	06830-5504	24,872	1.0%	$97,344	24,842	-0.1%	$105,870	8.8%	880
Greenwich Avenue Bld 1	64 Greenwich Avenue	Greenwich	CT	06830-5504	24,916	1.0%	$97,460	24,886	-0.1%	$106,001	8.8%	881
Greenwich Avenue 234	234 Greenwich Avenue	Greenwich	CT	06830-6514	25,062	1.0%	$94,615	25,039	-0.1%	$102,558	8.4%	886
Greenwich Avenue 252-264	252-264 Greenwich Avenue	Greenwich	CT	06830-6507	25,365	1.0%	$92,606	25,339	-0.1%	$100,063	8.1%	897
West Main Street 314-324	314-324 West Main Street	Avon	CT	06001-3639	8,636	7.1%	$104,759	8,825	2.2%	$112,065	7.0%	305
West Main Street 339	339 West Main Street	Avon	CT	06001-3644	8,883	6.8%	$104,263	9,068	2.1%	$111,652	7.1%	314
Farmington Avenue 967	967 Farmington Avenue	West Hartford	CT	06107-2164	46,124	-0.5%	$50,114	45,705	-0.9%	$54,278	8.3%	1,631
Farmington Avenue 970	970 Farmington Avenue	West Hartford	CT	06107-2139	46,101	-0.5%	$50,126	45,682	-0.9%	$54,293	8.3%	1,630
La Salle Road 27-43	27-43 La Salle Road	West Hartford	CT	06107-2304	45,224	-0.6%	$51,218	44,789	-1.0%	$55,391	8.1%	1,599
New Britain Avenue 1253	1253 New Britain Avenue	West Hartford	CT	06110-1626	39,105	0.4%	$58,702	38,883	-0.6%	$63,050	7.4%	1,383
South Main Street 135	135 South Main Street	West Hartford	CT	06107-3431	45,329	-0.7%	$51,234	44,872	-1.0%	$55,471	8.3%	1,603
Ship’s Building	40-44 Post Road East	Westport	CT	06880-3407	17,038	2.7%	$118,326	17,139	0.6%	$128,432	8.5%	603
Main Street 27	27 Main Street	Westport	CT	06880-3403	16,819	2.7%	$118,367	16,921	0.6%	$128,481	8.5%	595
Austin Street 7010	7010 Austin Street	Forest Hills	NY	11375-4763	311,408	-0.4%	$52,581	310,566	-0.3%	$57,230	8.8%	11,014
Forest Hills	108-22 Queens Boulevard	Forest Hills	NY	11375-4752	305,726	-0.3%	$52,807	305,084	-0.2%	$57,472	8.8%	10,813
Sherman Avenue 1706	1706 Sherman Avenue	Evanston	IL	60201-3713	65,827	-0.5%	$61,346	65,507	-0.5%	$64,742	5.5%	2,328
Central Avenue 2106	2106 Central Avenue	Evanston	IL	60201-5810	53,229	3.3%	$79,082	53,812	1.1%	$82,774	4.7%	1,883
East Oak Street 101	101 East Oak Street	Chicago	IL	60611-1202	170,745	15.1%	$68,867	176,060	3.1%	$73,202	6.3%	6,039
Fifth Avenue-Retail	655 Fifth Avenue	San Diego	CA	92101-6915	70,213	13.7%	$44,144	74,225	5.7%	$48,750	10.4%	2,483
Third Street Promenade	1202-1253 Third Street	Santa Monica	CA	90401-1308	77,980	3.6%	$69,859	80,306	3.0%	$76,038	8.8%	2,758
Cone Building	200-218 North Park Avenue	Winter Park	FL	32789-3814	35,666	-1.1%	$54,812	36,397	2.1%	$59,435	8.4%	1,261
Andary	114-118 North Park Avenue	Winter Park	FL	32789-3813	35,724	-1.0%	$54,624	36,491	2.2%	$59,297	8.6%	1,263
East Houston Street 301-303	301 East Houston Street	San Antonio	TX	78205-1802	47,955	-1.8%	$27,575	48,817	1.8%	$29,590	7.3%	1,696
Land-Tucson	Costco Drive	Tucson	AZ	85741	49,391	7.7%	$36,382	52,410	6.1%	$38,522	5.9%	1,747
Redhawk Towne Center	32225 US Highway 79 South	Temecula	CA	92592-6811	20,775	50.0%	$96,040	24,501	17.9%	$109,183	13.7%	735
FishHawk	16751 Fishhawk Boulevard	Tampa	FL	33547-3860	8,489	95.6%	$89,237	9,627	13.4%	$98,987	10.9%	300
Ballwin Plaza	11939 Manchester Road	Saint Louis	MO	63131-4502	22,346	-0.9%	$86,563	22,033	-1.4%	$90,924	5.0%	790
Pembroke Commons	400 North University Drive	Pembroke Pines	FL	33024-6720	54,540	1.0%	$54,717	55,562	1.9%	$58,709	7.3%	1,929
Mandarin Landing	10601 San Jose Boulevard	Jacksonville	FL	32257-8232	24,532	11.3%	$62,826	26,188	6.8%	$65,997	5.0%	868
Westlake Village Plaza and Ctr	2725 Agoura Road	Westlake Village	CA	91361-3101	15,716	0.1%	$96,938	15,990	1.7%	$104,006	7.3%	556
Long Beach Corporate Square	2600 Pacific Avenue	Long Beach	CA	90806-2611	91,151	3.1%	$37,899	93,546	2.6%	$41,061	8.3%	3,224
Monrovia	1609 South Mountain Avenue	Monrovia	CA	91016-4205	36,727	3.7%	$65,743	37,850	3.1%	$72,054	9.6%	1,299
Rancho Santa Margarita Mrktpl	30511 Avenida De Las Flores	Rancho Santa Margarita	CA	92688-3941	19,507	10.6%	$110,837	20,713	6.2%	$122,299	10.3%	690
Redlands Marketplace	2512 Broadway	Grand Junction	CO	81503-2758	13,208	14.2%	$46,502	14,114	6.9%	$52,714	13.4%	467
Fountain Valley	18100 Brookhurst Street	Fountain Valley	CA	92708-6737	65,384	0.7%	$78,681	66,858	2.3%	$85,544	8.7%	2,312
MacArthur Park-Phase I	MacArthur Boulevard	Las Colinas	TX	75041	39,973	-4.8%	$42,773	39,534	-1.1%	$43,738	2.3%	1,414
Prairie City Crossing	1860 Prairie City Road Ste 100	Folsom	CA	95630-9588	21,154	25.9%	$92,215	23,502	11.1%	$102,348	11.0%	748
Julington Village	450 State Road 13 Suite 109	Jacksonville	FL	32259-3861	15,637	56.0%	$103,249	18,047	15.4%	$113,427	9.9%	553
King’s Crossing	4824 Sun City Center Boulevard	Sun City Center	FL	33573	10,915	16.9%	$45,724	11,970	9.7%	$48,615	6.3%	386
Fenton Marketplace	15100 Silver Parkway	Fenton	MI	48430-3449	10,464	14.6%	$61,846	10,839	3.6%	$62,670	1.3%	370
Kroger New Albany Center	5161 Hampsted Village Center Way	New Albany	OH	43054-8329	12,403	95.5%	$91,784	13,758	10.9%	$98,624	7.5%	439

A:19

Property Name	Address	City	State	Zip Code	2009 Households	Household Growth 2000-2009	2009 Median Household Income	2014 Households	Household Growth 2009-2014	2014 Median Household Income	Median Household Income Growth 2009-2014	2009 Household Density
Sherwood Crossroads	20685 SW Roy Rogers Road	Sherwood	OR	97140-9278	12,053	39.0%	$73,700	13,822	14.7%	$81,413	10.5%	426
Hebron Parkway Plaza	3052 Old Denton Road	Carrollton	TX	75007-4319	37,630	12.5%	$70,466	40,743	8.3%	$75,209	6.7%	1,331
Keller Town Center	101 Town Center Lane	Keller	TX	76248-2115	16,990	58.0%	$102,558	20,141	18.6%	$109,920	7.2%	601
MacArthur Park-Phase II	7600 North MacArthur Boulevard	Irving	TX	75063-7512	22,499	31.5%	$66,711	25,192	12.0%	$69,478	4.1%	796
Tarrant Parkway Plaza	8800 North Tarrant Parkway	North Richland Hills	TX	76180-1406	22,739	27.4%	$102,020	25,414	11.8%	$110,597	8.4%	804
Prestonwood Park I	6509 West Park Boulevard	Plano	TX	75093-6206	59,740	25.7%	$64,717	68,191	14.2%	$67,969	5.0%	2,113
Trophy Club	101 Trophy Lake Drive	Trophy Club	TX	76262-5233	5,760	27.7%	$90,935	6,535	13.5%	$97,089	6.8%	204
Cascade Plaza	7601 Evergreen Way	Everett	WA	98203-6424	36,029	9.7%	$53,188	38,105	5.8%	$58,155	9.3%	1,274
James Center	1850 South Mildred Street	Tacoma	WA	98465-1608	42,423	3.5%	$50,216	43,832	3.3%	$55,586	10.7%	1,500
Dell Range Marketplace	3702 Dell Range Boulevard	Cheyenne	WY	82009-5453	16,152	7.4%	$52,266	16,776	3.9%	$58,304	11.6%	571
Stonehedge Square	950 Walnut Bottom Road	Carlisle	PA	17013-7636	11,295	8.5%	$46,780	11,820	4.7%	$51,402	9.9%	399
Melrose Park	Manheim Road	Melrose Park	IL		123,789	-6.7%	$40,276	119,665	-3.3%	$42,935	6.6%	4,378
Land-Miamisburg		Dayton	OH		43,651	-8.6%	$30,572	41,394	-5.2%	$31,878	4.3%	1,544
Henderson	1235 West Warm Springs Road	Henderson	NV	89014-8740	42,049	29.3%	$62,432	46,929	11.6%	$67,105	7.5%	1,487
Saint Charles II	Muegge Road	Saint Charles	MO	63303	29,350	8.3%	$61,748	30,929	5.4%	$65,608	6.3%	1,038
Saint Charles	4000 Center Point Road	Saint Peters	MO	63304-2817	31,095	8.6%	$72,681	32,749	5.3%	$77,659	6.8%	1,100
Manhasset Center	1400 Northern Boulevard	Manhasset	NY	11030-3004	41,661	-0.7%	$102,638	41,515	-0.4%	$113,862	10.9%	1,473
Land-BelAir		Bel Air	MD		20,652	17.1%	$79,910	22,151	7.3%	$88,874	11.2%	730
Green Oaks	4001 West Green Oaks Boulevard	Arlington	TX	76016-4457	28,518	6.6%	$70,964	30,049	5.4%	$74,547	5.0%	1,009
Landmark Station	1317 Bridford Parkway	Greensboro	NC	27407-2655	27,688	18.2%	$46,762	30,167	9.0%	$48,304	3.3%	979
Houma Power Center	1550 Martin Luther King Blvd	Houma	LA	70360-2404	16,597	9.2%	$51,517	17,329	4.4%	$58,415	13.4%	587
Land-Blue Hen		Dover	DE		10,597	24.6%	$52,524	11,844	11.8%	$56,408	7.4%	375
Highland Ridge Plaza	3280 Highland Avenue	Cincinnati	OH	45213-2508	54,094	-2.7%	$45,884	53,306	-1.5%	$49,323	7.5%	1,913
Centre-Stockton	1822 East Hammer Lane	Stockton	CA	95210-4117	39,763	13.3%	$41,098	43,217	8.7%	$44,383	8.0%	1,406
Regency Plaza	9798 Atlantic Boulevard	Jacksonville	FL	32225-8223	31,953	14.5%	$45,377	34,600	8.3%	$49,209	8.4%	1,130
Chippewa Plaza	2660 Constitution Boulevard	Beaver Falls	PA	15010-1276	6,655	-2.3%	$50,661	6,584	-1.1%	$56,330	11.2%	235
Fort Collins	813 East Harmony Road	Fort Collins	CO	80525-4877	31,211	22.4%	$62,362	34,391	10.2%	$66,132	6.0%	1,104
Fullerton Plaza	7923 Belair Road	Baltimore	MD	21236-3705	54,642	3.6%	$59,454	55,805	2.1%	$64,967	9.3%	1,933
Land-Tanasbourne	NW Cornell Road	Hillsboro	OR	97124	48,147	26.6%	$62,754	53,816	11.8%	$66,958	6.7%	1,703
Uptown Solon	6025 Kruse Drive	Solon	OH	44139-2377	9,644	1.0%	$90,518	9,602	-0.4%	$96,133	6.2%	341
Addison	SR 53 Rohlwing Road	Addison	IL	60101	30,881	1.3%	$62,120	31,132	0.8%	$64,437	3.7%	1,092
Beltline Highway	2600 Homer Adams Parkway	Alton	IL	62002-5430	15,359	0.4%	$41,160	15,383	0.2%	$44,625	8.4%	543
Arlington Heights	600 East Rand Road	Arlington Heights	IL	60004-4075	50,553	-3.4%	$75,285	49,771	-1.6%	$80,880	7.4%	1,788
Aurora Commons	1250 North Lake Street	Aurora	IL	60506-2453	38,428	20.7%	$50,327	41,986	9.3%	$53,801	6.9%	1,359
Belleville	7230 Westfield Plaza Drive	Belleville	IL	62223-3352	13,748	-2.1%	$45,549	13,598	-1.1%	$47,972	5.3%	486
South Harlem	7725 South Harlem	Bridgeview	IL	60455-1318	45,689	-2.5%	$55,764	45,314	-0.8%	$59,862	7.3%	1,616
Neil Street	2102 North Neil Street	Champaign	IL	61820-7830	29,486	8.1%	$27,922	30,724	4.2%	$29,817	6.8%	1,043
Peterson Avenue	West Peterson	Chicago	IL	60659	178,146	-5.0%	$47,288	173,909	-2.4%	$50,502	6.8%	6,301
Pulaski Road	4433 South Pulaski Road	Chicago	IL	60632-4010	92,632	-5.0%	$42,084	90,552	-2.3%	$44,782	6.4%	3,276
Crystal Lake	6250 Northwest Highway	Crystal Lake	IL	60014-7933	20,648	15.9%	$77,762	22,311	8.1%	$82,733	6.4%	730
Elgin	Airport Road	Elgin	IL	60123	11,488	41.0%	$75,076	13,219	15.1%	$79,739	6.2%	406
Bellville Road	6525 North Illinois Street	Fairview Heights	IL	62208-2001	10,652	15.0%	$58,419	11,386	6.9%	$62,543	7.1%	377
Mundelein	1555 South Lake Street	Mundelein	IL	60060-4210	22,211	4.9%	$85,986	22,889	3.1%	$92,372	7.4%	786
Rockford	5885 East State Street	Rockford	IL	61108-2427	27,014	9.5%	$53,489	28,487	5.5%	$55,650	4.0%	955
MacArthur Boulevard	2115 South MacArthur Boulevard	Springfield	IL	62704-4501	38,424	1.2%	$40,210	38,685	0.7%	$42,153	4.8%	1,359
Streamwood	960 South Barrington Road	Streamwood	IL	60107-2289	44,455	-0.5%	$73,534	44,422	-0.1%	$78,664	7.0%	1,572
Waukegan	2700 Belvidere Road	Waukegan	IL	60085-6008	33,122	-0.7%	$45,926	33,245	0.4%	$48,720	6.1%	1,171
Mishawaka	5802 Grape Road	Mishawaka	IN	46545-1248	25,016	0.0%	$45,663	25,193	0.7%	$48,079	5.3%	885
South Bend	902 Erskine Plaza	South Bend	IN	46614-3244	18,075	-1.2%	$41,564	18,066	-0.1%	$43,332	4.3%	639
Hoover	2780 John Hawkins Parkway	Hoover	AL	35244-4001	19,219	17.8%	$65,656	20,783	8.1%	$70,259	7.0%	680
Boynton West	9839 South Military Trail	Boynton Beach	FL	33436-3202	42,360	13.8%	$57,496	45,806	8.1%	$62,269	8.3%	1,498
Miami 3		Miami	FL		62,527	5.9%	$39,685	65,486	4.7%	$42,879	8.0%	2,211
Miami 4		Miami	FL		62,527	5.9%	$39,685	65,486	4.7%	$42,879	8.0%	2,211
Miami 5		Miami	FL		62,527	5.9%	$39,685	65,486	4.7%	$42,879	8.0%	2,211
Chasewood Storage	6250 West Indiantown Road	Jupiter	FL	33458-3958	20,338	21.0%	$70,440	22,453	10.4%	$76,576	8.7%	719
Orland Square	66 Orland Squre Drive	Orland Park	IL	60462-3207	26,091	6.7%	$79,034	27,037	3.6%	$85,054	7.6%	923
Land-Intl Business Park	Beeline Expressway	Orlando	FL		45,500	10.0%	$42,280	49,022	7.7%	$46,028	8.9%	1,609
State Avenue Plaza	4301 State Avenue	Kansas City	KS	66102-3734	22,222	-9.4%	$33,471	21,160	-4.8%	$35,175	5.1%	786
Overland Park	9600 Metcalf Avenue	Overland Park	KS	66212-2213	38,147	-1.2%	$59,935	38,405	0.7%	$62,617	4.5%	1,349
Hinkleville Center	5101 Hinkleville Road	Paducah	KY	42001-9049	3,009	9.2%	$56,563	3,126	3.9%	$62,583	10.6%	106
Laurel II	9606 Fort Meade Road	Laurel	MD	20707-4404	32,523	8.2%	$70,155	33,694	3.6%	$77,335	10.2%	1,150
Gaithersburg	18501 North Frederick Avenue	Gaithersburg	MD	20879-3161	50,969	4.6%	$77,550	52,247	2.5%	$87,033	12.2%	1,803
Joplin Mall	101 North Range Line Road	Joplin	MO	64801-4118	16,978	5.9%	$34,840	17,733	4.5%	$37,959	9.0%	600
Kirkwood	1225 South Kirkwood Road	Kirkwood	MO	63122-7224	27,530	-0.4%	$68,317	27,504	-0.1%	$72,496	6.1%	974
Manchester	14425 Andersohn Drive	Manchester	MO	63011-4069	31,674	0.1%	$77,859	31,544	-0.4%	$83,234	6.9%	1,120
Land-Heritage	Walnut Avenue	Irvine	CA	92604	59,019	42.6%	$91,246	68,208	15.6%	$100,309	9.9%	2,087
Springfield-MO	3101 South Glenstone Avenue	Springfield	MO	65804-4403	33,026	7.4%	$40,482	34,583	4.7%	$42,962	6.1%	1,168
Saint Joseph	North Belt Highway	Saint Joseph	MO	64506	20,463	2.4%	$40,129	20,870	2.0%	$43,046	7.3%	724
King’s Highway	4930 Christy Boulevard	Saint Louis	MO	63116-1218	82,001	-0.9%	$40,336	81,835	-0.2%	$43,841	8.7%	2,900
Latham Farms	579 Troy Schenectady Road	Latham	NY	12110-2806	14,551	7.4%	$65,521	15,045	3.4%	$71,231	8.7%	515
Massapequa Duane Reade	5601 Merrick Road	Massapequa	NY	11758-6237	41,229	-1.5%	$84,467	40,810	-1.0%	$93,058	10.2%	1,458
Canton	Everhard Road	Canton	OH	44701	38,903	-2.9%	$37,301	38,236	-1.7%	$39,340	5.5%	1,376
North Park Center	8221 Troy Pike	Huber Heights	OH	45424-1025	15,436	-0.7%	$54,226	15,321	-0.8%	$56,675	4.5%	546
Midwest City	5701 East Reno Avenue	Midwest City	OK	73110-2004	25,852	2.0%	$36,875	26,351	1.9%	$40,074	8.7%	914
Carnegie/Scott Township	2200 Washington Pike	Carnegie	PA	15106	34,008	-4.4%	$56,373	33,041	-2.8%	$60,998	8.2%	1,203
Exton	111 West Lincoln Hwy	Exton	PA	19341-2609	15,406	12.8%	$95,776	16,379	6.3%	$107,447	12.2%	545
Northside Marketplace	2263 Gallatin Pike North	Madison	TN	37115-2018	14,926	16.9%	$44,156	16,148	8.2%	$46,782	5.9%	528
Hickory Hollow	5320 Hickory Hollow Parkway	Nashville	TN	37013-3128	26,029	20.6%	$47,914	28,290	8.7%	$50,583	5.6%	921
Marketplace at Rivergate	2117 Gallatin Pike N	Madison	TN	37115-2003	15,141	15.5%	$43,207	16,299	7.7%	$45,814	6.0%	536
Center at Baybrook	19801 Gulf Freeway	Webster	TX	77598-3826	31,219	12.4%	$58,869	33,556	7.5%	$62,929	6.9%	1,104
Fairway Plaza	5800 Fairmont Parkway	Pasadena	TX	77505-3908	27,915	7.1%	$55,946	29,360	5.2%	$60,989	9.0%	987
Colonial Heights	1899 Southpark Boulevard	Colonial Heights	VA	23834-3607	15,082	3.0%	$43,627	15,310	1.5%	$48,016	10.1%	533
Skyline Village Plaza	2035 East Market Street	Harrisonburg	VA	22801-8880	14,511	13.0%	$36,931	15,502	6.8%	$40,187	8.8%	513

Property Name	Address	City	State	Zip Code	2010 Households	Household Growth 2000-2010	2010 Median HH Income	2015 Households	Household Growth 2010-2015	2015 Median Household Income	Median Household Income Growth 2010-2015	2010 Household Density
Sherwood Crossroads	20685 SW Roy Rogers Road	Sherwood	OR	97140-9278	11,670	36.7%	$75,869	12,999	11.4%	$84,104	10.9%	413
Hebron Parkway Plaza	3052 Old Denton Road	Carrollton	TX	75007-4319	40,199	20.1%	$71,415	44,563	10.9%	$74,899	4.9%	1,422
Keller Town Center	101 Town Center Lane	Keller	TX	76248-2115	19,212	77.7%	$103,685	22,057	14.8%	$111,664	7.7%	679
MacArthur Park-Phase II	7600 North MacArthur Boulevard	Irving	TX	75063-7512	22,288	30.7%	$66,981	24,299	9.0%	$69,159	3.3%	788
Tarrant Parkway Plaza	8800 North Tarrant Parkway	North Richland Hills	TX	76180-1406	24,463	34.2%	$104,173	27,734	13.4%	$111,701	7.2%	865
Prestonwood Park I	6509 West Park Boulevard	Plano	TX	75093-6206	61,775	29.5%	$66,583	72,167	16.8%	$68,893	3.5%	2,185
Trophy Club	101 Trophy Lake Drive	Trophy Club	TX	76262-5233	6,348	40.3%	$91,891	7,410	16.7%	$97,920	6.6%	225
Cascade Plaza	7601 Evergreen Way	Everett	WA	98203-6424	36,544	10.8%	$54,732	38,454	5.2%	$58,331	6.6%	1,292
James Center	1850 South Mildred Street	Tacoma	WA	98465-1608	42,022	3.3%	$51,989	43,213	2.8%	$56,091	7.9%	1,486
Dell Range Marketplace	3702 Dell Range Boulevard	Cheyenne	WY	82009-5453	16,691	11.1%	$54,155	17,411	4.3%	$59,989	10.8%	590
Stonehedge Square	950 Walnut Bottom Road	Carlisle	PA	17013-7636	11,237	8.0%	$48,202	11,568	3.0%	$51,913	7.7%	397
Melrose Park	Manheim Road	Melrose Park	IL		123,027	-6.9%	$41,326	118,911	-3.4%	$43,590	5.5%	4,351
Land-Miamisburg		Dayton	OH		42,477	-10.1%	$31,124	40,045	-5.7%	$32,165	3.3%	1,502
Henderson	1235 West Warm Springs Road	Henderson	NV	89014-8740	41,274	27.9%	$63,131	46,146	11.8%	$67,906	7.6%	1,460
Saint Charles II	Muegge Road	Saint Charles	MO	63303	29,269	8.7%	$64,001	31,232	6.7%	$67,017	4.7%	1,035
Saint Charles	4000 Center Point Road	Saint Peters	MO	63304-2817	31,362	9.2%	$74,990	33,574	7.1%	$79,097	5.5%	1,109
Manhasset Center	1400 Northern Boulevard	Manhasset	NY	11030-3004	42,916	2.7%	$106,451	43,105	0.4%	$114,933	8.0%	1,518
Land-BelAir		Bel Air	MD		20,752	16.3%	$82,921	21,837	5.2%	$90,928	9.7%	734
Green Oaks	4001 West Green Oaks Boulevard	Arlington	TX	76016-4457	29,116	9.2%	$72,692	31,319	7.6%	$76,568	5.3%	1,030
Landmark Station	1317 Bridford Parkway	Greensboro	NC	27407-2655	28,209	21.0%	$47,504	30,436	7.9%	$48,503	2.1%	998
Houma Power Center	1550 Martin Luther King Blvd	Houma	LA	70360-2404	16,680	9.0%	$55,206	17,303	3.7%	$61,869	12.1%	590
Land-Blue Hen		Dover	DE		10,891	27.1%	$56,347	12,035	10.5%	$60,128	6.7%	385
Highland Ridge Plaza	3280 Highland Avenue	Cincinnati	OH	45213-2508	54,333	-2.6%	$46,590	53,343	-1.8%	$49,477	6.2%	1,922
Centre-Stockton	1822 East Hammer Lane	Stockton	CA	95210-4117	40,520	15.7%	$42,529	43,981	8.5%	$45,289	6.5%	1,433
Regency Plaza	9798 Atlantic Boulevard	Jacksonville	FL	32225-8223	32,164	15.2%	$46,605	34,585	7.5%	$49,655	6.5%	1,138
Chippewa Plaza	2660 Constitution Boulevard	Beaver Falls	PA	15010-1276	6,690	-1.5%	$52,217	6,574	-1.7%	$57,271	9.7%	237
Fort Collins	813 East Harmony Road	Fort Collins	CO	80525-4877	31,555	24.9%	$63,589	34,417	9.1%	$66,589	4.7%	1,116
Fullerton Plaza	7923 Belair Road	Baltimore	MD	21236-3705	53,469	1.2%	$61,197	53,324	-0.3%	$66,013	7.9%	1,891
Land-Tanasbourne	NW Cornell Road	Hillsboro	OR	97124	49,279	30.5%	$64,702	54,107	9.8%	$67,959	5.0%	1,743
Uptown Solon	6025 Kruse Drive	Solon	OH	44139-2377	9,536	0.8%	$92,042	9,397	-1.5%	$97,311	5.7%	337
Addison	SR 53 Rohlwing Road	Addison	IL	60101	30,607	1.2%	$63,899	30,583	-0.1%	$65,846	3.0%	1,083
Beltline Highway	2600 Homer Adams Parkway	Alton	IL	62002-5430	15,271	0.0%	$41,295	15,171	-0.7%	$43,741	5.9%	540
Arlington Heights	600 East Rand Road	Arlington Heights	IL	60004-4075	50,623	-3.3%	$77,149	49,704	-1.8%	$81,681	5.9%	1,790
Aurora Commons	1250 North Lake Street	Aurora	IL	60506-2453	37,993	19.6%	$50,654	41,385	8.9%	$52,997	4.6%	1,344
Belleville	7230 Westfield Plaza Drive	Belleville	IL	62223-3352	13,681	-2.4%	$46,283	13,482	-1.5%	$48,009	3.7%	484
South Harlem	7725 South Harlem	Bridgeview	IL	60455-1318	45,469	-2.6%	$57,272	44,847	-1.4%	$60,745	6.1%	1,608
Neil Street	2102 North Neil Street	Champaign	IL	61820-7830	30,121	10.9%	$28,898	31,218	3.6%	$30,356	5.0%	1,065
Peterson Avenue	West Peterson	Chicago	IL	60659	179,536	-4.2%	$48,438	175,712	-2.1%	$51,786	6.9%	6,350
Pulaski Road	4433 South Pulaski Road	Chicago	IL	60632-4010	92,425	-5.0%	$43,153	90,036	-2.6%	$45,322	5.0%	3,269
Crystal Lake	6250 Northwest Highway	Crystal Lake	IL	60014-7933	20,399	15.0%	$80,746	21,730	6.5%	$85,138	5.4%	721
Elgin	Airport Road	Elgin	IL	60123	11,826	44.7%	$75,816	13,168	11.4%	$78,421	3.4%	418
Bellville Road	6525 North Illinois Street	Fairview Heights	IL	62208-2001	10,410	14.1%	$59,664	10,818	3.9%	$63,408	6.3%	368
Mundelein	1555 South Lake Street	Mundelein	IL	60060-4210	22,126	5.2%	$88,169	22,514	1.8%	$93,260	5.8%	783
Rockford	5885 East State Street	Rockford	IL	61108-2427	26,950	9.6%	$53,514	27,973	3.8%	$54,688	2.2%	953
MacArthur Boulevard	2115 South MacArthur Boulevard	Springfield	IL	62704-4501	38,638	1.4%	$41,870	38,734	0.3%	$43,448	3.8%	1,367
Streamwood	960 South Barrington Road	Streamwood	IL	60107-2289	44,037	-1.9%	$75,272	43,570	-1.1%	$79,599	5.7%	1,557
Waukegan	2700 Belvidere Road	Waukegan	IL	60085-6008	33,180	-0.5%	$46,899	33,110	-0.2%	$49,016	4.5%	1,174
Mishawaka	5802 Grape Road	Mishawaka	IN	46545-1248	24,909	-0.2%	$45,537	24,768	-0.6%	$47,066	3.4%	881
South Bend	902 Erskine Plaza	South Bend	IN	46614-3244	18,106	-0.2%	$41,465	17,990	-0.6%	$42,440	2.4%	640
Hoover	2780 John Hawkins Parkway	Hoover	AL	35244-4001	19,357	19.3%	$67,474	20,789	7.4%	$70,927	5.1%	685
Boynton West	9839 South Military Trail	Boynton Beach	FL	33436-3202	41,722	12.6%	$58,067	44,632	7.0%	$62,056	6.9%	1,476
Miami 3		Miami	FL		61,332	3.8%	$40,638	63,432	3.4%	$43,424	6.9%	2,169
Miami 4		Miami	FL		61,332	3.8%	$40,638	63,432	3.4%	$43,424	6.9%	2,169
Miami 5		Miami	FL		61,332	3.8%	$40,638	63,432	3.4%	$43,424	6.9%	2,169
Chasewood Storage	6250 West Indiantown Road	Jupiter	FL	33458-3958	21,254	25.9%	$71,234	22,892	7.7%	$76,899	8.0%	752
Orland Square	66 Orland Squre Drive	Orland Park	IL	60462-3207	25,827	5.3%	$81,005	26,334	2.0%	$86,211	6.4%	913
Land-Intl Business Park	Beeline Expressway	Orlando	FL		45,410	8.4%	$42,588	48,574	7.0%	$46,204	8.5%	1,606
State Avenue Plaza	4301 State Avenue	Kansas City	KS	66102-3734	22,194	-9.2%	$33,931	21,296	-4.1%	$35,379	4.3%	785
Overland Park	9600 Metcalf Avenue	Overland Park	KS	66212-2213	38,013	-1.3%	$61,409	38,789	2.0%	$63,577	3.5%	1,344
Hinkleville Center	5101 Hinkleville Road	Paducah	KY	42001-9049	3,054	10.5%	$58,528	3,175	4.0%	$63,691	8.8%	108
Laurel II	9606 Fort Meade Road	Laurel	MD	20707-4404	33,265	10.6%	$71,749	34,266	3.0%	$78,015	8.7%	1,177
Gaithersburg	18501 North Frederick Avenue	Gaithersburg	MD	20879-3161	52,563	7.8%	$79,968	54,201	3.1%	$88,040	10.1%	1,859
Joplin Mall	101 North Range Line Road	Joplin	MO	64801-4118	17,435	8.4%	$35,580	18,081	3.7%	$37,998	6.8%	617
Kirkwood	1225 South Kirkwood Road	Kirkwood	MO	63122-7224	27,072	-1.2%	$69,308	26,659	-1.5%	$72,928	5.2%	957
Manchester	14425 Andersohn Drive	Manchester	MO	63011-4069	30,697	-0.7%	$78,540	30,327	-1.2%	$82,904	5.6%	1,086
Land-Heritage	Walnut Avenue	Irvine	CA	92604	58,035	40.3%	$93,769	63,999	10.3%	$101,983	8.8%	2,053
Springfield-MO	3101 South Glenstone Avenue	Springfield	MO	65804-4403	33,440	8.4%	$41,647	34,786	4.0%	$43,672	4.9%	1,183
Saint Joseph	North Belt Highway	Saint Joseph	MO	64506	20,987	5.0%	$41,497	21,388	1.9%	$44,020	6.1%	742
King’s Highway	4930 Christy Boulevard	Saint Louis	MO	63116-1218	82,156	-0.3%	$40,921	81,674	-0.6%	$43,760	6.9%	2,906
Latham Farms	579 Troy Schenectady Road	Latham	NY	12110-2806	14,570	6.7%	$68,839	14,810	1.7%	$74,754	8.6%	515
Massapequa Duane Reade	5601 Merrick Road	Massapequa	NY	11758-6237	42,805	2.9%	$86,566	42,927	0.3%	$93,729	8.3%	1,514
Canton	Everhard Road	Canton	OH	44701	38,817	-3.0%	$37,638	37,925	-2.3%	$38,975	3.6%	1,373
North Park Center	8221 Troy Pike	Huber Heights	OH	45424-1025	15,235	-1.7%	$54,957	14,919	-2.1%	$56,704	3.2%	539
Midwest City	5701 East Reno Avenue	Midwest City	OK	73110-2004	25,637	0.8%	$37,890	25,933	1.2%	$40,353	6.5%	907
Carnegie/Scott Township	2200 Washington Pike	Carnegie	PA	15106	33,568	-4.7%	$58,027	32,481	-3.2%	$62,099	7.0%	1,187
Exton	111 West Lincoln Hwy	Exton	PA	19341-2609	15,585	14.5%	$98,040	16,455	5.6%	$108,191	10.4%	551
Northside Marketplace	2263 Gallatin Pike North	Madison	TN	37115-2018	14,986	17.7%	$44,889	16,060	7.2%	$46,705	4.0%	530
Hickory Hollow	5320 Hickory Hollow Parkway	Nashville	TN	37013-3128	25,770	20.0%	$48,132	27,582	7.0%	$49,759	3.4%	911
Marketplace at Rivergate	2117 Gallatin Pike N	Madison	TN	37115-2003	15,529	16.9%	$44,164	16,588	6.8%	$45,924	4.0%	549
Center at Baybrook	19801 Gulf Freeway	Webster	TX	77598-3826	31,711	14.1%	$60,117	34,057	7.4%	$63,047	4.9%	1,122
Fairway Plaza	5800 Fairmont Parkway	Pasadena	TX	77505-3908	27,991	6.2%	$57,495	29,418	5.1%	$61,890	7.6%	990
Colonial Heights	1899 Southpark Boulevard	Colonial Heights	VA	23834-3607	15,007	2.9%	$44,778	15,122	0.8%	$48,571	8.5%	531
Skyline Village Plaza	2035 East Market Street	Harrisonburg	VA	22801-8880	14,473	13.5%	$37,893	15,196	5.0%	$40,788	7.6%	512

A:20

Property Name	Address	City	State	Zip Code	2009 Households	Household Growth 2000-2009	2009 Median Household Income	2014 Households	Household Growth 2009-2014	2014 Median Household Income	Median Household Income Growth 2009-2014	2009 Household Density
Westpark Center	6301 West Broad Street	Richmond	VA	23230-2009	34,224	-0.7%	$53,463	34,432	0.6%	$58,450	9.3%	1,210
Scottsdale Galleria		Scottsdale	AZ		66,774	8.7%	$40,588	71,705	7.4%	$43,465	7.1%	2,362
Scottsdale City Centre		Scottsdale	AZ		66,774	8.7%	$40,588	71,705	7.4%	$43,465	7.1%	2,362
Land-Scottsdale Towers		Scottsdale	AZ		66,774	8.7%	$40,588	71,705	7.4%	$43,465	7.1%	2,362
Blue Moose	7243 East Camelback Road	Scottsdale	AZ	85251-3319	41,079	2.1%	$51,891	43,083	4.9%	$55,789	7.5%	1,453
Grand-Tusayan	State Highway 64	Grand Canyon	AZ	86023	1,232	20.4%	$41,574	1,353	9.8%	$45,684	9.9%	44
Desert Fashion Plaza	123 North Palm Canyon Drive	Palm Springs	CA	92262-5590	20,377	13.0%	$45,090	22,467	10.3%	$49,562	9.9%	721
Land-Four S Ranch		Rancho Bernardo	CA	92128	33,211	12.0%	$88,818	35,652	7.4%	$98,530	10.9%	1,175
Land-Yosemite		Yosemite National Park	CA		483	1.3%	$43,393	498	3.1%	$48,700	12.2%	17
Land-Telluride		Telluride	CO		79	16.2%	$80,769	84	6.3%	$91,071	12.8%	3
Rogers Market	1370 East Johnstown Road	Gahanna	OH	43230-6830	18,959	30.8%	$84,958	21,182	11.7%	$90,931	7.0%	671
Glen Burnie	7319 Ritchie Highway	Glen Burnie	MD	21061-3104	29,259	-0.2%	$59,706	29,169	-0.3%	$66,422	11.2%	1,035
Almonesson	1450 Almonesson Road	Deptford	NJ	08096-5205	29,989	8.4%	$58,393	31,252	4.2%	$64,049	9.7%	1,061
Eatontown	90 Highway 36	Eatontown	NJ	07724-2508	24,557	3.8%	$69,796	25,023	1.9%	$75,452	8.1%	869
Nassau Park Pavilion	530 Nassau Park Boulevard	Princeton	NJ	08540-5991	10,261	17.7%	$109,218	11,009	7.3%	$119,989	9.9%	363
Toms River	1240 Hooper Avenue	Toms River	NJ	08753-3324	22,779	6.5%	$68,345	23,547	3.4%	$74,057	8.4%	806
Lawrenceville	4152 Quakerbridge Road	Trenton	NJ	08648-4703	10,831	15.9%	$103,151	11,587	7.0%	$114,038	10.6%	383
Maple Shade	590 Route 28 East	Maple Shade	NJ	8052	32,421	2.1%	$67,910	32,772	1.1%	$73,849	8.7%	1,147
Office Max-Grand Forks	2500 South Columbia Road	Grand Forks	ND	58201-6033	21,010	5.2%	$41,659	21,638	3.0%	$45,144	8.4%	743
Akron	1990 Buchholzer Boulevard	Akron	OH	44310-1808	39,386	0.6%	$42,179	39,445	0.2%	$44,124	4.6%	1,393
Kmart Plaza-Stow	4332 Kent Road	Stow	OH	44224-4331	20,884	3.2%	$58,105	21,160	1.3%	$61,367	5.6%	739
Macedonia Commons II	8210 Macedonia Commons	Macedonia	OH	44056-1850	11,867	7.9%	$70,838	12,308	3.7%	$74,787	5.6%	420
Babies R’ Us Plaza	26520 Lorain Avenue	North Olmsted	OH	44070-3203	24,059	-5.7%	$64,496	23,192	-3.6%	$68,422	6.1%	851
Great East Plaza	909 Great East Plaza	Niles	OH	44446-4818	17,222	-5.1%	$41,458	16,613	-3.5%	$43,178	4.1%	609
Saint Clairsville	67781 Mall Road	Saint Clairsville	OH	43950-1701	4,015	3.2%	$42,470	4,081	1.6%	$45,439	7.0%	142
South Dayton	8336 Springboro Pike	Dayton	OH	45342	24,048	2.5%	$57,270	24,226	0.7%	$60,228	5.2%	851
Gateway West	10501 Gateway Boulevard West	El Paso	TX	79925-7934	45,057	1.3%	$38,188	46,029	2.2%	$40,375	5.7%	1,594
Creve Coeur	955 Woodcrest Executive Drive	Creve Coeur	MO	63141-5044	25,931	0.3%	$67,449	25,985	0.2%	$71,048	5.3%	917
Newport on the Levee	One Levee Way	Newport	KY	41071-1652	58,282	-1.7%	$32,767	57,716	-1.0%	$35,324	7.8%	2,061
Waverly Woods Village Center	10825 Birmingham Way	Woodstock	MD	21163-1427	6,567	23.7%	$131,782	7,235	10.2%	$147,127	11.6%	232
Custer Park	2929 Custer Road	Plano	TX	75075-4418	46,379	6.2%	$74,626	49,258	6.2%	$77,500	3.9%	1,640
Kohl’s	6130 SW 17th Street	Topeka	KS	66615-1141	22,638	7.4%	$50,015	23,501	3.8%	$52,721	5.4%	801
Gibraltar Tech Center		Sunnyvale	CA		83,416	6.1%	$64,450	87,355	4.7%	$68,993	7.0%	2,950
Humboldt Tech Center		Sunnyvale	CA		83,416	6.1%	$64,450	87,355	4.7%	$68,993	7.0%	2,950
Security Square	7005 Security Boulevard	Baltimore	MD	21244-2533	41,071	1.9%	$55,750	41,530	1.1%	$60,794	9.0%	1,453
Independence	4023 South Noland Drive	Independence	MO	64055-6507	29,588	0.2%	$46,134	29,688	0.3%	$48,372	4.9%	1,046
Landover		Landover	MD		49,027	1.6%	$49,323	49,383	0.7%	$54,659	10.8%	1,734
Willa Springs	5655 Red Bug Lake Road	Winter Springs	FL	32708-5013	25,286	13.5%	$67,124	27,375	8.3%	$71,580	6.6%	894
Mallwoods	345 Springfield Street	Dayton	OH	45403-1240	41,459	-6.6%	$32,047	39,831	-3.9%	$33,301	3.9%	1,466
Land-Westminster Promenade-XLG		Westminster	CO		48,753	3.6%	$59,026	50,265	3.1%	$62,321	5.6%	1,724
Land-Farmington		Farmington	UT		12,610	32.3%	$77,589	14,344	13.8%	$85,812	10.6%	446
Lowes-Middletown	3125 Towne Boulevard	Middletown	OH	45044-6299	12,698	8.7%	$46,968	13,317	4.9%	$49,492	5.4%	449
Middletown	3125 Towne Boulevard	Middletown	OH	45044-6299	12,698	8.7%	$46,968	13,317	4.9%	$49,492	5.4%	449
Terre Haute	4701 South US Highway 41	Terre Haute	IN	47802	8,717	3.1%	$36,286	8,848	1.5%	$38,591	6.4%	308
San Diego/Rancho Bernard-Excel	17140 Bernardo Center Drive	San Diego	CA	92128-2093	27,136	17.4%	$87,554	29,647	9.3%	$97,441	11.3%	960
Sedgefield Village	3603 Groometown Road	Greensboro	NC	27407-6525	20,016	10.2%	$45,848	21,230	6.1%	$47,004	2.5%	708
Greenlawn Plaza	777 Pulaski Road	Greenlawn	NY	11740-1710	26,232	-2.4%	$104,204	25,808	-1.6%	$116,411	11.7%	928
Lowe’s-Opelika	2300-2600 Pepperell Parkway	Opelika	AL	36801-6240	9,714	13.4%	$38,187	10,404	7.1%	$41,927	9.8%	344
Scottsboro Marketplace	24833 John P Reid Parkway	Scottsboro	AL	35768-2340	4,035	0.4%	$37,133	4,050	0.4%	$39,854	7.3%	143
Golden Corral	5525 Cortez Road West	Bradenton	FL	34210-2818	37,405	4.8%	$42,519	39,327	5.1%	$45,969	8.1%	1,323
Bradley Park Crossing	1591 Bradley Park Drive	Columbus	GA	31904-3071	19,791	7.5%	$49,160	20,367	2.9%	$54,057	10.0%	700
Douglasville Marketplace	6875 Douglas Boulevard	Douglasville	GA	30135-7133	15,384	45.0%	$55,417	18,172	18.1%	$58,639	5.8%	544
Pinetree Village	6050 Bethelview Road	Cumming	GA	30040-6316	9,398	105.8%	$81,342	12,102	28.8%	$88,021	8.2%	332
Rivercliff Village	4855 Stone Mountain Highway	Lilburn	GA	30047-4643	16,623	14.3%	$71,365	18,068	8.7%	$72,952	2.2%	588
North Ridge	4010 East 53rd Street	Davenport	IA	52807-3033	17,910	9.1%	$58,035	18,715	4.5%	$61,449	5.9%	633
North Park Marketplace	524 West New Circle Road	Lexington	KY	40511-1833	28,517	-1.6%	$32,146	28,492	-0.1%	$33,964	5.7%	1,009
Lawndale Crossing	2641 Lawndale Drive	Greensboro	NC	27408-8418	34,470	7.9%	$49,333	36,248	5.2%	$51,488	4.4%	1,219
Jeffries Crossing	1462 Jeffreys Road	Rocky Mount	NC	27804-1820	13,645	4.9%	$39,693	14,226	4.3%	$43,128	8.7%	483
MacArthur Marketplace	1635 Market Place	Irving	TX	75063-7239	24,001	29.7%	$68,773	26,740	11.4%	$71,448	3.9%	849
Land-Cartersville		Cartersville	GA		9,359	22.3%	$44,711	10,344	10.5%	$46,829	4.7%	331
Land-Wilmington		Wilmington	NC		30,388	18.0%	$39,623	33,313	9.6%	$42,580	7.5%	1,075
Pavillions at San Mateo	4400 Cutler Avenue NE	Albuquerque	NM	87110-3935	54,953	4.0%	$34,745	56,952	3.6%	$37,012	6.5%	1,944
Westminster Promenade-PREN	10655 Westminster Boulevard	Westminster	CO	80020-4166	40,510	15.2%	$71,226	43,730	8.0%	$76,754	7.8%	1,433
Decatur Marketplace	4625 East Maryland Avenue	Decatur	IL	62521-5092	9,302	-4.0%	$51,193	9,068	-2.5%	$55,610	8.6%	329
Bayhill Plaza	7705 Turkey Lake Road	Orlando	FL	32819-5221	15,248	16.8%	$67,379	16,727	9.7%	$70,934	5.3%	539
Central Park Avenue 1703	1703 Central Park Avenue	Yonkers	NY	10710-4901	81,697	0.1%	$69,552	82,076	0.5%	$75,943	9.2%	2,889
Munsey Park	2103 Northern Boulevard	Manhasset	NY	11030-3528	33,539	-2.4%	$119,378	33,129	-1.2%	$131,293	10.0%	1,186
Shoppes at Lake Mary	101 North Country Club Road	Lake Mary	FL	32746-3246	23,922	34.9%	$58,462	27,388	14.5%	$62,609	7.1%	846
Walgreen’s-Freeport	89 Henry Street	Freeport	NY	11520-3907	52,315	-4.9%	$89,440	50,869	-2.8%	$98,555	10.2%	1,850
Tradewinds	101401 Overseas Highway	Key Largo	FL	33037-4504	3,102	-7.2%	$63,241	3,005	-3.1%	$71,268	12.7%	110
North Shore Triangle	77 School Street	Glen Cove	NY	11542-2511	16,341	-3.0%	$82,403	16,081	-1.6%	$91,465	11.0%	578
Lone Star Pavilions	711 Texas Avenue South	College Station	TX	77840-1917	34,076	11.1%	$26,046	36,467	7.0%	$28,760	10.4%	1,205
Miramar Out Parcels	18200 Miramar Parkway	Miramar	FL	33027	18,065	51.8%	$110,689	21,141	17.0%	$123,161	11.3%	639
University Place	7080 Youree Drive	Shreveport	LA	71105-5109	25,740	5.2%	$44,286	26,412	2.6%	$46,881	5.9%	910
Siegen Plaza	6885 Siegen Lane	Baton Rouge	LA	70809-4528	27,767	15.6%	$57,056	29,398	5.9%	$60,821	6.6%	982
Fry’s Ellsworth Plaza	2727 East Broadway Road	Mesa	AZ	85204-1530	56,013	5.4%	$50,957	59,061	5.4%	$55,367	8.7%	1,981
Eastern Horizon/ Commons	10405 South Eastern Avenue	Henderson	NV	89052-3958	50,834	92.1%	$82,871	62,437	22.8%	$91,025	9.8%	1,798
Losco Corners	11101 Saint Augustine Road	Jacksonville	FL	32257-1159	29,889	18.7%	$65,550	32,880	10.0%	$70,860	8.1%	1,057
Regency Park	12055 Metcalf Avenue	Overland Park	KS	66213-1121	32,517	20.5%	$89,280	35,545	9.3%	$94,439	5.8%	1,150
Colerain Towne Center	10152-10240 Colerain Avenue	Cincinnati	OH	45251-4902	18,836	3.4%	$59,743	19,134	1.6%	$64,615	8.2%	666
Tri-County Commons	600-800 Kemper Commons Circle	Springdale	OH	45246-2546	15,507	-2.0%	$49,215	15,222	-1.8%	$52,153	6.0%	548
CityCenter Englewood	895 West Hampden Avenue	Englewood	CO	80110-2112	51,107	0.6%	$47,337	52,162	2.1%	$49,749	5.1%	1,808
South Mountain	South 14th Street	Phoenix	AZ	85034	25,461	29.7%	$33,202	28,776	13.0%	$36,012	8.5%	900

Property Name	Address	City	State	Zip Code	2010 Households	Household Growth 2000-2010	2010 Median HH Income	2015 Households	Household Growth 2010-2015	2015 Median Household Income	Median Household Income Growth 2010-2015	2010 Household Density
Westpark Center	6301 West Broad Street	Richmond	VA	23230-2009	34,520	0.2%	$54,747	34,685	0.5%	$59,001	7.8%	1,221
Scottsdale Galleria		Scottsdale	AZ		66,549	7.9%	$41,358	72,096	8.3%	$44,030	6.5%	2,354
Scottsdale City Centre		Scottsdale	AZ		66,549	7.9%	$41,358	72,096	8.3%	$44,030	6.5%	2,354
Land-Scottsdale Towers		Scottsdale	AZ		66,549	7.9%	$41,358	72,096	8.3%	$44,030	6.5%	2,354
Blue Moose	7243 East Camelback Road	Scottsdale	AZ	85251-3319	40,133	-0.2%	$53,160	42,208	5.2%	$56,564	6.4%	1,419
Grand-Tusayan	State Highway 64	Grand Canyon	AZ	86023	1,254	22.8%	$42,002	1,367	9.0%	$44,951	7.0%	44
Desert Fashion Plaza	123 North Palm Canyon Drive	Palm Springs	CA	92262-5590	20,110	11.6%	$45,031	22,262	10.7%	$48,523	7.8%	711
Land-Four S Ranch		Rancho Bernardo	CA	92128	33,287	13.0%	$90,710	35,251	5.9%	$99,686	9.9%	1,177
Land-Yosemite		Yosemite National Park	CA		496	2.1%	$43,946	506	2.0%	$48,125	9.5%	18
Land-Telluride		Telluride	CO		78	14.7%	$84,615	85	9.0%	$97,321	15.0%	3
Rogers Market	1370 East Johnstown Road	Gahanna	OH	43230-6830	20,298	38.3%	$87,340	21,966	8.2%	$93,075	6.6%	718
Glen Burnie	7319 Ritchie Highway	Glen Burnie	MD	21061-3104	29,316	0.3%	$61,745	29,182	-0.5%	$67,330	9.0%	1,037
Almonesson	1450 Almonesson Road	Deptford	NJ	08096-5205	29,822	7.9%	$59,798	30,555	2.5%	$64,655	8.1%	1,055
Eatontown	90 Highway 36	Eatontown	NJ	07724-2508	24,360	3.2%	$72,247	24,522	0.7%	$77,385	7.1%	862
Nassau Park Pavilion	530 Nassau Park Boulevard	Princeton	NJ	08540-5991	10,181	18.3%	$112,142	10,758	5.7%	$122,166	8.9%	360
Toms River	1240 Hooper Avenue	Toms River	NJ	08753-3324	22,764	6.9%	$70,439	23,401	2.8%	$74,889	6.3%	805
Lawrenceville	4152 Quakerbridge Road	Trenton	NJ	08648-4703	10,478	14.6%	$106,438	10,952	4.5%	$115,794	8.8%	371
Maple Shade	590 Route 28 East	Maple Shade	NJ	8052	32,154	1.4%	$69,724	32,075	-0.3%	$74,826	7.3%	1,137
Office Max-Grand Forks	2500 South Columbia Road	Grand Forks	ND	58201-6033	20,692	3.8%	$43,383	20,883	0.9%	$46,321	6.8%	732
Akron	1990 Buchholzer Boulevard	Akron	OH	44310-1808	38,564	-1.2%	$43,174	37,936	-1.6%	$44,519	3.1%	1,364
Kmart Plaza-Stow	4332 Kent Road	Stow	OH	44224-4331	20,420	2.4%	$59,000	20,413	0.0%	$61,733	4.6%	722
Macedonia Commons II	8210 Macedonia Commons	Macedonia	OH	44056-1850	12,030	8.8%	$72,214	12,325	2.5%	$75,788	4.9%	425
Babies R’ Us Plaza	26520 Lorain Avenue	North Olmsted	OH	44070-3203	23,498	-6.6%	$65,244	22,405	-4.7%	$68,508	5.0%	831
Great East Plaza	909 Great East Plaza	Niles	OH	44446-4818	17,069	-6.3%	$41,646	16,300	-4.5%	$42,703	2.5%	604
Saint Clairsville	67781 Mall Road	Saint Clairsville	OH	43950-1701	4,129	6.2%	$43,793	4,182	1.3%	$45,950	4.9%	146
South Dayton	8336 Springboro Pike	Dayton	OH	45342	24,111	2.5%	$58,154	23,970	-0.6%	$60,513	4.1%	853
Gateway West	10501 Gateway Boulevard West	El Paso	TX	79925-7934	44,166	-0.4%	$38,971	44,959	1.8%	$40,798	4.7%	1,562
Creve Coeur	955 Woodcrest Executive Drive	Creve Coeur	MO	63141-5044	25,656	-0.3%	$67,898	25,384	-1.1%	$70,087	3.2%	907
Newport on the Levee	One Levee Way	Newport	KY	41071-1652	58,321	-1.2%	$33,475	57,813	-0.9%	$35,904	7.3%	2,063
Waverly Woods Village Center	10825 Birmingham Way	Woodstock	MD	21163-1427	6,576	26.0%	$133,987	7,030	6.9%	$148,348	10.7%	233
Custer Park	2929 Custer Road	Plano	TX	75075-4418	48,843	11.2%	$75,833	55,604	13.8%	$78,394	3.4%	1,727
Kohl’s	6130 SW 17th Street	Topeka	KS	66615-1141	22,722	8.0%	$51,356	23,397	3.0%	$53,357	3.9%	804
Gibraltar Tech Center		Sunnyvale	CA		83,994	7.3%	$66,307	87,609	4.3%	$69,979	5.5%	2,971
Humboldt Tech Center		Sunnyvale	CA		83,994	7.3%	$66,307	87,609	4.3%	$69,979	5.5%	2,971
Security Square	7005 Security Boulevard	Baltimore	MD	21244-2533	40,926	2.2%	$57,452	41,010	0.2%	$61,474	7.0%	1,447
Independence	4023 South Noland Drive	Independence	MO	64055-6507	29,478	0.1%	$47,112	29,505	0.1%	$48,879	3.8%	1,043
Landover		Landover	MD		48,021	-0.3%	$50,989	47,529	-1.0%	$55,944	9.7%	1,698
Willa Springs	5655 Red Bug Lake Road	Winter Springs	FL	32708-5013	23,656	11.7%	$67,778	25,288	6.9%	$71,020	4.8%	837
Mallwoods	345 Springfield Street	Dayton	OH	45403-1240	41,051	-6.9%	$32,513	39,291	-4.3%	$33,448	2.9%	1,452
Land-Westminster Promenade-XLG		Westminster	CO		50,092	6.6%	$60,492	52,277	4.4%	$62,947	4.1%	1,772
Land-Farmington		Farmington	UT		13,504	40.9%	$80,241	15,304	13.3%	$86,764	8.1%	478
Lowes-Middletown	3125 Towne Boulevard	Middletown	OH	45044-6299	12,873	9.2%	$47,542	13,393	4.0%	$49,250	3.6%	455
Middletown	3125 Towne Boulevard	Middletown	OH	45044-6299	12,873	9.2%	$47,542	13,393	4.0%	$49,250	3.6%	455
Terre Haute	4701 South US Highway 41	Terre Haute	IN	47802	9,193	8.0%	$36,973	9,431	2.6%	$38,701	4.7%	325
San Diego/Rancho Bernard-Excel	17140 Bernardo Center Drive	San Diego	CA	92128-2093	28,245	20.7%	$90,113	30,213	7.0%	$99,164	10.0%	999
Sedgefield Village	3603 Groometown Road	Greensboro	NC	27407-6525	20,473	12.7%	$46,411	21,717	6.1%	$47,064	1.4%	724
Greenlawn Plaza	777 Pulaski Road	Greenlawn	NY	11740-1710	27,251	1.5%	$106,555	27,140	-0.4%	$116,880	9.7%	964
Lowe’s-Opelika	2300-2600 Pepperell Parkway	Opelika	AL	36801-6240	10,090	17.5%	$39,722	10,825	7.3%	$42,425	6.8%	357
Scottsboro Marketplace	24833 John P Reid Parkway	Scottsboro	AL	35768-2340	4,277	4.8%	$37,419	4,331	1.3%	$39,477	5.5%	151
Golden Corral	5525 Cortez Road West	Bradenton	FL	34210-2818	36,605	3.3%	$42,362	38,461	5.1%	$44,772	5.7%	1,295
Bradley Park Crossing	1591 Bradley Park Drive	Columbus	GA	31904-3071	20,312	8.9%	$49,715	20,804	2.4%	$53,137	6.9%	718
Douglasville Marketplace	6875 Douglas Boulevard	Douglasville	GA	30135-7133	15,380	45.5%	$57,272	17,824	15.9%	$60,188	5.1%	544
Pinetree Village	6050 Bethelview Road	Cumming	GA	30040-6316	10,160	130.0%	$81,772	12,284	20.9%	$88,027	7.6%	359
Rivercliff Village	4855 Stone Mountain Highway	Lilburn	GA	30047-4643	16,651	14.9%	$73,156	18,136	8.9%	$74,386	1.7%	589
North Ridge	4010 East 53rd Street	Davenport	IA	52807-3033	17,889	10.3%	$60,313	18,554	3.7%	$63,111	4.6%	633
North Park Marketplace	524 West New Circle Road	Lexington	KY	40511-1833	28,767	-0.3%	$33,310	29,098	1.2%	$35,415	6.3%	1,017
Lawndale Crossing	2641 Lawndale Drive	Greensboro	NC	27408-8418	34,375	9.1%	$50,621	36,002	4.7%	$52,865	4.4%	1,216
Jeffries Crossing	1462 Jeffreys Road	Rocky Mount	NC	27804-1820	13,790	6.7%	$39,295	14,188	2.9%	$41,277	5.0%	488
MacArthur Marketplace	1635 Market Place	Irving	TX	75063-7239	23,802	28.7%	$69,279	25,870	8.7%	$71,486	3.2%	842
Land-Cartersville		Cartersville	GA		9,606	25.1%	$46,380	10,545	9.8%	$48,376	4.3%	340
Land-Wilmington		Wilmington	NC		30,891	18.9%	$40,806	33,405	8.1%	$43,168	5.8%	1,093
Pavillions at San Mateo	4400 Cutler Avenue NE	Albuquerque	NM	87110-3935	55,298	4.3%	$35,922	57,438	3.9%	$37,893	5.5%	1,956
Westminster Promenade-PREN	10655 Westminster Boulevard	Westminster	CO	80020-4166	41,190	17.2%	$72,193	44,239	7.4%	$76,298	5.7%	1,457
Decatur Marketplace	4625 East Maryland Avenue	Decatur	IL	62521-5092	9,243	-4.5%	$52,380	8,971	-2.9%	$56,301	7.5%	327
Bayhill Plaza	7705 Turkey Lake Road	Orlando	FL	32819-5221	15,136	19.9%	$66,170	16,547	9.3%	$68,712	3.8%	535
Central Park Avenue 1703	1703 Central Park Avenue	Yonkers	NY	10710-4901	82,144	0.5%	$71,521	81,905	-0.3%	$77,447	8.3%	2,905
Munsey Park	2103 Northern Boulevard	Manhasset	NY	11030-3528	35,003	2.0%	$122,088	34,999	0.0%	$132,397	8.4%	1,238
Shoppes at Lake Mary	101 North Country Club Road	Lake Mary	FL	32746-3246	23,314	31.8%	$59,745	25,779	10.6%	$63,055	5.5%	825
Walgreen’s-Freeport	89 Henry Street	Freeport	NY	11520-3907	54,714	-0.4%	$92,378	54,116	-1.1%	$100,686	9.0%	1,935
Tradewinds	101401 Overseas Highway	Key Largo	FL	33037-4504	2,952	-11.3%	$62,076	2,786	-5.6%	$68,261	10.0%	104
North Shore Triangle	77 School Street	Glen Cove	NY	11542-2511	16,793	0.0%	$84,930	16,640	-0.9%	$92,784	9.2%	594
Lone Star Pavilions	711 Texas Avenue South	College Station	TX	77840-1917	34,761	13.2%	$26,625	37,119	6.8%	$28,891	8.5%	1,229
Miramar Out Parcels	18200 Miramar Parkway	Miramar	FL	33027	18,065	53.5%	$111,095	20,053	11.0%	$124,548	12.1%	639
University Place	7080 Youree Drive	Shreveport	LA	71105-5109	25,894	5.4%	$44,996	26,560	2.6%	$47,116	4.7%	916
Siegen Plaza	6885 Siegen Lane	Baton Rouge	LA	70809-4528	27,162	13.4%	$59,948	28,680	5.6%	$63,409	5.8%	961
Fry’s Ellsworth Plaza	2727 East Broadway Road	Mesa	AZ	85204-1530	56,706	6.5%	$52,292	61,243	8.0%	$56,128	7.3%	2,006
Eastern Horizon/ Commons	10405 South Eastern Avenue	Henderson	NV	89052-3958	52,076	99.2%	$83,222	59,602	14.5%	$91,247	9.6%	1,842
Losco Corners	11101 Saint Augustine Road	Jacksonville	FL	32257-1159	29,981	18.4%	$67,401	32,343	7.9%	$71,430	6.0%	1,060
Regency Park	12055 Metcalf Avenue	Overland Park	KS	66213-1121	32,265	20.7%	$91,303	35,113	8.8%	$95,194	4.3%	1,141
Colerain Towne Center	10152-10240 Colerain Avenue	Cincinnati	OH	45251-4902	18,752	3.6%	$60,183	18,895	0.8%	$63,816	6.0%	663
Tri-County Commons	600-800 Kemper Commons Circle	Springdale	OH	45246-2546	15,568	0.1%	$49,888	15,493	-0.5%	$52,017	4.3%	551
CityCenter Englewood	895 West Hampden Avenue	Englewood	CO	80110-2112	51,231	0.8%	$47,502	52,949	3.4%	$49,700	4.6%	1,812
South Mountain	South 14th Street	Phoenix	AZ	85034	26,124	33.5%	$34,021	29,832	14.2%	$36,926	8.5%	924

A:21

Property Name	Address	City	State	Zip Code	2009 Households	Household Growth 2000-2009	2009 Median Household Income	2014 Households	Household Growth 2009-2014	2014 Median Household Income	Median Household Income Growth 2009-2014	2009 Household Density
Stonebridge Center	3630 East Southern Avenue	Mesa	AZ	85206-2561	54,239	13.1%	$55,049	58,830	8.5%	$59,645	8.3%	1,918
Provinces	4050 West Ray Road	Chandler	AZ	85226-7256	39,914	12.5%	$76,780	43,226	8.3%	$82,874	7.9%	1,412
Carson/Abalone	1770 West Carson Street	Torrance	CA	90501-2821	69,992	5.0%	$62,474	73,039	4.4%	$68,706	10.0%	2,475
San Fernando Value Square	12960 Foothill Boulevard	San Fernando	CA	91340	43,240	6.9%	$54,847	45,508	5.3%	$60,667	10.6%	1,529
Santa Margarita Marketplace	30511 Avenida De Las Flores	Rancho Santa Margarita	CA	92688-3941	18,446	6.9%	$108,183	19,377	5.1%	$119,937	10.9%	652
Echelon Village Plaza	1110 White Horse Road	Voorhees	NJ	08043-2108	31,472	4.4%	$70,562	32,133	2.1%	$77,086	9.2%	1,113
Cheshire Station	4215 Cheshire Station Plaza	Dale City	VA	22193-2217	34,247	21.6%	$87,829	37,919	10.7%	$96,656	10.1%	1,211
Rockwall Market Center	2663 Market Center Drive	Rockwall	TX	75032-6563	11,090	61.4%	$71,532	13,583	22.5%	$77,163	7.9%	392
Market at Southside	408 East Michigan Street	Orlando	FL	32806-4542	49,640	9.5%	$42,050	53,281	7.3%	$45,520	8.3%	1,756
Hilltop Plaza	3401 Blume Drive	Richmond	CA	94806-1935	38,203	5.0%	$63,411	39,950	4.6%	$68,763	8.4%	1,351
Valley Central	44707 Valley Central	Lancaster	CA	93536-6524	27,591	27.4%	$48,148	30,975	12.3%	$53,145	10.4%	976
Meridian Village	3930 Guide Meridian Road	Bellingham	WA	98225-5547	20,929	20.3%	$39,279	23,001	9.9%	$42,799	9.0%	740
Plaza at Puente Hills	18271 Gale Avenue	City Of Industry	CA	91748-1243	41,197	4.6%	$69,328	42,964	4.3%	$76,275	10.0%	1,457
La Mancha	1001-1235 N Harbor Boulevard	Fullerton	CA	92632-1350	58,299	2.4%	$61,199	60,189	3.2%	$67,145	9.7%	2,062
Cameron Park Place	4082 Cameron Park Drive	Cameron Park	CA	95682-8412	8,647	16.9%	$81,802	9,459	9.4%	$90,089	10.1%	306
Olympiad Plaza	23002 Alicia Parkway	Mission Viejo	CA	92692-1636	46,713	1.9%	$97,576	48,021	2.8%	$108,960	11.7%	1,652
Puget Park	520 128th Street SW	Everett	WA	98204-9362	50,631	22.6%	$54,829	55,853	10.3%	$59,696	8.9%	1,791
Richmond City Center	1100 MacDonald Avenue	Richmond	CA	94801-3116	42,454	1.8%	$51,341	43,884	3.4%	$56,418	9.9%	1,502
San Ysidro Village	4558 Camino de la Plaza	San Ysidro	CA	92173-3104	16,153	9.9%	$50,849	17,147	6.2%	$59,427	16.9%	571
Downtown Pleasant Hill	55 Crescent Drive	Pleasant Hill	CA	94523-5511	54,539	0.8%	$71,656	56,204	3.1%	$77,057	7.5%	1,929
Mariners Crossing	4185 Mariner Boulevard	Spring Hill	FL	34609-2470	21,261	42.2%	$43,231	24,895	17.1%	$47,756	10.5%	752
Freehold Market Place II	320 West Main Street	Freehold	NJ	07728-2524	14,894	10.8%	$78,264	15,586	4.7%	$85,411	9.1%	527
Land-San Diego/Pacific Beach	Interstate 5	San Diego	CA		383	4.9%	$97,240	398	3.9%	$110,124	13.2%	14
Braker 2	11002-11006 Metric Boulevard	Austin	TX	78758-4071	58,312	10.0%	$49,072	62,405	7.0%	$51,503	5.0%	2,062
Rutland 10	2012-2036 Centimeter Circle	Austin	TX	78758-4956	61,109	7.4%	$46,739	64,790	6.0%	$48,575	3.9%	2,161
Southpark A,B,C	2205 Woodward Street	Austin	TX	78744-1074	55,169	12.9%	$35,158	59,579	8.0%	$36,832	4.8%	1,951
Northlake Village	5570 Old Hickory Boulevard	Hermitage	TN	37076-2576	20,479	21.4%	$53,333	22,439	9.6%	$57,398	7.6%	724
Vistoso	12122 N Rancho Vistoso Blvd	Tucson	AZ	85737-1749	11,646	32.8%	$75,060	13,184	13.2%	$81,944	9.2%	412
Ocotillo	4970 South Alma School Road	Chandler	AZ	85248-5502	21,187	57.8%	$73,992	25,425	20.0%	$81,820	10.6%	749
Campus Marketplace	306 South Twin Oaks Valley Rd	San Marcos	CA	92078-4333	30,555	52.3%	$64,658	36,015	17.9%	$72,012	11.4%	1,081
Corral Hollow	1801 West 11th Street	Tracy	CA	95376-3727	25,079	36.6%	$84,975	28,801	14.8%	$94,647	11.4%	887
El Cerrito Plaza	6060 El Cerrito Plaza	El Cerrito	CA	94530-4019	56,063	-1.6%	$66,035	56,865	1.4%	$71,615	8.5%	1,983
Plaza El Paseo	22215 El Paseo	Rancho Santa Margarita	CA	92688-5800	27,613	6.5%	$104,775	28,927	4.8%	$116,531	11.2%	977
Ocala Corners	800 Ocala Road	Tallahassee	FL	32304-1669	38,385	14.1%	$25,107	41,478	8.1%	$27,693	10.3%	1,358
Shoppes of Pebblebrooke	15275 Collier Boulevard	Naples	FL	34119-6750	7,056	156.6%	$76,620	9,295	31.7%	$85,477	11.6%	250
Ballwin Olde Towne Plaza	1212 South Kirkwood Road	Saint Louis	MO	63122-7225	27,757	-0.4%	$68,641	27,730	-0.1%	$72,832	6.1%	982
Fort Bend Market	9203 Highway Six South Ste 124	Houston	TX	77083-6387	40,870	22.3%	$58,298	45,456	11.2%	$62,568	7.3%	1,445
Lebanon/Legacy Center	4268 Legacy Drive	Frisco	TX	75034-0812	22,792	133.6%	$82,641	30,041	31.8%	$88,434	7.0%	806
Southcenter-Seattle Fur Exchg	400 Strander Boulevard	Tukwila	WA	98188-2917	28,508	6.0%	$48,852	29,534	3.6%	$53,485	9.5%	1,008
Bandera Pointe	11655 Bandera Road	San Antonio	TX	78250-6818	28,869	47.4%	$70,563	33,633	16.5%	$75,197	6.6%	1,021
Shops at Kildeer	20505 North Rand Road	Barrington	IL	60047-3004	23,298	3.9%	$83,267	23,816	2.2%	$89,660	7.7%	824
Aspen Grove	7301 South Santa Fe Drive	Littleton	CO	80120-2973	31,167	2.7%	$67,835	32,048	2.8%	$71,011	4.7%	1,102
Shops at the Old Mill District	545 SW Powerhouse Drive	Bend	OR	97702-1293	28,196	57.0%	$50,838	33,870	20.1%	$58,255	14.6%	997
Scottsdale City Centre		Scottsdale	AZ		66,774	8.7%	$40,588	71,705	7.4%	$43,465	7.1%	2,362
Vista Balboa	7715-7725 Balboa Avenue	San Diego	CA	92111-2229	42,396	4.5%	$58,801	44,176	4.2%	$65,633	11.6%	1,499
Charleston Plaza	1760 East Charleston Boulevard	Las Vegas	NV	89104-1990	75,092	-0.4%	$32,511	75,683	0.8%	$34,274	5.4%	2,656
Pavilions Center	31217-31523 Pacific Highway S	Federal Way	WA	98003-5401	34,486	2.2%	$59,649	35,184	2.0%	$65,082	9.1%	1,220
Montebello Town Square	1401 North Montebello Blvd	Montebello	CA	90640-2584	59,057	2.0%	$48,898	60,951	3.2%	$54,591	11.6%	2,089
Covina Towne Square	1430-1460 Azusa Avenue	Covina	CA	91722-1251	53,209	2.0%	$60,157	54,774	2.9%	$66,940	11.3%	1,882
Cherokee North	8800 West 95th Street	Shawnee Mission	KS	66212-4051	43,706	-0.2%	$57,291	44,310	1.4%	$60,091	4.9%	1,546
Devonshire Village	12705 South Mur Len Road	Olathe	KS	66062-1236	21,078	33.6%	$78,637	23,775	12.8%	$85,155	8.3%	745
Ten Quivera Outparcel	West 63rd Street	Shawnee Mission	KS	66216	33,856	10.8%	$62,056	35,976	6.3%	$65,434	5.4%	1,197
Ten Quivera	12230 West 63rd Street	Shawnee Mission	KS	66216-2759	32,636	8.6%	$60,721	34,384	5.4%	$64,027	5.4%	1,154
Brywood Centre	8600 East 63rd Street	Kansas City	MO	64133-4725	20,998	-3.0%	$43,699	20,697	-1.4%	$45,688	4.6%	743
Shops of Willow Creek	101st Terrace	Kansas City	MO	64114	34,331	-0.8%	$51,535	34,478	0.4%	$54,298	5.4%	1,214
Torrance Promenade	19800 Hawthorne Boulevard	Torrance	CA	90503-1515	96,213	6.0%	$74,989	100,939	4.9%	$83,904	11.9%	3,403
Shoppes of North Port	14809 Tamiami Trail	North Port	FL	34287-2717	14,829	61.2%	$43,215	17,824	20.2%	$47,436	9.8%	524
Branhaven Plaza	1060 West Main Street	Branford	CT	06405-3441	18,540	2.0%	$62,763	18,789	1.3%	$68,002	8.3%	656
Elm Plaza	95 Elm Street	Enfield	CT	06082-3724	15,015	0.8%	$63,266	15,102	0.6%	$68,493	8.3%	531
Forest Avenue Shoppers Town	1509 Forest Avenue	Staten Island	NY	10302-2226	78,039	4.9%	$62,412	79,929	2.4%	$67,878	8.8%	2,760
Foxboro Plaza	30 Commercial Street	Foxboro	MA	02035-2509	10,040	1.1%	$80,406	10,081	0.4%	$89,436	11.2%	355
Meadowbrook Commons	256 East Sunrise Highway	Freeport	NY	11520-3943	53,565	-4.8%	$89,108	52,118	-2.7%	$98,203	10.2%	1,894
Merrick Commons	1686 Merrick Road	Merrick	NY	11566-4538	45,709	-4.5%	$91,015	44,553	-2.5%	$100,589	10.5%	1,617
Mill Basin Plaza	5700-5716 Avenue U	Brooklyn	NY	11234-5210	205,977	0.6%	$49,262	207,501	0.7%	$54,557	10.7%	7,285
Millside Plaza	4004 Route 130	Delran	NJ	08075-2401	21,332	8.9%	$71,616	22,182	4.0%	$79,101	10.5%	754
Pensacola Marketplace	4457 West Fairfield Drive	Pensacola	FL	32506-4101	29,009	0.0%	$32,789	29,444	1.5%	$35,393	7.9%	1,026
Eckerd-Specialty Shops	894 Georgia Highway 85 South	Fayetteville	GA	30215-2001	6,010	17.5%	$72,186	6,535	8.7%	$74,854	3.7%	213
Marketplace at Delta Township	8305 West Saginaw Highway	Lansing	MI	48917-7713	11,322	11.5%	$52,238	11,832	4.5%	$52,910	1.3%	400
Erie Marketplace	6660 Peach Street	Erie	PA	16509-7720	17,087	4.3%	$47,691	17,431	2.0%	$50,627	6.2%	604
McKinney Marketplace	3001 South Central Expressway	McKinney	TX	75070-4345	26,126	109.3%	$84,099	33,244	27.2%	$90,935	8.1%	924
Park East Marketplace	4205 Commerce Drive	Lafayette	IN	47905-3800	18,912	8.0%	$40,289	19,874	5.1%	$41,333	2.6%	669
Bridgewood Marketplace	1151 Bridgewood Drive	Fort Worth	TX	76112-0805	28,373	16.6%	$39,813	30,982	9.2%	$42,047	5.6%	1,003
Lowe’s-Lumberton	5060 Fayetteville Road	Lumberton	NC	28358-2108	5,927	7.7%	$40,694	6,212	4.8%	$42,452	4.3%	210
Murphy Crossing	280 East FM 544	Murphy	TX	75094-3450	21,152	122.8%	$85,751	27,223	28.7%	$90,123	5.1%	748
McDermott Commons	2031 West McDermott Drive	Allen	TX	75013-4716	39,753	58.4%	$101,766	48,008	20.8%	$107,929	6.1%	1,406
Ambassador Plaza	2863 Ambassador Caffery Pkwy	Lafayette	LA	70506-5905	23,688	8.1%	$50,372	24,353	2.8%	$55,598	10.4%	838
Pine Ridge Square	8220 Wiles Road	Coral Springs	FL	33067-1937	47,084	9.5%	$67,823	50,026	6.3%	$75,012	10.6%	1,665
Westland Fair North	4505 West Charleston Boulevard	Las Vegas	NV	89102-1501	61,451	-0.9%	$41,228	61,858	0.7%	$43,105	4.6%	2,173
Killeen Marketplace	3209 East Central Texas Expy	Killeen	TX	76543-7303	27,255	18.7%	$44,742	29,889	9.7%	$49,126	9.8%	964
Interwest Business Park	6804 Alamo Downs Parkway	San Antonio	TX	78238-4515	33,050	14.2%	$36,880	35,647	7.9%	$38,983	5.7%	1,169
O’Connor Road Business Park	12700 O’Connor Road	San Antonio	TX	78233-5535	38,015	18.3%	$56,259	41,554	9.3%	$59,592	5.9%	1,345
Market Place 580	4015 East Castro Valley Blvd	Castro Valley	CA	94552-4820	36,190	-1.9%	$73,250	36,546	1.0%	$81,170	10.8%	1,280
Arcade Square	3319 Watt Avenue	Sacramento	CA	95821-3609	51,909	-1.1%	$44,282	53,094	2.3%	$48,011	8.4%	1,836

Property Name	Address	City	State	Zip Code	2010 Households	Household Growth 2000-2010	2010 Median HH Income	2015 Households	Household Growth 2010-2015	2015 Median Household Income	Median Household Income Growth 2010-2015	2010 Household Density
Stonebridge Center	3630 East Southern Avenue	Mesa	AZ	85206-2561	54,531	13.7%	$56,113	60,103	10.2%	$59,992	6.9%	1,929
Provinces	4050 West Ray Road	Chandler	AZ	85226-7256	40,182	13.1%	$78,248	44,271	10.2%	$83,517	6.7%	1,421
Carson/Abalone	1770 West Carson Street	Torrance	CA	90501-2821	69,754	4.8%	$64,012	72,184	3.5%	$69,329	8.3%	2,467
San Fernando Value Square	12960 Foothill Boulevard	San Fernando	CA	91340	43,418	7.4%	$56,610	45,439	4.7%	$61,701	9.0%	1,536
Santa Margarita Marketplace	30511 Avenida De Las Flores	Rancho Santa Margarita	CA	92688-3941	19,507	10.6%	$110,837	20,713	6.2%	$122,299	10.3%	690
Echelon Village Plaza	1110 White Horse Road	Voorhees	NJ	08043-2108	32,061	7.3%	$72,408	32,675	1.9%	$77,813	7.5%	1,134
Cheshire Station	4215 Cheshire Station Plaza	Dale City	VA	22193-2217	33,826	20.7%	$90,264	37,930	12.1%	$98,150	8.7%	1,196
Rockwall Market Center	2663 Market Center Drive	Rockwall	TX	75032-6563	10,904	61.1%	$72,148	13,453	23.4%	$75,404	4.5%	386
Market at Southside	408 East Michigan Street	Orlando	FL	32806-4542	49,219	8.9%	$42,538	52,703	7.1%	$45,648	7.3%	1,741
Hilltop Plaza	3401 Blume Drive	Richmond	CA	94806-1935	39,164	8.1%	$64,405	41,329	5.5%	$68,805	6.8%	1,385
Valley Central	44707 Valley Central	Lancaster	CA	93536-6524	27,295	26.4%	$49,630	29,687	8.8%	$53,301	7.4%	965
Meridian Village	3930 Guide Meridian Road	Bellingham	WA	98225-5547	21,393	22.5%	$39,848	23,101	8.0%	$42,597	6.9%	757
Plaza at Puente Hills	18271 Gale Avenue	City Of Industry	CA	91748-1243	40,614	2.7%	$71,266	41,663	2.6%	$77,476	8.7%	1,436
La Mancha	1001-1235 N Harbor Boulevard	Fullerton	CA	92632-1350	58,386	3.5%	$62,647	60,222	3.1%	$67,560	7.8%	2,065
Cameron Park Place	4082 Cameron Park Drive	Cameron Park	CA	95682-8412	8,581	16.9%	$84,218	9,396	9.5%	$92,545	9.9%	303
Olympiad Plaza	23002 Alicia Parkway	Mission Viejo	CA	92692-1636	46,372	1.6%	$99,844	47,622	2.7%	$110,014	10.2%	1,640
Puget Park	520 128th Street SW	Everett	WA	98204-9362	50,291	23.1%	$55,889	54,458	8.3%	$59,263	6.0%	1,779
Richmond City Center	1100 MacDonald Avenue	Richmond	CA	94801-3116	42,265	1.3%	$52,766	43,606	3.2%	$57,336	8.7%	1,495
San Ysidro Village	4558 Camino de la Plaza	San Ysidro	CA	92173-3104	16,613	11.4%	$52,421	17,303	4.2%	$58,699	12.0%	588
Downtown Pleasant Hill	55 Crescent Drive	Pleasant Hill	CA	94523-5511	53,997	0.6%	$73,022	55,549	2.9%	$77,400	6.0%	1,910
Mariners Crossing	4185 Mariner Boulevard	Spring Hill	FL	34609-2470	21,395	42.8%	$42,246	24,378	13.9%	$45,319	7.3%	757
Freehold Market Place II	320 West Main Street	Freehold	NJ	07728-2524	14,453	9.3%	$80,131	14,883	3.0%	$85,888	7.2%	511
Land-San Diego/Pacific Beach	Interstate 5	San Diego	CA		409	9.7%	$100,357	437	6.9%	$112,842	12.4%	14
Braker 2	11002-11006 Metric Boulevard	Austin	TX	78758-4071	58,054	9.3%	$49,947	62,063	6.9%	$52,109	4.3%	2,053
Rutland 10	2012-2036 Centimeter Circle	Austin	TX	78758-4956	60,664	6.1%	$47,529	64,208	5.8%	$49,051	3.2%	2,146
Southpark A,B,C	2205 Woodward Street	Austin	TX	78744-1074	55,094	11.9%	$36,253	59,299	7.6%	$37,642	3.8%	1,949
Northlake Village	5570 Old Hickory Boulevard	Hermitage	TN	37076-2576	20,998	22.4%	$54,047	22,732	8.3%	$57,325	6.1%	743
Vistoso	12122 N Rancho Vistoso Blvd	Tucson	AZ	85737-1749	12,765	44.9%	$77,021	14,614	14.5%	$83,174	8.0%	451
Ocotillo	4970 South Alma School Road	Chandler	AZ	85248-5502	22,369	65.4%	$75,608	25,548	14.2%	$82,473	9.1%	791
Campus Marketplace	306 South Twin Oaks Valley Rd	San Marcos	CA	92078-4333	27,426	40.3%	$66,659	30,598	11.6%	$73,523	10.3%	970
Corral Hollow	1801 West 11th Street	Tracy	CA	95376-3727	25,440	38.8%	$87,071	28,685	12.8%	$96,715	11.1%	900
El Cerrito Plaza	6060 El Cerrito Plaza	El Cerrito	CA	94530-4019	56,110	-1.8%	$67,118	56,779	1.2%	$71,745	6.9%	1,984
Plaza El Paseo	22215 El Paseo	Rancho Santa Margarita	CA	92688-5800	28,215	9.1%	$107,208	29,809	5.7%	$117,838	9.9%	998
Ocala Corners	800 Ocala Road	Tallahassee	FL	32304-1669	38,170	12.6%	$24,834	40,583	6.3%	$26,459	6.5%	1,350
Shoppes of Pebblebrooke	15275 Collier Boulevard	Naples	FL	34119-6750	6,777	153.0%	$79,067	7,766	14.6%	$86,189	9.0%	240
Ballwin Olde Towne Plaza	1212 South Kirkwood Road	Saint Louis	MO	63122-7225	27,325	-1.2%	$69,563	26,905	-1.5%	$73,189	5.2%	966
Fort Bend Market	9203 Highway Six South Ste 124	Houston	TX	77083-6387	41,091	22.9%	$60,558	45,810	11.5%	$64,135	5.9%	1,453
Lebanon/Legacy Center	4268 Legacy Drive	Frisco	TX	75034-0812	21,934	125.7%	$84,542	26,595	21.3%	$90,336	6.9%	776
Southcenter-Seattle Fur Exchg	400 Strander Boulevard	Tukwila	WA	98188-2917	29,625	9.3%	$50,464	30,920	4.4%	$54,003	7.0%	1,048
Bandera Pointe	11655 Bandera Road	San Antonio	TX	78250-6818	29,925	51.8%	$72,293	33,872	13.2%	$77,105	6.7%	1,058
Shops at Kildeer	20505 North Rand Road	Barrington	IL	60047-3004	22,875	2.6%	$84,478	23,079	0.9%	$89,270	5.7%	809
Aspen Grove	7301 South Santa Fe Drive	Littleton	CO	80120-2973	30,821	2.4%	$68,070	32,121	4.2%	$70,877	4.1%	1,090
Shops at the Old Mill District	545 SW Powerhouse Drive	Bend	OR	97702-1293	28,839	60.4%	$50,245	33,670	16.8%	$55,442	10.3%	1,020
Scottsdale City Centre		Scottsdale	AZ		66,549	7.9%	$41,358	72,096	8.3%	$44,030	6.5%	2,354
Vista Balboa	7715-7725 Balboa Avenue	San Diego	CA	92111-2229	43,505	6.2%	$60,574	45,636	4.9%	$66,917	10.5%	1,539
Charleston Plaza	1760 East Charleston Boulevard	Las Vegas	NV	89104-1990	72,988	-2.5%	$33,670	76,230	4.4%	$35,700	6.0%	2,581
Pavilions Center	31217-31523 Pacific Highway S	Federal Way	WA	98003-5401	34,802	3.4%	$61,378	35,505	2.0%	$65,384	6.5%	1,231
Montebello Town Square	1401 North Montebello Blvd	Montebello	CA	90640-2584	59,144	2.2%	$50,324	60,548	2.4%	$55,375	10.0%	2,092
Covina Towne Square	1430-1460 Azusa Avenue	Covina	CA	91722-1251	53,258	2.3%	$61,867	54,534	2.4%	$68,190	10.2%	1,884
Cherokee North	8800 West 95th Street	Shawnee Mission	KS	66212-4051	43,935	0.2%	$59,128	45,161	2.8%	$61,556	4.1%	1,554
Devonshire Village	12705 South Mur Len Road	Olathe	KS	66062-1236	21,043	33.9%	$80,802	22,968	9.2%	$86,728	7.3%	744
Ten Quivera Outparcel	West 63rd Street	Shawnee Mission	KS	66216	33,873	11.1%	$63,959	36,247	7.0%	$67,293	5.2%	1,198
Ten Quivera	12230 West 63rd Street	Shawnee Mission	KS	66216-2759	32,849	9.1%	$62,688	34,923	6.3%	$65,981	5.3%	1,162
Brywood Centre	8600 East 63rd Street	Kansas City	MO	64133-4725	20,505	-4.7%	$44,939	20,111	-1.9%	$46,281	3.0%	725
Shops of Willow Creek	101st Terrace	Kansas City	MO	64114	33,779	-2.1%	$53,074	33,741	-0.1%	$55,416	4.4%	1,195
Torrance Promenade	19800 Hawthorne Boulevard	Torrance	CA	90503-1515	95,530	5.2%	$76,932	99,017	3.7%	$84,459	9.8%	3,379
Shoppes of North Port	14809 Tamiami Trail	North Port	FL	34287-2717	14,520	57.6%	$43,353	16,603	14.4%	$46,710	7.7%	514
Branhaven Plaza	1060 West Main Street	Branford	CT	06405-3441	18,436	1.6%	$64,195	18,422	-0.1%	$68,792	7.2%	652
Elm Plaza	95 Elm Street	Enfield	CT	06082-3724	14,711	-0.6%	$65,045	14,563	-1.0%	$69,692	7.1%	520
Forest Avenue Shoppers Town	1509 Forest Avenue	Staten Island	NY	10302-2226	78,954	6.2%	$65,250	80,595	2.1%	$70,198	7.6%	2,792
Foxboro Plaza	30 Commercial Street	Foxboro	MA	02035-2509	10,219	3.6%	$82,210	10,303	0.8%	$89,960	9.4%	361
Meadowbrook Commons	256 East Sunrise Highway	Freeport	NY	11520-3943	55,992	-0.2%	$91,993	55,418	-1.0%	$100,200	8.9%	1,980
Merrick Commons	1686 Merrick Road	Merrick	NY	11566-4538	47,698	0.1%	$94,103	47,286	-0.9%	$103,273	9.7%	1,687
Mill Basin Plaza	5700-5716 Avenue U	Brooklyn	NY	11234-5210	205,740	1.0%	$50,719	206,304	0.3%	$55,269	9.0%	7,277
Millside Plaza	4004 Route 130	Delran	NJ	08075-2401	21,171	8.9%	$73,598	21,620	2.1%	$79,992	8.7%	749
Pensacola Marketplace	4457 West Fairfield Drive	Pensacola	FL	32506-4101	28,086	-2.1%	$33,124	27,994	-0.3%	$34,880	5.3%	993
Eckerd-Specialty Shops	894 Georgia Highway 85 South	Fayetteville	GA	30215-2001	5,983	17.3%	$74,751	6,398	6.9%	$77,266	3.4%	212
Marketplace at Delta Township	8305 West Saginaw Highway	Lansing	MI	48917-7713	11,313	11.1%	$54,574	11,653	3.0%	$55,395	1.5%	400
Erie Marketplace	6660 Peach Street	Erie	PA	16509-7720	17,131	4.7%	$48,660	17,305	1.0%	$51,437	5.7%	606
McKinney Marketplace	3001 South Central Expressway	McKinney	TX	75070-4345	29,615	135.8%	$86,791	35,903	21.2%	$91,734	5.7%	1,047
Park East Marketplace	4205 Commerce Drive	Lafayette	IN	47905-3800	18,810	8.9%	$41,443	19,620	4.3%	$42,237	1.9%	665
Bridgewood Marketplace	1151 Bridgewood Drive	Fort Worth	TX	76112-0805	27,282	12.8%	$40,600	29,552	8.3%	$42,556	4.8%	965
Lowe’s-Lumberton	5060 Fayetteville Road	Lumberton	NC	28358-2108	5,917	8.0%	$41,111	6,127	3.6%	$42,133	2.5%	209
Murphy Crossing	280 East FM 544	Murphy	TX	75094-3450	19,925	119.6%	$86,711	23,653	18.7%	$91,440	5.5%	705
McDermott Commons	2031 West McDermott Drive	Allen	TX	75013-4716	41,954	67.1%	$103,982	50,160	19.6%	$108,331	4.2%	1,484
Ambassador Plaza	2863 Ambassador Caffery Pkwy	Lafayette	LA	70506-5905	23,796	8.4%	$53,082	24,895	4.6%	$57,598	8.5%	842
Pine Ridge Square	8220 Wiles Road	Coral Springs	FL	33067-1937	46,527	7.8%	$68,367	48,420	4.1%	$73,977	8.2%	1,646
Westland Fair North	4505 West Charleston Boulevard	Las Vegas	NV	89102-1501	60,186	-1.9%	$42,781	62,953	4.6%	$44,898	4.9%	2,129
Killeen Marketplace	3209 East Central Texas Expy	Killeen	TX	76543-7303	27,935	21.8%	$45,910	30,643	9.7%	$49,770	8.4%	988
Interwest Business Park	6804 Alamo Downs Parkway	San Antonio	TX	78238-4515	33,576	17.7%	$37,428	36,326	8.2%	$39,128	4.5%	1,188
O’Connor Road Business Park	12700 O’Connor Road	San Antonio	TX	78233-5535	38,513	19.4%	$57,042	41,881	8.8%	$59,661	4.6%	1,362
Market Place 580	4015 East Castro Valley Blvd	Castro Valley	CA	94552-4820	36,320	-1.3%	$74,623	36,704	1.1%	$81,311	9.0%	1,285
Arcade Square	3319 Watt Avenue	Sacramento	CA	95821-3609	52,096	-0.7%	$44,926	54,219	4.1%	$48,348	7.6%	1,843

A:22

Property Name	Address	City	State	Zip Code	2009 Households	Household Growth 2000-2009	2009 Median Household Income	2014 Households	Household Growth 2009-2014	2014 Median Household Income	Median Household Income Growth 2009-2014	2009 Household Density
Buena Vista Marketplace	1157 Huntington Drive	Duarte	CA	91010-2400	32,182	3.2%	$63,874	33,355	3.6%	$70,539	10.4%	1,138
Centerwood Plaza	16000 Lakewood Boulevard	Bellflower	CA	90706-4319	83,118	-0.1%	$52,008	84,817	2.0%	$57,925	11.4%	2,940
Creekside Center	3001 Alamo Drive	Vacaville	CA	95687-6300	24,295	7.2%	$69,357	25,558	5.2%	$76,004	9.6%	859
Discovery Plaza	1500 West El Camino Avenue	Sacramento	CA	95833-1945	48,585	21.1%	$43,153	53,975	11.1%	$47,633	10.4%	1,718
Fremont Gateway Plaza	39138 Paseo Padre Parkway	Fremont	CA	94538-1612	51,965	-1.1%	$91,315	52,740	1.5%	$100,640	10.2%	1,838
Hallmark Town Center	2330 West Cleveland Avenue	Madera	CA	93637-8710	18,267	30.7%	$40,381	20,817	14.0%	$44,262	9.6%	646
Menifee Town Center	30123 Antelope Road	Menifee	CA	92584-8068	16,151	51.3%	$52,448	19,276	19.4%	$60,456	15.3%	571
Prospector’s Plaza	3964 Missouri Flat Road	Placerville	CA	95667-5238	8,379	6.4%	$49,347	8,850	5.6%	$54,345	10.1%	296
Ralph’s Center	1413 Hawthorne Boulevard	Redondo Beach	CA	90278-3923	102,176	4.9%	$70,724	106,661	4.4%	$78,562	11.1%	3,614
San Marcos Plaza	1921 West San Marcos Boulevard	San Marcos	CA	92078-3906	30,610	45.1%	$66,712	35,623	16.4%	$74,126	11.1%	1,083
Shasta Crossroads	1330 Churn Creek Road	Redding	CA	96003-4087	24,932	12.3%	$39,208	26,785	7.4%	$43,220	10.2%	882
Silver Creek Plaza	1705 East Capital Expressway	San Jose	CA	95121-1561	55,460	8.4%	$85,678	58,677	5.8%	$92,707	8.2%	1,961
Southampton Center	800 Southampton Road	Benicia	CA	94510-1907	15,121	0.7%	$85,845	15,524	2.7%	$93,973	9.5%	535
Stony Point Plaza	711 Stony Point Road	Santa Rosa	CA	95407-6802	38,448	6.2%	$56,339	40,182	4.5%	$61,389	9.0%	1,360
Summerhill Plaza	6425 Antelope Road	Citrus Heights	CA	95621-1044	55,749	5.8%	$56,109	58,768	5.4%	$61,710	10.0%	1,972
Sunset Center	100 Sunset Avenue	Suisun City	CA	94585-2047	30,028	5.6%	$61,358	31,482	4.8%	$67,513	10.0%	1,062
Westminster Center	6633 Westminster Boulevard	Westminster	CA	92683-3704	60,226	-0.7%	$67,436	61,387	1.9%	$73,838	9.5%	2,130
Indian Springs Market Center	Princeton Road	Hamilton	OH	45011	17,876	7.6%	$51,728	18,573	3.9%	$55,722	7.7%	632
Lutz Lake Crossing	1313 South Dale Mabry Highway	Tampa	FL	33629-5010	42,594	8.2%	$51,538	45,424	6.6%	$56,686	10.0%	1,506
Regency Crossing	8601-8655 Regency Park Blvd	Port Richey	FL	34668-5742	29,795	6.4%	$33,275	31,730	6.5%	$36,645	10.1%	1,054
Prien Lake Plaza I	1720 West Prien Lake Road	Lake Charles	LA	70601-8361	16,851	3.8%	$44,599	17,184	2.0%	$47,863	7.3%	596
Galleria at Crystal Run	1100 North Galleria Drive	Middletown	NY	10941-3041	14,452	6.9%	$55,188	14,988	3.7%	$60,351	9.4%	511
Glen Burnie	6704 Governor Ritchie Highway	Glen Burnie	MD	21061-2319	27,645	-1.5%	$56,192	27,436	-0.8%	$62,789	11.7%	978
Governor’s Marketplace	1514 Governors Square Blvd	Tallahassee	FL	32301-3019	31,086	17.8%	$38,952	33,983	9.3%	$42,500	9.1%	1,099
Warm Springs Promenade	1245 West Warm Springs Road	Henderson	NV	89014-8740	42,150	29.2%	$62,455	47,023	11.6%	$67,127	7.5%	1,491
Gateway Station I	1173 North Burleson Boulevard	Burleson	TX	76028-7009	11,549	47.2%	$57,560	13,582	17.6%	$61,934	7.6%	408
Peoria Crossings	9350 West Northern Avenue	Glendale	AZ	85305-1103	26,776	18.7%	$55,879	29,414	9.9%	$61,698	10.4%	947
Colonial Plaza	2418 East Colonial Drive	Orlando	FL	32803-5019	47,304	11.4%	$46,326	51,179	8.2%	$50,690	9.4%	1,673
Carefree Marketplace	4815 East Carefree Hwy Ste 124	Carefree	AZ	85331-4719	6,323	28.2%	$96,123	7,139	12.9%	$105,789	10.1%	224
Garden Village	28100 South Western Avenue	San Pedro	CA	90732-1248	58,656	3.6%	$55,939	60,871	3.8%	$61,776	10.4%	2,075
El Dorado Hills Town Center	4500 Post Street	El Dorado Hills	CA	95762-7103	8,046	94.8%	$112,518	10,051	24.9%	$121,782	8.2%	285
Shoppes of Grande Oak	20301 Grande Oak Shoppes Boulevard	Estero	FL	33928-7698	6,708	89.1%	$64,909	8,443	25.9%	$71,971	10.9%	237
Killian Hill Market & Merchant	4051 Stone Mountain Highway	Lilburn	GA	30047-8424	19,700	14.5%	$69,486	21,451	8.9%	$70,966	2.1%	697
Cherry Street	1707 Cherry Street	Toledo	OH	43608-2857	44,048	-11.0%	$28,984	41,195	-6.5%	$30,549	5.4%	1,558
Tanasbourne Retail Center	18675 NW Tanasbourne Drive	Hillsboro	OR	97124-7129	44,372	28.7%	$63,956	49,780	12.2%	$68,116	6.5%	1,569
Ashburn Farm Market Center	43330 Junction Plaza	Ashburn	VA	20147-3406	25,027	144.4%	$117,458	32,695	30.6%	$128,042	9.0%	885
Amerige Heights Town Center	1951 West Malvern Avenue	Fullerton	CA	92833-2177	62,463	3.9%	$61,372	64,860	3.8%	$67,377	9.8%	2,209
Regency Village I/II	8145 Vineland Avenue	Orlando	FL	32821-6847	8,801	38.7%	$62,214	10,252	16.5%	$66,889	7.5%	311
Manhattan Place	1731 Manhattan Boulevard	Harvey	LA	70058-3409	42,984	-1.4%	$44,596	44,128	2.7%	$48,762	9.3%	1,520
Land-Fountain Valley		Fountain Valley	CA		74,833	0.8%	$53,776	76,792	2.6%	$59,611	10.9%	2,647
Phelan	3835 Phelan Boulevard	Beaumont	TX	77707-2243	24,863	-5.1%	$39,173	24,319	-2.2%	$42,094	7.5%	879
Palmilla Center	1561 North Dysart Road	Avondale	AZ	85323-1230	22,079	96.8%	$64,564	27,521	24.7%	$71,268	10.4%	781
Beltway 8 Business Park	11777 South Sam Houston Pkwy W	Houston	TX	77031-2340	64,828	10.2%	$37,601	69,111	6.6%	$40,231	7.0%	2,293
Business Park 610/288	7700 Cannon Street	Houston	TX	77021-6003	46,995	14.9%	$33,894	50,954	8.4%	$36,220	6.9%	1,662
Kempwood I	8090 Kempwood Drive	Houston	TX	77055-1003	55,358	8.7%	$39,783	58,629	5.9%	$42,161	6.0%	1,958
Railwood Industrial Park I	9000 Railwood Drive	Houston	TX	77078-4518	13,005	7.0%	$31,120	13,698	5.3%	$33,269	6.9%	460
Loop 610 and 11th Street II	Loop 610	Houston	TX		73,839	18.7%	$66,585	81,050	9.8%	$71,515	7.4%	2,612
East Sahara Boulevard	East Sahara Boulevard	Las Vegas	NV	89104	81,785	-2.8%	$35,450	81,420	-0.5%	$37,758	6.5%	2,893
Pompano Fashion Square Center	One Pompano Square	Pompano Beach	FL	33062-1000	42,633	-1.3%	$46,323	43,482	2.0%	$50,098	8.1%	1,508
Land-Anaheim Garden Walk	Harbor Boulevard	Anaheim	CA	92802	66,610	-2.0%	$54,785	67,378	1.2%	$60,732	10.9%	2,356
Coto De Caza		Rancho Santa Margarita	CA		74,833	0.8%	$53,776	76,792	2.6%	$59,611	10.9%	2,647
Fairfield Shopping Center	6501 EJ Oliver Boulevard	Fairfield	AL	35064-1825	23,627	-6.2%	$32,485	22,811	-3.5%	$34,595	6.5%	836
Shrewsbury Shopping Center	571 Boston Turnpike	Shrewsbury	MA	01545-5977	16,336	6.3%	$74,556	16,834	3.1%	$82,812	11.1%	578
Crossroads Plaza-NC	401 Crossroads Boulevard	Cary	NC	27511-6895	26,687	19.5%	$51,868	29,544	10.7%	$53,920	4.0%	944
Glenway Crossing	5142 Glencrossing Way	Cincinnati	OH	45238-3361	50,352	1.1%	$44,502	50,578	0.5%	$47,479	6.7%	1,781
Hickory Ridge Commons	3682 Ridgeway Road	Memphis	TN	38115-5149	37,384	1.7%	$47,225	37,882	1.3%	$48,529	2.8%	1,322
Pinetree Plaza	2117 North Prospect Avenue	Champaign	IL	61822-1238	26,633	10.0%	$28,974	27,955	5.0%	$30,970	6.9%	942
Wakefield Crossings I	13200 New Falls of Neuse Road	Raleigh	NC	27614-8239	10,173	145.8%	$80,321	13,229	30.0%	$85,337	6.2%	360
Land-High Park/Orange Township	8704 Owenfield Drive	Powell	OH	43065-8365	16,780	40.0%	$84,062	19,305	15.1%	$90,446	7.6%	593
Unigold	7534 University Boulevard	Winter Park	FL	32792-8824	36,363	0.0%	$47,370	37,315	2.6%	$51,356	8.4%	1,286
Land-Winchester Plaza I	Winchester Road NE	Huntsville	AL		30,998	5.7%	$32,076	32,320	4.3%	$33,714	5.1%	1,096
Land-Southwest Walgreen’s		Phoenix	AZ		66,774	8.7%	$40,588	71,705	7.4%	$43,465	7.1%	2,362
Westbrook Commons	3063 Wolf Road	Westchester	IL	60154-5622	34,264	-4.0%	$77,494	33,648	-1.8%	$83,086	7.2%	1,212
MacArthur Park-Phase I	812 North MacArthur Boulevard	Irving	TX	75063-7516	22,807	31.5%	$67,006	25,531	11.9%	$69,793	4.2%	807
Oxford Place	2015-2035 University Avenue	Oxford	MS	38655-3511	8,012	20.3%	$30,285	8,595	7.3%	$33,279	9.9%	283
Cool Springs Center	3600 Mallory Lane	Franklin	TN	37067-2803	13,267	33.1%	$80,628	15,277	15.2%	$88,004	9.1%	469
Fayetteville-Specialty Shops	170 South Glynn Street	Fayetteville	GA	30214-2038	9,918	27.1%	$68,211	11,093	11.9%	$70,990	4.1%	351
Land-Peachtree City	Georgia Highway 74	Peachtree City	GA	30269	11,023	11.8%	$84,418	11,719	6.3%	$88,936	5.4%	390
Matlock Center	3646 Matlock Road	Arlington	TX	76015-3605	44,485	3.3%	$50,247	46,145	3.7%	$53,307	6.1%	1,573
Land-Tupelo	Cross Creek Drive	Saltillo	MS	38866	2,613	19.9%	$45,704	2,798	7.1%	$48,806	6.8%	92
Land-Lawndale Crossing	Lawndale Drive	Greensboro	NC	27408	34,618	8.1%	$48,097	36,443	5.3%	$49,736	3.4%	1,224
Land-Cool Springs	Cool Springs Boulevard	Franklin	TN	37067	16,402	32.3%	$75,405	18,859	15.0%	$82,832	9.8%	580
Land-Tinwood Hotel Site	International Drive	Orlando	FL		42,203	10.4%	$43,049	45,600	8.1%	$46,980	9.1%	1,493
Redondo Village Center		Redondo Beach	CA		137,722	10.5%	$27,430	147,124	6.8%	$30,192	10.1%	4,871
Steele Crossing	3533 North Shiloh Drive	Fayetteville	AR	72703-5359	16,788	30.0%	$45,495	18,960	12.9%	$49,248	8.2%	594
Shops at Turner Hill	8200 Mall Parkway	Lithonia	GA	30038-6983	7,852	40.5%	$43,604	9,032	15.0%	$45,264	3.8%	278
Chesterfield Corners	Marketplace Boulevard	Chesterfield	MI	48051	18,637	13.2%	$53,765	19,686	5.6%	$56,114	4.4%	659
Grandville Marketplace	4705 Canal Avenue	Grandville	MI	49418-8752	18,749	12.7%	$55,252	19,795	5.6%	$57,190	3.5%	663
Greensboro North		Greensboro	NC		34,163	5.4%	$40,978	35,487	3.9%	$42,115	2.8%	1,208
McDonough Marketplace	101 Willow Lane	McDonough	GA	30253-6574	12,397	108.0%	$54,231	15,792	27.4%	$56,922	5.0%	438
Reno Riverside	11 North Sierra Street	Reno	NV	89505-1303	56,019	10.3%	$39,095	59,917	7.0%	$41,890	7.1%	1,981
Land-Walnut Creek-Self Storage		Walnut Creek	CA		55,864	0.9%	$71,737	57,550	3.0%	$77,268	7.7%	1,976
Land-Anaheim		Anaheim	CA		74,833	0.8%	$53,776	76,792	2.6%	$59,611	10.9%	2,647

Property Name	Address	City	State	Zip Code	2010 Households	Household Growth 2000-2010	2010 Median HH Income	2015 Households	Household Growth 2010-2015	2015 Median Household Income	Median Household Income Growth 2010-2015	2010 Household Density
Buena Vista Marketplace	1157 Huntington Drive	Duarte	CA	91010-2400	32,357	3.6%	$65,751	33,329	3.0%	$72,123	9.7%	1,144
Centerwood Plaza	16000 Lakewood Boulevard	Bellflower	CA	90706-4319	83,641	0.7%	$53,448	85,040	1.7%	$58,407	9.3%	2,958
Creekside Center	3001 Alamo Drive	Vacaville	CA	95687-6300	24,088	7.0%	$70,782	25,197	4.6%	$77,074	8.9%	852
Discovery Plaza	1500 West El Camino Avenue	Sacramento	CA	95833-1945	48,372	20.7%	$44,021	52,147	7.8%	$47,628	8.2%	1,711
Fremont Gateway Plaza	39138 Paseo Padre Parkway	Fremont	CA	94538-1612	52,995	1.0%	$93,093	54,069	2.0%	$101,662	9.2%	1,874
Hallmark Town Center	2330 West Cleveland Avenue	Madera	CA	93637-8710	18,437	32.0%	$41,427	20,630	11.9%	$44,693	7.9%	652
Menifee Town Center	30123 Antelope Road	Menifee	CA	92584-8068	17,540	65.5%	$54,411	20,294	15.7%	$61,233	12.5%	620
Prospector’s Plaza	3964 Missouri Flat Road	Placerville	CA	95667-5238	8,258	6.5%	$50,729	8,755	6.0%	$55,529	9.5%	292
Ralph’s Center	1413 Hawthorne Boulevard	Redondo Beach	CA	90278-3923	101,828	4.6%	$72,112	105,276	3.4%	$78,912	9.4%	3,601
San Marcos Plaza	1921 West San Marcos Boulevard	San Marcos	CA	92078-3906	29,445	39.5%	$69,082	32,628	10.8%	$75,655	9.5%	1,041
Shasta Crossroads	1330 Churn Creek Road	Redding	CA	96003-4087	24,753	13.1%	$39,649	26,345	6.4%	$42,753	7.8%	875
Silver Creek Plaza	1705 East Capital Expressway	San Jose	CA	95121-1561	55,570	8.9%	$88,323	58,336	5.0%	$94,333	6.8%	1,965
Southampton Center	800 Southampton Road	Benicia	CA	94510-1907	14,921	-0.4%	$88,127	15,138	1.5%	$94,429	7.2%	528
Stony Point Plaza	711 Stony Point Road	Santa Rosa	CA	95407-6802	38,678	6.5%	$56,940	40,156	3.8%	$60,858	6.9%	1,368
Summerhill Plaza	6425 Antelope Road	Citrus Heights	CA	95621-1044	55,978	6.2%	$57,012	60,115	7.4%	$61,776	8.4%	1,980
Sunset Center	100 Sunset Avenue	Suisun City	CA	94585-2047	29,592	4.1%	$62,876	30,601	3.4%	$67,918	8.0%	1,047
Westminster Center	6633 Westminster Boulevard	Westminster	CA	92683-3704	60,298	0.1%	$68,876	61,481	2.0%	$74,571	8.3%	2,133
Indian Springs Market Center	Princeton Road	Hamilton	OH	45011	19,211	14.8%	$54,451	20,150	4.9%	$58,495	7.4%	679
Lutz Lake Crossing	1313 South Dale Mabry Highway	Tampa	FL	33629-5010	41,935	6.9%	$52,307	44,672	6.5%	$57,056	9.1%	1,483
Regency Crossing	8601-8655 Regency Park Blvd	Port Richey	FL	34668-5742	29,429	5.6%	$33,171	31,794	8.0%	$35,390	6.7%	1,041
Prien Lake Plaza I	1720 West Prien Lake Road	Lake Charles	LA	70601-8361	17,218	5.6%	$46,243	17,717	2.9%	$49,185	6.4%	609
Galleria at Crystal Run	1100 North Galleria Drive	Middletown	NY	10941-3041	14,401	6.9%	$57,554	14,767	2.5%	$61,950	7.6%	509
Glen Burnie	6704 Governor Ritchie Highway	Glen Burnie	MD	21061-2319	27,751	-1.0%	$58,396	27,469	-1.0%	$64,024	9.6%	981
Governor’s Marketplace	1514 Governors Square Blvd	Tallahassee	FL	32301-3019	30,173	15.9%	$39,065	32,369	7.3%	$41,551	6.4%	1,067
Warm Springs Promenade	1245 West Warm Springs Road	Henderson	NV	89014-8740	41,487	27.7%	$63,187	46,372	11.8%	$67,962	7.6%	1,467
Gateway Station I	1173 North Burleson Boulevard	Burleson	TX	76028-7009	11,062	44.8%	$58,621	12,508	13.1%	$62,296	6.3%	391
Peoria Crossings	9350 West Northern Avenue	Glendale	AZ	85305-1103	27,642	22.7%	$57,295	30,881	11.7%	$62,922	9.8%	978
Colonial Plaza	2418 East Colonial Drive	Orlando	FL	32803-5019	47,087	10.9%	$46,469	50,357	6.9%	$50,695	9.1%	1,665
Carefree Marketplace	4815 East Carefree Hwy Ste 124	Carefree	AZ	85331-4719	6,745	34.1%	$98,430	7,711	14.3%	$108,634	10.4%	239
Garden Village	28100 South Western Avenue	San Pedro	CA	90732-1248	58,976	4.0%	$57,302	60,849	3.2%	$61,964	8.1%	2,086
El Dorado Hills Town Center	4500 Post Street	El Dorado Hills	CA	95762-7103	8,651	106.8%	$115,196	9,791	13.2%	$125,356	8.8%	306
Shoppes of Grande Oak	20301 Grande Oak Shoppes Boulevard	Estero	FL	33928-7698	6,817	92.8%	$67,999	8,022	17.7%	$73,534	8.1%	241
Killian Hill Market & Merchant	4051 Stone Mountain Highway	Lilburn	GA	30047-8424	19,823	15.0%	$70,981	21,731	9.6%	$72,354	1.9%	701
Cherry Street	1707 Cherry Street	Toledo	OH	43608-2857	43,409	-12.2%	$28,501	40,619	-6.4%	$29,293	2.8%	1,535
Tanasbourne Retail Center	18675 NW Tanasbourne Drive	Hillsboro	OR	97124-7129	45,129	32.3%	$65,947	49,738	10.2%	$69,107	4.8%	1,596
Ashburn Farm Market Center	43330 Junction Plaza	Ashburn	VA	20147-3406	25,729	150.8%	$118,346	31,529	22.5%	$128,732	8.8%	910
Amerige Heights Town Center	1951 West Malvern Avenue	Fullerton	CA	92833-2177	63,108	4.8%	$62,569	65,389	3.6%	$67,468	7.8%	2,232
Regency Village I/II	8145 Vineland Avenue	Orlando	FL	32821-6847	9,521	43.3%	$62,813	10,687	12.3%	$68,053	8.3%	337
Manhattan Place	1731 Manhattan Boulevard	Harvey	LA	70058-3409	43,204	-0.9%	$45,278	44,182	2.3%	$48,915	8.0%	1,528
Land-Fountain Valley		Fountain Valley	CA		74,557	0.2%	$55,355	76,101	2.1%	$60,206	8.8%	2,637
Phelan	3835 Phelan Boulevard	Beaumont	TX	77707-2243	25,448	-2.9%	$41,275	25,003	-1.8%	$43,710	5.9%	900
Palmilla Center	1561 North Dysart Road	Avondale	AZ	85323-1230	24,494	118.9%	$64,560	28,487	16.3%	$70,339	9.0%	866
Beltway 8 Business Park	11777 South Sam Houston Pkwy W	Houston	TX	77031-2340	65,868	12.0%	$39,065	70,923	7.7%	$41,374	5.9%	2,330
Business Park 610/288	7700 Cannon Street	Houston	TX	77021-6003	47,518	15.9%	$35,453	51,190	7.7%	$37,714	6.4%	1,681
Kempwood I	8090 Kempwood Drive	Houston	TX	77055-1003	54,369	8.6%	$41,107	57,613	6.0%	$43,062	4.8%	1,923
Railwood Industrial Park I	9000 Railwood Drive	Houston	TX	77078-4518	13,277	8.2%	$32,228	14,057	5.9%	$34,377	6.7%	470
Loop 610 and 11th Street II	Loop 610	Houston	TX		74,803	20.9%	$68,522	81,220	8.6%	$74,858	9.2%	2,646
East Sahara Boulevard	East Sahara Boulevard	Las Vegas	NV	89104	82,245	-1.4%	$37,308	86,332	5.0%	$39,663	6.3%	2,909
Pompano Fashion Square Center	One Pompano Square	Pompano Beach	FL	33062-1000	42,161	-2.3%	$46,725	42,417	0.6%	$49,612	6.2%	1,491
Land-Anaheim Garden Walk	Harbor Boulevard	Anaheim	CA	92802	69,149	1.8%	$56,114	70,960	2.6%	$60,974	8.7%	2,446
Coto De Caza		Rancho Santa Margarita	CA		74,557	0.2%	$55,355	76,101	2.1%	$60,206	8.8%	2,637
Fairfield Shopping Center	6501 EJ Oliver Boulevard	Fairfield	AL	35064-1825	23,450	-6.4%	$33,343	22,598	-3.6%	$35,200	5.6%	829
Shrewsbury Shopping Center	571 Boston Turnpike	Shrewsbury	MA	01545-5977	16,323	5.7%	$77,038	16,551	1.4%	$85,213	10.6%	577
Crossroads Plaza-NC	401 Crossroads Boulevard	Cary	NC	27511-6895	27,860	24.3%	$54,221	31,516	13.1%	$55,757	2.8%	985
Glenway Crossing	5142 Glencrossing Way	Cincinnati	OH	45238-3361	49,850	-0.5%	$45,174	49,387	-0.9%	$47,226	4.5%	1,763
Hickory Ridge Commons	3682 Ridgeway Road	Memphis	TN	38115-5149	36,121	-1.4%	$47,752	35,854	-0.7%	$48,227	1.0%	1,278
Pinetree Plaza	2117 North Prospect Avenue	Champaign	IL	61822-1238	27,581	13.6%	$30,143	28,762	4.3%	$31,712	5.2%	975
Wakefield Crossings I	13200 New Falls of Neuse Road	Raleigh	NC	27614-8239	11,878	186.6%	$80,955	13,734	15.6%	$87,675	8.3%	420
Land-High Park/Orange Township	8704 Owenfield Drive	Powell	OH	43065-8365	16,630	39.0%	$86,339	18,683	12.4%	$91,654	6.2%	588
Unigold	7534 University Boulevard	Winter Park	FL	32792-8824	36,030	-0.9%	$47,992	37,127	3.0%	$50,718	5.7%	1,274
Land-Winchester Plaza I	Winchester Road NE	Huntsville	AL		31,293	7.6%	$33,125	32,671	4.4%	$34,372	3.8%	1,107
Land-Southwest Walgreen’s		Phoenix	AZ		66,549	7.9%	$41,358	72,096	8.3%	$44,030	6.5%	2,354
Westbrook Commons	3063 Wolf Road	Westchester	IL	60154-5622	34,144	-3.8%	$79,502	33,466	-2.0%	$84,104	5.8%	1,208
MacArthur Park-Phase I	812 North MacArthur Boulevard	Irving	TX	75063-7516	22,622	30.7%	$67,320	24,671	9.1%	$69,559	3.3%	800
Oxford Place	2015-2035 University Avenue	Oxford	MS	38655-3511	7,478	12.5%	$31,548	7,805	4.4%	$33,993	7.8%	264
Cool Springs Center	3600 Mallory Lane	Franklin	TN	37067-2803	13,800	37.1%	$84,989	15,895	15.2%	$90,758	6.8%	488
Fayetteville-Specialty Shops	170 South Glynn Street	Fayetteville	GA	30214-2038	10,009	25.9%	$70,674	10,908	9.0%	$73,099	3.4%	354
Land-Peachtree City	Georgia Highway 74	Peachtree City	GA	30269	10,939	10.8%	$86,881	11,406	4.3%	$90,355	4.0%	387
Matlock Center	3646 Matlock Road	Arlington	TX	76015-3605	46,302	8.2%	$51,640	49,476	6.9%	$54,086	4.7%	1,638
Land-Tupelo	Cross Creek Drive	Saltillo	MS	38866	2,749	25.5%	$44,099	2,962	7.8%	$46,332	5.1%	97
Land-Lawndale Crossing	Lawndale Drive	Greensboro	NC	27408	34,710	9.1%	$48,833	36,348	4.7%	$50,532	3.5%	1,228
Land-Cool Springs	Cool Springs Boulevard	Franklin	TN	37067	16,538	35.4%	$79,671	18,992	14.8%	$85,915	7.8%	585
Land-Tinwood Hotel Site	International Drive	Orlando	FL		41,965	8.4%	$43,720	44,853	6.9%	$47,695	9.1%	1,484
Redondo Village Center		Redondo Beach	CA		136,988	10.3%	$28,119	143,807	5.0%	$30,447	8.3%	4,845
Steele Crossing	3533 North Shiloh Drive	Fayetteville	AR	72703-5359	16,810	29.9%	$46,045	18,559	10.4%	$48,643	5.6%	595
Shops at Turner Hill	8200 Mall Parkway	Lithonia	GA	30038-6983	7,992	54.9%	$45,343	8,785	9.9%	$46,265	2.0%	283
Chesterfield Corners	Marketplace Boulevard	Chesterfield	MI	48051	19,074	14.3%	$53,323	19,926	4.5%	$55,462	4.0%	675
Grandville Marketplace	4705 Canal Avenue	Grandville	MI	49418-8752	18,431	12.3%	$56,277	19,154	3.9%	$57,974	3.0%	652
Greensboro North		Greensboro	NC		34,196	7.0%	$41,606	35,534	3.9%	$42,292	1.6%	1,209
McDonough Marketplace	101 Willow Lane	McDonough	GA	30253-6574	12,876	119.0%	$54,742	15,373	19.4%	$56,564	3.3%	455
Reno Riverside	11 North Sierra Street	Reno	NV	89505-1303	54,239	8.5%	$39,858	57,652	6.3%	$42,137	5.7%	1,918
Land-Walnut Creek-Self Storage		Walnut Creek	CA		55,312	0.6%	$73,089	56,896	2.9%	$77,636	6.2%	1,956
Land-Anaheim		Anaheim	CA		74,557	0.2%	$55,355	76,101	2.1%	$60,206	8.8%	2,637

A:23

Property Name	Address	City	State	Zip Code	2009 Households	Household Growth 2000-2009	2009 Median Household Income	2014 Households	Household Growth 2009-2014	2014 Median Household Income	Median Household Income Growth 2009-2014	2009 Household Density
Bartlett Towne Center	5995 Stage Road	Bartlett	TN	38134-8311	28,101	3.1%	$54,248	28,665	2.0%	$56,690	4.5%	994
Commons at Dexter Lake	4770 Germantown Road Extended	Memphis	TN	38141-8529	26,627	11.6%	$56,231	28,094	5.5%	$58,820	4.6%	942
Summer Center	4310 Summer Avenue	Memphis	TN	38122-4000	32,128	-3.1%	$40,113	31,797	-1.0%	$42,095	4.9%	1,136
Southaven Commons	1011 Goodman Road East	Southaven	MS	38671-9505	16,241	63.1%	$52,229	19,433	19.7%	$56,152	7.5%	574
Oakbrook Square	11566 US Highway One	North Palm Beach	FL	33408-3019	23,321	15.9%	$63,138	25,469	9.2%	$68,316	8.2%	825
Bluffs Square	4050 South US Highway One	Jupiter	FL	33477-1123	12,549	14.3%	$78,007	13,656	8.8%	$85,057	9.0%	444
Prosperity Centre	2410-2480 PGA Boulevard	Palm Beach Gardens	FL	33410-3505	27,970	19.2%	$64,423	30,865	10.4%	$69,752	8.3%	989
Marco Town Center	1017-1093 N Collier Boulevard	Marco Island	FL	34145-2539	8,768	20.0%	$70,774	9,757	11.3%	$76,955	8.7%	310
Sawgrass Promenade	1301-1391 South Military Trail	Deerfield Beach	FL	33442-7634	52,142	2.7%	$46,264	54,113	3.8%	$50,133	8.4%	1,844
Boynton Plaza	113-155 North Congress Avenue	Boynton Beach	FL	33426-4209	47,243	10.4%	$48,780	50,640	7.2%	$52,640	7.9%	1,671
Boca Village Square	21116-21230 Saint Andrews Blvd	Boca Raton	FL	33433-2404	39,088	-2.2%	$69,434	39,573	1.2%	$74,593	7.4%	1,382
Kirkman Shoppes	4786 South Kirkman Road	Orlando	FL	32811-3643	40,807	31.7%	$47,326	46,807	14.7%	$50,410	6.5%	1,443
Ross Plaza	8404-8787 W Hillsborough Ave	Tampa	FL	33615-3808	30,805	9.8%	$49,231	32,947	7.0%	$53,448	8.6%	1,090
Shoppes of Jonathan’s Landing	3900 Indiantown Road	Jupiter	FL	33477-5085	15,900	9.1%	$68,026	16,985	6.8%	$73,075	7.4%	562
Shoppes at Westbury	9526 SW 137th Avenue	Miami	FL	33186-2200	62,944	8.2%	$56,324	66,379	5.5%	$61,705	9.6%	2,226
Plymouth Park North	1625 North Story Road	Irving	TX	75061-1929	51,290	-3.8%	$44,317	51,117	-0.3%	$45,753	3.2%	1,814
Benbrook Square	8201 Camp Bowie West	Fort Worth	TX	76116-6317	33,259	18.2%	$39,941	36,477	9.7%	$42,072	5.3%	1,176
Townsend Square	901 North Polk Street	Desoto	TX	75115-4013	20,272	31.0%	$51,758	22,816	12.6%	$53,118	2.6%	717
Plymouth Park West	2800 West Irving Boulevard	Irving	TX	75061-4237	49,091	-4.6%	$43,945	48,767	-0.7%	$45,328	3.1%	1,736
Copperfield Crossing	15520 FM 529 Road	Houston	TX	77041-2704	37,866	23.5%	$71,190	41,793	10.4%	$75,790	6.5%	1,339
Augusta Exchange	207 Robert C Daniel Jr Parkway	Augusta	GA	30909-0800	23,635	4.6%	$51,021	24,466	3.5%	$54,602	7.0%	836
Mission Bend Center	6805 Highway Six South	Houston	TX	77083-3301	46,007	22.1%	$54,187	50,980	10.8%	$58,426	7.8%	1,627
Grogan’s Mill Center	536 Sawdust Road	Spring	TX	77380-2245	17,176	26.2%	$69,767	19,421	13.1%	$75,263	7.9%	607
Steeplechase Center	9503 Jones Road	Houston	TX	77065-4814	34,480	24.9%	$72,547	38,423	11.4%	$77,513	6.8%	1,219
Village By The Parks	4115 South Cooper Street	Arlington	TX	76015-4158	42,315	5.4%	$58,449	44,233	4.5%	$61,624	5.4%	1,497
Woodforest Center	12620 Woodforest Boulevard	Houston	TX	77015-3489	28,572	4.5%	$44,433	29,720	4.0%	$47,324	6.5%	1,011
Beechcrest Center	10815 Beechnut Street	Houston	TX	77072-4332	80,802	11.8%	$36,072	86,380	6.9%	$38,495	6.7%	2,858
Sterling Plaza	2904 North Beltline Road	Dallas	TX	75062-5247	42,341	-3.9%	$44,995	42,149	-0.5%	$46,434	3.2%	1,498
Plymouth Park South	2440 West Irving Boulevard	Irving	TX	75061-4255	50,757	-3.9%	$44,362	50,587	-0.3%	$45,784	3.2%	1,795
Wurzbach Center	10103 Wurzbach Road	San Antonio	TX	78230-2215	61,487	17.8%	$41,394	67,081	9.1%	$43,225	4.4%	2,175
Plymouth Park East	2200 West Grauwyler Road	Irving	TX	75061-4350	51,198	-3.8%	$44,409	51,065	-0.3%	$45,838	3.2%	1,811
Northwoods Center	1321 County Road 581	Zephyrhills	FL	33543	14,643	156.6%	$80,906	19,164	30.9%	$88,175	9.0%	518
Conn’s Building	301 17th Street	Lake Charles	LA	70601-7301	23,498	-0.7%	$35,391	23,444	-0.2%	$38,069	7.6%	831
Land-I-45 Telephone Road	Telephone Road	Houston	TX	77023	46,593	8.3%	$30,360	49,300	5.8%	$32,572	7.3%	1,648
Old Phoenix National Bank			OH		15,115	17.6%	$63,838	16,264	7.6%	$67,393	5.6%	535
Venice Pines Plaza	1254 Jacaranda Boulevard	Venice	FL	34292-4508	20,632	21.0%	$49,661	22,898	11.0%	$54,692	10.1%	730
White Oak	15 South Dupont Highway	Dover	DE	19901-7430	17,272	17.3%	$42,405	18,902	9.4%	$44,425	4.8%	611
Starke-US 301/SR 100	209 South Temple Avenue	Starke	FL	32091-3936	3,504	10.4%	$36,789	3,724	6.3%	$39,765	8.1%	124
Ridge Road/US Highway One	Ridge Road	Orlando	FL		42,203	10.4%	$43,049	45,600	8.1%	$46,980	9.1%	1,493
Advanced Auto-Covington	2401 Madison Avenue	Covington	KY	41014-1665	40,890	-0.7%	$39,353	40,834	-0.1%	$42,374	7.7%	1,446
Advanced Auto-Elsmere	3715 Dixie Highway	Elsmere	KY	41018	25,575	4.4%	$50,180	26,369	3.1%	$53,967	7.5%	905
Advanced Auto-Newport	2124 Monmouth Road	Newport	KY	41071-2627	42,284	-1.8%	$39,767	41,848	-1.0%	$42,829	7.7%	1,495
Atlantic City	1723 Pacific Avenue	Atlantic City	NJ	08401-6889	20,317	-1.1%	$37,178	20,233	-0.4%	$40,861	9.9%	719
Bayshore & Breakwater	3233 Bayshore Road	North Cape May	NJ	08204-3709	7,683	-13.7%	$49,521	6,989	-9.0%	$56,008	13.1%	272
Regency Milford Center	824 Main Street	Milford	OH	45150-1726	10,437	5.8%	$60,897	10,785	3.3%	$63,876	4.9%	369
Hershey-Goodyear	1151 Mae Street	Hummelstown	PA	17036-9186	12,109	8.5%	$65,049	12,617	4.2%	$70,538	8.4%	428
Rhett/Remount	1195 Remount Road	Charleston	SC	29406-3528	14,469	12.1%	$32,971	15,407	6.5%	$36,555	10.9%	512
Main/Meeting	201 North Main Street	Lancaster	SC	29720-2178	9,045	20.0%	$30,840	9,922	9.7%	$31,504	2.2%	320
Tullahoma		Nashville	TN		31,210	0.7%	$31,664	31,604	1.3%	$33,911	7.1%	1,104
Nolensville/Thompson Lane	2819 Nolensville Pike	Nashville	TN	37211-2220	31,409	0.9%	$36,782	31,896	1.6%	$39,318	6.9%	1,111
Tulip Grove/Old Hockory	5006 Old Hickory Boulevard	Nashville	TN	37218-4019	502	14.4%	$61,789	539	7.4%	$66,322	7.3%	18
West End Avenue	3010 West End Avenue	Nashville	TN	37203-1318	41,784	1.8%	$38,672	42,592	1.9%	$41,577	7.5%	1,478
Highway 41/Highway 55	701 Hillsboro Boulevard	Manchester	TN	37355-2021	5,019	15.8%	$39,270	5,387	7.3%	$42,267	7.6%	178
Dickson-Highway 46/Highway 70	702 East College Street	Dickson	TN	37055-2032	6,030	8.4%	$39,582	6,343	5.2%	$42,272	6.8%	213
High/Airline	3110 High Street	Portsmouth	VA	23707-3427	31,777	-0.9%	$43,704	31,659	-0.4%	$48,577	11.2%	1,124
Big Bethal/Mercury	3401 West Mercury Boulevard	Hampton	VA	23666-3704	35,484	1.0%	$43,764	35,617	0.4%	$47,748	9.1%	1,255
Harris Crossing	Harris Road	Wake Forest	NC	27587	9,654	79.3%	$65,448	11,831	22.6%	$70,494	7.7%	341
Parkway Pointe	2458 SW Cary Parkway	Cary	NC	27513-5318	29,500	31.8%	$87,813	33,680	14.2%	$93,780	6.8%	1,043
Wakefield Commons	14460 New Falls of Neuse Road	Raleigh	NC	27614-8227	12,304	137.4%	$76,307	15,908	29.3%	$81,906	7.3%	435
Snellville Pavilion	2059 Scenic Highway North	Snellville	GA	30078-6142	19,472	26.4%	$74,625	21,903	12.5%	$76,665	2.7%	689
Wakefield Commons II	10600 Common Oaks Drive	Raleigh	NC	27614-6824	11,885	140.6%	$76,945	15,402	29.6%	$82,425	7.1%	420
Tomball Crossing	22529 State Highway 249	Houston	TX	77070-1532	25,673	45.7%	$91,231	29,927	16.6%	$97,329	6.7%	908
Hillsborough Promenade	315 US Highway 206	Hillsborough	NJ	08844-4625	13,987	5.1%	$90,148	14,449	3.3%	$98,819	9.6%	495
Whataburger Parcel	Interstate 10	Houston	TX	77084	25,310	30.0%	$65,605	28,417	12.3%	$70,118	6.9%	895
Val Vista Towne Center	1475 East Warner Road	Gilbert	AZ	85296-3142	42,611	66.8%	$84,561	51,612	21.1%	$92,504	9.4%	1,507
Lake Pointe Market	8805 Lakeview Parkway	Rowlett	TX	75088-4532	14,552	42.9%	$79,808	16,967	16.6%	$84,964	6.5%	515
Red Mountain Gateway	10845 North Tatum Boulevard	Phoenix	AZ	85028-3055	32,367	5.2%	$70,206	34,183	5.6%	$74,621	6.3%	1,145
Thorncreek Crossing	1001 East 120th Avenue	Thornton	CO	80233-5711	44,447	24.5%	$65,586	49,696	11.8%	$68,736	4.8%	1,572
Land-San Diego		San Diego	CA		383	4.9%	$97,240	398	3.9%	$110,124	13.2%	14
Groves	1110 West Elliot Road	Tempe	AZ	85284-1107	50,102	12.4%	$60,415	54,421	8.6%	$64,299	6.4%	1,772
Mesa Pavilions	7032 East Hampton Avenue	Mesa	AZ	85208-3303	40,943	28.4%	$53,582	46,209	12.9%	$60,022	12.0%	1,448
Boca Lyons Plaza	9082 Glades Road	Boca Raton	FL	33434-3902	40,773	-3.5%	$64,482	40,978	0.5%	$69,839	8.3%	1,442
West Valley Marketplace	1091 Millcreek Road	Allentown	PA	18106-9157	16,605	46.4%	$78,023	19,193	15.6%	$83,978	7.6%	587
Calvine Crossings	8250 Calvine Road	Sacramento	CA	95826-9313	51,539	20.5%	$67,117	56,784	10.2%	$73,920	10.1%	1,823
Mulberry & Lemay Crossing	1250 East Magnolia Street	Fort Collins	CO	80524-2754	25,358	3.1%	$38,681	26,198	3.3%	$40,094	3.7%	897
Marketplace at Towne Center	18855 LBJ Freeway	Mesquite	TX	75150-6410	34,353	-1.5%	$47,147	34,623	0.8%	$48,483	2.8%	1,215
Frisco Marketplace	7010 Preston Road	Frisco	TX	75034-5869	26,462	145.9%	$87,482	34,929	32.0%	$92,373	5.6%	936
Hamilton Marketplace	130 Marketplace Boulevard	Hamilton	NJ	08691-2123	16,828	7.8%	$83,828	17,498	4.0%	$91,359	9.0%	595
Winter Park Corners	1989 Aloma Avenue	Winter Park	FL	32792-3222	37,667	-2.8%	$50,753	38,137	1.3%	$55,762	9.9%	1,332
Southgate Village	1944 Montgomery Highway South	Birmingham	AL	35244-1141	18,511	17.6%	$62,363	20,063	8.4%	$66,796	7.1%	655
Trace Crossing	2304 John Hawkins Parkway	Hoover	AL	35244-3541	8,517	28.2%	$92,710	9,446	10.9%	$99,886	7.7%	301
Crossroads Commons	2905 Pearl Street	Boulder	CO	80301-1130	35,629	-3.7%	$48,071	35,511	-0.3%	$50,404	4.9%	1,260
Willow Creek Center	8200 South Quebec Street	Englewood	CO	80112-4411	35,924	9.5%	$85,328	38,182	6.3%	$89,181	4.5%	1,271

Property Name	Address	City	State	Zip Code	2010 Households	Household Growth 2000-2010	2010 Median HH Income	2015 Households	Household Growth 2010-2015	2015 Median Household Income	Median Household Income Growth 2010-2015	2010 Household Density
Bartlett Towne Center	5995 Stage Road	Bartlett	TN	38134-8311	27,625	1.6%	$54,921	27,833	0.8%	$56,673	3.2%	977
Commons at Dexter Lake	4770 Germantown Road Extended	Memphis	TN	38141-8529	26,383	10.5%	$57,258	27,293	3.5%	$58,920	2.9%	933
Summer Center	4310 Summer Avenue	Memphis	TN	38122-4000	31,380	-5.3%	$40,484	30,648	-2.3%	$42,062	3.9%	1,110
Southaven Commons	1011 Goodman Road East	Southaven	MS	38671-9505	15,032	51.1%	$52,340	17,128	13.9%	$54,323	3.8%	532
Oakbrook Square	11566 US Highway One	North Palm Beach	FL	33408-3019	22,920	13.7%	$63,900	24,494	6.9%	$68,180	6.7%	811
Bluffs Square	4050 South US Highway One	Jupiter	FL	33477-1123	13,098	18.0%	$78,629	14,191	8.3%	$84,586	7.6%	463
Prosperity Centre	2410-2480 PGA Boulevard	Palm Beach Gardens	FL	33410-3505	27,668	17.5%	$65,300	29,737	7.5%	$69,607	6.6%	979
Marco Town Center	1017-1093 N Collier Boulevard	Marco Island	FL	34145-2539	8,776	18.7%	$72,742	9,769	11.3%	$78,554	8.0%	310
Sawgrass Promenade	1301-1391 South Military Trail	Deerfield Beach	FL	33442-7634	53,424	3.1%	$47,175	55,096	3.1%	$50,457	7.0%	1,889
Boynton Plaza	113-155 North Congress Avenue	Boynton Beach	FL	33426-4209	46,941	9.4%	$49,399	49,702	5.9%	$52,699	6.7%	1,660
Boca Village Square	21116-21230 Saint Andrews Blvd	Boca Raton	FL	33433-2404	39,191	-2.5%	$69,945	39,732	1.4%	$73,878	5.6%	1,386
Kirkman Shoppes	4786 South Kirkman Road	Orlando	FL	32811-3643	40,813	32.7%	$47,767	45,596	11.7%	$49,902	4.5%	1,443
Ross Plaza	8404-8787 W Hillsborough Ave	Tampa	FL	33615-3808	30,774	9.8%	$49,543	33,014	7.3%	$52,283	5.5%	1,088
Shoppes of Jonathan’s Landing	3900 Indiantown Road	Jupiter	FL	33477-5085	16,442	13.3%	$68,532	17,676	7.5%	$73,215	6.8%	582
Shoppes at Westbury	9526 SW 137th Avenue	Miami	FL	33186-2200	64,055	10.3%	$57,205	67,375	5.2%	$61,242	7.1%	2,265
Plymouth Park North	1625 North Story Road	Irving	TX	75061-1929	51,421	-3.4%	$44,996	51,093	-0.6%	$45,880	2.0%	1,819
Benbrook Square	8201 Camp Bowie West	Fort Worth	TX	76116-6317	32,636	15.8%	$40,927	35,687	9.4%	$42,775	4.5%	1,154
Townsend Square	901 North Polk Street	Desoto	TX	75115-4013	20,684	32.9%	$51,748	22,719	9.8%	$52,418	1.3%	732
Plymouth Park West	2800 West Irving Boulevard	Irving	TX	75061-4237	49,120	-4.2%	$44,462	48,691	-0.9%	$45,292	1.9%	1,737
Copperfield Crossing	15520 FM 529 Road	Houston	TX	77041-2704	37,090	21.0%	$72,371	39,995	7.8%	$77,078	6.5%	1,312
Augusta Exchange	207 Robert C Daniel Jr Parkway	Augusta	GA	30909-0800	23,532	4.2%	$51,534	24,099	2.4%	$53,973	4.7%	832
Mission Bend Center	6805 Highway Six South	Houston	TX	77083-3301	47,031	24.0%	$56,882	51,893	10.3%	$60,206	5.8%	1,663
Grogan’s Mill Center	536 Sawdust Road	Spring	TX	77380-2245	17,308	29.3%	$71,148	19,674	13.7%	$75,878	6.6%	612
Steeplechase Center	9503 Jones Road	Houston	TX	77065-4814	32,825	21.4%	$75,050	35,868	9.3%	$80,874	7.8%	1,161
Village By The Parks	4115 South Cooper Street	Arlington	TX	76015-4158	43,854	9.7%	$59,501	47,170	7.6%	$62,089	4.3%	1,551
Woodforest Center	12620 Woodforest Boulevard	Houston	TX	77015-3489	28,335	3.6%	$45,810	29,328	3.5%	$48,518	5.9%	1,002
Beechcrest Center	10815 Beechnut Street	Houston	TX	77072-4332	81,415	12.5%	$37,352	87,452	7.4%	$39,146	4.8%	2,879
Sterling Plaza	2904 North Beltline Road	Dallas	TX	75062-5247	42,314	-3.5%	$45,510	42,107	-0.5%	$46,427	2.0%	1,497
Plymouth Park South	2440 West Irving Boulevard	Irving	TX	75061-4255	50,978	-3.6%	$44,901	50,610	-0.7%	$45,767	1.9%	1,803
Wurzbach Center	10103 Wurzbach Road	San Antonio	TX	78230-2215	61,155	16.8%	$42,055	66,604	8.9%	$43,516	3.5%	2,163
Plymouth Park East	2200 West Grauwyler Road	Irving	TX	75061-4350	51,127	-3.5%	$44,942	50,767	-0.7%	$45,823	2.0%	1,808
Northwoods Center	1321 County Road 581	Zephyrhills	FL	33543	14,759	164.5%	$81,432	17,170	16.3%	$89,209	9.6%	522
Conn’s Building	301 17th Street	Lake Charles	LA	70601-7301	24,025	1.4%	$36,845	24,306	1.2%	$38,949	5.7%	850
Land-I-45 Telephone Road	Telephone Road	Houston	TX	77023	47,625	10.7%	$31,565	50,470	6.0%	$34,060	7.9%	1,684
Old Phoenix National Bank			OH		14,928	16.8%	$65,895	15,841	6.1%	$69,274	5.1%	528
Venice Pines Plaza	1254 Jacaranda Boulevard	Venice	FL	34292-4508	20,856	23.6%	$49,868	23,305	11.7%	$54,034	8.4%	738
White Oak	15 South Dupont Highway	Dover	DE	19901-7430	17,198	17.3%	$44,954	18,656	8.5%	$47,097	4.8%	608
Starke-US 301/SR 100	209 South Temple Avenue	Starke	FL	32091-3936	3,365	6.4%	$38,230	3,480	3.4%	$40,729	6.5%	119
Ridge Road/US Highway One	Ridge Road	Orlando	FL		41,965	8.4%	$43,720	44,853	6.9%	$47,695	9.1%	1,484
Advanced Auto-Covington	2401 Madison Avenue	Covington	KY	41014-1665	41,474	1.1%	$40,325	41,694	0.5%	$42,948	6.5%	1,467
Advanced Auto-Elsmere	3715 Dixie Highway	Elsmere	KY	41018	25,980	6.0%	$51,342	26,941	3.7%	$53,729	4.6%	919
Advanced Auto-Newport	2124 Monmouth Road	Newport	KY	41071-2627	42,848	-0.2%	$40,469	42,744	-0.2%	$43,011	6.3%	1,515
Atlantic City	1723 Pacific Avenue	Atlantic City	NJ	08401-6889	20,131	-1.6%	$37,044	19,944	-0.9%	$39,875	7.6%	712
Bayshore & Breakwater	3233 Bayshore Road	North Cape May	NJ	08204-3709	7,857	-12.1%	$53,067	7,281	-7.3%	$59,438	12.0%	278
Regency Milford Center	824 Main Street	Milford	OH	45150-1726	10,551	5.5%	$64,263	10,744	1.8%	$67,289	4.7%	373
Hershey-Goodyear	1151 Mae Street	Hummelstown	PA	17036-9186	12,341	9.5%	$66,686	12,690	2.8%	$71,549	7.3%	436
Rhett/Remount	1195 Remount Road	Charleston	SC	29406-3528	14,571	12.6%	$33,890	15,615	7.2%	$37,134	9.6%	515
Main/Meeting	201 North Main Street	Lancaster	SC	29720-2178	9,183	20.9%	$31,373	10,147	10.5%	$31,771	1.3%	325
Tullahoma		Nashville	TN		31,471	2.3%	$32,110	31,750	0.9%	$34,238	6.6%	1,113
Nolensville/Thompson Lane	2819 Nolensville Pike	Nashville	TN	37211-2220	32,477	2.3%	$37,458	32,959	1.5%	$39,388	5.2%	1,149
Tulip Grove/Old Hockory	5006 Old Hickory Boulevard	Nashville	TN	37218-4019	522	22.3%	$61,895	564	8.1%	$67,276	8.7%	18
West End Avenue	3010 West End Avenue	Nashville	TN	37203-1318	42,560	3.6%	$39,102	43,243	1.6%	$41,800	6.9%	1,505
Highway 41/Highway 55	701 Hillsboro Boulevard	Manchester	TN	37355-2021	5,221	21.3%	$38,973	5,596	7.2%	$40,824	4.7%	185
Dickson-Highway 46/Highway 70	702 East College Street	Dickson	TN	37055-2032	6,053	9.1%	$39,925	6,282	3.8%	$41,758	4.6%	214
High/Airline	3110 High Street	Portsmouth	VA	23707-3427	31,026	-2.5%	$45,086	30,391	-2.1%	$49,810	10.5%	1,097
Big Bethal/Mercury	3401 West Mercury Boulevard	Hampton	VA	23666-3704	34,918	1.0%	$45,033	34,796	-0.4%	$48,423	7.5%	1,235
Harris Crossing	Harris Road	Wake Forest	NC	27587	9,379	79.1%	$67,397	10,927	16.5%	$73,426	8.9%	332
Parkway Pointe	2458 SW Cary Parkway	Cary	NC	27513-5318	30,825	38.7%	$90,698	35,186	14.2%	$96,530	6.4%	1,090
Wakefield Commons	14460 New Falls of Neuse Road	Raleigh	NC	27614-8227	14,391	172.5%	$77,878	16,736	16.3%	$84,832	8.9%	509
Snellville Pavilion	2059 Scenic Highway North	Snellville	GA	30078-6142	19,582	27.0%	$76,691	21,903	11.9%	$78,754	2.7%	693
Wakefield Commons II	10600 Common Oaks Drive	Raleigh	NC	27614-6824	14,185	182.9%	$78,522	16,493	16.3%	$85,363	8.7%	502
Tomball Crossing	22529 State Highway 249	Houston	TX	77070-1532	24,403	38.4%	$93,847	26,634	9.1%	$100,653	7.3%	863
Hillsborough Promenade	315 US Highway 206	Hillsborough	NJ	08844-4625	13,823	4.4%	$92,964	14,095	2.0%	$100,858	8.5%	489
Whataburger Parcel	Interstate 10	Houston	TX	77084	26,064	33.5%	$67,678	28,592	9.7%	$71,583	5.8%	922
Val Vista Towne Center	1475 East Warner Road	Gilbert	AZ	85296-3142	41,074	60.6%	$86,614	47,779	16.3%	$93,898	8.4%	1,453
Lake Pointe Market	8805 Lakeview Parkway	Rowlett	TX	75088-4532	14,273	40.1%	$80,520	16,152	13.2%	$84,405	4.8%	505
Red Mountain Gateway	10845 North Tatum Boulevard	Phoenix	AZ	85028-3055	32,498	5.0%	$71,582	34,929	7.5%	$75,710	5.8%	1,149
Thorncreek Crossing	1001 East 120th Avenue	Thornton	CO	80233-5711	46,560	30.6%	$66,729	51,964	11.6%	$70,095	5.0%	1,647
Land-San Diego		San Diego	CA		409	9.7%	$100,357	437	6.9%	$112,842	12.4%	14
Groves	1110 West Elliot Road	Tempe	AZ	85284-1107	48,963	9.3%	$61,511	53,497	9.3%	$64,712	5.2%	1,732
Mesa Pavilions	7032 East Hampton Avenue	Mesa	AZ	85208-3303	41,641	30.9%	$54,819	46,716	12.2%	$60,045	9.5%	1,473
Boca Lyons Plaza	9082 Glades Road	Boca Raton	FL	33434-3902	41,691	-2.2%	$65,332	42,377	1.7%	$69,751	6.8%	1,475
West Valley Marketplace	1091 Millcreek Road	Allentown	PA	18106-9157	16,948	45.5%	$79,412	18,682	10.2%	$84,698	6.7%	599
Calvine Crossings	8250 Calvine Road	Sacramento	CA	95826-9313	52,760	22.9%	$68,068	58,580	11.0%	$73,795	8.4%	1,866
Mulberry & Lemay Crossing	1250 East Magnolia Street	Fort Collins	CO	80524-2754	25,727	4.4%	$39,963	26,773	4.1%	$41,280	3.3%	910
Marketplace at Towne Center	18855 LBJ Freeway	Mesquite	TX	75150-6410	34,932	0.2%	$47,563	35,316	1.1%	$48,212	1.4%	1,235
Frisco Marketplace	7010 Preston Road	Frisco	TX	75034-5869	24,369	126.2%	$89,612	29,773	22.2%	$94,508	5.5%	862
Hamilton Marketplace	130 Marketplace Boulevard	Hamilton	NJ	08691-2123	16,803	8.8%	$86,090	17,272	2.8%	$93,017	8.0%	594
Winter Park Corners	1989 Aloma Avenue	Winter Park	FL	32792-3222	38,252	-2.0%	$50,800	38,824	1.5%	$54,719	7.7%	1,353
Southgate Village	1944 Montgomery Highway South	Birmingham	AL	35244-1141	18,988	19.6%	$63,724	20,513	8.0%	$67,050	5.2%	672
Trace Crossing	2304 John Hawkins Parkway	Hoover	AL	35244-3541	8,729	29.8%	$95,453	9,543	9.3%	$102,094	7.0%	309
Crossroads Commons	2905 Pearl Street	Boulder	CO	80301-1130	37,511	1.6%	$49,215	38,387	2.3%	$51,671	5.0%	1,327
Willow Creek Center	8200 South Quebec Street	Englewood	CO	80112-4411	37,746	13.9%	$85,991	41,438	9.8%	$88,392	2.8%	1,335

A:24

Property Name	Address	City	State	Zip Code	2009 Households	Household Growth 2000-2009	2009 Median Household Income	2014 Households	Household Growth 2009-2014	2014 Median Household Income	Median Household Income Growth 2009-2014	2009 Household Density
Overton Park Plaza	4650 SW Loop 820	Fort Worth	TX	76109-4429	49,257	18.1%	$46,890	54,131	9.9%	$49,130	4.8%	1,742
Countryside Square Village	26583 US Highway 19 North	Clearwater	FL	33761-4509	48,492	0.4%	$47,260	49,330	1.7%	$51,451	8.9%	1,715
Friendship Centre	5333 Wisconsin Avenue NW	Washington	DC	20015-2050	76,634	3.4%	$103,451	78,242	2.1%	$118,479	14.5%	2,710
Johns Creek Towne Center	3620 Peachtree Parkway	Suwanee	GA	30024-1029	18,590	44.8%	$131,641	21,799	17.3%	$143,286	8.8%	657
Pottstown Plaza	799 State Street	Pottstown	PA	19464-5184	17,353	3.1%	$52,407	17,638	1.6%	$57,603	9.9%	614
Oak Hills Industrial Park I/II	5307 Industrial Oaks Boulevard	Austin	TX	78735-8821	29,486	20.9%	$65,053	32,746	11.1%	$67,714	4.1%	1,043
Merchants Walk	3615 South Florida Avenue	Lakeland	FL	33801-4876	27,516	15.1%	$47,588	30,052	9.2%	$52,163	9.6%	973
Plaza at Citrus Park	12601-12897 Citrus Plaza Drive	Tampa	FL	33625-3008	31,060	27.5%	$66,324	35,033	12.8%	$72,522	9.3%	1,099
Brandon Town Center	101-235 Brandon Boulevard	Brandon	FL	33511-5101	29,414	38.7%	$55,092	34,083	15.9%	$60,075	9.0%	1,040
New York Square	4332 Fox Valley Center Dr	Aurora	IL	60504-4115	32,451	20.7%	$85,701	35,019	7.9%	$90,040	5.1%	1,148
Wolfchase Galleria	2810 North Germantown Parkway	Memphis	TN	38133-8149	22,677	17.3%	$70,446	24,437	7.8%	$74,879	6.3%	802
Centrum at Crossroads	2370 Walnut Street	Cary	NC	27511-9210	25,240	19.6%	$55,244	27,947	10.7%	$57,323	3.8%	893
Parkway Plaza	520-640 Ed Noble Parkway	Norman	OK	73072-4875	23,563	8.0%	$47,571	24,793	5.2%	$52,117	9.6%	833
Arbor Lakes	12905 Elm Creek Boulevard N	Maple Grove	MN	55369-7043	19,589	20.5%	$90,396	21,267	8.6%	$97,470	7.8%	693
Four Peaks Plaza	16825 East Shea Boulevard	Fountain Hills	AZ	85268-6668	7,475	25.7%	$66,825	8,432	12.8%	$71,376	6.8%	264
Boswell Towne Center	1201 North Saginaw Boulevard	Saginaw	TX	76179-1145	14,788	118.2%	$65,721	18,832	27.4%	$70,159	6.8%	523
River Marketplace	4313 Ambassador Caffery Pkwy	Lafayette	LA	70508-6703	21,909	15.4%	$61,870	23,133	5.6%	$67,041	8.4%	775
Shrewsbury	14635 Mount Airy Road	Shrewsbury	PA	17361-1433	4,598	15.9%	$64,861	4,949	7.6%	$69,844	7.7%	163
Sunset Point 19	23674 US Highway 19 N	Clearwater	FL	33765-1571	45,205	-1.0%	$45,936	45,662	1.0%	$49,770	8.3%	1,599
Shops of Huntcrest	1030 Old Peachtree Road NW	Lawrenceville	GA	30043-3323	18,207	36.2%	$77,906	20,912	14.9%	$80,382	3.2%	644
Palm Valley Marketplace	14175 West Indian School Road	Goodyear	AZ	85338-8407	17,547	115.2%	$71,553	22,451	28.0%	$76,649	7.1%	621
Lynn Haven	2310 South Highway 77	Lynn Haven	FL	32444-4616	14,272	22.5%	$62,132	15,865	11.2%	$69,878	12.5%	505
Coles Center	Barker Cypress Road	Houston	TX	77094	14,521	35.7%	$84,418	16,615	14.4%	$89,228	5.7%	514
Goodyear-Fallston	2212 Bel Air Road	Fallston	MD	21047-2718	6,709	9.9%	$87,286	7,044	5.0%	$96,655	10.7%	237
Oakwood Plaza	3401 Oakwood Boulevard	Hollywood	FL	33020-7107	44,576	0.5%	$46,733	45,775	2.7%	$51,231	9.6%	1,577
Oakwood Business Center	3401 Oakwood Boulevard	Hollywood	FL	33020-7107	44,576	0.5%	$46,733	45,775	2.7%	$51,231	9.6%	1,577
Millenia Plaza	4403 Millenia Plaza Way	Orlando	FL	32839-2433	45,959	23.8%	$38,009	51,632	12.3%	$41,562	9.3%	1,625
Kendale Lakes Plaza	13855 SW 88th Street	South Miami	FL	33186-1303	66,024	8.4%	$57,293	69,711	5.6%	$62,692	9.4%	2,335
Cross County Plaza	4356 Okeechobee Boulevard	West Palm Beach	FL	33409-3106	37,382	7.8%	$37,663	39,637	6.0%	$40,669	8.0%	1,322
Cypress Creek Station	6305 North Andrews Avenue	Fort Lauderdale	FL	33309-2135	53,402	3.1%	$46,702	55,449	3.8%	$50,838	8.9%	1,889
Ryanwood Square	2040 58th Avenue	Vero Beach	FL	32966-4646	14,487	22.1%	$44,701	16,164	11.6%	$48,071	7.5%	512
Hollywood Boulevard 6410	6410 Hollywood Boulevard	Los Angeles	CA	90028-6204	165,572	4.2%	$40,176	172,383	4.1%	$44,231	10.1%	5,856
Saint John		Saint John	MO		29,962	-0.1%	$66,390	29,930	-0.1%	$70,090	5.6%	1,060
Northmil	4407 Northlake Boulevard	Palm Beach Gardens	FL	33410-6255	32,258	21.9%	$54,305	35,848	11.1%	$59,165	8.9%	1,141
Abacoa	1209 Main Street	Jupiter	FL	33458-5241	21,163	45.4%	$72,294	24,745	16.9%	$78,917	9.2%	748
City Centre	140 Royal Palm Way	Palm Beach Gardens	FL	33480-4279	19,692	15.0%	$38,502	21,489	9.1%	$40,652	5.6%	696
Park Place	2320 Los Rios Boulevard	Plano	TX	75074-3500	21,688	47.8%	$71,527	25,738	18.7%	$76,248	6.6%	767
Oaks Square	6855 Newberry Road	Gainesville	FL	32605-4314	24,732	18.2%	$44,287	27,131	9.7%	$47,667	7.6%	875
Greensburg	470 Greensburg Commons	Greensburg	IN	47240-9404	4,756	5.3%	$42,770	4,856	2.1%	$45,221	5.7%	168
CVS Plaza-Coral Way	2599 SW 147th Avenue	Miami	FL	33185-4081	39,550	18.2%	$61,248	43,251	9.4%	$67,788	10.7%	1,399
Land-San Juan Capistrano		San Juan Capistrano	CA		74,833	0.8%	$53,776	76,792	2.6%	$59,611	10.9%	2,647
Land-Shepherd Creek		Farmington	UT		12,610	32.3%	$77,589	14,344	13.8%	$85,812	10.6%	446
Argyle Village	6001 Argyle Forest Boulevard	Jacksonville	FL	32244-6664	26,051	23.2%	$51,855	29,162	11.9%	$56,076	8.1%	921
Carrollwood Center	10025-10235 North Dale Mabry	Tampa	FL	33618-4409	44,074	8.9%	$46,776	47,004	6.7%	$50,371	7.7%	1,559
Lakeland Industrial Center	5004 Great Oak Drive	Lakeland	FL	33815	3,447	10.8%	$48,233	3,699	7.3%	$54,497	13.0%	122
Crescent Drive 6485	6485 Crescent Drive	Atlanta	GA	30340	36,535	4.5%	$44,826	38,211	4.6%	$45,694	1.9%	1,292
Barker Cypress Marketplace	1414 Wirt Road	Houston	TX	77055-4917	49,541	10.4%	$47,236	52,833	6.7%	$49,796	5.4%	1,752
Outland Business Center	4935 Outland Center Drive	Memphis	TN	38118-6519	27,855	-2.9%	$37,805	27,573	-1.0%	$38,935	3.0%	985
Van Ness 1000	1000 Van Ness Avenue	San Francisco	CA	94109-6914	214,218	2.3%	$67,488	219,903	2.7%	$74,092	9.8%	7,576
Park Plaza	820 North Western Avenue	San Pedro	CA	90732-2426	37,908	2.9%	$61,576	39,213	3.4%	$67,469	9.6%	1,341
Kmart-Shawnee	8703 West 63rd Street	Shawnee Mission	KS	66202-2817	44,188	1.5%	$51,858	45,243	2.4%	$54,602	5.3%	1,563
Shields Plaza	7307 South Shields Boulevard	Oklahoma City	OK	73149-1514	31,437	2.2%	$34,890	32,123	2.2%	$38,197	9.5%	1,112
Crystal Center	155 Twin City Mall	Crystal City	MO	63019-1736	7,753	17.5%	$44,851	8,371	8.0%	$48,346	7.8%	274
Powell Street Plaza	5795 Christie Avenue	Emeryville	CA	94608-2412	86,733	2.7%	$44,246	89,566	3.3%	$48,281	9.1%	3,068
Sweetwater Plaza	4825 Sweetwater Boulevard	Sugar Land	TX	77479-3098	24,520	30.8%	$101,097	28,118	14.7%	$108,592	7.4%	867
Santee Trolley Square	9846 Mission Gorge Road	Santee	CA	92071-3834	35,980	0.4%	$65,245	36,877	2.5%	$72,522	11.2%	1,273
Westridge Center	26850 The Old Road	Valencia	CA	91381-0661	22,794	29.7%	$98,258	25,444	11.6%	$110,531	12.5%	806
Vineyard	6615 Mahan Drive	Tallahassee	FL	32308-1400	4,629	22.0%	$93,364	5,095	10.1%	$103,717	11.1%	164
Rosewood	2800 Rosewood Drive	Columbia	SC	29205-3459	30,606	9.3%	$39,254	32,433	6.0%	$42,097	7.2%	1,082
Wilde Lake	10451 Twin Rivers Road	Columbia	MD	21044-2388	29,510	5.6%	$94,192	30,564	3.6%	$106,849	13.4%	1,044
Oakland Mills	5865 Robert Oliver Place	Columbia	MD	21045-3745	35,704	6.1%	$91,123	37,078	3.9%	$102,452	12.4%	1,263
Harper’s Choice	5467 Harpers Farm Road	Columbia	MD	21044-1104	23,213	8.7%	$96,921	24,296	4.7%	$111,069	14.6%	821
Long Reach	8775 Cloudleap Court	Columbia	MD	21045-3044	33,629	11.6%	$92,945	35,548	5.7%	$105,519	13.5%	1,189
Hickory Ridge	6420 Freetown Road	Columbia	MD	21044-4005	28,140	7.3%	$97,513	29,328	4.2%	$111,928	14.8%	995
King’s Contrivance	8640 Guilford Road	Columbia	MD	21046-2655	22,707	5.8%	$102,258	23,566	3.8%	$117,441	14.8%	803
Dorsey Search	4715 Dorsey Hall Drive	Ellicott City	MD	21042-5975	29,587	7.1%	$91,690	30,794	4.1%	$103,052	12.4%	1,046
River Hill	6030 Daybreak Circle	Clarksville	MD	21029-1642	11,955	12.6%	$122,877	12,700	6.2%	$140,826	14.6%	423
Dobbin Center	6435 Dobbin Road	Columbia	MD	21045-5821	33,314	10.0%	$92,129	35,013	5.1%	$104,439	13.4%	1,178
Columbia Crossing	6231 Columbia Crossing Drive	Columbia	MD	21045-8201	31,082	10.7%	$92,270	32,753	5.4%	$104,781	13.6%	1,099
Gateway	7185 Columbia Gateway Drive	Columbia	MD	21046-2118	25,949	9.0%	$92,287	27,164	4.7%	$105,078	13.9%	918
Bangor	229 Springer Drive	Bangor	ME	04401-3622	8,692	8.7%	$37,212	9,051	4.1%	$40,257	8.2%	307
Fairway Plaza II	5692 Fairmont Parkway	Pasadena	TX	77505-3904	28,200	6.9%	$55,020	29,642	5.1%	$60,035	9.1%	997
New Hope Commons	5428-B New Hope Commons Drive	Durham	NC	27707-9716	16,220	11.1%	$61,519	17,359	7.0%	$65,663	6.7%	574
Hamstra Square	1020 East Pecos Road	Chandler	AZ	85225-2424	38,953	42.4%	$71,973	45,330	16.4%	$79,539	10.5%	1,378
Gilbert Fiesta	115 E Williams Field Road	Gilbert	AZ	85296-5231	34,188	99.6%	$88,039	42,909	25.5%	$96,284	9.4%	1,209
Congressional Plaza-Apts	154 Congressional Lane	Rockville	MD	20852-1539	49,908	8.1%	$89,134	51,939	4.1%	$98,841	10.9%	1,765
Parkwest Crossing	4900 NC Highway 55	Durham	NC	27713-7806	16,591	47.9%	$60,947	19,425	17.1%	$63,095	3.5%	587
Land-Tusayan		Grand Canyon	AZ		7	0.0%	$62,500	7	0.0%	$65,625	5.0%	0
Pioneer Hills	5400 South Parker Road	Aurora	CO	80015-1136	30,308	21.8%	$79,168	33,230	9.6%	$83,010	4.9%	1,072
Studio B	4460 North Buckboard Trail	Scottsdale	AZ	85251-3410	41,238	2.1%	$51,692	43,240	4.9%	$55,589	7.5%	1,458
Cashmere Corners	906 SW Saint Lucie West Blvd	Port Saint Lucie	FL	34986-1766	25,284	85.1%	$48,855	31,725	25.5%	$54,320	11.2%	894
Minyards	4906 North Jupiter Road	Garland	TX	75044-5464	37,390	3.4%	$65,642	38,680	3.5%	$68,188	3.9%	1,322
Northridge	1003 East Commercial Boulevard	Fort Lauderdale	FL	33334-3957	60,748	1.5%	$49,865	62,797	3.4%	$55,410	11.1%	2,149

Property Name	Address	City	State	Zip Code	2010 Households	Household Growth 2000-2010	2010 Median HH Income	2015 Households	Household Growth 2010-2015	2015 Median Household Income	Median Household Income Growth 2010-2015	2010 Household Density
Overton Park Plaza	4650 SW Loop 820	Fort Worth	TX	76109-4429	47,295	13.5%	$47,629	51,306	8.5%	$49,598	4.1%	1,673
Countryside Square Village	26583 US Highway 19 North	Clearwater	FL	33761-4509	47,131	-2.2%	$48,213	46,837	-0.6%	$51,820	7.5%	1,667
Friendship Centre	5333 Wisconsin Avenue NW	Washington	DC	20015-2050	77,214	4.9%	$107,887	78,720	2.0%	$120,153	11.4%	2,731
Johns Creek Towne Center	3620 Peachtree Parkway	Suwanee	GA	30024-1029	18,197	43.0%	$136,648	21,160	16.3%	$148,256	8.5%	644
Pottstown Plaza	799 State Street	Pottstown	PA	19464-5184	17,168	3.7%	$54,584	17,311	0.8%	$59,079	8.2%	607
Oak Hills Industrial Park I/II	5307 Industrial Oaks Boulevard	Austin	TX	78735-8821	29,107	20.4%	$66,213	32,058	10.1%	$68,038	2.8%	1,029
Merchants Walk	3615 South Florida Avenue	Lakeland	FL	33801-4876	27,772	15.6%	$47,706	30,315	9.2%	$50,773	6.4%	982
Plaza at Citrus Park	12601-12897 Citrus Plaza Drive	Tampa	FL	33625-3008	31,069	26.2%	$66,716	34,367	10.6%	$71,723	7.5%	1,099
Brandon Town Center	101-235 Brandon Boulevard	Brandon	FL	33511-5101	30,102	42.3%	$55,740	33,874	12.5%	$59,726	7.2%	1,065
New York Square	4332 Fox Valley Center Dr	Aurora	IL	60504-4115	32,601	21.8%	$87,965	34,710	6.5%	$91,966	4.5%	1,153
Wolfchase Galleria	2810 North Germantown Parkway	Memphis	TN	38133-8149	22,463	16.9%	$71,079	23,726	5.6%	$75,198	5.8%	794
Centrum at Crossroads	2370 Walnut Street	Cary	NC	27511-9210	26,493	24.2%	$57,054	29,989	13.2%	$58,605	2.7%	937
Parkway Plaza	520-640 Ed Noble Parkway	Norman	OK	73072-4875	23,442	7.4%	$48,714	24,429	4.2%	$54,241	11.3%	829
Arbor Lakes	12905 Elm Creek Boulevard N	Maple Grove	MN	55369-7043	19,234	19.6%	$92,469	20,318	5.6%	$98,251	6.3%	680
Four Peaks Plaza	16825 East Shea Boulevard	Fountain Hills	AZ	85268-6668	7,609	26.3%	$68,361	8,689	14.2%	$72,484	6.0%	269
Boswell Towne Center	1201 North Saginaw Boulevard	Saginaw	TX	76179-1145	15,922	133.1%	$67,690	18,164	14.1%	$72,614	7.3%	563
River Marketplace	4313 Ambassador Caffery Pkwy	Lafayette	LA	70508-6703	21,815	15.7%	$64,726	23,361	7.1%	$69,426	7.3%	772
Shrewsbury	14635 Mount Airy Road	Shrewsbury	PA	17361-1433	4,728	17.7%	$66,488	5,047	6.8%	$70,698	6.3%	167
Sunset Point 19	23674 US Highway 19 N	Clearwater	FL	33765-1571	44,576	-2.5%	$46,832	44,278	-0.7%	$49,992	6.7%	1,577
Shops of Huntcrest	1030 Old Peachtree Road NW	Lawrenceville	GA	30043-3323	18,803	40.8%	$80,419	21,350	13.6%	$82,729	2.9%	665
Palm Valley Marketplace	14175 West Indian School Road	Goodyear	AZ	85338-8407	19,437	140.1%	$71,681	22,665	16.6%	$77,307	7.8%	687
Lynn Haven	2310 South Highway 77	Lynn Haven	FL	32444-4616	14,058	20.9%	$62,483	15,385	9.4%	$69,345	11.0%	497
Coles Center	Barker Cypress Road	Houston	TX	77094	14,320	35.1%	$86,107	16,035	12.0%	$89,473	3.9%	506
Goodyear-Fallston	2212 Bel Air Road	Fallston	MD	21047-2718	6,619	9.3%	$89,837	6,825	3.1%	$99,159	10.4%	234
Oakwood Plaza	3401 Oakwood Boulevard	Hollywood	FL	33020-7107	44,682	0.6%	$47,129	45,553	2.0%	$50,968	8.1%	1,580
Oakwood Business Center	3401 Oakwood Boulevard	Hollywood	FL	33020-7107	44,682	0.6%	$47,129	45,553	2.0%	$50,968	8.1%	1,580
Millenia Plaza	4403 Millenia Plaza Way	Orlando	FL	32839-2433	46,347	24.2%	$38,493	50,941	9.9%	$40,865	6.2%	1,639
Kendale Lakes Plaza	13855 SW 88th Street	South Miami	FL	33186-1303	67,121	10.7%	$58,198	70,663	5.3%	$62,320	7.1%	2,374
Cross County Plaza	4356 Okeechobee Boulevard	West Palm Beach	FL	33409-3106	37,714	9.0%	$38,281	39,873	5.7%	$40,150	4.9%	1,334
Cypress Creek Station	6305 North Andrews Avenue	Fort Lauderdale	FL	33309-2135	52,437	1.8%	$47,152	53,747	2.5%	$50,285	6.6%	1,855
Ryanwood Square	2040 58th Avenue	Vero Beach	FL	32966-4646	14,409	22.2%	$45,042	15,715	9.1%	$47,540	5.5%	510
Hollywood Boulevard 6410	6410 Hollywood Boulevard	Los Angeles	CA	90028-6204	164,551	4.0%	$41,289	169,673	3.1%	$44,848	8.6%	5,820
Saint John		Saint John	MO		29,643	-1.0%	$67,113	29,248	-1.3%	$69,774	4.0%	1,048
Northmil	4407 Northlake Boulevard	Palm Beach Gardens	FL	33410-6255	31,729	19.7%	$54,818	34,474	8.7%	$58,978	7.6%	1,122
Abacoa	1209 Main Street	Jupiter	FL	33458-5241	22,258	48.2%	$72,541	24,696	11.0%	$78,156	7.7%	787
City Centre	140 Royal Palm Way	Palm Beach Gardens	FL	33480-4279	18,473	8.7%	$39,282	19,397	5.0%	$41,097	4.6%	653
Park Place	2320 Los Rios Boulevard	Plano	TX	75074-3500	22,856	51.8%	$72,513	26,973	18.0%	$75,615	4.3%	808
Oaks Square	6855 Newberry Road	Gainesville	FL	32605-4314	25,515	18.7%	$46,111	27,504	7.8%	$48,926	6.1%	902
Greensburg	470 Greensburg Commons	Greensburg	IN	47240-9404	4,837	7.3%	$43,441	4,936	2.1%	$45,234	4.1%	171
CVS Plaza-Coral Way	2599 SW 147th Avenue	Miami	FL	33185-4081	41,354	22.2%	$62,482	44,248	7.0%	$67,619	8.2%	1,463
Land-San Juan Capistrano		San Juan Capistrano	CA		74,557	0.2%	$55,355	76,101	2.1%	$60,206	8.8%	2,637
Land-Shepherd Creek		Farmington	UT		13,504	40.9%	$80,241	15,304	13.3%	$86,764	8.1%	478
Argyle Village	6001 Argyle Forest Boulevard	Jacksonville	FL	32244-6664	25,533	23.3%	$52,862	28,278	10.8%	$56,113	6.1%	903
Carrollwood Center	10025-10235 North Dale Mabry	Tampa	FL	33618-4409	42,858	7.2%	$47,143	45,685	6.6%	$49,655	5.3%	1,516
Lakeland Industrial Center	5004 Great Oak Drive	Lakeland	FL	33815	3,326	11.1%	$49,133	3,588	7.9%	$54,800	11.5%	118
Crescent Drive 6485	6485 Crescent Drive	Atlanta	GA	30340	36,257	3.1%	$45,818	37,603	3.7%	$46,461	1.4%	1,282
Barker Cypress Marketplace	1414 Wirt Road	Houston	TX	77055-4917	49,748	11.3%	$48,610	53,156	6.9%	$51,393	5.7%	1,759
Outland Business Center	4935 Outland Center Drive	Memphis	TN	38118-6519	27,046	-5.4%	$38,231	26,355	-2.6%	$38,580	0.9%	957
Van Ness 1000	1000 Van Ness Avenue	San Francisco	CA	94109-6914	224,428	7.3%	$69,775	233,193	3.9%	$76,008	8.9%	7,938
Park Plaza	820 North Western Avenue	San Pedro	CA	90732-2426	37,943	3.4%	$62,627	39,047	2.9%	$67,300	7.5%	1,342
Kmart-Shawnee	8703 West 63rd Street	Shawnee Mission	KS	66202-2817	43,701	0.2%	$53,584	44,896	2.7%	$56,277	5.0%	1,546
Shields Plaza	7307 South Shields Boulevard	Oklahoma City	OK	73149-1514	31,639	2.5%	$36,041	32,211	1.8%	$38,473	6.7%	1,119
Crystal Center	155 Twin City Mall	Crystal City	MO	63019-1736	7,888	20.5%	$46,000	8,390	6.4%	$48,756	6.0%	279
Powell Street Plaza	5795 Christie Avenue	Emeryville	CA	94608-2412	87,375	3.4%	$45,077	89,946	2.9%	$48,522	7.6%	3,090
Sweetwater Plaza	4825 Sweetwater Boulevard	Sugar Land	TX	77479-3098	23,709	30.1%	$104,361	27,588	16.4%	$110,744	6.1%	839
Santee Trolley Square	9846 Mission Gorge Road	Santee	CA	92071-3834	36,125	1.0%	$66,936	37,298	3.3%	$73,920	10.4%	1,278
Westridge Center	26850 The Old Road	Valencia	CA	91381-0661	23,212	34.9%	$99,409	25,104	8.2%	$108,461	9.1%	821
Vineyard	6615 Mahan Drive	Tallahassee	FL	32308-1400	4,677	21.5%	$93,251	5,091	8.9%	$102,267	9.7%	165
Rosewood	2800 Rosewood Drive	Columbia	SC	29205-3459	30,970	10.3%	$40,243	32,829	6.0%	$43,243	7.5%	1,095
Wilde Lake	10451 Twin Rivers Road	Columbia	MD	21044-2388	29,406	5.7%	$95,610	30,029	2.1%	$105,619	10.5%	1,040
Oakland Mills	5865 Robert Oliver Place	Columbia	MD	21045-3745	35,224	6.0%	$92,721	36,025	2.3%	$101,914	9.9%	1,246
Harper’s Choice	5467 Harpers Farm Road	Columbia	MD	21044-1104	22,798	7.9%	$97,782	23,467	2.9%	$108,833	11.3%	806
Long Reach	8775 Cloudleap Court	Columbia	MD	21045-3044	33,324	11.3%	$94,347	34,635	3.9%	$104,827	11.1%	1,179
Hickory Ridge	6420 Freetown Road	Columbia	MD	21044-4005	27,987	7.1%	$98,937	28,687	2.5%	$110,195	11.4%	990
King’s Contrivance	8640 Guilford Road	Columbia	MD	21046-2655	22,981	6.6%	$105,298	23,481	2.2%	$117,366	11.5%	813
Dorsey Search	4715 Dorsey Hall Drive	Ellicott City	MD	21042-5975	30,077	8.1%	$94,148	30,943	2.9%	$103,622	10.1%	1,064
River Hill	6030 Daybreak Circle	Clarksville	MD	21029-1642	11,471	11.2%	$125,177	11,958	4.3%	$142,555	13.9%	406
Dobbin Center	6435 Dobbin Road	Columbia	MD	21045-5821	33,065	9.8%	$93,881	34,189	3.4%	$104,212	11.0%	1,169
Columbia Crossing	6231 Columbia Crossing Drive	Columbia	MD	21045-8201	31,120	10.2%	$93,830	32,217	3.5%	$104,309	11.2%	1,101
Gateway	7185 Columbia Gateway Drive	Columbia	MD	21046-2118	25,649	8.4%	$93,907	26,413	3.0%	$104,884	11.7%	907
Bangor	229 Springer Drive	Bangor	ME	04401-3622	8,665	8.0%	$38,395	8,866	2.3%	$40,188	4.7%	306
Fairway Plaza II	5692 Fairmont Parkway	Pasadena	TX	77505-3904	28,033	5.9%	$56,823	29,423	5.0%	$61,161	7.6%	991
New Hope Commons	5428-B New Hope Commons Drive	Durham	NC	27707-9716	16,607	14.3%	$63,011	17,880	7.7%	$66,350	5.3%	587
Hamstra Square	1020 East Pecos Road	Chandler	AZ	85225-2424	38,942	42.9%	$73,563	44,405	14.0%	$81,010	10.1%	1,377
Gilbert Fiesta	115 E Williams Field Road	Gilbert	AZ	85296-5231	34,197	99.7%	$89,710	39,737	16.2%	$98,074	9.3%	1,209
Congressional Plaza-Apts	154 Congressional Lane	Rockville	MD	20852-1539	50,465	9.5%	$91,628	52,373	3.8%	$99,985	9.1%	1,785
Parkwest Crossing	4900 NC Highway 55	Durham	NC	27713-7806	17,268	52.9%	$62,459	19,544	13.2%	$64,836	3.8%	611
Land-Tusayan		Grand Canyon	AZ		7	0.0%	$50,000	7	0.0%	$58,333	16.7%	0
Pioneer Hills	5400 South Parker Road	Aurora	CO	80015-1136	29,659	22.2%	$79,247	32,161	8.4%	$82,283	3.8%	1,049
Studio B	4460 North Buckboard Trail	Scottsdale	AZ	85251-3410	40,475	-0.2%	$52,985	42,559	5.2%	$56,417	6.5%	1,432
Cashmere Corners	906 SW Saint Lucie West Blvd	Port Saint Lucie	FL	34986-1766	24,777	81.0%	$49,116	29,433	18.8%	$53,113	8.1%	876
Minyards	4906 North Jupiter Road	Garland	TX	75044-5464	37,591	4.5%	$66,520	38,899	3.5%	$68,450	2.9%	1,330
Northridge	1003 East Commercial Boulevard	Fort Lauderdale	FL	33334-3957	59,780	-0.4%	$50,441	60,695	1.5%	$55,060	9.2%	2,114

A:25

Property Name	Address	City	State	Zip Code	2009 Households	Household Growth 2000-2009	2009 Median Household Income	2014 Households	Household Growth 2009-2014	2014 Median Household Income	Median Household Income Growth 2009-2014	2009 Household Density
Aurora City Place	14200 East Alameda Avenue	Aurora	CO	80012-2511	67,666	11.3%	$44,220	72,093	6.5%	$45,833	3.6%	2,393
Avent Ferry	3415 Avent Ferry Road	Raleigh	NC	27606-3645	28,975	27.5%	$38,843	32,786	13.2%	$40,628	4.6%	1,025
Capital Square	3151 Capital Boulevard	Raleigh	NC	27604-3335	34,502	30.8%	$48,724	39,358	14.1%	$51,298	5.3%	1,220
High House Crossing	2741 NC Highway 55 West	Cary	NC	27519-6206	20,564	76.7%	$104,912	25,191	22.5%	$113,779	8.5%	727
Mineral Springs Village	3729 Holloway Street	Durham	NC	27703-3634	10,831	20.9%	$46,655	11,940	10.2%	$48,635	4.2%	383
Northwoods Market	973 North Harrison Avenue	Cary	NC	27513-3904	25,126	22.1%	$66,321	28,123	11.9%	$69,918	5.4%	889
Stonehenge Market	7444 Creedmoor Road	Raleigh	NC	27613-1663	36,544	32.3%	$64,664	41,964	14.8%	$66,911	3.5%	1,292
Six Forks Station	5426 Six Forks Road	Raleigh	NC	27609-4436	28,723	20.6%	$68,474	32,045	11.6%	$70,605	3.1%	1,016
Pitman Corners	1301 Custer Road	Plano	TX	75075-7491	36,926	2.4%	$69,182	38,480	4.2%	$71,123	2.8%	1,306
Lakeland Marketplace	3525 Lakeland Highlands Road	Lakeland	FL	33803-4386	25,465	14.6%	$49,465	27,748	9.0%	$54,977	11.1%	901
Lowe’s-Conyers	1901 Highway 138 SW	Conyers	GA	30094-3117	8,126	17.5%	$67,524	8,876	9.2%	$69,344	2.7%	287
Johnson City Marketplace	180 Marketplace Drive	Johnson City	TN	37604-8912	13,016	12.8%	$41,931	13,914	6.9%	$45,001	7.3%	460
Flatacres Marketcenter	11425 South Twenty Mile Road	Parker	CO	80134-4918	19,159	95.3%	$91,163	24,271	26.7%	$96,060	5.4%	678
Overland Pointe Marketplace	8420 West 135th Street	Overland Park	KS	66223-1158	32,418	39.8%	$102,498	37,117	14.5%	$109,037	6.4%	1,147
CVS-Lawrenceville		Lawrenceville	GA		30,815	31.9%	$54,897	35,189	14.2%	$55,534	1.2%	1,090
Land-City Centre (Centerfund)	140 Royal Palm Way	Palm Beach Gardens	FL	33480-4279	19,692	15.0%	$38,502	21,489	9.1%	$40,652	5.6%	696
Georgesville Square	1585 Georgesville Square Road	Columbus	OH	43228-3777	28,442	11.0%	$45,018	29,882	5.1%	$47,578	5.7%	1,006
Dowlen Center	3975 Dowlen Road	Beaumont	TX	77706-6848	22,034	0.2%	$45,444	22,140	0.5%	$48,082	5.8%	779
Salerno Village Square	3320 SE Salerano Road	Stuart	FL	34997-6719	16,454	15.3%	$51,678	17,868	8.6%	$57,583	11.4%	582
Heather Island	7578 SE Maricamp Road	Ocala	FL	34472-4273	8,133	34.1%	$36,353	9,363	15.1%	$39,248	8.0%	288
Blanco Village	1150 NW Loop 1604	San Antonio	TX	78248-4503	29,086	51.5%	$87,725	34,303	17.9%	$93,732	6.8%	1,029
Land-Miami		Miami	FL		62,527	5.9%	$39,685	65,486	4.7%	$42,879	8.0%	2,211
Hillsboro Market Center	849 NE 25th Street	Hillsboro	OR	97124-5975	28,637	33.3%	$66,161	32,481	13.4%	$71,705	8.4%	1,013
Tall Oaks Village Center	12040 North Shore Drive	Reston	VA	20190-4987	30,643	7.5%	$109,579	31,872	4.0%	$121,870	11.2%	1,084
Woodlands Marketplace	8310 East 71st Street South	Tulsa	OK	74133-2932	36,757	6.2%	$57,353	38,206	3.9%	$61,777	7.7%	1,300
Wellness Center-Hamburg	202 South Third Street	Hamburg	PA	19526-1845	3,913	6.3%	$53,369	4,058	3.7%	$57,991	8.7%	138
Land-West Mifflin		West Mifflin	PA		85,010	-5.5%	$32,095	82,321	-3.2%	$34,505	7.5%	3,007
Islands Plaza	4717 South Padre Island Drive	Corpus Christi	TX	78411-4446	47,728	4.1%	$44,774	48,964	2.6%	$47,198	5.4%	1,688
Harris			TX		56,290	15.1%	$48,973	61,122	8.6%	$54,238	10.8%	1,991
Meadows	4260 SW 152nd Avenue	Miami	FL	33185-5252	45,887	18.9%	$58,420	50,268	9.6%	$64,832	11.0%	1,623
Waterstone	3070 NE 41 Terrace	Homestead	FL	33033	19,988	47.0%	$41,232	23,436	17.3%	$45,155	9.5%	707
Lowry Town Center	200 Quebec Street	Denver	CO	80230-7144	84,796	7.3%	$45,870	88,701	4.6%	$48,452	5.6%	2,999
Land-Hollywood II		Hollywood	FL		65,442	-1.4%	$40,571	66,625	1.8%	$44,016	8.5%	2,315
Westminster Plaza	7353 Federal Boulevard	Westminster	CO	80030-4903	42,738	-7.6%	$46,836	41,894	-2.0%	$48,858	4.3%	1,512
Eckerd-Leesburg		Leesburg	FL		4,787	43.5%	$38,837	5,639	17.8%	$41,864	7.8%	169
Eckerd-Melbourne		Melbourne	FL		12,410	56.9%	$73,600	14,677	18.3%	$82,124	11.6%	439
Lake Washington Square	2447 Wickham Road	Melbourne	FL	32935-8100	24,729	9.8%	$49,772	26,357	6.6%	$55,954	12.4%	875
Valleydale Village	5188 Caldwell Mill Road	Birmingham	AL	35244-1915	13,149	11.7%	$80,415	13,993	6.4%	$86,995	8.2%	465
Shops of San Marco	13860 South Jog Road	Delray Beach	FL	33446-5902	38,149	10.4%	$49,747	40,758	6.8%	$55,371	11.3%	1,349
Murray Landing	2732 North Lake Drive	Columbia	SC	29212-8733	10,124	13.8%	$76,236	10,846	7.1%	$81,717	7.2%	358
Pelham Commons	215 Pelham Road	Greenville	SC	29615-2546	28,480	8.1%	$42,785	30,118	5.8%	$44,750	4.6%	1,007
Main Street Center	309 West Main Street	Frisco	TX	75034-4305	13,762	443.1%	$86,900	19,397	41.0%	$96,563	11.1%	487
Shoppes of Ibis	10130 Northlake Boulevard	West Palm Beach	FL	33412-1101	2,584	43.9%	$91,753	3,006	16.3%	$99,686	8.6%	91
Shoppes of Eastwood	1921 South Alafaya Trail	Orlando	FL	32828-8732	23,866	102.9%	$73,922	29,953	25.5%	$81,876	10.8%	844
Tropicana Beltway Center	5060 South Fort Apache Road	Las Vegas	NV	89148-1716	41,804	70.2%	$73,509	50,252	20.2%	$81,527	10.9%	1,479
Lynx Lane Village Center	5430 Lynx Lane	Columbia	MD	21044-2302	28,306	6.1%	$94,262	29,352	3.7%	$107,043	13.6%	1,001
Shopping Center-Chattanooga	2200 Hamilton Place Boulevard	Chattanooga	TN	37421-6021	16,597	21.8%	$47,597	18,170	9.5%	$50,647	6.4%	587
Shopping Center-Jackson	6388 Ridgewood Court Drive	Jackson	MS	39211-1800	24,319	3.6%	$46,484	24,630	1.3%	$48,645	4.6%	860
Shopping Center-Jacksonville	11111 San Jose Boulevard	Jacksonville	FL	32223-7946	25,587	14.5%	$66,305	27,774	8.6%	$71,140	7.3%	905
Shopping Center-Columbia	7000 Arundel Mills Circle	Hanover	MD	21076-1282	13,026	15.0%	$81,966	13,866	6.5%	$92,893	13.3%	461
Shopping Center-Dallas	11250 North Central Expressway	Dallas	TX	75243-6702	74,947	1.5%	$42,512	76,688	2.3%	$43,988	3.5%	2,651
Shopping Center-Hollywood	1922 South University Drive	Miramar	FL	33025-2230	53,986	3.1%	$51,683	55,910	3.6%	$56,954	10.2%	1,909
Shopping Center-Greensburg	970 East Pittsburgh Street	Greensburg	PA	15601-3519	17,397	1.1%	$46,555	17,419	0.1%	$50,629	8.8%	615
East Windsor Village	72 Princeton-Hightstown Road	East Windsor	NJ	08520-1935	13,866	7.1%	$85,104	14,331	3.4%	$93,898	10.3%	490
Home Depot Center	413 East 23rd Street	Panama City	FL	32405-4574	19,609	7.4%	$44,770	20,658	5.4%	$50,460	12.7%	694
Fossil Creek	4400 Western Center Boulevard	Fort Worth	TX	76137-2044	37,769	50.2%	$69,677	44,365	17.5%	$74,925	7.5%	1,336
Lakepointe Crossing	2460 South Stemmons Freeway	Lewisville	TX	75067-8755	33,348	31.0%	$67,467	38,156	14.4%	$71,552	6.1%	1,179
Harbison Court	278 Harbison Boulevard	Columbia	SC	29212-2243	19,650	10.9%	$58,660	21,016	7.0%	$61,884	5.5%	695
Riverchase Promenade	1765 Montgomery Highway South	Birmingham	AL	35244-1215	23,318	7.9%	$65,321	24,286	4.2%	$69,878	7.0%	825
Eastgate Plaza	8125 East Kellog Drive	Wichita	KS	67207-1809	31,314	3.7%	$45,819	32,188	2.8%	$47,625	3.9%	1,108
Perry Hall Super Fresh	8905 Belair Road	Nottingham	MD	21236-2406	35,309	10.6%	$66,810	37,094	5.1%	$72,946	9.2%	1,249
Cherrydale Point	3251 North Pleasantbur Drive	Greenville	SC	29609-2900	22,304	4.0%	$34,505	23,138	3.7%	$36,844	6.8%	789
Rice Creek Village	4611 Hardscrabble Road	Columbia	SC	29229-8584	15,416	72.2%	$73,980	18,633	20.9%	$79,812	7.9%	545
North Canyon Ranch	8021 North 35th Avenue	Phoenix	AZ	85051-5867	72,673	4.3%	$41,502	76,443	5.2%	$44,067	6.2%	2,570
Alden Bridge Village	8000 Research Forest Drive	The Woodlands	TX	77382-1504	20,058	67.9%	$137,703	24,256	20.9%	$152,700	10.9%	709
Cochran’s Crossing Village	4747 Research Forest Drive	The Woodlands	TX	77381-4912	22,412	34.8%	$112,968	25,765	15.0%	$122,788	8.7%	793
Panther Creek Village	4775 West Panther Creek Drive	The Woodlands	TX	77381-3592	20,855	26.0%	$105,734	23,503	12.7%	$115,183	8.9%	738
Sterling Ridge Village	6700 Woodlands Parkway	The Woodlands	TX	77382-2575	21,502	62.1%	$125,817	25,835	20.2%	$137,584	9.4%	760
Greenbrier	225 Brierhill Drive	Bel Air	MD	21015-4941	21,844	18.3%	$79,728	23,524	7.7%	$88,785	11.4%	773
Chino Hills Marketplace	4200 Chino Hills Parkway	Chino Hills	CA	91709-3776	23,992	7.4%	$93,717	25,478	6.2%	$105,831	12.9%	849
Valencia Crossroads	24200 Valencia Boulevard	Valencia	CA	91355-5391	26,960	23.2%	$95,697	29,659	10.0%	$107,854	12.7%	954
Gelson’s Westlake Market Plaza	2734 Townsgate Road	Westlake Village	CA	91361-2906	17,591	2.5%	$96,946	18,151	3.2%	$106,740	10.1%	622
Dulles Town Crossing	45575 Dulles Eastern Plaza	Sterling	VA	20166-8924	29,635	32.3%	$92,697	34,106	15.1%	$101,501	9.5%	1,048
Marysville Towne Center	11401 State Avenue	Marysville	WA	98271-7210	14,819	14.3%	$63,321	15,928	7.5%	$69,285	9.4%	524
Franklin Park Mall	5628 North Division	Spokane	WA	99208-1251	46,673	1.7%	$38,032	47,615	2.0%	$41,435	8.9%	1,651
Westlake	285 Lake Merced Boulevard	Daly City	CA	94015-3113	61,995	-1.7%	$75,638	62,586	1.0%	$83,663	10.6%	2,193
Maple Hill	5050 West Main Street	Kalamazoo	MI	49009-3310	23,681	7.3%	$34,407	24,527	3.6%	$35,271	2.5%	838
Stafford Plaza	11814-11930 Wilcrest Drive	Houston	TX	77031-1920	51,194	13.3%	$41,723	55,311	8.0%	$44,456	6.6%	1,811
Village By The Parks II	4201 South Cooper Street	Arlington	TX	76015-4196	41,594	6.1%	$60,320	43,596	4.8%	$63,526	5.3%	1,471
University Park	8801 University Avenue	Des Moines	IA	50325-6247	38,966	12.8%	$61,541	41,702	7.0%	$65,299	6.1%	1,378
Newbury Street 127-129	127 Newbury Street	Boston	MA	02116-2905	192,655	1.7%	$52,462	194,876	1.2%	$58,729	11.9%	6,814
Bleecker Street 387	387 Bleecker Street	New York	NY	10014-2452	467,678	6.5%	$70,105	483,132	3.3%	$79,361	13.2%	16,541
Montgomery Square	1261 Knapp Road	North Wales	PA	19454-1831	24,929	7.8%	$78,489	25,830	3.6%	$86,764	10.5%	882

Property Name	Address	City	State	Zip Code	2010 Households	Household Growth 2000-2010	2010 Median HH Income	2015 Households	Household Growth 2010-2015	2015 Median Household Income	Median Household Income Growth 2010-2015	2010 Household Density
Aurora City Place	14200 East Alameda Avenue	Aurora	CO	80012-2511	64,401	6.5%	$43,957	68,495	6.4%	$45,023	2.4%	2,278
Avent Ferry	3415 Avent Ferry Road	Raleigh	NC	27606-3645	30,845	34.9%	$40,771	35,566	15.3%	$42,126	3.3%	1,091
Capital Square	3151 Capital Boulevard	Raleigh	NC	27604-3335	35,896	36.5%	$49,998	41,620	16.0%	$51,934	3.9%	1,270
High House Crossing	2741 NC Highway 55 West	Cary	NC	27519-6206	23,253	97.7%	$107,326	27,254	17.2%	$116,380	8.4%	822
Mineral Springs Village	3729 Holloway Street	Durham	NC	27703-3634	11,368	28.4%	$48,523	12,577	10.6%	$50,365	3.8%	402
Northwoods Market	973 North Harrison Avenue	Cary	NC	27513-3904	26,064	28.1%	$68,024	29,179	12.0%	$70,984	4.4%	922
Stonehenge Market	7444 Creedmoor Road	Raleigh	NC	27613-1663	37,559	37.8%	$66,326	43,591	16.1%	$68,257	2.9%	1,328
Six Forks Station	5426 Six Forks Road	Raleigh	NC	27609-4436	30,149	26.7%	$70,110	34,585	14.7%	$71,724	2.3%	1,066
Pitman Corners	1301 Custer Road	Plano	TX	75075-7491	38,775	7.2%	$70,245	43,253	11.6%	$72,122	2.7%	1,371
Lakeland Marketplace	3525 Lakeland Highlands Road	Lakeland	FL	33803-4386	25,385	14.7%	$49,810	27,601	8.7%	$53,929	8.3%	898
Lowe’s-Conyers	1901 Highway 138 SW	Conyers	GA	30094-3117	8,273	18.8%	$70,040	8,917	7.8%	$72,424	3.4%	293
Johnson City Marketplace	180 Marketplace Drive	Johnson City	TN	37604-8912	13,142	14.6%	$43,204	13,928	6.0%	$45,538	5.4%	465
Flatacres Marketcenter	11425 South Twenty Mile Road	Parker	CO	80134-4918	19,281	98.0%	$94,126	23,656	22.7%	$98,554	4.7%	682
Overland Pointe Marketplace	8420 West 135th Street	Overland Park	KS	66223-1158	33,447	43.2%	$104,982	37,517	12.2%	$109,872	4.7%	1,183
CVS-Lawrenceville		Lawrenceville	GA		30,642	31.1%	$56,192	34,833	13.7%	$56,591	0.7%	1,084
Land-City Centre (Centerfund)	140 Royal Palm Way	Palm Beach Gardens	FL	33480-4279	18,473	8.7%	$39,282	19,397	5.0%	$41,097	4.6%	653
Georgesville Square	1585 Georgesville Square Road	Columbus	OH	43228-3777	29,003	13.5%	$46,263	30,619	5.6%	$48,407	4.6%	1,026
Dowlen Center	3975 Dowlen Road	Beaumont	TX	77706-6848	22,588	2.6%	$47,491	22,653	0.3%	$49,729	4.7%	799
Salerno Village Square	3320 SE Salerano Road	Stuart	FL	34997-6719	16,158	14.8%	$51,335	17,199	6.4%	$55,728	8.6%	571
Heather Island	7578 SE Maricamp Road	Ocala	FL	34472-4273	8,190	34.3%	$36,906	9,208	12.4%	$38,415	4.1%	290
Blanco Village	1150 NW Loop 1604	San Antonio	TX	78248-4503	29,656	55.2%	$90,086	33,206	12.0%	$95,343	5.8%	1,049
Land-Miami		Miami	FL		61,332	3.8%	$40,638	63,432	3.4%	$43,424	6.9%	2,169
Hillsboro Market Center	849 NE 25th Street	Hillsboro	OR	97124-5975	29,379	37.0%	$68,186	32,516	10.7%	$73,620	8.0%	1,039
Tall Oaks Village Center	12040 North Shore Drive	Reston	VA	20190-4987	30,804	8.4%	$111,358	31,462	2.1%	$121,606	9.2%	1,089
Woodlands Marketplace	8310 East 71st Street South	Tulsa	OK	74133-2932	37,039	8.1%	$58,503	38,614	4.3%	$62,294	6.5%	1,310
Wellness Center-Hamburg	202 South Third Street	Hamburg	PA	19526-1845	3,868	4.7%	$54,726	3,934	1.7%	$58,909	7.6%	137
Land-West Mifflin		West Mifflin	PA		85,000	-5.5%	$33,098	82,061	-3.5%	$35,390	6.9%	3,006
Islands Plaza	4717 South Padre Island Drive	Corpus Christi	TX	78411-4446	47,986	4.3%	$46,523	48,822	1.7%	$48,718	4.7%	1,697
Harris			TX		57,232	17.3%	$51,025	61,535	7.5%	$57,667	13.0%	2,024
Meadows	4260 SW 152nd Avenue	Miami	FL	33185-5252	47,647	22.5%	$59,692	51,050	7.1%	$64,702	8.4%	1,685
Waterstone	3070 NE 41 Terrace	Homestead	FL	33033	20,610	49.2%	$40,880	22,481	9.1%	$43,212	5.7%	729
Lowry Town Center	200 Quebec Street	Denver	CO	80230-7144	87,825	10.9%	$46,358	91,998	4.8%	$48,000	3.5%	3,106
Land-Hollywood II		Hollywood	FL		65,124	-3.2%	$41,070	65,291	0.3%	$43,532	6.0%	2,303
Westminster Plaza	7353 Federal Boulevard	Westminster	CO	80030-4903	44,632	-2.7%	$47,771	45,507	2.0%	$49,326	3.3%	1,579
Eckerd-Leesburg		Leesburg	FL		4,497	35.7%	$38,803	5,225	16.2%	$41,219	6.2%	159
Eckerd-Melbourne		Melbourne	FL		12,047	56.0%	$74,775	13,785	14.4%	$81,798	9.4%	426
Lake Washington Square	2447 Wickham Road	Melbourne	FL	32935-8100	24,288	7.8%	$50,284	25,542	5.2%	$55,154	9.7%	859
Valleydale Village	5188 Caldwell Mill Road	Birmingham	AL	35244-1915	12,822	14.0%	$84,942	13,754	7.3%	$89,684	5.6%	453
Shops of San Marco	13860 South Jog Road	Delray Beach	FL	33446-5902	38,541	11.6%	$50,428	41,093	6.6%	$55,336	9.7%	1,363
Murray Landing	2732 North Lake Drive	Columbia	SC	29212-8733	10,347	17.2%	$77,591	11,191	8.2%	$82,186	5.9%	366
Pelham Commons	215 Pelham Road	Greenville	SC	29615-2546	28,298	9.0%	$42,979	29,829	5.4%	$44,252	3.0%	1,001
Main Street Center	309 West Main Street	Frisco	TX	75034-4305	14,132	454.2%	$86,672	16,463	16.5%	$96,343	11.2%	500
Shoppes of Ibis	10130 Northlake Boulevard	West Palm Beach	FL	33412-1101	2,606	40.5%	$91,970	2,975	14.2%	$98,703	7.3%	92
Shoppes of Eastwood	1921 South Alafaya Trail	Orlando	FL	32828-8732	24,688	105.0%	$74,899	28,459	15.3%	$82,734	10.5%	873
Tropicana Beltway Center	5060 South Fort Apache Road	Las Vegas	NV	89148-1716	44,399	79.8%	$73,987	49,960	12.5%	$81,694	10.4%	1,570
Lynx Lane Village Center	5430 Lynx Lane	Columbia	MD	21044-2302	27,733	5.8%	$95,789	28,334	2.2%	$105,924	10.6%	981
Shopping Center-Chattanooga	2200 Hamilton Place Boulevard	Chattanooga	TN	37421-6021	16,575	22.6%	$48,877	17,831	7.6%	$51,451	5.3%	586
Shopping Center-Jackson	6388 Ridgewood Court Drive	Jackson	MS	39211-1800	24,440	3.8%	$47,692	24,687	1.0%	$49,381	3.5%	864
Shopping Center-Jacksonville	11111 San Jose Boulevard	Jacksonville	FL	32223-7946	25,142	13.6%	$67,679	26,932	7.1%	$71,254	5.3%	889
Shopping Center-Columbia	7000 Arundel Mills Circle	Hanover	MD	21076-1282	13,631	17.5%	$83,048	14,312	5.0%	$93,713	12.8%	482
Shopping Center-Dallas	11250 North Central Expressway	Dallas	TX	75243-6702	76,536	3.0%	$43,228	78,202	2.2%	$44,347	2.6%	2,707
Shopping Center-Hollywood	1922 South University Drive	Miramar	FL	33025-2230	54,582	3.0%	$52,232	55,907	2.4%	$55,995	7.2%	1,930
Shopping Center-Greensburg	970 East Pittsburgh Street	Greensburg	PA	15601-3519	17,190	1.3%	$47,689	17,101	-0.5%	$51,144	7.2%	608
East Windsor Village	72 Princeton-Hightstown Road	East Windsor	NJ	08520-1935	13,961	8.0%	$87,336	14,337	2.7%	$94,872	8.6%	494
Home Depot Center	413 East 23rd Street	Panama City	FL	32405-4574	19,784	9.4%	$44,585	20,909	5.7%	$48,781	9.4%	700
Fossil Creek	4400 Western Center Boulevard	Fort Worth	TX	76137-2044	36,904	47.8%	$70,209	41,242	11.8%	$74,569	6.2%	1,305
Lakepointe Crossing	2460 South Stemmons Freeway	Lewisville	TX	75067-8755	34,442	35.3%	$69,054	39,564	14.9%	$71,704	3.8%	1,218
Harbison Court	278 Harbison Boulevard	Columbia	SC	29212-2243	19,716	13.4%	$60,246	21,081	6.9%	$62,696	4.1%	697
Riverchase Promenade	1765 Montgomery Highway South	Birmingham	AL	35244-1215	24,117	9.2%	$67,299	25,042	3.8%	$70,886	5.3%	853
Eastgate Plaza	8125 East Kellog Drive	Wichita	KS	67207-1809	31,562	4.9%	$46,244	32,422	2.7%	$47,441	2.6%	1,116
Perry Hall Super Fresh	8905 Belair Road	Nottingham	MD	21236-2406	34,775	8.8%	$68,569	35,449	1.9%	$74,039	8.0%	1,230
Cherrydale Point	3251 North Pleasantbur Drive	Greenville	SC	29609-2900	22,208	4.2%	$34,694	23,011	3.6%	$36,575	5.4%	785
Rice Creek Village	4611 Hardscrabble Road	Columbia	SC	29229-8584	15,969	83.8%	$75,157	18,067	13.1%	$80,579	7.2%	565
North Canyon Ranch	8021 North 35th Avenue	Phoenix	AZ	85051-5867	72,424	3.5%	$42,327	77,363	6.8%	$44,312	4.7%	2,561
Alden Bridge Village	8000 Research Forest Drive	The Woodlands	TX	77382-1504	19,207	64.3%	$138,839	22,333	16.3%	$154,725	11.4%	679
Cochran’s Crossing Village	4747 Research Forest Drive	The Woodlands	TX	77381-4912	23,873	44.3%	$108,844	27,138	13.7%	$117,022	7.5%	844
Panther Creek Village	4775 West Panther Creek Drive	The Woodlands	TX	77381-3592	20,469	26.6%	$108,361	23,218	13.4%	$117,640	8.6%	724
Sterling Ridge Village	6700 Woodlands Parkway	The Woodlands	TX	77382-2575	21,191	58.1%	$130,108	24,344	14.9%	$145,438	11.8%	749
Greenbrier	225 Brierhill Drive	Bel Air	MD	21015-4941	21,452	16.6%	$82,754	22,601	5.4%	$91,040	10.0%	759
Chino Hills Marketplace	4200 Chino Hills Parkway	Chino Hills	CA	91709-3776	25,025	11.6%	$94,283	26,761	6.9%	$104,690	11.0%	885
Valencia Crossroads	24200 Valencia Boulevard	Valencia	CA	91355-5391	28,127	30.2%	$94,617	30,239	7.5%	$103,120	9.0%	995
Gelson’s Westlake Market Plaza	2734 Townsgate Road	Westlake Village	CA	91361-2906	17,306	0.8%	$99,602	17,662	2.1%	$107,169	7.6%	612
Dulles Town Crossing	45575 Dulles Eastern Plaza	Sterling	VA	20166-8924	29,624	31.7%	$94,231	35,228	18.9%	$100,696	6.9%	1,048
Marysville Towne Center	11401 State Avenue	Marysville	WA	98271-7210	14,844	14.6%	$64,591	15,830	6.6%	$69,669	7.9%	525
Franklin Park Mall	5628 North Division	Spokane	WA	99208-1251	46,882	2.8%	$38,992	47,543	1.4%	$41,735	7.0%	1,658
Westlake	285 Lake Merced Boulevard	Daly City	CA	94015-3113	63,521	0.6%	$78,194	64,592	1.7%	$85,063	8.8%	2,247
Maple Hill	5050 West Main Street	Kalamazoo	MI	49009-3310	23,782	7.8%	$35,578	24,365	2.5%	$36,520	2.6%	841
Stafford Plaza	11814-11930 Wilcrest Drive	Houston	TX	77031-1920	52,644	17.1%	$43,593	57,653	9.5%	$46,030	5.6%	1,862
Village By The Parks II	4201 South Cooper Street	Arlington	TX	76015-4196	43,267	10.8%	$61,556	46,703	7.9%	$64,176	4.3%	1,530
University Park	8801 University Avenue	Des Moines	IA	50325-6247	38,931	12.9%	$62,649	41,657	7.0%	$65,604	4.7%	1,377
Newbury Street 127-129	127 Newbury Street	Boston	MA	02116-2905	199,412	5.5%	$54,252	202,023	1.3%	$60,085	10.8%	7,053
Bleecker Street 387	387 Bleecker Street	New York	NY	10014-2452	473,455	8.0%	$72,637	482,822	2.0%	$82,233	13.2%	16,745
Montgomery Square	1261 Knapp Road	North Wales	PA	19454-1831	24,590	7.8%	$80,984	25,201	2.5%	$88,200	8.9%	870

A:26

Property Name	Address	City	State	Zip Code	2009 Households	Household Growth 2000-2009	2009 Median Household Income	2014 Households	Household Growth 2009-2014	2014 Median Household Income	Median Household Income Growth 2009-2014	2009 Household Density
Fountains on the Lake	12680 Fountain Lake Circle	Stafford	TX	77477-3704	38,222	17.5%	$55,487	42,086	10.1%	$59,651	7.5%	1,352
Paseo Colorado	280 East Colorado Boulevard	Pasadena	CA	91101-2233	76,811	7.7%	$61,251	81,105	5.6%	$67,436	10.1%	2,717
Shops at Tech Ridge	12901 N I H 35	Austin	TX	78753-1019	42,363	33.0%	$58,692	48,339	14.1%	$61,813	5.3%	1,498
Hilltop Village	4243 East 136th Avenue	Brighton	CO	80602-6916	22,133	45.0%	$74,295	25,881	16.9%	$78,284	5.4%	783
Kleinwood Center	7312 Louetta Road	Spring	TX	77379-6175	30,860	17.8%	$88,487	33,745	9.4%	$94,671	7.0%	1,091
Rockwall Town Center	2911 Ridge Road	Rockwall	TX	75032-5804	12,175	46.9%	$71,747	14,555	19.6%	$77,118	7.5%	431
Padden Parkway Market Center	8300 NE 137th Avenue	Vancouver	WA	98682-3087	24,393	28.1%	$60,839	27,457	12.6%	$65,733	8.0%	863
Lowe's-Norwood		Norwood	MA	2062	19,898	0.9%	$82,621	20,016	0.6%	$91,286	10.5%	704
Saint John Crossings	9000 Saint Charles Rock Road	Saint John	MO	63114-4246	36,193	-4.2%	$38,766	35,264	-2.6%	$40,972	5.7%	1,280
Atascocita Center	3820 Atascocita Road	Humble	TX	77396-3564	13,032	46.4%	$73,448	15,218	16.8%	$80,295	9.3%	461
Los Arcos		Scottsdale	AZ		66,774	8.7%	$40,588	71,705	7.4%	$43,465	7.1%	2,362
Maplewood Town Center	1885 County Road D E	Maplewood	MN	55109-5307	24,869	1.9%	$61,839	25,137	1.1%	$65,779	6.4%	880
Vizcaya Square	901 North Nob Hill Road	Plantation	FL	33324-1077	54,961	2.5%	$56,600	57,058	3.8%	$62,057	9.6%	1,944
Embassy Lakes	2581 South Hiatus Road	Fort Lauderdale	FL	33325-4811	30,887	5.7%	$68,780	32,420	5.0%	$74,841	8.8%	1,092
Falls Pointe	9600 Falls of Neuse Road	Raleigh	NC	27615-2468	20,273	48.4%	$73,531	23,955	18.2%	$77,264	5.1%	717
Centerton Square	62 Centerton Road	Mount Laurel	NJ	08054-6102	14,584	8.1%	$81,158	15,038	3.1%	$90,672	11.7%	516
Paradise Village Gateway	10665 North Tatum Boulevard	Phoenix	AZ	85028-3057	31,482	5.2%	$70,389	33,248	5.6%	$74,804	6.3%	1,113
Sears Logistics	3700 Southside Industrial Way	Atlanta	GA	30354-3210	17,590	4.1%	$31,815	18,306	4.1%	$33,220	4.4%	622
Holmdel Town Center	2101 State Route 35	Holmdel	NJ	07733-1085	26,740	1.9%	$77,134	26,998	1.0%	$83,885	8.8%	946
Sutton Square	6325 Falls of Neuse Road	Raleigh	NC	27615-6809	37,287	22.6%	$56,662	41,764	12.0%	$59,001	4.1%	1,319
Canyon Pointe	10950 West Charleston Blvd	Las Vegas	NV	89135-1086	35,378	65.2%	$83,943	42,147	19.1%	$93,697	11.6%	1,251
Wind Point	201-491 North Randall Road	Batavia	IL	60510-9296	17,063	19.6%	$87,284	18,565	8.8%	$93,286	6.9%	603
Parkway Supercenter	17470 Southcenter Parkway	Tukwila	WA	98188-3701	21,834	3.0%	$48,460	22,340	2.3%	$53,025	9.4%	772
Shops at Soncy	3000 South Soncy Road	Amarillo	TX	79124-2008	17,416	7.8%	$53,182	18,287	5.0%	$58,454	9.9%	616
Plaza Rios	8602-8702 Skillman Street	Dallas	TX	75243-8202	70,591	0.2%	$40,711	71,754	1.7%	$42,127	3.5%	2,497
Market Square at Montrose	4066 Medina Road	Copley	OH	44333-2447	10,563	7.1%	$79,007	10,830	2.5%	$83,354	5.5%	374
West Ashley Shoppes	946 Orleans Road	Charleston	SC	29407-4889	22,509	7.5%	$46,710	23,483	4.3%	$50,995	9.2%	796
Market Street	9595 Six Pines Drive	The Woodlands	TX	77380-1531	21,188	19.4%	$74,078	23,547	11.1%	$80,361	8.5%	749
Avondale Fiesta	11435 West Buckeye Road	Avondale	AZ	85323-6812	19,118	134.1%	$53,764	24,403	27.6%	$60,508	12.5%	676
Maricopa Fiesta	21116 N John Wayne Parkway	Maricopa	AZ	85239-2931	2,750	464.7%	$48,081	3,944	43.4%	$56,909	18.4%	97
Crossroads Center	15082 Crossroads Parkway	Gulfport	MS	39503-3564	9,428	4.6%	$41,429	10,474	11.1%	$44,248	6.8%	333
Seal Beach	901 Pacific Coast Highway	Seal Beach	CA	90740-6244	33,588	-1.9%	$72,348	34,007	1.3%	$80,545	11.3%	1,188
Village Center-Dulles	2445 Centreville Road	Herndon	VA	20171-3013	29,355	16.8%	$106,890	31,602	7.7%	$119,294	11.6%	1,038
Hawthorne & 230th (Strouds)	23000 Hawthorne Boulevard	Torrance	CA	90505-3703	75,163	4.0%	$73,868	78,170	4.0%	$81,999	11.0%	2,658
Gilroy Crossing	6705 Camino Arroyo	Gilroy	CA	95020-7075	14,722	19.5%	$71,839	16,105	9.4%	$77,523	7.9%	521
Slatten Ranch	5849 Lone Tree Way	Antioch	CA	94531-8586	28,359	47.5%	$96,773	33,094	16.7%	$107,447	11.0%	1,003
Vista Village I	25 Main Street	Vista	CA	92083-5800	41,378	0.6%	$61,516	42,403	2.5%	$68,243	10.9%	1,463
Centerplace of Greeley	4200 Centerplace Drive	Greeley	CO	80634-3716	33,818	25.0%	$44,494	37,990	12.3%	$47,402	6.5%	1,196
New Windsor	1520 Main Street	Windsor	CO	80550-7909	6,988	73.1%	$71,472	8,608	23.2%	$78,427	9.7%	247
East Towne Center	13900 County Road 455	Clermont	FL	34711-9052	5,605	146.2%	$63,601	7,327	30.7%	$69,653	9.5%	198
Somerset Crossing	7591 Somerset Crossing Drive	Gainesville	VA	20155-4873	11,403	201.0%	$109,359	15,261	33.8%	$122,495	12.0%	403
Indian Springs Center	10777 Kuykendahl Road	The Woodlands	TX	77382-2774	21,987	52.3%	$122,481	26,067	18.6%	$134,136	9.5%	778
Rosecrans & Inglewood	4775 West Rosecrans Avenue	Hawthorne	CA	90250-6842	98,489	4.0%	$58,216	102,341	3.9%	$64,543	10.9%	3,483
Strauss Auto Center	630 West Saint Georges Avenue	Linden	NJ	07036-5646	58,188	-1.0%	$59,399	58,107	-0.1%	$63,316	6.6%	2,058
Northwest Marketplace	13722 Northwest Freeway	Houston	TX	77040-5202	41,549	8.8%	$42,522	44,007	5.9%	$44,825	5.4%	1,469
Mobile Festival Center	3725 Airport Boulevard	Mobile	AL	36608-1633	29,573	-1.9%	$37,838	29,405	-0.6%	$39,944	5.6%	1,046
Crossroads at Mandarin	10550 Saint Augustine Road	Jacksonville	FL	32257-8660	28,816	15.8%	$62,617	31,397	9.0%	$67,549	7.9%	1,019
Eastgate Plaza-FL	6933 North Ninth Avenue	Pensacola	FL	32504-6638	21,992	2.9%	$44,955	22,686	3.2%	$47,945	6.7%	778
Hollywood Festival	6775 Taft Street	Hollywood	FL	33024-3902	50,465	-1.7%	$49,728	51,255	1.6%	$54,720	10.0%	1,785
Lake Pointe Centre	6901 Okeechobee Boulevard	West Palm Beach	FL	33411-2511	25,445	11.9%	$38,508	27,338	7.4%	$43,122	12.0%	900
Lake Washington Crossing	3006-3262 North Wickham Road	Melbourne	FL	32935-2364	23,239	13.2%	$53,064	25,023	7.7%	$59,385	11.9%	822
Oakland Park Festival	3446 North Andrews Avenue	Oakland Park	FL	33309-6060	62,546	2.0%	$44,653	64,868	3.7%	$48,503	8.6%	2,212
Square One	3451 NW Federal Highway	Jensen Beach	FL	34957-4405	15,609	23.2%	$48,276	17,524	12.3%	$52,784	9.3%	552
University	801 University City Boulevard	Blacksburg	VA	24060-2732	15,101	6.4%	$30,599	15,664	3.7%	$33,623	9.9%	534
Towne Square	1283 Towne Square Boulevard NW	Roanoke	VA	24012-1600	24,170	3.7%	$39,235	24,581	1.7%	$43,133	9.9%	855
Market Square	703 Piney Forest Road	Danville	VA	24540-2860	14,691	-5.3%	$32,655	14,200	-3.3%	$35,143	7.6%	520
Merchant’s Festival	1401 Johnson Ferry Road	Marietta	GA	30062-6495	21,599	3.3%	$112,384	22,318	3.3%	$118,346	5.3%	764
Keysville Square	Route 3 Box 3C	Keysville	VA	23947-9803	892	5.6%	$34,831	916	2.7%	$38,409	10.3%	32
South Cobb Festival	2500 South Cobb Drive SE	Smyrna	GA	30080-1844	32,136	4.0%	$47,101	33,369	3.8%	$49,651	5.4%	1,137
Bolling Creek	2500 West 10th Street	Roanoke Rapids	NC	27870-9293	7,377	-1.7%	$32,806	7,330	-0.6%	$34,605	5.5%	261
Food Lion Plaza	2793 South Crater Road	Petersburg	VA	23805-2472	10,475	-0.9%	$39,533	10,438	-0.4%	$43,802	10.8%	370
Dukes Plaza	2173-2359 South Main Street	Harrisonburg	VA	22801-2683	13,078	12.9%	$38,351	13,940	6.6%	$41,527	8.3%	463
Brookneal	425 Lusardi Drive	Brookneal	VA	24528-3009	828	-9.5%	$32,108	822	-0.7%	$34,417	7.2%	29
University Shoppes	2290 US Highway 501 East	Conway	SC	29526-9523	7,590	58.9%	$45,354	9,170	20.8%	$48,838	7.7%	268
Robertson Corners	886 Bells Highway	Walterboro	SC	29488-2506	4,330	4.4%	$40,948	4,433	2.4%	$45,033	10.0%	153
Patriots Plaza	923 Houston Northcutt Blvd	Mount Pleasant	SC	29464-3448	15,856	16.3%	$60,954	17,100	7.9%	$66,699	9.4%	561
Grove Park	1350 Grove Park NE	Orangeburg	SC	29115-2455	9,526	-1.9%	$34,117	9,549	0.2%	$35,818	5.0%	337
Braves Village	5061 Socastee Boulevard	Myrtle Beach	SC	29588-7339	10,162	49.4%	$49,417	12,075	18.8%	$54,065	9.4%	359
Celebration at Six Forks	8701 Six Forks Road	Raleigh	NC	27615-2968	28,727	20.3%	$67,512	32,025	11.5%	$69,567	3.0%	1,016
Vegas Pointe Plaza	9155 Las Vegas Boulevard	Las Vegas	NV	89123-3356	34,985	99.2%	$67,704	43,405	24.1%	$71,630	5.8%	1,237
Durham Festival	3457 Hillsborogh Road	Durham	NC	27705-3008	24,900	6.7%	$39,392	26,113	4.9%	$40,903	3.8%	881
Waverly Place	102 New Wavery Place	Cary	NC	27511-7002	20,908	18.0%	$83,967	23,048	10.2%	$88,001	4.8%	739
Eastgate	4031 Wake Forest Road	Raleigh	NC	27609-6842	39,351	22.2%	$49,737	43,988	11.8%	$51,970	4.5%	1,392
University Plaza	913 West Third Street	Pembroke	NC	28372-9684	3,294	6.7%	$28,178	3,440	4.4%	$28,985	2.9%	117
Gateway Plaza	2800 Raleigh Road NW	Wilson	NC	27896-8656	13,265	11.6%	$40,387	14,083	6.2%	$42,421	5.0%	469
Tower	3615 New Bern Avenue	Raleigh	NC	27610-1232	26,934	33.4%	$47,319	30,930	14.8%	$49,863	5.4%	953
Lenoir Festival	330 Blowing Rock Boulevard	Lenoir	NC	28645-4406	7,027	-1.7%	$33,186	7,047	0.3%	$34,147	2.9%	249
Millpond Village	3434 Kildaire Farm Road	Cary	NC	27511-2277	11,984	45.8%	$94,916	14,111	17.8%	$98,948	4.2%	424
Stanton Square	2400 Stantonsburg Road	Greenville	NC	27834-7210	10,420	45.8%	$31,319	12,193	17.0%	$32,814	4.8%	369
Peak Plaza	6904 Jenks Road	Apex	NC	27502-9419	18,324	54.7%	$101,269	21,807	19.0%	$109,913	8.5%	648
Park Place	9571 Chapel Hill Road	Cary	NC	27513-2613	30,081	40.5%	$80,855	34,994	16.3%	$87,157	7.8%	1,064
Alison	1805 Walnut Street	Philadelphia	PA	19103-4727	174,628	-2.7%	$31,972	172,148	-1.4%	$34,660	8.4%	6,176
Forestwood	15878 Champions Forest Drive	Spring	TX	77379-7141	32,989	11.2%	$82,253	35,354	7.2%	$87,609	6.5%	1,167

Property Name	Address	City	State	Zip Code	2010 Households	Household Growth 2000-2010	2010 Median HH Income	2015 Households	Household Growth 2010-2015	2015 Median Household Income	Median Household Income Growth 2010-2015	2010 Household Density
Fountains on the Lake	12680 Fountain Lake Circle	Stafford	TX	77477-3704	40,098	21.5%	$57,146	45,012	12.3%	$61,141	7.0%	1,418
Paseo Colorado	280 East Colorado Boulevard	Pasadena	CA	91101-2233	75,476	6.4%	$63,092	78,431	3.9%	$68,572	8.7%	2,669
Shops at Tech Ridge	12901 N I H 35	Austin	TX	78753-1019	42,131	33.3%	$60,080	46,965	11.5%	$62,437	3.9%	1,490
Hilltop Village	4243 East 136th Avenue	Brighton	CO	80602-6916	23,255	52.5%	$76,640	26,537	14.1%	$80,863	5.5%	822
Kleinwood Center	7312 Louetta Road	Spring	TX	77379-6175	29,968	13.8%	$91,401	31,634	5.6%	$96,856	6.0%	1,060
Rockwall Town Center	2911 Ridge Road	Rockwall	TX	75032-5804	12,253	47.4%	$72,788	14,817	20.9%	$76,100	4.6%	433
Padden Parkway Market Center	8300 NE 137th Avenue	Vancouver	WA	98682-3087	24,739	29.5%	$61,357	27,567	11.4%	$65,309	6.4%	875
Lowe's-Norwood		Norwood	MA	2062	19,661	0.3%	$84,543	19,571	-0.5%	$92,123	9.0%	695
Saint John Crossings	9000 Saint Charles Rock Road	Saint John	MO	63114-4246	35,919	-5.0%	$39,321	34,777	-3.2%	$40,738	3.6%	1,270
Atascocita Center	3820 Atascocita Road	Humble	TX	77396-3564	13,120	54.1%	$75,304	14,560	11.0%	$80,653	7.1%	464
Los Arcos		Scottsdale	AZ		66,549	7.9%	$41,358	72,096	8.3%	$44,030	6.5%	2,354
Maplewood Town Center	1885 County Road D E	Maplewood	MN	55109-5307	24,704	1.4%	$63,122	24,753	0.2%	$66,108	4.7%	874
Vizcaya Square	901 North Nob Hill Road	Plantation	FL	33324-1077	54,190	0.6%	$57,564	55,297	2.0%	$61,892	7.5%	1,917
Embassy Lakes	2581 South Hiatus Road	Fort Lauderdale	FL	33325-4811	30,538	4.9%	$69,787	31,706	3.8%	$75,339	8.0%	1,080
Falls Pointe	9600 Falls of Neuse Road	Raleigh	NC	27615-2468	21,009	57.2%	$76,437	24,206	15.2%	$80,269	5.0%	743
Centerton Square	62 Centerton Road	Mount Laurel	NJ	08054-6102	14,929	10.2%	$83,909	15,315	2.6%	$92,227	9.9%	528
Paradise Village Gateway	10665 North Tatum Boulevard	Phoenix	AZ	85028-3057	31,269	5.1%	$71,823	33,611	7.5%	$76,040	5.9%	1,106
Sears Logistics	3700 Southside Industrial Way	Atlanta	GA	30354-3210	17,594	4.5%	$33,057	18,230	3.6%	$34,226	3.5%	622
Holmdel Town Center	2101 State Route 35	Holmdel	NJ	07733-1085	26,656	1.0%	$79,882	26,572	-0.3%	$85,436	7.0%	943
Sutton Square	6325 Falls of Neuse Road	Raleigh	NC	27615-6809	39,172	29.8%	$58,423	45,128	15.2%	$60,197	3.0%	1,385
Canyon Pointe	10950 West Charleston Blvd	Las Vegas	NV	89135-1086	36,239	71.9%	$84,993	40,974	13.1%	$94,140	10.8%	1,282
Wind Point	201-491 North Randall Road	Batavia	IL	60510-9296	17,474	23.5%	$87,968	19,066	9.1%	$93,081	5.8%	618
Parkway Supercenter	17470 Southcenter Parkway	Tukwila	WA	98188-3701	22,610	6.6%	$49,934	23,385	3.4%	$53,451	7.0%	800
Shops at Soncy	3000 South Soncy Road	Amarillo	TX	79124-2008	17,476	9.4%	$57,961	18,117	3.7%	$62,489	7.8%	618
Plaza Rios	8602-8702 Skillman Street	Dallas	TX	75243-8202	71,311	1.7%	$41,337	72,602	1.8%	$42,269	2.3%	2,522
Market Square at Montrose	4066 Medina Road	Copley	OH	44333-2447	10,353	6.6%	$80,824	10,523	1.6%	$84,467	4.5%	366
West Ashley Shoppes	946 Orleans Road	Charleston	SC	29407-4889	22,381	7.3%	$48,384	23,292	4.1%	$52,712	8.9%	792
Market Street	9595 Six Pines Drive	The Woodlands	TX	77380-1531	21,659	23.7%	$76,140	24,464	13.0%	$81,964	7.6%	766
Avondale Fiesta	11435 West Buckeye Road	Avondale	AZ	85323-6812	21,320	160.2%	$54,701	24,765	16.2%	$59,817	9.4%	754
Maricopa Fiesta	21116 N John Wayne Parkway	Maricopa	AZ	85239-2931	2,955	564.0%	$48,941	3,775	27.8%	$58,886	20.3%	105
Crossroads Center	15082 Crossroads Parkway	Gulfport	MS	39503-3564	9,498	7.1%	$43,434	10,104	6.4%	$45,898	5.7%	336
Seal Beach	901 Pacific Coast Highway	Seal Beach	CA	90740-6244	33,483	-2.0%	$73,846	33,738	0.8%	$81,164	9.9%	1,184
Village Center-Dulles	2445 Centreville Road	Herndon	VA	20171-3013	31,377	25.4%	$109,581	33,323	6.2%	$119,941	9.5%	1,110
Hawthorne & 230th (Strouds)	23000 Hawthorne Boulevard	Torrance	CA	90505-3703	74,770	3.1%	$75,632	76,824	2.8%	$82,479	9.1%	2,644
Gilroy Crossing	6705 Camino Arroyo	Gilroy	CA	95020-7075	14,862	22.8%	$72,856	16,196	9.0%	$77,403	6.2%	526
Slatten Ranch	5849 Lone Tree Way	Antioch	CA	94531-8586	29,261	51.0%	$98,808	32,838	12.2%	$109,431	10.8%	1,035
Vista Village I	25 Main Street	Vista	CA	92083-5800	42,659	4.3%	$62,723	44,636	4.6%	$68,949	9.9%	1,509
Centerplace of Greeley	4200 Centerplace Drive	Greeley	CO	80634-3716	34,817	28.5%	$46,547	39,173	12.5%	$48,860	5.0%	1,231
New Windsor	1520 Main Street	Windsor	CO	80550-7909	7,165	77.9%	$75,497	8,547	19.3%	$83,560	10.7%	253
East Towne Center	13900 County Road 455	Clermont	FL	34711-9052	5,682	156.3%	$64,389	6,663	17.3%	$69,979	8.7%	201
Somerset Crossing	7591 Somerset Crossing Drive	Gainesville	VA	20155-4873	12,445	227.6%	$111,260	14,420	15.9%	$123,927	11.4%	440
Indian Springs Center	10777 Kuykendahl Road	The Woodlands	TX	77382-2774	21,118	46.3%	$125,403	24,163	14.4%	$139,988	11.6%	747
Rosecrans & Inglewood	4775 West Rosecrans Avenue	Hawthorne	CA	90250-6842	98,913	4.6%	$59,479	102,210	3.3%	$64,660	8.7%	3,498
Strauss Auto Center	630 West Saint Georges Avenue	Linden	NJ	07036-5646	58,125	-1.2%	$61,918	57,556	-1.0%	$65,233	5.4%	2,056
Northwest Marketplace	13722 Northwest Freeway	Houston	TX	77040-5202	41,626	8.6%	$43,751	44,076	5.9%	$45,550	4.1%	1,472
Mobile Festival Center	3725 Airport Boulevard	Mobile	AL	36608-1633	29,459	-1.9%	$39,266	29,114	-1.2%	$40,924	4.2%	1,042
Crossroads at Mandarin	10550 Saint Augustine Road	Jacksonville	FL	32257-8660	28,464	14.5%	$63,765	30,533	7.3%	$67,357	5.6%	1,007
Eastgate Plaza-FL	6933 North Ninth Avenue	Pensacola	FL	32504-6638	22,222	3.3%	$45,516	22,641	1.9%	$47,401	4.1%	786
Hollywood Festival	6775 Taft Street	Hollywood	FL	33024-3902	50,339	-1.6%	$50,339	50,700	0.7%	$54,201	7.7%	1,780
Lake Pointe Centre	6901 Okeechobee Boulevard	West Palm Beach	FL	33411-2511	26,260	14.2%	$38,836	27,650	5.3%	$41,417	6.6%	929
Lake Washington Crossing	3006-3262 North Wickham Road	Melbourne	FL	32935-2364	22,794	11.4%	$53,786	24,235	6.3%	$58,764	9.3%	806
Oakland Park Festival	3446 North Andrews Avenue	Oakland Park	FL	33309-6060	61,896	0.7%	$45,018	62,650	1.2%	$48,408	7.5%	2,189
Square One	3451 NW Federal Highway	Jensen Beach	FL	34957-4405	15,085	22.0%	$48,377	16,911	12.1%	$51,737	6.9%	534
University	801 University City Boulevard	Blacksburg	VA	24060-2732	15,627	9.3%	$31,409	16,149	3.3%	$33,998	8.2%	553
Towne Square	1283 Towne Square Boulevard NW	Roanoke	VA	24012-1600	23,903	3.1%	$39,202	24,013	0.5%	$41,952	7.0%	845
Market Square	703 Piney Forest Road	Danville	VA	24540-2860	14,699	-5.6%	$31,918	14,102	-4.1%	$33,531	5.1%	520
Merchant’s Festival	1401 Johnson Ferry Road	Marietta	GA	30062-6495	21,600	3.4%	$115,439	22,147	2.5%	$119,923	3.9%	764
Keysville Square	Route 3 Box 3C	Keysville	VA	23947-9803	893	4.3%	$35,265	900	0.8%	$38,153	8.2%	32
South Cobb Festival	2500 South Cobb Drive SE	Smyrna	GA	30080-1844	32,462	4.6%	$48,856	33,482	3.1%	$51,608	5.6%	1,148
Bolling Creek	2500 West 10th Street	Roanoke Rapids	NC	27870-9293	7,505	0.5%	$32,360	7,469	-0.5%	$33,288	2.9%	265
Food Lion Plaza	2793 South Crater Road	Petersburg	VA	23805-2472	10,254	-2.2%	$40,327	10,033	-2.2%	$43,765	8.5%	363
Dukes Plaza	2173-2359 South Main Street	Harrisonburg	VA	22801-2683	13,090	13.6%	$39,573	13,734	4.9%	$42,397	7.1%	463
Brookneal	425 Lusardi Drive	Brookneal	VA	24528-3009	892	-2.2%	$32,095	876	-1.8%	$33,443	4.2%	32
University Shoppes	2290 US Highway 501 East	Conway	SC	29526-9523	7,880	65.7%	$45,655	9,184	16.6%	$48,501	6.2%	279
Robertson Corners	886 Bells Highway	Walterboro	SC	29488-2506	4,574	7.4%	$40,787	4,683	2.4%	$44,269	8.5%	162
Patriots Plaza	923 Houston Northcutt Blvd	Mount Pleasant	SC	29464-3448	16,114	16.4%	$63,538	17,311	7.4%	$69,558	9.5%	570
Grove Park	1350 Grove Park NE	Orangeburg	SC	29115-2455	9,750	-0.6%	$33,594	9,672	-0.8%	$34,516	2.7%	345
Braves Village	5061 Socastee Boulevard	Myrtle Beach	SC	29588-7339	10,645	55.1%	$50,208	12,362	16.1%	$54,196	7.9%	376
Celebration at Six Forks	8701 Six Forks Road	Raleigh	NC	27615-2968	29,884	26.2%	$68,856	34,250	14.6%	$70,334	2.1%	1,057
Vegas Pointe Plaza	9155 Las Vegas Boulevard	Las Vegas	NV	89123-3356	36,337	107.9%	$67,918	41,888	15.3%	$72,067	6.1%	1,285
Durham Festival	3457 Hillsborogh Road	Durham	NC	27705-3008	25,993	10.4%	$41,126	27,688	6.5%	$42,721	3.9%	919
Waverly Place	102 New Wavery Place	Cary	NC	27511-7002	21,335	19.7%	$86,299	23,907	12.1%	$89,607	3.8%	755
Eastgate	4031 Wake Forest Road	Raleigh	NC	27609-6842	41,593	28.8%	$51,459	47,809	14.9%	$53,009	3.0%	1,471
University Plaza	913 West Third Street	Pembroke	NC	28372-9684	3,230	5.1%	$28,088	3,307	2.4%	$28,200	0.4%	114
Gateway Plaza	2800 Raleigh Road NW	Wilson	NC	27896-8656	13,629	14.7%	$41,017	14,401	5.7%	$42,449	3.5%	482
Tower	3615 New Bern Avenue	Raleigh	NC	27610-1232	28,457	39.8%	$48,568	33,120	16.4%	$50,585	4.2%	1,006
Lenoir Festival	330 Blowing Rock Boulevard	Lenoir	NC	28645-4406	7,227	-1.2%	$33,943	7,189	-0.5%	$34,872	2.7%	256
Millpond Village	3434 Kildaire Farm Road	Cary	NC	27511-2277	11,943	48.3%	$97,040	14,001	17.2%	$100,865	3.9%	422
Stanton Square	2400 Stantonsburg Road	Greenville	NC	27834-7210	11,062	56.9%	$32,364	12,616	14.1%	$33,274	2.8%	391
Peak Plaza	6904 Jenks Road	Apex	NC	27502-9419	19,608	64.2%	$104,632	23,145	18.0%	$113,978	8.9%	693
Park Place	9571 Chapel Hill Road	Cary	NC	27513-2613	32,182	51.4%	$83,539	36,593	13.7%	$89,020	6.6%	1,138
Alison	1805 Walnut Street	Philadelphia	PA	19103-4727	183,043	2.2%	$32,817	184,684	0.9%	$35,310	7.6%	6,474
Forestwood	15878 Champions Forest Drive	Spring	TX	77379-7141	32,168	8.4%	$84,734	33,989	5.7%	$89,127	5.2%	1,138

A:27

Property Name	Address	City	State	Zip Code	2009 Households	Household Growth 2000-2009	2009 Median Household Income	2014 Households	Household Growth 2009-2014	2014 Median Household Income	Median Household Income Growth 2009-2014	2009 Household Density
Rancho San Marcos Village	621 South Rancho Santa Fe Road	San Marcos	CA	92078-3973	29,820	45.5%	$66,153	34,731	16.5%	$73,592	11.2%	1,055
Atlanta Industrial Park	3658 Atlanta Industrial Drive NW	Atlanta	GA	30331-1020	21,782	36.2%	$38,577	24,918	14.4%	$41,936	8.7%	770
Outparcel-South Mountain	S 14th Street	Phoenix	AZ	85042	25,746	32.7%	$36,134	29,303	13.8%	$39,256	8.6%	911
SMC-Old Monrovia Road 930A	930A Old Monrovia Road	Huntsville	AL	35806-2500	16,643	13.5%	$35,444	17,897	7.5%	$37,899	6.9%	589
SMC-South Torrence 16795	16795 South Torrence	Lansing	IL	60438-6018	44,282	-5.6%	$47,816	43,053	-2.8%	$50,372	5.3%	1,566
SMC-North 43rd Street 10404	10404 North 43rd Street	Glendale	AZ	85302-2019	65,318	5.4%	$47,012	69,003	5.6%	$49,629	5.6%	2,310
SMC-West Southern Avenue 1360	1360 West Southern Avenue	Mesa	AZ	85202-4862	62,985	3.6%	$46,023	66,048	4.9%	$49,119	6.7%	2,228
SMC-East Southern Blvd 6233	6233 East Southern Boulevard	Mesa	AZ	85206-3714	45,210	21.2%	$52,801	50,160	11.0%	$58,707	11.2%	1,599
SMC-Golf 1440	1440 Golf Road	Schaumburg	IL	60173-4902	31,483	-2.0%	$68,131	31,233	-0.8%	$72,271	6.1%	1,113
SMC-Lakehurst 300	300 Lakehurst Road	Waukegan	IL	60085-6602	22,896	2.1%	$52,919	23,278	1.7%	$56,809	7.4%	810
SMC-Pleasant Valley Road 1520	1520 Pleasant Valley Road	Manchester	CT	06040-1637	22,203	4.3%	$62,439	22,712	2.3%	$68,139	9.1%	785
SMC-Berlin Turnpike 3563	3563 Berlin Turnpike	Newington	CT	06111-5136	25,594	4.9%	$59,589	26,243	2.5%	$65,134	9.3%	905
SMC-North Dupont Highway 1380	1380 North Dupont Highway	Dover	DE	19901-2211	14,901	23.2%	$43,774	16,600	11.4%	$46,180	5.5%	527
SMC-Coldwater 5501	5501 Coldwater Road	Fort Wayne	IN	46825-5448	28,259	0.7%	$39,939	28,606	1.2%	$41,385	3.6%	999
SMC-Jimmy Ann Avenue 260	260 Jimmy Ann Avenue	Daytona Beach	FL	32114-1318	20,726	1.5%	$28,187	21,360	3.1%	$30,419	7.9%	733
SMC-South Highway 441 5415	5415 South Highway 441	Leesburg	FL	34788	8,198	20.0%	$39,905	9,140	11.5%	$43,280	8.5%	290
SMC-East Colonial Drive 2999	2999 East Colonial Drive	Orlando	FL	32803-5038	47,728	11.4%	$46,375	51,583	8.1%	$50,617	9.1%	1,688
SMC-Outer Loop 4601	4601 Outer Loop Road	Louisville	KY	40219-3970	26,363	2.3%	$41,088	26,753	1.5%	$42,969	4.6%	932
SMC-West Colonial Drive 7175	7175 West Colonial Drive	Orlando	FL	32818-6742	39,613	15.7%	$46,649	43,315	9.4%	$50,548	8.4%	1,401
SMC-Pines Boulevard 11251	11251 Pines Boulevard	Pembroke Pines	FL	33026-4118	47,419	8.3%	$60,171	49,999	5.4%	$66,558	10.6%	1,677
SMC-Frederica 4810	4810 Frederica Street	Owensboro	KY	42301-7414	17,249	7.9%	$40,288	17,932	4.0%	$42,233	4.8%	610
Plaza Cayey	Avenue Jesus T Pinero	Cayey	PR	736	0	0.0%	$0	0	0.0%	$0	#DIV/0!	—
SMC-U.S. 19 10340	10340 U.S. 19	Port Richey	FL	34668	28,603	5.8%	$33,987	30,374	6.2%	$37,607	10.7%	1,012
SMC-Hinkleville 5109	5109 Hinkleville Road	Paducah	KY	42001-9014	2,997	9.2%	$56,441	3,115	3.9%	$62,479	10.7%	106
SMC-66th Street North 2500	2500 66th Street North	Saint Petersburg	FL	33710-4048	46,084	-4.0%	$43,000	45,929	-0.3%	$46,339	7.8%	1,630
SMC-Cortana 9501	9501 Cortana Place	Baton Rouge	LA	70815-8504	29,527	2.2%	$39,002	29,565	0.1%	$40,946	5.0%	1,044
SMC-NW Federal Highway 3257	3257 NW Federal Highway	Stuart	FL	34957	20,535	12.6%	$47,076	22,079	7.5%	$52,270	11.0%	726
SMC-East Texas 2950	2950 East Texas Street	Bossier City	LA	71111-3265	18,008	7.2%	$31,933	18,697	3.8%	$34,236	7.2%	637
SMC-Hillsborough Avenue 4340	4340 Hillsborough Avenue	Tampa	FL	33614-5560	37,722	7.3%	$39,684	39,925	5.8%	$42,906	8.1%	1,334
SMC-Westbank 1500	1500 Westbank Expressway	Harvey	LA	70058-4467	53,908	-6.5%	$37,198	58,298	8.1%	$41,133	10.6%	1,907
SMC-Martin Luther King 1636	1636 Martin Luther King Blvd	Houma	LA	70360-2406	16,151	10.0%	$52,771	16,927	4.8%	$59,664	13.1%	571
Southlake Mall	2075 Market Street	Duluth	GA	30096-4714	31,047	22.3%	$49,718	34,692	11.7%	$50,023	0.6%	1,098
SMC-Johnston 4570	4570 Johnston Street	Lafayette	LA	70503-4236	27,885	7.9%	$50,370	28,679	2.9%	$55,568	10.3%	986
SMC-Veterans Boulevard 6851	6851 Veterans Memorial Blvd	Metairie	LA	70003-4416	54,277	-4.1%	$50,667	54,777	0.9%	$55,672	9.9%	1,920
SMC-Morrow Ind Park 1400	1400 Morrow Industrial Park	Morrow	GA	30260	26,052	6.5%	$41,971	27,147	4.2%	$42,314	0.8%	921
SMC-South La Crosse Ave 7600	7600 La Crosse Avenue	Burbank	IL	60459-1587	69,231	-5.1%	$52,233	67,578	-2.4%	$56,118	7.4%	2,449
SMC-Northwest Highway 5561	5561 Northwest Highway	Crystal Lake	IL	60014-8015	19,828	14.6%	$75,545	21,328	7.6%	$80,448	6.5%	701
SMC-East 70th Street 1750	1750 East 70th Street	Shreveport	LA	71105-5212	24,853	5.9%	$46,057	25,581	2.9%	$48,605	5.5%	879
SMC-Independence Blvd 5809	5809 Independence Boulevard	Charlotte	NC	28212-6826	42,660	10.6%	$45,092	45,748	7.2%	$46,547	3.2%	1,509
SMC-U.S. 17 Millbrook	4701 Capital Boulevard	Raleigh	NC	27604-4481	32,171	38.4%	$52,774	37,262	15.8%	$55,739	5.6%	1,138
SMC-North West Expressway 5537	5537 NW Expressway	Warr Acres	OK	73132-5230	35,386	4.6%	$46,248	36,462	3.0%	$49,731	7.5%	1,252
SMC-Plantation Road 7303	7303 Plantation Road	Pensacola	FL	32504-6335	23,145	4.8%	$39,768	24,076	4.0%	$42,647	7.2%	819
SMC-Swansea Mall Drive 58	58 Swansea Mall Drive	Swansea	MA	02777-4115	8,387	3.8%	$65,359	8,535	1.8%	$72,560	11.0%	297
SMC-Catasauqua Road 1885	1885 Catasauqua Road	Allentown	PA	18109-3103	32,822	3.1%	$44,785	33,645	2.5%	$48,259	7.8%	1,161
SMC-Jonestown Road 5086	5086 Jonestown Road	Harrisburg	PA	17112-4907	24,606	2.8%	$57,905	24,992	1.6%	$62,283	7.6%	870
SMC-Kidder Street 520	520 Kidder Street	Wilkes-Barre	PA	18702-6907	30,101	-4.3%	$35,210	29,406	-2.3%	$38,642	9.7%	1,065
SMC-West Oaks Drive 43635	43635 West Oaks Drive	Novi	MI	48377-3305	22,169	17.3%	$73,797	23,717	7.0%	$76,954	4.3%	784
SMC-Diamond Lane Three	Three Diamomd Lane	Columbia	SC	29210-7017	24,930	5.6%	$39,241	26,015	4.4%	$41,503	5.8%	882
SMC-Nankin Road 7368	7368 Nankin Road	Westland	MI	48185	38,821	-8.8%	$51,067	36,811	-5.2%	$51,931	1.7%	1,373
SMC-Rivers Avenue 7400	7400 Rivers Avenue	North Charleston	SC	29406-4644	19,867	20.4%	$44,146	21,758	9.5%	$47,740	8.1%	703
SMC-Turtle Creek Drive 1000	1000 Turtle Creek Drive	Hattiesburg	MS	39402-1145	12,647	21.7%	$35,150	13,742	8.7%	$38,343	9.1%	447
SMC-Hickory Hollow Pkwy 5301	5301 Hickory Hollow Parkway	Antioch	TN	37013-3109	26,483	20.4%	$47,939	28,769	8.6%	$50,618	5.6%	937
SMC-Watson Road 9809	9809 Watson Road	Crestwood	MO	63126-1845	32,924	-0.7%	$62,604	32,831	-0.3%	$66,509	6.2%	1,164
SMC-Galleria Boulevard 1735	1735 Galleria Boulevard	Franklin	TN	37067-1602	9,660	31.6%	$92,483	11,087	14.8%	$100,045	8.2%	342
SMC-Kingston Pike 9333	9333 Kingston Pike	Knoxville	TN	37922-2381	24,150	19.0%	$62,317	26,304	8.9%	$66,756	7.1%	854
SMC-Winchester Road 6120	6120 Winchester Road	Memphis	TN	38115-4014	38,209	0.8%	$46,745	38,501	0.8%	$47,975	2.6%	1,351
SMC-West I-20 1530	1530 West I-20	Arlington	TX	76017	41,443	7.5%	$60,890	43,644	5.3%	$64,153	5.4%	1,466
SMC-Airport Boulevard 6500	6500 Airport Boulevard	Austin	TX	78752-3628	65,742	2.3%	$37,913	68,226	3.8%	$39,725	4.8%	2,325
SMC-Huguenot Road 1300	1300 Huguenot Road	Midlothian	VA	23113-2615	20,109	14.2%	$84,064	21,569	7.3%	$91,292	8.6%	711
SMC-Garth Road 6731	6731 Garth Road	Baytown	TX	77521-9688	10,771	17.2%	$52,441	11,739	9.0%	$56,878	8.5%	381
SMC-West Broad 9860	9860 West Broad Street	Glen Allen	VA	23060-4171	34,011	14.0%	$65,314	36,402	7.0%	$70,963	8.6%	1,203
SMC-Plank Road 3545	3545 Plank Road	Fredericksburg	VA	22407-6830	17,619	33.4%	$60,018	20,047	13.8%	$67,089	11.8%	623
SMC-Tom Ball Parkway 17727	17727 Tom Ball Parkway	Houston	TX	77064-1010	28,187	22.3%	$65,916	31,262	10.9%	$69,330	5.2%	997
SMC-Portsmouth Boulevard 4300	4300 Portsmouth Boulevard	Chesapeake	VA	23321-2137	18,870	11.9%	$63,356	19,994	6.0%	$69,905	10.3%	667
SMC-Lake Woodlands Drive 1410	1410 Lake Woodlands Drive	The Woodlands	TX	77380-3233	19,348	21.6%	$74,040	21,626	11.8%	$80,711	9.0%	684
SMC-South West Freeway 15235	15235 South West Freeway	Sugar Land	TX	77478-3873	28,894	30.5%	$89,917	33,141	14.7%	$95,464	6.2%	1,022
SMC-Northwest Loop 410	6161 Northwest Loop 410	San Antonio	TX	78238-3302	40,372	13.8%	$40,975	43,475	7.7%	$43,060	5.1%	1,428
SMC-NW Freeway 12009	12009 NW Freeway	Houston	TX	77092-4901	53,409	9.3%	$38,373	56,730	6.2%	$40,810	6.4%	1,889
SMC-East Beltline 1300	1300 East Beltline	Richardson	TX	75081-3709	56,504	2.2%	$49,715	58,022	2.7%	$51,668	3.9%	1,998
SMC-Highway Six South 2665	2665 Highway Six South	Houston	TX	77082-1703	43,207	21.0%	$54,019	47,637	10.3%	$57,704	6.8%	1,528
SMC-Town East 2021	2021 Town East Boulevard	Mesquite	TX	75150-4060	39,014	-2.5%	$45,536	39,134	0.3%	$46,853	2.9%	1,380
SMC-San Bernado Avenue 5720	5720 San Bernardo Avenue	Laredo	TX	78041-3010	29,939	20.5%	$36,128	33,060	10.4%	$39,750	10.0%	1,059
SMC-U.S. Expressway 83	920 East Expressway 83	McAllen	TX	78503-1613	26,108	16.2%	$30,536	28,484	9.1%	$33,357	9.2%	923
SMC-McCann 3520	3520 McCann Road	Longview	TX	75605-4420	17,589	9.5%	$47,845	18,553	5.5%	$51,128	6.9%	622
SMC-South Stemmons Frwy 2422	2422 South Stemmons Freeway	Lewisville	TX	75067-8778	33,512	31.0%	$67,342	38,344	14.4%	$71,454	6.1%	1,185
Railwood F	9013 Spikewood Drive	Houston	TX	77078-4505	12,758	7.0%	$31,124	13,444	5.4%	$33,268	6.9%	451
Shops of Westridge	2158 Highway 20 West	McDonough	GA	30253-7205	6,290	131.5%	$59,778	8,166	29.8%	$63,185	5.7%	222
Land-Hollywood I		Hollywood	FL		65,442	-1.4%	$40,571	66,625	1.8%	$44,016	8.5%	2,315
Webster Square	268 Daniel Webster Highway	Nashua	NH	03060-5725	13,065	2.7%	$81,805	13,270	1.6%	$89,754	9.7%	462
Douglaston-Little Neck	25421 Horace Harding Expy	Little Neck	NY	11362-1816	86,739	0.4%	$77,608	87,305	0.7%	$85,771	10.5%	3,068
Scottsdale I	1290 Scottsdale Mall	South Bend	IN	46614-3471	15,832	-0.6%	$42,638	15,847	0.1%	$44,433	4.2%	560
Hillview	2133 Route 38	Cherry Hill	NJ	08002-2045	47,721	0.9%	$61,352	48,023	0.6%	$66,971	9.2%	1,688
Potomac Run	46201 Potomac Run Plaza	Sterling	VA	20164-6609	31,410	26.2%	$99,641	35,596	13.3%	$111,050	11.5%	1,111

Property Name	Address	City	State	Zip Code	2010 Households	Household Growth 2000-2010	2010 Median HH Income	2015 Households	Household Growth 2010-2015	2015 Median Household Income	Median Household Income Growth 2010-2015	2010 Household Density
Rancho San Marcos Village	621 South Rancho Santa Fe Road	San Marcos	CA	92078-3973	29,175	40.6%	$68,988	32,331	10.8%	$75,676	9.7%	1,032
Atlanta Industrial Park	3658 Atlanta Industrial Drive NW	Atlanta	GA	30331-1020	22,116	39.1%	$40,443	24,558	11.0%	$43,725	8.1%	782
Outparcel-South Mountain	S 14th Street	Phoenix	AZ	85042	26,685	36.9%	$37,166	30,592	14.6%	$40,265	8.3%	944
SMC-Old Monrovia Road 930A	930A Old Monrovia Road	Huntsville	AL	35806-2500	17,032	16.9%	$36,796	18,250	7.2%	$38,343	4.2%	602
SMC-South Torrence 16795	16795 South Torrence	Lansing	IL	60438-6018	44,276	-5.4%	$48,840	43,108	-2.6%	$50,642	3.7%	1,566
SMC-North 43rd Street 10404	10404 North 43rd Street	Glendale	AZ	85302-2019	64,343	4.3%	$48,024	68,939	7.1%	$50,111	4.3%	2,276
SMC-West Southern Avenue 1360	1360 West Southern Avenue	Mesa	AZ	85202-4862	63,141	3.9%	$46,947	67,304	6.6%	$49,595	5.6%	2,233
SMC-East Southern Blvd 6233	6233 East Southern Boulevard	Mesa	AZ	85206-3714	45,717	23.6%	$54,014	50,939	11.4%	$58,867	9.0%	1,617
SMC-Golf 1440	1440 Golf Road	Schaumburg	IL	60173-4902	31,638	-1.7%	$69,587	31,331	-1.0%	$72,574	4.3%	1,119
SMC-Lakehurst 300	300 Lakehurst Road	Waukegan	IL	60085-6602	23,023	3.3%	$54,570	23,336	1.4%	$57,612	5.6%	814
SMC-Pleasant Valley Road 1520	1520 Pleasant Valley Road	Manchester	CT	06040-1637	22,343	5.2%	$64,421	22,635	1.3%	$69,454	7.8%	790
SMC-Berlin Turnpike 3563	3563 Berlin Turnpike	Newington	CT	06111-5136	25,472	4.7%	$60,968	25,785	1.2%	$65,742	7.8%	901
SMC-North Dupont Highway 1380	1380 North Dupont Highway	Dover	DE	19901-2211	14,966	24.6%	$46,730	16,487	10.2%	$49,432	5.8%	529
SMC-Coldwater 5501	5501 Coldwater Road	Fort Wayne	IN	46825-5448	28,092	0.4%	$40,524	28,060	-0.1%	$41,385	2.1%	994
SMC-Jimmy Ann Avenue 260	260 Jimmy Ann Avenue	Daytona Beach	FL	32114-1318	21,080	3.1%	$28,927	21,663	2.8%	$30,527	5.5%	746
SMC-South Highway 441 5415	5415 South Highway 441	Leesburg	FL	34788	8,023	17.0%	$40,006	9,014	12.4%	$42,779	6.9%	284
SMC-East Colonial Drive 2999	2999 East Colonial Drive	Orlando	FL	32803-5038	47,392	11.1%	$46,479	50,707	7.0%	$50,485	8.6%	1,676
SMC-Outer Loop 4601	4601 Outer Loop Road	Louisville	KY	40219-3970	26,104	2.5%	$42,266	26,380	1.1%	$43,718	3.4%	923
SMC-West Colonial Drive 7175	7175 West Colonial Drive	Orlando	FL	32818-6742	39,064	14.4%	$47,440	42,627	9.1%	$50,486	6.4%	1,382
SMC-Pines Boulevard 11251	11251 Pines Boulevard	Pembroke Pines	FL	33026-4118	48,174	9.8%	$60,748	50,085	4.0%	$65,602	8.0%	1,704
SMC-Frederica 4810	4810 Frederica Street	Owensboro	KY	42301-7414	17,605	9.9%	$41,128	18,235	3.6%	$42,500	3.3%	623
Plaza Cayey	Avenue Jesus T Pinero	Cayey	PR	736	0	0.0%	$0	0	0.0%	$0	#DIV/0!	—
SMC-U.S. 19 10340	10340 U.S. 19	Port Richey	FL	34668	28,535	5.0%	$33,942	30,766	7.8%	$36,372	7.2%	1,009
SMC-Hinkleville 5109	5109 Hinkleville Road	Paducah	KY	42001-9014	3,041	10.5%	$58,529	3,162	4.0%	$63,657	8.8%	108
SMC-66th Street North 2500	2500 66th Street North	Saint Petersburg	FL	33710-4048	45,933	-4.3%	$43,838	45,137	-1.7%	$46,690	6.5%	1,625
SMC-Cortana 9501	9501 Cortana Place	Baton Rouge	LA	70815-8504	28,595	-0.4%	$41,364	28,731	0.5%	$43,180	4.4%	1,011
SMC-NW Federal Highway 3257	3257 NW Federal Highway	Stuart	FL	34957	20,175	12.2%	$47,215	21,307	5.6%	$51,099	8.2%	714
SMC-East Texas 2950	2950 East Texas Street	Bossier City	LA	71111-3265	18,210	7.8%	$32,763	19,008	4.4%	$34,371	4.9%	644
SMC-Hillsborough Avenue 4340	4340 Hillsborough Avenue	Tampa	FL	33614-5560	37,435	6.3%	$40,013	39,784	6.3%	$42,331	5.8%	1,324
SMC-Westbank 1500	1500 Westbank Expressway	Harvey	LA	70058-4467	56,286	-2.4%	$38,248	59,725	6.1%	$42,152	10.2%	1,991
SMC-Martin Luther King 1636	1636 Martin Luther King Blvd	Houma	LA	70360-2406	16,006	9.7%	$56,327	16,635	3.9%	$62,945	11.7%	566
Southlake Mall	2075 Market Street	Duluth	GA	30096-4714	30,858	21.3%	$51,008	34,291	11.1%	$51,133	0.2%	1,091
SMC-Johnston 4570	4570 Johnston Street	Lafayette	LA	70503-4236	27,885	8.4%	$53,225	29,180	4.6%	$57,662	8.3%	986
SMC-Veterans Boulevard 6851	6851 Veterans Memorial Blvd	Metairie	LA	70003-4416	54,342	-4.3%	$51,745	55,003	1.2%	$55,587	7.4%	1,922
SMC-Morrow Ind Park 1400	1400 Morrow Industrial Park	Morrow	GA	30260	26,283	7.7%	$43,050	27,195	3.5%	$43,567	1.2%	930
SMC-South La Crosse Ave 7600	7600 La Crosse Avenue	Burbank	IL	60459-1587	68,674	-5.5%	$53,707	66,810	-2.7%	$56,704	5.6%	2,429
SMC-Northwest Highway 5561	5561 Northwest Highway	Crystal Lake	IL	60014-8015	19,614	13.9%	$78,442	20,836	6.2%	$82,649	5.4%	694
SMC-East 70th Street 1750	1750 East 70th Street	Shreveport	LA	71105-5212	24,840	5.9%	$46,568	25,524	2.8%	$48,657	4.5%	879
SMC-Independence Blvd 5809	5809 Independence Boulevard	Charlotte	NC	28212-6826	44,554	15.6%	$45,914	49,171	10.4%	$47,062	2.5%	1,576
SMC-U.S. 17 Millbrook	4701 Capital Boulevard	Raleigh	NC	27604-4481	33,461	42.2%	$54,479	38,913	16.3%	$56,243	3.2%	1,183
SMC-North West Expressway 5537	5537 NW Expressway	Warr Acres	OK	73132-5230	35,744	5.0%	$46,936	36,692	2.7%	$49,897	6.3%	1,264
SMC-Plantation Road 7303	7303 Plantation Road	Pensacola	FL	32504-6335	23,066	5.2%	$40,088	23,663	2.6%	$41,941	4.6%	816
SMC-Swansea Mall Drive 58	58 Swansea Mall Drive	Swansea	MA	02777-4115	8,169	2.0%	$67,353	8,144	-0.3%	$73,947	9.8%	289
SMC-Catasauqua Road 1885	1885 Catasauqua Road	Allentown	PA	18109-3103	32,670	3.1%	$46,183	33,208	1.7%	$49,071	6.3%	1,155
SMC-Jonestown Road 5086	5086 Jonestown Road	Harrisburg	PA	17112-4907	24,725	3.6%	$59,475	24,976	1.0%	$63,355	6.5%	874
SMC-Kidder Street 520	520 Kidder Street	Wilkes-Barre	PA	18702-6907	29,845	-4.9%	$35,679	28,989	-2.9%	$38,143	6.9%	1,056
SMC-West Oaks Drive 43635	43635 West Oaks Drive	Novi	MI	48377-3305	21,895	17.6%	$74,960	23,024	5.2%	$78,452	4.7%	774
SMC-Diamond Lane Three	Three Diamomd Lane	Columbia	SC	29210-7017	24,942	5.7%	$40,051	26,105	4.7%	$41,775	4.3%	882
SMC-Nankin Road 7368	7368 Nankin Road	Westland	MI	48185	37,112	-12.7%	$51,656	34,387	-7.3%	$52,156	1.0%	1,313
SMC-Rivers Avenue 7400	7400 Rivers Avenue	North Charleston	SC	29406-4644	20,605	24.6%	$45,434	22,798	10.6%	$48,478	6.7%	729
SMC-Turtle Creek Drive 1000	1000 Turtle Creek Drive	Hattiesburg	MS	39402-1145	13,223	26.8%	$35,641	14,407	9.0%	$38,148	7.0%	468
SMC-Hickory Hollow Pkwy 5301	5301 Hickory Hollow Parkway	Antioch	TN	37013-3109	26,183	19.4%	$48,053	27,982	6.9%	$49,689	3.4%	926
SMC-Watson Road 9809	9809 Watson Road	Crestwood	MO	63126-1845	32,530	-1.4%	$63,536	32,005	-1.6%	$66,816	5.2%	1,151
SMC-Galleria Boulevard 1735	1735 Galleria Boulevard	Franklin	TN	37067-1602	10,128	35.3%	$96,164	11,625	14.8%	$101,743	5.8%	358
SMC-Kingston Pike 9333	9333 Kingston Pike	Knoxville	TN	37922-2381	24,020	19.8%	$63,506	25,826	7.5%	$67,175	5.8%	850
SMC-Winchester Road 6120	6120 Winchester Road	Memphis	TN	38115-4014	36,934	-2.6%	$47,129	36,470	-1.3%	$47,533	0.9%	1,306
SMC-West I-20 1530	1530 West I-20	Arlington	TX	76017	43,344	12.4%	$61,945	46,983	8.4%	$64,616	4.3%	1,533
SMC-Airport Boulevard 6500	6500 Airport Boulevard	Austin	TX	78752-3628	64,892	1.1%	$38,827	67,359	3.8%	$40,639	4.7%	2,295
SMC-Huguenot Road 1300	1300 Huguenot Road	Midlothian	VA	23113-2615	19,962	13.5%	$85,781	21,059	5.5%	$92,153	7.4%	706
SMC-Garth Road 6731	6731 Garth Road	Baytown	TX	77521-9688	11,221	16.8%	$54,272	12,109	7.9%	$58,320	7.5%	397
SMC-West Broad 9860	9860 West Broad Street	Glen Allen	VA	23060-4171	34,502	15.7%	$67,411	36,510	5.8%	$72,705	7.9%	1,220
SMC-Plank Road 3545	3545 Plank Road	Fredericksburg	VA	22407-6830	17,763	34.6%	$61,992	19,864	11.8%	$67,885	9.5%	628
SMC-Tom Ball Parkway 17727	17727 Tom Ball Parkway	Houston	TX	77064-1010	28,132	24.0%	$67,194	30,757	9.3%	$70,003	4.2%	995
SMC-Portsmouth Boulevard 4300	4300 Portsmouth Boulevard	Chesapeake	VA	23321-2137	18,928	12.0%	$65,313	19,641	3.8%	$71,272	9.1%	669
SMC-Lake Woodlands Drive 1410	1410 Lake Woodlands Drive	The Woodlands	TX	77380-3233	19,322	25.0%	$76,028	21,854	13.1%	$82,377	8.4%	683
SMC-South West Freeway 15235	15235 South West Freeway	Sugar Land	TX	77478-3873	29,253	33.8%	$93,855	34,207	16.9%	$99,354	5.9%	1,035
SMC-Northwest Loop 410	6161 Northwest Loop 410	San Antonio	TX	78238-3302	40,560	15.1%	$41,520	43,539	7.3%	$43,180	4.0%	1,435
SMC-NW Freeway 12009	12009 NW Freeway	Houston	TX	77092-4901	53,574	9.5%	$39,853	56,898	6.2%	$41,798	4.9%	1,895
SMC-East Beltline 1300	1300 East Beltline	Richardson	TX	75081-3709	56,599	2.2%	$49,991	57,673	1.9%	$51,049	2.1%	2,002
SMC-Highway Six South 2665	2665 Highway Six South	Houston	TX	77082-1703	43,019	20.9%	$55,786	47,108	9.5%	$58,511	4.9%	1,521
SMC-Town East 2021	2021 Town East Boulevard	Mesquite	TX	75150-4060	39,317	-1.1%	$46,037	39,516	0.5%	$46,709	1.5%	1,391
SMC-San Bernado Avenue 5720	5720 San Bernardo Avenue	Laredo	TX	78041-3010	29,660	19.9%	$37,812	32,547	9.7%	$41,156	8.8%	1,049
SMC-U.S. Expressway 83	920 East Expressway 83	McAllen	TX	78503-1613	26,295	16.9%	$31,085	28,691	9.1%	$33,206	6.8%	930
SMC-McCann 3520	3520 McCann Road	Longview	TX	75605-4420	17,819	9.9%	$50,121	18,550	4.1%	$53,594	6.9%	630
SMC-South Stemmons Frwy 2422	2422 South Stemmons Freeway	Lewisville	TX	75067-8778	34,661	35.2%	$68,855	39,822	14.9%	$71,523	3.9%	1,226
Railwood F	9013 Spikewood Drive	Houston	TX	77078-4505	12,747	8.0%	$32,338	13,486	5.8%	$34,545	6.8%	451
Shops of Westridge	2158 Highway 20 West	McDonough	GA	30253-7205	6,507	146.5%	$60,147	7,752	19.1%	$62,188	3.4%	230
Land-Hollywood I		Hollywood	FL		65,124	-3.2%	$41,070	65,291	0.3%	$43,532	6.0%	2,303
Webster Square	268 Daniel Webster Highway	Nashua	NH	03060-5725	13,128	2.2%	$83,717	13,140	0.1%	$90,277	7.8%	464
Douglaston-Little Neck	25421 Horace Harding Expy	Little Neck	NY	11362-1816	87,331	1.5%	$80,824	87,623	0.3%	$88,283	9.2%	3,089
Scottsdale I	1290 Scottsdale Mall	South Bend	IN	46614-3471	15,994	0.6%	$42,571	15,949	-0.3%	$43,553	2.3%	566
Hillview	2133 Route 38	Cherry Hill	NJ	08002-2045	47,378	0.7%	$63,018	47,165	-0.5%	$67,844	7.7%	1,676
Potomac Run	46201 Potomac Run Plaza	Sterling	VA	20164-6609	31,309	25.3%	$102,353	36,641	17.0%	$110,285	7.7%	1,107

A:28

Property Name	Address	City	State	Zip Code	2009 Households	Household Growth 2000-2009	2009 Median Household Income	2014 Households	Household Growth 2009-2014	2014 Median Household Income	Median Household Income Growth 2009-2014	2009 Household Density
Greenwood Village	9401 East Arapahoe Road	Greenwood Village	CO	80112-3632	23,136	4.6%	$84,352	23,900	3.3%	$86,259	2.3%	818
Market Street 118	118 Market Street	Philadelphia	PA	19106-3015	158,337	-0.8%	$33,542	157,651	-0.4%	$36,529	8.9%	5,600
Cambridge Crossings	2029 West Maple Road	Troy	MI	48084-7100	42,705	-0.9%	$68,220	42,437	-0.6%	$70,480	3.3%	1,510
Newbury Street 111-115	111 Newbury Street	Boston	MA	02116-2902	191,452	1.7%	$52,355	193,688	1.2%	$58,615	12.0%	6,771
Edgewater Place	1030 North Rogers Lane	Raleigh	NC	27610-6083	18,193	42.1%	$56,132	21,237	16.7%	$59,318	5.7%	643
Land-Dover		Dover	DE		10,597	24.6%	$52,524	11,844	11.8%	$56,408	7.4%	375
Frankfort Crossing	362 North La Grange Road	Frankfort	IL	60423-2008	16,805	40.1%	$89,672	19,298	14.8%	$96,360	7.5%	594
McMinnville Market Center	615 SW Keck Drive	McMinnville	OR	97128	11,236	16.2%	$46,365	12,126	7.9%	$49,879	7.6%	397
Pacific Coast Plaza-PCH & 2nd	703 Pier Ave	Hermosa Beach	CA	90254	72,810	7.2%	$90,312	76,745	5.4%	$100,043	10.8%	2,575
Shops at Saint Lucie	870 Saint Lucie West Boulevard	Port Saint Lucie	FL	34986-1764	25,291	85.0%	$48,850	31,732	25.5%	$54,317	11.2%	894
Hollywood Hills Plaza	4400 Hollywood Boulevard	Hollywood	FL	33021-6610	63,393	-1.9%	$42,001	64,295	1.4%	$45,409	8.1%	2,242
Massaro Boulevard 1801	1801 Massaro Boulevard	Tampa	FL	33619-3013	14,271	19.6%	$41,338	15,764	10.5%	$45,066	9.0%	505
Ward Parkway Center	8600 Ward Parkway	Kansas City	MO	64114-2614	40,372	-1.5%	$56,848	40,429	0.1%	$59,684	5.0%	1,428
Land-Northwest Freeway	Northwest Freeway	Houston	TX	77092	53,040	8.9%	$38,461	56,277	6.1%	$40,953	6.5%	1,876
Land-Southern Ave/Signal Butte	Southern Avenue	Mesa	AZ	85210	60,121	3.6%	$47,200	62,901	4.6%	$51,159	8.4%	2,126
Land-70th Street	West 70th Street	Shreveport	LA	71106	2,006	27.0%	$124,126	2,219	10.6%	$131,033	5.6%	71
Hope Valley Farms	3825 South Roxboro Street	Durham	NC	27713-2799	32,728	20.1%	$48,710	35,899	9.7%	$50,703	4.1%	1,158
Family Place at Las Vegas	1155 East Charleston Boulevard	Las Vegas	NV	89104-1516	71,173	-0.8%	$31,882	71,726	0.8%	$33,636	5.5%	2,517
West Germania 108	108 West Germania Place	Chicago	IL	60610-1311	190,035	6.8%	$68,098	195,543	2.9%	$72,983	7.2%	6,721
Lowe’s-Fayetteville	1030 Highway 85 North	Fayetteville	GA	30214-1306	9,185	23.4%	$66,224	10,172	10.8%	$68,431	3.3%	325
Pecan Park	3750 Millhaven Road	Monroe	LA	71203-9032	13,002	-5.2%	$23,431	12,688	-2.4%	$24,750	5.6%	460
Land-Regency Village-Outparcel	International Drive	Orlando	FL		42,203	10.4%	$43,049	45,600	8.1%	$46,980	9.1%	1,493
McDonough Marketplace South	815 Industrial Boulevard	McDonough	GA	30253-6616	11,939	112.4%	$53,558	15,270	27.9%	$56,333	5.2%	422
Tamiami Trail Shops	13850 SW 8th Street	Miami	FL	33184-3033	34,564	15.9%	$58,632	37,630	8.9%	$65,049	10.9%	1,222
Lincoln Place II	5905 North Illinois Street	Fairview Heights	IL	62208-2710	12,310	16.0%	$57,780	13,173	7.0%	$62,037	7.4%	435
Sheridan Plaza	4800 Sheridan Street	Hollywood	FL	33021-3344	53,525	-0.3%	$45,296	54,719	2.2%	$49,098	8.4%	1,893
Butler Creek	3330 Cobb Parkway	Acworth	GA	30101-8324	16,413	42.8%	$74,948	18,949	15.5%	$80,467	7.4%	580
El Cajon	2398 Jamacha Road	El Cajon	CA	92019-4367	20,219	5.6%	$74,309	21,205	4.9%	$83,200	12.0%	715
Morgan Hill	860 East Dunne Avenue	Morgan Hill	CA	95037-4609	14,022	12.7%	$97,263	15,070	7.5%	$105,709	8.7%	496
Metro Center 280	91 Colma Boulevard	Colma	CA	94014-3231	66,589	-0.4%	$76,263	67,670	1.6%	$83,753	9.8%	2,355
Arapahoe Marketplace	8557 East Arapahoe Road	Greenwood Village	CO	80112-1401	27,844	3.1%	$81,686	28,638	2.9%	$83,785	2.6%	985
West Oaks	43175 Crescent Boulevard	Novi	MI	48375-1206	21,316	14.7%	$84,319	22,581	5.9%	$87,931	4.3%	754
New Braunfels	1050 North IH 35	New Braunfels	TX	78130-3790	16,964	42.9%	$50,332	19,957	17.6%	$56,008	11.3%	600
Novato Fair	900 Diablo Avenue	Novato	CA	94947-7310	18,801	13.1%	$82,370	20,227	7.6%	$90,702	10.1%	665
Valencia Road	1800 West Valencia Road	Tucson	AZ	85746-6554	23,716	11.9%	$39,409	25,312	6.7%	$42,416	7.6%	839
Centrum	10404 Centrum Parkway	Pineville	NC	28134-8820	24,715	25.4%	$57,511	27,820	12.6%	$60,253	4.8%	874
Mashpaug Commons	850 Manton Avenue	Providence	RI	02909-5649	64,678	-0.1%	$36,727	64,568	-0.2%	$40,599	10.5%	2,288
Center at Westbank	1601 Westbank Expressway	Harvey	LA	70058-4312	53,972	-7.0%	$37,788	58,408	8.2%	$41,772	10.5%	1,909
Scottsdale II	1290 Scottsdale Mall	South Bend	IN	46614-3471	18,456	-1.5%	$41,740	18,424	-0.2%	$43,514	4.3%	653
Hazel Dell Town Center	8801 NE Hazel Dell Avenue	Vancouver	WA	98665-8145	29,983	16.3%	$60,335	32,579	8.7%	$65,151	8.0%	1,060
Lakes Crossings	5695 Harvey Street	Muskegon	MI	49444-7735	5,801	14.6%	$54,021	6,192	6.7%	$55,085	2.0%	205
Bethesda Avenue 4929	4929 Bethesda Avenue	Bethesda	MD	20814-5290	56,552	2.5%	$126,414	57,626	1.9%	$139,888	10.7%	2,000
Mt Vernon/SValley/Richmond Hwy	9622 Main Street	Fairfax	VA	22031-3733	39,440	2.5%	$105,675	40,068	1.6%	$117,638	11.3%	1,395
Land-Huntcrest Outparcel		Lawrenceville	GA		30,815	31.9%	$54,897	35,189	14.2%	$55,534	1.2%	1,090
Development-Gulf Breeze	1459 Tiger Park Lane	Gulf Breeze	FL	32563-5720	6,335	21.3%	$67,542	7,051	11.3%	$73,029	8.1%	224
Addison Town Center	3770 Belt Line Road	Addison	TX	75001-4301	62,239	5.4%	$54,913	64,987	4.4%	$57,923	5.5%	2,201
Market at Opitz Crossing	2042 Daniel Stuart Square	Woodbridge	VA	22191-3315	26,052	26.5%	$70,142	29,321	12.6%	$77,688	10.8%	921
Beaver Creek Commons	1335 West Williams Street	Apex	NC	27502-2188	17,139	49.9%	$96,557	20,240	18.1%	$104,310	8.0%	606
Phenix Crossing	5408 Summerville Highway	Phenix City	AL	36867-7400	11,241	13.2%	$48,598	11,941	6.2%	$53,498	10.1%	398
Vista Village II	425 Vista Village Drive	Vista	CA	92083-4993	42,069	0.7%	$61,669	43,122	2.5%	$68,426	11.0%	1,488
Presidential Markets	1905 Scenic Highway	Snellville	GA	30078-5633	20,953	32.7%	$76,478	23,918	14.2%	$78,822	3.1%	741
Thousand Oaks Center	2915 Thousand Oaks Drive	San Antonio	TX	78247-3312	33,421	18.4%	$66,175	36,568	9.4%	$69,981	5.8%	1,182
Hunter's Creek	4001 Town Center Boulevard	Orlando	FL	32837	20,465	33.4%	$61,319	23,422	14.5%	$65,872	7.4%	724
Durham Festival	3457 Hillsborough Road	Durham	NC	27705-3008	24,900	6.7%	$39,392	26,113	4.9%	$40,903	3.8%	881
Fiesta Trails	12635 West IH 10	San Antonio	TX	78230-1023	41,750	28.5%	$48,828	46,892	12.3%	$50,995	4.4%	1,477
Siempre Viva Business Park	2660 Sarnen Street	San Diego	CA	92154-6216	1,313	672.4%	$120,257	1,881	43.3%	$135,583	12.7%	46
Primrose Marketplace II	3308 South Glenstone Avenue	Springfield	MO	65804-4408	30,926	8.4%	$41,377	32,522	5.2%	$43,869	6.0%	1,094
Land-Wakefield Crossings	13150 New Falls of Neuse Road	Raleigh	NC	27614-8286	10,077	145.1%	$80,522	13,101	30.0%	$85,516	6.2%	356
Mercer	3371 US Highway One	Lawrenceville	NJ	08648-1307	11,447	16.5%	$102,240	12,259	7.1%	$113,199	10.7%	405
Marana Ina Road	4075 West Ina Road	Tucson	AZ	85741-2204	23,099	10.8%	$56,711	24,702	6.9%	$61,469	8.4%	817
Streets of Woodfield	601 North Martingale Road	Schaumburg	IL	60173-5903	33,471	-2.6%	$67,647	33,064	-1.2%	$71,776	6.1%	1,184
Turfway Crossing	1336 Hansel Drive	Florence	KY	41042-4802	20,641	8.3%	$47,679	21,760	5.4%	$50,842	6.6%	730
Montgomery Plaza-TX	301 Carroll Street	Fort Worth	TX	76107-1956	30,131	5.4%	$39,199	31,686	5.2%	$41,897	6.9%	1,066
Triangle Mall	600 Triangle Shopping Center	Longview	WA	98632-4667	21,059	3.1%	$39,218	21,581	2.5%	$41,394	5.5%	745
Inverness Heights Market	5025 Highway 280	Birmingham	AL	35242	13,986	28.8%	$83,340	15,665	12.0%	$90,860	9.0%	495
Gateway Station II	1125 North Burleson Boulevard	Burleson	TX	76028-7009	11,867	48.2%	$57,845	13,983	17.8%	$62,234	7.6%	420
Key Bank Building	66 South Pearl Street	Albany	NY	12207-1501	43,287	0.2%	$36,524	43,281	0.0%	$39,995	9.5%	1,531
South Towne Crossing	220 SE Hidden Creek Parkway	Burleson	TX	76028-5743	13,388	59.4%	$58,752	16,084	20.1%	$63,192	7.6%	474
Clinton Bank	7600 Old Branch Avenue	Clinton	MD	20735-1603	17,744	1.2%	$80,852	17,817	0.4%	$89,135	10.2%	628
Villages at Urbana	3530 Sugarloaf Parkway	Frederick	MD	21704-7909	2,322	94.8%	$95,953	2,884	24.2%	$108,855	13.4%	82
Overton Park Plaza	4820 SW Loop 820	Fort Worth	TX	76109-4420	48,252	18.6%	$47,511	53,124	10.1%	$49,769	4.8%	1,707
Sandy Plains Exchange	1860 Sandy Plains Road	Marietta	GA	30066-6578	23,708	8.1%	$67,765	25,016	5.5%	$70,888	4.6%	838
Highlands Ranch	9366 South Colorado Boulevard	Littleton	CO	80126-5256	35,905	12.7%	$93,941	38,900	8.3%	$98,652	5.0%	1,270
Westland Terrace Plaza	7649 West Colonial Drive	Orlando	FL	32818-6631	38,450	17.0%	$49,037	42,208	9.8%	$53,574	9.3%	1,360
Laveen Village Market	5140 West Baseline Road	Laveen	AZ	85339-2971	11,060	342.2%	$58,119	15,353	38.8%	$64,654	11.2%	391
Plaza del Mercado	2211 Bel Pre Road	Silver Spring	MD	20906-2204	38,058	2.9%	$77,509	38,778	1.9%	$86,340	11.4%	1,346
Bear Creek	36010 Hidden Springs Road	Wildomar	CA	92595-7622	17,040	54.4%	$78,746	20,448	20.0%	$88,794	12.8%	603
Centerplace of Greeley II	4500-4626 Centerplace Drive	Greeley	CO	80634-3748	27,860	31.0%	$49,839	31,711	13.8%	$53,687	7.7%	985
John’s Creek Center	2845 County Road 210 West	Jacksonville	FL	32259-2016	2,695	237.7%	$83,375	3,697	37.2%	$90,113	8.1%	95
Shoppes at Fort Wright	Kentucky Highway 17	Fort Wright	KY	41017	23,298	4.1%	$58,909	23,912	2.6%	$63,096	7.1%	824
Independence Square	5590 Sashabaw Road	Independence	MI	48346-3146	15,787	3.9%	$72,968	16,059	1.7%	$76,065	4.2%	558
Land-Thornydale Crossing		Tucson	AZ		43,756	3.8%	$33,658	45,631	4.3%	$36,127	7.3%	1,548
North First Street One	One North First Street	Phoenix	AZ	85004-2357	35,274	8.1%	$30,206	37,707	6.9%	$32,369	7.2%	1,248

Property Name	Address	City	State	Zip Code	2010 Households	Household Growth 2000-2010	2010 Median HH Income	2015 Households	Household Growth 2010-2015	2015 Median Household Income	Median Household Income Growth 2010-2015	2010 Household Density
Greenwood Village	9401 East Arapahoe Road	Greenwood Village	CO	80112-3632	23,915	11.4%	$83,900	25,470	6.5%	$85,027	1.3%	846
Market Street 118	118 Market Street	Philadelphia	PA	19106-3015	165,170	4.1%	$34,513	167,745	1.6%	$37,396	8.4%	5,842
Cambridge Crossings	2029 West Maple Road	Troy	MI	48084-7100	42,269	-1.8%	$69,265	41,535	-1.7%	$71,006	2.5%	1,495
Newbury Street 111-115	111 Newbury Street	Boston	MA	02116-2902	198,107	5.6%	$54,199	200,757	1.3%	$60,025	10.7%	7,007
Edgewater Place	1030 North Rogers Lane	Raleigh	NC	27610-6083	18,973	50.7%	$58,010	22,350	17.8%	$60,164	3.7%	671
Land-Dover		Dover	DE		10,891	27.1%	$56,347	12,035	10.5%	$60,128	6.7%	385
Frankfort Crossing	362 North La Grange Road	Frankfort	IL	60423-2008	16,954	40.4%	$92,559	19,212	13.3%	$99,778	7.8%	600
McMinnville Market Center	615 SW Keck Drive	McMinnville	OR	97128	11,428	18.8%	$47,574	12,261	7.3%	$50,596	6.4%	404
Pacific Coast Plaza-PCH & 2nd	703 Pier Ave	Hermosa Beach	CA	90254	72,254	6.3%	$92,196	75,230	4.1%	$101,116	9.7%	2,555
Shops at Saint Lucie	870 Saint Lucie West Boulevard	Port Saint Lucie	FL	34986-1764	24,777	81.0%	$49,116	29,433	18.8%	$53,113	8.1%	876
Hollywood Hills Plaza	4400 Hollywood Boulevard	Hollywood	FL	33021-6610	63,459	-2.2%	$42,391	63,842	0.6%	$44,935	6.0%	2,244
Massaro Boulevard 1801	1801 Massaro Boulevard	Tampa	FL	33619-3013	14,400	21.1%	$42,117	15,770	9.5%	$45,022	6.9%	509
Ward Parkway Center	8600 Ward Parkway	Kansas City	MO	64114-2614	39,653	-2.9%	$58,455	39,585	-0.2%	$60,961	4.3%	1,402
Land-Northwest Freeway	Northwest Freeway	Houston	TX	77092	53,203	9.4%	$39,991	56,488	6.2%	$42,043	5.1%	1,882
Land-Southern Ave/Signal Butte	Southern Avenue	Mesa	AZ	85210	60,408	3.8%	$47,966	64,437	6.7%	$51,393	7.1%	2,136
Land-70th Street	West 70th Street	Shreveport	LA	71106	2,046	27.5%	$124,360	2,246	9.8%	$132,837	6.8%	72
Hope Valley Farms	3825 South Roxboro Street	Durham	NC	27713-2799	33,137	23.4%	$50,493	36,408	9.9%	$52,845	4.7%	1,172
Family Place at Las Vegas	1155 East Charleston Boulevard	Las Vegas	NV	89104-1516	69,524	-3.1%	$33,122	72,441	4.2%	$34,982	5.6%	2,459
West Germania 108	108 West Germania Place	Chicago	IL	60610-1311	196,948	10.7%	$69,561	201,905	2.5%	$73,903	6.2%	6,966
Lowe’s-Fayetteville	1030 Highway 85 North	Fayetteville	GA	30214-1306	9,226	21.7%	$68,876	9,980	8.2%	$70,661	2.6%	326
Pecan Park	3750 Millhaven Road	Monroe	LA	71203-9032	12,974	-5.1%	$24,124	12,735	-1.8%	$25,315	4.9%	459
Land-Regency Village-Outparcel	International Drive	Orlando	FL		41,965	8.4%	$43,720	44,853	6.9%	$47,695	9.1%	1,484
McDonough Marketplace South	815 Industrial Boulevard	McDonough	GA	30253-6616	12,577	123.8%	$54,532	15,003	19.3%	$56,370	3.4%	445
Tamiami Trail Shops	13850 SW 8th Street	Miami	FL	33184-3033	36,187	19.8%	$59,767	38,486	6.4%	$64,642	8.2%	1,280
Lincoln Place II	5905 North Illinois Street	Fairview Heights	IL	62208-2710	12,220	16.3%	$59,205	12,819	4.9%	$62,855	6.2%	432
Sheridan Plaza	4800 Sheridan Street	Hollywood	FL	33021-3344	52,836	-0.6%	$45,896	53,553	1.4%	$49,043	6.9%	1,869
Butler Creek	3330 Cobb Parkway	Acworth	GA	30101-8324	16,486	44.2%	$78,305	18,539	12.5%	$83,923	7.2%	583
El Cajon	2398 Jamacha Road	El Cajon	CA	92019-4367	20,474	7.4%	$76,410	21,630	5.7%	$84,453	10.5%	724
Morgan Hill	860 East Dunne Avenue	Morgan Hill	CA	95037-4609	14,392	15.2%	$99,386	15,452	7.4%	$106,019	6.7%	509
Metro Center 280	91 Colma Boulevard	Colma	CA	94014-3231	67,954	1.4%	$78,297	69,245	1.9%	$84,678	8.1%	2,403
Arapahoe Marketplace	8557 East Arapahoe Road	Greenwood Village	CO	80112-1401	29,710	10.0%	$80,475	31,670	6.6%	$81,843	1.7%	1,051
West Oaks	43175 Crescent Boulevard	Novi	MI	48375-1206	21,504	15.1%	$85,668	22,455	4.4%	$89,230	4.2%	761
New Braunfels	1050 North IH 35	New Braunfels	TX	78130-3790	16,466	41.9%	$51,995	18,973	15.2%	$57,033	9.7%	582
Novato Fair	900 Diablo Avenue	Novato	CA	94947-7310	18,425	11.0%	$85,804	19,468	5.7%	$93,543	9.0%	652
Valencia Road	1800 West Valencia Road	Tucson	AZ	85746-6554	24,502	15.4%	$40,556	26,642	8.7%	$43,353	6.9%	867
Centrum	10404 Centrum Parkway	Pineville	NC	28134-8820	25,439	29.5%	$58,816	28,526	12.1%	$60,925	3.6%	900
Mashpaug Commons	850 Manton Avenue	Providence	RI	02909-5649	64,291	-0.6%	$37,688	63,461	-1.3%	$40,801	8.3%	2,274
Center at Westbank	1601 Westbank Expressway	Harvey	LA	70058-4312	56,021	-2.8%	$38,919	59,402	6.0%	$42,867	10.1%	1,981
Scottsdale II	1290 Scottsdale Mall	South Bend	IN	46614-3471	18,599	-0.4%	$41,652	18,465	-0.7%	$42,640	2.4%	658
Hazel Dell Town Center	8801 NE Hazel Dell Avenue	Vancouver	WA	98665-8145	29,808	16.0%	$61,309	32,233	8.1%	$65,333	6.6%	1,054
Lakes Crossings	5695 Harvey Street	Muskegon	MI	49444-7735	5,867	15.8%	$54,828	6,148	4.8%	$56,128	2.4%	208
Bethesda Avenue 4929	4929 Bethesda Avenue	Bethesda	MD	20814-5290	57,052	4.0%	$129,319	58,007	1.7%	$142,363	10.1%	2,018
Mt Vernon/SValley/ Richmond Hwy	9622 Main Street	Fairfax	VA	22031-3733	39,825	3.6%	$109,109	40,434	1.5%	$119,535	9.6%	1,409
Land-Huntcrest Outparcel		Lawrenceville	GA		30,642	31.1%	$56,192	34,833	13.7%	$56,591	0.7%	1,084
Development-Gulf Breeze	1459 Tiger Park Lane	Gulf Breeze	FL	32563-5720	6,632	20.1%	$70,156	7,240	9.2%	$75,682	7.9%	235
Addison Town Center	3770 Belt Line Road	Addison	TX	75001-4301	63,604	7.3%	$55,858	66,660	4.8%	$58,230	4.2%	2,250
Market at Opitz Crossing	2042 Daniel Stuart Square	Woodbridge	VA	22191-3315	26,156	27.5%	$72,282	29,314	12.1%	$78,998	9.3%	925
Beaver Creek Commons	1335 West Williams Street	Apex	NC	27502-2188	18,331	58.8%	$99,504	21,757	18.7%	$108,623	9.2%	648
Phenix Crossing	5408 Summerville Highway	Phenix City	AL	36867-7400	11,278	15.4%	$48,703	11,914	5.6%	$52,472	7.7%	399
Vista Village II	425 Vista Village Drive	Vista	CA	92083-4993	43,343	4.5%	$62,886	45,373	4.7%	$69,137	9.9%	1,533
Presidential Markets	1905 Scenic Highway	Snellville	GA	30078-5633	20,847	33.2%	$78,790	23,429	12.4%	$81,199	3.1%	737
Thousand Oaks Center	2915 Thousand Oaks Drive	San Antonio	TX	78247-3312	33,131	17.8%	$66,948	36,145	9.1%	$70,366	5.1%	1,172
Hunter’s Creek	4001 Town Center Boulevard	Orlando	FL	32837	21,402	37.1%	$61,574	24,451	14.3%	$65,301	6.1%	757
Durham Festival	3457 Hillsborough Road	Durham	NC	27705-3008	25,993	10.4%	$41,126	27,688	6.5%	$42,721	3.9%	919
Fiesta Trails	12635 West IH 10	San Antonio	TX	78230-1023	41,011	28.1%	$49,762	45,699	11.4%	$52,229	5.0%	1,450
Siempre Viva Business Park	2660 Sarnen Street	San Diego	CA	92154-6216	1,310	693.9%	$122,606	1,467	12.0%	$144,387	17.8%	46
Primrose Marketplace II	3308 South Glenstone Avenue	Springfield	MO	65804-4408	31,125	9.5%	$42,556	32,497	4.4%	$44,559	4.7%	1,101
Land-Wakefield Crossings	13150 New Falls of Neuse Road	Raleigh	NC	27614-8286	11,761	186.8%	$81,213	13,591	15.6%	$87,915	8.3%	416
Mercer	3371 US Highway One	Lawrenceville	NJ	08648-1307	10,717	15.8%	$106,129	11,237	4.9%	$115,923	9.2%	379
Marana Ina Road	4075 West Ina Road	Tucson	AZ	85741-2204	23,973	14.3%	$58,315	26,013	8.5%	$62,117	6.5%	848
Streets of Woodfield	601 North Martingale Road	Schaumburg	IL	60173-5903	32,979	-2.7%	$69,256	32,504	-1.4%	$72,264	4.3%	1,166
Turfway Crossing	1336 Hansel Drive	Florence	KY	41042-4802	21,003	10.9%	$48,213	22,339	6.4%	$50,201	4.1%	743
Montgomery Plaza-TX	301 Carroll Street	Fort Worth	TX	76107-1956	29,344	2.6%	$40,268	30,722	4.7%	$43,504	8.0%	1,038
Triangle Mall	600 Triangle Shopping Center	Longview	WA	98632-4667	21,115	3.6%	$40,297	21,454	1.6%	$41,911	4.0%	747
Inverness Heights Market	5025 Highway 280	Birmingham	AL	35242	14,475	31.2%	$86,835	16,231	12.1%	$93,380	7.5%	512
Gateway Station II	1125 North Burleson Boulevard	Burleson	TX	76028-7009	11,547	46.1%	$59,030	13,071	13.2%	$62,731	6.3%	408
Key Bank Building	66 South Pearl Street	Albany	NY	12207-1501	43,143	-0.4%	$38,715	42,597	-1.3%	$41,546	7.3%	1,526
South Towne Crossing	220 SE Hidden Creek Parkway	Burleson	TX	76028-5743	13,644	59.9%	$60,179	15,613	14.4%	$64,004	6.4%	483
Clinton Bank	7600 Old Branch Avenue	Clinton	MD	20735-1603	17,195	-1.0%	$83,568	16,940	-1.5%	$90,801	8.7%	608
Villages at Urbana	3530 Sugarloaf Parkway	Frederick	MD	21704-7909	2,756	123.2%	$98,417	2,963	7.5%	$110,690	12.5%	97
Overton Park Plaza	4820 SW Loop 820	Fort Worth	TX	76109-4420	46,275	14.1%	$48,195	50,281	8.7%	$50,301	4.4%	1,637
Sandy Plains Exchange	1860 Sandy Plains Road	Marietta	GA	30066-6578	24,123	9.8%	$69,871	25,259	4.7%	$72,655	4.0%	853
Highlands Ranch	9366 South Colorado Boulevard	Littleton	CO	80126-5256	36,708	15.3%	$95,664	41,202	12.2%	$99,431	3.9%	1,298
Westland Terrace Plaza	7649 West Colonial Drive	Orlando	FL	32818-6631	37,913	15.7%	$49,730	41,524	9.5%	$53,376	7.3%	1,341
Laveen Village Market	5140 West Baseline Road	Laveen	AZ	85339-2971	11,599	356.8%	$59,759	13,212	13.9%	$65,873	10.2%	410
Plaza del Mercado	2211 Bel Pre Road	Silver Spring	MD	20906-2204	38,409	4.2%	$79,672	39,082	1.8%	$86,621	8.7%	1,358
Bear Creek	36010 Hidden Springs Road	Wildomar	CA	92595-7622	17,612	58.8%	$79,423	20,662	17.3%	$88,240	11.1%	623
Centerplace of Greeley II	4500-4626 Centerplace Drive	Greeley	CO	80634-3748	28,553	34.5%	$52,707	32,247	12.9%	$55,812	5.9%	1,010
John’s Creek Center	2845 County Road 210 West	Jacksonville	FL	32259-2016	3,271	242.5%	$89,178	3,867	18.2%	$99,826	11.9%	116
Shoppes at Fort Wright	Kentucky Highway 17	Fort Wright	KY	41017	23,169	4.4%	$60,957	23,703	2.3%	$64,397	5.6%	819
Independence Square	5590 Sashabaw Road	Independence	MI	48346-3146	15,425	2.9%	$74,153	15,473	0.3%	$76,716	3.5%	546
Land-Thornydale Crossing		Tucson	AZ		45,158	5.1%	$34,500	47,428	5.0%	$36,769	6.6%	1,597
North First Street One	One North First Street	Phoenix	AZ	85004-2357	35,249	8.3%	$30,810	38,197	8.4%	$32,853	6.6%	1,247

A:29

Property Name	Address	City	State	Zip Code	2009 Households	Household Growth 2000-2009	2009 Median Household Income	2014 Households	Household Growth 2009-2014	2014 Median Household Income	Median Household Income Growth 2009-2014	2009 Household Density
BridgeMill	3760 Sixes Road	Canton	GA	30114-8194	14,105	71.6%	$77,900	17,404	23.4%	$80,311	3.1%	499
Clinton Park	8899 Woodyard Road	Clinton	MD	20735-2754	14,885	5.7%	$86,167	15,251	2.5%	$94,677	9.9%	526
Signal Hill	9560 Liberia Avenue	Manassas	VA	20110-1719	23,870	10.8%	$80,476	25,285	5.9%	$89,494	11.2%	844
Hamilton Ridge	3300 Hamilton Mill Road	Buford	GA	30519-4080	11,499	115.3%	$78,876	14,636	27.3%	$82,762	4.9%	407
Belfair Towne Village	125 Towne Drive	Bluffton	SC	29910-4203	6,781	116.1%	$61,485	8,706	28.4%	$66,392	8.0%	240
Middle Beach	11220 Middle Beach Road	Panama City	FL	32407-3718	6,812	57.5%	$55,479	8,173	20.0%	$61,667	11.2%	241
Publix at Woodruff	1750 Woodruff Road	Greenville	SC	29607-5933	17,742	42.0%	$70,726	20,584	16.0%	$74,448	5.3%	627
Flatiron Marketplace	One West Flatiron Circle	Broomfield	CO	80021-8881	12,662	16.8%	$83,880	13,787	8.9%	$92,127	9.8%	448
Publix at Laguna Isles	19441 Sheridan Street	Pembroke Pines	FL	33332-1653	14,963	14.4%	$112,078	16,102	7.6%	$124,203	10.8%	529
University Palms	4250 Alafaya Trail	Oviedo	FL	32765-9412	25,211	20.8%	$61,430	27,928	10.8%	$66,992	9.1%	892
Brookwood Square	3999 Austell Road	Austell	GA	30106-1100	21,382	9.5%	$57,431	22,591	5.7%	$59,904	4.3%	756
West Jordan Town Center	7000 South Redwood Road	West Jordan	UT	84084-3421	39,219	10.6%	$58,663	41,809	6.6%	$62,844	7.1%	1,387
Taylorsville Town Center	1818 W 4700 S	Taylorsville	UT	84118-1104	47,169	5.4%	$49,493	49,257	4.4%	$53,018	7.1%	1,668
Westgate Business Center	19408 Park Row	Houston	TX	77084-4949	26,553	35.1%	$78,521	30,237	13.9%	$84,162	7.2%	939
Regency Commons	11255 Reed Hartman Highway	Blue Ash	OH	45242-2417	18,720	-1.3%	$78,610	18,632	-0.5%	$84,726	7.8%	662
Totem Lakes Mall	12632 120th Avenue NE	Kirkland	WA	98034-7502	38,783	7.7%	$81,246	40,634	4.8%	$89,226	9.8%	1,372
Shoppes at Amelia Concourse	Chester Road	Jacksonville	FL	32217	3,998	51.3%	$57,647	4,768	19.3%	$63,899	10.8%	141
Alameda Bridgeside	2671 Blanding Avenue	Alameda	CA	94501-1587	90,763	-0.3%	$51,679	92,561	2.0%	$57,093	10.5%	3,210
Clayton Valley	5424 Ygnacio Valley Road	Concord	CA	94521-3836	22,214	2.1%	$88,359	22,951	3.3%	$96,129	8.8%	786
Falcon Ridge I & II	15262 Summit Avenue	Fontana	CA	92336-0231	18,013	77.7%	$89,354	22,077	22.6%	$101,647	13.8%	637
Hasley Canyon Village	31786 The Old Road	Castaic	CA	91384-3039	4,636	41.6%	$114,302	5,325	14.9%	$127,357	11.4%	164
Victoria Gateway Center	12489 Foothill Boulevard	Rancho Cucamonga	CA	91739-9320	29,956	46.7%	$82,307	35,166	17.4%	$92,377	12.2%	1,059
Signature Plaza	9720 Coit Road	Plano	TX	75025-5833	40,299	85.6%	$101,737	50,543	25.4%	$107,438	5.6%	1,425
Spring West	1532 Spring Cypress Road	Spring	TX	77388-3608	15,154	41.2%	$78,658	17,609	16.2%	$84,737	7.7%	536
Hollymead Town Center	312 Connor Drive	Charlottesville	VA	22911-5605	4,796	25.0%	$82,455	5,276	10.0%	$90,844	10.2%	170
Paseo del Sol	3759 State Street	Santa Barbara	CA	93105-3116	32,320	0.1%	$66,733	32,880	1.7%	$73,988	10.9%	1,143
Anthem Marketplace	3655 West Anthem Way	Anthem	AZ	85086-0430	6,559	370.2%	$88,841	8,980	36.9%	$98,055	10.4%	232
Shops at Arizona	3434 West Anthem Way	Anthem	AZ	85086-0448	6,820	367.8%	$88,246	9,338	36.9%	$97,344	10.3%	241
Pavilion	871 Vanderbilt Beach Road	Naples	FL	34108-8710	21,396	32.6%	$69,413	24,619	15.1%	$74,678	7.6%	757
Greenhouse Marketplace	1499 Washington Avenue	San Leandro	CA	94577-3647	53,243	-2.8%	$56,834	53,536	0.6%	$62,158	9.4%	1,883
Leesville Town Centre	9810 Leesville Road	Raleigh	NC	27613-7536	19,291	44.0%	$74,738	22,714	17.7%	$77,862	4.2%	682
Harrison Pointe	270 Grande Heights Drive	Cary	NC	27513-3925	23,644	23.0%	$66,835	26,529	12.2%	$70,611	5.6%	836
Festival at Hyannis	1070 Iyannough Road	Hyannis	MA	02601-1871	11,500	-3.6%	$50,706	11,159	-3.0%	$56,193	10.8%	407
Shops at the Pond	739 Donald Lynch Boulevard	Marlborough	MA	01752-4727	7,674	10.8%	$84,354	8,046	4.9%	$92,374	9.5%	271
Temple Town Center	2112 SW H K Dodgen Loop	Temple	TX	76504-7004	17,775	6.6%	$43,350	18,715	5.3%	$47,466	9.5%	629
Camden Square	US Route 13	Dover	DE	19901	11,855	23.2%	$50,408	13,196	11.3%	$54,289	7.7%	419
Parmer Crossing	12707 North Mo Pac Expressway	Austin	TX	78727-4206	42,074	24.6%	$57,686	47,272	12.4%	$60,318	4.6%	1,488
Kenai	10480 Kenai Spur Highway	Kenai	AK	99611-7855	2,588	16.2%	$55,684	2,784	7.6%	$61,089	9.7%	92
Tustin	2505 El Camino Real	Tustin	CA	92782-8920	64,163	24.4%	$91,553	71,144	10.9%	$103,514	13.1%	2,269
Folsom	1013 Riley Street	Folsom	CA	95630-3513	28,118	21.3%	$88,481	31,193	10.9%	$98,296	11.1%	994
Oakland Commons	2203 East Oakland Avenue	Bloomington	IL	61701-5760	32,420	9.3%	$48,003	34,043	5.0%	$51,109	6.5%	1,147
Holiday Center	3755 William Penn Highway	Monroeville	PA	15146-2125	24,524	-5.3%	$45,684	23,649	-3.6%	$48,865	7.0%	867
Lake Worth Towne Crossing	6360 Lake Worth Boulevard	Fort Worth	TX	76135-3604	14,644	27.3%	$40,323	16,453	12.4%	$43,554	8.0%	518
Cypress Town Center	Spring-Cypress Road	Cypress	TX	77429	17,958	58.6%	$102,209	21,458	19.5%	$111,790	9.4%	635
Mount Nebo Pointe	289 Mount Nebo Road	Pittsburgh	PA	15237-1313	23,287	-2.3%	$53,385	22,909	-1.6%	$58,792	10.1%	824
Shoppes at Deer Creek	804 South Crowley Road	Crowley	TX	76036-3665	14,876	63.5%	$57,359	17,960	20.7%	$61,247	6.8%	526
Towson Place	1238 Putty Hill Avenue	Towson	MD	21286-5844	58,986	0.6%	$55,751	59,355	0.6%	$61,203	9.8%	2,086
First Colony Commons	15505 SW Freeway	Sugar Land	TX	77478-3830	28,705	30.4%	$90,379	32,918	14.7%	$95,956	6.2%	1,015
TJ Maxx Plaza	7480 SW 117th Avenue	Miami	FL	33183-3806	59,683	0.1%	$57,983	60,850	2.0%	$63,107	8.8%	2,111
Tates Creek Centre	3349 Tates Creek Road	Lexington	KY	40502-3467	37,740	10.2%	$49,689	39,833	5.6%	$52,519	5.7%	1,335
Largo Mall	10500 Ulmerton Road	Largo	FL	33778-1633	49,446	-1.7%	$42,613	49,696	0.5%	$46,071	8.1%	1,749
Christown Spectrum Mall	1703 West Bethany Home Road	Phoenix	AZ	85015-2566	77,762	5.9%	$39,168	82,510	6.1%	$41,964	7.1%	2,750
Creekside Plaza	2350 SE Green Oaks Boulevard	Arlington	TX	76018-0917	30,354	35.2%	$66,601	34,611	14.0%	$70,691	6.1%	1,074
Village Center	2110 East Southlake Boulevard	Southlake	TX	76092-6527	19,238	16.7%	$92,471	20,934	8.8%	$97,647	5.6%	680
Westgate	1600 Saratoga Avenue	San Jose	CA	95129-5101	74,921	2.1%	$90,262	77,202	3.0%	$97,307	7.8%	2,650
Arlington Plaza	926 Arlington Road	Jacksonville	FL	32211-5956	36,012	7.5%	$43,117	38,004	5.5%	$46,179	7.1%	1,274
Highlands Plaza	2228 Lakeland Highlands Road	Lakeland	FL	33803	25,798	12.1%	$45,952	27,897	8.1%	$49,963	8.7%	912
Village	950 Blanding Boulevard	Orange Park	FL	32065-5910	15,377	23.3%	$61,224	17,305	12.5%	$65,715	7.3%	544
Horizon Park	3908 West Hillsborough Avenue	Tampa	FL	33614-5628	39,053	7.0%	$38,780	41,274	5.7%	$42,089	8.5%	1,381
Home Depot Center-Orland Park	15800 South Harlem Avenue	Orland Park	IL	60462-5212	35,554	4.7%	$73,101	36,591	2.9%	$78,772	7.8%	1,257
Turfway	6825 Burlington Pike	Florence	KY	41042-1616	22,849	9.6%	$48,997	24,176	5.8%	$52,453	7.1%	808
Eastwood	246 Versailles Road	Frankfort	KY	40601-3271	10,818	1.4%	$43,893	10,861	0.4%	$46,617	6.2%	383
Outer Loop Plaza	7505 Outer Loop	Louisville	KY	40228-1726	23,499	16.9%	$54,411	25,264	7.5%	$57,612	5.9%	831
Green Ridge Square II	3410 Alpine Avenue NW	Grand Rapids	MI	49544-1686	21,559	0.8%	$43,274	21,725	0.8%	$44,311	2.4%	762
Mooresville Consumer Square	355 West Plaza Drive	Mooresville	NC	28117-6821	9,672	36.6%	$62,178	11,122	15.0%	$67,835	9.1%	342
Union Town Center	Independence Boulevard (US 74)	Indian Trail	NC	28079	12,720	104.1%	$63,219	16,256	27.8%	$68,296	8.0%	450
North Charleston Center	5900 Rivers Avenue	North Charleston	SC	29406-6054	17,869	12.7%	$34,820	19,045	6.6%	$38,506	10.6%	632
Wrangleboro Consumer Square	2300 Wrangleboro Road	Mays Landing	NJ	8330	7,158	48.0%	$62,256	8,295	15.9%	$66,968	7.6%	253
Fairview Square	2909 Memorial Avenue	Lynchburg	VA	24501-2627	18,977	1.4%	$30,993	19,367	2.1%	$32,707	5.5%	671
Hamilton Commons	4215 Black Horse Pike	Mays Landing	NJ	08330-3136	7,897	48.4%	$62,414	9,154	15.9%	$67,393	8.0%	279
BJ’s Wholesale Club	1785 Airport Road	Allentown	PA	18109-9528	35,827	2.1%	$41,735	36,545	2.0%	$44,875	7.5%	1,267
Tops Plaza-Erie	1520 West 25th Street	Erie	PA	16502-2215	42,187	-0.1%	$35,706	42,075	-0.3%	$38,215	7.0%	1,492
Consumer Center-W Long Branch	310 State Route 36	West Long Branch	NJ	07764-1026	32,012	3.0%	$62,329	32,510	1.6%	$67,512	8.3%	1,132
Dick’s-North Towne Commons	851 West Alexis Road	Toledo	OH	43612-4303	30,287	-2.4%	$44,179	29,751	-1.8%	$46,568	5.4%	1,071
Consumer Square West	3630 Soldano Boulevard	Columbus	OH	43228-1422	41,935	2.7%	$41,739	42,591	1.6%	$44,134	5.7%	1,483
Ashtabula Commons	1144 West Prospect Road	Ashtabula	OH	44004-6521	11,408	-6.1%	$34,382	11,003	-3.6%	$36,374	5.8%	403
Williamsville Place	5395 Sheridan Drive	Williamsville	NY	14221-3600	28,191	1.5%	$68,280	28,203	0.0%	$72,935	6.8%	997
Sheridan/Harlem Plaza	4990 Harlem Road	Amherst	NY	14226-2560	46,173	-4.0%	$51,768	44,853	-2.9%	$55,668	7.5%	1,633
Seneca Ridge Plaza	3531 Seneca Street	West Seneca	NY	14224	34,366	-2.4%	$47,245	33,747	-1.8%	$50,776	7.5%	1,215
Home Depot Plaza-West Seneca	1881 Ridge Road	West Seneca	NY	14224-3334	37,297	-3.0%	$45,025	36,508	-2.1%	$48,202	7.1%	1,319
Tops Plaza-Warsaw	2382 State Route 19 North	Warsaw	NY	14569-9356	1,868	-1.4%	$44,872	1,855	-0.7%	$51,157	14.0%	66
Victor Square	2 Commerce Drive	Victor	NY	14564	4,804	19.4%	$95,229	5,185	7.9%	$100,142	5.2%	170
Tops Plaza-Mohawk Street	1122 Mohawk Street	Utica	NY	13501-3750	26,282	-2.4%	$31,012	25,898	-1.5%	$33,568	8.2%	930

Property Name	Address	City	State	Zip Code	2010 Households	Household Growth 2000-2010	2010 Median HH Income	2015 Households	Household Growth 2010-2015	2015 Median Household Income	Median Household Income Growth 2010-2015	2010 Household Density
BridgeMill	3760 Sixes Road	Canton	GA	30114-8194	13,514	74.3%	$80,279	16,055	18.8%	$82,857	3.2%	478
Clinton Park	8899 Woodyard Road	Clinton	MD	20735-2754	14,793	2.2%	$87,676	14,804	0.1%	$95,692	9.1%	523
Signal Hill	9560 Liberia Avenue	Manassas	VA	20110-1719	23,774	10.5%	$83,185	25,067	5.4%	$91,554	10.1%	841
Hamilton Ridge	3300 Hamilton Mill Road	Buford	GA	30519-4080	11,127	121.3%	$81,147	12,856	15.5%	$85,157	4.9%	394
Belfair Towne Village	125 Towne Drive	Bluffton	SC	29910-4203	7,053	122.6%	$62,131	8,271	17.3%	$66,586	7.2%	249
Middle Beach	11220 Middle Beach Road	Panama City	FL	32407-3718	7,056	57.4%	$55,379	7,834	11.0%	$60,380	9.0%	250
Publix at Woodruff	1750 Woodruff Road	Greenville	SC	29607-5933	19,223	51.0%	$70,984	21,818	13.5%	$73,616	3.7%	680
Flatiron Marketplace	One West Flatiron Circle	Broomfield	CO	80021-8881	13,291	24.1%	$83,676	14,636	10.1%	$89,875	7.4%	470
Publix at Laguna Isles	19441 Sheridan Street	Pembroke Pines	FL	33332-1653	14,687	14.8%	$112,009	15,739	7.2%	$125,373	11.9%	519
University Palms	4250 Alafaya Trail	Oviedo	FL	32765-9412	25,599	23.0%	$62,477	28,391	10.9%	$67,389	7.9%	905
Brookwood Square	3999 Austell Road	Austell	GA	30106-1100	20,715	9.7%	$60,225	21,772	5.1%	$62,282	3.4%	733
West Jordan Town Center	7000 South Redwood Road	West Jordan	UT	84084-3421	39,876	12.2%	$59,945	42,663	7.0%	$63,495	5.9%	1,410
Taylorsville Town Center	1818 W 4700 S	Taylorsville	UT	84118-1104	47,001	5.7%	$50,602	49,463	5.2%	$53,631	6.0%	1,662
Westgate Business Center	19408 Park Row	Houston	TX	77084-4949	26,285	33.7%	$80,684	29,321	11.6%	$85,650	6.2%	930
Regency Commons	11255 Reed Hartman Highway	Blue Ash	OH	45242-2417	19,475	3.4%	$79,218	19,655	0.9%	$83,789	5.8%	689
Totem Lakes Mall	12632 120th Avenue NE	Kirkland	WA	98034-7502	39,157	8.7%	$83,429	40,830	4.3%	$90,803	8.8%	1,385
Shoppes at Amelia Concourse	Chester Road	Jacksonville	FL	32217	3,825	54.8%	$59,945	4,392	14.8%	$66,416	10.8%	135
Alameda Bridgeside	2671 Blanding Avenue	Alameda	CA	94501-1587	92,441	0.9%	$52,959	94,063	1.8%	$57,661	8.9%	3,269
Clayton Valley	5424 Ygnacio Valley Road	Concord	CA	94521-3836	22,560	3.4%	$90,042	23,498	4.2%	$96,335	7.0%	798
Falcon Ridge I & II	15262 Summit Avenue	Fontana	CA	92336-0231	18,383	82.8%	$90,222	20,876	13.6%	$102,233	13.3%	650
Hasley Canyon Village	31786 The Old Road	Castaic	CA	91384-3039	4,419	46.3%	$116,154	5,031	13.9%	$132,108	13.7%	156
Victoria Gateway Center	12489 Foothill Boulevard	Rancho Cucamonga	CA	91739-9320	30,761	49.5%	$81,934	34,752	13.0%	$90,539	10.5%	1,088
Signature Plaza	9720 Coit Road	Plano	TX	75025-5833	41,515	90.7%	$103,953	50,378	21.4%	$108,766	4.6%	1,468
Spring West	1532 Spring Cypress Road	Spring	TX	77388-3608	14,836	43.8%	$81,872	16,562	11.6%	$87,496	6.9%	525
Hollymead Town Center	312 Connor Drive	Charlottesville	VA	22911-5605	4,752	24.7%	$85,084	5,173	8.9%	$93,550	10.0%	168
Paseo del Sol	3759 State Street	Santa Barbara	CA	93105-3116	32,536	0.5%	$68,514	33,017	1.5%	$74,989	9.5%	1,151
Anthem Marketplace	3655 West Anthem Way	Anthem	AZ	85086-0430	7,226	417.3%	$91,974	8,233	13.9%	$103,674	12.7%	256
Shops at Arizona	3434 West Anthem Way	Anthem	AZ	85086-0448	7,799	401.5%	$89,408	8,906	14.2%	$100,227	12.1%	276
Pavilion	871 Vanderbilt Beach Road	Naples	FL	34108-8710	21,134	30.6%	$70,837	23,944	13.3%	$75,578	6.7%	747
Greenhouse Marketplace	1499 Washington Avenue	San Leandro	CA	94577-3647	53,733	-1.8%	$58,275	54,121	0.7%	$62,829	7.8%	1,900
Leesville Town Centre	9810 Leesville Road	Raleigh	NC	27613-7536	20,112	50.0%	$76,792	23,457	16.6%	$80,057	4.3%	711
Harrison Pointe	270 Grande Heights Drive	Cary	NC	27513-3925	24,912	28.9%	$68,679	27,905	12.0%	$71,798	4.5%	881
Festival at Hyannis	1070 Iyannough Road	Hyannis	MA	02601-1871	11,366	-5.2%	$51,076	10,913	-4.0%	$54,988	7.7%	402
Shops at the Pond	739 Donald Lynch Boulevard	Marlborough	MA	01752-4727	7,615	11.1%	$87,680	7,893	3.7%	$94,773	8.1%	269
Temple Town Center	2112 SW H K Dodgen Loop	Temple	TX	76504-7004	17,594	5.4%	$44,535	18,668	6.1%	$47,997	7.8%	622
Camden Square	US Route 13	Dover	DE	19901	12,342	24.3%	$53,967	13,559	9.9%	$57,727	7.0%	437
Parmer Crossing	12707 North Mo Pac Expressway	Austin	TX	78727-4206	42,503	24.8%	$59,491	47,181	11.0%	$61,531	3.4%	1,503
Kenai	10480 Kenai Spur Highway	Kenai	AK	99611-7855	2,572	16.2%	$55,179	2,716	5.6%	$58,881	6.7%	91
Tustin	2505 El Camino Real	Tustin	CA	92782-8920	63,755	24.3%	$93,303	68,201	7.0%	$103,300	10.7%	2,255
Folsom	1013 Riley Street	Folsom	CA	95630-3513	27,557	19.5%	$89,409	30,285	9.9%	$99,140	10.9%	975
Oakland Commons	2203 East Oakland Avenue	Bloomington	IL	61701-5760	32,387	10.0%	$49,274	33,680	4.0%	$51,964	5.5%	1,145
Holiday Center	3755 William Penn Highway	Monroeville	PA	15146-2125	24,474	-5.3%	$47,054	23,572	-3.7%	$49,471	5.1%	866
Lake Worth Towne Crossing	6360 Lake Worth Boulevard	Fort Worth	TX	76135-3604	15,011	30.7%	$41,533	16,370	9.1%	$44,005	6.0%	531
Cypress Town Center	Spring-Cypress Road	Cypress	TX	77429	17,395	52.2%	$104,340	18,946	8.9%	$112,335	7.7%	615
Mount Nebo Pointe	289 Mount Nebo Road	Pittsburgh	PA	15237-1313	23,156	-2.4%	$55,248	22,638	-2.2%	$60,117	8.8%	819
Shoppes at Deer Creek	804 South Crowley Road	Crowley	TX	76036-3665	15,571	72.8%	$58,441	17,908	15.0%	$61,756	5.7%	551
Towson Place	1238 Putty Hill Avenue	Towson	MD	21286-5844	57,900	-1.0%	$57,552	57,208	-1.2%	$62,196	8.1%	2,048
First Colony Commons	15505 SW Freeway	Sugar Land	TX	77478-3830	28,970	33.1%	$94,816	33,865	16.9%	$100,384	5.9%	1,025
TJ Maxx Plaza	7480 SW 117th Avenue	Miami	FL	33183-3806	61,053	2.2%	$58,820	62,458	2.3%	$62,690	6.6%	2,159
Tates Creek Centre	3349 Tates Creek Road	Lexington	KY	40502-3467	37,876	10.9%	$51,714	39,979	5.6%	$54,157	4.7%	1,340
Largo Mall	10500 Ulmerton Road	Largo	FL	33778-1633	49,326	-1.8%	$43,452	49,095	-0.5%	$46,131	6.2%	1,745
Christown Spectrum Mall	1703 West Bethany Home Road	Phoenix	AZ	85015-2566	76,774	5.1%	$39,942	82,470	7.4%	$42,290	5.9%	2,715
Creekside Plaza	2350 SE Green Oaks Boulevard	Arlington	TX	76018-0917	31,734	40.5%	$67,832	35,074	10.5%	$71,013	4.7%	1,122
Village Center	2110 East Southlake Boulevard	Southlake	TX	76092-6527	19,505	18.8%	$94,429	21,455	10.0%	$99,961	5.9%	690
Westgate	1600 Saratoga Avenue	San Jose	CA	95129-5101	75,791	4.1%	$92,639	78,326	3.3%	$98,404	6.2%	2,681
Arlington Plaza	926 Arlington Road	Jacksonville	FL	32211-5956	35,886	6.2%	$43,959	37,618	4.8%	$46,078	4.8%	1,269
Highlands Plaza	2228 Lakeland Highlands Road	Lakeland	FL	33803	25,462	12.5%	$46,326	27,513	8.1%	$49,229	6.3%	901
Village	950 Blanding Boulevard	Orange Park	FL	32065-5910	15,061	21.8%	$62,268	16,780	11.4%	$65,796	5.7%	533
Horizon Park	3908 West Hillsborough Avenue	Tampa	FL	33614-5628	38,424	5.7%	$39,156	40,745	6.0%	$41,651	6.4%	1,359
Home Depot Center-Orland Park	15800 South Harlem Avenue	Orland Park	IL	60462-5212	34,891	3.2%	$75,099	35,286	1.1%	$80,151	6.7%	1,234
Turfway	6825 Burlington Pike	Florence	KY	41042-1616	23,296	11.9%	$49,525	24,837	6.6%	$51,883	4.8%	824
Eastwood	246 Versailles Road	Frankfort	KY	40601-3271	11,084	4.5%	$45,418	11,228	1.3%	$47,847	5.3%	392
Outer Loop Plaza	7505 Outer Loop	Louisville	KY	40228-1726	23,458	18.5%	$55,210	24,867	6.0%	$57,891	4.9%	830
Green Ridge Square II	3410 Alpine Avenue NW	Grand Rapids	MI	49544-1686	21,300	0.4%	$43,831	21,245	-0.3%	$44,397	1.3%	753
Mooresville Consumer Square	355 West Plaza Drive	Mooresville	NC	28117-6821	9,399	34.2%	$62,268	10,445	11.1%	$67,345	8.2%	332
Union Town Center	Independence Boulevard (US 74)	Indian Trail	NC	28079	13,368	111.3%	$64,247	16,120	20.6%	$68,317	6.3%	473
North Charleston Center	5900 Rivers Avenue	North Charleston	SC	29406-6054	17,987	13.1%	$36,146	19,295	7.3%	$39,207	8.5%	636
Wrangleboro Consumer Square	2300 Wrangleboro Road	Mays Landing	NJ	8330	6,994	44.9%	$62,479	7,752	10.8%	$65,595	5.0%	247
Fairview Square	2909 Memorial Avenue	Lynchburg	VA	24501-2627	18,851	1.0%	$32,303	19,177	1.7%	$33,841	4.8%	667
Hamilton Commons	4215 Black Horse Pike	Mays Landing	NJ	08330-3136	7,768	46.2%	$62,625	8,620	11.0%	$66,030	5.4%	275
BJ’s Wholesale Club	1785 Airport Road	Allentown	PA	18109-9528	35,495	1.9%	$43,011	35,908	1.2%	$45,556	5.9%	1,255
Tops Plaza-Erie	1520 West 25th Street	Erie	PA	16502-2215	42,513	0.5%	$36,754	42,180	-0.8%	$38,656	5.2%	1,504
Consumer Center-W Long Branch	310 State Route 36	West Long Branch	NJ	07764-1026	32,108	3.2%	$64,564	32,334	0.7%	$68,735	6.5%	1,136
Dick’s-North Towne Commons	851 West Alexis Road	Toledo	OH	43612-4303	29,657	-3.7%	$43,774	28,796	-2.9%	$45,113	3.1%	1,049
Consumer Square West	3630 Soldano Boulevard	Columbus	OH	43228-1422	42,134	3.4%	$42,942	43,062	2.2%	$44,963	4.7%	1,490
Ashtabula Commons	1144 West Prospect Road	Ashtabula	OH	44004-6521	11,469	-5.9%	$35,405	11,009	-4.0%	$37,287	5.3%	406
Williamsville Place	5395 Sheridan Drive	Williamsville	NY	14221-3600	28,008	1.1%	$69,825	27,744	-0.9%	$73,999	6.0%	991
Sheridan/Harlem Plaza	4990 Harlem Road	Amherst	NY	14226-2560	45,977	-4.1%	$53,201	44,509	-3.2%	$56,367	6.0%	1,626
Seneca Ridge Plaza	3531 Seneca Street	West Seneca	NY	14224	34,415	-2.7%	$48,793	33,536	-2.6%	$52,101	6.8%	1,217
Home Depot Plaza-West Seneca	1881 Ridge Road	West Seneca	NY	14224-3334	36,971	-3.5%	$46,422	35,878	-3.0%	$49,224	6.0%	1,308
Tops Plaza-Warsaw	2382 State Route 19 North	Warsaw	NY	14569-9356	1,846	-2.6%	$45,297	1,797	-2.7%	$50,269	11.0%	65
Victor Square	2 Commerce Drive	Victor	NY	14564	4,678	20.9%	$96,026	4,929	5.4%	$100,395	4.5%	165
Tops Plaza-Mohawk Street	1122 Mohawk Street	Utica	NY	13501-3750	26,293	-2.3%	$31,602	25,799	-1.9%	$33,421	5.8%	930

A:30

Property Name	Address	City	State	Zip Code	2009 Households	Household Growth 2000-2009	2009 Median Household Income	2014 Households	Household Growth 2009-2014	2014 Median Household Income	Median Household Income Growth 2009-2014	2009 Household Density
Office Depot Plaza-Tonawanda	2309 Eggert Road	Tonawanda	NY	14150-9200	61,235	-4.7%	$46,752	59,248	-3.2%	$49,477	5.8%	2,166
Del-Ton Plaza	4264 Delaware Avenue	Tonawanda	NY	14150-6130	42,072	-6.2%	$45,244	40,364	-4.1%	$48,130	6.4%	1,488
Tops Plaza-Alden	12775 Broadway Street	Alden	NY	14004-9569	2,940	1.1%	$56,880	2,937	-0.1%	$60,961	7.2%	104
Youngmann Plaza	750 Young Street	Tonawanda	NY	14150-4101	45,346	-5.9%	$45,364	43,566	-3.9%	$48,185	6.2%	1,604
Sheridan-Delaware Plaza	1692 Sheridan Drive	Buffalo	NY	14223-1210	59,523	-4.8%	$42,034	57,632	-3.2%	$44,691	6.3%	2,105
Tops Plaza-Tonawanda	150 Niagra Street	Tonawanda	NY	14150-1001	29,295	-4.8%	$45,242	28,417	-3.0%	$48,284	6.7%	1,036
Bear Road Plaza	709 North Main Street	North Syracuse	NY	13212-1669	18,076	3.2%	$57,786	18,323	1.4%	$62,560	8.3%	639
Springville Plaza	184 South Cascade Drive	Springville	NY	14141-9705	2,275	-0.7%	$45,709	2,259	-0.7%	$49,121	7.5%	80
Tops Plaza-Robinson Road	3035 Niagara Falls Boulevard	Amherst	NY	14228-1600	25,165	-2.3%	$48,487	24,744	-1.7%	$52,262	7.8%	890
Panorama Plaza	1601 Penfield Road	Rochester	NY	14625-2322	21,574	-2.0%	$65,384	21,395	-0.8%	$69,028	5.6%	763
Tops Plaza-Transit Commons	9660 Transit Road	East Amherst	NY	14051-1484	13,167	14.8%	$93,772	13,934	5.8%	$99,475	6.1%	466
Henrietta Plaza	1100 Jefferson Plaza	Rochester	NY	14623-3135	20,276	4.3%	$53,960	20,644	1.8%	$57,745	7.0%	717
University Plaza	3500 Main Street	Amherst	NY	14226-3120	71,204	-5.8%	$42,369	68,579	-3.7%	$45,009	6.2%	2,518
Plattsburgh Consumer Square	77 Consumer Square	Plattsburgh	NY	12901-6532	10,802	8.0%	$38,012	11,185	3.6%	$41,690	9.7%	382
Transit Road 7370	7370 Transit Road	Buffalo	NY	14221-6020	17,961	5.3%	$69,889	18,344	2.1%	$74,736	6.9%	635
Crossroads Centre	3245 Southwestern Boulevard	Orchard Park	NY	14127-1241	18,079	1.5%	$60,641	18,150	0.4%	$65,379	7.8%	639
Tops Plaza-Ontario	6272 Furnace Road	Ontario	NY	14519-8974	3,172	8.3%	$58,000	3,286	3.6%	$62,352	7.5%	112
Boulevard Consumer Square	1641 Niagara Falls Boulevard	Amherst	NY	14228-2704	41,941	-4.5%	$48,605	40,642	-3.1%	$51,940	6.9%	1,483
Burlington Plaza-Amherst	1551 Niagara Falls Boulevard	Amherst	NY	14228-2703	42,970	-4.5%	$49,386	41,656	-3.1%	$52,906	7.1%	1,520
Wal-Mart-Olean	3142 West State Street	Olean	NY	14760	7,199	-4.4%	$37,022	6,953	-3.4%	$40,821	10.3%	255
Tops Plaza-Norwich	54 East Main Street	Norwich	NY	13815-1851	4,389	-0.2%	$37,204	4,344	-1.0%	$40,885	9.9%	155
Mohawk Commons	402 Balltown Road	Schenectady	NY	12304-2245	25,856	2.9%	$58,702	26,395	2.1%	$65,084	10.9%	914
Dick’s Sporting Goods-Amherst	281 Meyer Road	Amherst	NY	14226-1035	41,605	-4.1%	$51,421	40,375	-3.0%	$55,212	7.4%	1,471
Pine Plaza	8329 Niagara Falls Boulevard	Niagara Falls	NY	14304-4708	14,868	1.3%	$44,003	14,917	0.3%	$46,670	6.1%	526
Tops Plaza-Arcade	658 Main Street	Arcade	NY	14009-1037	2,049	-5.8%	$43,794	2,041	-0.4%	$47,299	8.0%	72
Regal Cinemas-Niagara Falls	750 Builders Way	Niagara Falls	NY	14304-2103	21,661	-3.7%	$33,980	21,189	-2.2%	$36,407	7.1%	766
Tops Plaza-Avon	270 East Main Street	Avon	NY	14414-1422	2,211	-1.2%	$49,643	2,214	0.1%	$53,351	7.5%	78
Tops Plaza-Batavia	8351 Lewiston Road	Batavia	NY	14020-4002	7,260	-3.9%	$39,167	7,079	-2.5%	$42,273	7.9%	257
Consumer Square	4725 Commercial Drive	New Hartford	NY	13413-6211	20,265	1.2%	$43,612	20,338	0.4%	$47,388	8.7%	717
BJ’s Plaza-Batavia	8326 Lewiston Road	Batavia	NY	14020-1252	7,219	-4.0%	$39,151	7,038	-2.5%	$42,246	7.9%	255
Hannaford Plaza-Kellogg Road	40 Kellogg Road	New Hartford	NY	13413-2850	14,269	0.4%	$46,300	14,272	0.0%	$49,826	7.6%	505
Batavia Commons	419 West Main Street	Batavia	NY	14020-1284	7,258	-3.9%	$39,159	7,077	-2.5%	$42,260	7.9%	257
Mid-City Plaza	955 Payne Avenue	North Tonawanda	NY	14120-3213	21,750	0.4%	$48,122	21,658	-0.4%	$52,065	8.2%	769
Big Flats Consumer Square	830 County Road 64	Elmira	NY	14903-9719	5,616	1.8%	$49,281	5,656	0.7%	$52,805	7.2%	199
Tops Plaza-Portage Road	1000 Portage Road	Niagara Falls	NY	14301-1120	15,981	-8.7%	$25,560	15,145	-5.2%	$27,143	6.2%	565
Tops Plaza-Medina	11200 Maple Ridge Road	Medina	NY	14103-1844	3,211	-3.1%	$37,953	3,131	-2.5%	$40,788	7.5%	114
McKinley Mall OP-Pier 1	3701 McKinley Parkway	Buffalo	NY	14219-2695	20,642	-1.3%	$47,367	20,380	-1.3%	$51,021	7.7%	730
Delaware Consumer Square	2636 Delaware Avenue	Buffalo	NY	14216-1740	73,017	-5.0%	$37,049	70,662	-3.2%	$39,670	7.1%	2,582
Elmwood Regal Center	1951 Elmwood Avenue	Buffalo	NY	14207	70,218	-5.4%	$35,262	67,881	-3.3%	$37,948	7.6%	2,483
Marshall’s Plaza	2150 Delaware Avenue	Buffalo	NY	14216	83,315	-6.0%	$33,161	80,107	-3.9%	$35,350	6.6%	2,947
Thruway Plaza	2195 Harlem Road	Cheektowaga	NY	14225	51,069	-8.8%	$31,725	48,366	-5.3%	$33,839	6.7%	1,806
Tops Plaza-Lockport	5839 South Transit Road	Lockport	NY	14094-6317	14,033	-0.3%	$42,849	13,983	-0.4%	$45,401	6.0%	496
Tops Plaza-Union	3825 Union Road	Cheektowaga	NY	14225	38,009	-6.7%	$40,427	36,496	-4.0%	$43,090	6.6%	1,344
Tops Plaza-Le Roy	128 West Main Street	Le Roy	NY	14482-1300	2,633	-4.5%	$48,279	2,573	-2.3%	$51,789	7.3%	93
Regal Center	2001 Elmwood Ave	Buffalo	NY	14207-1903	21,083	1.6%	$60,496	21,093	0.1%	$65,205	7.8%	746
Borders Books-Walden	2015 Walden Avenue	Cheektowaga	NY	14225-5113	42,269	-6.5%	$37,098	40,408	-4.4%	$39,908	7.6%	1,495
Dick’s Plaza-Union	3637 Union Road	Cheektowaga	NY	14225-5100	39,614	-6.3%	$39,428	38,037	-4.0%	$42,162	6.9%	1,401
Tops Plaza-Jamestown	75 Washington Street	Jamestown	NY	14701	16,053	-5.2%	$31,856	15,472	-3.6%	$34,009	6.8%	568
Walden Consumer Square	1700 Walden Avenue	Cheektowaga	NY	14225	48,194	-7.7%	$34,588	45,892	-4.8%	$37,227	7.6%	1,705
Southside Plaza	788 Foote Avenue	Jamestown	NY	14701-9387	14,779	-5.2%	$31,203	14,223	-3.8%	$33,272	6.6%	523
Walden Place	2130 Walden Avenue	Cheektowaga	NY	14225-5126	40,619	-6.2%	$38,775	38,954	-4.1%	$41,569	7.2%	1,437
Kmart Plaza	800 Paul Road	Rochester	NY	14624-4421	12,147	3.7%	$62,457	12,364	1.8%	$65,688	5.2%	430
Tops Plaza-Ithaca	614 South Meadow Street	Ithaca	NY	14850-5319	15,940	7.0%	$34,365	16,437	3.1%	$37,212	8.3%	564
Ridgeview Place	850 Ridge Road East	Rochester	NY	14621-1711	58,203	-6.3%	$32,635	56,194	-3.5%	$34,013	4.2%	2,059
Eastgate Plaza	5033 Transit Road	Williamsville	NY	14221-4132	19,562	7.3%	$79,250	20,187	3.2%	$85,094	7.4%	692
JoAnn Plaza-Transit	4101 Transit Road	Williamsville	NY	14221-7243	20,153	2.9%	$62,798	20,315	0.8%	$67,523	7.5%	713
Culver Ridge Plaza	2255 Ridge Road East	Irondequoit	NY	14622-2611	40,441	-4.4%	$40,177	39,445	-2.5%	$42,221	5.1%	1,430
Henrietta Jefferson Plaza	400 Jefferson Road	Rochester	NY	14623-2430	14,784	2.4%	$46,059	14,941	1.1%	$48,823	6.0%	523
Tops Plaza-Cortland	3918 State Route 281	Cortland	NY	13045-8851	9,940	1.1%	$34,758	9,929	-0.1%	$38,395	10.5%	352
Tops Plaza-Dansville	23 Franklin Plaza	Dansville	NY	14437-9221	2,411	-8.6%	$39,809	2,285	-5.2%	$42,674	7.2%	85
Tops Plaza-Depew	5175 Broadway	Depew	NY	14043-4010	25,349	0.3%	$57,380	25,218	-0.5%	$62,148	8.3%	897
Tops Plaza-Hamlin	1800 Lake Road	Hamlin	NY	14464-9514	2,759	-1.2%	$59,613	2,730	-1.1%	$63,231	6.1%	98
Dewitt Commons	3401 Erie Boulevard East	De Witt	NY	13214-1635	26,180	-1.1%	$46,884	25,975	-0.8%	$50,352	7.4%	926
McKinley-Milestrip Plaza	3540 McKinley Parkway	Buffalo	NY	14219-2600	21,081	-2.1%	$46,137	20,749	-1.6%	$49,521	7.3%	746
Michael’s-Dewitt	3133 Erie Boulevard East	De Witt	NY	13214-1201	30,216	-2.0%	$41,923	29,805	-1.4%	$44,963	7.3%	1,069
Tops Plaza-Elmira	299 South Main Street	Elmira	NY	14904-1393	16,780	-3.5%	$35,670	16,358	-2.5%	$37,912	6.3%	593
Mckinley Milestrip-Home Depot	4405 Milestrip Road	Buffalo	NY	14219-2000	20,946	-2.2%	$45,979	20,613	-1.6%	$49,361	7.4%	741
Westgate Plaza	2000 Chili Avenue	Gates	NY	14624-3424	24,266	-4.8%	$43,473	23,597	-2.8%	$45,376	4.4%	858
Hamburg Village Square	140 Pine Street	Hamburg	NY	14075-5154	10,948	2.0%	$60,608	11,017	0.6%	$65,128	7.5%	387
Jo-Ann/Petsmart Plaza	3042 West Ridge Road	Greece	NY	14626-1676	22,831	0.5%	$54,562	22,786	-0.2%	$58,141	6.6%	807
Tops Plaza-Southpark	6150 South Park Avenue	Hamburg	NY	14075-3810	13,021	2.7%	$60,371	13,148	1.0%	$64,936	7.6%	461
BJ’s Plaza-Hamburg	4408 Milestrip Road	Buffalo	NY	14219-2553	21,307	-2.5%	$45,393	20,928	-1.8%	$48,745	7.4%	754
Venice	535 Tamiami Trail	Venice	FL	34285-2927	20,064	17.6%	$45,814	22,127	10.3%	$49,253	7.5%	710
Sparkleberry Square	10136 Two Notch Road	Columbia	SC	29229-4389	17,550	53.9%	$72,906	20,704	18.0%	$77,869	6.8%	621
Two Guys Auto Glass-Brooklyn	302 McGuinness Boulevard	Brooklyn	NY	11222-1821	561,663	2.2%	$59,280	570,899	1.6%	$66,173	11.6%	19,865
American Muffler-Oceanside	203 Merrick Road	Oceanside	NY	11572-1431	64,675	-4.9%	$85,353	62,887	-2.8%	$94,139	10.3%	2,287
Land-New Ridge			MD		14,636	13.4%	$83,353	15,504	5.9%	$94,004	12.8%	518
Genovese-Brooklyn	2981 Ocean Avenue	Brooklyn	NY	11235-3432	179,551	-0.9%	$44,389	179,546	0.0%	$48,798	9.9%	6,350
Windy Hill	3500 Highway 17 South	North Myrtle Beach	SC	29582-4963	5,009	31.7%	$39,594	5,757	14.9%	$41,703	5.3%	177
Meadows Square	4753 North Congress Avenue	Boynton Beach	FL	33426-7940	41,082	13.8%	$48,058	44,435	8.2%	$52,679	9.6%	1,453
Rotonda Plaza	5855 Placida Road	Englewood	FL	34224-9536	7,006	19.5%	$48,181	7,681	9.6%	$53,318	10.7%	248
Tops Plaza-Canandaigua	5150 North Street	Canandaigua	NY	14424-1091	6,275	4.2%	$45,562	6,403	2.0%	$49,595	8.9%	222
Union Consumer Square	3733 Union Road	Cheektowaga	NY	14225-4297	39,613	-6.5%	$39,375	38,027	-4.0%	$42,062	6.8%	1,401

Property Name	Address	City	State	Zip Code	2010 Households	Household Growth 2000-2010	2010 Median HH Income	2015 Households	Household Growth 2010-2015	2015 Median Household Income	Median Household Income Growth 2010-2015	2010 Household Density
Office Depot Plaza-Tonawanda	2309 Eggert Road	Tonawanda	NY	14150-9200	60,846	-5.0%	$47,998	58,660	-3.6%	$50,271	4.7%	2,152
Del-Ton Plaza	4264 Delaware Avenue	Tonawanda	NY	14150-6130	42,082	-6.4%	$46,432	40,323	-4.2%	$48,821	5.1%	1,488
Tops Plaza-Alden	12775 Broadway Street	Alden	NY	14004-9569	2,936	0.7%	$58,608	2,905	-1.1%	$62,570	6.8%	104
Youngmann Plaza	750 Young Street	Tonawanda	NY	14150-4101	45,110	-6.1%	$46,460	43,273	-4.1%	$48,762	5.0%	1,595
Sheridan-Delaware Plaza	1692 Sheridan Drive	Buffalo	NY	14223-1210	59,193	-5.3%	$43,303	57,002	-3.7%	$45,410	4.9%	2,094
Tops Plaza-Tonawanda	150 Niagra Street	Tonawanda	NY	14150-1001	29,164	-5.0%	$46,230	28,155	-3.5%	$48,731	5.4%	1,031
Bear Road Plaza	709 North Main Street	North Syracuse	NY	13212-1669	18,107	3.7%	$59,355	18,211	0.6%	$63,441	6.9%	640
Springville Plaza	184 South Cascade Drive	Springville	NY	14141-9705	2,238	-1.5%	$46,993	2,190	-2.1%	$50,309	7.1%	79
Tops Plaza-Robinson Road	3035 Niagara Falls Boulevard	Amherst	NY	14228-1600	25,259	-2.0%	$49,347	24,730	-2.1%	$52,588	6.6%	893
Panorama Plaza	1601 Penfield Road	Rochester	NY	14625-2322	22,078	-1.0%	$66,831	21,809	-1.2%	$69,994	4.7%	781
Tops Plaza-Transit Commons	9660 Transit Road	East Amherst	NY	14051-1484	13,181	14.9%	$96,196	13,736	4.2%	$101,648	5.7%	466
Henrietta Plaza	1100 Jefferson Plaza	Rochester	NY	14623-3135	20,338	5.1%	$55,226	20,573	1.2%	$58,343	5.6%	719
University Plaza	3500 Main Street	Amherst	NY	14226-3120	70,797	-6.1%	$43,548	67,968	-4.0%	$45,638	4.8%	2,504
Plattsburgh Consumer Square	77 Consumer Square	Plattsburgh	NY	12901-6532	10,695	7.2%	$39,664	10,873	1.7%	$42,919	8.2%	378
Transit Road 7370	7370 Transit Road	Buffalo	NY	14221-6020	17,762	5.3%	$71,564	17,912	0.8%	$76,081	6.3%	628
Crossroads Centre	3245 Southwestern Boulevard	Orchard Park	NY	14127-1241	18,011	1.2%	$62,263	17,867	-0.8%	$66,606	7.0%	637
Tops Plaza-Ontario	6272 Furnace Road	Ontario	NY	14519-8974	3,210	9.7%	$59,064	3,306	3.0%	$62,479	5.8%	114
Boulevard Consumer Square	1641 Niagara Falls Boulevard	Amherst	NY	14228-2704	42,111	-4.5%	$49,974	40,692	-3.4%	$53,006	6.1%	1,489
Burlington Plaza-Amherst	1551 Niagara Falls Boulevard	Amherst	NY	14228-2703	42,865	-4.7%	$50,829	41,371	-3.5%	$53,873	6.0%	1,516
Wal-Mart-Olean	3142 West State Street	Olean	NY	14760	7,082	-5.8%	$37,720	6,786	-4.2%	$40,916	8.5%	250
Tops Plaza-Norwich	54 East Main Street	Norwich	NY	13815-1851	4,283	-1.4%	$38,379	4,204	-1.8%	$41,338	7.7%	151
Mohawk Commons	402 Balltown Road	Schenectady	NY	12304-2245	26,013	3.0%	$59,918	26,240	0.9%	$65,139	8.7%	920
Dick’s Sporting Goods-Amherst	281 Meyer Road	Amherst	NY	14226-1035	41,562	-4.3%	$52,891	40,195	-3.3%	$56,007	5.9%	1,470
Pine Plaza	8329 Niagara Falls Boulevard	Niagara Falls	NY	14304-4708	14,916	1.5%	$45,052	14,862	-0.4%	$47,250	4.9%	528
Tops Plaza-Arcade	658 Main Street	Arcade	NY	14009-1037	2,028	-5.8%	$44,611	1,946	-4.0%	$47,549	6.6%	72
Regal Cinemas-Niagara Falls	750 Builders Way	Niagara Falls	NY	14304-2103	21,681	-3.8%	$34,727	21,113	-2.6%	$36,693	5.7%	767
Tops Plaza-Avon	270 East Main Street	Avon	NY	14414-1422	2,230	0.2%	$50,427	2,209	-0.9%	$53,148	5.4%	79
Tops Plaza-Batavia	8351 Lewiston Road	Batavia	NY	14020-4002	7,244	-3.8%	$39,435	7,031	-2.9%	$41,517	5.3%	256
Consumer Square	4725 Commercial Drive	New Hartford	NY	13413-6211	19,947	0.3%	$44,444	19,790	-0.8%	$47,321	6.5%	705
BJ’s Plaza-Batavia	8326 Lewiston Road	Batavia	NY	14020-1252	7,226	-3.8%	$39,473	7,011	-3.0%	$41,559	5.3%	256
Hannaford Plaza-Kellogg Road	40 Kellogg Road	New Hartford	NY	13413-2850	14,080	-0.5%	$46,749	13,920	-1.1%	$49,429	5.7%	498
Batavia Commons	419 West Main Street	Batavia	NY	14020-1284	7,244	-3.8%	$39,435	7,031	-2.9%	$41,517	5.3%	256
Mid-City Plaza	955 Payne Avenue	North Tonawanda	NY	14120-3213	21,721	0.6%	$49,211	21,536	-0.9%	$52,864	7.4%	768
Big Flats Consumer Square	830 County Road 64	Elmira	NY	14903-9719	5,627	2.7%	$50,479	5,632	0.1%	$53,505	6.0%	199
Tops Plaza-Portage Road	1000 Portage Road	Niagara Falls	NY	14301-1120	15,901	-8.5%	$26,157	15,158	-4.7%	$27,208	4.0%	562
Tops Plaza-Medina	11200 Maple Ridge Road	Medina	NY	14103-1844	3,178	-4.4%	$38,776	3,067	-3.5%	$40,946	5.6%	112
McKinley Mall OP-Pier 1	3701 McKinley Parkway	Buffalo	NY	14219-2695	20,728	-1.1%	$48,808	20,360	-1.8%	$52,467	7.5%	733
Delaware Consumer Square	2636 Delaware Avenue	Buffalo	NY	14216-1740	72,424	-6.0%	$38,318	69,588	-3.9%	$40,380	5.4%	2,561
Elmwood Regal Center	1951 Elmwood Avenue	Buffalo	NY	14207	68,946	-6.5%	$36,546	66,104	-4.1%	$38,653	5.8%	2,438
Marshall’s Plaza	2150 Delaware Avenue	Buffalo	NY	14216	81,877	-7.0%	$34,199	78,370	-4.3%	$36,081	5.5%	2,896
Thruway Plaza	2195 Harlem Road	Cheektowaga	NY	14225	50,312	-9.2%	$32,632	47,758	-5.1%	$34,167	4.7%	1,779
Tops Plaza-Lockport	5839 South Transit Road	Lockport	NY	14094-6317	13,955	-0.9%	$43,836	13,784	-1.2%	$45,694	4.2%	494
Tops Plaza-Union	3825 Union Road	Cheektowaga	NY	14225	37,852	-6.7%	$41,746	36,259	-4.2%	$43,769	4.8%	1,339
Tops Plaza-Le Roy	128 West Main Street	Le Roy	NY	14482-1300	2,638	-3.7%	$48,469	2,557	-3.1%	$50,804	4.8%	93
Regal Center	2001 Elmwood Ave	Buffalo	NY	14207-1903	21,152	2.0%	$61,925	21,046	-0.5%	$65,973	6.5%	748
Borders Books-Walden	2015 Walden Avenue	Cheektowaga	NY	14225-5113	41,856	-7.1%	$38,336	40,036	-4.4%	$40,363	5.3%	1,480
Dick’s Plaza-Union	3637 Union Road	Cheektowaga	NY	14225-5100	39,307	-6.5%	$40,777	37,681	-4.1%	$42,824	5.0%	1,390
Tops Plaza-Jamestown	75 Washington Street	Jamestown	NY	14701	15,993	-5.8%	$32,278	15,384	-3.8%	$33,762	4.6%	566
Walden Consumer Square	1700 Walden Avenue	Cheektowaga	NY	14225	48,079	-8.1%	$35,929	45,820	-4.7%	$37,888	5.5%	1,700
Southside Plaza	788 Foote Avenue	Jamestown	NY	14701-9387	14,670	-5.8%	$31,578	14,112	-3.8%	$32,967	4.4%	519
Walden Place	2130 Walden Avenue	Cheektowaga	NY	14225-5126	40,105	-6.4%	$40,073	38,488	-4.0%	$42,140	5.2%	1,418
Kmart Plaza	800 Paul Road	Rochester	NY	14624-4421	12,033	3.5%	$63,807	12,071	0.3%	$66,523	4.3%	426
Tops Plaza-Ithaca	614 South Meadow Street	Ithaca	NY	14850-5319	16,084	7.4%	$36,175	16,425	2.1%	$39,155	8.2%	569
Ridgeview Place	850 Ridge Road East	Rochester	NY	14621-1711	58,196	-5.5%	$33,295	56,277	-3.3%	$34,147	2.6%	2,058
Eastgate Plaza	5033 Transit Road	Williamsville	NY	14221-4132	19,566	7.2%	$81,419	19,872	1.6%	$86,641	6.4%	692
JoAnn Plaza-Transit	4101 Transit Road	Williamsville	NY	14221-7243	20,292	3.1%	$64,210	20,283	0.0%	$68,333	6.4%	718
Culver Ridge Plaza	2255 Ridge Road East	Irondequoit	NY	14622-2611	41,155	-3.2%	$41,204	40,193	-2.3%	$42,718	3.7%	1,456
Henrietta Jefferson Plaza	400 Jefferson Road	Rochester	NY	14623-2430	15,267	2.8%	$46,889	15,304	0.2%	$49,033	4.6%	540
Tops Plaza-Cortland	3918 State Route 281	Cortland	NY	13045-8851	9,942	0.8%	$37,093	9,849	-0.9%	$40,356	8.8%	352
Tops Plaza-Dansville	23 Franklin Plaza	Dansville	NY	14437-9221	2,468	-6.0%	$40,166	2,373	-3.9%	$41,875	4.3%	87
Tops Plaza-Depew	5175 Broadway	Depew	NY	14043-4010	25,509	1.3%	$58,825	25,309	-0.8%	$63,200	7.4%	902
Tops Plaza-Hamlin	1800 Lake Road	Hamlin	NY	14464-9514	2,682	-1.2%	$61,175	2,643	-1.5%	$64,873	6.0%	95
Dewitt Commons	3401 Erie Boulevard East	De Witt	NY	13214-1635	25,940	-1.5%	$47,917	25,514	-1.6%	$50,558	5.5%	917
McKinley-Milestrip Plaza	3540 McKinley Parkway	Buffalo	NY	14219-2600	21,087	-2.0%	$47,447	20,631	-2.2%	$50,696	6.8%	746
Michael’s-Dewitt	3133 Erie Boulevard East	De Witt	NY	13214-1201	30,020	-2.5%	$42,955	29,384	-2.1%	$45,273	5.4%	1,062
Tops Plaza-Elmira	299 South Main Street	Elmira	NY	14904-1393	16,731	-3.8%	$36,314	16,257	-2.8%	$38,049	4.8%	592
Mckinley Milestrip-Home Depot	4405 Milestrip Road	Buffalo	NY	14219-2000	21,015	-2.1%	$47,223	20,555	-2.2%	$50,399	6.7%	743
Westgate Plaza	2000 Chili Avenue	Gates	NY	14624-3424	23,809	-4.9%	$44,228	23,059	-3.2%	$45,433	2.7%	842
Hamburg Village Square	140 Pine Street	Hamburg	NY	14075-5154	10,792	1.4%	$62,200	10,716	-0.7%	$66,473	6.9%	382
Jo-Ann/Petsmart Plaza	3042 West Ridge Road	Greece	NY	14626-1676	22,925	1.5%	$55,807	22,848	-0.3%	$58,664	5.1%	811
Tops Plaza-Southpark	6150 South Park Avenue	Hamburg	NY	14075-3810	12,982	2.3%	$61,973	12,946	-0.3%	$66,183	6.8%	459
BJ’s Plaza-Hamburg	4408 Milestrip Road	Buffalo	NY	14219-2553	21,256	-2.4%	$46,710	20,760	-2.3%	$49,768	6.5%	752
Venice	535 Tamiami Trail	Venice	FL	34285-2927	19,427	14.6%	$45,631	21,237	9.3%	$48,259	5.8%	687
Sparkleberry Square	10136 Two Notch Road	Columbia	SC	29229-4389	17,670	57.1%	$74,009	19,801	12.1%	$78,211	5.7%	625
Two Guys Auto Glass-Brooklyn	302 McGuinness Boulevard	Brooklyn	NY	11222-1821	569,352	3.7%	$61,253	575,843	1.1%	$67,676	10.5%	20,137
American Muffler-Oceanside	203 Merrick Road	Oceanside	NY	11572-1431	67,729	-0.1%	$88,118	67,075	-1.0%	$95,903	8.8%	2,395
Land-New Ridge			MD		14,317	14.5%	$86,183	14,999	4.8%	$96,106	11.5%	506
Genovese-Brooklyn	2981 Ocean Avenue	Brooklyn	NY	11235-3432	180,288	-0.1%	$45,603	179,917	-0.2%	$49,509	8.6%	6,376
Windy Hill	3500 Highway 17 South	North Myrtle Beach	SC	29582-4963	5,278	38.5%	$39,783	6,067	15.0%	$40,462	1.7%	187
Meadows Square	4753 North Congress Avenue	Boynton Beach	FL	33426-7940	41,227	13.8%	$48,443	43,844	6.4%	$52,008	7.4%	1,458
Rotonda Plaza	5855 Placida Road	Englewood	FL	34224-9536	6,730	16.9%	$48,636	7,214	7.2%	$53,355	9.7%	238
Tops Plaza-Canandaigua	5150 North Street	Canandaigua	NY	14424-1091	6,247	4.4%	$46,406	6,340	1.5%	$49,198	6.0%	221
Union Consumer Square	3733 Union Road	Cheektowaga	NY	14225-4297	39,162	-6.7%	$40,745	37,510	-4.2%	$42,761	4.9%	1,385

A:31

Property Name	Address	City	State	Zip Code	2009 Households	Household Growth 2000-2009	2009 Median Household Income	2014 Households	Household Growth 2009-2014	2014 Median Household Income	Median Household Income Growth 2009-2014	2009 Household Density
Wegmans Plaza-Niagra Falls	3135 Niagra Falls Boulevard	Amherst	NY	14228-1640	24,245	-2.1%	$49,064	23,861	-1.6%	$53,030	8.1%	857
Freedom Plaza	205 Erie Boulevard West	Rome	NY	13440-6586	11,785	-2.1%	$39,041	11,633	-1.3%	$42,888	9.9%	417
Premier Place	7864 Transit Road	Williamsville	NY	14221-4122	19,873	7.3%	$79,414	20,508	3.2%	$85,265	7.4%	703
Las Tiendas Plaza	708 East Expressway 83	McAllen	TX	78503-1609	25,542	15.4%	$30,230	27,788	8.8%	$33,020	9.2%	903
Northcross	4005 North 10th Street	McAllen	TX	78504-3002	34,612	30.4%	$43,328	39,320	13.6%	$47,406	9.4%	1,224
HEB South	900 South 10th Street	McAllen	TX	78501-5000	28,879	15.3%	$31,925	31,410	8.8%	$34,660	8.6%	1,021
Braemar Village Center	12821 Braemar Village Plaza	Bristow	VA	20136-5502	9,657	186.1%	$111,874	12,741	31.9%	$126,790	13.3%	342
Shops at Midtown Miami	3401 North Miami Avenue	Miami	FL	33127-3525	81,549	20.2%	$23,462	89,900	10.2%	$25,873	10.3%	2,884
Wal-Mart Mathews	4876 Highway One	Mathews	LA	70375-2043	2,306	8.7%	$49,813	2,393	3.8%	$55,960	12.3%	82
Sutherland Lumber	2510 North Highway 281	Marble Falls	TX	78654-3806	698	18.3%	$52,132	763	9.3%	$56,686	8.7%	25
Outparcel-Tarrant Parkway	North Tarrant Parkway	North Richland Hills	TX	76180	30,265	35.5%	$88,855	34,457	13.9%	$95,926	8.0%	1,070
Outparcel-Vistoso	Rancho Vistoso Boulevard	Tucson	AZ	85737	6,882	40.3%	$66,992	7,895	14.7%	$72,325	8.0%	243
El Camino Promenade	216 North El Camino Real	Encinitas	CA	92024-2847	29,544	9.5%	$88,573	31,390	6.3%	$98,309	11.0%	1,045
Medical & Merchants	14444 Beach Boulevard	Jacksonville	FL	32224-2079	29,684	20.3%	$67,086	32,798	10.5%	$72,586	8.2%	1,050
Westgate Marketplace	1330 Fry Road	Houston	TX	77084-5809	30,303	31.5%	$80,029	34,232	13.0%	$85,829	7.2%	1,072
Holmdel Commons II	2130 State Route 35	Holmdel	NJ	07733-3116	26,939	1.7%	$76,159	27,183	0.9%	$82,854	8.8%	953
Linda Mar	1221 Linda Mar Boulevard	Pacifica	CA	94044	7,057	-2.5%	$93,466	7,093	0.5%	$102,482	9.6%	250
Village Shoppes of Sugarloaf	3370 Sugarloaf Parkway	Lawrenceville	GA	30044-5485	22,888	29.0%	$68,234	25,816	12.8%	$70,125	2.8%	809
Southside Industrial Parkway	3550 Southside Industrial Parkway SE	Atlanta	GA	30354-3221	18,360	4.8%	$31,183	19,174	4.4%	$32,631	4.6%	649
Golden Beach Marketplace	7451 North Beach Street	Fort Worth	TX	76137-5159	39,261	61.6%	$73,081	46,900	19.5%	$79,466	8.7%	1,389
Green Valley Ranch Towne Ctr	18605 East 48th Avenue	Denver	CO	80249-6663	14,375	63.3%	$59,522	17,220	19.8%	$63,675	7.0%	508
Alpine Valley Center	608 West Main Street	American Fork	UT	84003-9762	14,443	36.8%	$66,115	16,683	15.5%	$72,253	9.3%	511
Spokane Valley	9950 North Newport Highway	Spokane	WA	99218-1366	21,761	11.8%	$44,024	23,167	6.5%	$47,890	8.8%	770
Rockville Town Square	141 Gibbs Street	Rockville	MD	20850-0333	36,501	19.9%	$97,527	39,543	8.3%	$109,115	11.9%	1,291
Roswell Corners	1125 Woodstock Road	Roswell	GA	30075-8220	17,197	14.2%	$112,674	18,633	8.4%	$120,754	7.2%	608
Western Plaza	539 Gravois Road	Fenton	MO	63026-4117	14,917	7.2%	$67,548	15,438	3.5%	$72,195	6.9%	528
Monte Vista Village Center	5137 East Baseline Road	Gilbert	AZ	85234-2967	44,868	28.7%	$63,200	50,794	13.2%	$68,897	9.0%	1,587
Waterford Village	US Highway 74/76	Leland	NC	28451	4,991	66.0%	$46,084	6,122	22.7%	$49,762	8.0%	177
Rivergate Station	2205 Gallatin Pike North	Madison	TN	37115-2028	14,901	16.0%	$43,698	16,064	7.8%	$46,325	6.0%	527
Manchester-Vermont	263 Depot Street	Manchester Center	VT	05255-9194	1,487	7.0%	$61,849	1,536	3.3%	$67,544	9.2%	53
Centre at Copperfield	7026 Highway Six North	Houston	TX	77095-2506	38,199	24.4%	$71,310	42,260	10.6%	$76,008	6.6%	1,351
Valley View	1910 Valley View Boulevard NW	Roanoke	VA	24012-2024	29,093	1.3%	$37,269	29,222	0.4%	$41,046	10.1%	1,029
Mission Bell	12701 North Dale Mabry Highway	Tampa	FL	33618-2801	43,693	10.4%	$53,328	46,890	7.3%	$57,966	8.7%	1,545
Belleview Square	4910 South Yosemite Street	Greenwood Village	CO	80111-1383	35,671	5.8%	$64,902	37,110	4.0%	$67,563	4.1%	1,262
Fortuna Center Plaza	4174 Fortuna Center Plaza	Dumfries	VA	22025-1536	22,893	33.3%	$78,319	26,158	14.3%	$87,335	11.5%	810
Westover Marketplace	Intersection of State Highway 151	San Antonio	TX	78227	30,049	21.0%	$42,917	33,077	10.1%	$45,497	6.0%	1,063
Freehold Marketplace		Freehold	NJ	7728	15,020	11.9%	$72,899	15,760	4.9%	$79,508	9.1%	531
Stearns Crossing	1003 West Stearns Road	Bartlett	IL	60103-4509	20,072	10.5%	$87,637	20,988	4.6%	$93,406	6.6%	710
Deer Grove Centre	663 East Dundee Road	Palatine	IL	60074-2817	37,606	0.9%	$76,522	37,922	0.8%	$82,593	7.9%	1,330
Shorewood Crossing	680 Brook Forest Avenue	Shorewood	IL	60404	23,823	68.6%	$75,076	28,803	20.9%	$80,473	7.2%	843
Fox Lake Crossing	1258 South US Highway 12	Fox Lake	IL	60020-1950	11,971	17.4%	$69,423	12,902	7.8%	$75,512	8.8%	423
Baker Hill Center	880 Roosevelt Road	Glen Ellyn	IL	60137-6057	39,079	-0.4%	$72,132	39,015	-0.2%	$74,884	3.8%	1,382
Geneva Crossing	560 South Schmale Road	Carol Stream	IL	60188-2419	38,884	-0.9%	$73,224	38,612	-0.7%	$76,323	4.2%	1,375
Cameron Village	1900 Cameron Street	Raleigh	NC	27605-1307	39,372	20.4%	$41,819	43,818	11.3%	$44,123	5.5%	1,392
King Farm Village Center	302 King Farm Boulevard	Rockville	MD	20850-5920	37,879	17.2%	$86,928	40,654	7.3%	$97,329	12.0%	1,340
Cambridge Star Market	699 Mount Auburn Street	Cambridge	MA	02138-4520	148,645	-1.8%	$66,210	147,598	-0.7%	$72,323	9.2%	5,257
Medford Shaw's Supermarket	61 Locust Street	Medford	MA	02155-5713	130,448	-1.4%	$59,676	129,817	-0.5%	$65,257	9.4%	4,614
Quincy Star Market	130 Granite Street	Quincy	MA	02169-5060	51,263	5.0%	$63,789	52,503	2.4%	$70,075	9.9%	1,813
Swampscott Whole Foods	331 Paradise Road	Swampscott	MA	01907-2928	46,024	-2.4%	$51,671	45,463	-1.2%	$56,325	9.0%	1,628
West Roxbury Shaw's Plaza	75 Spring Street	West Roxbury	MA	02132-4335	47,018	-1.3%	$69,844	46,877	-0.3%	$77,022	10.3%	1,663
Plymouth Shaw's Supermarket	2260 State Road	Plymouth	MA	02360-5177	9,730	0.7%	$63,457	9,755	0.3%	$69,990	10.3%	344
North Creek Plaza	7609 San Dario Avenue	Laredo	TX	78045-7273	21,008	34.6%	$52,255	24,046	14.5%	$57,233	9.5%	743
Plantation Centre	7811 McPherson Avenue	Laredo	TX	78045-2802	18,276	38.2%	$58,783	21,117	15.5%	$64,176	9.2%	646
Northtown Plaza	106 North University Avenue	Lubbock	TX	79415-2812	23,291	3.5%	$29,628	23,961	2.9%	$32,315	9.1%	824
Pleasant Shops	10 Pleasant Street	South Weymouth	MA	02190-2408	20,898	2.7%	$69,978	21,218	1.5%	$77,228	10.4%	739
Campus Plaza	179 Broad Street	Bridgewater	MA	02324-1749	9,568	4.8%	$80,366	9,762	2.0%	$89,210	11.0%	338
Glenwood Meadows	3216 South Glen Avenue	Glenwood Springs	CO	81601-4285	3,568	17.7%	$56,365	3,925	10.0%	$63,347	12.4%	126
Heritage Station	3638 Rogers Road	Wake Forest	NC	27587-9306	10,856	103.4%	$70,513	13,672	25.9%	$75,743	7.4%	384
Round Rock Town Centre	2051 Gattis School Road	Round Rock	TX	78664-7441	30,882	55.6%	$65,878	36,968	19.7%	$69,530	5.5%	1,092
Palm Aire Marketplace	277 South Pompano Parkway	Pompano Beach	FL	33069-3005	46,403	2.3%	$45,554	47,994	3.4%	$49,368	8.4%	1,641
Lowes	1106 North Saint Augustine Rd	Valdosta	GA	31601-3545	11,885	10.0%	$32,802	12,605	6.1%	$34,864	6.3%	420
White Plains	100 Mamaroneck Avenue	White Plains	NY	10601-4263	40,287	5.8%	$82,792	41,461	2.9%	$89,850	8.5%	1,425
University Commons	Western Alamance Loop	Burlington	NC	27215	3,437	26.1%	$47,587	3,835	11.6%	$48,748	2.4%	122
Land-Chandler Auto Mall	South Gilbert Road	Chandler	AZ	85225	56,081	26.7%	$69,898	63,166	12.6%	$76,484	9.4%	1,983
Turtle Creek Crossing	1000 Turtle Creek Drive	Hattiesburg	MS	39402-1145	12,884	21.4%	$35,302	13,988	8.6%	$38,468	9.0%	456
RioNorte	5506 San Bernardo Avenue	Laredo	TX	78041-3008	30,631	19.3%	$35,114	33,711	10.1%	$38,641	10.0%	1,083
Gateway	125 East Swedesford Road	Wayne	PA	19087-1463	17,728	1.3%	$90,313	17,974	1.4%	$98,761	9.4%	627
French Valley Village Center	NEC Winchester Road	Winchester	CA	92596	9,629	255.2%	$78,947	13,079	35.8%	$90,169	14.2%	341
Plaza del Sol	725 Avenue West Main	Bayamon	PR	00961-4470	0	0.0%	$0	0	0.0%	$0	#DIV/0!	—
Plaza del Norte	506 Calle Truncado	Hatillo	PR	00659-2701	0	0.0%	$0	0	0.0%	$0	#DIV/0!	—
Plaza Escorial	5891 Avenue 65 Infanteria	Carolina	PR	987	0	0.0%	$0	0	0.0%	$0	#DIV/0!	—
Plaza Rio Hondo	Highway 22	Bayamon	PR	961	0	0.0%	$0	0	0.0%	$0	#DIV/0!	—
Plaza Palma Real	State Road 3	Humacao	PR	791	0	0.0%	$0	0	0.0%	$0	#DIV/0!	—
Plaza Cayey	8000 Avenue Jesus T Pinero	Cayey	PR	00736-5578	0	0.0%	$0	0	0.0%	$0	#DIV/0!	—
Plaza Isabela	3535 Military Avenue	Isabela	PR	00662-5909	0	0.0%	$0	0	0.0%	$0	#DIV/0!	—
Plaza Fajardo	150 Carr 940	Fajardo	PR	738	0	0.0%	$0	0	0.0%	$0	#DIV/0!	—
Plaza del Oeste/Camino Real	311 Avenue Casto Perez	San German	PR	00683-4700	0	0.0%	$0	0	0.0%	$0	#DIV/0!	—
Plaza del Atlantico	PR 2 Hato Abajo Ward	Arecibo	PR		0	0.0%	$0	0	0.0%	$0	#DIV/0!	—
Senorial Plaza	Calle Parana	Rio Piedras	PR	926	0	0.0%	$0	0	0.0%	$0	#DIV/0!	—
Plaza Vega Baja	J1 Carr 155	Vega Baja	PR	00693-4678	0	0.0%	$0	0	0.0%	$0	#DIV/0!	—
Plaza Wal-Mart	Avenue Los Veteranos	Guayama	PR	784	0	0.0%	$0	0	0.0%	$0	#DIV/0!	—
Rexville Plaza	PR Route 199	Bayamon	PR	956	0	0.0%	$0	0	0.0%	$0	#DIV/0!	—
DeSoto	210 East Pleasant Run Road	Desoto	TX	75115-3938	21,465	29.5%	$55,597	24,087	12.2%	$57,227	2.9%	759

Property Name	Address	City	State	Zip Code	2010 Households	Household Growth 2000-2010	2010 Median HH Income	2015 Households	Household Growth 2010-2015	2015 Median Household Income	Median Household Income Growth 2010-2015	2010 Household Density
Wegmans Plaza-Niagra Falls	3135 Niagra Falls Boulevard	Amherst	NY	14228-1640	24,186	-1.6%	$50,234	23,726	-1.9%	$53,756	7.0%	855
Freedom Plaza	205 Erie Boulevard West	Rome	NY	13440-6586	11,699	-2.4%	$39,850	11,458	-2.1%	$42,932	7.7%	414
Premier Place	7864 Transit Road	Williamsville	NY	14221-4122	19,826	7.2%	$81,489	20,140	1.6%	$86,705	6.4%	701
Las Tiendas Plaza	708 East Expressway 83	McAllen	TX	78503-1609	25,564	16.0%	$30,795	27,838	8.9%	$32,881	6.8%	904
Northcross	4005 North 10th Street	McAllen	TX	78504-3002	34,814	31.2%	$43,973	38,820	11.5%	$46,828	6.5%	1,231
HEB South	900 South 10th Street	McAllen	TX	78501-5000	29,180	16.9%	$32,415	31,868	9.2%	$34,528	6.5%	1,032
Braemar Village Center	12821 Braemar Village Plaza	Bristow	VA	20136-5502	10,112	194.5%	$113,536	11,737	16.1%	$128,062	12.8%	358
Shops at Midtown Miami	3401 North Miami Avenue	Miami	FL	33127-3525	79,109	16.5%	$23,402	83,711	5.8%	$25,006	6.9%	2,798
Wal-Mart Mathews	4876 Highway One	Mathews	LA	70375-2043	2,267	6.7%	$54,639	2,334	3.0%	$60,801	11.3%	80
Sutherland Lumber	2510 North Highway 281	Marble Falls	TX	78654-3806	670	24.5%	$52,453	736	9.9%	$56,515	7.7%	24
Outparcel-Tarrant Parkway	North Tarrant Parkway	North Richland Hills	TX	76180	31,716	40.1%	$92,135	35,481	11.9%	$98,761	7.2%	1,122
Outparcel-Vistoso	Rancho Vistoso Boulevard	Tucson	AZ	85737	7,464	52.6%	$68,648	8,629	15.6%	$74,022	7.8%	264
El Camino Promenade	216 North El Camino Real	Encinitas	CA	92024-2847	30,268	12.5%	$90,366	32,337	6.8%	$99,243	9.8%	1,071
Medical & Merchants	14444 Beach Boulevard	Jacksonville	FL	32224-2079	29,462	19.8%	$68,646	32,219	9.4%	$74,084	7.9%	1,042
Westgate Marketplace	1330 Fry Road	Houston	TX	77084-5809	29,964	29.5%	$81,841	33,207	10.8%	$86,853	6.1%	1,060
Holmdel Commons II	2130 State Route 35	Holmdel	NJ	07733-3116	26,638	0.7%	$79,119	26,519	-0.5%	$84,651	7.0%	942
Linda Mar	1221 Linda Mar Boulevard	Pacifica	CA	94044	7,109	-1.8%	$95,192	7,125	0.2%	$102,587	7.8%	251
Village Shoppes of Sugarloaf	3370 Sugarloaf Parkway	Lawrenceville	GA	30044-5485	23,918	31.9%	$69,074	26,892	12.4%	$70,445	2.0%	846
Southside Industrial Parkway	3550 Southside Industrial Parkway SE	Atlanta	GA	30354-3221	18,418	5.4%	$32,485	19,156	4.0%	$33,672	3.7%	651
Golden Beach Marketplace	7451 North Beach Street	Fort Worth	TX	76137-5159	38,792	61.7%	$74,642	43,421	11.9%	$80,063	7.3%	1,372
Green Valley Ranch Towne Ctr	18605 East 48th Avenue	Denver	CO	80249-6663	15,011	70.9%	$60,626	16,767	11.7%	$62,883	3.7%	531
Alpine Valley Center	608 West Main Street	American Fork	UT	84003-9762	16,203	53.6%	$67,218	19,245	18.8%	$73,084	8.7%	573
Spokane Valley	9950 North Newport Highway	Spokane	WA	99218-1366	22,355	15.0%	$45,417	23,556	5.4%	$48,539	6.9%	791
Rockville Town Square	141 Gibbs Street	Rockville	MD	20850-0333	36,609	20.6%	$100,401	38,967	6.4%	$110,121	9.7%	1,295
Roswell Corners	1125 Woodstock Road	Roswell	GA	30075-8220	17,150	14.8%	$116,728	18,445	7.6%	$123,659	5.9%	607
Western Plaza	539 Gravois Road	Fenton	MO	63026-4117	14,839	7.5%	$68,561	15,220	2.6%	$72,759	6.1%	525
Monte Vista Village Center	5137 East Baseline Road	Gilbert	AZ	85234-2967	44,542	28.1%	$63,909	50,174	12.6%	$68,557	7.3%	1,575
Waterford Village	US Highway 74/76	Leland	NC	28451	5,250	76.7%	$48,332	6,213	18.3%	$52,899	9.4%	186
Rivergate Station	2205 Gallatin Pike North	Madison	TN	37115-2028	15,027	17.1%	$44,374	16,065	6.9%	$46,146	4.0%	531
Manchester-Vermont	263 Depot Street	Manchester Center	VT	05255-9194	1,511	7.2%	$62,231	1,540	1.9%	$67,228	8.0%	53
Centre at Copperfield	7026 Highway Six North	Houston	TX	77095-2506	37,291	21.9%	$72,287	40,233	7.9%	$77,001	6.5%	1,319
Valley View	1910 Valley View Boulevard NW	Roanoke	VA	24012-2024	29,069	0.9%	$37,486	28,918	-0.5%	$40,200	7.2%	1,028
Mission Bell	12701 North Dale Mabry Highway	Tampa	FL	33618-2801	43,049	8.4%	$53,838	46,098	7.1%	$57,197	6.2%	1,523
Belleview Square	4910 South Yosemite Street	Greenwood Village	CO	80111-1383	36,050	9.3%	$64,345	38,101	5.7%	$66,075	2.7%	1,275
Fortuna Center Plaza	4174 Fortuna Center Plaza	Dumfries	VA	22025-1536	22,452	32.0%	$80,015	25,551	13.8%	$88,162	10.2%	794
Westover Marketplace	Intersection of State Highway 151	San Antonio	TX	78227	31,185	25.3%	$43,726	34,009	9.1%	$45,596	4.3%	1,103
Freehold Marketplace		Freehold	NJ	7728	14,805	10.4%	$74,985	15,313	3.4%	$80,501	7.4%	524
Stearns Crossing	1003 West Stearns Road	Bartlett	IL	60103-4509	20,194	11.5%	$90,071	20,976	3.9%	$95,573	6.1%	714
Deer Grove Centre	663 East Dundee Road	Palatine	IL	60074-2817	37,321	0.3%	$78,193	37,258	-0.2%	$83,020	6.2%	1,320
Shorewood Crossing	680 Brook Forest Avenue	Shorewood	IL	60404	23,633	68.4%	$78,350	26,925	13.9%	$82,460	5.2%	836
Fox Lake Crossing	1258 South US Highway 12	Fox Lake	IL	60020-1950	12,202	20.6%	$70,657	12,746	4.5%	$75,295	6.6%	432
Baker Hill Center	880 Roosevelt Road	Glen Ellyn	IL	60137-6057	38,630	-1.0%	$74,122	38,203	-1.1%	$76,918	3.8%	1,366
Geneva Crossing	560 South Schmale Road	Carol Stream	IL	60188-2419	38,737	-0.9%	$75,349	38,335	-1.0%	$78,428	4.1%	1,370
Cameron Village	1900 Cameron Street	Raleigh	NC	27605-1307	41,039	26.9%	$43,524	46,838	14.1%	$45,912	5.5%	1,451
King Farm Village Center	302 King Farm Boulevard	Rockville	MD	20850-5920	38,620	19.8%	$88,905	40,964	6.1%	$97,792	10.0%	1,366
Cambridge Star Market	699 Mount Auburn Street	Cambridge	MA	02138-4520	151,780	0.3%	$68,100	151,258	-0.3%	$73,759	8.3%	5,368
Medford Shaw's Supermarket	61 Locust Street	Medford	MA	02155-5713	132,378	0.6%	$61,858	132,133	-0.2%	$67,123	8.5%	4,682
Quincy Star Market	130 Granite Street	Quincy	MA	02169-5060	50,806	5.2%	$65,491	51,617	1.6%	$70,923	8.3%	1,797
Swampscott Whole Foods	331 Paradise Road	Swampscott	MA	01907-2928	46,320	-1.7%	$53,748	45,710	-1.3%	$57,821	7.6%	1,638
West Roxbury Shaw's Plaza	75 Spring Street	West Roxbury	MA	02132-4335	48,439	2.1%	$71,720	48,383	-0.1%	$78,301	9.2%	1,713
Plymouth Shaw's Supermarket	2260 State Road	Plymouth	MA	02360-5177	9,808	-0.3%	$65,520	9,716	-0.9%	$71,533	9.2%	347
North Creek Plaza	7609 San Dario Avenue	Laredo	TX	78045-7273	21,381	36.0%	$54,563	24,045	12.5%	$58,989	8.1%	756
Plantation Centre	7811 McPherson Avenue	Laredo	TX	78045-2802	18,790	41.5%	$61,233	21,161	12.6%	$66,444	8.5%	665
Northtown Plaza	106 North University Avenue	Lubbock	TX	79415-2812	23,423	4.3%	$30,413	24,231	3.5%	$32,991	8.5%	828
Pleasant Shops	10 Pleasant Street	South Weymouth	MA	02190-2408	20,673	2.5%	$72,300	20,762	0.4%	$78,615	8.7%	731
Campus Plaza	179 Broad Street	Bridgewater	MA	02324-1749	9,631	5.5%	$82,917	9,789	1.6%	$91,997	11.0%	341
Glenwood Meadows	3216 South Glen Avenue	Glenwood Springs	CO	81601-4285	3,578	18.0%	$60,698	3,897	8.9%	$67,189	10.7%	127
Heritage Station	3638 Rogers Road	Wake Forest	NC	27587-9306	11,987	126.3%	$73,565	14,022	17.0%	$80,150	9.0%	424
Round Rock Town Centre	2051 Gattis School Road	Round Rock	TX	78664-7441	31,548	58.7%	$66,848	37,406	18.6%	$69,293	3.7%	1,116
Palm Aire Marketplace	277 South Pompano Parkway	Pompano Beach	FL	33069-3005	45,917	1.9%	$45,968	47,079	2.5%	$48,801	6.2%	1,624
Lowes	1106 North Saint Augustine Rd	Valdosta	GA	31601-3545	12,437	15.0%	$33,803	13,343	7.3%	$35,613	5.4%	440
White Plains	100 Mamaroneck Avenue	White Plains	NY	10601-4263	40,326	5.7%	$85,057	41,033	1.8%	$91,168	7.2%	1,426
University Commons	Western Alamance Loop	Burlington	NC	27215	3,753	37.1%	$48,444	4,182	11.4%	$49,444	2.1%	133
Land-Chandler Auto Mall	South Gilbert Road	Chandler	AZ	85225	55,520	25.8%	$70,752	62,921	13.3%	$76,813	8.6%	1,964
Turtle Creek Crossing	1000 Turtle Creek Drive	Hattiesburg	MS	39402-1145	13,429	26.5%	$35,817	14,624	8.9%	$38,303	6.9%	475
RioNorte	5506 San Bernardo Avenue	Laredo	TX	78041-3008	30,300	18.3%	$36,677	33,165	9.5%	$39,990	9.0%	1,072
Gateway	125 East Swedesford Road	Wayne	PA	19087-1463	17,602	1.4%	$93,172	17,707	0.6%	$99,983	7.3%	623
French Valley Village Center	NEC Winchester Road	Winchester	CA	92596	10,070	279.6%	$79,847	11,684	16.0%	$88,662	11.0%	356
Plaza del Sol	725 Avenue West Main	Bayamon	PR	00961-4470	0	0.0%	$0	0	0.0%	$0	#DIV/0!	—
Plaza del Norte	506 Calle Truncado	Hatillo	PR	00659-2701	0	0.0%	$0	0	0.0%	$0	#DIV/0!	—
Plaza Escorial	5891 Avenue 65 Infanteria	Carolina	PR	987	0	0.0%	$0	0	0.0%	$0	#DIV/0!	—
Plaza Rio Hondo	Highway 22	Bayamon	PR	961	0	0.0%	$0	0	0.0%	$0	#DIV/0!	—
Plaza Palma Real	State Road 3	Humacao	PR	791	0	0.0%	$0	0	0.0%	$0	#DIV/0!	—
Plaza Cayey	8000 Avenue Jesus T Pinero	Cayey	PR	00736-5578	0	0.0%	$0	0	0.0%	$0	#DIV/0!	—
Plaza Isabela	3535 Military Avenue	Isabela	PR	00662-5909	0	0.0%	$0	0	0.0%	$0	#DIV/0!	—
Plaza Fajardo	150 Carr 940	Fajardo	PR	738	0	0.0%	$0	0	0.0%	$0	#DIV/0!	—
Plaza del Oeste/Camino Real	311 Avenue Casto Perez	San German	PR	00683-4700	0	0.0%	$0	0	0.0%	$0	#DIV/0!	—
Plaza del Atlantico	PR 2 Hato Abajo Ward	Arecibo	PR		0	0.0%	$0	0	0.0%	$0	#DIV/0!	—
Senorial Plaza	Calle Parana	Rio Piedras	PR	926	0	0.0%	$0	0	0.0%	$0	#DIV/0!	—
Plaza Vega Baja	J1 Carr 155	Vega Baja	PR	00693-4678	0	0.0%	$0	0	0.0%	$0	#DIV/0!	—
Plaza Wal-Mart	Avenue Los Veteranos	Guayama	PR	784	0	0.0%	$0	0	0.0%	$0	#DIV/0!	—
Rexville Plaza	PR Route 199	Bayamon	PR	956	0	0.0%	$0	0	0.0%	$0	#DIV/0!	—
DeSoto	210 East Pleasant Run Road	Desoto	TX	75115-3938	21,795	31.2%	$56,466	23,961	9.9%	$57,227	1.3%	771

A:32

Property Name	Address	City	State	Zip Code	2009 Households	Household Growth 2000-2009	2009 Median Household Income	2014 Households	Household Growth 2009-2014	2014 Median Household Income	Median Household Income Growth 2009-2014	2009 Household Density
Buena Park Downtown	8308 On The Mall	Buena Park	CA	90620-3211	77,346	0.6%	$54,882	79,198	2.4%	$60,458	10.2%	2,736
Atlantic Plaza	265 Main Street	North Reading	MA	01864-1386	8,855	1.9%	$101,630	8,946	1.0%	$110,830	9.1%	313
Westport Plaza	6525 Nova Drive	Davie	FL	33317-7401	34,566	2.7%	$53,111	35,856	3.7%	$58,399	10.0%	1,223
Factoria Mall	4053 Factoria Square Mall SE	Bellevue	WA	98006-1286	38,005	12.7%	$84,148	40,551	6.7%	$91,327	8.5%	1,344
Curlew Crossing	30144 US Highway 19 North	Clearwater	FL	33761-1057	47,868	2.5%	$50,862	49,235	2.9%	$55,602	9.3%	1,693
Putty Hill Plaza	7968 Belair Road	Baltimore	MD	21236-3706	54,398	3.8%	$59,994	55,615	2.2%	$65,532	9.2%	1,924
Rockford Crossings	281 Deane Drive	Rockford	IL	61107-5897	18,337	16.9%	$61,926	19,828	8.1%	$64,109	3.5%	649
Central Islip Town Center	160 North Research Place	Central Islip	NY	11722-4458	31,791	-0.8%	$74,884	31,558	-0.7%	$82,831	10.6%	1,124
Plaza at Cottonwood	10248 Coors Bypass NW	Albuquerque	NM	87114-4088	26,153	46.9%	$63,569	30,462	16.5%	$68,557	7.8%	925
Grayson Commons	1911 Grayson Highway	Grayson	GA	30017-4917	15,416	81.0%	$70,761	19,005	23.3%	$73,152	3.4%	545
Old Navy	1815 South 10th Street	McAllen	TX	78503-5401	23,982	13.9%	$30,644	25,933	8.1%	$33,439	9.1%	848
Lynnwood Collection	6300 Creedmoor Road	Raleigh	NC	27612-6730	42,851	32.8%	$62,283	49,262	15.0%	$64,662	3.8%	1,516
Festival at Jefferson Court	4515 Outer Loop	Louisville	KY	40219-3856	26,359	2.2%	$41,012	26,743	1.5%	$42,892	4.6%	932
Beaver Creek Crossings	1335 West Williams Street	Apex	NC	27502-2188	17,142	49.9%	$96,550	20,244	18.1%	$104,314	8.0%	606
Plantation Plaza	2750 Race Track Road	Jacksonville	FL	32259-4231	14,951	68.0%	$98,799	18,138	21.3%	$110,348	11.7%	529
Trowbridge Crossing	7525 Roswell Road	Atlanta	GA	30350-4838	31,427	-1.6%	$72,212	31,961	1.7%	$77,358	7.1%	1,112
Cobb Center	2148 South Cobb Drive SE	Smyrna	GA	30080-1348	30,342	2.1%	$44,145	31,221	2.9%	$46,451	5.2%	1,073
Thomas Crossroads	3150 East Highway 34	Newnan	GA	30265-2122	7,983	31.3%	$75,463	9,115	14.2%	$79,999	6.0%	282
Coweta Crossing	370 Bullsboro Drive	Newnan	GA	30263-1069	11,413	51.8%	$50,560	13,559	18.8%	$53,516	5.8%	404
Fairview Market	655 Fairview Road	Simpsonville	SC	29680-6777	12,180	28.4%	$59,985	13,714	12.6%	$64,285	7.2%	431
Fuquay Crossing	961 East Broad Street	Fuquay- Varina	NC	27526-1960	8,963	70.8%	$58,262	10,927	21.9%	$61,686	5.9%	317
Greystone Village	7713 Lead Mine Road	Raleigh	NC	27615-4805	36,072	24.2%	$64,993	40,602	12.6%	$67,210	3.4%	1,276
Holcomb 400	1475 Holcomb Bridge Road	Roswell	GA	30076-2139	27,914	2.5%	$73,199	29,002	3.9%	$81,052	10.7%	987
Howell Mill Village	2020 Howell Mill Road NW	Atlanta	GA	30318-1732	51,709	35.6%	$65,211	59,203	14.5%	$71,277	9.3%	1,829
Lindbergh Crossing	2360 Cheshire Bridge Road NE	Atlanta	GA	30324-3724	73,262	20.3%	$68,841	80,569	10.0%	$74,745	8.6%	2,591
Woodstock Crossing	12050 Highway 92	Woodstock	GA	30188-4287	19,396	42.3%	$67,127	22,787	17.5%	$67,493	0.5%	686
Market Place	9301 Kingston Pike	Knoxville	TN	37922-2320	24,593	18.8%	$61,621	26,772	8.9%	$66,056	7.2%	870
North Pointe	10128 Two Notch Road	Columbia	SC	29223-4384	17,322	51.6%	$72,776	20,353	17.5%	$77,696	6.8%	613
Bethesda Walk	3059 Lawrenceville Highway	Lawrenceville	GA	30044-6426	32,059	26.0%	$56,114	36,107	12.6%	$56,652	1.0%	1,134
Braelinn Village	1101 North Peachtree Parkway	Peachtree City	GA	30269-4209	9,533	31.9%	$84,353	10,779	13.1%	$88,751	5.2%	337
Roswell Crossing	625 West Crossville Road	Roswell	GA	30075-7503	18,826	12.1%	$107,225	20,268	7.7%	$116,272	8.4%	666
Brookwood Village	Brighton Road	Atlanta	GA	30309	78,213	33.1%	$60,446	89,026	13.8%	$66,416	9.9%	2,766
Rose Creek	4403 Towne Lake Parkway	Woodstock	GA	30189-8132	16,990	27.3%	$78,213	19,309	13.7%	$81,178	3.8%	601
Northlake Promenade	4805 Briarcliff Road NE	Atlanta	GA	30345-2701	34,688	1.8%	$61,447	35,508	2.4%	$64,386	4.8%	1,227
Buckhead Crossing	2625 Piedmont Road NE	Atlanta	GA	30324-3086	66,980	22.3%	$73,273	74,132	10.7%	$80,929	10.4%	2,369
Peachtree Parkway Plaza	5450 Peachtree Parkway	Norcross	GA	30092-2557	24,376	11.4%	$66,275	26,288	7.8%	$67,882	2.4%	862
Poplar Springs	2153 East Main Street	Duncan	SC	29334-8724	4,837	34.0%	$59,052	5,494	13.6%	$62,391	5.7%	171
Publix Plaza	6131 South Norcross Tucker Rd	Norcross	GA	30093-5536	36,899	6.2%	$47,416	38,876	5.4%	$48,160	1.6%	1,305
Powers Ferry Kroger	1122 Powers Ferry Road	Marietta	GA	30067-5753	33,032	-0.7%	$54,320	33,605	1.7%	$57,251	5.4%	1,168
Sunlake	State Road 54	Lutz	FL	33558	9,546	156.3%	$66,399	12,601	32.0%	$71,905	8.3%	338
Allegheny Hospital	320 East North Avenue	Pittsburgh	PA	15212-4756	61,599	-6.8%	$30,441	59,153	-4.0%	$32,785	7.7%	2,179
Main Street at Anthem	39508 N Daisy Mountain Drive	Anthem	AZ	85086-6056	7,914	377.3%	$88,349	10,851	37.1%	$97,437	10.3%	280
Land-Asante Retail Center		Surprise	AZ		66,774	8.7%	$40,588	71,705	7.4%	$43,465	7.1%	2,362
Festival at Woodholme	1809 Reisterstown Road	Baltimore	MD	21208-6321	37,440	5.1%	$61,236	38,456	2.7%	$66,877	9.2%	1,324
Brea Marketplace	835 East Birch Street	Brea	CA	92821-5735	40,723	3.9%	$72,108	42,345	4.0%	$79,345	10.0%	1,440
Granada Village	10823 Zelzah Avenue	Granada Hills	CA	91344-4433	46,681	4.1%	$77,755	48,487	3.9%	$86,478	11.2%	1,651
Laguna Niguel Plaza	29941 Alicia Parkway	Laguna Niguel	CA	92677-2091	37,205	1.9%	$98,423	38,307	3.0%	$109,040	10.8%	1,316
Lake Forest Village	24251 Muirlands Boulevard	Lake Forest	CA	92630-3001	47,726	-2.8%	$73,728	48,008	0.6%	$81,147	10.1%	1,688
Silverado Plaza	611 Trancas Street	Napa	CA	94558-3084	26,495	3.5%	$63,226	27,566	4.0%	$69,107	9.3%	937
Twin Oaks	5727 Kanan Road	Agoura Hills	CA	91301-1601	16,162	9.9%	$107,468	17,196	6.4%	$118,985	10.7%	572
Auburn Village	2222 Grass Valley Highway	Auburn	CA	95603-2536	11,123	2.5%	$49,231	11,659	4.8%	$52,998	7.7%	393
Stanford Ranch Village	2341 Sunset Boulevard	Rocklin	CA	95765-4337	22,726	44.0%	$80,370	26,897	18.4%	$88,662	10.3%	804
Navajo	8650 Lake Murray Boulevard	San Diego	CA	92119-2828	46,884	-0.5%	$61,673	47,866	2.1%	$68,281	10.7%	1,658
Point Loma Plaza	3645 Midway Drive	San Diego	CA	92110-5202	47,074	1.4%	$60,127	48,502	3.0%	$67,112	11.6%	1,665
Rancho San Diego Village	3681 Avocado Boulevard	La Mesa	CA	91941-7337	33,559	0.8%	$64,556	34,433	2.6%	$71,353	10.5%	1,187
Bayhill	851 Cherry Avenue	San Bruno	CA	94066-2900	43,654	1.1%	$78,308	44,689	2.4%	$85,176	8.8%	1,544
Pleasant Hill	560 Contra Costa Boulevard	Pleasant Hill	CA	94523-1216	46,130	0.0%	$67,228	47,223	2.4%	$72,470	7.8%	1,632
Ygnacio Plaza	1881 Ygnacio Valley Road	Walnut Creek	CA	94598-3214	47,884	1.1%	$76,674	49,414	3.2%	$83,189	8.5%	1,694
Whitnall Square	4698 South Whitnall Avenue	Milwaukee	WI	53235-6052	31,729	1.0%	$47,183	32,009	0.9%	$49,572	5.1%	1,122
Racine Centre	5201 Washington Avenue	Racine	WI	53406-4242	34,077	2.5%	$43,529	34,494	1.2%	$45,417	4.3%	1,205
Cudahy Center	5851 South Packard Avenue	Cudahy	WI	53110-2615	23,324	2.1%	$47,708	23,641	1.4%	$50,116	5.0%	825
Overlake Fashion Plaza	2150 148th Avenue NE	Redmond	WA	98052-5534	41,310	10.4%	$70,928	43,660	5.7%	$76,593	8.0%	1,461
Eastgate Plaza	15100 Southeast 38th Street	Bellevue	WA	98006-1728	32,150	8.7%	$86,631	33,822	5.2%	$94,178	8.7%	1,137
Aurora Marketplace	23632 Highway 99	Edmonds	WA	98026-9211	48,798	1.7%	$61,367	49,879	2.2%	$66,607	8.5%	1,726
Snell & Branham Plaza	179 Branham Lane	San Jose	CA	95136-2300	64,028	8.2%	$82,582	67,722	5.8%	$88,914	7.7%	2,265
Mariposa	2760 Homestead Road	Santa Clara	CA	95051-5353	83,591	3.6%	$82,225	86,686	3.7%	$88,770	8.0%	2,956
Willston Centre II	6118 Arlington Boulevard	Falls Church	VA	22044-2901	85,312	3.5%	$86,914	87,476	2.5%	$98,528	13.4%	3,017
Willston Centre I	6164 Arlington Boulevard	Falls Church	VA	22044-2902	79,970	2.7%	$88,287	81,720	2.2%	$99,823	13.1%	2,828
Five Points	3943 State Street	Santa Barbara	CA	93105-3113	29,832	0.2%	$69,418	30,421	2.0%	$77,483	11.6%	1,055
Arapahoe Village	2798 Arapahoe Avenue	Boulder	CO	80302-6714	36,913	-4.1%	$48,997	36,679	-0.6%	$51,615	5.3%	1,306
Town Center at Sterling	21800 Towncenter Plaza	Sterling	VA	20164-1897	35,811	19.4%	$109,740	39,545	10.4%	$120,892	10.2%	1,267
Applewood	3400 Youngfield Street	Wheat Ridge	CO	80033-5245	25,054	0.7%	$54,383	25,188	0.5%	$57,548	5.8%	886
Cherrywood Square	7575 South University Blvd	Centennial	CO	80122-3180	37,734	-3.3%	$81,448	37,879	0.4%	$85,288	4.7%	1,335
Saratoga	8074 Rolling Road	Springfield	VA	22153-2928	30,172	15.2%	$106,276	32,242	6.9%	$119,819	12.7%	1,067
Ralston Square	12350 West 64th Avenue	Arvada	CO	80004-4016	33,290	10.7%	$64,521	35,089	5.4%	$68,633	6.4%	1,177
Kings Park	8970 Burke Lake Road	Springfield	VA	22151-1004	39,622	-3.9%	$107,558	38,989	-1.6%	$119,535	11.1%	1,401
Kamp Washington	11054 Lee Highway	Fairfax	VA	22030-5014	32,235	15.3%	$101,198	34,381	6.7%	$113,746	12.4%	1,140
Colonial Square-Wayzata	1151 Wayzata Boulevard East	Wayzata	MN	55391-1935	14,327	0.7%	$87,663	14,433	0.7%	$93,015	6.1%	507
Rockford Road Plaza	4190 Vinewood Lane North	Plymouth	MN	55442-1735	24,846	10.2%	$89,519	26,054	4.9%	$96,566	7.9%	879
Greenbriar Town Center	13043 Lee Jackson Memorial Hwy	Fairfax	VA	22033-2001	32,714	18.7%	$121,914	35,235	7.7%	$134,669	10.5%	1,157
Plaza Square	689 Hamburg Turnpike	Wayne	NJ	07470-2098	29,236	1.2%	$78,329	29,547	1.1%	$83,769	6.9%	1,034
Haddon Commons	316 West Cuthbert Boulevard	Westmont	NJ	08108-3325	56,270	-0.5%	$54,121	56,224	-0.1%	$59,546	10.0%	1,990
Corbin's Corner	1445 New Britain Avenue	Hartford	CT	06110-1659	28,900	0.6%	$64,046	29,050	0.5%	$69,460	8.5%	1,022

Property Name	Address	City	State	Zip Code	2010 Households	Household Growth 2000-2010	2010 Median HH Income	2015 Households	Household Growth 2010-2015	2015 Median Household Income	Median Household Income Growth 2010-2015	2010 Household Density
Buena Park Downtown	8308 On The Mall	Buena Park	CA	90620-3211	78,508	2.1%	$56,198	80,711	2.8%	$60,632	7.9%	2,777
Atlantic Plaza	265 Main Street	North Reading	MA	01864-1386	9,739	13.6%	$104,051	10,206	4.8%	$112,193	7.8%	344
Westport Plaza	6525 Nova Drive	Davie	FL	33317-7401	33,876	1.6%	$53,965	34,698	2.4%	$58,049	7.6%	1,198
Factoria Mall	4053 Factoria Square Mall SE	Bellevue	WA	98006-1286	37,263	11.7%	$85,821	38,911	4.4%	$91,890	7.1%	1,318
Curlew Crossing	30144 US Highway 19 North	Clearwater	FL	33761-1057	46,689	0.2%	$52,200	46,850	0.3%	$55,981	7.2%	1,651
Putty Hill Plaza	7968 Belair Road	Baltimore	MD	21236-3706	52,948	1.5%	$61,793	52,883	-0.1%	$66,645	7.9%	1,873
Rockford Crossings	281 Deane Drive	Rockford	IL	61107-5897	18,318	17.7%	$62,202	19,493	6.4%	$63,524	2.1%	648
Central Islip Town Center	160 North Research Place	Central Islip	NY	11722-4458	33,600	4.6%	$76,805	33,858	0.8%	$82,925	8.0%	1,188
Plaza at Cottonwood	10248 Coors Bypass NW	Albuquerque	NM	87114-4088	27,000	50.6%	$65,348	30,329	12.3%	$69,985	7.1%	955
Grayson Commons	1911 Grayson Highway	Grayson	GA	30017-4917	15,875	86.1%	$72,220	18,225	14.8%	$74,641	3.4%	561
Old Navy	1815 South 10th Street	McAllen	TX	78503-5401	24,665	16.4%	$31,258	26,851	8.9%	$33,506	7.2%	872
Lynnwood Collection	6300 Creedmoor Road	Raleigh	NC	27612-6730	45,117	39.6%	$63,862	52,448	16.3%	$65,868	3.1%	1,596
Festival at Jefferson Court	4515 Outer Loop	Louisville	KY	40219-3856	26,106	2.4%	$42,252	26,378	1.0%	$43,702	3.4%	923
Beaver Creek Crossings	1335 West Williams Street	Apex	NC	27502-2188	18,331	58.8%	$99,504	21,757	18.7%	$108,623	9.2%	648
Plantation Plaza	2750 Race Track Road	Jacksonville	FL	32259-4231	15,797	75.0%	$102,092	18,457	16.8%	$113,181	10.9%	559
Trowbridge Crossing	7525 Roswell Road	Atlanta	GA	30350-4838	31,646	0.5%	$74,568	32,228	1.8%	$78,898	5.8%	1,119
Cobb Center	2148 South Cobb Drive SE	Smyrna	GA	30080-1348	30,542	3.7%	$45,968	31,389	2.8%	$48,062	4.6%	1,080
Thomas Crossroads	3150 East Highway 34	Newnan	GA	30265-2122	7,999	31.1%	$78,401	9,042	13.0%	$82,553	5.3%	283
Coweta Crossing	370 Bullsboro Drive	Newnan	GA	30263-1069	11,772	57.2%	$51,921	13,695	16.3%	$54,331	4.6%	416
Fairview Market	655 Fairview Road	Simpsonville	SC	29680-6777	12,813	35.5%	$60,542	14,335	11.9%	$63,810	5.4%	453
Fuquay Crossing	961 East Broad Street	Fuquay- Varina	NC	27526-1960	9,228	79.3%	$60,568	10,954	18.7%	$64,686	6.8%	326
Greystone Village	7713 Lead Mine Road	Raleigh	NC	27615-4805	37,792	30.9%	$66,878	43,593	15.4%	$68,659	2.7%	1,337
Holcomb 400	1475 Holcomb Bridge Road	Roswell	GA	30076-2139	27,810	3.4%	$76,047	28,911	4.0%	$82,737	8.8%	984
Howell Mill Village	2020 Howell Mill Road NW	Atlanta	GA	30318-1732	52,359	38.2%	$68,189	58,603	11.9%	$74,938	9.9%	1,852
Lindbergh Crossing	2360 Cheshire Bridge Road NE	Atlanta	GA	30324-3724	75,447	23.7%	$71,801	82,246	9.0%	$78,749	9.7%	2,668
Woodstock Crossing	12050 Highway 92	Woodstock	GA	30188-4287	19,284	40.5%	$69,736	21,808	13.1%	$70,013	0.4%	682
Market Place	9301 Kingston Pike	Knoxville	TN	37922-2320	25,174	19.5%	$62,456	27,052	7.5%	$66,067	5.8%	890
North Pointe	10128 Two Notch Road	Columbia	SC	29223-4384	17,513	55.5%	$73,949	19,614	12.0%	$78,113	5.6%	619
Bethesda Walk	3059 Lawrenceville Highway	Lawrenceville	GA	30044-6426	31,675	24.9%	$57,337	35,612	12.4%	$57,593	0.4%	1,120
Braelinn Village	1101 North Peachtree Parkway	Peachtree City	GA	30269-4209	9,671	29.9%	$86,780	10,563	9.2%	$90,416	4.2%	342
Roswell Crossing	625 West Crossville Road	Roswell	GA	30075-7503	19,066	12.8%	$110,388	20,409	7.0%	$118,395	7.3%	674
Brookwood Village	Brighton Road	Atlanta	GA	30309	79,922	35.7%	$63,437	89,190	11.6%	$70,153	10.6%	2,827
Rose Creek	4403 Towne Lake Parkway	Woodstock	GA	30189-8132	17,328	30.3%	$79,927	20,042	15.7%	$82,378	3.1%	613
Northlake Promenade	4805 Briarcliff Road NE	Atlanta	GA	30345-2701	35,025	2.8%	$62,917	35,647	1.8%	$65,398	3.9%	1,239
Buckhead Crossing	2625 Piedmont Road NE	Atlanta	GA	30324-3086	69,182	26.1%	$76,993	75,924	9.8%	$85,005	10.4%	2,447
Peachtree Parkway Plaza	5450 Peachtree Parkway	Norcross	GA	30092-2557	23,879	10.0%	$67,406	25,724	7.7%	$69,021	2.4%	845
Poplar Springs	2153 East Main Street	Duncan	SC	29334-8724	4,954	36.6%	$60,542	5,533	11.7%	$63,498	4.9%	175
Publix Plaza	6131 South Norcross Tucker Rd	Norcross	GA	30093-5536	36,966	6.4%	$48,323	38,945	5.4%	$48,875	1.1%	1,307
Powers Ferry Kroger	1122 Powers Ferry Road	Marietta	GA	30067-5753	33,757	0.8%	$56,648	34,255	1.5%	$58,882	3.9%	1,194
Sunlake	State Road 54	Lutz	FL	33558	10,133	149.1%	$67,533	11,725	15.7%	$74,528	10.4%	358
Allegheny Hospital	320 East North Avenue	Pittsburgh	PA	15212-4756	60,861	-7.4%	$31,429	58,206	-4.4%	$33,556	6.8%	2,153
Main Street at Anthem	39508 N Daisy Mountain Drive	Anthem	AZ	85086-6056	9,246	415.1%	$90,035	10,557	14.2%	$101,085	12.3%	327
Land-Asante Retail Center		Surprise	AZ		66,549	7.9%	$41,358	72,096	8.3%	$44,030	6.5%	2,354
Festival at Woodholme	1809 Reisterstown Road	Baltimore	MD	21208-6321	36,818	4.0%	$62,908	37,145	0.9%	$67,530	7.3%	1,302
Brea Marketplace	835 East Birch Street	Brea	CA	92821-5735	40,581	3.9%	$73,812	42,028	3.6%	$80,499	9.1%	1,435
Granada Village	10823 Zelzah Avenue	Granada Hills	CA	91344-4433	46,740	5.0%	$80,036	48,263	3.3%	$87,125	8.9%	1,653
Laguna Niguel Plaza	29941 Alicia Parkway	Laguna Niguel	CA	92677-2091	37,687	4.1%	$100,812	39,092	3.7%	$110,496	9.6%	1,333
Lake Forest Village	24251 Muirlands Boulevard	Lake Forest	CA	92630-3001	47,666	-2.6%	$75,321	48,122	1.0%	$81,911	8.7%	1,686
Silverado Plaza	611 Trancas Street	Napa	CA	94558-3084	26,494	3.9%	$65,332	27,556	4.0%	$70,580	8.0%	937
Twin Oaks	5727 Kanan Road	Agoura Hills	CA	91301-1601	15,839	7.9%	$108,796	16,609	4.9%	$117,413	7.9%	560
Auburn Village	2222 Grass Valley Highway	Auburn	CA	95603-2536	10,867	0.6%	$49,908	11,882	9.3%	$54,019	8.2%	384
Stanford Ranch Village	2341 Sunset Boulevard	Rocklin	CA	95765-4337	28,252	74.6%	$81,281	34,024	20.4%	$87,602	7.8%	999
Navajo	8650 Lake Murray Boulevard	San Diego	CA	92119-2828	47,314	0.6%	$63,255	48,714	3.0%	$69,345	9.6%	1,673
Point Loma Plaza	3645 Midway Drive	San Diego	CA	92110-5202	47,388	2.8%	$60,540	48,975	3.4%	$66,611	10.0%	1,676
Rancho San Diego Village	3681 Avocado Boulevard	La Mesa	CA	91941-7337	34,049	2.3%	$66,597	35,295	3.7%	$72,807	9.3%	1,204
Bayhill	851 Cherry Avenue	San Bruno	CA	94066-2900	44,255	2.2%	$80,244	45,187	2.1%	$86,065	7.3%	1,565
Pleasant Hill	560 Contra Costa Boulevard	Pleasant Hill	CA	94523-1216	45,890	-0.4%	$68,564	47,034	2.5%	$72,847	6.2%	1,623
Ygnacio Plaza	1881 Ygnacio Valley Road	Walnut Creek	CA	94598-3214	47,668	1.3%	$78,473	49,170	3.2%	$83,739	6.7%	1,686
Whitnall Square	4698 South Whitnall Avenue	Milwaukee	WI	53235-6052	31,748	2.2%	$48,926	31,792	0.1%	$51,801	5.9%	1,123
Racine Centre	5201 Washington Avenue	Racine	WI	53406-4242	34,777	5.6%	$44,692	35,342	1.6%	$46,198	3.4%	1,230
Cudahy Center	5851 South Packard Avenue	Cudahy	WI	53110-2615	23,308	1.7%	$49,199	23,283	-0.1%	$51,972	5.6%	824
Overlake Fashion Plaza	2150 148th Avenue NE	Redmond	WA	98052-5534	41,372	10.9%	$72,127	43,049	4.1%	$77,235	7.1%	1,463
Eastgate Plaza	15100 Southeast 38th Street	Bellevue	WA	98006-1728	31,519	8.4%	$88,554	32,743	3.9%	$94,672	6.9%	1,115
Aurora Marketplace	23632 Highway 99	Edmonds	WA	98026-9211	48,605	1.1%	$62,650	49,317	1.5%	$66,706	6.5%	1,719
Snell & Branham Plaza	179 Branham Lane	San Jose	CA	95136-2300	64,882	10.1%	$84,762	68,378	5.4%	$89,811	6.0%	2,295
Mariposa	2760 Homestead Road	Santa Clara	CA	95051-5353	83,837	4.1%	$84,606	86,534	3.2%	$90,024	6.4%	2,965
Willston Centre II	6118 Arlington Boulevard	Falls Church	VA	22044-2901	86,722	4.5%	$89,158	88,383	1.9%	$99,865	12.0%	3,067
Willston Centre I	6164 Arlington Boulevard	Falls Church	VA	22044-2902	79,549	3.3%	$90,809	80,722	1.5%	$101,659	11.9%	2,813
Five Points	3943 State Street	Santa Barbara	CA	93105-3113	29,891	0.6%	$71,372	30,354	1.6%	$78,928	10.6%	1,057
Arapahoe Village	2798 Arapahoe Avenue	Boulder	CO	80302-6714	38,915	1.1%	$50,243	39,745	2.1%	$52,851	5.2%	1,376
Town Center at Sterling	21800 Towncenter Plaza	Sterling	VA	20164-1897	35,027	18.3%	$110,728	39,565	13.0%	$118,941	7.4%	1,239
Applewood	3400 Youngfield Street	Wheat Ridge	CO	80033-5245	25,591	1.4%	$55,460	25,671	0.3%	$57,812	4.2%	905
Cherrywood Square	7575 South University Blvd	Centennial	CO	80122-3180	39,008	0.3%	$81,116	41,107	5.4%	$84,104	3.7%	1,380
Saratoga	8074 Rolling Road	Springfield	VA	22153-2928	29,117	11.5%	$105,790	30,235	3.8%	$116,200	9.8%	1,030
Ralston Square	12350 West 64th Avenue	Arvada	CO	80004-4016	33,232	11.3%	$65,846	34,594	4.1%	$69,117	5.0%	1,175
Kings Park	8970 Burke Lake Road	Springfield	VA	22151-1004	39,959	-4.3%	$109,818	39,193	-1.9%	$120,013	9.3%	1,413
Kamp Washington	11054 Lee Highway	Fairfax	VA	22030-5014	33,857	21.4%	$104,757	35,781	5.7%	$115,325	10.1%	1,197
Colonial Square-Wayzata	1151 Wayzata Boulevard East	Wayzata	MN	55391-1935	14,163	-1.0%	$89,773	14,123	-0.3%	$94,098	4.8%	501
Rockford Road Plaza	4190 Vinewood Lane North	Plymouth	MN	55442-1735	24,797	11.2%	$91,770	25,675	3.5%	$97,461	6.2%	877
Greenbriar Town Center	13043 Lee Jackson Memorial Hwy	Fairfax	VA	22033-2001	34,238	25.7%	$125,085	36,686	7.2%	$138,232	10.5%	1,211
Plaza Square	689 Hamburg Turnpike	Wayne	NJ	07470-2098	28,792	0.0%	$79,769	28,655	-0.5%	$84,328	5.7%	1,018
Haddon Commons	316 West Cuthbert Boulevard	Westmont	NJ	08108-3325	56,058	0.0%	$55,581	55,678	-0.7%	$60,129	8.2%	1,983
Corbin's Corner	1445 New Britain Avenue	Hartford	CT	06110-1659	29,144	1.7%	$65,914	29,148	0.0%	$70,871	7.5%	1,031

A:33

Property Name	Address	City	State	Zip Code	2009 Households	Household Growth 2000-2009	2009 Median Household Income	2014 Households	Household Growth 2009-2014	2014 Median Household Income	Median Household Income Growth 2009-2014	2009 Household Density
Shoppes of Kildaire	167 SE Cary Parkway	Cary	NC	27511-7701	27,439	13.0%	$70,639	29,781	8.5%	$73,755	4.4%	970
Fox Mill	2531 John Milton Drive	Herndon	VA	20171-2527	35,391	13.9%	$113,903	37,610	6.3%	$126,150	10.8%	1,252
First State Plaza	1600 West Newport Pike	Stanton	DE	19804-3500	24,761	-2.4%	$54,472	24,728	-0.1%	$57,770	6.1%	876
Greenway Town Center	12220 SW Scholls Ferry Road	Tigard	OR	97223-3354	54,672	15.3%	$61,444	59,076	8.1%	$66,070	7.5%	1,934
Newark	501 Newark Shopping Center	Newark	DE	19711-7305	22,774	4.4%	$58,678	23,416	2.8%	$62,283	6.1%	805
Festival at Manchester Lakes	7005 Manchester Boulevard	Alexandria	VA	22310-3205	34,279	10.6%	$96,967	36,018	5.1%	$109,976	13.4%	1,212
Shoppes of Graylyn	1732 Marsh Road	Wilmington	DE	19810-4606	33,978	1.4%	$68,673	34,444	1.4%	$72,852	6.1%	1,202
Centre Ridge Marketplace	6335 Multiplex Drive	Centreville	VA	20121-5327	30,694	12.4%	$105,999	32,470	5.8%	$119,232	12.5%	1,086
Allen Street	1421 West Allen Street	Allentown	PA	18102-2188	50,493	1.5%	$38,986	51,380	1.8%	$41,527	6.5%	1,786
Spring Valley	4851 Massachusetts Avenue NW	Washington	DC	20016-2065	69,892	3.0%	$113,810	71,274	2.0%	$128,691	13.1%	2,472
Brafferton Center	325 Garrisonville Road	Stafford	VA	22554-1544	14,998	37.2%	$84,488	17,208	14.7%	$93,740	11.0%	530
Stefko Boulevard	1880 Stefko Boulevard	Bethlehem	PA	18017-6263	32,445	6.8%	$48,970	33,757	4.0%	$53,936	10.1%	1,148
Village Commons	701 Village Boulevard	West Palm Beach	FL	33409-1924	41,116	10.5%	$36,403	44,145	7.4%	$39,327	8.0%	1,454
City Avenue	6200 Algon Avenue	Philadelphia	PA	19111-5801	126,403	-4.2%	$40,872	123,663	-2.2%	$43,708	6.9%	4,471
Willow Lake West	2902 West 86th Street	Indianapolis	IN	46268-5900	24,556	5.1%	$55,690	25,359	3.3%	$59,677	7.2%	868
Ashburn Farm Village Center	43761 Parkhurst Plaza	Ashburn	VA	20147-5470	25,027	144.4%	$117,458	32,695	30.6%	$128,042	9.0%	885
Willow Lake	2550 Lake Circle Drive	Indianapolis	IN	46268-4220	24,787	4.7%	$56,632	25,556	3.1%	$60,589	7.0%	877
King Street 601	601 King Street	Alexandria	VA	22314-3105	53,775	2.6%	$81,566	54,858	2.0%	$93,008	14.0%	1,902
Mayfair	6420 Frankford Avenue	Philadelphia	PA	19135-3005	103,268	-4.4%	$41,400	100,880	-2.3%	$44,339	7.1%	3,652
Village	7029 Three Chopt Road	Richmond	VA	23226	30,809	-1.9%	$56,574	30,827	0.1%	$61,189	8.2%	1,090
Brentwood Commons	1047-1145 South York Road	Bensenville	IL	60106-3600	30,446	-2.0%	$62,212	30,199	-0.8%	$65,256	4.9%	1,077
Mercer Square	73 Old Dublin Pike	Doylestown	PA	18901-2491	13,497	6.5%	$86,207	13,877	2.8%	$94,168	9.2%	477
Civic Center Plaza	7801 North Waukegan Road	Niles	IL	60714-3217	60,942	-2.2%	$68,818	60,450	-0.8%	$72,937	6.0%	2,155
Laburnum Square	4816 South Laburnum Avenue	Richmond	VA	23231-2714	18,146	9.1%	$44,327	19,074	5.1%	$47,347	6.8%	642
Newtown Square	3500 West Chester Pike	Newtown Square	PA	19073-4101	15,644	1.0%	$83,731	15,757	0.7%	$90,871	8.5%	553
Laburnum Park	4334 South Laburnum Avenue	Richmond	VA	23231-2418	21,702	6.8%	$41,803	22,581	4.1%	$45,068	7.8%	768
Hanover Village	7019 Mechanicsville Turnpike	Mechanicsville	VA	23111-7100	11,649	17.0%	$66,583	12,616	8.3%	$72,881	9.5%	412
Glen Lea Centre	3808 Mechanicsville Pike	Richmond	VA	23223-1114	28,551	1.8%	$36,523	29,035	1.7%	$40,489	10.9%	1,010
Towamencin Village	1758 Allentown Road	Lansdale	PA	19446-4053	23,262	4.9%	$72,499	23,844	2.5%	$79,950	10.3%	823
Warwick Square	2395 York Road	Jamison	PA	18929-1071	12,379	17.8%	$91,823	13,293	7.4%	$99,680	8.6%	438
Kenhorst Plaza	440 Kenhorst Plaza	Shillington	PA	19607-3646	27,938	0.9%	$40,570	28,297	1.3%	$43,369	6.9%	988
Mallard Creek	722 East Rollins Road	Round Lake Beach	IL	60073-1337	26,700	25.7%	$75,144	29,300	9.7%	$81,244	8.1%	944
Colonial Square-York	976 South George Street	York	PA	17403-3708	32,168	2.2%	$40,015	32,816	2.0%	$43,001	7.5%	1,138
McHenry Commons	2000 North Richmond Road	McHenry	IL	60050-1419	13,695	20.6%	$63,922	15,045	9.9%	$67,368	5.4%	484
First Colony Marketplace	4610 Highway Six	Sugar Land	TX	77478-5214	29,095	32.6%	$93,401	33,529	15.2%	$99,100	6.1%	1,029
Memorial Collection	14640 Memorial Drive	Houston	TX	77079-7517	51,797	18.1%	$60,977	56,773	9.6%	$64,333	5.5%	1,832
Riverside Square & Edge Plaza	3145 South Ashland Avenue	Chicago	IL	60608-6251	120,821	2.9%	$34,446	122,614	1.5%	$37,430	8.7%	4,273
Weslayan Plaza West	5586 Weslayan Street	Houston	TX	77005-1942	87,084	12.4%	$66,050	93,519	7.4%	$70,962	7.4%	3,080
Riverview Plaza	3322-3358 North Western Avenue	Chicago	IL	60618-6213	258,752	-2.7%	$53,312	255,789	-1.2%	$57,953	8.7%	9,151
Westheimer Marketplace	12555 Westheimer Road	Houston	TX	77077-5807	72,530	19.4%	$51,725	79,614	9.8%	$55,590	7.5%	2,565
Stonebrook Plaza	3243 West 115th Street	Merrionette Park	IL	60803-4555	56,589	-5.2%	$57,330	55,187	-2.5%	$61,524	7.3%	2,001
Woodway Collection	1407 South Voss Road	Houston	TX	77057-1025	83,445	12.3%	$52,540	89,569	7.3%	$57,063	8.6%	2,951
Oaks	1555 Lee Street	Des Plaines	IL	60018-1518	42,245	-3.8%	$60,457	41,534	-1.7%	$64,330	6.4%	1,494
Gayton Crossing	9782 Gayton Road	Richmond	VA	23238-4907	33,149	7.3%	$68,103	34,622	4.4%	$72,893	7.0%	1,172
Elkridge Corners	7270 Montgomery Road	Elkridge	MD	21075-5268	11,922	16.3%	$90,251	12,727	6.8%	$102,541	13.6%	422
Woodmoor	10141 Colesville Road	Silver Spring	MD	20901-2457	67,513	0.4%	$68,685	67,843	0.5%	$75,949	10.6%	2,388
Watkins Park Plaza	50 Watkins Park Drive	Upper Marlboro	MD	20774-1628	18,632	20.6%	$99,327	20,088	7.8%	$110,510	11.3%	659
Northway	670 Old Mill Road	Millersville	MD	21108-1355	25,451	2.4%	$67,245	25,733	1.1%	$74,803	11.2%	900
Takoma Park	6875 New Hampshire Avenue	Takoma Park	MD	20912-4800	90,984	-0.7%	$57,253	90,869	-0.1%	$63,745	11.3%	3,218
Parkville	7709 Harford Road	Baltimore	MD	21234-6403	68,176	0.6%	$54,017	68,663	0.7%	$59,420	10.0%	2,411
Rosecroft	3265 Brinkley Road	Temple Hills	MD	20748-6301	39,817	0.3%	$62,206	39,787	-0.1%	$67,868	9.1%	1,408
Southside Marketplace	857 East Fort Avenue	Baltimore	MD	21230-5117	83,275	-2.2%	$32,322	82,681	-0.7%	$35,639	10.3%	2,945
Penn Station	5800 Silver Hill Road	District Heights	MD	20747-1103	52,311	-1.5%	$52,890	51,857	-0.9%	$58,485	10.6%	1,850
Valley Centre	9616 Reisterstown Road	Owings Mills	MD	21117-4139	27,505	15.5%	$68,365	29,368	6.8%	$74,563	9.1%	973
Mitchellville Plaza	12100 Central Avenue	Mitchellville	MD	20721-1916	18,706	19.6%	$97,986	20,108	7.5%	$108,854	11.1%	662
Bowie Plaza	13320 Laurel Bowie Road	Laurel	MD	20708-1508	26,211	5.3%	$65,010	26,793	2.2%	$70,775	8.9%	927
Goshen Plaza	9140 Rothbury Drive	Gaithersburg	MD	20886-1400	33,069	3.6%	$85,110	33,716	2.0%	$94,781	11.4%	1,170
Clinton Square	6439 Old Alexandria Ferry Road	Clinton	MD	20735-1736	17,553	1.3%	$80,712	17,625	0.4%	$89,034	10.3%	621
Firstfield	531 Quince Orchard Road	Gaithersburg	MD	20878-1405	50,333	6.0%	$81,004	51,879	3.1%	$90,943	12.3%	1,780
Cloppers Mill Village	18080 Mateny Road	Germantown	MD	20874-2112	31,335	15.9%	$88,204	33,496	6.9%	$98,698	11.9%	1,108
Homestead Gas Station	13690 SW 288th Street	Homestead	FL	33033-1905	19,250	46.8%	$41,271	22,570	17.3%	$45,166	9.4%	681
4S Commons Town Center	10525 4S Commons Drive	San Diego	CA	92127-3512	18,975	30.9%	$88,652	21,534	13.5%	$99,155	11.8%	671
4S Fitness Center		San Diego	CA		383	4.9%	$97,240	398	3.9%	$110,124	13.2%	14
Clovis Commons	695 West Herndon	Clovis	CA	93612-0104	50,584	25.7%	$57,343	56,807	12.3%	$65,045	13.4%	1,789
Greenwood Springs	1133 North Emerson Avenue	Greenwood	IN	46143-9763	25,725	16.3%	$50,393	27,761	7.9%	$53,314	5.8%	910
Amherst		Amherst	NH	3031	4,174	9.5%	$110,742	4,349	4.2%	$122,519	10.6%	148
Merrimack Village Center	Seven Continental Boulevard	Merrimack	NH	03054-4339	7,402	9.5%	$86,173	7,739	4.6%	$94,814	10.0%	262
Anthem Highlands	Bicentennial Road	Henderson	NV	89044-4474	11,939	549.2%	$103,807	16,476	38.0%	$116,614	12.3%	422
Harding Place Mall	4040 Nolensville Pike	Nashville	TN	37211-4516	34,303	4.2%	$42,791	35,356	3.1%	$45,214	5.7%	1,213
Orchards Market Center I	11505 NE Fourth Plain Road	Vancouver	WA	98662-6313	25,649	29.0%	$58,213	28,929	12.8%	$62,719	7.7%	907
Assembly Square	Five Middlesex Avenue	Somerville	MA	02145-1102	173,295	0.0%	$57,918	173,583	0.2%	$63,642	9.9%	6,129
Kennesaw 75	3850 Kennesaw 75 Parkway NW	Kennesaw	GA	30144-6405	29,082	35.9%	$70,368	33,260	14.4%	$74,017	5.2%	1,029
Bleecker Street 367-369	367 Bleecker Street	New York	NY	10014-3209	466,053	6.5%	$69,808	481,545	3.3%	$78,970	13.1%	16,483
Bayonne Broadway	517 Broadway	Bayonne	NJ	07002-3713	59,946	-0.7%	$51,716	59,717	-0.4%	$57,521	11.2%	2,120
Bayridge	436 86th Street	Brooklyn	NY	11209-4708	202,946	1.2%	$43,279	204,919	1.0%	$47,462	9.7%	7,178
Bellmore	2410 Merrick Road	Bellmore	NY	11710-5701	46,461	-3.9%	$94,535	45,417	-2.3%	$105,349	11.4%	1,643
Maspeth Queens-Duane Reade	6556 Grand Avenue	Maspeth	NY	11378-2423	350,875	-1.2%	$44,591	351,236	0.1%	$48,575	8.9%	12,410
Massapequa	4250 Jerusalem Avenue	North Massapequa	NY	11758-3315	59,124	-2.6%	$94,585	58,288	-1.4%	$105,291	11.3%	2,091
Elmont	1445 Hempstead Turnpike	Elmont	NY	11003-2404	95,542	-2.6%	$82,343	94,546	-1.0%	$90,652	10.1%	3,379
Franklin Square	710 Franklin Avenue	Franklin Square	NY	11010-1111	82,860	-4.1%	$83,620	81,078	-2.2%	$92,115	10.2%	2,931
Hicksville	265 North Broadway	Hicksville	NY	11801-2933	41,414	-1.9%	$95,235	41,022	-1.0%	$106,030	11.3%	1,465
Homeport-Ralph Avenue	2265 Ralph Avenue	Brooklyn	NY	11234-5611	256,534	0.8%	$44,814	258,717	0.9%	$48,764	8.8%	9,073
Kings Highway	1401 Kings Highway	Brooklyn	NY	11229-2093	334,126	-0.5%	$43,596	334,749	0.2%	$47,812	9.7%	11,817

Property Name	Address	City	State	Zip Code	2010 Households	Household Growth 2000-2010	2010 Median HH Income	2015 Households	Household Growth 2010-2015	2015 Median Household Income	Median Household Income Growth 2010-2015	2010 Household Density
Shoppes of Kildaire	167 SE Cary Parkway	Cary	NC	27511-7701	28,250	16.0%	$72,435	31,381	11.1%	$74,946	3.5%	999
Fox Mill	2531 John Milton Drive	Herndon	VA	20171-2527	37,206	20.1%	$115,575	39,042	4.9%	$127,057	9.9%	1,316
First State Plaza	1600 West Newport Pike	Stanton	DE	19804-3500	24,444	-2.1%	$56,137	24,265	-0.7%	$58,854	4.8%	865
Greenway Town Center	12220 SW Scholls Ferry Road	Tigard	OR	97223-3354	54,693	15.8%	$63,182	58,357	6.7%	$67,171	6.3%	1,934
Newark	501 Newark Shopping Center	Newark	DE	19711-7305	22,648	4.9%	$60,048	23,172	2.3%	$62,965	4.9%	801
Festival at Manchester Lakes	7005 Manchester Boulevard	Alexandria	VA	22310-3205	34,037	9.8%	$99,018	35,398	4.0%	$110,111	11.2%	1,204
Shoppes of Graylyn	1732 Marsh Road	Wilmington	DE	19810-4606	33,977	1.3%	$70,455	34,164	0.6%	$74,266	5.4%	1,202
Centre Ridge Marketplace	6335 Multiplex Drive	Centreville	VA	20121-5327	30,383	11.9%	$109,561	31,590	4.0%	$121,080	10.5%	1,075
Allen Street	1421 West Allen Street	Allentown	PA	18102-2188	50,804	2.1%	$40,300	51,382	1.1%	$42,170	4.6%	1,797
Spring Valley	4851 Massachusetts Avenue NW	Washington	DC	20016-2065	70,542	4.5%	$117,041	71,808	1.8%	$130,099	11.2%	2,495
Brafferton Center	325 Garrisonville Road	Stafford	VA	22554-1544	14,715	37.9%	$86,009	16,552	12.5%	$93,467	8.7%	520
Stefko Boulevard	1880 Stefko Boulevard	Bethlehem	PA	18017-6263	31,797	5.4%	$49,542	32,569	2.4%	$53,720	8.4%	1,125
Village Commons	701 Village Boulevard	West Palm Beach	FL	33409-1924	41,356	10.7%	$37,142	43,907	6.2%	$39,148	5.4%	1,463
City Avenue	6200 Algon Avenue	Philadelphia	PA	19111-5801	130,485	-0.9%	$41,706	130,113	-0.3%	$43,844	5.1%	4,615
Willow Lake West	2902 West 86th Street	Indianapolis	IN	46268-5900	25,023	6.9%	$55,690	25,871	3.4%	$58,536	5.1%	885
Ashburn Farm Village Center	43761 Parkhurst Plaza	Ashburn	VA	20147-5470	25,729	150.8%	$118,346	31,529	22.5%	$128,732	8.8%	910
Willow Lake	2550 Lake Circle Drive	Indianapolis	IN	46268-4220	25,085	6.2%	$56,225	25,858	3.1%	$58,999	4.9%	887
King Street 601	601 King Street	Alexandria	VA	22314-3105	54,608	4.5%	$84,610	55,418	1.5%	$95,701	13.1%	1,931
Mayfair	6420 Frankford Avenue	Philadelphia	PA	19135-3005	106,628	-1.0%	$42,242	106,261	-0.3%	$44,466	5.3%	3,771
Village	7029 Three Chopt Road	Richmond	VA	23226	30,394	-1.7%	$57,961	30,302	-0.3%	$61,926	6.8%	1,075
Brentwood Commons	1047-1145 South York Road	Bensenville	IL	60106-3600	30,370	-1.6%	$64,034	30,004	-1.2%	$66,783	4.3%	1,074
Mercer Square	73 Old Dublin Pike	Doylestown	PA	18901-2491	13,538	6.4%	$89,702	13,806	2.0%	$97,161	8.3%	479
Civic Center Plaza	7801 North Waukegan Road	Niles	IL	60714-3217	60,594	-1.9%	$70,323	59,895	-1.2%	$73,784	4.9%	2,143
Laburnum Square	4816 South Laburnum Avenue	Richmond	VA	23231-2714	17,962	9.8%	$45,390	18,748	4.4%	$47,878	5.5%	635
Newtown Square	3500 West Chester Pike	Newtown Square	PA	19073-4101	15,540	0.9%	$86,241	15,517	-0.2%	$92,660	7.4%	550
Laburnum Park	4334 South Laburnum Avenue	Richmond	VA	23231-2418	21,945	7.4%	$43,115	22,691	3.4%	$45,898	6.5%	776
Hanover Village	7019 Mechanicsville Turnpike	Mechanicsville	VA	23111-7100	11,456	17.0%	$68,132	12,151	6.1%	$72,754	6.8%	405
Glen Lea Centre	3808 Mechanicsville Pike	Richmond	VA	23223-1114	27,872	0.8%	$37,060	28,025	0.6%	$40,265	8.6%	986
Towamencin Village	1758 Allentown Road	Lansdale	PA	19446-4053	23,040	3.9%	$74,870	23,272	1.0%	$82,016	9.5%	815
Warwick Square	2395 York Road	Jamison	PA	18929-1071	12,598	19.7%	$95,042	13,308	5.6%	$102,771	8.1%	446
Kenhorst Plaza	440 Kenhorst Plaza	Shillington	PA	19607-3646	27,860	0.9%	$41,605	27,849	0.0%	$43,567	4.7%	985
Mallard Creek	722 East Rollins Road	Round Lake Beach	IL	60073-1337	26,333	24.9%	$76,901	28,353	7.7%	$82,488	7.3%	931
Colonial Square-York	976 South George Street	York	PA	17403-3708	32,359	2.8%	$41,034	32,765	1.3%	$43,216	5.3%	1,144
McHenry Commons	2000 North Richmond Road	McHenry	IL	60050-1419	13,540	19.1%	$66,223	14,639	8.1%	$69,403	4.8%	479
First Colony Marketplace	4610 Highway Six	Sugar Land	TX	77478-5214	28,840	35.3%	$96,989	33,756	17.1%	$102,966	6.2%	1,020
Memorial Collection	14640 Memorial Drive	Houston	TX	77079-7517	51,972	18.9%	$62,511	56,626	9.0%	$64,884	3.8%	1,838
Riverside Square & Edge Plaza	3145 South Ashland Avenue	Chicago	IL	60608-6251	121,953	4.4%	$35,709	121,768	-0.2%	$38,529	7.9%	4,313
Weslayan Plaza West	5586 Weslayan Street	Houston	TX	77005-1942	87,223	14.0%	$68,930	93,875	7.6%	$74,207	7.7%	3,085
Riverview Plaza	3322-3358 North Western Avenue	Chicago	IL	60618-6213	261,071	-1.7%	$55,109	258,493	-1.0%	$59,595	8.1%	9,233
Westheimer Marketplace	12555 Westheimer Road	Houston	TX	77077-5807	72,980	19.7%	$53,566	79,717	9.2%	$56,467	5.4%	2,581
Stonebrook Plaza	3243 West 115th Street	Merrionette Park	IL	60803-4555	56,368	-5.3%	$58,946	54,899	-2.6%	$62,367	5.8%	1,994
Woodway Collection	1407 South Voss Road	Houston	TX	77057-1025	85,748	13.4%	$54,302	92,182	7.5%	$58,096	7.0%	3,033
Oaks	1555 Lee Street	Des Plaines	IL	60018-1518	42,492	-3.1%	$61,901	41,842	-1.5%	$64,842	4.8%	1,503
Gayton Crossing	9782 Gayton Road	Richmond	VA	23238-4907	33,284	7.4%	$69,592	34,546	3.8%	$73,958	6.3%	1,177
Elkridge Corners	7270 Montgomery Road	Elkridge	MD	21075-5268	12,124	18.4%	$93,114	12,870	6.2%	$104,682	12.4%	429
Woodmoor	10141 Colesville Road	Silver Spring	MD	20901-2457	68,955	2.5%	$70,819	69,628	1.0%	$77,959	10.1%	2,439
Watkins Park Plaza	50 Watkins Park Drive	Upper Marlboro	MD	20774-1628	18,579	18.8%	$102,592	19,475	4.8%	$112,772	9.9%	657
Northway	670 Old Mill Road	Millersville	MD	21108-1355	25,527	2.3%	$69,280	25,630	0.4%	$76,031	9.7%	903
Takoma Park	6875 New Hampshire Avenue	Takoma Park	MD	20912-4800	90,697	-0.5%	$59,485	90,028	-0.7%	$65,429	10.0%	3,208
Parkville	7709 Harford Road	Baltimore	MD	21234-6403	66,275	-1.8%	$55,708	65,223	-1.6%	$60,281	8.2%	2,344
Rosecroft	3265 Brinkley Road	Temple Hills	MD	20748-6301	38,390	-2.6%	$63,743	37,495	-2.3%	$68,550	7.5%	1,358
Southside Marketplace	857 East Fort Avenue	Baltimore	MD	21230-5117	83,996	-1.2%	$33,760	82,824	-1.4%	$37,294	10.5%	2,971
Penn Station	5800 Silver Hill Road	District Heights	MD	20747-1103	50,752	-4.0%	$55,080	49,391	-2.7%	$60,043	9.0%	1,795
Valley Centre	9616 Reisterstown Road	Owings Mills	MD	21117-4139	26,955	13.9%	$69,612	28,102	4.3%	$74,483	7.0%	953
Mitchellville Plaza	12100 Central Avenue	Mitchellville	MD	20721-1916	18,617	17.7%	$101,279	19,475	4.6%	$111,487	10.1%	658
Bowie Plaza	13320 Laurel Bowie Road	Laurel	MD	20708-1508	27,222	8.0%	$66,625	27,710	1.8%	$71,394	7.2%	963
Goshen Plaza	9140 Rothbury Drive	Gaithersburg	MD	20886-1400	34,190	6.9%	$87,657	35,194	2.9%	$96,328	9.9%	1,209
Clinton Square	6439 Old Alexandria Ferry Road	Clinton	MD	20735-1736	17,121	-1.1%	$83,547	16,864	-1.5%	$90,808	8.7%	606
Firstfield	531 Quince Orchard Road	Gaithersburg	MD	20878-1405	51,871	9.5%	$83,140	53,721	3.6%	$91,667	10.3%	1,835
Cloppers Mill Village	18080 Mateny Road	Germantown	MD	20874-2112	32,323	19.8%	$90,448	34,255	6.0%	$99,547	10.1%	1,143
Homestead Gas Station	13690 SW 288th Street	Homestead	FL	33033-1905	19,840	49.6%	$40,981	21,644	9.1%	$43,288	5.6%	702
4S Commons Town Center	10525 4S Commons Drive	San Diego	CA	92127-3512	19,507	35.2%	$90,982	21,207	8.7%	$100,791	10.8%	690
4S Fitness Center		San Diego	CA		409	9.7%	$100,357	437	6.9%	$112,842	12.4%	14
Clovis Commons	695 West Herndon	Clovis	CA	93612-0104	50,445	27.3%	$57,260	55,396	9.8%	$63,031	10.1%	1,784
Greenwood Springs	1133 North Emerson Avenue	Greenwood	IN	46143-9763	25,973	17.4%	$50,940	27,600	6.3%	$52,981	4.0%	919
Amherst		Amherst	NH	3031	4,254	9.5%	$114,054	4,389	3.2%	$125,576	10.1%	150
Merrimack Village Center	Seven Continental Boulevard	Merrimack	NH	03054-4339	6,857	9.0%	$88,377	7,051	2.8%	$95,559	8.1%	243
Anthem Highlands	Bicentennial Road	Henderson	NV	89044-4474	12,292	555.6%	$104,908	14,234	15.8%	$120,201	14.6%	435
Harding Place Mall	4040 Nolensville Pike	Nashville	TN	37211-4516	34,082	3.7%	$43,335	34,764	2.0%	$45,052	4.0%	1,205
Orchards Market Center I	11505 NE Fourth Plain Road	Vancouver	WA	98662-6313	25,131	28.6%	$59,182	27,960	11.3%	$62,761	6.0%	889
Assembly Square	Five Middlesex Avenue	Somerville	MA	02145-1102	178,385	3.3%	$60,041	179,635	0.7%	$65,566	9.2%	6,309
Kennesaw 75	3850 Kennesaw 75 Parkway NW	Kennesaw	GA	30144-6405	28,869	36.1%	$73,229	32,119	11.3%	$77,272	5.5%	1,021
Bleecker Street 367-369	367 Bleecker Street	New York	NY	10014-3209	471,378	8.1%	$72,224	480,846	2.0%	$81,718	13.1%	16,672
Bayonne Broadway	517 Broadway	Bayonne	NJ	07002-3713	60,065	-0.5%	$54,483	59,811	-0.4%	$59,709	9.6%	2,124
Bayridge	436 86th Street	Brooklyn	NY	11209-4708	204,783	2.7%	$44,725	206,668	0.9%	$48,384	8.2%	7,243
Bellmore	2410 Merrick Road	Bellmore	NY	11710-5701	48,295	0.4%	$97,769	47,943	-0.7%	$107,961	10.4%	1,708
Maspeth Queens-Duane Reade	6556 Grand Avenue	Maspeth	NY	11378-2423	356,229	0.6%	$46,185	356,577	0.1%	$49,850	7.9%	12,599
Massapequa	4250 Jerusalem Avenue	North Massapequa	NY	11758-3315	60,753	0.7%	$97,808	60,396	-0.6%	$107,831	10.2%	2,149
Elmont	1445 Hempstead Turnpike	Elmont	NY	11003-2404	98,370	0.4%	$85,315	97,930	-0.5%	$93,338	9.4%	3,479
Franklin Square	710 Franklin Avenue	Franklin Square	NY	11010-1111	86,272	0.1%	$86,450	85,607	-0.8%	$94,334	9.1%	3,051
Hicksville	265 North Broadway	Hicksville	NY	11801-2933	42,551	1.1%	$97,978	42,359	-0.5%	$107,444	9.7%	1,505
Homeport-Ralph Avenue	2265 Ralph Avenue	Brooklyn	NY	11234-5611	257,794	1.5%	$46,048	258,961	0.5%	$49,202	6.8%	9,118
Kings Highway	1401 Kings Highway	Brooklyn	NY	11229-2093	336,383	0.4%	$44,861	336,394	0.0%	$48,441	8.0%	11,897

A:34

Property Name	Address	City	State	Zip Code	2009 Households	Household Growth 2000-2009	2009 Median Household Income	2014 Households	Household Growth 2009-2014	2014 Median Household Income	Median Household Income Growth 2009-2014	2009 Household Density
Coral Way Plaza	8855 SW 24th Street	Miami	FL	33165-2010	65,814	0.0%	$46,852	67,164	2.1%	$50,866	8.6%	2,328
Huntington Plaza	Weaver Road	Huntington	WV	25704	2,364	5.5%	$42,245	2,408	1.9%	$46,549	10.2%	84
Midway Plantation	7106 US Highway 64 East	Knightdale	NC	27545-9265	7,414	22.0%	$59,807	8,253	11.3%	$63,260	5.8%	262
Chillicothe Place-Lowes	867 North Bridge Street	Chillicothe	OH	45601-1704	10,115	0.1%	$36,723	10,127	0.1%	$38,684	5.3%	358
Land-MacArthur Park	MacArthur Boulevard	Las Colinas	TX	75041	40,109	-4.6%	$42,493	39,889	-0.6%	$44,062	3.7%	1,419
Flamingo Pines	170 South Flamingo Road	Pembroke Pines	FL	33027-1720	44,138	11.0%	$64,476	46,990	6.5%	$71,479	10.9%	1,561
Caprock Center Outparcel	2801 50th Street	Lubbock	TX	79413-4328	44,555	4.7%	$39,273	46,033	3.3%	$43,020	9.5%	1,576
Ravenstone Commons	121 Sherron Road	Durham	NC	27703-9515	6,091	26.5%	$55,840	6,825	12.1%	$57,975	3.8%	215
Delran	4037 Route 130	Delran	NJ	08075-2415	20,980	10.1%	$70,197	21,908	4.4%	$77,156	9.9%	742
Poway City Centre	13630 Poway Road	Poway	CA	92064-4704	19,289	6.8%	$95,460	20,312	5.3%	$107,983	13.1%	682
Kmart-Hillsborough	256 US Highway 206	Hillsborough	NJ	08844-4681	14,953	6.0%	$82,177	15,509	3.7%	$90,496	10.1%	529
Chambersburg Crossing	900 Norland Avenue	Chambersburg	PA	17201	12,790	9.8%	$41,896	13,476	5.4%	$45,124	7.7%	452
Sorensen Park Plaza	715 South 72nd Street	Omaha	NE	68114-4613	1,489	15.1%	$76,054	1,575	5.8%	$82,872	9.0%	53
Dowlen Center II		Beaumont	TX		2,943	-6.1%	$29,974	2,873	-2.4%	$31,928	6.5%	104
Pinecrest Plaza	One Pinecrest Plaza	Southern Pines	NC	28387-4301	10,010	26.3%	$51,978	11,172	11.6%	$56,898	9.5%	354
Thompson Bridge Commons	3630 Thompson Bridge Road	Gainesville	GA	30506-1519	5,438	33.1%	$62,331	6,238	14.7%	$65,976	5.8%	192
Best in the West	2050 North Rainbow Boulevard	Las Vegas	NV	89108-7049	70,788	5.2%	$52,675	73,150	3.3%	$56,159	6.6%	2,504
Starr Plaza	6583 East US Highway 83	Rio Grande City	TX	78582-6156	1,243	18.0%	$22,774	1,342	8.0%	$25,755	13.1%	44
Merriam Village	5828 M Antioch Road	Merriam	KS	66202-2017	37,989	1.5%	$51,102	38,832	2.2%	$53,900	5.5%	1,344
Winchester Plaza	2246 Winchester Road NE	Huntsville	AL	35811-8861	4,856	27.4%	$63,118	5,442	12.1%	$68,274	8.2%	172
Heritage Plaza	720 West Army Trail Road	Carol Stream	IL	60188-9297	27,146	3.1%	$85,129	27,596	1.7%	$89,463	5.1%	960
Shaw’s Plaza	Three North Main Street	Carver	MA	02330-1102	3,487	4.6%	$78,004	3,592	3.0%	$85,570	9.7%	123
Ridge Plaza	9000 West State Road 84	Davie	FL	33324-4417	40,750	3.7%	$62,691	42,494	4.3%	$68,264	8.9%	1,441
Young Circle	1735 East Young Circle	Hollywood	FL	33020-6824	61,788	-0.4%	$41,897	63,212	2.3%	$45,752	9.2%	2,185
Shops at Highland Village	FM 2499	Highland Village	TX	75077	17,883	38.0%	$113,019	20,811	16.4%	$122,413	8.3%	632
Columbia Crossing Road 6201	6201 Columbia Crossing Road	Columbia	MD	21045-8201	30,824	10.5%	$92,403	32,466	5.3%	$104,971	13.6%	1,090
Johnston Road Plaza	10106 Johnston Road	Charlotte	NC	28210-8299	29,793	19.3%	$61,904	32,956	10.6%	$64,372	4.0%	1,054
Fremont Hub	39201 Fremont Boulevard	Fremont	CA	94538-1301	54,589	-1.4%	$90,358	55,311	1.3%	$99,397	10.0%	1,931
Grove at Lakeland	3530 US Highway 98 North	Lakeland	FL	33809-3840	20,129	17.3%	$36,982	22,120	9.9%	$40,765	10.2%	712
Glenn Square	Gleen Highway	Anchorage	AK	99501	31,737	3.4%	$53,661	32,578	2.7%	$58,984	9.9%	1,122
Land-Hanover		Hanover	MD		10,251	3.9%	$117,595	10,472	2.2%	$131,016	11.4%	363
Plantation Crossing	Branan Field Road	Middleburg	FL	32068	7,438	57.2%	$58,482	8,931	20.1%	$63,233	8.1%	263
Treasure Valley Marketplace	16300 North Market Place Boulevard	Nampa	ID	83687-7910	15,359	53.0%	$40,939	18,374	19.6%	$44,502	8.7%	543
Las Tiendas	US 77 Expressway	Brownsville	TX	78520	21,502	49.3%	$34,293	25,226	17.3%	$36,472	6.4%	760
Town Center at Timber Springs	Timber Springs Boulevard	Orlando	FL		42,203	10.4%	$43,049	45,600	8.1%	$46,980	9.1%	1,493
Hoover Development		Hoover	AL		33,875	-5.5%	$26,321	32,983	-2.6%	$28,299	7.5%	1,198
Shops at Fox River	3340 Shoppers Drive	McHenry	IL	60051-5405	12,229	19.0%	$62,913	13,369	9.3%	$66,337	5.4%	433
Seabrook Town Center	Lafayette Road	Seabrook	NH		6,487	8.4%	$59,710	6,724	3.7%	$65,837	10.3%	229
Southern Tier Crossing	Ann Page Road	Horseheads	NY	14845	7,151	0.3%	$43,645	7,130	-0.3%	$46,159	5.8%	253
North Alma School Road 2992	2992 North Alma School Road	Chandler	AZ	85224-1999	52,747	12.7%	$65,004	57,054	8.2%	$69,769	7.3%	1,866
Superstition Springs	6505 East Southern Avenue	Mesa	AZ	85206-3711	44,028	22.7%	$52,640	49,041	11.4%	$58,783	11.7%	1,557
Deer Valley Center	4255 West Thunderbird Road	Phoenix	AZ	85053-5343	59,372	5.1%	$53,039	62,627	5.5%	$56,658	6.8%	2,100
Silver Creek Plaza	4710 East Ray Road	Phoenix	AZ	85044-6225	35,235	16.1%	$74,997	38,641	9.7%	$80,794	7.7%	1,246
Santa Cruz Plaza	3660 South 16th Avenue	Tucson	AZ	85713-6001	32,333	10.9%	$31,497	34,465	6.6%	$33,847	7.5%	1,144
Anaheim Hills Festival	8100 East Santa Ana Canyon Road	Anaheim	CA	92808-1111	30,507	9.4%	$112,518	32,421	6.3%	$123,234	9.5%	1,079
Somersville Road 2602	2602 Somersville Road	Antioch	CA	94509-4428	27,575	2.7%	$56,209	28,553	3.6%	$61,149	8.8%	975
Northridge Plaza	8800 Corbin Avenue	Northridge	CA	91324-3309	77,562	5.7%	$57,277	81,085	4.5%	$63,164	10.3%	2,743
Westfield Parkway	565 Fletcher Parkway	El Cajon	CA	92020	55,239	-1.1%	$51,778	56,133	1.6%	$58,250	12.5%	1,954
Westfield Solano	1451 Gateway Boulevard	Fairfield	CA	94533-6909	31,420	6.9%	$63,529	33,126	5.4%	$69,879	10.0%	1,111
Folsom Square	1010 East Bidwell Street	Folsom	CA	95630-5552	25,843	31.4%	$92,195	29,434	13.9%	$102,937	11.7%	914
Garden Grove	13092 Harbor Boulevard	Garden Grove	CA	92843-1744	73,327	-1.4%	$54,436	74,493	1.6%	$60,223	10.6%	2,593
Mission Plaza	1600 North H Street	Lompoc	CA	93436-2819	15,303	2.7%	$49,778	15,764	3.0%	$55,782	12.1%	541
Southland Plaza	575 Saturn Boulevard	San Diego	CA	92154-4731	45,269	-0.2%	$45,827	46,167	2.0%	$50,540	10.3%	1,601
Town Center	201 Town Center West	Santa Maria	CA	93458-5075	25,220	15.7%	$45,872	27,242	8.0%	$50,393	9.9%	892
Santa Rosa Plaza	600 Santa Rosa Plaza	Santa Rosa	CA	95401-6373	48,265	6.0%	$58,958	50,433	4.5%	$64,115	8.7%	1,707
Slatten Ranch	5849 Lone Tree Way	Antioch	CA	94531-8586	29,431	51.5%	$91,501	34,562	17.4%	$100,361	9.7%	1,041
Sonora Crossroads	1151 Sanguinetti Road	Sonora	CA	95370-6214	2,103	6.8%	$47,113	2,211	5.1%	$53,138	12.8%	74
Tulare Pavilion	1675 Hillman Street	Tulare	CA	93274-1634	17,070	22.5%	$42,382	19,021	11.4%	$45,824	8.1%	604
Pear Tree Center	437 North Orchard Avenue	Ukiah	CA	95482-4540	8,970	-0.7%	$43,068	9,068	1.1%	$46,344	7.6%	317
Westfield Eastland	2753 East Eastland Center Drive	West Covina	CA	91791-6612	47,983	1.7%	$67,284	49,363	2.9%	$74,477	10.7%	1,697
Former Mervyn’s	3871 South Carson Street	Carson City	NV	89701-5538	9,955	1.4%	$55,734	10,170	2.2%	$61,986	11.2%	352
Nellis Crossing	1300 South Nellis Boulevard	Las Vegas	NV	89104-5782	65,259	6.9%	$45,602	67,452	3.4%	$48,719	6.8%	2,308
Grand Canyon Parkway	4265 South Grand Canyon Drive	Las Vegas	NV	89147-7124	50,361	66.7%	$72,933	60,296	19.7%	$81,230	11.4%	1,781
Loma Vista	4700 Meadows Lane	Las Vegas	NV	89107-2957	63,202	1.5%	$42,657	64,366	1.8%	$44,621	4.6%	2,235
Sierra Town Center	6895 Sierra Center Parkway	Reno	NV	89511-2214	27,266	15.8%	$47,244	29,723	9.0%	$51,087	8.1%	964
Shops at County Center	Hoadly Road	Manassas	VA	20112	23,483	23.5%	$95,654	26,134	11.3%	$106,717	11.6%	831
Banco Popular	1550 NE Miami Gardens Drive	Miami	FL	33179-4836	71,277	0.7%	$40,075	72,821	2.2%	$43,299	8.0%	2,521
River Green	State Highway 20	Canton	GA	30114	8,147	138.1%	$58,631	10,678	31.1%	$61,188	4.4%	288
Marigold Center	3900 Broad Street	San Luis Obispo	CA	93401-7015	13,608	6.4%	$49,253	14,260	4.8%	$55,776	13.2%	481
Laband Village	14230 Chino Hills Parkway	Chino Hills	CA	91709-4881	25,355	1.9%	$99,468	26,268	3.6%	$112,353	13.0%	897
Plaza di Northridge	19500 Plummer Street	Northridge	CA	91324-2144	65,906	5.7%	$61,714	68,898	4.5%	$67,682	9.7%	2,331
North Quincy	475 Hancock Street	Quincy	MA	02171-2429	60,310	4.0%	$60,335	61,582	2.1%	$66,534	10.3%	2,133
Riverside Centre	220 State Road 312	Saint Augustine	FL	32086-4241	13,824	18.7%	$42,049	15,439	11.7%	$45,472	8.1%	489
Stafford Marketplace	1505 Stafford Market Place	Stafford	VA	22556-4528	16,077	38.7%	$84,881	18,507	15.1%	$94,282	11.1%	569
Yorkshire Plaza	4400 East New York Street	Aurora	IL	60504-4128	32,399	16.6%	$84,331	34,529	6.6%	$88,582	5.0%	1,146
Greeley	4735 West 29th Street	Greeley	CO	80634-8363	23,808	35.3%	$50,684	27,351	14.9%	$54,295	7.1%	842
Riverview at Dobson	837 North Dobson	Mesa	AZ	85201-7585	52,318	5.3%	$38,886	55,447	6.0%	$41,678	7.2%	1,850
Mesa Riverview	North Dobson Road	Mesa	AZ	85201	48,782	4.2%	$39,995	51,391	5.4%	$42,831	7.1%	1,725
Millpond Center	3650 Boston Road	Lexington	KY	40514-1569	28,808	14.3%	$56,945	30,836	7.0%	$60,299	5.9%	1,019
Central Plano Business Park	801 Klein Road	Plano	TX	75074-3702	25,576	20.9%	$71,457	28,447	11.2%	$74,813	4.7%	905
Freeport Business Center	13215 North Promenade Boulevard	Stafford	TX	77477-3957	36,965	18.4%	$54,539	40,766	10.3%	$58,892	8.0%	1,307
Village at Liberty Lake	21701 East Country Vista Drive	Liberty Lake	WA	99019-7674	8,312	31.4%	$57,675	9,339	12.4%	$63,428	10.0%	294
Jetton Village	19815 Northcove Road	Cornelius	NC	28031-6445	14,775	75.5%	$77,881	18,229	23.4%	$81,140	4.2%	523

Property Name	Address	City	State	Zip Code	2010 Households	Household Growth 2000-2010	2010 Median HH Income	2015 Households	Household Growth 2010-2015	2015 Median Household Income	Median Household Income Growth 2010-2015	2010 Household Density
Coral Way Plaza	8855 SW 24th Street	Miami	FL	33165-2010	66,424	1.1%	$47,542	67,860	2.2%	$51,028	7.3%	2,349
Huntington Plaza	Weaver Road	Huntington	WV	25704	2,285	2.9%	$42,102	2,283	-0.1%	$45,696	8.5%	81
Midway Plantation	7106 US Highway 64 East	Knightdale	NC	27545-9265	7,709	31.6%	$61,287	8,821	14.4%	$64,309	4.9%	273
Chillicothe Place-Lowes	867 North Bridge Street	Chillicothe	OH	45601-1704	10,336	0.3%	$37,135	10,269	-0.7%	$38,249	3.0%	366
Land-MacArthur Park	MacArthur Boulevard	Las Colinas	TX	75041	40,136	-4.8%	$42,807	39,697	-1.1%	$43,778	2.3%	1,420
Flamingo Pines	170 South Flamingo Road	Pembroke Pines	FL	33027-1720	44,880	13.3%	$64,878	47,024	4.8%	$70,498	8.7%	1,587
Caprock Center Outparcel	2801 50th Street	Lubbock	TX	79413-4328	44,665	5.3%	$40,236	46,284	3.6%	$43,469	8.0%	1,580
Ravenstone Commons	121 Sherron Road	Durham	NC	27703-9515	6,295	36.8%	$58,291	7,114	13.0%	$60,040	3.0%	223
Delran	4037 Route 130	Delran	NJ	08075-2415	20,795	9.9%	$72,070	21,311	2.5%	$78,007	8.2%	735
Poway City Centre	13630 Poway Road	Poway	CA	92064-4704	20,043	8.1%	$98,466	21,248	6.0%	$110,486	12.2%	709
Kmart-Hillsborough	256 US Highway 206	Hillsborough	NJ	08844-4681	14,785	5.6%	$84,430	15,126	2.3%	$91,445	8.3%	523
Chambersburg Crossing	900 Norland Avenue	Chambersburg	PA	17201	13,170	12.6%	$44,537	13,790	4.7%	$47,424	6.5%	466
Sorensen Park Plaza	715 South 72nd Street	Omaha	NE	68114-4613	1,478	12.1%	$77,472	1,556	5.3%	$84,130	8.6%	52
Dowlen Center II		Beaumont	TX		2,841	-7.2%	$31,837	2,726	-4.1%	$33,434	5.0%	100
Pinecrest Plaza	One Pinecrest Plaza	Southern Pines	NC	28387-4301	10,225	30.5%	$50,921	11,203	9.6%	$54,221	6.5%	362
Thompson Bridge Commons	3630 Thompson Bridge Road	Gainesville	GA	30506-1519	5,425	32.3%	$63,420	6,074	12.0%	$66,301	4.5%	192
Best in the West	2050 North Rainbow Boulevard	Las Vegas	NV	89108-7049	69,806	3.7%	$54,195	74,798	7.2%	$57,884	6.8%	2,469
Starr Plaza	6583 East US Highway 83	Rio Grande City	TX	78582-6156	1,341	18.4%	$23,759	1,451	8.2%	$26,103	9.9%	47
Merriam Village	5828 M Antioch Road	Merriam	KS	66202-2017	37,674	0.4%	$52,836	38,674	2.7%	$55,544	5.1%	1,332
Winchester Plaza	2246 Winchester Road NE	Huntsville	AL	35811-8861	4,626	27.1%	$65,406	5,085	9.9%	$71,256	8.9%	164
Heritage Plaza	720 West Army Trail Road	Carol Stream	IL	60188-9297	27,288	4.2%	$87,552	27,629	1.3%	$91,970	5.0%	965
Shaw’s Plaza	Three North Main Street	Carver	MA	02330-1102	3,344	3.2%	$80,123	3,364	0.6%	$87,658	9.4%	118
Ridge Plaza	9000 West State Road 84	Davie	FL	33324-4417	39,911	1.7%	$63,734	40,905	2.5%	$68,436	7.4%	1,412
Young Circle	1735 East Young Circle	Hollywood	FL	33020-6824	62,592	0.1%	$42,170	63,683	1.7%	$45,384	7.6%	2,214
Shops at Highland Village	FM 2499	Highland Village	TX	75077	18,160	45.1%	$114,269	21,479	18.3%	$122,819	7.5%	642
Columbia Crossing Road 6201	6201 Columbia Crossing Road	Columbia	MD	21045-8201	30,312	10.1%	$94,241	31,371	3.5%	$104,861	11.3%	1,072
Johnston Road Plaza	10106 Johnston Road	Charlotte	NC	28210-8299	30,766	22.9%	$63,297	34,361	11.7%	$65,447	3.4%	1,088
Fremont Hub	39201 Fremont Boulevard	Fremont	CA	94538-1301	55,267	0.6%	$91,859	56,322	1.9%	$100,062	8.9%	1,955
Grove at Lakeland	3530 US Highway 98 North	Lakeland	FL	33809-3840	19,984	17.2%	$37,082	21,850	9.3%	$39,772	7.3%	707
Glenn Square	Gleen Highway	Anchorage	AK	99501	31,924	4.2%	$56,433	32,407	1.5%	$61,397	8.8%	1,129
Land-Hanover		Hanover	MD		10,242	4.4%	$121,019	10,381	1.4%	$133,853	10.6%	362
Plantation Crossing	Branan Field Road	Middleburg	FL	32068	6,954	57.4%	$60,085	8,126	16.9%	$64,311	7.0%	246
Treasure Valley Marketplace	16300 North Market Place Boulevard	Nampa	ID	83687-7910	16,289	61.6%	$41,912	18,929	16.2%	$44,482	6.1%	576
Las Tiendas	US 77 Expressway	Brownsville	TX	78520	22,028	51.6%	$34,694	24,600	11.7%	$36,441	5.0%	779
Town Center at Timber Springs	Timber Springs Boulevard	Orlando	FL		41,965	8.4%	$43,720	44,853	6.9%	$47,695	9.1%	1,484
Hoover Development		Hoover	AL		33,642	-5.8%	$27,066	32,602	-3.1%	$28,663	5.9%	1,190
Shops at Fox River	3340 Shoppers Drive	McHenry	IL	60051-5405	12,041	17.8%	$65,122	12,988	7.9%	$68,293	4.9%	426
Seabrook Town Center	Lafayette Road	Seabrook	NH		6,539	7.8%	$61,081	6,702	2.5%	$66,356	8.6%	231
Southern Tier Crossing	Ann Page Road	Horseheads	NY	14845	7,169	1.4%	$44,334	7,134	-0.5%	$46,287	4.4%	254
North Alma School Road 2992	2992 North Alma School Road	Chandler	AZ	85224-1999	53,127	13.1%	$65,932	58,498	10.1%	$69,840	5.9%	1,879
Superstition Springs	6505 East Southern Avenue	Mesa	AZ	85206-3711	44,927	25.2%	$53,822	50,124	11.6%	$58,889	9.4%	1,589
Deer Valley Center	4255 West Thunderbird Road	Phoenix	AZ	85053-5343	58,398	3.6%	$54,448	62,391	6.8%	$57,316	5.3%	2,065
Silver Creek Plaza	4710 East Ray Road	Phoenix	AZ	85044-6225	34,754	13.7%	$76,551	38,539	10.9%	$81,451	6.4%	1,229
Santa Cruz Plaza	3660 South 16th Avenue	Tucson	AZ	85713-6001	33,166	13.7%	$32,399	35,946	8.4%	$34,674	7.0%	1,173
Anaheim Hills Festival	8100 East Santa Ana Canyon Road	Anaheim	CA	92808-1111	30,512	10.1%	$113,688	32,349	6.0%	$123,652	8.8%	1,079
Somersville Road 2602	2602 Somersville Road	Antioch	CA	94509-4428	27,773	3.7%	$57,500	28,921	4.1%	$61,415	6.8%	982
Northridge Plaza	8800 Corbin Avenue	Northridge	CA	91324-3309	77,566	5.9%	$58,753	80,602	3.9%	$63,494	8.1%	2,743
Westfield Parkway	565 Fletcher Parkway	El Cajon	CA	92020	55,765	-0.2%	$53,435	57,238	2.6%	$59,360	11.1%	1,972
Westfield Solano	1451 Gateway Boulevard	Fairfield	CA	94533-6909	31,071	5.9%	$65,236	32,332	4.1%	$70,486	8.0%	1,099
Folsom Square	1010 East Bidwell Street	Folsom	CA	95630-5552	26,020	30.6%	$93,521	29,033	11.6%	$103,979	11.2%	920
Garden Grove	13092 Harbor Boulevard	Garden Grove	CA	92843-1744	74,509	0.6%	$55,846	76,091	2.1%	$60,661	8.6%	2,635
Mission Plaza	1600 North H Street	Lompoc	CA	93436-2819	15,629	5.2%	$51,534	16,169	3.5%	$56,486	9.6%	553
Southland Plaza	575 Saturn Boulevard	San Diego	CA	92154-4731	46,061	2.0%	$46,876	47,765	3.7%	$51,114	9.0%	1,629
Town Center	201 Town Center West	Santa Maria	CA	93458-5075	25,868	19.0%	$47,084	27,777	7.4%	$51,326	9.0%	915
Santa Rosa Plaza	600 Santa Rosa Plaza	Santa Rosa	CA	95401-6373	48,882	7.0%	$59,469	50,845	4.0%	$63,426	6.7%	1,729
Slatten Ranch	5849 Lone Tree Way	Antioch	CA	94531-8586	30,629	56.3%	$93,738	34,517	12.7%	$103,277	10.2%	1,083
Sonora Crossroads	1151 Sanguinetti Road	Sonora	CA	95370-6214	2,112	7.6%	$45,957	2,197	4.0%	$50,840	10.6%	75
Tulare Pavilion	1675 Hillman Street	Tulare	CA	93274-1634	17,218	24.1%	$44,077	18,965	10.2%	$47,253	7.2%	609
Pear Tree Center	437 North Orchard Avenue	Ukiah	CA	95482-4540	8,953	-0.8%	$44,050	8,993	0.5%	$46,669	5.9%	317
Westfield Eastland	2753 East Eastland Center Drive	West Covina	CA	91791-6612	48,027	2.0%	$68,957	49,115	2.3%	$75,388	9.3%	1,699
Former Mervyn’s	3871 South Carson Street	Carson City	NV	89701-5538	10,041	1.8%	$55,671	10,080	0.4%	$60,447	8.6%	355
Nellis Crossing	1300 South Nellis Boulevard	Las Vegas	NV	89104-5782	66,926	10.6%	$47,471	72,073	7.7%	$50,760	6.9%	2,367
Grand Canyon Parkway	4265 South Grand Canyon Drive	Las Vegas	NV	89147-7124	52,245	75.2%	$74,245	58,778	12.5%	$82,118	10.6%	1,848
Loma Vista	4700 Meadows Lane	Las Vegas	NV	89107-2957	61,596	-0.7%	$44,215	64,819	5.2%	$46,535	5.2%	2,179
Sierra Town Center	6895 Sierra Center Parkway	Reno	NV	89511-2214	27,589	17.8%	$48,653	29,639	7.4%	$51,936	6.7%	976
Shops at County Center	Hoadly Road	Manassas	VA	20112	23,155	22.3%	$97,757	26,091	12.7%	$108,049	10.5%	819
Banco Popular	1550 NE Miami Gardens Drive	Miami	FL	33179-4836	72,420	1.4%	$40,485	74,188	2.4%	$42,614	5.3%	2,561
River Green	State Highway 20	Canton	GA	30114	8,462	168.2%	$60,556	10,027	18.5%	$62,554	3.3%	299
Marigold Center	3900 Broad Street	San Luis Obispo	CA	93401-7015	13,749	7.5%	$50,471	14,358	4.4%	$56,418	11.8%	486
Laband Village	14230 Chino Hills Parkway	Chino Hills	CA	91709-4881	25,855	4.6%	$100,887	26,985	4.4%	$111,708	10.7%	914
Plaza di Northridge	19500 Plummer Street	Northridge	CA	91324-2144	65,585	6.1%	$63,105	68,152	3.9%	$67,826	7.5%	2,320
North Quincy	475 Hancock Street	Quincy	MA	02171-2429	59,960	4.4%	$61,983	60,646	1.1%	$67,224	8.5%	2,121
Riverside Centre	220 State Road 312	Saint Augustine	FL	32086-4241	13,943	19.5%	$43,219	16,010	14.8%	$46,145	6.8%	493
Stafford Marketplace	1505 Stafford Market Place	Stafford	VA	22556-4528	16,174	42.0%	$86,232	18,224	12.7%	$93,948	8.9%	572
Yorkshire Plaza	4400 East New York Street	Aurora	IL	60504-4128	32,816	17.6%	$86,759	34,622	5.5%	$90,622	4.5%	1,161
Greeley	4735 West 29th Street	Greeley	CO	80634-8363	24,190	38.2%	$53,297	27,346	13.1%	$56,201	5.4%	856
Riverview at Dobson	837 North Dobson	Mesa	AZ	85201-7585	51,735	4.7%	$39,842	55,354	7.0%	$42,292	6.1%	1,830
Mesa Riverview	North Dobson Road	Mesa	AZ	85201	48,671	4.0%	$40,843	51,912	6.7%	$43,336	6.1%	1,721
Millpond Center	3650 Boston Road	Lexington	KY	40514-1569	29,298	15.5%	$59,511	31,366	7.1%	$62,404	4.9%	1,036
Central Plano Business Park	801 Klein Road	Plano	TX	75074-3702	27,299	29.2%	$73,516	31,222	14.4%	$75,988	3.4%	966
Freeport Business Center	13215 North Promenade Boulevard	Stafford	TX	77477-3957	38,758	23.6%	$56,724	43,631	12.6%	$60,847	7.3%	1,371
Village at Liberty Lake	21701 East Country Vista Drive	Liberty Lake	WA	99019-7674	8,450	35.9%	$59,452	9,330	10.4%	$64,610	8.7%	299
Jetton Village	19815 Northcove Road	Cornelius	NC	28031-6445	14,052	69.5%	$79,098	16,155	15.0%	$83,626	5.7%	497

A:35

Property Name	Address	City	State	Zip Code	2009 Households	Household Growth 2000-2009	2009 Median Household Income	2014 Households	Household Growth 2009-2014	2014 Median Household Income	Median Household Income Growth 2009-2014	2009 Household Density
Santa Maria Commons	310 East McCoy Lane	Santa Maria	CA	93455-1341	20,372	13.3%	$48,494	21,860	7.3%	$54,483	12.3%	721
Fort Collins Center	135 Bockman Drive	Fort Collins	CO	80525-5901	36,611	14.7%	$57,007	39,432	7.7%	$60,284	5.7%	1,295
Longmont Center	955 South Hover Road	Longmont	CO	80501-7908	20,042	13.0%	$60,197	21,280	6.2%	$65,327	8.5%	709
Loveland	950 East Eisenhower Boulevard	Loveland	CO	80537-3922	23,613	25.5%	$49,403	26,286	11.3%	$51,736	4.7%	835
Santana Row-Building 4 Condos	400 South Winchester Boulevard	San Jose	CA	95128	91,906	3.4%	$72,893	95,174	3.6%	$78,849	8.2%	3,251
Nampa Gateway Center	1200 North Happy Valley Road	Nampa	ID	83687-5132	11,901	41.8%	$45,097	13,911	16.9%	$49,125	8.9%	421
Village at Stone Oak	22610 US Highway 281 North	San Antonio	TX	78258-7561	11,760	143.9%	$97,716	15,224	29.5%	$104,529	7.0%	416
Homestead Pavilion	2455 NE 10th Court	Homestead	FL	33033-4720	31,937	71.0%	$36,372	38,685	21.1%	$40,388	11.0%	1,130
Kleinwood Center II	7312 Louetta Road	Spring	TX	77379-6175	30,860	17.8%	$88,487	33,745	9.4%	$94,671	7.0%	1,091
Weslayan Plaza East	5586 Weslayan Street	Houston	TX	77005-1942	87,082	12.4%	$66,040	93,517	7.4%	$70,951	7.4%	3,080
King Farm Village Apartments	801 Pleasant Drive	Rockville	MD	20850-5830	38,160	17.9%	$88,361	41,047	7.6%	$98,843	11.9%	1,350
Hairston Center	2532 South Hairston Road	Decatur	GA	30035-2946	27,756	8.5%	$52,667	29,114	4.9%	$54,484	3.4%	982
Hylan	2660 Hylan Boulevard	Staten Island	NY	10306-4336	61,623	8.7%	$69,875	64,247	4.3%	$75,939	8.7%	2,179
Airport Plaza	230 Airport Plaza Boulevard	Farmingdale	NY	11735-3946	27,608	0.2%	$79,269	27,562	-0.2%	$87,408	10.3%	976
Dolphin Village	4655 Gulf Boulevard	Saint Pete Beach	FL	33706-2405	20,504	3.3%	$49,631	21,142	3.1%	$54,910	10.6%	725
Crow Canyon Commons	3181 Crow Canyon Place	San Ramon	CA	94583-1325	22,820	5.9%	$124,979	23,975	5.1%	$134,558	7.7%	807
Miramar Town Center	Red Road	Miramar	FL	33025-4071	54,323	14.8%	$55,292	58,681	8.0%	$61,691	11.6%	1,921
Avenues Walk	Interstate 95	Jacksonville	FL	32207	23,545	46.1%	$69,041	27,512	16.9%	$75,379	9.2%	833
Brookside Plaza	34 Hazard Avenue	Enfield	CT	06082-3733	15,068	0.8%	$63,210	15,143	0.5%	$68,447	8.3%	533
Portfolio-Tampa East	1841 Massaro Boulevard	Tampa	FL	33619-3013	14,103	19.1%	$41,328	15,556	10.3%	$45,055	9.0%	499
Southpoint I & II	4655 East Shelby Drive	Memphis	TN	38118-7434	13,852	-6.3%	$34,404	13,441	-3.0%	$35,533	3.3%	490
Isom Business Park	919 Isom Road	San Antonio	TX	78216-4136	41,570	11.3%	$44,713	44,472	7.0%	$46,839	4.8%	1,470
Shoppes at Bartram Park	13820 Saint Augustine Road	Jacksonville	FL	32258-2448	10,744	65.9%	$83,876	12,988	20.9%	$91,745	9.4%	380
Five Points Plaza	2665 North Dixie Highway	Fort Lauderdale	FL	33334	64,853	3.1%	$47,276	67,638	4.3%	$51,715	9.4%	2,294
Rio Vista Town Center	Landau Boulevard	Cathedral City	CA	92234	16,197	23.2%	$55,217	18,264	12.8%	$62,278	12.8%	573
Vine at Castaic	31675 Castaic Road	Castaic	CA	91384-3939	4,605	41.6%	$114,766	5,295	15.0%	$127,797	11.4%	163
Falcon Marketplace	East Woodmen Road	Peyton	CO	80831	3,174	123.1%	$82,691	4,064	28.0%	$90,173	9.0%	112
Chapel Hill Centre	4900 Stewart Mill Road	Douglasville	GA	30135-6724	16,499	44.4%	$58,181	19,458	17.9%	$61,222	5.2%	584
Village at Lee Airport	Maryland Route Two	Edgewater	MD	21037	12,875	14.0%	$86,298	13,663	6.1%	$96,401	11.7%	455
Wadsworth Crossing	1065 Williams Reserve Boulevard	Wadsworth	OH	44281-9316	10,849	12.1%	$56,679	11,454	5.6%	$59,925	5.7%	384
Silver Spring Square	Carlisle Pike	Silver Spring	PA	17575	18,253	13.3%	$68,335	19,391	6.2%	$74,724	9.3%	646
South Shore Marketplace	South Shore Boulevard	League City	TX	77573	20,784	40.1%	$70,163	23,833	14.7%	$76,433	8.9%	735
Carlisle Marketplace	230 South Spring Garden Street	Carlisle	PA	17013-2553	13,928	9.0%	$49,009	14,588	4.7%	$54,618	11.4%	493
Horsham Point	314 Horsham Road	Horsham	PA	19044-2109	29,260	1.9%	$65,207	29,557	1.0%	$70,467	8.1%	1,035
Doc Stone Commons	317 Worth Avenue	Stafford	VA	22556-1538	14,883	36.8%	$84,178	17,067	14.7%	$93,387	10.9%	526
MacArthur Towne Center	2540 MacArthur Road	Whitehall	PA	18052-3815	36,034	2.4%	$41,197	36,840	2.2%	$44,138	7.1%	1,274
Center at East Northport	4097 Jericho Turnpike	East Northport	NY	11731-6211	24,082	-1.9%	$106,297	23,747	-1.4%	$118,033	11.0%	852
Parker Plaza	1801 West Parker Road	Plano	TX	75023-7502	47,052	6.9%	$73,189	50,096	6.5%	$75,587	3.3%	1,664
Castle Hill Plaza	1190 Castle Hill Avenue	Bronx	NY	10462-4810	220,507	3.4%	$33,921	224,401	1.8%	$37,113	9.4%	7,799
New London	295 Newport Road	New London	NH	03257-5422	1,761	13.2%	$79,190	1,868	6.1%	$89,194	12.6%	62
Forest Avenue 1520	1520 Forest Avenue	Staten Island	NY	10302-2225	77,875	4.9%	$62,427	79,758	2.4%	$67,895	8.8%	2,754
Fulton Marketplace	1407 Fulton Road	Santa Rosa	CA	95403-1809	28,427	6.4%	$59,980	29,781	4.8%	$64,999	8.4%	1,005
Lander Marketplace	1631 Lander Avenue	Turlock	CA	95380-6200	17,420	7.9%	$44,722	18,590	6.7%	$48,616	8.7%	616
Village at Weber Ranch	7506 Pacific Avenue	Stockton	CA	95207-1929	56,085	14.4%	$46,137	61,328	9.4%	$49,781	7.9%	1,984
Gold Country	781 South State Highway 49	Jackson	CA	95642-2621	2,212	9.7%	$55,938	2,362	6.8%	$62,751	12.2%	78
Union Square	1280 West Lathrop Road	Manteca	CA	95336-9671	24,170	30.9%	$59,408	27,590	14.2%	$64,998	9.4%	855
Truckee Crossroads	11399 Deerfield Drive	Truckee	CA	96161-0505	3,655	18.1%	$73,724	3,984	9.0%	$83,322	13.0%	129
Crème De La Crème-Colleyville	6805 Colleyville Boulevard	Colleyville	TX	76034-6243	19,061	16.9%	$122,554	20,691	8.6%	$130,424	6.4%	674
Del Monte Plaza	6137 South Virginia Street	Reno	NV	89502-6027	28,836	10.7%	$46,096	30,890	7.1%	$49,288	6.9%	1,020
Crème De La Crème-Allen	1207 West McDermott Drive	Allen	TX	75013-6305	33,359	61.1%	$88,184	40,331	20.9%	$93,536	6.1%	1,180
East Avenue Marketplace	1354 East Avenue	Chico	CA	95926-7387	35,565	9.8%	$39,685	37,845	6.4%	$44,169	11.3%	1,258
Reno	6407 South Virginia Street	Reno	NV	89511-1104	28,018	11.8%	$46,347	30,126	7.5%	$49,583	7.0%	991
Copperwood Village	6501 Highway Six North	Houston	TX	77084-1311	38,043	21.5%	$71,549	41,803	9.9%	$76,254	6.6%	1,345
Waterman Village	9385 Elk Grove Boulevard	Elk Grove	CA	95624-4496	16,974	39.3%	$84,735	19,627	15.6%	$94,587	11.6%	600
Elk Grove Village	8539 Elk Grove Boulevard	Elk Grove	CA	95624-1777	31,644	58.8%	$86,110	37,970	20.0%	$95,442	10.8%	1,119
North Point Plaza	201 Lake Boulevard	Redding	CA	96003-2506	18,431	12.8%	$37,536	19,835	7.6%	$41,496	10.5%	652
South Napa Market Place	205 Soscol Avenue	Napa	CA	94559-4007	19,525	4.0%	$57,310	20,346	4.2%	$63,087	10.1%	691
Power Inn		Sacramento	CA		54,626	0.9%	$52,773	56,414	3.3%	$57,863	9.6%	1,932
Red Bluff	1065 South Main Street	Red Bluff	CA	96080-4360	7,768	6.1%	$36,931	8,165	5.1%	$41,115	11.3%	275
Olive Tree Plaza	680 Edith Avenue	Corning	CA	96021-2349	3,403	2.0%	$35,234	3,504	3.0%	$39,636	12.5%	120
Jackson Creek	515 South State Highway 49	Jackson	CA	95642-2534	2,232	9.7%	$55,833	2,384	6.8%	$62,693	12.3%	79
Kihei Center	1215 South Kihei Road	Kihei	HI	96753-5220	7,484	20.8%	$59,423	8,159	9.0%	$65,709	10.6%	265
Yosemite North	3558 G Street	Merced	CA	95340-0692	22,700	22.2%	$43,537	25,379	11.8%	$47,650	9.4%	803
Pony Express	Sly Park Road	Pollock Pines	CA	95726	217	10.2%	$62,061	231	6.5%	$67,373	8.6%	8
Timonium Parcel	2151 York Road	Timonium	MD	21093-3156	28,420	4.9%	$66,699	29,162	2.6%	$72,441	8.6%	1,005
Land-Edgewater	North Rogers Lane	Raleigh	NC	27610	9,100	51.7%	$48,392	10,858	19.3%	$50,049	3.4%	322
Land-High Park/Orange Township	Owenfield Drive	Powell	OH	43065	11,297	71.4%	$112,333	13,747	21.7%	$120,015	6.8%	400
Land-Cypress Town Center	Spring-Cypress Road	Cypress	TX	77429	15,656	76.3%	$105,208	19,155	22.4%	$114,447	8.8%	554
Land-Treasure Valley		Nampa	ID		11,698	87.0%	$40,944	14,686	25.5%	$43,889	7.2%	414
Land-Turtle Creek	Turtle Creek Drive	Hattiesburg	MS	39402	2,757	46.0%	$70,819	3,194	15.9%	$80,417	13.6%	98
Land-Central Islip Town Center		Central Islip	NY	11722	26,976	-0.6%	$76,790	26,835	-0.5%	$84,846	10.5%	954
Land-Burleson		Burleson	TX		35,890	-2.8%	$45,520	35,984	0.3%	$47,032	3.3%	1,269
Land-Amelia	Chester Avenue	Jacksonville	FL	32217	22,927	8.0%	$46,483	24,320	6.1%	$49,573	6.6%	811
Land-Lake Worth Towne Crossing	Lake Worth Boulevard	Fort Worth	TX	76135	5,851	34.6%	$50,401	6,698	14.5%	$54,679	8.5%	207
Treasure Valley Crossings	Cherry Lane	Nampa	ID	83687	14,389	59.7%	$41,986	17,407	21.0%	$45,531	8.4%	509
Land-Peoria Crossings	West Northern Avenue	Glendale	AZ	85305	27,274	18.7%	$55,753	29,963	9.9%	$61,528	10.4%	965
Family Center at Riverdale 526	1050 West Riverdale Road	Riverdale	UT	84405-3721	23,880	4.4%	$51,863	24,819	3.9%	$56,324	8.6%	845
Laurel Walk Apartments	908 Summit Walk Drive	Charlotte	NC	28270-5915	32,538	13.3%	$72,505	35,231	8.3%	$74,836	3.2%	1,151
Land-Rock Prairie Marketplace	Rock Prairie Road	College Station	TX	77845	8,044	58.5%	$87,135	9,484	17.9%	$96,419	10.7%	284
River Pointe-Residential II	1600 River Pointe Drive	Conroe	TX	77304-2690	14,164	38.6%	$42,107	16,474	16.3%	$45,576	8.2%	501
Sharyland Towne Crossing	Shary Road	Mission	TX	78572	23,093	35.4%	$36,454	26,544	14.9%	$40,933	12.3%	817
Phillips Landing	Turkey Lake Road	Orlando	FL	32819	12,122	12.5%	$73,425	13,078	7.9%	$80,082	9.1%	429
Piedmont Peachtree Crossing	3330 Piedmont Road NE	Atlanta	GA	30305-1726	54,468	18.5%	$75,540	59,587	9.4%	$83,876	11.0%	1,926

Property Name	Address	City	State	Zip Code	2010 Households	Household Growth 2000-2010	2010 Median HH Income	2015 Households	Household Growth 2010-2015	2015 Median Household Income	Median Household Income Growth 2010-2015	2010 Household Density
Santa Maria Commons	310 East McCoy Lane	Santa Maria	CA	93455-1341	20,777	14.9%	$49,836	22,133	6.5%	$55,520	11.4%	735
Fort Collins Center	135 Bockman Drive	Fort Collins	CO	80525-5901	36,681	15.8%	$58,278	39,420	7.5%	$60,846	4.4%	1,297
Longmont Center	955 South Hover Road	Longmont	CO	80501-7908	21,376	20.4%	$61,797	22,451	5.0%	$65,837	6.5%	756
Loveland	950 East Eisenhower Boulevard	Loveland	CO	80537-3922	23,525	25.0%	$50,803	25,910	10.1%	$52,761	3.9%	832
Santana Row-Building 4 Condos	400 South Winchester Boulevard	San Jose	CA	95128	92,218	4.0%	$74,684	95,131	3.2%	$79,790	6.8%	3,262
Nampa Gateway Center	1200 North Happy Valley Road	Nampa	ID	83687-5132	12,278	47.9%	$46,268	14,151	15.3%	$49,499	7.0%	434
Village at Stone Oak	22610 US Highway 281 North	San Antonio	TX	78258-7561	12,243	154.7%	$99,895	13,990	14.3%	$106,516	6.6%	433
Homestead Pavilion	2455 NE 10th Court	Homestead	FL	33033-4720	30,273	62.8%	$37,092	33,327	10.1%	$39,479	6.4%	1,071
Kleinwood Center II	7312 Louetta Road	Spring	TX	77379-6175	29,968	13.8%	$91,401	31,634	5.6%	$96,856	6.0%	1,060
Weslayan Plaza East	5586 Weslayan Street	Houston	TX	77005-1942	87,217	14.0%	$68,919	93,868	7.6%	$74,195	7.7%	3,085
King Farm Village Apartments	801 Pleasant Drive	Rockville	MD	20850-5830	38,874	20.5%	$90,219	41,311	6.3%	$99,201	10.0%	1,375
Hairston Center	2532 South Hairston Road	Decatur	GA	30035-2946	27,345	8.1%	$53,586	28,366	3.7%	$54,565	1.8%	967
Hylan	2660 Hylan Boulevard	Staten Island	NY	10306-4336	62,070	10.0%	$72,734	64,216	3.5%	$79,002	8.6%	2,195
Airport Plaza	230 Airport Plaza Boulevard	Farmingdale	NY	11735-3946	28,940	4.9%	$81,813	29,239	1.0%	$88,391	8.0%	1,024
Dolphin Village	4655 Gulf Boulevard	Saint Pete Beach	FL	33706-2405	20,333	2.3%	$51,064	20,583	1.2%	$55,814	9.3%	719
Crow Canyon Commons	3181 Crow Canyon Place	San Ramon	CA	94583-1325	22,540	7.3%	$124,123	23,700	5.2%	$132,782	7.0%	797
Miramar Town Center	Red Road	Miramar	FL	33025-4071	54,925	15.8%	$55,856	57,915	5.4%	$60,700	8.7%	1,943
Avenues Walk	Interstate 95	Jacksonville	FL	32207	24,561	46.4%	$70,326	27,368	11.4%	$76,616	8.9%	869
Brookside Plaza	34 Hazard Avenue	Enfield	CT	06082-3733	14,863	-0.4%	$65,023	14,726	-0.9%	$69,648	7.1%	526
Portfolio-Tampa East	1841 Massaro Boulevard	Tampa	FL	33619-3013	14,418	21.2%	$42,109	15,791	9.5%	$45,010	6.9%	510
Southpoint I & II	4655 East Shelby Drive	Memphis	TN	38118-7434	13,689	-6.7%	$34,823	13,249	-3.2%	$35,263	1.3%	484
Isom Business Park	919 Isom Road	San Antonio	TX	78216-4136	41,842	11.3%	$45,676	44,835	7.2%	$47,463	3.9%	1,480
Shoppes at Bartram Park	13820 Saint Augustine Road	Jacksonville	FL	32258-2448	10,486	67.4%	$85,572	11,914	13.6%	$93,433	9.2%	371
Five Points Plaza	2665 North Dixie Highway	Fort Lauderdale	FL	33334	63,506	1.2%	$47,805	64,406	1.4%	$52,053	8.9%	2,246
Rio Vista Town Center	Landau Boulevard	Cathedral City	CA	92234	15,993	22.5%	$55,563	18,198	13.8%	$61,612	10.9%	566
Vine at Castaic	31675 Castaic Road	Castaic	CA	91384-3939	4,476	45.9%	$116,341	5,094	13.8%	$132,337	13.7%	158
Falcon Marketplace	East Woodmen Road	Peyton	CO	80831	3,178	112.2%	$89,153	3,596	13.2%	$96,184	7.9%	112
Chapel Hill Centre	4900 Stewart Mill Road	Douglasville	GA	30135-6724	16,739	45.1%	$59,321	19,402	15.9%	$62,041	4.6%	592
Village at Lee Airport	Maryland Route Two	Edgewater	MD	21037	13,249	15.9%	$88,545	13,973	5.5%	$97,638	10.3%	469
Wadsworth Crossing	1065 Williams Reserve Boulevard	Wadsworth	OH	44281-9316	10,923	13.5%	$58,854	11,413	4.5%	$61,919	5.2%	386
Silver Spring Square	Carlisle Pike	Silver Spring	PA	17575	18,208	14.7%	$70,273	19,101	4.9%	$76,515	8.9%	644
South Shore Marketplace	South Shore Boulevard	League City	TX	77573	20,847	41.3%	$73,839	23,597	13.2%	$80,149	8.5%	737
Carlisle Marketplace	230 South Spring Garden Street	Carlisle	PA	17013-2553	13,949	8.6%	$50,561	14,402	3.3%	$55,197	9.2%	493
Horsham Point	314 Horsham Road	Horsham	PA	19044-2109	29,086	1.3%	$67,367	29,044	-0.1%	$71,798	6.6%	1,029
Doc Stone Commons	317 Worth Avenue	Stafford	VA	22556-1538	14,732	37.5%	$85,896	16,575	12.5%	$93,327	8.7%	521
MacArthur Towne Center	2540 MacArthur Road	Whitehall	PA	18052-3815	35,862	2.2%	$42,545	36,320	1.3%	$44,892	5.5%	1,268
Center at East Northport	4097 Jericho Turnpike	East Northport	NY	11731-6211	24,736	1.6%	$108,705	24,642	-0.4%	$118,975	9.4%	875
Parker Plaza	1801 West Parker Road	Plano	TX	75023-7502	49,550	11.7%	$74,581	56,502	14.0%	$76,992	3.2%	1,752
Castle Hill Plaza	1190 Castle Hill Avenue	Bronx	NY	10462-4810	222,555	5.1%	$34,699	226,332	1.7%	$37,376	7.7%	7,871
New London	295 Newport Road	New London	NH	03257-5422	1,713	10.7%	$83,649	1,770	3.3%	$92,814	11.0%	61
Forest Avenue 1520	1520 Forest Avenue	Staten Island	NY	10302-2225	78,523	6.2%	$65,269	80,147	2.1%	$70,221	7.6%	2,777
Fulton Marketplace	1407 Fulton Road	Santa Rosa	CA	95403-1809	28,803	7.7%	$60,343	30,036	4.3%	$64,046	6.1%	1,019
Lander Marketplace	1631 Lander Avenue	Turlock	CA	95380-6200	17,975	11.5%	$45,558	19,402	7.9%	$48,706	6.9%	636
Village at Weber Ranch	7506 Pacific Avenue	Stockton	CA	95207-1929	56,365	14.9%	$47,531	61,209	8.6%	$50,576	6.4%	1,994
Gold Country	781 South State Highway 49	Jackson	CA	95642-2621	2,324	11.4%	$56,577	2,466	6.1%	$62,291	10.1%	82
Union Square	1280 West Lathrop Road	Manteca	CA	95336-9671	23,188	26.0%	$59,747	26,332	13.6%	$64,304	7.6%	820
Truckee Crossroads	11399 Deerfield Drive	Truckee	CA	96161-0505	3,684	19.6%	$73,384	4,009	8.8%	$81,267	10.7%	130
Crème De La Crème-Colleyville	6805 Colleyville Boulevard	Colleyville	TX	76034-6243	19,402	18.8%	$125,377	21,422	10.4%	$132,796	5.9%	686
Del Monte Plaza	6137 South Virginia Street	Reno	NV	89502-6027	28,676	10.8%	$46,983	30,692	7.0%	$49,653	5.7%	1,014
Crème De La Crème-Allen	1207 West McDermott Drive	Allen	TX	75013-6305	34,574	67.1%	$90,297	41,571	20.2%	$93,948	4.0%	1,223
East Avenue Marketplace	1354 East Avenue	Chico	CA	95926-7387	36,009	11.3%	$40,457	38,043	5.7%	$44,116	9.0%	1,274
Reno	6407 South Virginia Street	Reno	NV	89511-1104	28,563	13.8%	$47,915	30,661	7.4%	$50,866	6.2%	1,010
Copperwood Village	6501 Highway Six North	Houston	TX	77084-1311	37,385	20.1%	$73,592	40,210	7.6%	$78,564	6.8%	1,322
Waterman Village	9385 Elk Grove Boulevard	Elk Grove	CA	95624-4496	17,580	44.5%	$85,868	19,670	11.9%	$94,223	9.7%	622
Elk Grove Village	8539 Elk Grove Boulevard	Elk Grove	CA	95624-1777	35,305	74.7%	$87,707	39,787	12.7%	$96,015	9.5%	1,249
North Point Plaza	201 Lake Boulevard	Redding	CA	96003-2506	18,419	13.8%	$38,217	19,654	6.7%	$41,366	8.2%	651
South Napa Market Place	205 Soscol Avenue	Napa	CA	94559-4007	19,523	4.1%	$59,292	20,211	3.5%	$64,443	8.7%	690
Power Inn		Sacramento	CA		54,588	1.0%	$53,678	57,208	4.8%	$58,217	8.5%	1,931
Red Bluff	1065 South Main Street	Red Bluff	CA	96080-4360	7,773	6.3%	$35,323	8,136	4.7%	$37,694	6.7%	275
Olive Tree Plaza	680 Edith Avenue	Corning	CA	96021-2349	3,526	6.0%	$34,337	3,689	4.6%	$37,145	8.2%	125
Jackson Creek	515 South State Highway 49	Jackson	CA	95642-2534	2,259	11.8%	$56,837	2,400	6.2%	$62,500	10.0%	80
Kihei Center	1215 South Kihei Road	Kihei	HI	96753-5220	7,821	26.2%	$61,344	8,501	8.7%	$66,845	9.0%	277
Yosemite North	3558 G Street	Merced	CA	95340-0692	22,662	21.7%	$43,599	24,624	8.7%	$46,193	5.9%	802
Pony Express	Sly Park Road	Pollock Pines	CA	95726	249	6.0%	$63,654	263	5.6%	$68,077	6.9%	9
Timonium Parcel	2151 York Road	Timonium	MD	21093-3156	27,628	4.0%	$67,794	27,854	0.8%	$72,088	6.3%	977
Land-Edgewater	North Rogers Lane	Raleigh	NC	27610	9,218	59.4%	$50,150	10,761	16.7%	$52,065	3.8%	326
Land-High Park/Orange Township	Owenfield Drive	Powell	OH	43065	11,855	79.4%	$109,741	13,691	15.5%	$115,839	5.6%	419
Land-Cypress Town Center	Spring-Cypress Road	Cypress	TX	77429	14,866	72.3%	$107,704	16,371	10.1%	$115,990	7.7%	526
Land-Treasure Valley		Nampa	ID		12,321	95.3%	$41,792	14,528	17.9%	$44,145	5.6%	436
Land-Turtle Creek	Turtle Creek Drive	Hattiesburg	MS	39402	3,006	54.3%	$72,584	3,352	11.5%	$81,237	11.9%	106
Land-Central Islip Town Center		Central Islip	NY	11722	28,638	4.8%	$78,976	28,861	0.8%	$85,181	7.9%	1,013
Land-Burleson		Burleson	TX		35,916	-2.2%	$46,044	35,780	-0.4%	$46,937	1.9%	1,270
Land-Amelia	Chester Avenue	Jacksonville	FL	32217	24,086	11.6%	$47,879	25,234	4.8%	$49,905	4.2%	852
Land-Lake Worth Towne Crossing	Lake Worth Boulevard	Fort Worth	TX	76135	5,905	40.2%	$51,284	6,486	9.8%	$55,099	7.4%	209
Treasure Valley Crossings	Cherry Lane	Nampa	ID	83687	15,459	69.6%	$42,958	18,042	16.7%	$45,560	6.1%	547
Land-Peoria Crossings	West Northern Avenue	Glendale	AZ	85305	28,512	22.6%	$56,980	31,862	11.8%	$62,538	9.8%	1,008
Family Center at Riverdale 526	1050 West Riverdale Road	Riverdale	UT	84405-3721	24,337	6.7%	$52,393	25,429	4.5%	$55,703	6.3%	861
Laurel Walk Apartments	908 Summit Walk Drive	Charlotte	NC	28270-5915	33,795	17.5%	$73,397	37,480	10.9%	$75,798	3.3%	1,195
Land-Rock Prairie Marketplace	Rock Prairie Road	College Station	TX	77845	8,330	68.4%	$89,137	9,274	11.3%	$98,034	10.0%	295
River Pointe-Residential II	1600 River Pointe Drive	Conroe	TX	77304-2690	14,384	39.1%	$43,278	16,856	17.2%	$46,465	7.4%	509
Sharyland Towne Crossing	Shary Road	Mission	TX	78572	23,163	35.3%	$36,926	26,120	12.8%	$40,982	11.0%	819
Phillips Landing	Turkey Lake Road	Orlando	FL	32819	11,606	10.3%	$74,652	12,528	7.9%	$80,859	8.3%	410
Piedmont Peachtree Crossing	3330 Piedmont Road NE	Atlanta	GA	30305-1726	56,435	22.6%	$79,468	61,525	9.0%	$87,315	9.9%	1,996

A:36

Property Name	Address	City	State	Zip Code	2009 Households	Household Growth 2000-2009	2009 Median Household Income	2014 Households	Household Growth 2009-2014	2014 Median Household Income	Median Household Income Growth 2009-2014	2009 Household Density
Plaza Centro	Avenue Rafael Cordero	Caguas	PR	725	0	0.0%	$0	0	0.0%	$0	#DIV/0!	—
Land-Atascocita Shell Station		Atascocita	TX	77346	16,600	57.1%	$87,358	19,834	19.5%	$93,237	6.7%	587
Land-Phenix Crossing	5408 Summerville Highway	Phenix City	AL	36867-7400	11,241	13.2%	$48,598	11,941	6.2%	$53,498	10.1%	398
Apple Valley Square	7666 150th Street West	Apple Valley	MN	55124-7102	30,758	14.7%	$81,194	32,916	7.0%	$86,836	6.9%	1,088
Cupertino Village	10983 North Wolfe Road	Cupertino	CA	95014-0619	87,192	1.9%	$95,010	89,699	2.9%	$102,769	8.2%	3,084
Westbank Market	3300 Bee Cave Road	West Lake Hills	TX	78746-6600	29,515	5.3%	$62,083	30,991	5.0%	$65,205	5.0%	1,044
Los Colobos I/II	Interstate PR-3	Carolina	PR	983	0	0.0%	$0	0	0.0%	$0	#DIV/0!	—
Edgewater Commons	477 River Road	Edgewater	NJ	07020-1145	381,490	3.5%	$54,300	390,024	2.2%	$61,038	12.4%	13,492
Long Gate	4390 Montgomery Road	Ellicott City	MD	21043-6068	27,846	10.8%	$93,773	29,393	5.6%	$105,761	12.8%	985
Clackamas Promenade	8658 SE Sunnyside Road	Clackamas	OR	97015-7776	40,040	9.7%	$54,282	42,235	5.5%	$58,965	8.6%	1,416
Tyler Street Plaza	3870 Tyler Street	Riverside	CA	92503-3431	39,130	12.9%	$52,991	42,780	9.3%	$59,532	12.3%	1,384
Market at Bay Shore	1851 Sunrise Highway	Bay Shore	NY	11706-6024	31,924	-2.2%	$75,943	31,434	-1.5%	$84,154	10.8%	1,129
Pathmark	2150 Middle Country Road	Centereach	NY	11720-3519	33,055	2.6%	$87,388	33,418	1.1%	$96,965	11.0%	1,169
Cypress Lakes Town Center	1327 South State Road Seven	North Lauderdale	FL	33068-4023	59,485	1.0%	$45,606	61,198	2.9%	$49,232	8.0%	2,104
Sunset Valley	5400 Brodie Lane	Austin	TX	78745-2500	41,405	14.1%	$53,221	44,989	8.7%	$55,679	4.6%	1,464
Land-Westridge 1		McDonough	GA	30253	13,447	97.4%	$55,866	16,969	26.2%	$58,372	4.5%	476
Prosperity Office	2400 PGA Boulevard	Palm Beach Gardens	FL	33410-3504	27,467	18.7%	$64,273	30,263	10.2%	$69,614	8.3%	971
Twin City Plaza	22 McGrath Highway	Somerville	MA	02143-4508	180,199	1.0%	$56,523	181,496	0.7%	$62,443	10.5%	6,373
Strauss-East 14th Street	644 East 14th Street	New York	NY	10009-3300	494,597	5.7%	$65,623	509,933	3.1%	$73,389	11.8%	17,493
Strauss-Jamaica Avenue	21450 Jamaica Avenue	Queens Village	NY	11428-1727	141,033	-0.4%	$67,633	141,674	0.5%	$73,709	9.0%	4,988
Liberty Avenue	16808 Liberty Avenue	Jamaica	NY	11433-1244	210,672	0.1%	$56,849	212,437	0.8%	$62,322	9.6%	7,451
Strauss-Romaine Avenue	28 Romaine Avenue	Yonkers	NY	10705-2336	118,554	-0.8%	$48,518	118,338	-0.2%	$52,998	9.2%	4,193
Utica Avenue	519 Utica Avenue 29	Brooklyn	NY	11203-1916	417,597	1.6%	$41,240	422,812	1.3%	$45,125	9.4%	14,769
Washington Avenue	1700 Washington Avenue	Philadelphia	PA	19146-3020	154,021	-2.1%	$33,564	152,286	-1.1%	$36,540	8.9%	5,447
Dumfries	17137 Dumfries Road	Dumfries	VA	22025-1930	18,064	39.8%	$76,581	20,922	15.8%	$85,576	11.7%	639
Chipolte Mexican Grill	3051 Plank road	Fredericksburg	VA	22401-4951	18,515	27.4%	$56,459	20,732	12.0%	$63,650	12.7%	655
Chuck E Cheese	1280 Central Park Boulevard	Fredericksburg	VA	22401-4912	18,515	27.4%	$56,459	20,732	12.0%	$63,650	12.7%	655
Cracker Barrel	1971 Carl D Silver Parkway	Fredericksburg	VA	22401-4968	18,515	27.4%	$56,459	20,732	12.0%	$63,650	12.7%	655
Fredericksburg 9		Fredericksburg	VA		56,262	-0.2%	$108,528	56,640	0.7%	$123,049	13.4%	1,990
IHOP-1209	2831 Plank Road	Fredericksburg	VA	22401-4947	18,515	27.4%	$56,459	20,732	12.0%	$63,650	12.7%	655
Joe’s Crab Shack	2805 Plank Road	Fredericksburg	VA	22401-4947	18,515	27.4%	$56,459	20,732	12.0%	$63,650	12.7%	655
Fredericksburg 12		Fredericksburg	VA		56,262	-0.2%	$108,528	56,640	0.7%	$123,049	13.4%	1,990
Fredericksburg 13		Fredericksburg	VA		56,262	-0.2%	$108,528	56,640	0.7%	$123,049	13.4%	1,990
Fredericksburg 14		Fredericksburg	VA		56,262	-0.2%	$108,528	56,640	0.7%	$123,049	13.4%	1,990
Fredericksburg 15		Fredericksburg	VA		56,262	-0.2%	$108,528	56,640	0.7%	$123,049	13.4%	1,990
Fredericksburg 16		Fredericksburg	VA		56,262	-0.2%	$108,528	56,640	0.7%	$123,049	13.4%	1,990
Fredericksburg 18		Fredericksburg	VA		56,262	-0.2%	$108,528	56,640	0.7%	$123,049	13.4%	1,990
Fredericksburg 19		Fredericksburg	VA		56,262	-0.2%	$108,528	56,640	0.7%	$123,049	13.4%	1,990
Fredericksburg 22		Fredericksburg	VA		56,262	-0.2%	$108,528	56,640	0.7%	$123,049	13.4%	1,990
Fredericksburg 23		Fredericksburg	VA		56,262	-0.2%	$108,528	56,640	0.7%	$123,049	13.4%	1,990
Fredericksburg 25		Fredericksburg	VA		56,262	-0.2%	$108,528	56,640	0.7%	$123,049	13.4%	1,990
Fredericksburg 26		Fredericksburg	VA		56,262	-0.2%	$108,528	56,640	0.7%	$123,049	13.4%	1,990
Fredericksburg 27		Fredericksburg	VA		56,262	-0.2%	$108,528	56,640	0.7%	$123,049	13.4%	1,990
Fredericksburg 28		Fredericksburg	VA		56,262	-0.2%	$108,528	56,640	0.7%	$123,049	13.4%	1,990
Fredericksburg 30		Fredericksburg	VA		56,262	-0.2%	$108,528	56,640	0.7%	$123,049	13.4%	1,990
Fredericksburg 31		Fredericksburg	VA		56,262	-0.2%	$108,528	56,640	0.7%	$123,049	13.4%	1,990
Fredericksburg 32		Fredericksburg	VA		56,262	-0.2%	$108,528	56,640	0.7%	$123,049	13.4%	1,990
Fredericksburg 33		Fredericksburg	VA		56,262	-0.2%	$108,528	56,640	0.7%	$123,049	13.4%	1,990
Fredericksburg 34		Fredericksburg	VA		56,262	-0.2%	$108,528	56,640	0.7%	$123,049	13.4%	1,990
Fredericksburg 36		Fredericksburg	VA		56,262	-0.2%	$108,528	56,640	0.7%	$123,049	13.4%	1,990
Fredericksburg 37		Fredericksburg	VA		56,262	-0.2%	$108,528	56,640	0.7%	$123,049	13.4%	1,990
Richmond	North Parham Road	Richmond	VA	23229	38,870	5.5%	$61,285	40,327	3.8%	$65,815	7.4%	1,375
Stafford 1		Stafford	VA		5,134	58.5%	$89,978	6,108	19.0%	$100,943	12.2%	182
Ruby Tuesday’s	2844 Jefferson Davis Highway	Stafford	VA	22554-1784	16,444	38.7%	$85,525	18,928	15.1%	$95,042	11.1%	582
Stafford 3		Stafford	VA		5,134	58.5%	$89,978	6,108	19.0%	$100,943	12.2%	182
Dairy Queen		Stafford	VA		5,134	58.5%	$89,978	6,108	19.0%	$100,943	12.2%	182
Greenwich Street Plaza	37 Greenwich Street	New York	NY	10004	345,898	6.8%	$64,807	357,985	3.5%	$72,733	12.2%	12,234
Second Street Plaza	71 East Second Street	New York	NY	10003-9267	478,708	7.5%	$66,473	497,077	3.8%	$74,392	11.9%	16,931
Christopher Street Plaza	82 Christopher Street	New York	NY	10014-4252	464,805	6.7%	$69,331	480,529	3.4%	$78,331	13.0%	16,439
Perry Street Plaza	92 Perry Street	New York	NY	10014-5512	466,931	6.5%	$70,049	482,382	3.3%	$79,290	13.2%	16,514
West Long Branch Plaza	359 Monmouth Road	West Long Branch	NJ	07764-1205	29,607	3.1%	$59,779	30,092	1.6%	$64,921	8.6%	1,047
Ballwin Plaza		Ballwin	MO		29,962	-0.1%	$66,390	29,930	-0.1%	$70,090	5.6%	1,060
Bricktown Plaza	Brick Boulevard	Bricktown	NJ	8723	27,200	5.4%	$57,135	28,012	3.0%	$62,357	9.1%	962
Waukegan Plaza	1301 North Lewis Avenue	Waukegan	IL	60085-1755	32,440	0.6%	$47,836	32,812	1.2%	$50,967	6.5%	1,147
Stop & Shop-Staten Island	Forest Avenue Plaza	Staten Island	NY		78,363	5.0%	$62,544	80,287	2.5%	$68,010	8.7%	2,772
Bridgewater Plaza	Highway 202 South	Bridgewater	NJ	8807	14,451	8.0%	$98,275	15,140	4.8%	$109,387	11.3%	511
Brookhaven Plaza	4703 Edgemont Avenue	Brookhaven	PA	19015	41,611	-0.3%	$50,996	41,659	0.1%	$55,609	9.0%	1,472
Canton Township Plaza	Ford Road	Canton	MI	48188	30,894	1.2%	$80,316	30,927	0.1%	$83,779	4.3%	1,093
Clinton Township Plaza	Hall Road	Clinton Township	MI	48038	42,326	13.2%	$62,701	44,807	5.9%	$63,144	0.7%	1,497
Sea Girt Plaza	2176 Highway 35	Sea Girt	NJ	08750-1008	19,435	2.9%	$86,926	19,745	1.6%	$95,781	10.2%	687
Round Lake Beach	North Highway 83	Round Lake Beach	IL	60073	26,037	23.3%	$75,399	28,417	9.1%	$81,529	8.1%	921
County Line Plaza	715 Route 113	Souderton	PA	18964-1000	15,703	5.8%	$64,948	16,170	3.0%	$71,181	9.6%	555
Philadelphia Plaza	1501 North Broad Street	Philadelphia	PA	19122-3319	158,991	-2.8%	$29,573	156,658	-1.5%	$32,115	8.6%	5,623
Dearborn Heights Plaza	Michigan Avenue	Dearborn Heights	MI	48125	44,381	-12.3%	$50,009	41,145	-7.3%	$51,118	2.2%	1,570
Owings Mills Plaza	10550 Reistertown Road	Owings Mills	MD	21117	28,197	19.5%	$70,211	30,508	8.2%	$76,930	9.6%	997
Deptford Plaza	Deptford Center Road	Deptford	NJ	8096	28,673	8.6%	$59,298	29,913	4.3%	$65,021	9.7%	1,014
Eden Prairie Plaza	Glen Lane	Eden Prairie	MN	55344	20,211	7.4%	$86,528	21,013	4.0%	$91,929	6.2%	715
Elmont Plaza	1633 Dutch Broadway	Elmont	NY	11003-5008	103,273	-2.8%	$78,869	102,089	-1.2%	$86,725	10.0%	3,653
Naperville Plaza	116 West Gartner Road	Naperville	IL	60540-7545	37,115	5.0%	$96,866	38,095	2.6%	$101,529	4.8%	1,313
Exton Plaza	West Lincoln Highway	Exton	PA	19341	15,799	13.6%	$95,886	16,844	6.6%	$107,504	12.1%	559
Montgomery Plaza-OH	Montgomery Road	Cincinnati	OH	45242	17,457	1.7%	$85,255	17,632	1.0%	$91,662	7.5%	617
Farmington Plaza	Scott Swamp Road	Farmington	CT	6032	22,965	1.2%	$62,641	23,203	1.0%	$68,022	8.6%	812
Florence Plaza		Florence	KY	41042	24,684	25.0%	$54,919	27,512	11.5%	$59,299	8.0%	873

Property Name	Address	City	State	Zip Code	2010 Households	Household Growth 2000-2010	2010 Median HH Income	2015 Households	Household Growth 2010-2015	2015 Median Household Income	Median Household Income Growth 2010-2015	2010 Household Density
Plaza Centro	Avenue Rafael Cordero	Caguas	PR	725	0	0.0%	$0	0	0.0%	$0	#DIV/0!	—
Land-Atascocita Shell Station		Atascocita	TX	77346	16,448	54.4%	$89,564	18,314	11.3%	$94,826	5.9%	582
Land-Phenix Crossing	5408 Summerville Highway	Phenix City	AL	36867-7400	11,278	15.4%	$48,703	11,914	5.6%	$52,472	7.7%	399
Apple Valley Square	7666 150th Street West	Apple Valley	MN	55124-7102	30,592	14.1%	$82,187	32,091	4.9%	$86,556	5.3%	1,082
Cupertino Village	10983 North Wolfe Road	Cupertino	CA	95014-0619	87,816	3.1%	$97,683	90,374	2.9%	$104,402	6.9%	3,106
Westbank Market	3300 Bee Cave Road	West Lake Hills	TX	78746-6600	29,617	5.2%	$63,279	31,143	5.2%	$66,652	5.3%	1,047
Los Colobos I/II	Interstate PR-3	Carolina	PR	983	0	0.0%	$0	0	0.0%	$0	#DIV/0!	—
Edgewater Commons	477 River Road	Edgewater	NJ	07020-1145	383,941	4.0%	$56,787	389,559	1.5%	$63,305	11.5%	13,579
Long Gate	4390 Montgomery Road	Ellicott City	MD	21043-6068	27,733	11.6%	$96,474	28,876	4.1%	$107,192	11.1%	981
Clackamas Promenade	8658 SE Sunnyside Road	Clackamas	OR	97015-7776	40,237	10.8%	$56,199	42,250	5.0%	$60,309	7.3%	1,423
Tyler Street Plaza	3870 Tyler Street	Riverside	CA	92503-3431	38,861	13.4%	$53,093	43,118	11.0%	$58,115	9.5%	1,374
Market at Bay Shore	1851 Sunrise Highway	Bay Shore	NY	11706-6024	33,670	3.2%	$78,049	33,747	0.2%	$84,681	8.5%	1,191
Pathmark	2150 Middle Country Road	Centereach	NY	11720-3519	34,111	6.2%	$89,628	34,640	1.6%	$98,305	9.7%	1,206
Cypress Lakes Town Center	1327 South State Road Seven	North Lauderdale	FL	33068-4023	59,472	0.6%	$46,215	60,686	2.0%	$48,806	5.6%	2,103
Sunset Valley	5400 Brodie Lane	Austin	TX	78745-2500	41,309	13.6%	$54,450	44,832	8.5%	$56,149	3.1%	1,461
Land-Westridge 1		McDonough	GA	30253	14,008	105.7%	$56,468	16,764	19.7%	$58,364	3.4%	495
Prosperity Office	2400 PGA Boulevard	Palm Beach Gardens	FL	33410-3504	27,085	16.6%	$65,157	29,071	7.3%	$69,487	6.6%	958
Twin City Plaza	22 McGrath Highway	Somerville	MA	02143-4508	186,432	4.9%	$58,572	188,572	1.2%	$64,225	9.7%	6,594
Strauss-East 14th Street	644 East 14th Street	New York	NY	10009-3300	503,119	7.7%	$67,876	514,213	2.2%	$75,315	11.0%	17,794
Strauss-Jamaica Avenue	21450 Jamaica Avenue	Queens Village	NY	11428-1727	141,968	1.0%	$70,044	142,318	0.3%	$75,810	8.2%	5,021
Liberty Avenue	16808 Liberty Avenue	Jamaica	NY	11433-1244	212,674	1.3%	$58,964	213,799	0.5%	$63,915	8.4%	7,522
Strauss-Romaine Avenue	28 Romaine Avenue	Yonkers	NY	10705-2336	119,665	0.4%	$49,730	119,343	-0.3%	$53,651	7.9%	4,232
Utica Avenue	519 Utica Avenue 29	Brooklyn	NY	11203-1916	422,688	3.0%	$42,535	427,460	1.1%	$45,872	7.8%	14,950
Washington Avenue	1700 Washington Avenue	Philadelphia	PA	19146-3020	161,606	3.0%	$34,423	163,512	1.2%	$37,289	8.3%	5,716
Dumfries	17137 Dumfries Road	Dumfries	VA	22025-1930	18,287	40.9%	$79,017	21,024	15.0%	$87,921	11.3%	647
Chipolte Mexican Grill	3051 Plank road	Fredericksburg	VA	22401-4951	18,458	28.5%	$57,675	20,429	10.7%	$63,981	10.9%	653
Chuck E Cheese	1280 Central Park Boulevard	Fredericksburg	VA	22401-4912	18,458	28.5%	$57,675	20,429	10.7%	$63,981	10.9%	653
Cracker Barrel	1971 Carl D Silver Parkway	Fredericksburg	VA	22401-4968	18,458	28.5%	$57,675	20,429	10.7%	$63,981	10.9%	653
Fredericksburg 9		Fredericksburg	VA		56,565	0.6%	$110,449	56,881	0.6%	$123,334	11.7%	2,001
IHOP-1209	2831 Plank Road	Fredericksburg	VA	22401-4947	18,458	28.5%	$57,675	20,429	10.7%	$63,981	10.9%	653
Joe’s Crab Shack	2805 Plank Road	Fredericksburg	VA	22401-4947	18,458	28.5%	$57,675	20,429	10.7%	$63,981	10.9%	653
Fredericksburg 12		Fredericksburg	VA		56,565	0.6%	$110,449	56,881	0.6%	$123,334	11.7%	2,001
Fredericksburg 13		Fredericksburg	VA		56,565	0.6%	$110,449	56,881	0.6%	$123,334	11.7%	2,001
Fredericksburg 14		Fredericksburg	VA		56,565	0.6%	$110,449	56,881	0.6%	$123,334	11.7%	2,001
Fredericksburg 15		Fredericksburg	VA		56,565	0.6%	$110,449	56,881	0.6%	$123,334	11.7%	2,001
Fredericksburg 16		Fredericksburg	VA		56,565	0.6%	$110,449	56,881	0.6%	$123,334	11.7%	2,001
Fredericksburg 18		Fredericksburg	VA		56,565	0.6%	$110,449	56,881	0.6%	$123,334	11.7%	2,001
Fredericksburg 19		Fredericksburg	VA		56,565	0.6%	$110,449	56,881	0.6%	$123,334	11.7%	2,001
Fredericksburg 22		Fredericksburg	VA		56,565	0.6%	$110,449	56,881	0.6%	$123,334	11.7%	2,001
Fredericksburg 23		Fredericksburg	VA		56,565	0.6%	$110,449	56,881	0.6%	$123,334	11.7%	2,001
Fredericksburg 25		Fredericksburg	VA		56,565	0.6%	$110,449	56,881	0.6%	$123,334	11.7%	2,001
Fredericksburg 26		Fredericksburg	VA		56,565	0.6%	$110,449	56,881	0.6%	$123,334	11.7%	2,001
Fredericksburg 27		Fredericksburg	VA		56,565	0.6%	$110,449	56,881	0.6%	$123,334	11.7%	2,001
Fredericksburg 28		Fredericksburg	VA		56,565	0.6%	$110,449	56,881	0.6%	$123,334	11.7%	2,001
Fredericksburg 30		Fredericksburg	VA		56,565	0.6%	$110,449	56,881	0.6%	$123,334	11.7%	2,001
Fredericksburg 31		Fredericksburg	VA		56,565	0.6%	$110,449	56,881	0.6%	$123,334	11.7%	2,001
Fredericksburg 32		Fredericksburg	VA		56,565	0.6%	$110,449	56,881	0.6%	$123,334	11.7%	2,001
Fredericksburg 33		Fredericksburg	VA		56,565	0.6%	$110,449	56,881	0.6%	$123,334	11.7%	2,001
Fredericksburg 34		Fredericksburg	VA		56,565	0.6%	$110,449	56,881	0.6%	$123,334	11.7%	2,001
Fredericksburg 36		Fredericksburg	VA		56,565	0.6%	$110,449	56,881	0.6%	$123,334	11.7%	2,001
Fredericksburg 37		Fredericksburg	VA		56,565	0.6%	$110,449	56,881	0.6%	$123,334	11.7%	2,001
Richmond	North Parham Road	Richmond	VA	23229	38,602	5.7%	$62,893	39,789	3.1%	$66,962	6.5%	1,365
Stafford 1		Stafford	VA		5,269	65.3%	$91,406	5,977	13.4%	$101,190	10.7%	186
Ruby Tuesday’s	2844 Jefferson Davis Highway	Stafford	VA	22554-1784	16,903	41.0%	$87,478	19,024	12.6%	$95,419	9.1%	598
Stafford 3		Stafford	VA		5,269	65.3%	$91,406	5,977	13.4%	$101,190	10.7%	186
Dairy Queen		Stafford	VA		5,269	65.3%	$91,406	5,977	13.4%	$101,190	10.7%	186
Greenwich Street Plaza	37 Greenwich Street	New York	NY	10004	350,473	8.4%	$67,765	358,114	2.2%	$75,932	12.1%	12,395
Second Street Plaza	71 East Second Street	New York	NY	10003-9267	485,714	9.4%	$68,679	497,906	2.5%	$76,822	11.9%	17,179
Christopher Street Plaza	82 Christopher Street	New York	NY	10014-4252	470,598	8.3%	$71,888	480,382	2.1%	$81,280	13.1%	16,644
Perry Street Plaza	92 Perry Street	New York	NY	10014-5512	472,258	8.0%	$72,560	481,633	2.0%	$82,138	13.2%	16,703
West Long Branch Plaza	359 Monmouth Road	West Long Branch	NJ	07764-1205	29,822	3.4%	$61,928	30,073	0.8%	$66,074	6.7%	1,055
Ballwin Plaza		Ballwin	MO		29,643	-1.0%	$67,113	29,248	-1.3%	$69,774	4.0%	1,048
Bricktown Plaza	Brick Boulevard	Bricktown	NJ	8723	27,130	5.0%	$59,044	27,719	2.2%	$63,557	7.6%	960
Waukegan Plaza	1301 North Lewis Avenue	Waukegan	IL	60085-1755	32,374	1.2%	$48,857	32,519	0.5%	$51,195	4.8%	1,145
Stop & Shop-Staten Island	Forest Avenue Plaza	Staten Island	NY		79,026	6.3%	$65,407	80,680	2.1%	$70,351	7.6%	2,795
Bridgewater Plaza	Highway 202 South	Bridgewater	NJ	8807	14,242	7.6%	$99,896	14,701	3.2%	$108,981	9.1%	504
Brookhaven Plaza	4703 Edgemont Avenue	Brookhaven	PA	19015	41,410	-0.5%	$53,034	41,098	-0.8%	$57,151	7.8%	1,465
Canton Township Plaza	Ford Road	Canton	MI	48188	29,699	-2.2%	$81,577	28,816	-3.0%	$84,795	3.9%	1,050
Clinton Township Plaza	Hall Road	Clinton Township	MI	48038	42,033	12.5%	$63,042	43,876	4.4%	$63,347	0.5%	1,487
Sea Girt Plaza	2176 Highway 35	Sea Girt	NJ	08750-1008	19,204	2.1%	$89,586	19,258	0.3%	$98,384	9.8%	679
Round Lake Beach	North Highway 83	Round Lake Beach	IL	60073	25,671	22.2%	$77,094	27,537	7.3%	$82,616	7.2%	908
County Line Plaza	715 Route 113	Souderton	PA	18964-1000	15,765	6.5%	$67,387	16,068	1.9%	$73,579	9.2%	558
Philadelphia Plaza	1501 North Broad Street	Philadelphia	PA	19122-3319	166,010	1.6%	$30,444	167,080	0.6%	$32,729	7.5%	5,871
Dearborn Heights Plaza	Michigan Avenue	Dearborn Heights	MI	48125	42,622	-15.7%	$50,710	38,886	-8.8%	$51,433	1.4%	1,507
Owings Mills Plaza	10550 Reistertown Road	Owings Mills	MD	21117	27,657	18.4%	$71,620	29,240	5.7%	$77,466	8.2%	978
Deptford Plaza	Deptford Center Road	Deptford	NJ	8096	28,366	8.2%	$60,734	29,076	2.5%	$65,661	8.1%	1,003
Eden Prairie Plaza	Glen Lane	Eden Prairie	MN	55344	20,281	8.4%	$88,850	20,989	3.5%	$93,444	5.2%	717
Elmont Plaza	1633 Dutch Broadway	Elmont	NY	11003-5008	106,626	0.5%	$81,861	106,238	-0.4%	$89,108	8.9%	3,771
Naperville Plaza	116 West Gartner Road	Naperville	IL	60540-7545	37,201	5.4%	$99,242	37,984	2.1%	$103,317	4.1%	1,316
Exton Plaza	West Lincoln Highway	Exton	PA	19341	16,089	15.4%	$98,013	17,023	5.8%	$108,161	10.4%	569
Montgomery Plaza-OH	Montgomery Road	Cincinnati	OH	45242	18,085	5.9%	$86,035	18,416	1.8%	$91,007	5.8%	640
Farmington Plaza	Scott Swamp Road	Farmington	CT	6032	22,717	0.7%	$64,842	22,608	-0.5%	$69,567	7.3%	803
Florence Plaza		Florence	KY	41042	25,658	28.4%	$55,664	28,404	10.7%	$58,297	4.7%	907

A:37

Property Name	Address	City	State	Zip Code	2009 Households	Household Growth 2000-2009	2009 Median Household Income	2014 Households	Household Growth 2009-2014	2014 Median Household Income	Median Household Income Growth 2009-2014	2009 Household Density
Riverview	1061 North Dobson Road	Mesa	AZ	85201-7576	49,275	4.7%	$39,828	52,052	5.6%	$42,663	7.1%	1,743
Merrillville Plaza	8001 Delaware Place	Merrillville	IN	46410-5641	12,439	16.3%	$57,884	13,348	7.3%	$60,720	4.9%	440
Hazlet Plaza		Hazlet	NJ	7730	26,423	2.6%	$73,931	26,772	1.3%	$80,479	8.9%	935
Libertyville Plaza		Libertyville	IL	60048	12,785	9.6%	$101,620	13,424	5.0%	$110,218	8.5%	452
Highland Plaza	Highland Avenue	Cincinnati	OH	45213	54,132	-2.6%	$45,699	53,355	-1.4%	$49,124	7.5%	1,915
Lansing Plaza	1315 West Holmes Road	Lansing	MI	48910-3391	34,676	-2.7%	$39,965	34,121	-1.6%	$41,611	4.1%	1,226
Hillside Plaza		Hillside	IL	60162	40,203	-4.8%	$63,571	39,299	-2.3%	$67,405	6.0%	1,422
Lake Zurich Plaza	One First Bank Plaza	Lake Zurich	IL	60047-2362	14,373	12.0%	$112,861	15,212	5.8%	$120,187	6.5%	508
Howell Plaza	4250 US Highway 9	Howell	NJ	07731-3317	12,662	4.6%	$87,411	12,903	1.9%	$94,707	8.3%	448
Kenville Plaza	Route 46	Kenvil	NJ	7847	12,471	5.8%	$90,472	12,823	2.8%	$98,956	9.4%	441
Land-Shoppes at Caveness Farms	Caveness Farms Avenue	Wake Forest	NC	27587	10,255	93.2%	$70,201	12,777	24.6%	$75,856	8.1%	363
Market at Nolana	29th Street at Nolana Loop	McAllen	TX	78504	34,613	28.6%	$44,871	39,093	12.9%	$49,244	9.7%	1,224
Coursey Commons	14241 Coursey Boulevard	Baton Rouge	LA	70817-1368	27,423	14.8%	$57,028	28,944	5.6%	$60,383	5.9%	970
Santana Row Condos	400 South Winchester Boulevard	San Jose	CA	95128	91,906	3.4%	$72,893	95,174	3.6%	$78,849	8.2%	3,251
Highlands Square	1815 Highland Avenue	Clearwater	FL	33755-2100	43,759	-4.1%	$41,591	43,444	-0.7%	$45,095	8.4%	1,548
Oxbridge Square	9901 Hull Street Road	Richmond	VA	23236-1412	17,030	18.9%	$67,465	18,539	8.9%	$72,554	7.5%	602
Freedom Ford	24825 US Highway 19 North	Clearwater	FL	33763-3902	47,821	-0.1%	$45,529	48,583	1.6%	$49,335	8.4%	1,691
Cutler Ridge		Cutler Ridge	FL		62,527	5.9%	$39,685	65,486	4.7%	$42,879	8.0%	2,211
Derby	500 New Haven Avenue	Derby	CT	06418-2527	20,487	3.8%	$65,057	20,899	2.0%	$70,991	9.1%	725
Land-Glenville		Glenville	NY	12302	5,224	6.0%	$74,257	5,397	3.3%	$82,320	10.9%	185
Jacksonville		Jacksonville	FL		20,719	1.6%	$44,179	21,359	3.1%	$47,062	6.5%	733
Miami 1		Miami	FL		62,527	5.9%	$39,685	65,486	4.7%	$42,879	8.0%	2,211
Miami 2		Miami	FL		62,527	5.9%	$39,685	65,486	4.7%	$42,879	8.0%	2,211
Miami 3		Miami	FL		62,527	5.9%	$39,685	65,486	4.7%	$42,879	8.0%	2,211
Philadelphia	3331 Grant Avenue	Philadelphia	PA	19114-2629	66,805	-3.5%	$49,404	65,663	-1.7%	$53,693	8.7%	2,363
Phoenix		Phoenix	AZ		66,774	8.7%	$40,588	71,705	7.4%	$43,465	7.1%	2,362
Land-Laveen Village	5140 West Baseline Road	Laveen	AZ	85339-2971	11,040	342.0%	$58,083	15,325	38.8%	$64,622	11.3%	390
Land-Port Arthur	Ninth Avenue	Port Arthur	TX	77642	18,788	-7.5%	$36,763	18,063	-3.9%	$39,357	7.1%	664
Bradenton Plaza	4902 West Cortez Road	Bradenton	FL	34210-2805	40,939	4.6%	$41,473	42,936	4.9%	$44,922	8.3%	1,448
Western Plaza	PR Route 2	Mayaguez	PR	680	0	0.0%	$0	0	0.0%	$0	#DIV/0!	—
Ponce Town Center	Avenue Baramaya	Ponce	PR	728	0	0.0%	$0	0	0.0%	$0	#DIV/0!	—
Rexville Town Center	725 West Main Avenue	Bayamon	PR	00961-4470	0	0.0%	$0	0	0.0%	$0	#DIV/0!	—
Trujillo Alto Plaza	200 Carr 181	Trujillo Alto	PR	00976-3600	0	0.0%	$0	0	0.0%	$0	#DIV/0!	—
Alafaya Village	5524 West Colonial Drive	Orlando	FL	32808-7612	40,591	13.5%	$40,905	44,116	8.7%	$44,254	8.2%	1,436
Sunpoint	3058 College Avenue East	Ruskin	FL	33570-5220	12,664	35.0%	$42,057	14,601	15.3%	$45,126	7.3%	448
Chapel Trail Plaza	10818 Pines Boulevard	Pembroke Pines	FL	33026-5205	49,518	7.9%	$59,363	52,145	5.3%	$65,653	10.6%	1,751
Fairplain Plaza	1000 East Napier Avenue	Benton Harbor	MI	49022-3928	13,894	-2.7%	$32,347	13,656	-1.7%	$33,595	3.9%	491
Watters Creek	West Bethany Drive	Allen	TX	75013	35,336	54.8%	$84,191	42,267	19.6%	$89,405	6.2%	1,250
Barcroft Plaza	6345 Columbia Pike	Falls Church	VA	22041	80,905	2.8%	$73,170	82,657	2.2%	$82,862	13.2%	2,861
Indian Harbour Place	270 East Eau Gallie Boulevard	Indian Harbour Beach	FL	32937-4874	15,514	1.3%	$55,695	15,925	2.7%	$61,141	9.8%	549
Freedom Centre	2010 Freedom Boulevard	Freedom	CA	95019-2834	17,384	8.1%	$47,925	18,238	4.9%	$51,970	8.4%	615
Shoppes of Parkland	5901 West Hillsboro Boulevard	Parkland	FL	33067-4542	37,124	12.3%	$71,869	39,698	6.9%	$79,046	10.0%	1,313
Pinellas Park	4701 Park Boulevard	Pinellas Park	FL	33781-3533	43,305	-2.0%	$40,439	43,482	0.4%	$44,042	8.9%	1,532
Las Cruces	2532 East Lohman Avenue	Las Cruces	NM	88001-8414	29,400	18.9%	$33,332	32,160	9.4%	$36,023	8.1%	1,040
Shops at Santa Barbara	Santa Barbara Boulevard	Cape Coral	FL	33991	32,338	54.4%	$55,564	38,882	20.2%	$61,868	11.3%	1,144
Center at Hobbs Brook	110 Charlton Road	Sturbridge	MA	01566-1538	3,823	13.8%	$68,672	4,038	5.6%	$75,590	10.1%	135
Great Northeast Plaza	7300 Bustleton Avenue	Philadelphia	PA	19152-4300	111,098	-4.3%	$42,816	108,600	-2.3%	$45,860	7.1%	3,929
Mallside Plaza	198 Maine Mall Road	South Portland	ME	04106-2305	12,382	1.8%	$48,108	12,482	0.8%	$52,947	10.1%	438
Tomball Marketplace	FM 2920	Tomball	TX	77375	6,362	22.2%	$56,638	7,012	10.2%	$61,328	8.3%	225
Raintree Ranch	Ray Road at Price Road	Chandler	AZ	85224	46,185	13.0%	$70,936	50,039	8.3%	$76,120	7.3%	1,633
Land-Northwest Crossing	5760 Hollister Street	Houston	TX	77040-5716	43,972	8.1%	$40,825	46,448	5.6%	$43,052	5.5%	1,555
Harpeth Village	Highway 100	Bellevue	TN	37221	13,260	24.0%	$73,074	14,672	10.7%	$78,580	7.5%	469
Land-Union city		Fairburn	GA	30213	5,475	138.7%	$50,102	7,036	28.5%	$55,248	10.3%	194
Linden Square	165 Linden Street	Wellesley	MA	02482-7909	18,716	0.6%	$117,195	18,783	0.4%	$128,207	9.4%	662
Chelsea Commons	1100 Revere Beach Parkway	Chelsea	MA	02150-1456	97,418	4.7%	$49,497	99,638	2.3%	$55,236	11.6%	3,445
North Dartmouth	55 Faunce Corner Road	North Dartmouth	MA	02747-1210	17,769	1.2%	$42,112	17,837	0.4%	$46,220	9.8%	628
Brookwood Marketplace	3265 Peachtree Parkway	Suwanee	GA	30024-1036	17,829	50.2%	$130,963	21,134	18.5%	$142,474	8.8%	631
Publix at Princeton Lakes	3730 Carmia Drive SW	Atlanta	GA	30331-6258	18,197	16.7%	$43,256	19,852	9.1%	$47,029	8.7%	644
Lakeside Marketplace	3378 Cobb Parkway NW	Acworth	GA	30101-8358	15,135	41.7%	$74,183	17,424	15.1%	$79,639	7.4%	535
Camp Creek Marketplace II	3755 Carmia Drive SW	Atlanta	GA	30331-6252	18,512	16.2%	$43,279	20,168	9.0%	$47,041	8.7%	655
Marketplace @ Seminole Twn Ctr	2201 WP Ball Boulevard	Sanford	FL	32771-7213	16,642	83.8%	$70,253	20,584	23.7%	$75,285	7.2%	589
Bloomfield Park	Telegraph Road	Bloomfield Hills	MI	48302	15,820	-2.7%	$124,727	15,519	-1.9%	$127,084	1.9%	560
Shops at Saugus	334 Broadway Route 1	Saugus	MA	1906	33,166	1.4%	$70,147	33,470	0.9%	$76,356	8.9%	1,173
Old Town Village	9650 Main Street	Fairfax	VA	22031-3748	39,539	2.6%	$105,519	40,180	1.6%	$117,496	11.4%	1,398
Indio-Jackson	42100 Jackson Street	Indio	CA	92203-9736	18,521	63.5%	$45,697	22,459	21.3%	$52,241	14.3%	655
Alafaya Square	21 Alafaya Woods Boulevard	Oviedo	FL	32765-6233	19,965	22.3%	$77,149	22,121	10.8%	$83,906	8.8%	706
Marketplace at Dr. Phillips	7600 Dr. Phillips Boulevard	Orlando	FL	32819-7231	13,416	14.6%	$81,056	14,572	8.6%	$87,183	7.6%	474
East Lake Woodlands	3400 East Lake Road	Palm Harbor	FL	34685-2401	24,204	8.1%	$64,167	25,420	5.0%	$69,931	9.0%	856
International Drive Value Ctr	5400 Touchstone Drive	Orlando	FL	32819-9453	26,526	23.4%	$44,120	29,753	12.2%	$46,919	6.3%	938
Kendall Corners	12955 SW 88th Street	Miami	FL	33186-1747	69,975	4.5%	$54,904	72,759	4.0%	$59,993	9.3%	2,475
Palm Lakes Plaza	7230 West Atlantic Boulevard	Margate	FL	33063-4236	70,008	0.1%	$49,287	71,699	2.4%	$54,289	10.1%	2,476
South Dade	18437 South Dixie Highway	Miami	FL	33157-6815	41,041	7.8%	$52,738	43,311	5.5%	$57,515	9.1%	1,452
Riverwalk Marketplace	6030 State Bridge Road	Duluth	GA	30097-2483	23,288	17.3%	$91,761	25,538	9.7%	$96,955	5.7%	824
Camelia Center	5718 Folsom Boulevard	Sacramento	CA	95819-4608	69,214	3.9%	$43,713	72,781	5.2%	$47,734	9.2%	2,448
Plaza Centro Mall/Retail	Avenue Rafael Cordero	Caguas	PR	725	0	0.0%	$0	0	0.0%	$0	#DIV/0!	—
Western Plaza I	Route 142	Mayaguez	PR	680	0	0.0%	$0	0	0.0%	$0	#DIV/0!	—
Los Colobos Builders Square	PR-874	Carolina	PR	983	0	0.0%	$0	0	0.0%	$0	#DIV/0!	—
Los Colobos-Kmart	State Road PR 874	Carolina	PR	983	0	0.0%	$0	0	0.0%	$0	#DIV/0!	—
Shops at Kildeer	20505 Rand Road	Kildeer	IL	60047-3004	10,983	15.7%	$121,380	11,764	7.1%	$129,412	6.6%	388
Dallas Commons	455 Nathan Dean Boulevard	Dallas	GA	30132-4921	9,225	80.9%	$44,572	11,668	26.5%	$46,881	5.2%	326
Quesada Commons	19451 Cochran Boulevard	Port Charlotte	FL	33948	16,733	18.5%	$44,192	18,250	9.1%	$49,094	11.1%	592
Metro Crossings	3512 Metro Drive	Council Bluffs	IA	51501-7744	23,984	0.8%	$34,697	24,192	0.9%	$37,818	9.0%	848
Shoppes of Port Charlotte	US Highway 41	Port Charlotte	FL	33948	16,918	16.2%	$43,726	18,309	8.2%	$48,504	10.9%	598

Property Name	Address	City	State	Zip Code	2010 Households	Household Growth 2000-2010	2010 Median HH Income	2015 Households	Household Growth 2010-2015	2015 Median Household Income	Median Household Income Growth 2010-2015	2010 Household Density
Riverview	1061 North Dobson Road	Mesa	AZ	85201-7576	48,806	4.4%	$40,856	52,145	6.8%	$43,360	6.1%	1,726
Merrillville Plaza	8001 Delaware Place	Merrillville	IN	46410-5641	12,743	20.3%	$58,855	13,547	6.3%	$60,886	3.5%	451
Hazlet Plaza		Hazlet	NJ	7730	25,953	1.3%	$77,097	25,894	-0.2%	$82,662	7.2%	918
Libertyville Plaza		Libertyville	IL	60048	13,107	13.2%	$104,938	13,675	4.3%	$111,123	5.9%	464
Highland Plaza	Highland Avenue	Cincinnati	OH	45213	54,323	-2.6%	$46,388	53,324	-1.8%	$49,252	6.2%	1,921
Lansing Plaza	1315 West Holmes Road	Lansing	MI	48910-3391	34,519	-3.1%	$40,510	33,608	-2.6%	$41,535	2.5%	1,221
Hillside Plaza		Hillside	IL	60162	39,989	-5.1%	$65,005	38,961	-2.6%	$68,006	4.6%	1,414
Lake Zurich Plaza	One First Bank Plaza	Lake Zurich	IL	60047-2362	14,528	12.4%	$113,255	15,186	4.5%	$118,286	4.4%	514
Howell Plaza	4250 US Highway 9	Howell	NJ	07731-3317	12,527	4.8%	$89,571	12,715	1.5%	$95,934	7.1%	443
Kenville Plaza	Route 46	Kenvil	NJ	7847	12,410	4.5%	$93,187	12,530	1.0%	$100,687	8.0%	439
Land-Shoppes at Caveness Farms	Caveness Farms Avenue	Wake Forest	NC	27587	10,891	103.5%	$72,937	12,633	16.0%	$80,721	10.7%	385
Market at Nolana	29th Street at Nolana Loop	McAllen	TX	78504	35,021	30.1%	$45,294	39,089	11.6%	$48,347	6.7%	1,239
Coursey Commons	14241 Coursey Boulevard	Baton Rouge	LA	70817-1368	27,345	13.8%	$59,874	28,893	5.7%	$62,752	4.8%	967
Santana Row Condos	400 South Winchester Boulevard	San Jose	CA	95128	92,218	4.0%	$74,684	95,131	3.2%	$79,790	6.8%	3,262
Highlands Square	1815 Highland Avenue	Clearwater	FL	33755-2100	43,029	-5.1%	$42,304	42,239	-1.8%	$45,261	7.0%	1,522
Oxbridge Square	9901 Hull Street Road	Richmond	VA	23236-1412	17,096	18.5%	$68,790	18,507	8.3%	$72,885	6.0%	605
Freedom Ford	24825 US Highway 19 North	Clearwater	FL	33763-3902	46,603	-2.3%	$46,434	46,311	-0.6%	$49,574	6.8%	1,648
Cutler Ridge		Cutler Ridge	FL		61,332	3.8%	$40,638	63,432	3.4%	$43,424	6.9%	2,169
Derby	500 New Haven Avenue	Derby	CT	06418-2527	20,358	2.4%	$66,794	20,426	0.3%	$71,909	7.7%	720
Land-Glenville		Glenville	NY	12302	5,151	7.0%	$74,637	5,289	2.7%	$81,456	9.1%	182
Jacksonville		Jacksonville	FL		20,442	0.3%	$44,898	20,925	2.4%	$46,983	4.6%	723
Miami 1		Miami	FL		61,332	3.8%	$40,638	63,432	3.4%	$43,424	6.9%	2,169
Miami 2		Miami	FL		61,332	3.8%	$40,638	63,432	3.4%	$43,424	6.9%	2,169
Miami 3		Miami	FL		61,332	3.8%	$40,638	63,432	3.4%	$43,424	6.9%	2,169
Philadelphia	3331 Grant Avenue	Philadelphia	PA	19114-2629	69,043	0.0%	$50,422	69,099	0.1%	$54,238	7.6%	2,442
Phoenix		Phoenix	AZ		66,549	7.9%	$41,358	72,096	8.3%	$44,030	6.5%	2,354
Land-Laveen Village	5140 West Baseline Road	Laveen	AZ	85339-2971	11,628	357.1%	$59,658	13,245	13.9%	$65,775	10.3%	411
Land-Port Arthur	Ninth Avenue	Port Arthur	TX	77642	18,940	-6.3%	$38,720	18,298	-3.4%	$41,352	6.8%	670
Bradenton Plaza	4902 West Cortez Road	Bradenton	FL	34210-2805	40,188	2.9%	$41,321	42,165	4.9%	$43,730	5.8%	1,421
Western Plaza	PR Route 2	Mayaguez	PR	680	0	0.0%	$0	0	0.0%	$0	#DIV/0!	—
Ponce Town Center	Avenue Baramaya	Ponce	PR	728	0	0.0%	$0	0	0.0%	$0	#DIV/0!	—
Rexville Town Center	725 West Main Avenue	Bayamon	PR	00961-4470	0	0.0%	$0	0	0.0%	$0	#DIV/0!	—
Trujillo Alto Plaza	200 Carr 181	Trujillo Alto	PR	00976-3600	0	0.0%	$0	0	0.0%	$0	#DIV/0!	—
Alafaya Village	5524 West Colonial Drive	Orlando	FL	32808-7612	39,393	11.0%	$41,271	42,545	8.0%	$43,801	6.1%	1,393
Sunpoint	3058 College Avenue East	Ruskin	FL	33570-5220	12,253	34.6%	$42,326	13,612	11.1%	$45,193	6.8%	433
Chapel Trail Plaza	10818 Pines Boulevard	Pembroke Pines	FL	33026-5205	50,169	9.2%	$59,898	52,121	3.9%	$64,603	7.9%	1,774
Fairplain Plaza	1000 East Napier Avenue	Benton Harbor	MI	49022-3928	13,702	-2.8%	$32,460	13,419	-2.1%	$33,302	2.6%	485
Watters Creek	West Bethany Drive	Allen	TX	75013	36,465	60.8%	$85,837	43,698	19.8%	$89,287	4.0%	1,290
Barcroft Plaza	6345 Columbia Pike	Falls Church	VA	22041	80,984	2.6%	$75,508	82,031	1.3%	$84,445	11.8%	2,864
Indian Harbour Place	270 East Eau Gallie Boulevard	Indian Harbour Beach	FL	32937-4874	15,473	0.2%	$56,146	15,786	2.0%	$60,201	7.2%	547
Freedom Centre	2010 Freedom Boulevard	Freedom	CA	95019-2834	18,040	11.0%	$49,419	18,960	5.1%	$52,993	7.2%	638
Shoppes of Parkland	5901 West Hillsboro Boulevard	Parkland	FL	33067-4542	36,693	11.2%	$71,966	38,982	6.2%	$78,212	8.7%	1,298
Pinellas Park	4701 Park Boulevard	Pinellas Park	FL	33781-3533	42,786	-2.3%	$41,490	42,477	-0.7%	$44,517	7.3%	1,513
Las Cruces	2532 East Lohman Avenue	Las Cruces	NM	88001-8414	28,507	15.1%	$34,326	30,465	6.9%	$36,570	6.5%	1,008
Shops at Santa Barbara	Santa Barbara Boulevard	Cape Coral	FL	33991	29,928	43.5%	$56,495	35,276	17.9%	$61,977	9.7%	1,058
Center at Hobbs Brook	110 Charlton Road	Sturbridge	MA	01566-1538	3,710	10.3%	$70,827	3,832	3.3%	$77,452	9.4%	131
Great Northeast Plaza	7300 Bustleton Avenue	Philadelphia	PA	19152-4300	115,061	-0.8%	$43,653	114,799	-0.2%	$46,061	5.5%	4,069
Mallside Plaza	198 Maine Mall Road	South Portland	ME	04106-2305	12,134	2.4%	$48,292	12,144	0.1%	$51,526	6.7%	429
Tomball Marketplace	FM 2920	Tomball	TX	77375	6,076	17.7%	$57,946	6,544	7.7%	$63,137	9.0%	215
Raintree Ranch	Ray Road at Price Road	Chandler	AZ	85224	46,864	14.8%	$72,182	51,795	10.5%	$76,791	6.4%	1,657
Land-Northwest Crossing	5760 Hollister Street	Houston	TX	77040-5716	43,825	7.7%	$42,295	46,258	5.6%	$44,016	4.1%	1,550
Harpeth Village	Highway 100	Bellevue	TN	37221	13,250	27.6%	$73,605	14,517	9.6%	$77,910	5.8%	469
Land-Union city		Fairburn	GA	30213	5,659	143.3%	$52,939	6,491	14.7%	$56,760	7.2%	200
Linden Square	165 Linden Street	Wellesley	MA	02482-7909	18,850	1.6%	$119,282	18,887	0.2%	$128,000	7.3%	667
Chelsea Commons	1100 Revere Beach Parkway	Chelsea	MA	02150-1456	100,182	8.0%	$51,028	102,549	2.4%	$55,989	9.7%	3,543
North Dartmouth	55 Faunce Corner Road	North Dartmouth	MA	02747-1210	17,854	3.0%	$43,336	17,891	0.2%	$46,786	8.0%	631
Brookwood Marketplace	3265 Peachtree Parkway	Suwanee	GA	30024-1036	17,586	48.3%	$136,007	20,600	17.1%	$147,697	8.6%	622
Publix at Princeton Lakes	3730 Carmia Drive SW	Atlanta	GA	30331-6258	18,857	22.5%	$44,559	20,520	8.8%	$47,623	6.9%	667
Lakeside Marketplace	3378 Cobb Parkway NW	Acworth	GA	30101-8358	15,361	43.6%	$77,728	17,263	12.4%	$83,317	7.2%	543
Camp Creek Marketplace II	3755 Carmia Drive SW	Atlanta	GA	30331-6252	19,194	22.1%	$44,653	20,873	8.8%	$47,732	6.9%	679
Marketplace @ Seminole Twn Ctr	2201 WP Ball Boulevard	Sanford	FL	32771-7213	16,616	84.1%	$71,528	18,972	14.2%	$76,899	7.5%	588
Bloomfield Park	Telegraph Road	Bloomfield Hills	MI	48302	15,567	-3.2%	$123,345	15,193	-2.4%	$122,904	-0.4%	551
Shops at Saugus	334 Broadway Route 1	Saugus	MA	1906	33,069	1.8%	$72,164	33,168	0.3%	$78,101	8.2%	1,170
Old Town Village	9650 Main Street	Fairfax	VA	22031-3748	39,787	3.9%	$108,648	40,432	1.6%	$119,090	9.6%	1,407
Indio-Jackson	42100 Jackson Street	Indio	CA	92203-9736	17,698	59.1%	$46,600	20,570	16.2%	$52,514	12.7%	626
Alafaya Square	21 Alafaya Woods Boulevard	Oviedo	FL	32765-6233	20,331	24.0%	$78,836	22,434	10.3%	$85,044	7.9%	719
Marketplace at Dr. Phillips	7600 Dr. Phillips Boulevard	Orlando	FL	32819-7231	13,037	13.2%	$81,551	14,216	9.0%	$86,888	6.5%	461
East Lake Woodlands	3400 East Lake Road	Palm Harbor	FL	34685-2401	23,802	6.1%	$65,395	24,468	2.8%	$70,543	7.9%	842
International Drive Value Ctr	5400 Touchstone Drive	Orlando	FL	32819-9453	27,681	28.3%	$44,406	30,369	9.7%	$46,033	3.7%	979
Kendall Corners	12955 SW 88th Street	Miami	FL	33186-1747	71,258	6.5%	$55,690	74,150	4.1%	$59,420	6.7%	2,520
Palm Lakes Plaza	7230 West Atlantic Boulevard	Margate	FL	33063-4236	69,829	-0.3%	$49,584	70,988	1.7%	$53,191	7.3%	2,470
South Dade	18437 South Dixie Highway	Miami	FL	33157-6815	42,029	11.7%	$53,062	44,013	4.7%	$57,270	7.9%	1,486
Riverwalk Marketplace	6030 State Bridge Road	Duluth	GA	30097-2483	23,285	17.2%	$93,141	25,580	9.9%	$97,231	4.4%	824
Camelia Center	5718 Folsom Boulevard	Sacramento	CA	95819-4608	67,680	1.7%	$44,236	71,154	5.1%	$48,113	8.8%	2,394
Plaza Centro Mall/Retail	Avenue Rafael Cordero	Caguas	PR	725	0	0.0%	$0	0	0.0%	$0	#DIV/0!	—
Western Plaza I	Route 142	Mayaguez	PR	680	0	0.0%	$0	0	0.0%	$0	#DIV/0!	—
Los Colobos Builders Square	PR-874	Carolina	PR	983	0	0.0%	$0	0	0.0%	$0	#DIV/0!	—
Los Colobos-Kmart	State Road PR 874	Carolina	PR	983	0	0.0%	$0	0	0.0%	$0	#DIV/0!	—
Shops at Kildeer	20505 Rand Road	Kildeer	IL	60047-3004	10,811	14.3%	$121,648	11,379	5.3%	$128,500	5.6%	382
Dallas Commons	455 Nathan Dean Boulevard	Dallas	GA	30132-4921	8,778	75.0%	$45,000	10,708	22.0%	$46,069	2.4%	310
Quesada Commons	19451 Cochran Boulevard	Port Charlotte	FL	33948	16,520	17.4%	$44,846	17,227	4.3%	$48,540	8.2%	584
Metro Crossings	3512 Metro Drive	Council Bluffs	IA	51501-7744	23,628	-0.6%	$35,342	23,686	0.3%	$37,732	6.8%	836
Shoppes of Port Charlotte	US Highway 41	Port Charlotte	FL	33948	16,725	14.9%	$44,316	17,388	4.0%	$47,940	8.2%	592

A:38

Property Name	Address	City	State	Zip Code	2009 Households	Household Growth 2000-2009	2009 Median Household Income	2014 Households	Household Growth 2009-2014	2014 Median Household Income	Median Household Income Growth 2009-2014	2009 Household Density
River Oaks	24235 Magic Mountain Parkway	Valencia	CA	91355-3401	27,383	21.1%	$96,183	29,930	9.3%	$108,154	12.4%	968
Preston Lebanon Crossing	Preston Road	Frisco	TX	75034	32,615	131.9%	$91,614	42,709	31.0%	$96,625	5.5%	1,154
Little Brier Creek	10251 Little Briar Creek Lane	Raleigh	NC	27617-4268	6,877	90.1%	$80,855	8,616	25.3%	$84,743	4.8%	243
Gardens on Havana	South Havana Street	Aurora	CO	80012	78,765	7.1%	$45,973	82,608	4.9%	$47,663	3.7%	2,786
North Reno Plaza	1901 Silverada Boulevard	Reno	NV	89512-2134	45,488	9.8%	$37,465	48,477	6.6%	$40,122	7.1%	1,609
Troutdale Market Center	3240 South Troutdale Road	Troutdale	OR	97060-9403	26,215	18.9%	$54,912	28,537	8.9%	$59,706	8.7%	927
Silverdale Plaza	2850 NW Bucklin Hill Road	Silverdale	WA	98383-8513	12,793	4.2%	$63,680	13,128	2.6%	$69,325	8.9%	452
Country Fair	12059 Central Avenue	Chino	CA	91710-1908	49,674	9.0%	$59,065	53,116	6.9%	$66,006	11.8%	1,757
Date Palm Center	35-780 Date Palm Drive	Cathedral City	CA	92234-6653	20,569	20.2%	$53,967	23,047	12.1%	$61,498	14.0%	727
Fire Mountain Center	2598 Vista Way	Oceanside	CA	92054-6173	41,282	3.0%	$57,856	42,886	3.9%	$64,718	11.9%	1,460
Fullerton Town Center	1100 South Harbor Boulevard	Fullerton	CA	92832-3029	66,366	1.3%	$54,277	68,202	2.8%	$60,122	10.8%	2,347
Gardena Gateway Center	1208 West Redondo Beach Blvd	Gardena	CA	90247-3411	75,152	2.4%	$46,091	77,533	3.2%	$50,222	9.0%	2,658
Sam’s Club-Downey	11111 Florence Avenue	Downey	CA	90241-3141	62,732	0.3%	$58,379	64,078	2.2%	$64,382	10.3%	2,219
Vermont-Slauson	5850 South Vermont Avenue	Los Angeles	CA	90044-3712	131,847	4.1%	$31,543	137,095	4.0%	$34,801	10.3%	4,663
Angel’s Camp Town Center	260 South Main Street	Angels Camp	CA	95222	1,652	14.8%	$46,508	1,798	8.8%	$52,908	13.8%	58
Blossom Valley Plaza	2900 Geer Road	Turlock	CA	95382-1142	24,395	22.0%	$49,124	27,162	11.3%	$55,128	12.2%	863
Canal Farms	1337 East Pacheco Boulevard	Los Banos	CA	93635-4335	10,779	36.1%	$59,384	12,377	14.8%	$66,938	12.7%	381
Caughlin Ranch	3310 South Mccarran Boulevard	Reno	NV	89502-6442	19,174	10.3%	$44,260	20,463	6.7%	$47,566	7.5%	678
Cobblestone	110 Hartnell Avenue	Redding	CA	96002-1842	26,178	11.8%	$40,223	28,084	7.3%	$44,209	9.9%	926
Commonwealth Square	715 East Bidwell Street	Folsom	CA	95630-3341	27,098	26.5%	$90,173	30,469	12.4%	$100,349	11.3%	958
Country Gables	6845 Douglas Boulevard	Granite Bay	CA	95746-6258	9,508	9.7%	$109,510	10,165	6.9%	$119,538	9.2%	336
Eagle Station	3701 South Carson Street	Carson City	NV	89701-5534	10,217	0.8%	$54,148	10,417	2.0%	$60,505	11.7%	361
Eastridge Plaza	50 West Olive Avenue	Porterville	CA	93257-4750	17,218	7.9%	$35,807	18,288	6.2%	$38,979	8.9%	609
Elko Junction	2511 Mountain City Highway	Elko	NV	89801-4496	6,524	1.4%	$59,602	6,658	2.1%	$65,207	9.4%	231
Elverta Crossing	8049 Watt Avenue	Antelope	CA	95843-9101	26,807	13.3%	$62,002	28,997	8.2%	$68,283	10.1%	948
Heritage Park	270 Sunset Avenue	Suisun City	CA	94585-1766	31,190	6.2%	$62,259	32,783	5.1%	$68,530	10.1%	1,103
Heritage Place	110 East Cross Avenue	Tulare	CA	93274-2850	17,946	22.5%	$42,325	19,992	11.4%	$45,836	8.3%	635
Kmart-Sacramento	5200 Stockton Boulevard	Sacramento	CA	95820-5455	57,005	1.3%	$40,435	59,113	3.7%	$44,108	9.1%	2,016
Mission Ridge	1187 South Main Street	Manteca	CA	95337-5747	22,564	31.6%	$56,898	25,832	14.5%	$62,356	9.6%	798
Northridge	4840 San Juan Avenue	Fair Oaks	CA	95628-4719	53,308	0.4%	$57,299	54,863	2.9%	$62,594	9.2%	1,885
Park Place	4300 Sonoma Boulevard	Vallejo	CA	94589-2200	31,500	4.2%	$57,684	32,613	3.5%	$63,413	9.9%	1,114
Pine Creek	692 Freeman Lane	Grass Valley	CA	95949-9616	9,333	5.8%	$41,054	9,722	4.2%	$44,953	9.5%	330
Plaza 580	4408 Las Positas Road	Livermore	CA	94551-9593	22,420	8.4%	$90,868	23,690	5.7%	$99,574	9.6%	793
Sky Park Plaza	2485 Notre Dame Blvd Suite 200	Chico	CA	95928-7165	16,022	12.4%	$41,342	17,243	7.6%	$45,892	11.0%	567
Ukiah Crossroads	1315 North State Street	Ukiah	CA	95482-3419	8,592	-1.1%	$43,568	8,678	1.0%	$46,825	7.5%	304
Victorian Walk	3795 West Shields Avenue	Fresno	CA	93722-5247	35,493	9.7%	$43,548	37,909	6.8%	$47,954	10.1%	1,255
West Town	1125 West Winnemucca Boulevard	Winnemucca	NV	89445-3636	3,510	10.5%	$59,509	3,713	5.8%	$64,418	8.2%	124
Yreka Juncion	1840 Fort Jones Road	Yreka	CA	96097-9531	3,567	6.1%	$34,699	3,711	4.0%	$39,381	13.5%	126
La Verne Towne Center	2340 Foothill Boulevard	La Verne	CA	91750-3026	35,832	5.0%	$72,364	37,449	4.5%	$80,989	11.9%	1,267
Gresham Town Fair	300 NW Eastman Parkway	Gresham	OR	97030-7250	44,989	15.6%	$51,148	48,414	7.6%	$55,868	9.2%	1,591
Chico Crossroads	2031 Whitman Avenue #2	Chico	CA	95928-6773	24,440	9.2%	$36,573	25,993	6.4%	$41,348	13.1%	864
Monterey Plaza	951 Blossom Hill Road	San Jose	CA	95123-1203	67,822	6.1%	$90,943	71,067	4.8%	$97,427	7.1%	2,399
Melrose Village Plaza	1601 South Melrose Drive	Vista	CA	92081-5471	34,790	6.4%	$62,158	36,528	5.0%	$69,114	11.2%	1,230
Vineyard Village	2415 South Vineyard Avenue	Ontario	CA	91761-6479	22,560	6.5%	$64,328	23,931	6.1%	$71,181	10.7%	798
Vineyard Village East	2401 South Vineyard Avenue	Ontario	CA	91761-6470	22,648	6.4%	$64,199	24,020	6.1%	$71,043	10.7%	801
Cheyenne Commons	3021 North Rainbow Boulevard	Las Vegas	NV	89108-4577	67,359	10.0%	$58,824	70,883	5.2%	$62,817	6.8%	2,382
Sahara Pavilion North	4610 West Sahara Avenue	Las Vegas	NV	89102-3796	57,867	-2.6%	$41,069	57,826	-0.1%	$43,025	4.8%	2,047
Sahara Pavilion South	2640 South Decatur Boulevard	Las Vegas	NV	89102-8519	56,830	-2.9%	$41,823	56,696	-0.2%	$43,763	4.6%	2,010
Green Valley Town & Country	2851 North Green Valley Pkwy	Henderson	NV	89014-0402	54,341	9.2%	$57,890	56,736	4.4%	$61,361	6.0%	1,922
Winterwood Pavilion	4610 West Sahara Avenue	Las Vegas	NV	89102-3796	57,867	-2.6%	$41,069	57,826	-0.1%	$43,025	4.8%	2,047
Sunset Square	1001 E Sunset Drive	Bellingham	WA	98226-3510	28,138	18.1%	$41,938	30,671	9.0%	$45,440	8.4%	995
Tanasbourne Village	2021 NW 185th Avenue	Hillsboro	OR	97124-7073	47,791	26.8%	$62,895	53,444	11.8%	$67,110	6.7%	1,690
Olympia Square	3520 Pacific Avenue SE	Olympia	WA	98501-2121	28,335	14.3%	$51,160	30,485	7.6%	$56,105	9.7%	1,002
Canyon Ridge Plaza	26117 104th Avenue SE	Kent	WA	98030-7674	33,009	6.4%	$55,592	34,343	4.0%	$60,422	8.7%	1,167
Maysville Marketsquare	381 Market Square Drive	Maysville	KY	41056-8721	4,023	7.8%	$35,866	4,171	3.7%	$39,824	11.0%	142
Memphis Retail Center	4330 Winchester Road	Memphis	TN	38118-6243	24,917	-3.6%	$35,755	24,590	-1.3%	$36,965	3.4%	881
Country Club Center	3301 Southern Boulevard SE	Rio Rancho	NM	87124-2085	27,036	51.9%	$59,300	32,099	18.7%	$64,009	7.9%	956
Rainbow Promenade	2201 N Rainbow Boulevard	Las Vegas	NV	89108-7054	70,252	5.5%	$53,563	72,694	3.5%	$57,134	6.7%	2,485
Olympia West Center	1530 Black Lake Boulevard SW	Olympia	WA	98502-5612	18,757	8.1%	$49,893	19,735	5.2%	$54,570	9.4%	663
Frontier Village	621 SR Nine	Lake Stevens	WA	98258-8525	13,388	28.3%	$77,824	14,952	11.7%	$86,140	10.7%	474
Palmdale Center	222 East Palmdale Boulevard	Palmdale	CA	93550-4515	19,397	16.4%	$47,602	21,058	8.6%	$52,731	10.8%	686
Brookvale Center	35820 Fremont Boulevard	Fremont	CA	94536-3422	60,296	-0.9%	$90,471	61,201	1.5%	$99,434	9.9%	2,133
Bear Creek Plaza	990 Biddle Road	Medford	OR	97504-6118	31,216	15.3%	$42,929	33,639	7.8%	$46,374	8.0%	1,104
Silverdale	10406 Silverdale Way NW	Silverdale	WA	98383-9462	13,262	4.1%	$62,050	13,613	2.7%	$67,632	9.0%	469
Milwaukie Marketplace	10830 SE Oak Street	Milwaukie	OR	97222-6694	45,916	2.7%	$52,159	47,098	2.6%	$56,878	9.0%	1,624
Powell Valley Junction	19201 SE Division Street	Gresham	OR	97030-5227	48,774	13.0%	$47,468	52,013	6.6%	$51,101	7.7%	1,725
Manteca Marketplace	1245 West Yosemite Avenue	Manteca	CA	95337-5125	24,172	32.1%	$57,697	27,698	14.6%	$63,161	9.5%	855
North County Plaza	1834 Marron Road	Carlsbad	CA	92008-1172	36,835	3.2%	$58,035	38,328	4.1%	$64,877	11.8%	1,303
Vineyards Marketplace	11358 Kenyon Way	Rancho Cucamonga	CA	91701-9231	38,490	38.3%	$84,186	44,533	15.7%	$94,215	11.9%	1,361
Shops at Bakersfield	4949 Buckley Way	Bakersfield	CA	93309-4881	53,693	13.5%	$44,841	58,597	9.1%	$48,830	8.9%	1,899
Southpointe Plaza	6251 Mack Road	Sacramento	CA	95823-4667	50,193	8.5%	$48,603	53,276	6.1%	$54,031	11.2%	1,775
Mineral King	4207 West Mineral King Avenue	Visalia	CA	93277-1633	31,246	25.0%	$49,049	35,092	12.3%	$54,508	11.1%	1,105
Creekside Center	31049 Mission Boulevard	Hayward	CA	94544-7601	36,686	0.8%	$78,506	37,531	2.3%	$86,838	10.6%	1,298
Panther Lake	20518 108th Avenue SE	Kent	WA	98031-1542	30,448	7.0%	$65,374	31,749	4.3%	$70,698	8.1%	1,077
Fashion Faire Place	15100 Hesperian Boulevard	San Leandro	CA	94579-3600	62,334	-4.4%	$63,054	62,136	-0.3%	$68,773	9.1%	2,205
Pacific Commons	17002 Pacific Avenue South	Spanaway	WA	98387-8253	16,444	14.1%	$57,632	17,694	7.6%	$63,260	9.8%	582
North Mountain Village	3409 West Thunderbird Road	Phoenix	AZ	85053-5651	56,074	5.1%	$50,095	59,178	5.5%	$53,772	7.3%	1,983
Mountain Square	250 South Mountain Avenue	Upland	CA	91786-7000	55,511	2.6%	$50,296	57,930	4.4%	$56,335	12.0%	1,963
Blaine International Center	1733 H Street	Blaine	WA	98230-5156	2,275	28.9%	$49,609	2,537	11.5%	$56,563	14.0%	80
Oregon Trail	2101 NE Burnside Road	Gresham	OR	97030-7994	36,259	17.8%	$55,987	39,331	8.5%	$60,586	8.2%	1,282
Hood River	1867 12th Street	Hood River	OR	97031-9536	5,323	8.4%	$49,516	5,585	4.9%	$55,652	12.4%	188
Hermiston Plaza	990 South Highway 395	Hermiston	OR	97838-2623	7,315	11.8%	$42,671	7,764	6.1%	$45,035	5.5%	259
Mira Loma	3310 South McCarran Boulevard	Reno	NV	89502-6442	19,174	10.3%	$44,260	20,463	6.7%	$47,566	7.5%	678

Property Name	Address	City	State	Zip Code	2010 Households	Household Growth 2000-2010	2010 Median HH Income	2015 Households	Household Growth 2010-2015	2015 Median Household Income	Median Household Income Growth 2010-2015	2010 Household Density
River Oaks	24235 Magic Mountain Parkway	Valencia	CA	91355-3401	29,039	28.9%	$96,819	31,141	7.2%	$105,712	9.2%	1,027
Preston Lebanon Crossing	Preston Road	Frisco	TX	75034	31,218	122.0%	$94,021	38,042	21.9%	$99,101	5.4%	1,104
Little Brier Creek	10251 Little Briar Creek Lane	Raleigh	NC	27617-4268	8,168	128.6%	$87,868	9,384	14.9%	$93,990	7.0%	289
Gardens on Havana	South Havana Street	Aurora	CO	80012	76,950	5.4%	$46,042	80,815	5.0%	$47,230	2.6%	2,722
North Reno Plaza	1901 Silverada Boulevard	Reno	NV	89512-2134	44,401	7.6%	$38,133	47,058	6.0%	$40,314	5.7%	1,570
Troutdale Market Center	3240 South Troutdale Road	Troutdale	OR	97060-9403	26,724	21.2%	$56,100	28,781	7.7%	$59,550	6.1%	945
Silverdale Plaza	2850 NW Bucklin Hill Road	Silverdale	WA	98383-8513	12,232	1.3%	$65,414	12,280	0.4%	$70,371	7.6%	433
Country Fair	12059 Central Avenue	Chino	CA	91710-1908	50,055	9.8%	$59,382	53,433	6.8%	$65,043	9.5%	1,770
Date Palm Center	35-780 Date Palm Drive	Cathedral City	CA	92234-6653	20,553	19.6%	$54,220	23,237	13.1%	$60,639	11.8%	727
Fire Mountain Center	2598 Vista Way	Oceanside	CA	92054-6173	40,977	2.5%	$59,215	42,578	3.9%	$65,446	10.5%	1,449
Fullerton Town Center	1100 South Harbor Boulevard	Fullerton	CA	92832-3029	67,397	3.2%	$55,673	69,472	3.1%	$60,266	8.2%	2,384
Gardena Gateway Center	1208 West Redondo Beach Blvd	Gardena	CA	90247-3411	75,116	2.7%	$46,944	77,049	2.6%	$50,220	7.0%	2,657
Sam’s Club-Downey	11111 Florence Avenue	Downey	CA	90241-3141	63,547	1.3%	$59,789	64,818	2.0%	$65,080	8.8%	2,248
Vermont-Slauson	5850 South Vermont Avenue	Los Angeles	CA	90044-3712	130,285	3.0%	$32,347	133,856	2.7%	$35,276	9.1%	4,608
Angel’s Camp Town Center	260 South Main Street	Angels Camp	CA	95222	1,640	13.6%	$48,596	1,756	7.1%	$55,190	13.6%	58
Blossom Valley Plaza	2900 Geer Road	Turlock	CA	95382-1142	24,990	25.4%	$49,998	27,465	9.9%	$55,450	10.9%	884
Canal Farms	1337 East Pacheco Boulevard	Los Banos	CA	93635-4335	11,397	42.9%	$60,333	12,964	13.8%	$67,219	11.4%	403
Caughlin Ranch	3310 South Mccarran Boulevard	Reno	NV	89502-6442	19,081	11.0%	$45,354	20,339	6.6%	$48,073	6.0%	675
Cobblestone	110 Hartnell Avenue	Redding	CA	96002-1842	26,463	12.5%	$40,781	28,123	6.3%	$43,757	7.3%	936
Commonwealth Square	715 East Bidwell Street	Folsom	CA	95630-3341	26,443	24.0%	$91,093	29,291	10.8%	$101,176	11.1%	935
Country Gables	6845 Douglas Boulevard	Granite Bay	CA	95746-6258	9,386	9.1%	$111,544	10,488	11.7%	$121,182	8.6%	332
Eagle Station	3701 South Carson Street	Carson City	NV	89701-5534	10,371	1.3%	$53,907	10,386	0.1%	$58,792	9.1%	367
Eastridge Plaza	50 West Olive Avenue	Porterville	CA	93257-4750	17,055	6.8%	$37,277	17,931	5.1%	$40,222	7.9%	603
Elko Junction	2511 Mountain City Highway	Elko	NV	89801-4496	6,554	1.7%	$62,440	6,676	1.9%	$67,986	8.9%	232
Elverta Crossing	8049 Watt Avenue	Antelope	CA	95843-9101	26,801	14.7%	$62,643	29,356	9.5%	$67,941	8.5%	948
Heritage Park	270 Sunset Avenue	Suisun City	CA	94585-1766	30,763	4.9%	$63,805	31,897	3.7%	$68,986	8.1%	1,088
Heritage Place	110 East Cross Avenue	Tulare	CA	93274-2850	18,068	23.5%	$43,986	19,901	10.2%	$47,200	7.3%	639
Kmart-Sacramento	5200 Stockton Boulevard	Sacramento	CA	95820-5455	56,428	0.6%	$40,687	59,026	4.6%	$43,908	7.9%	1,996
Mission Ridge	1187 South Main Street	Manteca	CA	95337-5747	22,911	34.1%	$58,750	26,048	13.7%	$63,368	7.9%	810
Northridge	4840 San Juan Avenue	Fair Oaks	CA	95628-4719	53,366	0.7%	$57,988	55,905	4.8%	$62,892	8.5%	1,887
Park Place	4300 Sonoma Boulevard	Vallejo	CA	94589-2200	31,431	4.1%	$59,863	32,208	2.5%	$64,822	8.3%	1,112
Pine Creek	692 Freeman Lane	Grass Valley	CA	95949-9616	9,264	4.8%	$40,144	9,554	3.1%	$42,658	6.3%	328
Plaza 580	4408 Las Positas Road	Livermore	CA	94551-9593	22,758	10.1%	$92,576	24,028	5.6%	$99,833	7.8%	805
Sky Park Plaza	2485 Notre Dame Blvd Suite 200	Chico	CA	95928-7165	16,252	13.5%	$42,194	17,291	6.4%	$45,931	8.9%	575
Ukiah Crossroads	1315 North State Street	Ukiah	CA	95482-3419	8,605	-1.4%	$44,555	8,618	0.2%	$47,184	5.9%	304
Victorian Walk	3795 West Shields Avenue	Fresno	CA	93722-5247	35,929	11.2%	$43,101	38,400	6.9%	$46,286	7.4%	1,271
West Town	1125 West Winnemucca Boulevard	Winnemucca	NV	89445-3636	3,602	14.9%	$61,262	3,840	6.6%	$65,548	7.0%	127
Yreka Juncion	1840 Fort Jones Road	Yreka	CA	96097-9531	3,590	6.2%	$34,618	3,711	3.4%	$37,862	9.4%	127
La Verne Towne Center	2340 Foothill Boulevard	La Verne	CA	91750-3026	36,227	6.2%	$74,197	37,690	4.0%	$82,131	10.7%	1,281
Gresham Town Fair	300 NW Eastman Parkway	Gresham	OR	97030-7250	45,926	17.6%	$52,575	49,050	6.8%	$56,002	6.5%	1,624
Chico Crossroads	2031 Whitman Avenue #2	Chico	CA	95928-6773	24,539	10.4%	$37,497	25,860	5.4%	$41,320	10.2%	868
Monterey Plaza	951 Blossom Hill Road	San Jose	CA	95123-1203	68,514	7.4%	$93,262	71,579	4.5%	$98,501	5.6%	2,423
Melrose Village Plaza	1601 South Melrose Drive	Vista	CA	92081-5471	35,500	8.5%	$63,498	37,572	5.8%	$69,930	10.1%	1,256
Vineyard Village	2415 South Vineyard Avenue	Ontario	CA	91761-6479	22,820	7.9%	$64,269	24,243	6.2%	$70,084	9.0%	807
Vineyard Village East	2401 South Vineyard Avenue	Ontario	CA	91761-6470	22,886	7.9%	$64,206	24,310	6.2%	$70,020	9.1%	809
Cheyenne Commons	3021 North Rainbow Boulevard	Las Vegas	NV	89108-4577	65,970	8.0%	$59,947	71,703	8.7%	$64,083	6.9%	2,333
Sahara Pavilion North	4610 West Sahara Avenue	Las Vegas	NV	89102-3796	57,973	-2.3%	$42,642	60,542	4.4%	$44,790	5.0%	2,050
Sahara Pavilion South	2640 South Decatur Boulevard	Las Vegas	NV	89102-8519	56,777	-2.3%	$43,399	59,295	4.4%	$45,576	5.0%	2,008
Green Valley Town & Country	2851 North Green Valley Pkwy	Henderson	NV	89014-0402	54,696	10.7%	$59,213	59,445	8.7%	$63,271	6.9%	1,934
Winterwood Pavilion	4610 West Sahara Avenue	Las Vegas	NV	89102-3796	57,973	-2.3%	$42,642	60,542	4.4%	$44,790	5.0%	2,050
Sunset Square	1001 E Sunset Drive	Bellingham	WA	98226-3510	28,729	20.1%	$42,574	30,920	7.6%	$45,233	6.2%	1,016
Tanasbourne Village	2021 NW 185th Avenue	Hillsboro	OR	97124-7073	48,979	30.6%	$64,717	53,785	9.8%	$67,974	5.0%	1,732
Olympia Square	3520 Pacific Avenue SE	Olympia	WA	98501-2121	28,387	15.9%	$52,970	30,435	7.2%	$57,156	7.9%	1,004
Canyon Ridge Plaza	26117 104th Avenue SE	Kent	WA	98030-7674	33,664	9.4%	$57,287	35,193	4.5%	$61,112	6.7%	1,191
Maysville Marketsquare	381 Market Square Drive	Maysville	KY	41056-8721	4,024	9.0%	$36,826	4,158	3.3%	$40,027	8.7%	142
Memphis Retail Center	4330 Winchester Road	Memphis	TN	38118-6243	24,250	-5.3%	$36,209	23,649	-2.5%	$36,637	1.2%	858
Country Club Center	3301 Southern Boulevard SE	Rio Rancho	NM	87124-2085	27,498	55.2%	$61,415	31,805	15.7%	$65,521	6.7%	973
Rainbow Promenade	2201 N Rainbow Boulevard	Las Vegas	NV	89108-7054	69,399	4.0%	$54,938	74,439	7.3%	$58,692	6.8%	2,454
Olympia West Center	1530 Black Lake Boulevard SW	Olympia	WA	98502-5612	19,092	9.8%	$51,509	20,113	5.4%	$55,295	7.4%	675
Frontier Village	621 SR Nine	Lake Stevens	WA	98258-8525	13,832	31.3%	$79,871	15,246	10.2%	$87,952	10.1%	489
Palmdale Center	222 East Palmdale Boulevard	Palmdale	CA	93550-4515	19,339	16.3%	$48,436	20,772	7.4%	$52,151	7.7%	684
Brookvale Center	35820 Fremont Boulevard	Fremont	CA	94536-3422	61,846	2.2%	$92,249	63,356	2.4%	$100,288	8.7%	2,187
Bear Creek Plaza	990 Biddle Road	Medford	OR	97504-6118	31,061	15.3%	$42,290	33,068	6.5%	$44,265	4.7%	1,099
Silverdale	10406 Silverdale Way NW	Silverdale	WA	98383-9462	12,778	1.2%	$63,525	12,820	0.3%	$68,324	7.6%	452
Milwaukie Marketplace	10830 SE Oak Street	Milwaukie	OR	97222-6694	46,065	3.9%	$54,067	47,143	2.3%	$58,401	8.0%	1,629
Powell Valley Junction	19201 SE Division Street	Gresham	OR	97030-5227	49,050	14.7%	$48,648	51,990	6.0%	$51,521	5.9%	1,735
Manteca Marketplace	1245 West Yosemite Avenue	Manteca	CA	95337-5125	24,474	33.7%	$59,410	27,821	13.7%	$64,049	7.8%	866
North County Plaza	1834 Marron Road	Carlsbad	CA	92008-1172	36,468	2.7%	$59,709	37,914	4.0%	$65,997	10.5%	1,290
Vineyards Marketplace	11358 Kenyon Way	Rancho Cucamonga	CA	91701-9231	38,274	39.0%	$84,285	42,769	11.7%	$92,812	10.1%	1,354
Shops at Bakersfield	4949 Buckley Way	Bakersfield	CA	93309-4881	54,256	14.8%	$44,972	59,493	9.7%	$47,831	6.4%	1,919
Southpointe Plaza	6251 Mack Road	Sacramento	CA	95823-4667	51,497	10.3%	$49,399	55,394	7.6%	$53,989	9.3%	1,821
Mineral King	4207 West Mineral King Avenue	Visalia	CA	93277-1633	32,277	29.2%	$51,246	35,672	10.5%	$56,146	9.6%	1,142
Creekside Center	31049 Mission Boulevard	Hayward	CA	94544-7601	37,933	4.5%	$80,848	39,182	3.3%	$88,422	9.4%	1,342
Panther Lake	20518 108th Avenue SE	Kent	WA	98031-1542	31,188	9.8%	$66,931	32,646	4.7%	$71,364	6.6%	1,103
Fashion Faire Place	15100 Hesperian Boulevard	San Leandro	CA	94579-3600	62,862	-3.5%	$64,390	62,821	-0.1%	$69,207	7.5%	2,223
Pacific Commons	17002 Pacific Avenue South	Spanaway	WA	98387-8253	16,960	16.8%	$59,413	18,086	6.6%	$64,398	8.4%	600
North Mountain Village	3409 West Thunderbird Road	Phoenix	AZ	85053-5651	55,479	3.8%	$51,407	59,301	6.9%	$54,334	5.7%	1,962
Mountain Square	250 South Mountain Avenue	Upland	CA	91786-7000	55,734	3.4%	$50,371	58,157	4.4%	$54,806	8.8%	1,971
Blaine International Center	1733 H Street	Blaine	WA	98230-5156	2,408	34.1%	$51,138	2,679	11.3%	$57,009	11.5%	85
Oregon Trail	2101 NE Burnside Road	Gresham	OR	97030-7994	37,032	20.4%	$57,096	39,839	7.6%	$60,403	5.8%	1,310
Hood River	1867 12th Street	Hood River	OR	97031-9536	5,486	11.8%	$50,741	5,744	4.7%	$56,147	10.7%	194
Hermiston Plaza	990 South Highway 395	Hermiston	OR	97838-2623	7,499	15.0%	$45,385	7,933	5.8%	$47,971	5.7%	265
Mira Loma	3310 South McCarran Boulevard	Reno	NV	89502-6442	19,081	11.0%	$45,354	20,339	6.6%	$48,073	6.0%	675

A:39

Property Name	Address	City	State	Zip Code	2009 Households	Household Growth 2000-2009	2009 Median Household Income	2014 Households	Household Growth 2009-2014	2014 Median Household Income	Median Household Income Growth 2009-2014	2009 Household Density
Sunset Mall	13485 NW Cornell Road	Portland	OR	97229-5819	44,219	17.6%	$64,291	48,164	8.9%	$69,269	7.7%	1,564
Sandy Marketplace	36701 Highway 26	Sandy	OR	97055-7211	5,823	39.2%	$56,309	6,678	14.7%	$59,754	6.1%	206
Southgate	10319 SE 82nd Avenue	Portland	OR	97266-7309	46,278	8.2%	$51,672	48,480	4.8%	$56,565	9.5%	1,637
Oregon City	1900 Mclouglin Boulevard	Oregon City	OR	97045-1086	29,763	11.4%	$60,568	31,703	6.5%	$65,094	7.5%	1,053
Marina Village	5922 Edinger Avenue	Huntington Beach	CA	92649-1706	53,994	0.8%	$72,488	55,406	2.6%	$79,995	10.4%	1,910
Auburn North	1347 Auburn Way North	Auburn	WA	98002-4110	24,461	12.8%	$54,475	26,059	6.5%	$59,694	9.6%	865
Olympia Place	1201 Locust Street	Walnut Creek	CA	94596-4509	43,369	2.0%	$79,359	44,845	3.4%	$86,020	8.4%	1,534
Rancho Las Palmas	42424 Bob Hope Drive	Rancho Mirage	CA	92270-4470	19,890	16.2%	$56,889	22,094	11.1%	$62,988	10.7%	703
Canyon Square Plaza	27631 Bouquet Canyon Road	Santa Clarita	CA	91350-1793	27,446	20.6%	$96,746	29,992	9.3%	$109,363	13.0%	971
Cable Park	8861 Greenback Lane	Orangevale	CA	95662-4058	35,530	-0.5%	$70,858	36,392	2.4%	$77,431	9.3%	1,257
Shops at Lincoln School	1801 H Street	Modesto	CA	95354-1221	46,671	-1.0%	$43,359	47,962	2.8%	$47,067	8.6%	1,651
North Coast Health Center	134 North El Camino Real	Encinitas	CA	92024-2801	28,632	9.3%	$89,653	30,390	6.1%	$99,446	10.9%	1,013
Dublin	7886 Dublin Boulevard	Dublin	CA	94568-2924	27,051	26.9%	$102,012	30,355	12.2%	$112,617	10.4%	957
Sycamore Plaza	1131 N State College Boulevard	Anaheim	CA	92806-2704	60,609	-0.3%	$54,430	61,844	2.0%	$60,095	10.4%	2,144
Granary Square	27760 McBean Parkway	Valencia	CA	91354-1430	22,557	31.0%	$99,317	25,262	12.0%	$111,566	12.3%	798
Glenbrook	8700 La Riviera Drive	Sacramento	CA	95826-1808	48,153	1.7%	$53,988	49,938	3.7%	$59,031	9.3%	1,703
East Burnside Plaza	5544 East Burnside Street	Portland	OR	97215-1259	85,775	1.9%	$49,969	87,544	2.1%	$54,820	9.7%	3,034
Menlo Park	12335 NE Glisan Street	Portland	OR	97230-2118	60,190	7.0%	$44,763	62,708	4.2%	$47,825	6.8%	2,129
Rockwood Plaza	2400 SE 182nd Avenue	Portland	OR	97233-5612	49,677	13.3%	$47,290	52,998	6.7%	$50,835	7.5%	1,757
Gateway	13314 Bothell Everett Highway	Mill Creek	WA	98012-5509	48,092	25.1%	$64,334	53,427	11.1%	$69,915	8.7%	1,701
Brookhurst Center	915 South Brookhurst Street	Anaheim	CA	92804-4304	81,481	-0.6%	$52,404	82,961	1.8%	$58,049	10.8%	2,882
Canby Square	1025 SW First Avenue	Canby	OR	97013-3827	7,311	21.3%	$57,740	7,997	9.4%	$62,924	9.0%	259
Garrison Square	8000 East Mill Plain Boulevard	Vancouver	WA	98664-2002	36,477	13.7%	$44,697	39,373	7.9%	$47,576	6.4%	1,290
Bixby Hacienda Plaza	17120 Colima Road	Hacienda Heights	CA	91745-6768	38,272	4.6%	$67,650	39,920	4.3%	$74,410	10.0%	1,354
Sunset Esplanade	2525 SE Tualatin Valley Hwy	Hillsboro	OR	97123-7935	26,482	30.2%	$64,985	29,806	12.6%	$70,340	8.2%	937
Decatur Meadows	320 South Decatur Boulevard	Las Vegas	NV	89107-2804	63,135	1.3%	$43,122	64,247	1.8%	$45,057	4.5%	2,233
Larwin Square	550 East First Street	Tustin	CA	92780-3313	61,897	5.7%	$67,784	64,659	4.5%	$74,592	10.0%	2,189
Gordon Ranch	2569 Chino Hills Parkway	Chino Hills	CA	91709-5120	21,211	1.6%	$101,517	21,984	3.6%	$115,725	14.0%	750
Pavilions Place	16400 Beach Boulevard	Westminster	CA	92683-7858	71,134	1.3%	$71,865	73,163	2.9%	$79,459	10.6%	2,516
Oceanside Crossing	1737 Oceanside Boulevard	Oceanside	CA	92054-3453	32,574	3.2%	$52,659	33,841	3.9%	$59,520	13.0%	1,152
Del Norte Plaza	330 West El Norte Parkway	Escondido	CA	92026-1925	45,109	7.1%	$53,875	47,503	5.3%	$60,398	12.1%	1,595
Anaheim Plaza	530 North Euclid Avenue	Anaheim	CA	92801-5510	77,185	0.0%	$51,244	78,835	2.1%	$56,992	11.2%	2,730
Foothill Marketplace	12689 Foothill Boulevard	Rancho Cucamonga	CA	91739-9318	26,735	50.5%	$84,824	31,597	18.2%	$95,193	12.2%	946
Palomar Village	30520 Rancho California Road	Temecula	CA	92591-3282	27,425	54.2%	$84,246	32,855	19.8%	$95,021	12.8%	970
Bel Air Village	8435 Elk Grove Florin Road	Elk Grove	CA	95624-9518	32,448	36.8%	$76,989	37,241	14.8%	$85,911	11.6%	1,148
Laguna Park Village	6628 Laguna Boulevard	Elk Grove	CA	95758-5264	42,115	58.9%	$81,139	50,552	20.0%	$90,444	11.5%	1,490
Emerald Place	Hacienda Drive	Dublin	CA	94568	32,499	29.2%	$105,679	36,622	12.7%	$116,216	10.0%	1,149
Alamosa Plaza	2885 East Desert Inn Road	Las Vegas	NV	89121-3603	85,102	-5.5%	$35,882	83,778	-1.6%	$38,097	6.2%	3,010
Renaissance West	4001 South Decatur Boulevard	Las Vegas	NV	89103-5860	54,323	-2.3%	$43,195	54,503	0.3%	$45,329	4.9%	1,921
Harbor Towne Center	32199 SR 20	Oak Harbor	WA	98277-3774	10,596	18.8%	$48,718	11,526	8.8%	$54,189	11.2%	375
Jess Ranch Marketplace	Bear Valley Road	Apple Valley	CA	92308	16,616	38.2%	$56,565	19,278	16.0%	$63,091	11.5%	588
Gateway Station	McAlister Road	Burleson	TX	76028	14,220	58.9%	$55,502	17,070	20.0%	$59,193	6.7%	503
Land-Westover Square	Ingram Road	San Antonio	TX	78228	30,682	26.7%	$45,486	34,312	11.8%	$48,323	6.2%	1,085
Phillips Crossing	Sand Lake Road	Orlando	FL	32819	13,750	15.4%	$69,833	14,999	9.1%	$74,020	6.0%	486
Milestone Plaza	3619 Pelham Road	Greenville	SC	29615-5002	19,644	23.5%	$66,370	21,838	11.2%	$69,871	5.3%	695
Shoppes at Quail Roost	2001 SW 127th Avenue	Miami	FL	33175	54,501	8.7%	$54,214	57,736	5.9%	$60,296	11.2%	1,928
Coral Reef	14965 South Dixie Highway	Palmetto Bay	FL	33157-7929	29,417	-2.4%	$79,582	29,750	1.1%	$87,064	9.4%	1,040
Land-River Green II	Highway 20	Canton	GA		12,286	89.8%	$70,985	15,501	26.2%	$73,361	3.3%	435
Lorton Station Marketplace	Lorton Market Street	Lorton	VA	22079	16,949	23.1%	$90,965	18,624	9.9%	$102,916	13.1%	599
Lorton Station Town Center	Lorton Station Boulevard	Lorton	VA	22079	17,571	20.4%	$98,163	19,098	8.7%	$112,880	15.0%	621
Speedway Plaza	290 Turnpike Road	Westborough	MA	01581-2843	11,114	3.7%	$91,140	11,299	1.7%	$101,802	11.7%	393
Sutton Square	6325 Falls of Neuse Road	Raleigh	NC	27615-6809	37,288	22.6%	$56,663	41,764	12.0%	$59,000	4.1%	1,319
Mendocino Crossings	Ford Road	Ukiah	CA	95482	8,367	-1.2%	$43,428	8,453	1.0%	$46,685	7.5%	296
Melville	834 Walt Whitman Road	Melville	NY	11747-2214	17,748	5.1%	$103,988	18,079	1.9%	$115,575	11.1%	628
Golden Hills Promenade	Golden Hills Road	Paso Robles	CA	93446	10,617	23.5%	$53,800	11,782	11.0%	$60,516	12.5%	375
First Street Village	2160 McGregor Boulevard	Fort Myers	FL	33901-3417	23,716	21.6%	$35,146	26,618	12.2%	$38,721	10.2%	839
Augusta Center	6220 US Highway Six	Portage	IN	46368-5057	17,385	13.3%	$53,955	18,536	6.6%	$56,546	4.8%	615
Red Bank Village	Red Bank Road	Cincinnati	OH	45227	37,896	-1.1%	$52,710	37,701	-0.5%	$57,947	9.9%	1,340
Tanasbourne Market	19200 NW Cornell Road	Hillsboro	OR	97124-9231	47,055	29.1%	$63,273	52,838	12.3%	$67,446	6.6%	1,664
State Street Crossing	Michigan Avenue	Pittsfield	MI	48108	7,085	25.5%	$95,279	7,761	9.5%	$101,220	6.2%	251
Westwood Village	32858 FM 2978 Road	Magnolia	TX	77354	11,749	141.2%	$125,639	15,210	29.5%	$137,760	9.6%	416
Bath	One Chandler Drive	Bath	ME	04530-1522	3,014	1.6%	$46,420	3,015	0.0%	$50,835	9.5%	107
Riverside Plaza	350 Winchester Street	Keene	NH	03431-3936	9,091	2.1%	$45,069	9,197	1.2%	$48,708	8.1%	322
Key Road Plaza	63 Key Road	Keene	NH	03431-3925	9,069	2.1%	$45,020	9,178	1.2%	$48,652	8.1%	321
Meridian Town Center	16120 Meridian East	Puyallup	WA	98375-6200	24,095	48.8%	$71,759	28,158	16.9%	$79,581	10.9%	852
Mukilteo Speedway Center	13619 Mukilteo Speedway	Lynnwood	WA	98087-1626	44,883	24.4%	$57,403	49,747	10.8%	$62,214	8.4%	1,587
Rainer Square Plaza	3820 Rainier Avenue South	Seattle	WA	98118-1159	41,886	9.9%	$51,327	44,105	5.3%	$56,532	10.1%	1,481
South Hill Center	4102 Meridian Street South	Puyallup	WA	98373-5962	28,000	19.8%	$64,583	30,595	9.3%	$70,514	9.2%	990
Clackamas Square	11310 SE 82nd Avenue	Portland	OR	97086-7637	44,685	8.5%	$52,867	46,882	4.9%	$57,681	9.1%	1,580
Raleigh Hills Plaza	7280 SW Beaverton Hillsdale	Portland	OR	97225-2008	44,341	4.0%	$59,085	45,898	3.5%	$63,457	7.4%	1,568
Webster Plaza	70 Worcester Road	Webster	MA	01570-2158	10,807	2.5%	$52,641	10,950	1.3%	$58,530	11.2%	382
Oaktree Plaza	11575-11585 US Highway One	North Palm Beach	FL	33408-3033	23,575	16.2%	$63,290	25,773	9.3%	$68,499	8.2%	834
Midpoint Center	2522 Santa Barbara Boulevard	Cape Coral	FL	33914-4483	33,728	52.6%	$55,292	40,445	19.9%	$61,546	11.3%	1,193
Land-Creedmoor/Crabtree Valley	Crabtree Valley Avenue	Raleigh	NC	27612	34,729	37.1%	$63,369	40,300	16.0%	$65,761	3.8%	1,228
Freeport Commerce Center	9155 Sterling Street	Irving	TX	75063-2436	7,269	16.9%	$92,664	7,845	7.9%	$96,584	4.2%	257
Midpoint I-20	3751 New York Avenue	Arlington	TX	76014-4404	41,483	9.5%	$51,459	44,014	6.1%	$54,909	6.7%	1,467
Hopewell	1201 Old Hopwell Boulevard	Tampa	FL	33619-2608	15,898	24.5%	$42,677	17,788	11.9%	$46,349	8.6%	562
Galleria	1848 Galleria Boulevard	Charlotte	NC	28270-2475	28,202	18.3%	$60,582	31,026	10.0%	$62,730	3.5%	997
Charleston Commons	41 North Nellis Boulevard	Las Vegas	NV	89110-5330	65,537	6.2%	$45,249	67,668	3.3%	$48,338	6.8%	2,318
Lakeland Industrial Park I	2125 Interstate Drive	Lakeland	FL	33805-2353	21,005	11.6%	$33,131	22,647	7.8%	$36,263	9.5%	743
North Loop West 1919	1919 North Loop West	Houston	TX	77008-1374	47,922	10.6%	$45,332	51,137	6.7%	$48,429	6.8%	1,695
Middle Creek Commons	7281 North Carolina Highway 42	Raleigh	NC	27603-7386	5,151	40.7%	$66,345	5,995	16.4%	$71,183	7.3%	182
Kulpsville Village Center	Sumneytown Pike	Kulpsville	PA	19443	19,894	5.7%	$78,876	20,452	2.8%	$87,123	10.5%	704

Property Name	Address	City	State	Zip Code	2010 Households	Household Growth 2000-2010	2010 Median HH Income	2015 Households	Household Growth 2010-2015	2015 Median Household Income	Median Household Income Growth 2010-2015	2010 Household Density
Sunset Mall	13485 NW Cornell Road	Portland	OR	97229-5819	45,333	20.2%	$65,963	48,829	7.7%	$69,969	6.1%	1,603
Sandy Marketplace	36701 Highway 26	Sandy	OR	97055-7211	5,789	37.9%	$58,246	6,359	9.9%	$61,644	5.8%	205
Southgate	10319 SE 82nd Avenue	Portland	OR	97266-7309	46,359	8.9%	$53,362	48,347	4.3%	$57,688	8.1%	1,640
Oregon City	1900 Mclouglin Boulevard	Oregon City	OR	97045-1086	29,932	12.8%	$62,621	31,651	5.7%	$66,761	6.6%	1,059
Marina Village	5922 Edinger Avenue	Huntington Beach	CA	92649-1706	53,689	0.6%	$73,816	54,844	2.2%	$80,171	8.6%	1,899
Auburn North	1347 Auburn Way North	Auburn	WA	98002-4110	24,471	14.2%	$56,846	25,889	5.8%	$60,909	7.1%	865
Olympia Place	1201 Locust Street	Walnut Creek	CA	94596-4509	42,793	2.5%	$81,340	44,367	3.7%	$86,584	6.4%	1,513
Rancho Las Palmas	42424 Bob Hope Drive	Rancho Mirage	CA	92270-4470	19,461	14.4%	$56,648	21,751	11.8%	$61,019	7.7%	688
Canyon Square Plaza	27631 Bouquet Canyon Road	Santa Clarita	CA	91350-1793	29,465	29.4%	$98,566	31,875	8.2%	$109,867	11.5%	1,042
Cable Park	8861 Greenback Lane	Orangevale	CA	95662-4058	35,408	-0.5%	$71,945	36,937	4.3%	$78,580	9.2%	1,252
Shops at Lincoln School	1801 H Street	Modesto	CA	95354-1221	46,954	-0.9%	$43,760	48,367	3.0%	$46,527	6.3%	1,661
North Coast Health Center	134 North El Camino Real	Encinitas	CA	92024-2801	29,497	12.6%	$91,548	31,507	6.8%	$100,630	9.9%	1,043
Dublin	7886 Dublin Boulevard	Dublin	CA	94568-2924	26,677	24.7%	$104,284	29,015	8.8%	$112,182	7.6%	944
Sycamore Plaza	1131 N State College Boulevard	Anaheim	CA	92806-2704	62,463	2.5%	$55,837	64,348	3.0%	$60,438	8.2%	2,209
Granary Square	27760 McBean Parkway	Valencia	CA	91354-1430	23,663	38.0%	$100,072	25,636	8.3%	$109,789	9.7%	837
Glenbrook	8700 La Riviera Drive	Sacramento	CA	95826-1808	48,237	1.6%	$54,899	50,661	5.0%	$59,419	8.2%	1,706
East Burnside Plaza	5544 East Burnside Street	Portland	OR	97215-1259	86,937	3.7%	$51,562	88,645	2.0%	$55,926	8.5%	3,075
Menlo Park	12335 NE Glisan Street	Portland	OR	97230-2118	60,752	8.5%	$45,824	63,166	4.0%	$48,104	5.0%	2,149
Rockwood Plaza	2400 SE 182nd Avenue	Portland	OR	97233-5612	50,283	14.9%	$48,408	53,337	6.1%	$51,148	5.7%	1,778
Gateway	13314 Bothell Everett Highway	Mill Creek	WA	98012-5509	48,498	26.5%	$65,782	52,632	8.5%	$69,884	6.2%	1,715
Brookhurst Center	915 South Brookhurst Street	Anaheim	CA	92804-4304	82,914	1.4%	$53,673	85,080	2.6%	$58,205	8.4%	2,932
Canby Square	1025 SW First Avenue	Canby	OR	97013-3827	7,462	23.0%	$60,254	8,128	8.9%	$64,584	7.2%	264
Garrison Square	8000 East Mill Plain Boulevard	Vancouver	WA	98664-2002	37,133	15.4%	$45,335	39,963	7.6%	$47,328	4.4%	1,313
Bixby Hacienda Plaza	17120 Colima Road	Hacienda Heights	CA	91745-6768	37,379	2.7%	$69,653	38,342	2.6%	$75,818	8.9%	1,322
Sunset Esplanade	2525 SE Tualatin Valley Hwy	Hillsboro	OR	97123-7935	26,827	33.5%	$66,741	29,566	10.2%	$71,879	7.7%	949
Decatur Meadows	320 South Decatur Boulevard	Las Vegas	NV	89107-2804	62,009	-0.7%	$44,677	65,230	5.2%	$46,987	5.2%	2,193
Larwin Square	550 East First Street	Tustin	CA	92780-3313	61,742	6.0%	$69,346	63,605	3.0%	$74,838	7.9%	2,184
Gordon Ranch	2569 Chino Hills Parkway	Chino Hills	CA	91709-5120	21,990	5.5%	$102,009	23,134	5.2%	$113,604	11.4%	778
Pavilions Place	16400 Beach Boulevard	Westminster	CA	92683-7858	71,352	1.4%	$73,194	73,173	2.6%	$79,974	9.3%	2,524
Oceanside Crossing	1737 Oceanside Boulevard	Oceanside	CA	92054-3453	33,084	3.0%	$53,848	34,426	4.1%	$60,160	11.7%	1,170
Del Norte Plaza	330 West El Norte Parkway	Escondido	CA	92026-1925	45,445	7.7%	$55,342	47,950	5.5%	$61,211	10.6%	1,607
Anaheim Plaza	530 North Euclid Avenue	Anaheim	CA	92801-5510	78,267	2.1%	$52,551	80,544	2.9%	$57,053	8.6%	2,768
Foothill Marketplace	12689 Foothill Boulevard	Rancho Cucamonga	CA	91739-9318	27,419	54.9%	$83,803	31,043	13.2%	$92,680	10.6%	970
Palomar Village	30520 Rancho California Road	Temecula	CA	92591-3282	28,399	59.8%	$84,786	33,114	16.6%	$94,783	11.8%	1,004
Bel Air Village	8435 Elk Grove Florin Road	Elk Grove	CA	95624-9518	33,625	42.4%	$78,436	37,943	12.8%	$86,109	9.8%	1,189
Laguna Park Village	6628 Laguna Boulevard	Elk Grove	CA	95758-5264	43,453	65.1%	$82,162	49,175	13.2%	$90,062	9.6%	1,537
Emerald Place	Hacienda Drive	Dublin	CA	94568	31,639	27.4%	$107,284	34,286	8.4%	$115,385	7.6%	1,119
Alamosa Plaza	2885 East Desert Inn Road	Las Vegas	NV	89121-3603	87,185	-3.4%	$37,873	90,750	4.1%	$40,212	6.2%	3,084
Renaissance West	4001 South Decatur Boulevard	Las Vegas	NV	89103-5860	54,242	-0.9%	$45,120	57,031	5.1%	$47,637	5.6%	1,918
Harbor Towne Center	32199 SR 20	Oak Harbor	WA	98277-3774	10,744	18.6%	$48,389	11,503	7.1%	$52,105	7.7%	380
Jess Ranch Marketplace	Bear Valley Road	Apple Valley	CA	92308	16,400	36.8%	$56,664	18,430	12.4%	$62,255	9.9%	580
Gateway Station	McAlister Road	Burleson	TX	76028	15,081	68.2%	$56,252	17,359	15.1%	$59,395	5.6%	533
Land-Westover Square	Ingram Road	San Antonio	TX	78228	31,439	29.8%	$46,008	34,523	9.8%	$48,001	4.3%	1,112
Phillips Crossing	Sand Lake Road	Orlando	FL	32819	13,766	16.2%	$68,892	14,999	9.0%	$72,216	4.8%	487
Milestone Plaza	3619 Pelham Road	Greenville	SC	29615-5002	19,908	26.9%	$67,188	21,963	10.3%	$69,482	3.4%	704
Shoppes at Quail Roost	2001 SW 127th Avenue	Miami	FL	33175	56,448	11.4%	$55,311	59,016	4.6%	$59,912	8.3%	1,996
Coral Reef	14965 South Dixie Highway	Palmetto Bay	FL	33157-7929	30,491	0.2%	$79,142	31,027	1.8%	$84,933	7.3%	1,078
Land-River Green II	Highway 20	Canton	GA		12,304	96.8%	$74,129	14,559	18.3%	$76,644	3.4%	435
Lorton Station Marketplace	Lorton Market Street	Lorton	VA	22079	17,501	27.1%	$90,176	18,716	6.9%	$99,300	10.1%	619
Lorton Station Town Center	Lorton Station Boulevard	Lorton	VA	22079	17,938	23.3%	$96,598	18,916	5.5%	$107,369	11.2%	634
Speedway Plaza	290 Turnpike Road	Westborough	MA	01581-2843	11,180	4.4%	$93,428	11,299	1.1%	$103,889	11.2%	395
Sutton Square	6325 Falls of Neuse Road	Raleigh	NC	27615-6809	39,172	29.8%	$58,423	45,128	15.2%	$60,197	3.0%	1,385
Mendocino Crossings	Ford Road	Ukiah	CA	95482	8,355	-1.6%	$44,429	8,361	0.1%	$47,088	6.0%	295
Melville	834 Walt Whitman Road	Melville	NY	11747-2214	18,576	11.2%	$106,275	19,009	2.3%	$114,802	8.0%	657
Golden Hills Promenade	Golden Hills Road	Paso Robles	CA	93446	10,555	22.8%	$55,600	11,485	8.8%	$61,377	10.4%	373
First Street Village	2160 McGregor Boulevard	Fort Myers	FL	33901-3417	23,036	18.9%	$35,638	26,258	14.0%	$38,534	8.1%	815
Augusta Center	6220 US Highway Six	Portage	IN	46368-5057	17,559	14.6%	$55,033	18,518	5.5%	$57,014	3.6%	621
Red Bank Village	Red Bank Road	Cincinnati	OH	45227	37,565	-1.4%	$53,601	37,059	-1.4%	$58,223	8.6%	1,329
Tanasbourne Market	19200 NW Cornell Road	Hillsboro	OR	97124-9231	48,348	32.9%	$65,191	53,289	10.2%	$68,360	4.9%	1,710
State Street Crossing	Michigan Avenue	Pittsfield	MI	48108	7,244	27.9%	$93,658	7,767	7.2%	$97,576	4.2%	256
Westwood Village	32858 FM 2978 Road	Magnolia	TX	77354	11,468	137.3%	$133,951	13,540	18.1%	$152,984	14.2%	406
Bath	One Chandler Drive	Bath	ME	04530-1522	2,907	1.3%	$47,327	2,887	-0.7%	$50,559	6.8%	103
Riverside Plaza	350 Winchester Street	Keene	NH	03431-3936	8,959	-0.1%	$45,261	8,852	-1.2%	$47,561	5.1%	317
Key Road Plaza	63 Key Road	Keene	NH	03431-3925	8,962	-0.1%	$45,289	8,855	-1.2%	$47,569	5.0%	317
Meridian Town Center	16120 Meridian East	Puyallup	WA	98375-6200	25,300	53.7%	$73,667	28,327	12.0%	$80,784	9.7%	895
Mukilteo Speedway Center	13619 Mukilteo Speedway	Lynnwood	WA	98087-1626	44,966	25.6%	$58,508	48,958	8.9%	$61,908	5.8%	1,590
Rainer Square Plaza	3820 Rainier Avenue South	Seattle	WA	98118-1159	42,344	11.3%	$52,868	44,442	5.0%	$57,972	9.7%	1,498
South Hill Center	4102 Meridian Street South	Puyallup	WA	98373-5962	28,090	20.4%	$66,159	30,511	8.6%	$71,136	7.5%	993
Clackamas Square	11310 SE 82nd Avenue	Portland	OR	97086-7637	44,633	9.4%	$54,750	46,648	4.5%	$59,030	7.8%	1,579
Raleigh Hills Plaza	7280 SW Beaverton Hillsdale	Portland	OR	97225-2008	44,590	6.5%	$61,267	46,208	3.6%	$64,954	6.0%	1,577
Webster Plaza	70 Worcester Road	Webster	MA	01570-2158	10,829	1.8%	$54,993	10,820	-0.1%	$60,551	10.1%	383
Oaktree Plaza	11575-11585 US Highway One	North Palm Beach	FL	33408-3033	22,901	13.7%	$63,991	24,479	6.9%	$68,273	6.7%	810
Midpoint Center	2522 Santa Barbara Boulevard	Cape Coral	FL	33914-4483	31,492	42.0%	$56,290	37,050	17.7%	$61,677	9.6%	1,114
Land-Creedmoor/Crabtree Valley	Crabtree Valley Avenue	Raleigh	NC	27612	36,644	44.8%	$65,141	42,819	16.9%	$67,381	3.4%	1,296
Freeport Commerce Center	9155 Sterling Street	Irving	TX	75063-2436	6,864	14.1%	$94,813	7,285	6.1%	$98,323	3.7%	243
Midpoint I-20	3751 New York Avenue	Arlington	TX	76014-4404	42,823	12.4%	$52,160	46,064	7.6%	$54,615	4.7%	1,515
Hopewell	1201 Old Hopwell Boulevard	Tampa	FL	33619-2608	15,992	25.7%	$43,291	17,657	10.4%	$46,190	6.7%	566
Galleria	1848 Galleria Boulevard	Charlotte	NC	28270-2475	29,063	21.7%	$61,351	32,549	12.0%	$63,104	2.9%	1,028
Charleston Commons	41 North Nellis Boulevard	Las Vegas	NV	89110-5330	66,217	7.8%	$47,061	71,243	7.6%	$50,260	6.8%	2,342
Lakeland Industrial Park I	2125 Interstate Drive	Lakeland	FL	33805-2353	21,455	12.4%	$33,349	23,154	7.9%	$35,552	6.6%	759
North Loop West 1919	1919 North Loop West	Houston	TX	77008-1374	48,359	12.1%	$46,972	51,660	6.8%	$50,365	7.2%	1,710
Middle Creek Commons	7281 North Carolina Highway 42	Raleigh	NC	27603-7386	5,294	45.8%	$69,308	6,101	15.2%	$75,000	8.2%	187
Kulpsville Village Center	Sumneytown Pike	Kulpsville	PA	19443	19,755	4.7%	$82,025	20,016	1.3%	$89,852	9.5%	699

A:40

Property Name	Address	City	State	Zip Code	2009 Households	Household Growth 2000-2009	2009 Median Household Income	2014 Households	Household Growth 2009-2014	2014 Median Household Income	Median Household Income Growth 2009-2014	2009 Household Density
Applegate Ranch	Applegate Road	Atwater	CA	95301-9568	10,951	14.9%	$46,271	11,923	8.9%	$50,335	8.8%	387
Corvallis Market Center	NW 9th Street	Corvallis	OR	97330	20,370	8.1%	$39,110	21,295	4.5%	$41,163	5.2%	720
Orangeburg	1584 Central Avenue	Summerville	SC	29483-5528	11,923	39.2%	$56,417	13,956	17.1%	$61,836	9.6%	422
Hickory Creek Plaza	Hickory Creek Road	Denton	TX	76210	15,864	89.0%	$85,253	19,827	25.0%	$92,979	9.1%	561
Canopy Oak Center	8075 SW Highway 200	Ocala	FL	34481-7756	14,681	54.3%	$42,371	17,604	19.9%	$46,178	9.0%	519
Land-East San Marco	Hendricks Boulevard	Jacksonville	FL	32207	26,016	3.1%	$42,243	26,991	3.8%	$45,174	6.9%	920
Marley Creek Square	179th Street	Orland Park	IL	60467	24,289	27.4%	$86,086	26,990	11.1%	$92,670	7.6%	859
Conroe Marketplace	2900 Interstate 45 North	Conroe	TX	77303-7900	12,506	38.5%	$43,081	14,533	16.2%	$46,746	8.5%	442
Land-McMinnville		McMinnville	OR	97128	5,121	29.5%	$52,708	5,742	12.1%	$57,269	8.7%	181
Land-Marana Retail Center		Marana	AZ	85653	1,062	13.0%	$44,868	1,140	7.3%	$49,542	10.4%	38
Market at Haynes Bridge	3000 Old Alabama Road	Alpharetta	GA	30022-5860	27,429	17.3%	$114,328	30,044	9.5%	$124,216	8.6%	970
Southlake Oaks I & II	Southlake Boulevard	Southlake	TX	76092	11,540	24.1%	$143,745	12,769	10.7%	$157,046	9.3%	408
Woodbury Centre	43 Centre Drive	Central Valley	NY	10917-6501	9,571	28.2%	$62,153	10,608	10.8%	$66,719	7.3%	339
Germantown Collection	7810 Poplar avenue	Germantown	TN	38138-3906	23,248	1.8%	$81,683	23,549	1.3%	$84,078	2.9%	822
Main Street Marketplace	10250 Main Street	Fairfax	VA	22030-2404	27,254	17.9%	$106,300	29,296	7.5%	$118,223	11.2%	964
Preston Forest Village	11661 Preston Road	Dallas	TX	75230-2745	52,638	1.2%	$50,347	53,775	2.2%	$53,207	5.7%	1,862
Gaitherstowne	220 North Frederick Avenue	Gaithersburg	MD	20877-2409	46,820	5.9%	$82,339	48,233	3.0%	$92,345	12.2%	1,656
Southwood Village	22226 Palos Verdes Boulevard	Torrance	CA	90505-2017	74,819	3.8%	$73,229	77,721	3.9%	$81,144	10.8%	2,646
Teakwood Plaza	Burnet Road	Austin	TX	78756	58,002	3.1%	$44,938	60,364	4.1%	$46,746	4.0%	2,051
Wexford Plaza	Perry Highway	Pittsburgh	PA	15229	10,349	5.2%	$93,513	10,501	1.5%	$101,717	8.8%	366
Hastings Marketplace	Highway 55	Hastings	MN	55033	7,785	24.0%	$65,258	8,601	10.5%	$70,547	8.1%	275
Battlefield Marketplace	1079 Edwards Ferry Road NE	Leesburg	VA	20176-3347	16,036	60.6%	$96,762	19,337	20.6%	$111,530	15.3%	567
Fountains at Arbor Lakes	11201 Fountains Drive	Osseo	MN	55369-7201	22,769	8.2%	$75,199	23,667	3.9%	$81,455	8.3%	805
Shoppes of Andros Isles	8989 Okeechobee Boulevard	West Palm Beach	FL	33411-1826	18,662	54.8%	$61,121	22,183	18.9%	$67,489	10.4%	660
South Point Center	4125 Nine Street SW	Vero Beach	FL	32968-4880	13,354	27.3%	$50,736	15,101	13.1%	$55,383	9.2%	472
Shops at Hampton Oaks	7580 Spring Box Drive	Fairburn	GA	30213	4,074	252.7%	$59,242	5,517	35.4%	$64,355	8.6%	144
Land-Saint Lucie	Becker Road	Port Saint Lucie	FL	34953	26,679	137.4%	$55,703	34,957	31.0%	$61,574	10.5%	944
Surf City Crossing	NC Highway 210	Surf City	NC	28445	2,240	53.7%	$49,252	2,665	19.0%	$53,234	8.1%	79
Land-Village at Liberty Lake	Liberty Lake Road	Liberty Lake	WA	99019	3,273	51.3%	$75,807	3,808	16.4%	$84,059	10.9%	116
Land-Tomball Marketplace		Tomball	TX		56,290	15.1%	$48,973	61,122	8.6%	$54,238	10.8%	1,991
Land-Lake Pointe Market I	Lakeview Parkway	Rowlett	TX		77,827	6.3%	$54,458	81,262	4.4%	$58,473	7.4%	2,753
Riverpoint at Sheridan	Highway 85	Englewood	CO	80110	50,946	0.9%	$47,498	52,053	2.2%	$49,885	5.0%	1,802
Ridgeway Trace I/II	SEC Poplar Avenue	Memphis	TN	38117	31,752	0.7%	$53,064	32,114	1.1%	$54,599	2.9%	1,123
Land-South Fulton Crossing	South Fulton Parkway	Union City	GA	30291	14,734	59.5%	$46,060	17,577	19.3%	$49,374	7.2%	521
Westwood Center	Loop 1604	San Antonio	TX	78254	21,663	47.4%	$64,095	25,198	16.3%	$69,207	8.0%	766
Shoppes at Parkwood Ranch I/II	Southern Avenue	Mesa	AZ	85210	31,137	41.5%	$53,347	36,259	16.5%	$61,306	14.9%	1,101
North Towne Plaza	US 77	Brownsville	TX	78521	28,311	36.8%	$31,828	32,385	14.4%	$33,848	6.3%	1,001
Land-Leslie Road	Leslie Road	Helotes	TX	78023	641	7.9%	$91,748	676	5.5%	$98,214	7.0%	23
Merchants Square	7333-7407 Gall Boulevard	Zephyrhills	FL	33541-4372	14,800	17.2%	$37,143	16,330	10.3%	$41,382	11.4%	523
Lake Walden Square	105-240 West Alexander Street	Plant City	FL	33566-7155	12,353	12.1%	$47,882	13,287	7.6%	$52,486	9.6%	437
Town Center Commons	725 Ernest Barrett Parkway NW	Kennesaw	GA	30144-6866	17,616	32.9%	$54,491	20,074	14.0%	$56,833	4.3%	623
Boynton Commons	333 North Congress Avenue	Boynton Beach	FL	33426-3415	48,222	10.4%	$48,837	51,688	7.2%	$52,744	8.0%	1,706
Lake Olympia Square	1501 East Silverstar Road	Ocoee	FL	34761	22,956	21.5%	$57,931	25,536	11.2%	$62,548	8.0%	812
Bridgewater Marketplace	13180 East Colonial Drive	Orlando	FL	32826	28,390	56.4%	$62,803	33,821	19.1%	$70,190	11.8%	1,004
Bartow Marketplace	215 Market Place Boulevard	Cartersville	GA	30121-2235	8,868	20.1%	$41,847	9,736	9.8%	$43,805	4.7%	314
Countryside Shoppes	4025 Santa Barbara Boulevard	Naples	FL	34104	24,065	25.8%	$52,149	27,139	12.8%	$57,054	9.4%	851
Casselberry Commons	1455 South Semoran Boulevard	Casselberry	FL	32707-6514	38,611	-0.4%	$53,568	39,500	2.3%	$57,952	8.2%	1,366
Conway Plaza	4400 Curry Ford Road	Orlando	FL	32812-2709	58,403	13.3%	$44,753	63,542	8.8%	$48,156	7.6%	2,066
Gateway Market Center	7751 Ninth Street North	Saint Petersburg	FL	33702-1102	41,957	1.7%	$42,616	42,876	2.2%	$46,308	8.7%	1,484
Pleasant Hill Square	2205 Pleasant Hill Road	Duluth	GA	30096-2324	31,103	20.5%	$50,109	34,568	11.1%	$50,513	0.8%	1,100
Universal Plaza	7730 West Commercial	Lauderhill	FL	33351-4301	73,570	2.9%	$43,258	76,351	3.8%	$46,705	8.0%	2,602
Acworth Avenue	3345 Cobb Parkway NW	Acworth	GA	30101-3914	14,312	40.4%	$73,607	16,425	14.8%	$78,981	7.3%	506
Columbia Promenade	1910 North John Young Parkway	Kissimmee	FL	34741	25,479	33.3%	$38,700	29,542	16.0%	$41,805	8.0%	901
Lowe's-Warner Robins	2704 Watson Boulevard	Warner Robins	GA	31093-2948	22,108	21.2%	$51,102	24,327	10.0%	$55,604	8.8%	782
Kmart-Macon	1901 Paul Walsh Drive	Macon	GA	31206	22,675	-6.8%	$23,264	21,988	-3.0%	$23,434	0.7%	802
Sand Lake Commons	8111 South John Young Parkway	Orlando	FL	32819-9039	14,108	3.5%	$36,967	14,718	4.3%	$39,637	7.2%	499
West Oaks Towne Center	9537 West Colonial Drive	Ocoee	FL	34761-6948	26,816	24.2%	$63,753	30,035	12.0%	$69,351	8.8%	948
PetsMart-Chattanooga	2130 Gunbarrel Road	Chattanooga	TN	37421-2607	17,759	22.6%	$49,800	19,491	9.8%	$53,924	8.3%	628
PetsMart-Daytona Beach	1900 W International Speedway Blvd	Daytona Beach	FL	32114-1257	15,515	4.0%	$29,803	16,178	4.3%	$32,055	7.6%	549
PetsMart-Fredericksburg	1421 Carl D. Silver Parkway	Fredericksburg	VA	22401-4922	16,382	29.2%	$55,444	18,430	12.5%	$62,474	12.7%	579
Jo-Ann Fabrics-Alpharetta	965 North Point Drive	Alpharetta	GA	30022-8266	26,917	20.2%	$87,506	29,717	10.4%	$95,874	9.6%	952
Woodstock Square	120 Woodstock Square	Woodstock	GA	30189-6500	23,407	24.4%	$67,554	26,312	12.4%	$68,613	1.6%	828
KB Homes-Daytona	1610 West International Speedway	Daytona Beach	FL	32114-1446	22,305	2.3%	$29,155	23,061	3.4%	$31,511	8.1%	789
Skyview Plaza	7801 S Orange Blossom Trail	Orlando	FL	32809	20,026	2.9%	$37,599	20,804	3.9%	$40,428	7.5%	708
Chickasaw Trails	2300 South Chickasaw Trail	Orlando	FL	32825-8416	38,921	20.0%	$45,072	43,052	10.6%	$48,478	7.6%	1,377
Rite Aid-Greenville	3679 Augusta Road	Greenville	SC	29605	19,057	4.6%	$39,010	19,834	4.1%	$41,322	5.9%	674
Rite Aid-Spartanburg Pine St	780 North Pine Street	Spartanburg	SC	29303-3173	18,252	-2.4%	$28,248	18,411	0.9%	$29,330	3.8%	646
Rite Aid-Blackstock	1510 WO Ezell Boulevard	Spartanburg	SC	29301-2616	16,241	6.3%	$35,628	16,925	4.2%	$37,286	4.7%	574
Rite Aid-Raleigh	7505 Louisburg Road	Raleigh	NC	27616-6452	17,363	72.4%	$61,048	21,151	21.8%	$64,816	6.2%	614
Shoppes of Citrus Hills	2601 North Forest Ridge Boulevard	Hernando	FL	34442-5123	10,215	21.9%	$37,871	11,363	11.2%	$41,298	9.0%	361
Steeplechase Plaza	8585 SW Highway 200	Ocala	FL	34481-9644	13,930	53.8%	$42,013	16,690	19.8%	$45,791	9.0%	493
Stonebridge Square	610-20 Crossville Road	Roswell	GA	30075	19,370	11.8%	$105,651	20,835	7.6%	$114,742	8.6%	685
Aberdeen Square	4966 Le Chalet Boulevard	Boynton Beach	FL	33436-1406	42,362	16.3%	$57,582	46,144	8.9%	$62,774	9.0%	1,498
Creekwood Crossing	7395 52nd Place East	Bradenton	FL	34203-8915	12,297	58.0%	$77,751	14,693	19.5%	$84,991	9.3%	435
Brandon Boulevard Shoppes	1930 State Road 60 East	Valrico	FL	33594-3624	26,179	23.3%	$63,022	29,180	11.5%	$68,422	8.6%	926
Eisenhower Crossing I/II	4685 Presidential Parkway	Macon	GA	31206-8712	14,781	-1.5%	$27,745	14,726	-0.4%	$28,011	1.0%	523
Shoppes At Golden Acres	9750 Little Road	New Port Richey	FL	34654	28,400	7.6%	$35,205	30,369	6.9%	$39,313	11.7%	1,004
Anderson Central	651 Highway 28 Bypass	Anderson	SC	29624-3009	12,488	0.2%	$28,308	12,659	1.4%	$29,763	5.1%	442
Abernathy Square	6500 Roswell Road NE	Atlanta	GA	30328-3114	32,378	1.0%	$74,450	33,374	3.1%	$80,623	8.3%	1,145
Douglasville Pavilion	2900 Chapel Hill Road	Douglasville	GA	30135-1708	17,104	45.5%	$56,959	20,214	18.2%	$59,970	5.3%	605
Venture Point	2050 West Liddell Road	Duluth	GA	30096-4528	31,361	17.8%	$48,568	34,578	10.3%	$48,825	0.5%	1,109
Southlake Pavilion	1912 Mount Zion Road	Morrow	GA	30260-3316	25,438	11.3%	$44,286	26,955	6.0%	$44,588	0.7%	900
Pavilion of Turkey Creek	10936 Parkside Drive	Knoxville	TN	37934-1958	12,189	17.3%	$74,547	13,199	8.3%	$80,475	8.0%	431

Property Name	Address	City	State	Zip Code	2010 Households	Household Growth 2000-2010	2010 Median HH Income	2015 Households	Household Growth 2010-2015	2015 Median Household Income	Median Household Income Growth 2010-2015	2010 Household Density
Applegate Ranch	Applegate Road	Atwater	CA	95301-9568	10,866	14.2%	$46,536	11,825	8.8%	$49,603	6.6%	384
Corvallis Market Center	NW 9th Street	Corvallis	OR	97330	20,153	7.5%	$41,076	20,774	3.1%	$43,021	4.7%	713
Orangeburg	1584 Central Avenue	Summerville	SC	29483-5528	11,766	37.2%	$59,462	13,526	15.0%	$64,866	9.1%	416
Hickory Creek Plaza	Hickory Creek Road	Denton	TX	76210	16,457	103.4%	$89,067	19,570	18.9%	$97,384	9.3%	582
Canopy Oak Center	8075 SW Highway 200	Ocala	FL	34481-7756	14,514	54.4%	$43,046	16,869	16.2%	$46,179	7.3%	513
Land-East San Marco	Hendricks Boulevard	Jacksonville	FL	32207	25,737	3.1%	$42,692	26,555	3.2%	$45,044	5.5%	910
Marley Creek Square	179th Street	Orland Park	IL	60467	24,003	25.7%	$88,312	26,108	8.8%	$94,793	7.3%	849
Conroe Marketplace	2900 Interstate 45 North	Conroe	TX	77303-7900	12,876	42.3%	$44,688	15,064	17.0%	$47,904	7.2%	455
Land-McMinnville		McMinnville	OR	97128	5,352	32.6%	$54,265	5,919	10.6%	$58,297	7.4%	189
Land-Marana Retail Center		Marana	AZ	85653	1,061	14.3%	$46,299	1,145	7.9%	$52,694	13.8%	38
Market at Haynes Bridge	3000 Old Alabama Road	Alpharetta	GA	30022-5860	27,473	17.2%	$118,091	29,916	8.9%	$127,645	8.1%	972
Southlake Oaks I & II	Southlake Boulevard	Southlake	TX	76092	12,279	34.1%	$147,672	13,964	13.7%	$160,832	8.9%	434
Woodbury Centre	43 Centre Drive	Central Valley	NY	10917-6501	9,656	32.8%	$66,902	10,545	9.2%	$71,920	7.5%	342
Germantown Collection	7810 Poplar avenue	Germantown	TN	38138-3906	23,709	4.4%	$82,644	24,060	1.5%	$84,636	2.4%	839
Main Street Marketplace	10250 Main Street	Fairfax	VA	22030-2404	28,708	24.7%	$108,579	30,493	6.2%	$118,925	9.5%	1,015
Preston Forest Village	11661 Preston Road	Dallas	TX	75230-2745	53,787	3.7%	$51,413	55,070	2.4%	$53,445	4.0%	1,902
Gaitherstowne	220 North Frederick Avenue	Gaithersburg	MD	20877-2409	48,628	9.5%	$84,652	50,254	3.3%	$93,213	10.1%	1,720
Southwood Village	22226 Palos Verdes Boulevard	Torrance	CA	90505-2017	74,044	2.9%	$74,885	76,018	2.7%	$81,546	8.9%	2,619
Teakwood Plaza	Burnet Road	Austin	TX	78756	57,258	1.9%	$46,098	59,653	4.2%	$47,735	3.6%	2,025
Wexford Plaza	Perry Highway	Pittsburgh	PA	15229	10,496	6.4%	$96,232	10,591	0.9%	$104,216	8.3%	371
Hastings Marketplace	Highway 55	Hastings	MN	55033	8,079	29.5%	$65,655	8,928	10.5%	$69,640	6.1%	286
Battlefield Marketplace	1079 Edwards Ferry Road NE	Leesburg	VA	20176-3347	16,452	66.1%	$99,132	19,626	19.3%	$112,642	13.6%	582
Fountains at Arbor Lakes	11201 Fountains Drive	Osseo	MN	55369-7201	22,613	8.6%	$77,709	23,329	3.2%	$82,661	6.4%	800
Shoppes of Andros Isles	8989 Okeechobee Boulevard	West Palm Beach	FL	33411-1826	17,775	48.1%	$61,683	19,493	9.7%	$65,897	6.8%	629
South Point Center	4125 Nine Street SW	Vero Beach	FL	32968-4880	13,432	27.0%	$50,925	14,926	11.1%	$54,214	6.5%	475
Shops at Hampton Oaks	7580 Spring Box Drive	Fairburn	GA	30213	4,165	264.4%	$61,817	4,728	13.5%	$65,549	6.0%	147
Land-Saint Lucie	Becker Road	Port Saint Lucie	FL	34953	26,639	136.4%	$56,416	31,901	19.8%	$61,484	9.0%	942
Surf City Crossing	NC Highway 210	Surf City	NC	28445	2,231	53.9%	$49,418	2,573	15.3%	$52,647	6.5%	79
Land-Village at Liberty Lake	Liberty Lake Road	Liberty Lake	WA	99019	3,234	59.7%	$78,851	3,667	13.4%	$86,576	9.8%	114
Land-Tomball Marketplace		Tomball	TX		57,232	17.3%	$51,025	61,535	7.5%	$57,667	13.0%	2,024
Land-Lake Pointe Market I	Lakeview Parkway	Rowlett	TX		81,459	11.4%	$55,673	84,896	4.2%	$59,863	7.5%	2,881
Riverpoint at Sheridan	Highway 85	Englewood	CO	80110	50,709	0.8%	$47,588	52,405	3.3%	$49,736	4.5%	1,793
Ridgeway Trace I/II	SEC Poplar Avenue	Memphis	TN	38117	30,993	-1.6%	$53,930	30,736	-0.8%	$54,999	2.0%	1,096
Land-South Fulton Crossing	South Fulton Parkway	Union City	GA	30291	15,254	67.7%	$47,547	17,511	14.8%	$49,759	4.7%	539
Westwood Center	Loop 1604	San Antonio	TX	78254	22,935	54.6%	$65,499	25,480	11.1%	$69,477	6.1%	811
Shoppes at Parkwood Ranch I/II	Southern Avenue	Mesa	AZ	85210	31,489	43.8%	$55,029	36,584	16.2%	$61,170	11.2%	1,114
North Towne Plaza	US 77	Brownsville	TX	78521	28,637	38.1%	$32,312	31,549	10.2%	$33,804	4.6%	1,013
Land-Leslie Road	Leslie Road	Helotes	TX	78023	1,063	40.4%	$95,014	1,213	14.1%	$103,811	9.3%	38
Merchants Square	7333-7407 Gall Boulevard	Zephyrhills	FL	33541-4372	14,874	16.3%	$37,425	16,623	11.8%	$41,225	10.2%	526
Lake Walden Square	105-240 West Alexander Street	Plant City	FL	33566-7155	12,364	11.2%	$48,210	13,334	7.9%	$52,534	9.0%	437
Town Center Commons	725 Ernest Barrett Parkway NW	Kennesaw	GA	30144-6866	18,118	36.7%	$56,577	19,875	9.7%	$58,049	2.6%	641
Boynton Commons	333 North Congress Avenue	Boynton Beach	FL	33426-3415	47,861	9.5%	$49,437	50,698	5.9%	$52,780	6.8%	1,693
Lake Olympia Square	1501 East Silverstar Road	Ocoee	FL	34761	22,539	20.0%	$58,689	25,008	11.0%	$62,757	6.9%	797
Bridgewater Marketplace	13180 East Colonial Drive	Orlando	FL	32826	30,163	61.5%	$64,289	34,231	13.5%	$70,950	10.4%	1,067
Bartow Marketplace	215 Market Place Boulevard	Cartersville	GA	30121-2235	9,095	23.9%	$43,409	9,949	9.4%	$45,069	3.8%	322
Countryside Shoppes	4025 Santa Barbara Boulevard	Naples	FL	34104	24,000	24.0%	$54,008	26,732	11.4%	$57,963	7.3%	849
Casselberry Commons	1455 South Semoran Boulevard	Casselberry	FL	32707-6514	37,571	-2.1%	$54,516	38,353	2.1%	$57,679	5.8%	1,329
Conway Plaza	4400 Curry Ford Road	Orlando	FL	32812-2709	56,447	10.0%	$45,292	60,793	7.7%	$48,026	6.0%	1,996
Gateway Market Center	7751 Ninth Street North	Saint Petersburg	FL	33702-1102	42,000	1.9%	$43,495	42,445	1.1%	$46,509	6.9%	1,485
Pleasant Hill Square	2205 Pleasant Hill Road	Duluth	GA	30096-2324	31,829	20.8%	$51,587	35,329	11.0%	$51,742	0.3%	1,126
Universal Plaza	7730 West Commercial	Lauderhill	FL	33351-4301	71,772	1.0%	$43,862	73,326	2.2%	$46,281	5.5%	2,538
Acworth Avenue	3345 Cobb Parkway NW	Acworth	GA	30101-3914	14,107	41.7%	$75,921	15,828	12.2%	$81,543	7.4%	499
Columbia Promenade	1910 North John Young Parkway	Kissimmee	FL	34741	25,571	33.8%	$38,581	29,960	17.2%	$40,418	4.8%	904
Lowe's-Warner Robins	2704 Watson Boulevard	Warner Robins	GA	31093-2948	22,239	22.1%	$52,649	24,155	8.6%	$56,530	7.4%	787
Kmart-Macon	1901 Paul Walsh Drive	Macon	GA	31206	22,963	-5.8%	$24,306	22,336	-2.7%	$24,577	1.1%	812
Sand Lake Commons	8111 South John Young Parkway	Orlando	FL	32819-9039	14,790	8.9%	$37,131	15,632	5.7%	$38,421	3.5%	523
West Oaks Towne Center	9537 West Colonial Drive	Ocoee	FL	34761-6948	26,624	23.3%	$64,588	29,517	10.9%	$69,000	6.8%	942
PetsMart-Chattanooga	2130 Gunbarrel Road	Chattanooga	TN	37421-2607	18,048	23.7%	$51,564	19,468	7.9%	$54,672	6.0%	638
PetsMart-Daytona Beach	1900 W International Speedway Blvd	Daytona Beach	FL	32114-1257	15,778	5.8%	$30,534	16,385	3.9%	$32,175	5.4%	558
PetsMart-Fredericksburg	1421 Carl D. Silver Parkway	Fredericksburg	VA	22401-4922	16,608	30.3%	$57,222	18,449	11.1%	$63,297	10.6%	587
Jo-Ann Fabrics-Alpharetta	965 North Point Drive	Alpharetta	GA	30022-8266	26,568	20.5%	$91,406	29,061	9.4%	$98,904	8.2%	940
Woodstock Square	120 Woodstock Square	Woodstock	GA	30189-6500	22,981	21.8%	$70,059	25,483	10.9%	$71,051	1.4%	813
KB Homes-Daytona	1610 West International Speedway	Daytona Beach	FL	32114-1446	22,506	3.6%	$29,927	23,174	3.0%	$31,678	5.9%	796
Skyview Plaza	7801 S Orange Blossom Trail	Orlando	FL	32809	20,535	5.7%	$37,901	21,706	5.7%	$39,542	4.3%	726
Chickasaw Trails	2300 South Chickasaw Trail	Orlando	FL	32825-8416	39,038	19.5%	$46,012	42,867	9.8%	$48,395	5.2%	1,381
Rite Aid-Greenville	3679 Augusta Road	Greenville	SC	29605	19,095	4.8%	$39,504	19,833	3.9%	$41,373	4.7%	675
Rite Aid-Spartanburg Pine St	780 North Pine Street	Spartanburg	SC	29303-3173	18,782	-0.1%	$29,156	18,940	0.8%	$29,893	2.5%	664
Rite Aid-Blackstock	1510 WO Ezell Boulevard	Spartanburg	SC	29301-2616	16,412	10.1%	$36,382	17,193	4.8%	$37,579	3.3%	580
Rite Aid-Raleigh	7505 Louisburg Road	Raleigh	NC	27616-6452	17,810	77.4%	$63,041	20,820	16.9%	$65,889	4.5%	630
Shoppes of Citrus Hills	2601 North Forest Ridge Boulevard	Hernando	FL	34442-5123	10,402	23.4%	$38,998	11,380	9.4%	$41,805	7.2%	368
Steeplechase Plaza	8585 SW Highway 200	Ocala	FL	34481-9644	13,774	53.9%	$42,730	16,007	16.2%	$45,834	7.3%	487
Stonebridge Square	610-20 Crossville Road	Roswell	GA	30075	19,526	12.7%	$109,245	20,897	7.0%	$117,317	7.4%	691
Aberdeen Square	4966 Le Chalet Boulevard	Boynton Beach	FL	33436-1406	42,318	15.8%	$58,274	45,342	7.2%	$62,638	7.5%	1,497
Creekwood Crossing	7395 52nd Place East	Bradenton	FL	34203-8915	12,534	57.0%	$78,376	14,344	14.4%	$86,121	9.9%	443
Brandon Boulevard Shoppes	1930 State Road 60 East	Valrico	FL	33594-3624	25,595	22.0%	$63,638	28,213	10.2%	$68,474	7.6%	905
Eisenhower Crossing I/II	4685 Presidential Parkway	Macon	GA	31206-8712	14,882	-1.0%	$29,051	14,780	-0.7%	$29,398	1.2%	526
Shoppes At Golden Acres	9750 Little Road	New Port Richey	FL	34654	28,348	7.0%	$35,126	30,766	8.5%	$38,148	8.6%	1,003
Anderson Central	651 Highway 28 Bypass	Anderson	SC	29624-3009	12,675	1.5%	$29,351	12,802	1.0%	$30,503	3.9%	448
Abernathy Square	6500 Roswell Road NE	Atlanta	GA	30328-3114	33,518	3.7%	$76,891	34,615	3.3%	$81,809	6.4%	1,185
Douglasville Pavilion	2900 Chapel Hill Road	Douglasville	GA	30135-1708	17,010	45.6%	$58,535	19,722	15.9%	$61,247	4.6%	602
Venture Point	2050 West Liddell Road	Duluth	GA	30096-4528	31,213	17.6%	$49,470	34,417	10.3%	$49,494	0.0%	1,104
Southlake Pavilion	1912 Mount Zion Road	Morrow	GA	30260-3316	26,521	12.3%	$45,063	27,853	5.0%	$45,464	0.9%	938
Pavilion of Turkey Creek	10936 Parkside Drive	Knoxville	TN	37934-1958	12,534	19.6%	$76,129	13,476	7.5%	$81,046	6.5%	443

A:41

Property Name	Address	City	State	Zip Code	2009 Households	Household Growth 2000-2009	2009 Median Household Income	2014 Households	Household Growth 2009-2014	2014 Median Household Income	Median Household Income Growth 2009-2014	2009 Household Density
Fayetteville Pavilion	2061 Skibo Road	Fayetteville	NC	28314-2207	28,517	2.9%	$44,297	29,080	2.0%	$46,648	5.3%	1,009
Sarasota Pavilion	6511 South Tamiami Trail	Sarasota	FL	34231-4827	24,183	-1.5%	$57,335	24,574	1.6%	$62,858	9.6%	855
Newnan Pavilion	1074 Bullsboro Drive	Newnan	GA	30265-1320	8,964	61.2%	$60,728	10,844	21.0%	$63,658	4.8%	317
Westside Centre	6275 University Drive NW	Huntsville	AL	35806-1776	12,814	23.1%	$47,207	14,164	10.5%	$49,676	5.2%	453
Target Center	10204 Two Notch Road	Columbia	SC	29229-4386	17,835	59.0%	$72,991	21,220	19.0%	$78,033	6.9%	631
Sharon Greens	1595 Peachtree Parkway	Cumming	GA	30041-9584	11,425	84.4%	$117,819	14,270	24.9%	$127,740	8.4%	404
Shoppes of Augusta	254 Robert C. Daniels Parkway	Augusta	GA	30909	22,203	4.2%	$50,472	22,949	3.4%	$54,006	7.0%	785
Covington Corners	782 North Highway 190	Covington	LA	70433-5141	10,815	30.6%	$69,436	12,149	12.3%	$77,066	11.0%	383
Hairston Crossing	2075 South Hairston Road	Decatur	GA	30035-2504	29,501	10.1%	$52,281	31,111	5.5%	$53,993	3.3%	1,043
Crystal Springs	6760 West Gulf to Lake Highway	Crystal River	FL	34429-9348	5,836	17.4%	$40,865	6,421	10.0%	$44,301	8.4%	206
Rite Aid-Concord	1560 Highway 29 North	Concord	NC	28025-8047	16,595	15.7%	$41,148	18,121	9.2%	$42,697	3.8%	587
Rite Aid-Fort Mill	2907 Highway 160 West	Fort Mill	SC	29708-8491	7,348	46.3%	$67,636	8,660	17.9%	$74,017	9.4%	260
Riverstone Plaza	1451 Riverstone Parkway	Canton	GA	30114-5624	7,349	124.5%	$47,686	9,467	28.8%	$50,310	5.5%	260
Southampton Village	1512 Highway 74 North	Tyrone	GA	30290	9,530	32.1%	$84,368	10,788	13.2%	$88,744	5.2%	337
Melbourne	1301 South Babcock Street	Melbourne	FL	32901-3068	19,130	16.6%	$39,313	20,928	9.4%	$43,273	10.1%	677
Sycamore Commons	10530 Northeast Parkway	Matthews	NC	28105	16,296	27.3%	$65,746	18,387	12.8%	$68,372	4.0%	576
Hillsboro Square	150 South Federal Highway	Deerfield Beach	FL	33441-4128	41,136	2.0%	$50,251	42,622	3.6%	$55,209	9.9%	1,455
Midway Plaza	5881 North University Drive	Tamarac	FL	33321-4618	73,616	3.7%	$43,792	76,662	4.1%	$47,229	7.8%	2,604
Northpoint Marketplace	8642 Asheville Highway	Spartanburg	SC	29316-4606	7,555	10.2%	$38,043	7,995	5.8%	$40,036	5.2%	267
Oleander	3804 Oleander Drive	Wilmington	NC	28403-6715	33,560	15.4%	$34,980	36,492	8.7%	$37,943	8.5%	1,187
Hampton Point	3033 Wade Hampton Boulevard	Taylors	SC	29687-2779	22,579	8.6%	$49,314	23,867	5.7%	$52,321	6.1%	799
Martha Berry Highway NE 2700	2700 Martha Berry Highway NE	Rome	GA	30165-7751	5,305	2.1%	$35,143	5,413	2.0%	$38,541	9.7%	188
20th Street 6560	6560 20th Street	Vero Beach	FL	32966-1031	11,834	24.3%	$45,004	13,301	12.4%	$48,327	7.4%	419
Ward’s Crossing	4024 Wards Road	Lynchburg	VA	24502-2944	9,039	9.5%	$41,713	9,498	5.1%	$44,148	5.8%	320
Rite Aid-Woodruff	121 North Main Street	Woodruff	SC	29388-1845	2,761	-1.3%	$34,835	2,780	0.7%	$36,431	4.6%	98
Southwood Village	3551 Blair Stone Road	Tallahassee	FL	32301	21,503	18.2%	$37,369	23,534	9.5%	$40,935	9.5%	761
West Colonial Center	751 Good Homes Road	Orlando	FL	32818-6607	31,768	20.2%	$59,199	35,248	11.0%	$64,310	8.6%	1,124
McFarland Plaza	2600 McFarland Boulevard East	Tuscaloosa	AL	35405-1814	26,357	14.1%	$28,173	28,283	7.3%	$30,432	8.0%	932
Walk at Highwood Preserve I&II	18001 Highwoods Preserve Pkwy	Tampa	FL	33647-1761	12,726	103.1%	$77,337	16,113	26.6%	$83,711	8.2%	450
Center Pointe Plaza	6525 Calhoun Memorial Highway	Easley	SC	29640	11,050	12.3%	$43,967	11,755	6.4%	$47,119	7.2%	391
Chesterfield Crossing	12200 Chattanooga Plaza	Midlothian	VA	23112-4865	16,622	24.8%	$69,448	18,366	10.5%	$74,980	8.0%	588
Bass Pro Outdoor World	200 Gulf Stream Way	Dania	FL	33004-2117	36,459	1.5%	$48,715	37,644	3.3%	$54,122	11.1%	1,289
Sexton Commons	1420 North Main Street	Fuquay- Varina	NC	27526-7226	8,654	68.0%	$59,074	10,516	21.5%	$62,556	5.9%	306
City Crossing	2620 Watson Boulevard	Warner Robins	GA	31093	22,700	20.4%	$50,184	24,920	9.8%	$54,670	8.9%	803
Cox Creek Centre	374 Cox Creek Parkway	Florence	AL	35630-1540	11,120	5.4%	$33,528	11,482	3.3%	$35,169	4.9%	393
Forestdale Plaza	118 West Main Street	Jamestown	NC	27282	15,235	23.1%	$61,805	16,855	10.6%	$64,327	4.1%	539
Wakefield Crossing	13200 New Falls of Neuse Road	Raleigh	NC	27614-8239	10,227	146.0%	$80,154	13,301	30.1%	$85,200	6.3%	362
Shoppes Of Lake Mary	4155 West Lake Mary Boulevard	Lake Mary	FL	32746-2410	21,539	31.1%	$70,656	24,451	13.5%	$75,398	6.7%	762
Shops on the Circle	3500 Ross Clark Circle	Dothan	AL	36303-5905	15,648	13.1%	$42,352	16,724	6.9%	$45,423	7.3%	553
Clayton Corners	US Highway 70 West	Clayton	NC	27520	7,399	37.5%	$48,797	8,556	15.6%	$50,575	3.6%	262
H.H. Greg-Cary	1401 Piney Plains Road	Cary	NC	27518-6849	26,513	18.4%	$55,624	29,256	10.4%	$57,727	3.8%	938
Forest Hills Centre	1700 Raleigh Road NW	Wilson	NC	27896-2093	15,640	8.0%	$35,318	16,424	5.0%	$37,575	6.4%	553
Golden Gate	2268 Golden Gate Drive	Greensboro	NC	27405-4302	32,479	6.7%	$37,526	33,995	4.7%	$39,180	4.4%	1,149
Shops at The Fresh Market	20601 Torrence Chapel Road	Cornelius	NC	28031-6394	15,081	74.6%	$76,338	18,553	23.0%	$79,741	4.5%	533
Rosedale	9911 Rose Commons Drive	Huntersville	NC	28078-0323	14,051	78.2%	$82,380	17,249	22.8%	$86,678	5.2%	497
Rite Aid-Amherst	2545 Millersport Highway	Getzville	NY	14068-1445	22,524	2.1%	$68,698	22,651	0.6%	$73,155	6.5%	797
Rite Aid-Erie (East 26th St)	404 East 26th Street	Erie	PA	16504-2802	43,933	0.5%	$33,821	43,966	0.1%	$36,037	6.6%	1,554
Rite Aid-Weirton	1360 Cove Road	Weirton	WV	26062-4205	8,749	-3.7%	$42,266	8,450	-3.4%	$45,865	8.5%	309
Rite Aid-Broadway	1625 Broadway Street	Buffalo	NY	14212-2042	62,780	-9.0%	$27,550	59,510	-5.2%	$29,466	7.0%	2,220
Rite Aid-Erie (East 6th St)	353 East 6th Street	Erie	PA	16507-1609	36,868	-0.1%	$31,244	36,808	-0.2%	$33,097	5.9%	1,304
Rite Aid-Genesee	2401 Genesee Street	Cheektowaga	NY	14225-2805	63,432	-8.6%	$32,496	60,051	-5.3%	$34,592	6.5%	2,243
Gateway Plaza-Jacksonville	1305 Western Boulevard	Jacksonville	NC	28546-6663	16,482	12.9%	$40,415	17,438	5.8%	$44,150	9.2%	583
Rite Aid-Erie (West 12th St)	2184 West 12th Street	Erie	PA	16505-4805	32,339	0.1%	$37,412	32,310	-0.1%	$39,850	6.5%	1,144
Rite Aid-Pittsburgh (Golden)	1804 Golden Mile Highway	Pittsburgh	PA	15239-2828	13,953	-1.6%	$62,144	13,787	-1.2%	$67,096	8.0%	493
Rite Aid-Central	1166 Central Avenue	Dunkirk	NY	14048-3603	10,009	-0.7%	$37,700	9,922	-0.9%	$40,976	8.7%	354
Rite Aid-Pittsburgh (Saw Mill)	2501 Saw Mill Run Boulevard	Pittsburgh	PA	15234-3110	58,403	-7.4%	$45,346	55,819	-4.4%	$48,725	7.5%	2,066
Rite Aid-Erie (Peach Street)	5440 Peach Street	Erie	PA	16509	28,662	1.4%	$42,259	28,797	0.5%	$44,975	6.4%	1,014
Rite Aid-Cheswick	1200 Pittsburgh Street	Cheswick	PA	15024-1445	14,146	-5.3%	$45,722	13,707	-3.1%	$49,649	8.6%	500
Rite Aid-Irwin	3550 Route 130	Irwin	PA	15642-1497	9,114	5.4%	$62,137	9,301	2.1%	$68,848	10.8%	322
Rite Aid-Erie (Buffalo Road)	4145 Buffalo Road	Erie	PA	16510-2109	17,503	0.9%	$42,362	17,566	0.4%	$45,363	7.1%	619
Rite Aid-New Castle	31 North Jefferson Street	New Castle	PA	16101-3903	15,472	-5.3%	$35,094	14,970	-3.2%	$38,468	9.6%	547
Rite Aid-Connellsville	100 Memorial Boulevard	Connellsville	PA	15425-2652	7,553	-5.4%	$30,263	7,359	-2.6%	$32,311	6.8%	267
Rite Aid-Monroeville (WM Penn)	4111 William Penn Highway	Monroeville	PA	15146-2601	18,664	-4.6%	$48,310	18,111	-3.0%	$52,429	8.5%	660
Rite Aid-Monroeville (Jamison)	2604 Monroeville Boulevard	Monroeville	PA	15146-2364	23,847	-5.4%	$45,583	22,980	-3.6%	$48,790	7.0%	843
River Ridge	4610 Highway 280 South	Birmingham	AL	35242-5028	16,269	20.1%	$72,700	17,781	9.3%	$78,625	8.1%	575
North Aiken Bi-Lo Center	1149 York Street NE	Aiken	SC	29801	7,835	4.2%	$35,352	8,081	3.1%	$38,019	7.5%	277
Jefferson Plaza	12131 Jefferson Avenue	Newport News	VA	23602-6916	33,370	10.5%	$54,716	34,745	4.1%	$61,086	11.6%	1,180
Rowlett Plaza	8800 Lakeview Parkway	Rowlett	TX	75088-4498	14,509	42.8%	$79,786	16,911	16.6%	$84,947	6.5%	513
Duvall Village	4825 Glenn Dale Road	Bowie	MD	20720-3585	20,045	14.3%	$94,334	21,179	5.7%	$104,488	10.8%	709
Harundale Plaza	7440 Ritchie Highway	Glen Burnie	MD	21061-3115	31,405	0.1%	$60,054	31,358	-0.2%	$66,812	11.3%	1,111
Lakewood Ranch Plaza	1755 Lakewood Ranch Boulevard	Bradenton	FL	34211-4906	5,330	96.3%	$82,170	6,640	24.6%	$90,189	9.8%	189
Market Place at Mill Creek	1695 Mall of Georgia Boulevard	Buford	GA	30519-4929	13,095	71.4%	$77,674	15,930	21.7%	$81,180	4.5%	463
Stonecrest Marketplace	8150 Mall Parkway	Lithonia	GA	30038-2545	7,387	43.5%	$44,105	8,550	15.7%	$45,901	4.1%	261
Jones Bridge Square	5075 Peachtree Parkway	Norcross	GA	30092-6508	21,355	14.1%	$88,797	23,223	8.8%	$92,921	4.6%	755
Shoppes at Citiside	4430 The Plaza	Charlotte	NC	28215	35,470	7.6%	$37,574	37,467	5.6%	$39,172	4.3%	1,254
Shoppes on the Ridge	23965 US Highway 27	Lake Wales	FL	33859-7812	5,526	11.8%	$32,921	5,954	7.8%	$35,614	8.2%	195
Plant City Crossing	2515 Thonotosassa Road	Plant City	FL	33563-1464	13,725	9.5%	$45,384	14,650	6.7%	$49,464	9.0%	485
Lakeview Plaza	2340 Fortune Road	Kissimmee	FL	34744	21,171	51.9%	$49,320	25,519	20.5%	$53,598	8.7%	749
Winter Park Palms	4270 Aloma Avenue	Winter Park	FL	32792-9424	37,250	-2.7%	$50,951	37,730	1.3%	$55,899	9.7%	1,317
Presidential Commons	1630-1708 Scenic Highway	Snellville	GA	30078-5647	20,283	33.7%	$77,293	23,200	14.4%	$79,592	3.0%	717
Market Square	9503 Highway Five	Douglasville	GA	30135-1515	14,118	41.6%	$56,897	16,561	17.3%	$60,125	5.7%	499
Village Square at Golf	3775 West Woodbright Road	Boynton Beach	FL	33436	43,979	12.6%	$56,739	47,378	7.7%	$61,633	8.6%	1,555
Camp Hill Center	3414 Simpson Ferry Road	Camp Hill	PA	17011	24,341	5.5%	$60,597	25,056	2.9%	$66,253	9.3%	861

Property Name	Address	City	State	Zip Code	2010 Households	Household Growth 2000-2010	2010 Median HH Income	2015 Households	Household Growth 2010-2015	2015 Median Household Income	Median Household Income Growth 2010-2015	2010 Household Density
Fayetteville Pavilion	2061 Skibo Road	Fayetteville	NC	28314-2207	29,027	4.5%	$45,294	29,612	2.0%	$47,011	3.8%	1,027
Sarasota Pavilion	6511 South Tamiami Trail	Sarasota	FL	34231-4827	24,166	-2.0%	$57,038	24,950	3.2%	$61,182	7.3%	855
Newnan Pavilion	1074 Bullsboro Drive	Newnan	GA	30265-1320	8,729	57.9%	$62,802	10,132	16.1%	$65,396	4.1%	309
Westside Centre	6275 University Drive NW	Huntsville	AL	35806-1776	13,174	27.9%	$48,258	14,484	9.9%	$50,275	4.2%	466
Target Center	10204 Two Notch Road	Columbia	SC	29229-4386	18,489	63.5%	$74,064	20,781	12.4%	$78,404	5.9%	654
Sharon Greens	1595 Peachtree Parkway	Cumming	GA	30041-9584	12,073	97.5%	$117,918	14,645	21.3%	$128,673	9.1%	427
Shoppes of Augusta	254 Robert C. Daniels Parkway	Augusta	GA	30909	22,537	4.5%	$51,023	23,075	2.4%	$53,516	4.9%	797
Covington Corners	782 North Highway 190	Covington	LA	70433-5141	11,015	31.4%	$69,792	12,144	10.3%	$76,030	8.9%	390
Hairston Crossing	2075 South Hairston Road	Decatur	GA	30035-2504	29,290	9.5%	$53,327	30,511	4.2%	$54,092	1.4%	1,036
Crystal Springs	6760 West Gulf to Lake Highway	Crystal River	FL	34429-9348	5,834	18.8%	$41,578	6,325	8.4%	$44,125	6.1%	206
Rite Aid-Concord	1560 Highway 29 North	Concord	NC	28025-8047	17,230	19.1%	$42,880	19,082	10.8%	$44,405	3.6%	609
Rite Aid-Fort Mill	2907 Highway 160 West	Fort Mill	SC	29708-8491	8,608	71.7%	$67,097	9,933	15.4%	$72,295	7.7%	304
Riverstone Plaza	1451 Riverstone Parkway	Canton	GA	30114-5624	7,093	110.9%	$49,156	8,495	19.8%	$52,162	6.1%	251
Southampton Village	1512 Highway 74 North	Tyrone	GA	30290	9,270	31.7%	$87,055	10,166	9.7%	$90,697	4.2%	328
Melbourne	1301 South Babcock Street	Melbourne	FL	32901-3068	19,022	15.3%	$40,007	20,254	6.5%	$43,092	7.7%	673
Sycamore Commons	10530 Northeast Parkway	Matthews	NC	28105	16,124	27.5%	$66,831	18,300	13.5%	$69,184	3.5%	570
Hillsboro Square	150 South Federal Highway	Deerfield Beach	FL	33441-4128	40,935	1.5%	$50,654	41,996	2.6%	$54,676	7.9%	1,448
Midway Plaza	5881 North University Drive	Tamarac	FL	33321-4618	72,054	2.2%	$44,413	73,978	2.7%	$46,790	5.4%	2,548
Northpoint Marketplace	8642 Asheville Highway	Spartanburg	SC	29316-4606	7,697	12.7%	$39,406	8,133	5.7%	$40,897	3.8%	272
Oleander	3804 Oleander Drive	Wilmington	NC	28403-6715	33,931	16.1%	$36,395	36,395	7.3%	$38,943	7.0%	1,200
Hampton Point	3033 Wade Hampton Boulevard	Taylors	SC	29687-2779	22,492	9.4%	$49,911	23,749	5.6%	$52,037	4.3%	795
Martha Berry Highway NE 2700	2700 Martha Berry Highway NE	Rome	GA	30165-7751	5,259	2.6%	$34,894	5,311	1.0%	$37,539	7.6%	186
20th Street 6560	6560 20th Street	Vero Beach	FL	32966-1031	11,814	24.9%	$45,249	12,951	9.6%	$47,765	5.6%	418
Ward’s Crossing	4024 Wards Road	Lynchburg	VA	24502-2944	9,523	13.8%	$43,469	10,071	5.8%	$45,716	5.2%	337
Rite Aid-Woodruff	121 North Main Street	Woodruff	SC	29388-1845	2,798	1.1%	$35,556	2,836	1.4%	$36,854	3.7%	99
Southwood Village	3551 Blair Stone Road	Tallahassee	FL	32301	21,187	16.8%	$37,357	22,677	7.0%	$39,761	6.4%	749
West Colonial Center	751 Good Homes Road	Orlando	FL	32818-6607	31,766	19.1%	$59,785	35,035	10.3%	$63,817	6.7%	1,123
McFarland Plaza	2600 McFarland Boulevard East	Tuscaloosa	AL	35405-1814	26,705	16.2%	$29,296	28,314	6.0%	$31,174	6.4%	944
Walk at Highwood Preserve I&II	18001 Highwoods Preserve Pkwy	Tampa	FL	33647-1761	13,309	106.6%	$79,113	15,329	15.2%	$82,962	4.9%	471
Center Pointe Plaza	6525 Calhoun Memorial Highway	Easley	SC	29640	11,457	14.7%	$44,369	12,108	5.7%	$46,563	4.9%	405
Chesterfield Crossing	12200 Chattanooga Plaza	Midlothian	VA	23112-4865	16,230	22.3%	$70,225	17,769	9.5%	$74,655	6.3%	574
Bass Pro Outdoor World	200 Gulf Stream Way	Dania	FL	33004-2117	36,357	1.4%	$48,977	37,104	2.1%	$53,650	9.5%	1,286
Sexton Commons	1420 North Main Street	Fuquay- Varina	NC	27526-7226	8,958	75.7%	$61,237	10,616	18.5%	$65,404	6.8%	317
City Crossing	2620 Watson Boulevard	Warner Robins	GA	31093	22,661	21.1%	$51,942	24,570	8.4%	$55,806	7.4%	801
Cox Creek Centre	374 Cox Creek Parkway	Florence	AL	35630-1540	11,159	6.7%	$33,831	11,438	2.5%	$34,777	2.8%	395
Forestdale Plaza	118 West Main Street	Jamestown	NC	27282	15,699	26.7%	$63,283	17,104	9.0%	$65,448	3.4%	555
Wakefield Crossing	13200 New Falls of Neuse Road	Raleigh	NC	27614-8239	11,844	189.7%	$80,695	13,706	15.7%	$87,441	8.4%	419
Shoppes Of Lake Mary	4155 West Lake Mary Boulevard	Lake Mary	FL	32746-2410	21,639	30.3%	$72,749	23,863	10.3%	$77,298	6.3%	765
Shops on the Circle	3500 Ross Clark Circle	Dothan	AL	36303-5905	15,822	14.2%	$43,642	16,680	5.4%	$46,127	5.7%	560
Clayton Corners	US Highway 70 West	Clayton	NC	27520	7,626	40.7%	$51,610	8,760	14.9%	$53,339	3.4%	270
H.H. Greg-Cary	1401 Piney Plains Road	Cary	NC	27518-6849	27,557	22.7%	$57,085	31,076	12.8%	$58,685	2.8%	975
Forest Hills Centre	1700 Raleigh Road NW	Wilson	NC	27896-2093	15,949	10.8%	$36,071	16,657	4.4%	$37,745	4.6%	564
Golden Gate	2268 Golden Gate Drive	Greensboro	NC	27405-4302	33,235	9.1%	$38,246	34,764	4.6%	$39,645	3.7%	1,175
Shops at The Fresh Market	20601 Torrence Chapel Road	Cornelius	NC	28031-6394	14,531	69.5%	$77,763	16,731	15.1%	$82,704	6.4%	514
Rosedale	9911 Rose Commons Drive	Huntersville	NC	28078-0323	14,869	89.1%	$84,342	17,378	16.9%	$89,711	6.4%	526
Rite Aid-Amherst	2545 Millersport Highway	Getzville	NY	14068-1445	21,932	2.0%	$70,335	21,803	-0.6%	$74,116	5.4%	776
Rite Aid-Erie (East 26th St)	404 East 26th Street	Erie	PA	16504-2802	44,177	1.1%	$34,648	43,942	-0.5%	$36,521	5.4%	1,562
Rite Aid-Weirton	1360 Cove Road	Weirton	WV	26062-4205	8,605	-4.1%	$42,544	8,308	-3.5%	$44,983	5.7%	304
Rite Aid-Broadway	1625 Broadway Street	Buffalo	NY	14212-2042	62,443	-9.6%	$28,524	59,190	-5.2%	$30,028	5.3%	2,208
Rite Aid-Erie (East 6th St)	353 East 6th Street	Erie	PA	16507-1609	36,938	0.5%	$32,012	36,644	-0.8%	$33,388	4.3%	1,306
Rite Aid-Genesee	2401 Genesee Street	Cheektowaga	NY	14225-2805	63,026	-9.3%	$33,466	59,746	-5.2%	$35,020	4.6%	2,229
Gateway Plaza-Jacksonville	1305 Western Boulevard	Jacksonville	NC	28546-6663	16,363	13.3%	$42,562	17,090	4.4%	$45,796	7.6%	579
Rite Aid-Erie (West 12th St)	2184 West 12th Street	Erie	PA	16505-4805	32,210	0.7%	$38,620	32,001	-0.7%	$40,491	4.8%	1,139
Rite Aid-Pittsburgh (Golden)	1804 Golden Mile Highway	Pittsburgh	PA	15239-2828	14,128	-1.2%	$63,440	13,891	-1.7%	$67,061	5.7%	500
Rite Aid-Central	1166 Central Avenue	Dunkirk	NY	14048-3603	9,957	-1.2%	$38,435	9,806	-1.5%	$41,078	6.9%	352
Rite Aid-Pittsburgh (Saw Mill)	2501 Saw Mill Run Boulevard	Pittsburgh	PA	15234-3110	57,900	-7.7%	$46,622	55,230	-4.6%	$49,564	6.3%	2,048
Rite Aid-Erie (Peach Street)	5440 Peach Street	Erie	PA	16509	28,957	2.5%	$43,312	28,969	0.0%	$45,538	5.1%	1,024
Rite Aid-Cheswick	1200 Pittsburgh Street	Cheswick	PA	15024-1445	13,881	-5.5%	$46,892	13,375	-3.7%	$50,609	7.9%	491
Rite Aid-Irwin	3550 Route 130	Irwin	PA	15642-1497	9,002	5.3%	$63,495	9,103	1.1%	$69,606	9.6%	318
Rite Aid-Erie (Buffalo Road)	4145 Buffalo Road	Erie	PA	16510-2109	17,548	1.2%	$43,459	17,460	-0.5%	$46,027	5.9%	621
Rite Aid-New Castle	31 North Jefferson Street	New Castle	PA	16101-3903	15,183	-5.7%	$35,721	14,607	-3.8%	$38,301	7.2%	537
Rite Aid-Connellsville	100 Memorial Boulevard	Connellsville	PA	15425-2652	7,593	-5.6%	$31,163	7,329	-3.5%	$32,835	5.4%	269
Rite Aid-Monroeville (WM Penn)	4111 William Penn Highway	Monroeville	PA	15146-2601	18,576	-4.3%	$49,685	17,976	-3.2%	$53,040	6.8%	657
Rite Aid-Monroeville (Jamison)	2604 Monroeville Boulevard	Monroeville	PA	15146-2364	23,787	-5.5%	$46,965	22,893	-3.8%	$49,431	5.3%	841
River Ridge	4610 Highway 280 South	Birmingham	AL	35242-5028	16,301	21.9%	$74,259	17,768	9.0%	$79,144	6.6%	577
North Aiken Bi-Lo Center	1149 York Street NE	Aiken	SC	29801	7,757	3.5%	$34,643	7,912	2.0%	$36,181	4.4%	274
Jefferson Plaza	12131 Jefferson Avenue	Newport News	VA	23602-6916	34,645	13.8%	$57,056	36,240	4.6%	$62,846	10.1%	1,225
Rowlett Plaza	8800 Lakeview Parkway	Rowlett	TX	75088-4498	14,268	40.1%	$80,518	16,146	13.2%	$84,404	4.8%	505
Duvall Village	4825 Glenn Dale Road	Bowie	MD	20720-3585	19,772	11.9%	$96,962	20,236	2.4%	$105,909	9.2%	699
Harundale Plaza	7440 Ritchie Highway	Glen Burnie	MD	21061-3115	31,976	0.6%	$62,306	31,868	-0.3%	$67,994	9.1%	1,131
Lakewood Ranch Plaza	1755 Lakewood Ranch Boulevard	Bradenton	FL	34211-4906	5,903	109.6%	$80,433	6,805	15.3%	$89,796	11.6%	209
Market Place at Mill Creek	1695 Mall of Georgia Boulevard	Buford	GA	30519-4929	14,259	75.9%	$79,691	16,436	15.3%	$83,271	4.5%	504
Stonecrest Marketplace	8150 Mall Parkway	Lithonia	GA	30038-2545	7,773	58.5%	$45,724	8,576	10.3%	$46,661	2.0%	275
Jones Bridge Square	5075 Peachtree Parkway	Norcross	GA	30092-6508	21,035	13.7%	$91,815	22,899	8.9%	$95,484	4.0%	744
Shoppes at Citiside	4430 The Plaza	Charlotte	NC	28215	37,222	12.7%	$38,255	40,685	9.3%	$39,686	3.7%	1,316
Shoppes on the Ridge	23965 US Highway 27	Lake Wales	FL	33859-7812	5,181	3.5%	$33,100	5,415	4.5%	$35,362	6.8%	183
Plant City Crossing	2515 Thonotosassa Road	Plant City	FL	33563-1464	13,708	8.4%	$45,972	14,669	7.0%	$49,856	8.4%	485
Lakeview Plaza	2340 Fortune Road	Kissimmee	FL	34744	21,266	52.7%	$48,536	25,439	19.6%	$51,003	5.1%	752
Winter Park Palms	4270 Aloma Avenue	Winter Park	FL	32792-9424	37,363	-1.9%	$51,244	37,924	1.5%	$55,084	7.5%	1,321
Presidential Commons	1630-1708 Scenic Highway	Snellville	GA	30078-5647	20,358	34.0%	$79,561	22,895	12.5%	$81,968	3.0%	720
Market Square	9503 Highway Five	Douglasville	GA	30135-1515	14,118	42.1%	$57,975	16,304	15.5%	$60,847	5.0%	499
Village Square at Golf	3775 West Woodbright Road	Boynton Beach	FL	33436	43,622	11.5%	$57,455	46,589	6.8%	$61,673	7.3%	1,543
Camp Hill Center	3414 Simpson Ferry Road	Camp Hill	PA	17011	23,565	3.8%	$62,156	23,868	1.3%	$67,002	7.8%	833

A:42

Property Name	Address	City	State	Zip Code	2009 Households	Household Growth 2000-2009	2009 Median Household Income	2014 Households	Household Growth 2009-2014	2014 Median Household Income	Median Household Income Growth 2009-2014	2009 Household Density
Chatham Crossing	14215 US Highway 64 West	Siler City	NC	27344	4,047	17.0%	$32,863	4,409	8.9%	$33,364	1.5%	143
Gateway Plaza-Conway	2701 Church Street	Conway	SC	29526-4422	6,299	22.8%	$36,334	7,059	12.1%	$39,534	8.8%	223
Rite Aid-Gaffney	1320 West Floyd Baker Boulevard	Gaffney	SC	29341-1416	7,961	-0.7%	$33,797	8,139	2.2%	$35,767	5.8%	282
Wendover Village I	4203 West Wendover Avenue	Greensboro	NC	27407-1919	30,384	15.2%	$46,178	32,775	7.9%	$47,651	3.2%	1,075
Springfield Park	665 Duluth Highway	Lawrenceville	GA	30045-3328	24,291	25.0%	$63,652	27,098	11.6%	$65,342	2.7%	859
Paradise Place	4075 Haverhill Road	West Palm Beach	FL	33417-8115	34,788	15.6%	$39,319	37,944	9.1%	$42,836	8.9%	1,230
Paradise Promenade	5949-6029 Stirling Road	Davie	FL	33314-7225	43,494	0.5%	$50,589	44,635	2.6%	$55,625	10.0%	1,538
Paradise Shoppes of Ellenwood	2828 East Atlanta Road	Ellenwood	GA	30294-2780	11,328	41.5%	$61,609	13,143	16.0%	$63,646	3.3%	401
Plaza Del Paraiso	12100 SW 127th Avenue	Miami	FL	33186-4663	49,958	7.9%	$62,529	52,655	5.4%	$67,846	8.5%	1,767
Shoppes at Lake Dow	900 Highway 81 East	McDonough	GA	30252-2978	10,808	111.6%	$56,103	13,873	28.4%	$58,689	4.6%	382
Shoppes at Lithia	3461 Lithia Pinecrest Road	Valrico	FL	33596-6302	22,189	25.9%	$80,420	24,896	12.2%	$88,016	9.4%	785
Shoppes at Paradise Pointe	251 Miracle Strip Parkway SE	Fort Walton Beach	FL	32548-5853	13,710	1.5%	$48,671	14,039	2.4%	$54,551	12.1%	485
Oakley Plaza	807 Fairview Road	Asheville	NC	28803	13,851	8.0%	$41,748	14,560	5.1%	$45,052	7.9%	490
Meadowmont Village Center	116 West Barbee Chapel Road	Chapel Hill	NC	27517-8119	17,691	13.1%	$48,358	19,083	7.9%	$51,951	7.4%	626
Creeks at Virginia Center	9830 Brook Road	Glen Allen	VA	23059-4529	14,894	20.4%	$66,599	16,266	9.2%	$72,870	9.4%	527
Columbiana Station	1110 Bower Parkway	Columbia	SC	29212	19,095	9.0%	$57,689	20,267	6.1%	$60,797	5.4%	675
Garland Plaza	3265 Broadway Boulevard	Garland	TX	75043-1530	38,590	-1.5%	$47,494	38,915	0.8%	$49,228	3.7%	1,365
Commonwealth Center	4600 Commonwealth Center Parkway	Midlothian	VA	23112-8686	13,839	28.2%	$82,065	15,463	11.7%	$88,701	8.1%	489
Shoppes at New Tampa	1920 County Road 581	Wesley Chapel	FL	33544-9262	13,374	158.2%	$81,303	17,513	31.0%	$88,893	9.3%	473
Tequesta Shoppes Plaza	105 North US Highway One	Tequesta	FL	33469-2737	14,119	7.3%	$70,245	14,954	5.9%	$76,049	8.3%	499
Rite Aid-Piedmont	915 Anderson Street	Piedmont	SC	29673-1418	4,551	16.2%	$42,578	4,915	8.0%	$44,379	4.2%	161
Fountains	801 South University Drive	Plantation	FL	33324-3336	48,686	2.2%	$56,313	50,381	3.5%	$61,966	10.0%	1,722
Overlook at King of Prussia	301 Goddard Boulevard	King Of Prussia	PA	19406	23,460	0.7%	$73,767	23,584	0.5%	$81,276	10.2%	830
Brooker Creek	36301 East Lake Road	Palm Harbor	FL	34685-3200	17,229	10.0%	$74,680	18,195	5.6%	$83,177	11.4%	609
Concord Crossing	595 Highway 601 Bypass South	Concord	NC	28025	12,953	11.2%	$42,458	13,925	7.5%	$44,243	4.2%	458
Monroe	1620 East Roosevelt Highway	Monroe	NC	28112	6,818	14.8%	$43,457	7,448	9.2%	$46,502	7.0%	241
Paraiso Plaza	3300 West 80th Street	Hialeah	FL	33018	39,765	3.7%	$47,651	41,193	3.6%	$53,105	11.4%	1,406
Sheridan Square	401 East Sheridan Street	Dania	FL	33004-4603	44,514	-0.3%	$43,984	45,577	2.4%	$47,850	8.8%	1,574
Valley Park Commons	1520 Wesel Boulevard	Hagerstown	MD	21740	20,736	9.3%	$39,343	21,856	5.4%	$43,144	9.7%	733
Windsor Court	1095 Kennedy Road	Windsor	CT	06095-1339	11,087	5.2%	$69,254	11,392	2.8%	$74,514	7.6%	392
Capital Crossing	2900 East Millbrook Road	Raleigh	NC	27604-2816	32,800	36.9%	$52,500	37,873	15.5%	$55,407	5.5%	1,160
Bardmoore Promenade	10801 Starkey Road	Largo	FL	33777-1159	42,279	-0.3%	$43,291	42,805	1.2%	$46,748	8.0%	1,495
Watercolor Crossing	110 Watercolor Way	Santa Rosa Beach	FL	32459-7354	1,086	97.8%	$52,638	1,382	27.3%	$60,638	15.2%	38
Village Center	5500 Washington Avenue	Racine	WI	53406	31,667	4.5%	$45,493	32,353	2.2%	$47,529	4.5%	1,120
Carlisle Commons	60 Noble Boulevard	Carlisle	PA	17013-4119	13,345	9.0%	$48,710	13,982	4.8%	$54,193	11.3%	472
Cedar Springs Crossing	2199 Southport Road	Spartanburg	SC	29302	11,100	-2.2%	$38,921	11,140	0.4%	$40,380	3.7%	393
Largo Towne Center	950 Largo Center Drive	Upper Marlboro	MD	20774-3704	30,704	10.0%	$74,358	31,975	4.1%	$82,212	10.6%	1,086
Lexington Place	100 Old Cherokee Road	Lexington	SC	29072-9316	10,861	44.1%	$71,529	12,535	15.4%	$76,649	7.2%	384
Suwanee Crossroads	3255 Lawrenceville Suwanee Rd	Suwanee	GA	30024	17,711	52.2%	$87,020	20,867	17.8%	$90,313	3.8%	626
Commons 440	440 State Route 440	Jersey City	NJ	07305-4813	75,807	-2.2%	$47,168	75,051	-1.0%	$52,871	12.1%	2,681
Edgewater Towne Center	905 River Road	Edgewater	NJ	07020-1389	352,578	3.0%	$44,233	359,408	1.9%	$49,020	10.8%	12,470
Brick Center Plaza	51 Chambersbridge Road	Brick	NJ	08723-4168	30,721	5.3%	$55,697	31,599	2.9%	$60,703	9.0%	1,087
East Hanover Plaza	154 State Route 10	East Hanover	NJ	7936	12,906	9.0%	$105,874	13,465	4.3%	$116,219	9.8%	456
Route 22	2700 US Highway 22 East	Union	NJ	07083-8513	46,029	-2.6%	$81,074	45,583	-1.0%	$87,093	7.4%	1,628
Loews Theatre Complex	145 State Route 10	East Hanover	NJ	07936-2104	12,746	9.5%	$105,458	13,315	4.5%	$115,741	9.8%	451
West Falls Plaza	1730 Route 46	West Paterson	NJ	07424-1716	40,286	-0.4%	$66,552	40,410	0.3%	$70,753	6.3%	1,425
Glenmark Center	889 Venture Drive	Morgantown	WV	26508-7307	10,169	13.7%	$42,325	10,669	4.9%	$48,095	13.6%	360
Downtown Short Pump	11500 West Broad Street	Richmond	VA	23233-1003	24,844	27.6%	$86,174	27,586	11.0%	$93,479	8.5%	879
Flamingo Falls Town Center	2000-2216 North Flamingo Road	Pembroke Pines	FL	33028-3500	41,163	4.2%	$67,294	42,765	3.9%	$74,152	10.2%	1,456
River Run	9951 Miramar Parkway	Miramar	FL	33025-2397	55,677	11.3%	$52,522	59,483	6.8%	$58,451	11.3%	1,969
Bi-Lo Asheville	511 Smokey Park Highway	Candler	NC	28715	9,369	11.0%	$40,963	9,966	6.4%	$43,504	6.2%	331
Southern Pines Marketplace	10564 US Highway 15-501	Southern Pines	NC	28387	9,466	25.8%	$49,770	10,551	11.5%	$54,544	9.6%	335
Costco Plaza	9919 Pulaski Highway	Baltimore	MD	21220-1411	26,131	8.1%	$57,326	27,160	3.9%	$63,273	10.4%	924
Village Crossing	5507 West Touhy Avenue	Skokie	IL	60077-3235	69,037	-0.7%	$65,145	68,994	-0.1%	$69,177	6.2%	2,442
North Hill Commons	3521 Clemson Boulevard	Anderson	SC	29621-1312	11,270	11.4%	$45,023	11,949	6.0%	$47,167	4.8%	399
BJ’s Wholesale Club	6030 East Independence Boulevard	Charlotte	NC	28212-6830	41,672	10.8%	$45,517	44,718	7.3%	$46,975	3.2%	1,474
Bi-Lo Shelmore	774 South Shelmore Boulevard	Mount Pleasant	SC	29464-6656	15,899	19.3%	$69,558	17,291	8.8%	$76,091	9.4%	562
Goody’s-Augusta	2630 Georgetown Drive	Augusta	GA	30906-7002	18,684	-0.6%	$36,058	18,676	0.0%	$37,956	5.3%	661
Oak Summit	344 East Hanes Mill Road	Winston- Salem	NC	27105-9135	11,677	7.9%	$38,159	12,298	5.3%	$39,126	2.5%	413
Squire Wood Village	115 West Highway 25/70	Dandridge	TN	37725	2,565	29.9%	$44,076	2,881	12.3%	$47,333	7.4%	91
Town & Country Commons	8925 Town and Country Circle	Knoxville	TN	37923-4931	28,514	8.6%	$30,330	30,018	5.3%	$32,420	6.9%	1,008
Wytheville Commons	215 Commonwealth Drive	Wytheville	VA	24382-1180	4,053	7.4%	$35,419	4,151	2.4%	$39,430	11.3%	143
Barrett Pavilion I-IV	740 Barrett Parkway	Kennesaw	GA	30144-6860	17,795	32.0%	$54,718	20,233	13.7%	$57,006	4.2%	629
Heritage Pavilion	2540 Cumberland Boulevard	Smyrna	GA	30080	38,684	6.1%	$56,879	40,530	4.8%	$60,781	6.9%	1,368
Hiram Pavilion	5220 Jimmy Lee Smith Parkway	Hiram	GA	30141-2739	8,968	71.3%	$50,770	11,186	24.7%	$54,192	6.7%	317
CVS-Dallas (Main Street)	6749 Main Street	The Colony	TX	75056	15,393	66.4%	$83,307	18,850	22.5%	$91,254	9.5%	544
CVS-Fort Worth (Sycamore)	4551 Sycamore School Road	Fort Worth	TX	76133	38,265	29.1%	$52,802	43,091	12.6%	$56,291	6.6%	1,353
CVS-Wichita Falls (Fairway)	4600 SouthWest Parkway	Wichita Falls	TX	76310-3215	16,006	2.4%	$45,600	16,304	1.9%	$48,430	6.2%	566
CVS-Wichita Falls (38th St)	3601 Jacksboro Highway	Wichita Falls	TX	76302-1638	19,600	-3.5%	$34,227	19,327	-1.4%	$37,255	8.8%	693
CVS-Lake Worth	6640 Lake Worth Boulevard	Lake Worth	TX	76135-3000	11,616	32.8%	$42,779	13,241	14.0%	$45,898	7.3%	411
CVS-Tyler	1710 West Gentry Parkway	Tyler	TX	75702-3926	14,776	7.7%	$32,378	15,536	5.1%	$34,883	7.7%	523
CVS-Fort Worth (Jacksbor)	2706 Jacksboro Highway	Fort Worth	TX	76114-1945	25,511	10.2%	$36,622	27,247	6.8%	$39,393	7.6%	902
CVS-Richardson (Arapaho)	2090 East Arapaho Road	Richardson	TX	75081-3145	38,307	3.4%	$64,487	39,640	3.5%	$66,872	3.7%	1,355
CVS-River Oaks	5301 River Oaks Boulevard	River Oaks	TX	76114-3302	29,950	6.7%	$38,627	31,560	5.4%	$41,001	6.1%	1,059
CVS-Richardson (Buckingham)	1425 Buckingham Road	Richardson	TX	75081-5324	54,208	0.6%	$47,630	55,356	2.1%	$49,049	3.0%	1,917
CVS-Parker	6401 West Parker Road	Plano	TX	75093-7919	40,857	37.4%	$70,017	47,975	17.4%	$73,313	4.7%	1,445
CVS-Richland Hills (David)	4808 Davis Boulevard	Richland Hills	TX	76180-7001	38,632	9.5%	$56,590	41,092	6.4%	$60,115	6.2%	1,366
Rite Aid-Marietta	731 Whitlock Avenue SW	Marietta	GA	30064-3033	20,461	11.4%	$48,060	21,842	6.8%	$51,223	6.6%	724
Rite Aid-Lawrenceville	1545 Lawrenceville Highway	Lawrenceville	GA	30044-4604	25,955	26.5%	$64,297	29,115	12.2%	$65,628	2.1%	918
Rite Aid-Gainsville	599 South Enota Drive	Gainesville	GA	30501	13,933	24.6%	$39,523	15,612	12.1%	$41,972	6.2%	493
Rite Aid-Snellville	3295 Centerville Highway	Snellville	GA	30039-6113	17,561	31.7%	$65,259	20,047	14.2%	$66,075	1.3%	621
CVS-Oklahoma City	2323 North Martin Luther King Avenue	Oklahoma City	OK	73111-2405	16,757	2.7%	$28,160	17,107	2.1%	$30,739	9.2%	593
CVS-Kissimmee	3300 South Orange Blossom Trail	Kissimmee	FL	34746-6552	9,129	34.0%	$40,763	10,573	15.8%	$44,073	8.1%	323

Property Name	Address	City	State	Zip Code	2010 Households	Household Growth 2000-2010	2010 Median HH Income	2015 Households	Household Growth 2010-2015	2015 Median Household Income	Median Household Income Growth 2010-2015	2010 Household Density
Chatham Crossing	14215 US Highway 64 West	Siler City	NC	27344	4,190	22.2%	$35,395	4,614	10.1%	$35,965	1.6%	148
Gateway Plaza-Conway	2701 Church Street	Conway	SC	29526-4422	6,550	28.1%	$36,650	7,473	14.1%	$39,200	7.0%	232
Rite Aid-Gaffney	1320 West Floyd Baker Boulevard	Gaffney	SC	29341-1416	8,222	2.5%	$32,931	8,271	0.6%	$33,805	2.7%	291
Wendover Village I	4203 West Wendover Avenue	Greensboro	NC	27407-1919	31,019	18.0%	$46,959	33,219	7.1%	$47,954	2.1%	1,097
Springfield Park	665 Duluth Highway	Lawrenceville	GA	30045-3328	24,337	26.8%	$64,207	27,171	11.6%	$65,697	2.3%	861
Paradise Place	4075 Haverhill Road	West Palm Beach	FL	33417-8115	35,561	17.6%	$40,340	38,257	7.6%	$42,502	5.4%	1,258
Paradise Promenade	5949-6029 Stirling Road	Davie	FL	33314-7225	44,119	1.1%	$50,930	45,069	2.2%	$54,953	7.9%	1,560
Paradise Shoppes of Ellenwood	2828 East Atlanta Road	Ellenwood	GA	30294-2780	11,723	43.1%	$62,860	13,514	15.3%	$64,441	2.5%	415
Plaza Del Paraiso	12100 SW 127th Avenue	Miami	FL	33186-4663	51,027	10.3%	$63,306	53,571	5.0%	$67,336	6.4%	1,805
Shoppes at Lake Dow	900 Highway 81 East	McDonough	GA	30252-2978	11,242	117.7%	$57,948	13,424	19.4%	$60,164	3.8%	398
Shoppes at Lithia	3461 Lithia Pinecrest Road	Valrico	FL	33596-6302	22,060	24.9%	$81,136	24,626	11.6%	$87,987	8.4%	780
Shoppes at Paradise Pointe	251 Miracle Strip Parkway SE	Fort Walton Beach	FL	32548-5853	13,753	0.3%	$49,409	13,891	1.0%	$54,473	10.2%	486
Oakley Plaza	807 Fairview Road	Asheville	NC	28803	14,057	8.7%	$42,247	14,607	3.9%	$44,890	6.3%	497
Meadowmont Village Center	116 West Barbee Chapel Road	Chapel Hill	NC	27517-8119	17,991	15.8%	$49,271	19,315	7.4%	$53,117	7.8%	636
Creeks at Virginia Center	9830 Brook Road	Glen Allen	VA	23059-4529	14,715	20.4%	$67,582	15,820	7.5%	$73,711	9.1%	520
Columbiana Station	1110 Bower Parkway	Columbia	SC	29212	19,828	11.2%	$58,529	21,068	6.3%	$60,944	4.1%	701
Garland Plaza	3265 Broadway Boulevard	Garland	TX	75043-1530	38,303	-2.1%	$47,933	38,356	0.1%	$49,256	2.8%	1,355
Commonwealth Center	4600 Commonwealth Center Parkway	Midlothian	VA	23112-8686	14,188	31.7%	$83,011	15,443	8.9%	$88,493	6.6%	502
Shoppes at New Tampa	1920 County Road 581	Wesley Chapel	FL	33544-9262	13,518	164.7%	$81,037	15,776	16.7%	$89,400	10.3%	478
Tequesta Shoppes Plaza	105 North US Highway One	Tequesta	FL	33469-2737	14,353	10.5%	$70,822	15,289	6.5%	$76,234	7.6%	508
Rite Aid-Piedmont	915 Anderson Street	Piedmont	SC	29673-1418	4,520	15.6%	$43,324	4,838	7.0%	$44,523	2.8%	160
Fountains	801 South University Drive	Plantation	FL	33324-3336	47,791	0.1%	$57,118	48,677	1.9%	$61,559	7.8%	1,690
Overlook at King of Prussia	301 Goddard Boulevard	King Of Prussia	PA	19406	23,294	0.7%	$76,130	23,251	-0.2%	$82,458	8.3%	824
Brooker Creek	36301 East Lake Road	Palm Harbor	FL	34685-3200	16,814	8.1%	$76,385	17,402	3.5%	$84,741	10.9%	595
Concord Crossing	595 Highway 601 Bypass South	Concord	NC	28025	13,510	16.5%	$44,011	14,756	9.2%	$45,807	4.1%	478
Monroe	1620 East Roosevelt Highway	Monroe	NC	28112	6,745	15.9%	$43,694	7,698	14.1%	$46,260	5.9%	239
Paraiso Plaza	3300 West 80th Street	Hialeah	FL	33018	40,456	4.7%	$48,343	41,889	3.5%	$52,777	9.2%	1,431
Sheridan Square	401 East Sheridan Street	Dania	FL	33004-4603	45,369	-0.3%	$44,359	46,059	1.5%	$47,644	7.4%	1,605
Valley Park Commons	1520 Wesel Boulevard	Hagerstown	MD	21740	20,336	9.1%	$39,947	20,987	3.2%	$42,802	7.1%	719
Windsor Court	1095 Kennedy Road	Windsor	CT	06095-1339	11,185	4.9%	$71,279	11,342	1.4%	$75,461	5.9%	396
Capital Crossing	2900 East Millbrook Road	Raleigh	NC	27604-2816	33,958	40.9%	$54,121	39,438	16.1%	$55,844	3.2%	1,201
Bardmoore Promenade	10801 Starkey Road	Largo	FL	33777-1159	41,845	-2.4%	$44,043	41,538	-0.7%	$46,729	6.1%	1,480
Watercolor Crossing	110 Watercolor Way	Santa Rosa Beach	FL	32459-7354	1,255	96.4%	$54,112	1,485	18.3%	$61,512	13.7%	44
Village Center	5500 Washington Avenue	Racine	WI	53406	32,255	7.6%	$46,860	33,001	2.3%	$48,509	3.5%	1,141
Carlisle Commons	60 Noble Boulevard	Carlisle	PA	17013-4119	13,296	8.6%	$50,128	13,724	3.2%	$54,669	9.1%	470
Cedar Springs Crossing	2199 Southport Road	Spartanburg	SC	29302	11,309	-0.2%	$40,117	11,398	0.8%	$41,231	2.8%	400
Largo Towne Center	950 Largo Center Drive	Upper Marlboro	MD	20774-3704	29,770	6.9%	$76,163	30,186	1.4%	$83,310	9.4%	1,053
Lexington Place	100 Old Cherokee Road	Lexington	SC	29072-9316	11,427	54.8%	$73,260	13,007	13.8%	$77,978	6.4%	404
Suwanee Crossroads	3255 Lawrenceville Suwanee Rd	Suwanee	GA	30024	19,184	55.9%	$89,790	22,169	15.6%	$92,985	3.6%	678
Commons 440	440 State Route 440	Jersey City	NJ	07305-4813	74,462	-3.5%	$49,132	73,271	-1.6%	$54,795	11.5%	2,634
Edgewater Towne Center	905 River Road	Edgewater	NJ	07020-1389	352,410	3.5%	$45,969	357,291	1.4%	$50,987	10.9%	12,464
Brick Center Plaza	51 Chambersbridge Road	Brick	NJ	08723-4168	30,401	4.6%	$57,515	31,007	2.0%	$61,856	7.5%	1,075
East Hanover Plaza	154 State Route 10	East Hanover	NJ	7936	12,682	7.5%	$108,249	12,963	2.2%	$116,132	7.3%	449
Route 22	2700 US Highway 22 East	Union	NJ	07083-8513	45,831	-2.7%	$84,530	45,032	-1.7%	$90,694	7.3%	1,621
Loews Theatre Complex	145 State Route 10	East Hanover	NJ	07936-2104	12,457	7.9%	$107,786	12,752	2.4%	$115,589	7.2%	441
West Falls Plaza	1730 Route 46	West Paterson	NJ	07424-1716	40,228	-0.4%	$67,998	39,934	-0.7%	$71,667	5.4%	1,423
Glenmark Center	889 Venture Drive	Morgantown	WV	26508-7307	10,622	17.9%	$42,633	11,206	5.5%	$47,534	11.5%	376
Downtown Short Pump	11500 West Broad Street	Richmond	VA	23233-1003	25,813	31.3%	$88,665	27,915	8.1%	$95,448	7.7%	913
Flamingo Falls Town Center	2000-2216 North Flamingo Road	Pembroke Pines	FL	33028-3500	41,673	6.4%	$67,373	43,192	3.7%	$72,901	8.2%	1,474
River Run	9951 Miramar Parkway	Miramar	FL	33025-2397	55,372	11.4%	$53,088	57,806	4.4%	$57,338	8.0%	1,958
Bi-Lo Asheville	511 Smokey Park Highway	Candler	NC	28715	9,677	13.7%	$41,763	10,184	5.2%	$43,767	4.8%	342
Southern Pines Marketplace	10564 US Highway 15-501	Southern Pines	NC	28387	9,696	29.6%	$48,797	10,602	9.3%	$51,431	5.4%	343
Costco Plaza	9919 Pulaski Highway	Baltimore	MD	21220-1411	26,170	8.8%	$58,583	26,865	2.7%	$63,857	9.0%	926
Village Crossing	5507 West Touhy Avenue	Skokie	IL	60077-3235	68,953	-0.5%	$66,550	68,574	-0.6%	$69,886	5.0%	2,439
North Hill Commons	3521 Clemson Boulevard	Anderson	SC	29621-1312	11,583	14.3%	$46,104	12,261	5.9%	$48,248	4.7%	410
BJ’s Wholesale Club	6030 East Independence Boulevard	Charlotte	NC	28212-6830	43,839	15.7%	$46,276	48,394	10.4%	$47,419	2.5%	1,550
Bi-Lo Shelmore	774 South Shelmore Boulevard	Mount Pleasant	SC	29464-6656	16,294	20.9%	$71,899	17,712	8.7%	$78,545	9.2%	576
Goody’s-Augusta	2630 Georgetown Drive	Augusta	GA	30906-7002	18,661	0.3%	$36,337	18,673	0.1%	$37,538	3.3%	660
Oak Summit	344 East Hanes Mill Road	Winston- Salem	NC	27105-9135	12,141	9.1%	$38,515	12,692	4.5%	$39,040	1.4%	429
Squire Wood Village	115 West Highway 25/70	Dandridge	TN	37725	2,704	38.8%	$44,630	3,028	12.0%	$47,279	5.9%	96
Town & Country Commons	8925 Town and Country Circle	Knoxville	TN	37923-4931	28,410	9.7%	$30,918	29,627	4.3%	$32,473	5.0%	1,005
Wytheville Commons	215 Commonwealth Drive	Wytheville	VA	24382-1180	4,146	9.3%	$34,688	4,273	3.1%	$37,357	7.7%	147
Barrett Pavilion I-IV	740 Barrett Parkway	Kennesaw	GA	30144-6860	18,213	35.2%	$56,732	19,951	9.5%	$58,195	2.6%	644
Heritage Pavilion	2540 Cumberland Boulevard	Smyrna	GA	30080	39,129	6.2%	$59,657	40,621	3.8%	$62,970	5.6%	1,384
Hiram Pavilion	5220 Jimmy Lee Smith Parkway	Hiram	GA	30141-2739	8,849	69.8%	$51,719	10,794	22.0%	$53,746	3.9%	313
CVS-Dallas (Main Street)	6749 Main Street	The Colony	TX	75056	14,620	60.2%	$84,881	17,348	18.7%	$92,300	8.7%	517
CVS-Fort Worth (Sycamore)	4551 Sycamore School Road	Fort Worth	TX	76133	37,757	27.4%	$54,005	41,739	10.6%	$56,438	4.5%	1,335
CVS-Wichita Falls (Fairway)	4600 SouthWest Parkway	Wichita Falls	TX	76310-3215	15,678	2.2%	$47,949	15,714	0.2%	$51,270	6.9%	554
CVS-Wichita Falls (38th St)	3601 Jacksboro Highway	Wichita Falls	TX	76302-1638	19,690	-3.3%	$36,274	19,283	-2.1%	$39,360	8.5%	696
CVS-Lake Worth	6640 Lake Worth Boulevard	Lake Worth	TX	76135-3000	12,096	36.9%	$44,152	13,237	9.4%	$46,596	5.5%	428
CVS-Tyler	1710 West Gentry Parkway	Tyler	TX	75702-3926	14,615	7.2%	$33,209	15,173	3.8%	$35,315	6.3%	517
CVS-Fort Worth (Jacksbor)	2706 Jacksboro Highway	Fort Worth	TX	76114-1945	25,457	9.6%	$37,682	27,098	6.5%	$40,268	6.9%	900
CVS-Richardson (Arapaho)	2090 East Arapaho Road	Richardson	TX	75081-3145	38,560	4.4%	$65,142	39,851	3.4%	$66,797	2.5%	1,364
CVS-River Oaks	5301 River Oaks Boulevard	River Oaks	TX	76114-3302	29,440	4.8%	$39,410	31,114	5.7%	$41,860	6.2%	1,041
CVS-Richardson (Buckingham)	1425 Buckingham Road	Richardson	TX	75081-5324	54,116	0.8%	$47,899	54,821	1.3%	$48,582	1.4%	1,914
CVS-Parker	6401 West Parker Road	Plano	TX	75093-7919	43,004	43.3%	$71,966	50,785	18.1%	$74,216	3.1%	1,521
CVS-Richland Hills (David)	4808 Davis Boulevard	Richland Hills	TX	76180-7001	38,535	8.6%	$57,762	41,226	7.0%	$61,218	6.0%	1,363
Rite Aid-Marietta	731 Whitlock Avenue SW	Marietta	GA	30064-3033	21,297	16.8%	$50,143	22,578	6.0%	$53,202	6.1%	753
Rite Aid-Lawrenceville	1545 Lawrenceville Highway	Lawrenceville	GA	30044-4604	25,661	27.7%	$65,244	28,883	12.6%	$66,248	1.5%	908
Rite Aid-Gainsville	599 South Enota Drive	Gainesville	GA	30501	14,323	28.2%	$39,934	15,920	11.2%	$41,593	4.2%	507
Rite Aid-Snellville	3295 Centerville Highway	Snellville	GA	30039-6113	17,765	32.9%	$66,164	20,051	12.9%	$66,763	0.9%	628
CVS-Oklahoma City	2323 North Martin Luther King Avenue	Oklahoma City	OK	73111-2405	16,708	2.9%	$29,198	16,947	1.4%	$31,466	7.8%	591
CVS-Kissimmee	3300 South Orange Blossom Trail	Kissimmee	FL	34746-6552	8,992	33.7%	$40,513	10,536	17.2%	$42,916	5.9%	318

A:43

Property Name	Address	City	State	Zip Code	2009 Households	Household Growth 2000-2009	2009 Median Household Income	2014 Households	Household Growth 2009-2014	2014 Median Household Income	Median Household Income Growth 2009-2014	2009 Household Density
Birkdale Village	8712 Lindholm Drive	Huntersville	NC	28078-1870	18,222	85.1%	$81,244	22,682	24.5%	$84,761	4.3%	644
Sandy Plains Village	4661 Woodstock Road	Roswell	GA	30075-1640	17,616	16.6%	$105,309	19,240	9.2%	$111,004	5.4%	623
Bi-Lo Sylvania	1129 West Ogeechee Street	Sylvania	GA	30467-8626	1,792	-5.9%	$34,775	1,756	-2.0%	$37,666	8.3%	63
Park Place at Cascades Mktpl	21050 Southbank Street	Sterling	VA	20165-7273	31,497	28.6%	$99,989	35,943	14.1%	$111,872	11.9%	1,114
Redbud Commons	2601 South New Hope Road	Gastonia	NC	28056	18,115	16.4%	$49,065	19,558	8.0%	$50,655	3.2%	641
Walgreen’s-Port Huron	1617 Tenth Street	Port Huron	MI	48060-5844	12,760	-0.8%	$31,549	12,646	-0.9%	$31,615	0.2%	451
Shops at Oliver Crossing	5034 Peters Creek Parkway	Winston- Salem	NC	27127	8,689	25.6%	$54,130	9,633	10.9%	$56,009	3.5%	307
Kensington Place	1761 South Rutherford Blvd	Murfreesboro	TN	37130	16,366	35.0%	$39,364	18,822	15.0%	$41,568	5.6%	579
Naugatuck Valley	950 Wolcott Street	Waterbury	CT	6705	37,394	0.1%	$38,761	37,460	0.2%	$42,001	8.4%	1,323
Waterfront Market Amity	149 West Bridge Street	Homestead	PA	15120-5042	52,546	-5.6%	$40,046	50,705	-3.5%	$43,295	8.1%	1,858
Denbigh Village	14346 Warwick Boulevard	Newport News	VA	23602-3814	31,711	9.5%	$51,979	32,815	3.5%	$57,370	10.4%	1,122
Camfield Corners	8620 Camfield Street	Charlotte	NC	28277-2396	27,917	72.4%	$91,036	34,232	22.6%	$95,621	5.0%	987
Pointe at Tampa Palms	17002 Palms Pointe Drive	Tampa	FL	33647	13,614	79.8%	$67,723	16,823	23.6%	$73,040	7.9%	481
Kroger-Cincinnati	6401 Colerain Avenue	Cincinnati	OH	45239-5535	38,301	2.8%	$49,753	38,793	1.3%	$54,396	9.3%	1,355
Kroger-Grand Prairie	2525 West Interstate 20	Grand Prairie	TX	75052-3929	34,893	31.1%	$62,370	39,400	12.9%	$65,721	5.4%	1,234
Olympia	2815 Capital Mall Drive SW	Olympia	WA	98502-8633	18,836	8.7%	$50,472	19,881	5.6%	$55,311	9.6%	666
Sprouts	5660 Sepulveda Boulevard	Culver City	CA	90230-6122	106,345	5.1%	$57,331	111,057	4.4%	$63,529	10.8%	3,761
Wal-Mart-Greenville	1451 Woodruff Road	Greenville	SC	29607-5741	17,978	37.7%	$65,120	20,684	15.1%	$68,573	5.3%	636
Wal-Mart-Alliance	2700 West State Street	Alliance	OH	44601-5611	10,236	-1.6%	$37,759	10,119	-1.1%	$40,133	6.3%	362
Wal-Mart-Winston-Salem	4550 Kester Mill Road	Winston- Salem	NC	27103-1247	20,785	13.1%	$51,656	22,374	7.6%	$53,975	4.5%	735
Sam’s Club-Worcester	301 Barber Avenue	Worcester	MA	01606-2475	43,950	1.1%	$45,427	44,232	0.6%	$49,493	9.0%	1,554
Lowe’s-Steubenville	4115 Mall Drive	Steubenville	OH	43952-3007	10,814	-5.0%	$35,631	10,466	-3.2%	$40,052	12.4%	382
Lowe’s-Baytown	5002 Garth Road	Baytown	TX	77521-2135	16,225	12.1%	$47,758	17,395	7.2%	$51,531	7.9%	574
Kroger-West Chester	7172 Cincinnati-Dayton Road	West Chester	OH	45069	15,677	10.1%	$87,429	16,430	4.8%	$92,878	6.2%	554
Cortez Plaza	6030 14th Street West	Bradenton	FL	34207-4104	34,715	3.5%	$36,500	36,313	4.6%	$39,978	9.5%	1,228
Houston Square	207 Russell Parkway	Warner Robins	GA	31088	21,134	16.5%	$49,320	22,946	8.6%	$53,633	8.7%	747
Manchester Broad Street	286 Broad Street	Manchester	CT	06040-4034	26,305	3.2%	$61,847	26,783	1.8%	$67,256	8.7%	930
Clearwater Crossing	7380 Spout Springs Road	Flowery Branch	GA	30542-7541	6,401	103.9%	$75,947	8,042	25.6%	$81,254	7.0%	226
Middletown Village	1315 West Main Road	Middletown	RI	02842-6355	12,364	-6.3%	$56,864	11,936	-3.5%	$63,116	11.0%	437
Crossroads Plaza-NJ	1520 Route 38	Lumberton	NJ	08048-2904	14,298	12.8%	$76,214	15,010	5.0%	$84,748	11.2%	506
Winslow Bay Commons	594 River Highway	Mooresville	NC	28117	7,097	61.7%	$71,323	8,508	19.9%	$77,107	8.1%	251
Riverdale Shops	935 Riverdale Street	West Springfield	MA	01089-4656	36,177	-1.7%	$34,598	35,834	-1.0%	$37,151	7.4%	1,279
Albertsons at Bloomingdale Hls	10817 Bloomingdale Avenue	Riverview	FL	33578-3616	29,790	46.9%	$58,695	35,031	17.6%	$63,815	8.7%	1,054
Aiken Exchange	2560 Whiskey Road	Aiken	SC	29803-9664	11,831	20.8%	$65,566	12,941	9.4%	$69,657	6.2%	418
Cypress Trace	13300 South Cleveland Avenue	Fort Myers	FL	33907-3886	30,654	24.7%	$47,900	34,827	13.6%	$52,644	9.9%	1,084
Mooresville Marketplace	219-247 East Plaza Drive	Mooresville	NC	28115	10,319	24.6%	$54,690	11,531	11.8%	$59,680	9.1%	365
Piedmont Plaza	2302 Semoran Boulevard	Apopka	FL	32703-5803	26,289	10.7%	$60,142	28,158	7.1%	$64,868	7.9%	930
Warwick Center	1324 Bald Hill Road	Warwick	RI	2886	28,949	2.3%	$53,286	29,126	0.6%	$58,441	9.7%	1,024
Adams Farm	5710 High Point Road	Greensboro	NC	27407-7061	17,384	18.0%	$58,153	18,939	9.0%	$60,244	3.6%	615
Market Square	13300 South Cleveland Avenue	Fort Myers	FL	33907-3886	30,654	24.7%	$47,900	34,827	13.6%	$52,644	9.9%	1,084
Mill Pond Village	3434 Kildaire Farm Road	Cary	NC	27518-2277	12,115	45.6%	$94,783	14,259	17.7%	$98,817	4.3%	428
Thompson Square	68 Thompson Square	Monticello	NY	12701	981	10.2%	$51,946	1,038	5.8%	$59,013	13.6%	35
Capital Plaza	11825 Retail Drive	Wake Forest	NC	27587-7352	11,752	102.6%	$70,124	14,777	25.7%	$75,790	8.1%	416
So Good Beauty & Bridal	3480 Steve Reynolds Boulevard	Duluth	GA	30096-4510	31,814	19.4%	$48,746	35,257	10.8%	$49,004	0.5%	1,125
David’s Bridal	4685 Presidential Parkway	Macon	GA	31206-8712	14,301	-1.2%	$27,599	14,262	-0.3%	$27,800	0.7%	506
Oakland Market Place	7256 Highway 64	Oakland	TN	38060	2,453	109.5%	$57,002	3,151	28.5%	$62,081	8.9%	87
South Square	4001 Durham Chapel Hill Boulevard	Durham	NC	27707-2569	22,693	13.1%	$47,169	24,374	7.4%	$49,052	4.0%	803
North Hampton Market	6019 Wade Hampton Boulevard	Taylors	SC	29687-5334	15,269	24.9%	$47,499	17,014	11.4%	$49,733	4.7%	540
Heather Island	7578 SE Maricamp Road	Ocala	FL	34472-4273	7,964	34.5%	$36,271	9,179	15.3%	$39,174	8.0%	282
Dothan	2821 Montgomery Highway	Dothan	AL	36303-2605	15,318	11.2%	$40,103	16,264	6.2%	$42,886	6.9%	542
Wendover Village II	4203 West Wendover Avenue	Greensboro	NC	27407-1919	30,358	15.7%	$46,320	32,792	8.0%	$47,818	3.2%	1,074
Clearwater Collection	21688 US Highway 19 North	Clearwater	FL	33765-2834	38,598	-3.3%	$45,584	38,462	-0.4%	$49,476	8.5%	1,365
Walgreen’s-Dearborn Heights	8706 North Telegraph Road	Dearborn Heights	MI	48127-1457	47,899	-9.3%	$45,476	45,461	-5.1%	$46,035	1.2%	1,694
Walgreen’s-Livonia	29200 Six Mile Road	Livonia	MI	48152-5010	33,969	-8.9%	$54,876	32,186	-5.3%	$56,123	2.3%	1,201
Walgreen’s-Rockford	2525 South Alpine Road	Rockford	IL	61108-7812	31,106	4.3%	$42,457	32,146	3.3%	$43,775	3.1%	1,100
American Way	4075 American Way	Memphis	TN	38118-8302	36,319	-3.0%	$34,335	35,922	-1.1%	$35,513	3.4%	1,285
Brookhaven Plaza	3974 Peachtree Road NE	Atlanta	GA	30319-5253	54,120	13.6%	$68,494	58,170	7.5%	$73,869	7.8%	1,914
Cascade Corners	3425 Cascade Road SW	Atlanta	GA	30311-3676	25,377	20.0%	$40,778	28,045	10.5%	$44,362	8.8%	898
Cascade Crossing	3695 Cascade Road SW	Atlanta	GA	30331-2146	22,630	23.5%	$45,227	25,253	11.6%	$49,111	8.6%	800
Deshon Plaza	380 North Deshon Road	Stone Mountain	GA	30087-4797	16,043	33.2%	$66,742	18,109	12.9%	$68,205	2.2%	567
Flat Shoals Crossing	3649 Flakes Mill Road	Decatur	GA	30034-5218	22,096	23.5%	$61,355	24,335	10.1%	$63,892	4.1%	781
Glenlake Plaza	2629 East 65th Street	Indianapolis	IN	46220-1507	32,796	0.9%	$59,189	33,211	1.3%	$62,331	5.3%	1,160
Hickory Flat Village	6175 Hickory Flat Highway	Canton	GA	30115-7207	4,960	59.7%	$78,598	6,014	21.3%	$81,689	3.9%	175
Kroger Plaza	1800 Republic Road	Virginia Beach	VA	23454-4542	27,127	-0.7%	$54,514	27,094	-0.1%	$60,767	11.5%	959
Milan Plaza	531 West Main Street	Milan	MI	48160-9559	3,047	22.2%	$59,992	3,316	8.8%	$63,043	5.1%	108
Shops at Johns Creek	4090 Johns Creek Parkway	Suwanee	GA	30024-1260	17,994	46.1%	$131,942	21,155	17.6%	$143,598	8.8%	636
Waynesboro Commons	109 Lew Dewitt Boulevard	Waynesboro	VA	22980-1660	8,462	12.1%	$50,410	8,952	5.8%	$54,282	7.7%	299
Willowbrook Commons	61 East Thompson Lane	Nashville	TN	37211-2513	26,529	2.0%	$36,488	27,091	2.1%	$38,798	6.3%	938
Crossroads Square	130 Terrace Lane	Morristown	TN	37813-1999	11,680	7.3%	$30,985	12,209	4.5%	$32,510	4.9%	413
Point-Greenville	1140 Woodruff Road	Greenville	SC	29607-4172	18,665	31.1%	$56,917	21,217	13.7%	$59,951	5.3%	660
Avenue at White Marsh	8141 Honeygo Boulevard	Nottingham	MD	21236-8202	36,659	10.7%	$62,285	38,477	5.0%	$68,110	9.4%	1,297
White Marsh Plaza	7944 Honeygo Boulevard	Nottingham	MD	21236-4919	38,146	9.9%	$62,960	39,949	4.7%	$68,779	9.2%	1,349
Shoppes at Nottingham Square	5300 Campbell Boulevard	Nottingham	MD	21236-4922	27,379	12.7%	$61,917	28,944	5.7%	$68,106	10.0%	968
Greenwich Street 19	19 Greenwich Street	New York	NY	10004	342,257	6.7%	$64,858	354,161	3.5%	$72,772	12.2%	12,105
Entrada de Oro	7951 North Oracle Road	Tucson	AZ	85704-6346	17,227	8.4%	$58,915	18,329	6.4%	$62,837	6.7%	609
Madera Village	9125 East Tanque Verde Road	Tucson	AZ	85749-8820	27,794	12.0%	$58,077	29,923	7.7%	$62,292	7.3%	983
Oracle Crossings	7785 North Oracle Road	Tucson	AZ	85704-6312	17,895	8.1%	$57,754	19,021	6.3%	$61,627	6.7%	633
Oracle Wetmore	4302 North Oracle Road	Tucson	AZ	85705-1634	45,121	7.6%	$31,852	47,862	6.1%	$34,061	6.9%	1,596
Shoppes at Bears Path	8800 East Tanque Verde Road	Tucson	AZ	85749-9607	29,277	11.6%	$56,260	31,493	7.6%	$60,369	7.3%	1,035
Scottsdale Horizon	14858 North Frank Lloyd Wright Boulevard	Scottsdale	AZ	85260-2216	23,858	20.9%	$79,687	26,553	11.3%	$85,620	7.4%	844
Flagler Park Plaza	8309 West Flagler Street	Miami	FL	33144-2071	58,667	2.5%	$43,961	60,561	3.2%	$47,640	8.4%	2,075
Centennial Crossroads Plaza	6460 Sky Pointe Drive	Las Vegas	NV	89131-4038	28,618	103.5%	$77,078	35,532	24.2%	$83,817	8.7%	1,012
Land-Harmon Town Crossing	US-287	Fort Worth	TX	76131	14,431	118.4%	$69,145	18,374	27.3%	$74,810	8.2%	510

Property Name	Address	City	State	Zip Code	2010 Households	Household Growth 2000-2010	2010 Median HH Income	2015 Households	Household Growth 2010-2015	2015 Median Household Income	Median Household Income Growth 2010-2015	2010 Household Density
Birkdale Village	8712 Lindholm Drive	Huntersville	NC	28078-1870	17,990	85.3%	$83,205	20,847	15.9%	$87,685	5.4%	636
Sandy Plains Village	4661 Woodstock Road	Roswell	GA	30075-1640	18,009	17.8%	$107,373	19,489	8.2%	$111,523	3.9%	637
Bi-Lo Sylvania	1129 West Ogeechee Street	Sylvania	GA	30467-8626	1,919	-4.3%	$35,660	1,885	-1.8%	$37,736	5.8%	68
Park Place at Cascades Mktpl	21050 Southbank Street	Sterling	VA	20165-7273	32,093	28.1%	$103,731	37,867	18.0%	$112,092	8.1%	1,135
Redbud Commons	2601 South New Hope Road	Gastonia	NC	28056	18,076	16.6%	$51,196	19,404	7.4%	$52,990	3.5%	639
Walgreen’s-Port Huron	1617 Tenth Street	Port Huron	MI	48060-5844	12,760	-1.6%	$32,868	12,493	-2.1%	$33,048	0.5%	451
Shops at Oliver Crossing	5034 Peters Creek Parkway	Winston- Salem	NC	27127	9,075	31.2%	$54,986	9,940	9.5%	$56,577	2.9%	321
Kensington Place	1761 South Rutherford Blvd	Murfreesboro	TN	37130	16,054	32.4%	$40,746	18,321	14.1%	$42,670	4.7%	568
Naugatuck Valley	950 Wolcott Street	Waterbury	CT	6705	37,735	0.5%	$39,752	37,536	-0.5%	$41,876	5.3%	1,335
Waterfront Market Amity	149 West Bridge Street	Homestead	PA	15120-5042	52,680	-5.5%	$41,375	50,786	-3.6%	$44,282	7.0%	1,863
Denbigh Village	14346 Warwick Boulevard	Newport News	VA	23602-3814	32,203	12.1%	$54,335	33,470	3.9%	$59,160	8.9%	1,139
Camfield Corners	8620 Camfield Street	Charlotte	NC	28277-2396	28,899	82.4%	$93,321	33,591	16.2%	$97,722	4.7%	1,022
Pointe at Tampa Palms	17002 Palms Pointe Drive	Tampa	FL	33647	14,486	89.1%	$68,027	16,576	14.4%	$70,960	4.3%	512
Kroger-Cincinnati	6401 Colerain Avenue	Cincinnati	OH	45239-5535	37,636	2.0%	$50,685	37,702	0.2%	$54,222	7.0%	1,331
Kroger-Grand Prairie	2525 West Interstate 20	Grand Prairie	TX	75052-3929	35,265	32.1%	$63,075	38,737	9.9%	$65,307	3.5%	1,247
Olympia	2815 Capital Mall Drive SW	Olympia	WA	98502-8633	18,833	10.4%	$52,260	19,881	5.6%	$56,188	7.5%	666
Sprouts	5660 Sepulveda Boulevard	Culver City	CA	90230-6122	107,429	6.0%	$58,943	110,884	3.2%	$64,219	9.0%	3,800
Wal-Mart-Greenville	1451 Woodruff Road	Greenville	SC	29607-5741	19,375	47.1%	$65,577	21,894	13.0%	$67,795	3.4%	685
Wal-Mart-Alliance	2700 West State Street	Alliance	OH	44601-5611	10,273	-0.8%	$38,081	10,144	-1.3%	$39,747	4.4%	363
Wal-Mart-Winston-Salem	4550 Kester Mill Road	Winston- Salem	NC	27103-1247	21,125	16.1%	$52,867	22,542	6.7%	$54,698	3.5%	747
Sam’s Club-Worcester	301 Barber Avenue	Worcester	MA	01606-2475	44,656	2.9%	$47,232	44,777	0.3%	$51,381	8.8%	1,579
Lowe’s-Steubenville	4115 Mall Drive	Steubenville	OH	43952-3007	10,794	-4.2%	$35,237	10,450	-3.2%	$38,297	8.7%	382
Lowe’s-Baytown	5002 Garth Road	Baytown	TX	77521-2135	15,935	12.5%	$49,215	17,011	6.8%	$52,976	7.6%	564
Kroger-West Chester	7172 Cincinnati-Dayton Road	West Chester	OH	45069	16,051	13.8%	$88,043	16,753	4.4%	$92,433	5.0%	568
Cortez Plaza	6030 14th Street West	Bradenton	FL	34207-4104	32,942	0.5%	$35,861	34,259	4.0%	$38,211	6.6%	1,165
Houston Square	207 Russell Parkway	Warner Robins	GA	31088	21,669	18.3%	$50,928	23,477	8.3%	$55,069	8.1%	766
Manchester Broad Street	286 Broad Street	Manchester	CT	06040-4034	26,358	3.9%	$63,612	26,575	0.8%	$68,448	7.6%	932
Clearwater Crossing	7380 Spout Springs Road	Flowery Branch	GA	30542-7541	6,089	119.8%	$77,480	7,038	15.6%	$83,201	7.4%	215
Middletown Village	1315 West Main Road	Middletown	RI	02842-6355	12,057	-8.5%	$59,498	11,387	-5.6%	$65,141	9.5%	426
Crossroads Plaza-NJ	1520 Route 38	Lumberton	NJ	08048-2904	14,480	13.9%	$78,582	15,038	3.9%	$86,718	10.4%	512
Winslow Bay Commons	594 River Highway	Mooresville	NC	28117	7,045	60.8%	$71,809	8,066	14.5%	$76,717	6.8%	249
Riverdale Shops	935 Riverdale Street	West Springfield	MA	01089-4656	35,994	-1.7%	$35,642	35,389	-1.7%	$37,678	5.7%	1,273
Albertsons at Bloomingdale Hls	10817 Bloomingdale Avenue	Riverview	FL	33578-3616	30,595	52.4%	$58,935	34,624	13.2%	$63,320	7.4%	1,082
Aiken Exchange	2560 Whiskey Road	Aiken	SC	29803-9664	12,003	22.4%	$64,759	12,882	7.3%	$67,472	4.2%	425
Cypress Trace	13300 South Cleveland Avenue	Fort Myers	FL	33907-3886	30,329	23.8%	$48,650	34,747	14.6%	$52,471	7.9%	1,073
Mooresville Marketplace	219-247 East Plaza Drive	Mooresville	NC	28115	10,160	23.2%	$54,161	11,157	9.8%	$58,347	7.7%	359
Piedmont Plaza	2302 Semoran Boulevard	Apopka	FL	32703-5803	26,261	9.7%	$61,334	28,118	7.1%	$65,301	6.5%	929
Warwick Center	1324 Bald Hill Road	Warwick	RI	2886	28,708	1.8%	$55,456	28,613	-0.3%	$60,251	8.6%	1,015
Adams Farm	5710 High Point Road	Greensboro	NC	27407-7061	17,506	19.2%	$59,264	18,871	7.8%	$60,913	2.8%	619
Market Square	13300 South Cleveland Avenue	Fort Myers	FL	33907-3886	30,329	23.8%	$48,650	34,747	14.6%	$52,471	7.9%	1,073
Mill Pond Village	3434 Kildaire Farm Road	Cary	NC	27518-2277	12,038	48.3%	$96,598	14,111	17.2%	$100,388	3.9%	426
Thompson Square	68 Thompson Square	Monticello	NY	12701	962	8.5%	$53,697	985	2.4%	$59,244	10.3%	34
Capital Plaza	11825 Retail Drive	Wake Forest	NC	27587-7352	12,309	121.2%	$72,814	14,281	16.0%	$80,617	10.7%	435
So Good Beauty & Bridal	3480 Steve Reynolds Boulevard	Duluth	GA	30096-4510	30,848	18.2%	$49,511	34,064	10.4%	$49,513	0.0%	1,091
David’s Bridal	4685 Presidential Parkway	Macon	GA	31206-8712	14,365	-0.7%	$28,882	14,280	-0.6%	$29,137	0.9%	508
Oakland Market Place	7256 Highway 64	Oakland	TN	38060	2,535	112.5%	$59,851	2,969	17.1%	$64,738	8.2%	90
South Square	4001 Durham Chapel Hill Boulevard	Durham	NC	27707-2569	23,034	16.1%	$48,547	24,978	8.4%	$50,467	4.0%	815
North Hampton Market	6019 Wade Hampton Boulevard	Taylors	SC	29687-5334	15,259	26.4%	$47,898	16,844	10.4%	$49,508	3.4%	540
Heather Island	7578 SE Maricamp Road	Ocala	FL	34472-4273	7,961	34.8%	$36,870	8,956	12.5%	$38,375	4.1%	282
Dothan	2821 Montgomery Highway	Dothan	AL	36303-2605	15,158	11.4%	$40,905	15,873	4.7%	$43,059	5.3%	536
Wendover Village II	4203 West Wendover Avenue	Greensboro	NC	27407-1919	30,791	18.1%	$47,077	32,993	7.2%	$48,077	2.1%	1,089
Clearwater Collection	21688 US Highway 19 North	Clearwater	FL	33765-2834	38,259	-4.3%	$46,374	37,733	-1.4%	$49,536	6.8%	1,353
Walgreen’s-Dearborn Heights	8706 North Telegraph Road	Dearborn Heights	MI	48127-1457	46,398	-11.8%	$45,823	43,130	-7.0%	$46,022	0.4%	1,641
Walgreen’s-Livonia	29200 Six Mile Road	Livonia	MI	48152-5010	32,620	-12.6%	$55,501	30,231	-7.3%	$56,240	1.3%	1,154
Walgreen’s-Rockford	2525 South Alpine Road	Rockford	IL	61108-7812	31,098	4.3%	$42,539	31,711	2.0%	$43,085	1.3%	1,100
American Way	4075 American Way	Memphis	TN	38118-8302	35,587	-4.8%	$34,730	34,781	-2.3%	$35,395	1.9%	1,259
Brookhaven Plaza	3974 Peachtree Road NE	Atlanta	GA	30319-5253	55,889	17.3%	$70,905	59,751	6.9%	$76,567	8.0%	1,977
Cascade Corners	3425 Cascade Road SW	Atlanta	GA	30311-3676	25,454	23.0%	$42,140	28,105	10.4%	$44,942	6.6%	900
Cascade Crossing	3695 Cascade Road SW	Atlanta	GA	30331-2146	22,939	26.1%	$46,538	25,462	11.0%	$49,615	6.6%	811
Deshon Plaza	380 North Deshon Road	Stone Mountain	GA	30087-4797	15,904	32.3%	$68,172	17,712	11.4%	$68,625	0.7%	562
Flat Shoals Crossing	3649 Flakes Mill Road	Decatur	GA	30034-5218	22,620	24.2%	$61,987	24,561	8.6%	$63,838	3.0%	800
Glenlake Plaza	2629 East 65th Street	Indianapolis	IN	46220-1507	32,606	0.2%	$58,801	32,652	0.1%	$61,053	3.8%	1,153
Hickory Flat Village	6175 Hickory Flat Highway	Canton	GA	30115-7207	5,253	69.3%	$82,071	6,256	19.1%	$85,256	3.9%	186
Kroger Plaza	1800 Republic Road	Virginia Beach	VA	23454-4542	26,944	-1.4%	$57,131	26,648	-1.1%	$62,437	9.3%	953
Milan Plaza	531 West Main Street	Milan	MI	48160-9559	2,970	20.8%	$60,351	3,172	6.8%	$62,578	3.7%	105
Shops at Johns Creek	4090 Johns Creek Parkway	Suwanee	GA	30024-1260	17,911	44.2%	$136,834	20,870	16.5%	$148,477	8.5%	633
Waynesboro Commons	109 Lew Dewitt Boulevard	Waynesboro	VA	22980-1660	8,664	15.4%	$51,824	9,142	5.5%	$55,023	6.2%	306
Willowbrook Commons	61 East Thompson Lane	Nashville	TN	37211-2513	26,753	2.2%	$37,073	27,120	1.4%	$38,703	4.4%	946
Crossroads Square	130 Terrace Lane	Morristown	TN	37813-1999	11,605	8.0%	$31,869	11,997	3.4%	$33,233	4.3%	410
Point-Greenville	1140 Woodruff Road	Greenville	SC	29607-4172	20,162	39.2%	$56,749	22,568	11.9%	$58,406	2.9%	713
Avenue at White Marsh	8141 Honeygo Boulevard	Nottingham	MD	21236-8202	36,650	10.5%	$63,552	37,649	2.7%	$68,552	7.9%	1,296
White Marsh Plaza	7944 Honeygo Boulevard	Nottingham	MD	21236-4919	37,934	9.3%	$64,224	38,866	2.5%	$69,235	7.8%	1,342
Shoppes at Nottingham Square	5300 Campbell Boulevard	Nottingham	MD	21236-4922	27,980	13.8%	$63,386	29,001	3.7%	$68,793	8.5%	990
Greenwich Street 19	19 Greenwich Street	New York	NY	10004	346,455	8.3%	$67,693	353,974	2.2%	$75,812	12.0%	12,253
Entrada de Oro	7951 North Oracle Road	Tucson	AZ	85704-6346	17,983	11.8%	$59,869	19,344	7.6%	$63,335	5.8%	636
Madera Village	9125 East Tanque Verde Road	Tucson	AZ	85749-8820	27,983	13.1%	$59,781	30,280	8.2%	$63,943	7.0%	990
Oracle Crossings	7785 North Oracle Road	Tucson	AZ	85704-6312	18,344	10.9%	$59,066	19,686	7.3%	$62,469	5.8%	649
Oracle Wetmore	4302 North Oracle Road	Tucson	AZ	85705-1634	45,362	8.3%	$32,766	48,257	6.4%	$34,694	5.9%	1,604
Shoppes at Bears Path	8800 East Tanque Verde Road	Tucson	AZ	85749-9607	29,321	12.8%	$57,685	31,690	8.1%	$61,615	6.8%	1,037
Scottsdale Horizon	14858 North Frank Lloyd Wright Boulevard	Scottsdale	AZ	85260-2216	23,652	20.0%	$81,478	26,550	12.3%	$85,809	5.3%	837
Flagler Park Plaza	8309 West Flagler Street	Miami	FL	33144-2071	58,867	2.7%	$44,558	60,570	2.9%	$47,706	7.1%	2,082
Centennial Crossroads Plaza	6460 Sky Pointe Drive	Las Vegas	NV	89131-4038	29,454	110.5%	$77,032	33,832	14.9%	$82,759	7.4%	1,042
Land-Harmon Town Crossing	US-287	Fort Worth	TX	76131	15,472	134.3%	$71,178	17,634	14.0%	$77,320	8.6%	547

A:44

Property Name	Address	City	State	Zip Code	2009 Households	Household Growth 2000-2009	2009 Median Household Income	2014 Households	Household Growth 2009-2014	2014 Median Household Income	Median Household Income Growth 2009-2014	2009 Household Density
Union Crescent Marketplace	Springfield Avenue	Union	NJ		57,606	-4.8%	$72,908	56,218	-2.4%	$78,896	8.2%	2,037
Cherokee Plaza	1745 Peachtree Street NE	Atlanta	GA	30309-2410	72,412	31.7%	$62,434	82,171	13.5%	$68,543	9.8%	2,561
Sunrise West	West Commercial Boulevard	Sunrise	FL	33351	60,071	5.0%	$45,499	62,854	4.6%	$49,098	7.9%	2,125
Cole Park Plaza	15-501 US Highway	Chapel Hill	NC	27517-6036	5,559	40.2%	$66,863	6,423	15.5%	$70,191	5.0%	197
New Tampa Commons	Bruce B Downs Boulevard	New Tampa	FL	33647	12,649	98.1%	$76,859	15,945	26.1%	$83,269	8.3%	447
East Lloyd Commons	6300 East Lloyd Expressway	Evansville	IN	47715-2720	22,696	1.9%	$43,936	23,017	1.4%	$46,239	5.2%	803
Walgreens-Westland	7210 North Middlebelt Road	Westland	MI	48185-2502	48,397	-11.2%	$51,370	45,241	-6.5%	$52,375	2.0%	1,712
Patterson Place	3616 Witherspoon Boulevard	Durham	NC	27707-6857	18,641	14.2%	$60,018	20,153	8.1%	$63,547	5.9%	659
Alexander Pointe	850 Jake Alexander Boulevard	Salisbury	NC	28147-1224	11,771	2.8%	$39,692	12,079	2.6%	$43,399	9.3%	416
Harper Hill Commons	5049 Country Club Road	Winston- Salem	NC	27104-4513	19,444	14.0%	$55,181	20,972	7.9%	$57,756	4.7%	688
Plaza At Carolina Forest	3735 Renee Drive	Myrtle Beach	SC	29579-4109	8,450	88.3%	$45,897	10,640	25.9%	$48,985	6.7%	299
Walgreen's-Oshkosh	950 South Koeller Street	Oshkosh	WI	54902-6175	23,372	6.0%	$45,744	24,086	3.1%	$48,815	6.7%	827
Shoppers' World	100 Shoppers World Court	Charlottesville	VA	22901-7407	18,751	6.6%	$50,130	19,516	4.1%	$56,446	12.6%	663
D'Andrea Marketplace	2888 Vista Boulevard	Sparks	NV	89434-8042	24,407	36.2%	$62,735	27,899	14.3%	$68,856	9.8%	863
Black Mountain Village	9172 Mira Mesa Boulevard	San Diego	CA	92126-4804	40,186	8.4%	$92,078	42,506	5.8%	$103,617	12.5%	1,421
Byron Station	8601 Honeygo Boulevard	Nottingham	MD	21236-2524	33,369	12.9%	$64,126	35,314	5.8%	$70,175	9.4%	1,180
White Marsh	8200 Perry Hall Blvd	White Marsh	MD	21236	38,793	9.2%	$62,862	40,539	4.5%	$68,637	9.2%	1,372
Free State	6832 Race Track Road	Bowie	MD	20715-3011	15,554	1.7%	$93,766	15,638	0.5%	$103,451	10.3%	550
Arcadia Biltmore Plaza	4440 North 36th Street	Phoenix	AZ	85018-3588	55,957	9.0%	$42,788	60,146	7.5%	$45,727	6.9%	1,979
Land-Lake Pointe Market II	Lakeview Parkway	Rowlett	TX		77,827	6.3%	$54,458	81,262	4.4%	$58,473	7.4%	2,753
Land-Boswell Towne Center	1201 North Saginaw Boulevard	Saginaw	TX	76179-1145	14,420	114.6%	$65,601	18,308	27.0%	$69,985	6.7%	510
Land-Southern Pines Place	US Highway 15-501	Southern Pines	NC	28387	7,112	20.7%	$45,513	7,825	10.0%	$48,849	7.3%	252
Wakefield Commons II-Expansion	10600 Common Oaks Drive	Raleigh	NC	27614-6824	11,875	140.6%	$76,947	15,388	29.6%	$82,431	7.1%	420
Dowlen Center I		Beaumont	TX	77706	22,388	-0.4%	$46,388	22,412	0.1%	$48,909	5.4%	792
Sequoia & Tower Plaza	3303 Mooney Boulevard	Visalia	CA	93277-7771	28,935	21.1%	$50,877	32,145	11.1%	$56,363	10.8%	1,023
Cranberry Commons	1671 Route 28	Cranberry Township	PA	16066	10,368	21.1%	$89,535	11,200	8.0%	$99,232	10.8%	367
Westgate Plaza	12000 Anderson Road	Tampa	FL	33625-5682	35,497	15.5%	$58,153	38,781	9.3%	$62,759	7.9%	1,255
Hillsboro-Sports Authority	18085 NW Evergreen Parkway	Hillsboro	OR	97006-7440	46,330	26.4%	$63,088	51,773	11.8%	$67,282	6.6%	1,639
Buckwalter Village	103 Buckwalter Place Boulevard	Bluffton	SC	29910	5,579	140.8%	$59,961	7,310	31.0%	$64,496	7.6%	197
Grove	Interstate 459	Hoover	AL	35244	12,488	22.7%	$82,511	13,673	9.5%	$89,014	7.9%	442
Rancho Penasquitos I	13255 Black Mountain Road	San Diego	CA	92129-2658	35,632	14.5%	$102,004	38,483	8.0%	$116,576	14.3%	1,260
Redfield Promenade	4983 South Virginia Street	Reno	NV	89502-6086	34,977	7.7%	$45,707	37,075	6.0%	$48,891	7.0%	1,237
Corsica Square	15771 SW 152nd Street	Miami	FL	33196-5417	21,168	25.9%	$70,965	23,617	11.6%	$77,779	9.6%	749
Suburban Square	40 West Montgomery Avenue	Ardmore	PA	19003-1409	41,938	-2.7%	$82,324	41,346	-1.4%	$89,645	8.9%	1,483
Granite City	3100 Madison Avenue	Granite City	IL	62040-3651	15,813	0.0%	$44,756	15,783	-0.2%	$48,143	7.6%	559
Mansell Crossing II	7121 North Point Parkway	Alpharetta	GA	30022-8255	26,389	14.2%	$79,604	28,612	8.4%	$87,753	10.2%	933
Pineapple Commons	2555 NW Federal Highway	Stuart	FL	34994-9315	13,990	15.0%	$51,387	15,268	9.1%	$57,723	12.3%	495
Preston Shephard Place	1701 Preston Road	Plano	TX	75093-5281	56,257	18.8%	$72,321	63,029	12.0%	$74,253	2.7%	1,990
Eisenhower Annex	4685 Presidential Parkway	Macon	GA	31206-8712	13,910	-0.8%	$27,844	13,891	-0.1%	$28,038	0.7%	492
Oak Grove Market Center	15029 SE McLoughlin Boulevard	Milwaukie	OR	97267-2800	36,940	2.7%	$59,171	37,957	2.8%	$63,430	7.2%	1,306
Countryside Centre	2541 Countryside Boulevard	Clearwater	FL	33763-3504	48,299	0.6%	$47,557	49,165	1.8%	$51,855	9.0%	1,708
Town & Country Commerce Center	10811 South Westview Circle Drive	Houston	TX	77043-2739	45,792	9.0%	$59,101	48,609	6.2%	$62,655	6.0%	1,620
Prien Lake Plaza	1720 West Prien Lake Road	Lake Charles	LA	70601-8361	17,161	3.2%	$43,748	17,451	1.7%	$46,963	7.3%	607
Enterchange-Northlake A	11900 North Lakeridge Parkway	Ashland	VA	23005-8062	4,573	12.6%	$57,241	4,877	6.7%	$63,302	10.6%	162
Enterchange-Walthall D	1700-1798 Ruffin Mill Road	Colonial Heights	VA	23834-5934	9,262	21.0%	$62,248	10,108	9.1%	$67,290	8.1%	328
Enterchange-Northlake C	11800-11890 North Lakeridge Parkway	Ashland	VA	23005-8149	4,448	12.2%	$56,067	4,739	6.5%	$62,127	10.8%	157
Interport Business Center B	4700-4790 Eubank Road	Richmond	VA	23231-4406	15,739	10.5%	$46,086	16,624	5.6%	$49,197	6.8%	557
Clermont Landing	US Highway 27	Clermont	FL	34711	15,082	98.6%	$60,537	19,017	26.1%	$66,715	10.2%	533
Palm Coast Center	Belle Terre Parkway	Palm Coast	FL	32164	7,366	192.7%	$41,332	10,109	37.2%	$43,351	4.9%	261
Mohave Crossroads I/II	Bullhead Parkway	Bullhead City	AZ	86442	5,326	41.1%	$44,323	6,186	16.2%	$48,137	8.6%	188
Land-Stevens Ranch	Potranco Road	San Antonio	TX	78245	11,655	55.0%	$55,598	13,781	18.2%	$59,023	6.2%	412
Horne Street Market	Interstate 30	Fort Worth	TX	76107	37,805	11.7%	$42,677	40,703	7.7%	$44,962	5.4%	1,337
Houston Cold Storage	7080 Express Lane	Houston	TX	77078-4520	13,286	7.9%	$32,181	14,031	5.6%	$34,317	6.6%	470
Land-Surprise Spectrum	Grand Avenue	Surprise	AZ	85374	34,083	84.8%	$59,482	42,052	23.4%	$66,118	11.2%	1,205
Pensacola-S&S Gonzales		Pensacola	FL		20,510	5.3%	$38,152	21,356	4.1%	$41,418	8.6%	725
Gun Hill Road 801-849	801 East Gun Hill Road	Bronx	NY	10467-6109	301,970	0.6%	$39,505	303,513	0.5%	$42,894	8.6%	10,680
West 125th Street 301-303	301 West 125th Street	New York	NY	10027-3616	508,485	2.3%	$48,393	516,820	1.6%	$54,335	12.3%	17,984
Lincoln Hills Town Center	445 Highway 65	Lincoln	CA	95648-9323	18,151	266.1%	$71,573	25,002	37.7%	$79,362	10.9%	642
Rancho Penasquitos II	13255 Black Mountain Road	San Diego	CA	92129-2658	35,632	14.5%	$102,004	38,483	8.0%	$116,576	14.3%	1,260
Gateway at Donner Pass	11260 Donner Pass Road	Truckee	CA	96161-4848	3,766	18.0%	$73,828	4,102	8.9%	$83,485	13.1%	133
Galena Junction	18250 Wedge Parkway	Reno	NV	89511-8136	6,415	25.1%	$92,200	7,121	11.0%	$99,621	8.0%	227
Fairfax	10342 Fairfax Boulevard	Fairfax	VA	22030-2248	34,857	8.8%	$105,194	36,367	4.3%	$117,924	12.1%	1,233
Shorewood Crossing II	689 Brook Forest Avenue	Shorewood	IL	60404	23,827	68.6%	$75,081	28,808	20.9%	$80,478	7.2%	843
Shoppes of Sunset I	9743 SW 72nd Street	Miami	FL	33173-4615	47,726	-2.6%	$57,292	47,990	0.6%	$62,344	8.8%	1,688
Land-Shops at Hampton Oaks	Campbellton-Fairburn Road	Atlanta	GA		56,009	26.9%	$77,920	62,810	12.1%	$86,438	10.9%	1,981
Walnut Street 1628	1628 Walnut Street	Philadelphia	PA	19103-5403	172,297	-2.5%	$32,106	170,015	-1.3%	$34,827	8.5%	6,094
Walnut Street 1701	1701 Walnut Street	Philadelphia	PA	19103-5235	173,345	-2.5%	$32,040	170,973	-1.4%	$34,746	8.4%	6,131
Horton's Corner	Pacetti Road	Saint Augustine	FL	32092	3,218	395.1%	$63,226	4,586	42.5%	$70,139	10.9%	114
Deer Springs Town Center	Fifth Street North	North Las Vegas	NV	89030	27,026	334.9%	$61,595	36,824	36.3%	$70,831	15.0%	956
Waterside Marketplace	8003-8019 West Grand Parkway South	Richmond	TX	77407-8600	5,972	79.0%	$96,996	7,426	24.4%	$104,738	8.0%	211
Mooresville Crossing	591 River Highway	Mooresville	NC	28117-6829	7,431	63.6%	$77,857	8,900	19.8%	$84,304	8.3%	263
Corona Hills Marketplace	563 North McKinley Street	Corona	CA	92879-1297	31,666	12.1%	$67,755	34,543	9.1%	$74,558	10.0%	1,120
Mineola	East Jericho Turnpike	Mineola	NY	11501	41,157	-2.5%	$95,403	40,551	-1.5%	$105,951	11.1%	1,456
Land-Young Pines/Curry Ford Rd	Curry Ford Road	Orlando	FL	32806	48,543	11.8%	$45,863	52,554	8.3%	$49,557	8.1%	1,717
Guilford Commons	3850 North Gloster	Guilford	CT	6437	5,869	7.7%	$103,774	6,081	3.6%	$115,074	10.9%	208
Birchwood Plaza North	499 North Broadway	Jericho	NY	11753-2107	29,643	-2.4%	$99,352	29,330	-1.1%	$111,668	12.4%	1,048
Kissena Boulevard	4615 Kissena Boulevard	Flushing	NY	11355-3436	239,944	-1.4%	$55,317	240,071	0.1%	$60,859	10.0%	8,486
North Broadway 501	501 North Broadway	Jericho	NY	11753-2107	29,643	-2.4%	$99,352	29,330	-1.1%	$111,668	12.4%	1,048
Merry Lane Parking Lot	Merry Lane	Jericho	NY	11753	29,199	-2.2%	$101,541	28,901	-1.0%	$113,822	12.1%	1,033
Walt Whitman Road 100	100 Walt Whitman Road	Huntington Station	NY	11746-4100	20,652	1.1%	$110,354	20,653	0.0%	$122,283	10.8%	730
Walt Whitman Road 100	100 Walt Whitman Road	Huntington Station	NY	11746-4100	20,652	1.1%	$110,354	20,653	0.0%	$122,283	10.8%	730
Land-Birchwood Park Drive	Birchwood Park Drive	Middle Island	NY	11953	12,430	11.5%	$73,408	13,036	4.9%	$82,020	11.7%	440
Birchwood Commack Plaza	2185-2201 Jericho Tpke	Commack	NY	11725-2904	22,800	-1.3%	$107,197	22,583	-1.0%	$119,151	11.2%	806

Property Name	Address	City	State	Zip Code	2010 Households	Household Growth 2000-2010	2010 Median HH Income	2015 Households	Household Growth 2010-2015	2015 Median Household Income	Median Household Income Growth 2010-2015	2010 Household Density
Union Crescent Marketplace	Springfield Avenue	Union	NJ		57,195	-4.9%	$75,843	55,534	-2.9%	$81,753	7.8%	2,023
Cherokee Plaza	1745 Peachtree Street NE	Atlanta	GA	30309-2410	73,415	34.0%	$65,679	81,882	11.5%	$72,490	10.4%	2,597
Sunrise West	West Commercial Boulevard	Sunrise	FL	33351	59,221	3.3%	$45,956	61,078	3.1%	$48,526	5.6%	2,095
Cole Park Plaza	15-501 US Highway	Chapel Hill	NC	27517-6036	5,786	46.3%	$69,739	6,488	12.1%	$74,261	6.5%	205
New Tampa Commons	Bruce B Downs Boulevard	New Tampa	FL	33647	11,946	107.5%	$77,955	13,733	15.0%	$81,567	4.6%	423
East Lloyd Commons	6300 East Lloyd Expressway	Evansville	IN	47715-2720	22,849	2.6%	$44,113	22,961	0.5%	$45,607	3.4%	808
Walgreens-Westland	7210 North Middlebelt Road	Westland	MI	48185-2502	46,193	-15.1%	$52,006	42,281	-8.5%	$52,540	1.0%	1,634
Patterson Place	3616 Witherspoon Boulevard	Durham	NC	27707-6857	19,476	17.6%	$61,695	21,156	8.6%	$64,714	4.9%	689
Alexander Pointe	850 Jake Alexander Boulevard	Salisbury	NC	28147-1224	11,920	2.7%	$38,931	12,093	1.5%	$41,265	6.0%	422
Harper Hill Commons	5049 Country Club Road	Winston- Salem	NC	27104-4513	19,791	16.3%	$56,560	21,140	6.8%	$58,641	3.7%	700
Plaza At Carolina Forest	3735 Renee Drive	Myrtle Beach	SC	29579-4109	9,129	100.2%	$45,745	10,670	16.9%	$48,391	5.8%	323
Walgreen's-Oshkosh	950 South Koeller Street	Oshkosh	WI	54902-6175	22,879	4.0%	$47,011	23,108	1.0%	$49,602	5.5%	809
Shoppers' World	100 Shoppers World Court	Charlottesville	VA	22901-7407	18,836	6.9%	$52,228	19,343	2.7%	$56,982	9.1%	666
D'Andrea Marketplace	2888 Vista Boulevard	Sparks	NV	89434-8042	23,911	33.5%	$64,062	26,206	9.6%	$68,865	7.5%	846
Black Mountain Village	9172 Mira Mesa Boulevard	San Diego	CA	92126-4804	41,004	9.9%	$94,702	43,753	6.7%	$105,918	11.8%	1,450
Byron Station	8601 Honeygo Boulevard	Nottingham	MD	21236-2524	33,077	12.9%	$65,689	34,179	3.3%	$70,961	8.0%	1,170
White Marsh	8200 Perry Hall Blvd	White Marsh	MD	21236	38,590	9.1%	$64,268	39,505	2.4%	$69,298	7.8%	1,365
Free State	6832 Race Track Road	Bowie	MD	20715-3011	15,878	3.6%	$95,852	15,874	0.0%	$104,039	8.5%	562
Arcadia Biltmore Plaza	4440 North 36th Street	Phoenix	AZ	85018-3588	56,043	8.3%	$43,466	60,732	8.4%	$46,200	6.3%	1,982
Land-Lake Pointe Market II	Lakeview Parkway	Rowlett	TX		81,459	11.4%	$55,673	84,896	4.2%	$59,863	7.5%	2,881
Land-Boswell Towne Center	1201 North Saginaw Boulevard	Saginaw	TX	76179-1145	15,519	130.6%	$67,434	17,704	14.1%	$72,311	7.2%	549
Land-Southern Pines Place	US Highway 15-501	Southern Pines	NC	28387	7,353	23.6%	$44,727	7,943	8.0%	$46,623	4.2%	260
Wakefield Commons II-Expansion	10600 Common Oaks Drive	Raleigh	NC	27614-6824	14,185	182.9%	$78,522	16,493	16.3%	$85,363	8.7%	502
Dowlen Center I		Beaumont	TX	77706	22,993	2.1%	$48,383	23,009	0.1%	$50,682	4.8%	813
Sequoia & Tower Plaza	3303 Mooney Boulevard	Visalia	CA	93277-7771	29,708	25.0%	$53,170	32,819	10.5%	$57,890	8.9%	1,051
Cranberry Commons	1671 Route 28	Cranberry Township	PA	16066	10,839	25.3%	$92,795	11,589	6.9%	$103,098	11.1%	383
Westgate Plaza	12000 Anderson Road	Tampa	FL	33625-5682	34,691	14.1%	$58,500	37,696	8.7%	$61,887	5.8%	1,227
Hillsboro-Sports Authority	18085 NW Evergreen Parkway	Hillsboro	OR	97006-7440	47,747	30.3%	$64,863	52,433	9.8%	$68,097	5.0%	1,689
Buckwalter Village	103 Buckwalter Place Boulevard	Bluffton	SC	29910	6,339	170.7%	$61,029	7,400	16.7%	$65,128	6.7%	224
Grove	Interstate 459	Hoover	AL	35244	12,710	24.3%	$84,932	13,773	8.4%	$90,436	6.5%	450
Rancho Penasquitos I	13255 Black Mountain Road	San Diego	CA	92129-2658	35,009	15.8%	$105,641	37,658	7.6%	$118,632	12.3%	1,238
Redfield Promenade	4983 South Virginia Street	Reno	NV	89502-6086	35,112	8.3%	$46,789	37,309	6.3%	$49,491	5.8%	1,242
Corsica Square	15771 SW 152nd Street	Miami	FL	33196-5417	21,539	27.8%	$71,715	23,798	10.5%	$77,453	8.0%	762
Suburban Square	40 West Montgomery Avenue	Ardmore	PA	19003-1409	41,865	-2.9%	$84,894	41,057	-1.9%	$91,159	7.4%	1,481
Granite City	3100 Madison Avenue	Granite City	IL	62040-3651	15,856	0.2%	$44,964	15,769	-0.6%	$47,162	4.9%	561
Mansell Crossing II	7121 North Point Parkway	Alpharetta	GA	30022-8255	26,992	14.6%	$82,874	29,096	7.8%	$89,727	8.3%	955
Pineapple Commons	2555 NW Federal Highway	Stuart	FL	34994-9315	13,650	13.3%	$51,492	14,722	7.9%	$56,458	9.6%	483
Preston Shephard Place	1701 Preston Road	Plano	TX	75093-5281	57,387	21.6%	$73,841	66,909	16.6%	$76,168	3.2%	2,030
Eisenhower Annex	4685 Presidential Parkway	Macon	GA	31206-8712	14,005	-0.4%	$29,081	13,941	-0.5%	$29,320	0.8%	495
Oak Grove Market Center	15029 SE McLoughlin Boulevard	Milwaukie	OR	97267-2800	37,339	4.1%	$60,894	38,295	2.6%	$64,373	5.7%	1,321
Countryside Centre	2541 Countryside Boulevard	Clearwater	FL	33763-3504	46,794	-2.1%	$48,464	46,516	-0.6%	$52,155	7.6%	1,655
Town & Country Commerce Center	10811 South Westview Circle Drive	Houston	TX	77043-2739	46,205	10.5%	$60,479	49,284	6.7%	$63,307	4.7%	1,634
Prien Lake Plaza	1720 West Prien Lake Road	Lake Charles	LA	70601-8361	17,604	5.0%	$45,462	18,074	2.7%	$48,343	6.3%	623
Enterchange-Northlake A	11900 North Lakeridge Parkway	Ashland	VA	23005-8062	4,564	11.5%	$59,247	4,776	4.7%	$64,581	9.0%	161
Enterchange-Walthall D	1700-1798 Ruffin Mill Road	Colonial Heights	VA	23834-5934	9,419	22.4%	$63,822	10,217	8.5%	$68,302	7.0%	333
Enterchange-Northlake C	11800-11890 North Lakeridge Parkway	Ashland	VA	23005-8149	4,485	10.9%	$58,422	4,685	4.5%	$63,696	9.0%	159
Interport Business Center B	4700-4790 Eubank Road	Richmond	VA	23231-4406	15,672	11.4%	$47,203	16,441	4.9%	$49,801	5.5%	554
Clermont Landing	US Highway 27	Clermont	FL	34711	14,911	99.9%	$60,658	17,483	17.3%	$65,907	8.7%	527
Palm Coast Center	Belle Terre Parkway	Palm Coast	FL	32164	7,429	201.9%	$42,864	9,360	26.0%	$44,098	2.9%	263
Mohave Crossroads I/II	Bullhead Parkway	Bullhead City	AZ	86442	5,370	40.4%	$44,700	6,059	12.8%	$47,797	6.9%	190
Land-Stevens Ranch	Potranco Road	San Antonio	TX	78245	11,915	60.1%	$55,998	13,404	12.5%	$58,355	4.2%	421
Horne Street Market	Interstate 30	Fort Worth	TX	76107	36,722	8.5%	$43,641	39,315	7.1%	$45,859	5.1%	1,299
Houston Cold Storage	7080 Express Lane	Houston	TX	77078-4520	13,442	8.9%	$33,224	14,254	6.0%	$35,398	6.5%	475
Land-Surprise Spectrum	Grand Avenue	Surprise	AZ	85374	38,203	107.4%	$61,780	43,399	13.6%	$67,945	10.0%	1,351
Pensacola-S&S Gonzales		Pensacola	FL		20,030	4.8%	$38,619	20,546	2.6%	$40,986	6.1%	708
Gun Hill Road 801-849	801 East Gun Hill Road	Bronx	NY	10467-6109	305,281	1.9%	$40,433	306,841	0.5%	$43,158	6.7%	10,797
West 125th Street 301-303	301 West 125th Street	New York	NY	10027-3616	510,692	3.2%	$49,998	516,730	1.2%	$56,189	12.4%	18,062
Lincoln Hills Town Center	445 Highway 65	Lincoln	CA	95648-9323	16,418	222.3%	$84,066	19,630	19.6%	$92,896	10.5%	581
Rancho Penasquitos II	13255 Black Mountain Road	San Diego	CA	92129-2658	35,009	15.8%	$105,641	37,658	7.6%	$118,632	12.3%	1,238
Gateway at Donner Pass	11260 Donner Pass Road	Truckee	CA	96161-4848	3,775	19.7%	$73,475	4,107	8.8%	$81,300	10.6%	134
Galena Junction	18250 Wedge Parkway	Reno	NV	89511-8136	6,713	27.3%	$92,404	7,295	8.7%	$99,929	8.1%	237
Fairfax	10342 Fairfax Boulevard	Fairfax	VA	22030-2248	36,445	12.6%	$108,875	37,828	3.8%	$119,844	10.1%	1,289
Shorewood Crossing II	689 Brook Forest Avenue	Shorewood	IL	60404	23,739	68.5%	$78,402	27,046	13.9%	$82,519	5.3%	840
Shoppes of Sunset I	9743 SW 72nd Street	Miami	FL	33173-4615	49,107	0.0%	$57,934	49,955	1.7%	$61,898	6.8%	1,737
Land-Shops at Hampton Oaks	Campbellton-Fairburn Road	Atlanta	GA		57,797	31.3%	$82,318	64,328	11.3%	$90,382	9.8%	2,044
Walnut Street 1628	1628 Walnut Street	Philadelphia	PA	19103-5403	180,636	2.4%	$32,966	182,427	1.0%	$35,539	7.8%	6,389
Walnut Street 1701	1701 Walnut Street	Philadelphia	PA	19103-5235	181,663	2.4%	$32,877	183,414	1.0%	$35,413	7.7%	6,425
Horton's Corner	Pacetti Road	Saint Augustine	FL	32092	4,951	510.5%	$64,878	5,783	16.8%	$72,593	11.9%	175
Deer Springs Town Center	Fifth Street North	North Las Vegas	NV	89030	27,025	340.6%	$64,634	31,434	16.3%	$72,395	12.0%	956
Waterside Marketplace	8003-8019 West Grand Parkway South	Richmond	TX	77407-8600	5,464	63.5%	$102,597	6,417	17.4%	$111,369	8.5%	193
Mooresville Crossing	591 River Highway	Mooresville	NC	28117-6829	7,432	66.6%	$77,998	8,525	14.7%	$83,541	7.1%	263
Corona Hills Marketplace	563 North McKinley Street	Corona	CA	92879-1297	31,691	11.8%	$68,474	34,916	10.2%	$74,068	8.2%	1,121
Mineola	East Jericho Turnpike	Mineola	NY	11501	42,924	1.5%	$98,725	42,819	-0.2%	$108,231	9.6%	1,518
Land-Young Pines/Curry Ford Rd	Curry Ford Road	Orlando	FL	32806	47,911	9.7%	$46,206	51,440	7.4%	$49,590	7.3%	1,695
Guilford Commons	3850 North Gloster	Guilford	CT	6437	5,827	6.7%	$105,597	5,951	2.1%	$115,279	9.2%	206
Birchwood Plaza North	499 North Broadway	Jericho	NY	11753-2107	30,425	0.6%	$102,736	30,222	-0.7%	$112,653	9.7%	1,076
Kissena Boulevard	4615 Kissena Boulevard	Flushing	NY	11355-3436	241,613	-0.4%	$57,394	240,992	-0.3%	$62,330	8.6%	8,545
North Broadway 501	501 North Broadway	Jericho	NY	11753-2107	30,425	0.6%	$102,736	30,222	-0.7%	$112,653	9.7%	1,076
Merry Lane Parking Lot	Merry Lane	Jericho	NY	11753	30,188	0.6%	$104,940	29,995	-0.6%	$114,853	9.4%	1,068
Walt Whitman Road 100	100 Walt Whitman Road	Huntington Station	NY	11746-4100	21,702	6.0%	$111,890	21,853	0.7%	$121,836	8.9%	768
Walt Whitman Road 100	100 Walt Whitman Road	Huntington Station	NY	11746-4100	21,702	6.0%	$111,890	21,853	0.7%	$121,836	8.9%	768
Land-Birchwood Park Drive	Birchwood Park Drive	Middle Island	NY	11953	12,855	15.6%	$76,551	13,439	4.5%	$84,241	10.0%	455
Birchwood Commack Plaza	2185-2201 Jericho Tpke	Commack	NY	11725-2904	23,624	2.1%	$109,366	23,590	-0.1%	$119,665	9.4%	836

A:45

Property Name	Address	City	State	Zip Code	2009 Households	Household Growth 2000-2009	2009 Median Household Income	2014 Households	Household Growth 2009-2014	2014 Median Household Income	Median Household Income Growth 2009-2014	2009 Household Density
Holtsville	325 Patchogue Holbrook Road	Holtsville	NY	11742-2251	29,461	3.0%	$85,799	29,781	1.1%	$95,456	11.3%	1,042
West 231st Street 322	322 West 231st Street	Bronx	NY	10463-3805	279,802	0.3%	$35,878	280,948	0.4%	$39,575	10.3%	9,896
Broadway 4452	4452 Broadway	New York	NY	10040-2939	358,978	2.4%	$32,762	364,178	1.5%	$36,351	11.0%	12,696
Lewandowski Commons	434 Lewandowski Street	Lyndhurst	NJ	07071-2500	50,955	-2.8%	$66,142	50,276	-1.3%	$71,968	8.8%	1,802
Commonwealth Avenue 493-497	493 Commonwealth Avenue	Boston	MA	2115	197,624	1.5%	$53,069	199,732	1.1%	$59,211	11.6%	6,990
Walnut Street 1401	1401 Walnut Street	Philadelphia	PA	19102-3128	174,887	-2.5%	$31,753	172,580	-1.3%	$34,467	8.5%	6,185
Chestnut Street 1831	1831 Chestnut street	Philadelphia	PA	19103-3713	179,457	-3.1%	$31,635	176,622	-1.6%	$34,290	8.4%	6,347
Market Street 242-244	242 Market Street	Philadelphia	PA	19106-2817	161,266	-1.1%	$32,959	160,339	-0.6%	$35,835	8.7%	5,704
Land-Winchester Plaza II	Winchester Road NE	Huntsville	AL		30,998	5.7%	$32,076	32,320	4.3%	$33,714	5.1%	1,096
Northgate Square	3939 Van Dyke Road	Lutz	FL	33558-8001	18,621	17.3%	$69,494	20,411	9.6%	$75,564	8.7%	659
Puyallup-JC Penney	3700 South Meridian	Puyallup	WA	98373-3706	28,549	19.4%	$63,616	31,153	9.1%	$69,415	9.1%	1,010
Shoppes at South Semoran	4556 South Semoran Boulevard	Orlando	FL	32822-2408	52,586	17.5%	$45,341	57,837	10.0%	$48,578	7.1%	1,860
Tully Corners	1958 Tully Road	San Jose	CA	95122-1889	64,218	7.5%	$77,531	67,679	5.4%	$84,101	8.5%	2,271
Southpark 3075	3075 Southpark Boulevard	Ellenwood	GA	30294-6101	12,415	32.7%	$52,585	14,008	12.8%	$54,601	3.8%	439
Westlake 125	125 Westlake Parkway	Atlanta	GA	30336-2091	6,206	58.7%	$73,605	7,458	20.2%	$81,678	11.0%	219
Paradise Key	4421 Commons Drive East	Destin	FL	32541-3484	3,902	42.5%	$73,673	4,558	16.8%	$81,743	11.0%	138
Riverview	5885 Fulton Industrial Boulevard	Atlanta	GA	30336-2719	5,158	55.6%	$71,847	6,181	19.8%	$79,592	10.8%	182
Land-Gladden Farms	Tangerine Farms Road	Marana	AZ	85658	971	186.4%	$59,628	1,286	32.4%	$64,769	8.6%	34
Shackelford Center	1160 Shackelford Road	Florissant	MO	63031-4369	31,870	-1.4%	$55,590	31,581	-0.9%	$58,956	6.1%	1,127
Carbondale Center	915 West Main Street	Carbondale	IL	62901-2330	10,907	3.9%	$20,389	11,063	1.4%	$22,065	8.2%	386
Brentwood Plaza	8800 Manchester Road	Brentwood	MO	63144-2602	47,197	-1.3%	$61,334	46,756	-0.9%	$65,665	7.1%	1,669
Plaza 94	48 Plaza 94 Drive	Saint Peters	MO	63376-7405	31,916	8.6%	$72,316	33,622	5.4%	$77,213	6.8%	1,129
Crestwood Commons	9540 Watson Road	Crestwood	MO	63126-1515	33,858	-0.2%	$59,257	33,820	-0.1%	$63,027	6.4%	1,197
Dardenne Crossing	3029 Highway K	O’Fallon	MO	63368-8696	25,998	47.8%	$81,586	30,261	16.4%	$88,691	8.7%	919
Affton Plaza	10070 Gravois Road	Affton	MO	63123-4024	51,805	-0.7%	$49,920	51,570	-0.5%	$53,721	7.6%	1,832
Bridgeton	11253 Saint Charles Rock Road	Bridgeton	MO	63044-2702	12,368	-1.4%	$54,510	12,314	-0.4%	$58,001	6.4%	437
Twin Oaks	1393 Big Bend Road	Twin Oaks	MO	63021-7601	24,212	1.0%	$76,544	24,288	0.3%	$82,701	8.0%	856
Montvale Commons	2811 Chatham Road	Springfield	IL	62704	34,244	4.0%	$44,623	34,949	2.1%	$46,850	5.0%	1,211
Wentzville Commons	1960 Wentzville Parkway	Wentzville	MO	63385-3453	10,836	159.9%	$64,922	14,195	31.0%	$69,665	7.3%	383
Sierra Vista Plaza	1589 Sierra Vista Plaza	Saint Louis	MO	63138-2040	10,427	-4.3%	$41,698	10,189	-2.3%	$43,531	4.4%	369
Lake Saint Louis	101 Civic Center Drive	Lake Saint Louis	MO	63367-3027	9,533	49.9%	$71,853	11,206	17.6%	$77,967	8.5%	337
University City Square	6920 Olive Boulevard	University City	MO	63130-2544	52,361	-1.7%	$44,086	51,791	-1.1%	$46,687	5.9%	1,852
Evansville West Center	4500 West Lloyd Expressway	Evansville	IN	47712-6515	3,195	17.6%	$53,490	3,454	8.1%	$57,488	7.5%	113
City Plaza	3431 Union Boulevard	Saint Louis	MO	63115-1142	55,456	-4.0%	$26,780	54,366	-2.0%	$29,119	8.7%	1,961
Kirkwood Commons	1204 South Kirkwood Road	Kirkwood	MO	63122	26,229	0.1%	$75,702	26,248	0.1%	$81,184	7.2%	928
Swansea Plaza	2665 North Illinois Street	Swansea	IL	62226-2302	24,604	0.2%	$44,984	24,638	0.1%	$48,096	6.9%	870
Washington Crossing	2073 Washington Crossing	Washington	MO	63090-5285	6,839	10.6%	$51,735	7,202	5.3%	$54,987	6.3%	242
Zumbehl Commons	1950 Zumbehl Road	Saint Charles	MO	63303-2721	24,007	11.4%	$65,969	25,619	6.7%	$69,981	6.1%	849
Wildwood Crossing	16580 Manchester Road	Wildwood	MO	63040-1217	9,689	7.7%	$98,129	10,015	3.4%	$104,693	6.7%	343
Dorsett Village	2030 Dorsett Village Road	Maryland Heights	MO	63043-2208	21,048	-1.1%	$56,759	20,843	-1.0%	$60,519	6.6%	744
Butler Hill Centre	4333 Butler Hill Road	Saint Louis	MO	63128-3717	29,454	3.9%	$64,325	30,017	1.9%	$68,606	6.7%	1,042
Richardson Crossing	3900 Vogel Road	Arnold	MO	63010-6204	17,060	10.5%	$63,876	17,958	5.3%	$69,487	8.8%	603
Burbank Station	South Cicero Avenue	Burbank	IL	60459	65,943	-5.1%	$53,459	64,402	-2.3%	$57,335	7.3%	2,332
Urbana Crossing	114 North Vine Street	Urbana	IL	61802-2700	7,025	5.0%	$38,639	7,210	2.6%	$41,156	6.5%	248
Kyle Marketplace	5401 South Farm to Market 1626	Kyle	TX	78640-6038	8,717	226.6%	$64,396	11,807	35.5%	$71,326	10.8%	308
Shoppes of Sunset II	10005 SW 72nd Street	Miami	FL	33173-4623	49,343	-2.4%	$57,352	49,659	0.6%	$62,377	8.8%	1,745
Land-Commonwealth Outparcel		Jacksonville	FL		2,213	124.0%	$56,060	2,877	30.0%	$63,445	13.2%	78
Land-Shelby Plaza Outparcel	1641 East Dixon Boulevard	Shelby	NC	28152-6949	9,009	0.6%	$31,774	9,131	1.4%	$32,542	2.4%	319
Land-Decatur 215	North Decatur Boulevard	Las Vegas	NV	89130	50,090	67.4%	$67,216	59,804	19.4%	$72,756	8.2%	1,772
Fairview Plaza	130 Old York Road	New Cumberland	PA	17070-2443	21,655	1.9%	$45,200	21,905	1.2%	$48,904	8.2%	766
Halifax Plaza	3777 Peters Mountain Road	Halifax	PA	17032-8605	1,626	1.8%	$50,350	1,662	2.2%	$53,898	7.0%	58
Loyal Plaza	1915 East Third Street	Williamsport	PA	17701-3901	14,079	-3.0%	$36,842	13,754	-2.3%	$40,081	8.8%	498
Newport Plaza	12 Newport Place	Newport	PA	17074-8736	1,972	2.0%	$46,007	2,027	2.8%	$49,041	6.6%	70
Morrisville	Business Route One	Morrisville	PA	19067	33,114	-3.0%	$52,114	32,620	-1.5%	$56,305	8.0%	1,171
Bonita Grande Crossings	12900 Trade Way Four	Bonita Springs	FL	34135-6983	10,109	54.0%	$55,384	12,090	19.6%	$61,947	11.8%	358
Stoneridge Mall 1400	1400 Stoneridge Mall	Pleasanton	CA	94588-3215	27,375	23.3%	$102,282	30,399	11.1%	$112,754	10.2%	968
Fashion Valley Road 270	270 Fashion Valley Road	San Diego	CA	92108-1204	93,519	3.2%	$48,150	97,107	3.8%	$54,438	13.1%	3,308
Pueblo		Pueblo	CO		29,402	1.9%	$32,544	30,129	2.5%	$34,891	7.2%	1,040
Coral Pointe	1631 Del Prado Boulevard South	Cape Coral	FL	33990-6739	28,341	39.1%	$55,051	33,164	17.0%	$61,062	10.9%	1,002
Addison Publix	16130 Jog Road	Delray Beach	FL	33446-2319	36,015	5.9%	$51,726	37,894	5.2%	$57,315	10.8%	1,274
Sanibel Beach Place	20321 Summerlin Road	Fort Myers	FL	33908-3706	11,385	24.3%	$44,610	12,908	13.4%	$48,565	8.9%	403
Duval Station	731 Duval Station Road	Jacksonville	FL	32218-0800	6,012	50.9%	$49,588	7,129	18.6%	$54,279	9.5%	213
Centre of Merritt	1850 North Courtenay Parkway	Merritt Island	FL	32953-2629	15,293	0.8%	$47,497	15,753	3.0%	$52,410	10.3%	541
Miller West	15755 SW 56th Street	Miami	FL	33185-3879	45,977	18.4%	$58,138	50,286	9.4%	$64,601	11.1%	1,626
Riverside Landings	1801 East Broadway Street	Oviedo	FL	32765-8597	13,823	24.5%	$75,430	15,371	11.2%	$82,933	9.9%	489
Publix at Northridge	5100 Clark Road	Sarasota	FL	34233-3226	26,837	11.4%	$55,614	28,820	7.4%	$61,148	10.0%	949
Albany Grocery Outlet	1950 14th Avenue SE	Albany	OR	97322-8504	18,385	18.5%	$44,627	19,950	8.5%	$48,349	8.3%	650
Nassau Mall	3501 Hempstead Turnpike	Levittown	NY	11756-1314	58,650	-2.3%	$88,494	57,895	-1.3%	$97,472	10.1%	2,074
Epic Village	State Road 207	Saint Augustine	FL	32086	10,802	19.9%	$39,664	12,071	11.8%	$42,954	8.3%	382
Land-El Mirage		El Mirage	AZ	85335	22,070	76.7%	$45,731	27,242	23.4%	$52,248	14.3%	781
Broadway 5959	5959 Broadway	Bronx	NY	10463-2410	260,381	-0.1%	$37,511	260,992	0.2%	$41,061	9.5%	9,209
Hendersonville Plaza		Hendersonville	TN	37075	9,407	28.2%	$58,397	10,592	12.6%	$62,019	6.2%	333
Suncoast Crossing 1	Spring Hill Drive	Brooksville	FL	34604	11,207	77.7%	$49,659	13,829	23.4%	$56,677	14.1%	396
Highland Crossing	28015 Greenspot Road	Highland	CA	92346-4339	17,433	12.5%	$64,234	18,900	8.4%	$71,412	11.2%	617
Suncoast Crossing 2	Spring Hill Drive	Brooksville	FL	34604	11,207	77.7%	$49,659	13,829	23.4%	$56,677	14.1%	396
Nocatee Town Center	120 Marketside Avenue	Ponte Vedra Beach	FL	32081-0574	620	205.4%	$73,966	861	38.9%	$90,705	22.6%	22
Lower Nazareth Commons	Nazareth Pike	Nazareth	PA	18064	13,732	25.5%	$68,959	15,181	10.6%	$76,774	11.3%	486
Railwood G	Spikewood Drive	Houston	TX	77078	12,991	7.0%	$31,106	13,683	5.3%	$33,244	6.9%	459
Claypoint Distribution Park	8760 Clay Road	Houston	TX	77080-1859	49,197	9.1%	$39,771	52,146	6.0%	$42,135	5.9%	1,740
Land-West Town Center 300	South 300 West	Salt Lake City	UT	84101	53,562	0.7%	$37,953	55,119	2.9%	$40,475	6.6%	1,894
Hibernia Pavilion	865 Hibernia Road	Fleming Island	FL	32003-8707	4,914	66.8%	$86,189	5,976	21.6%	$94,432	9.6%	174
Del Mar Village	7024 Beracasa Way	Boca Raton	FL	33433-3447	47,178	-2.6%	$60,553	47,601	0.9%	$65,451	8.1%	1,669
Shoppes at Fairhope Village	22530 US Highway 98	Fairhope	AL	36532-6332	5,154	37.0%	$56,905	5,914	14.8%	$62,211	9.3%	182

Property Name	Address	City	State	Zip Code	2010 Households	Household Growth 2000-2010	2010 Median HH Income	2015 Households	Household Growth 2010-2015	2015 Median Household Income	Median Household Income Growth 2010-2015	2010 Household Density
Holtsville	325 Patchogue Holbrook Road	Holtsville	NY	11742-2251	30,548	7.0%	$87,786	31,129	1.9%	$96,775	10.2%	1,080
West 231st Street 322	322 West 231st Street	Bronx	NY	10463-3805	281,890	1.5%	$36,994	283,015	0.4%	$40,165	8.6%	9,970
Broadway 4452	4452 Broadway	New York	NY	10040-2939	363,407	3.9%	$33,792	368,272	1.3%	$37,192	10.1%	12,853
Lewandowski Commons	434 Lewandowski Street	Lyndhurst	NJ	07071-2500	50,969	-2.3%	$68,226	50,186	-1.5%	$73,470	7.7%	1,803
Commonwealth Avenue 493-497	493 Commonwealth Avenue	Boston	MA	2115	205,146	5.4%	$54,710	207,690	1.2%	$60,338	10.3%	7,256
Walnut Street 1401	1401 Walnut Street	Philadelphia	PA	19102-3128	183,073	2.3%	$32,610	184,788	0.9%	$35,118	7.7%	6,475
Chestnut Street 1831	1831 Chestnut street	Philadelphia	PA	19103-3713	187,663	1.7%	$32,472	189,049	0.7%	$34,863	7.4%	6,637
Market Street 242-244	242 Market Street	Philadelphia	PA	19106-2817	168,960	3.8%	$33,824	171,410	1.5%	$36,580	8.1%	5,976
Land-Winchester Plaza II	Winchester Road NE	Huntsville	AL		31,293	7.6%	$33,125	32,671	4.4%	$34,372	3.8%	1,107
Northgate Square	3939 Van Dyke Road	Lutz	FL	33558-8001	18,178	14.7%	$69,897	19,753	8.7%	$75,576	8.1%	643
Puyallup-JC Penney	3700 South Meridian	Puyallup	WA	98373-3706	28,987	20.4%	$65,044	31,466	8.6%	$69,925	7.5%	1,025
Shoppes at South Semoran	4556 South Semoran Boulevard	Orlando	FL	32822-2408	51,297	14.8%	$45,973	55,899	9.0%	$48,427	5.3%	1,814
Tully Corners	1958 Tully Road	San Jose	CA	95122-1889	64,141	8.2%	$79,649	67,208	4.8%	$85,179	6.9%	2,269
Southpark 3075	3075 Southpark Boulevard	Ellenwood	GA	30294-6101	12,775	36.5%	$54,227	14,171	10.9%	$55,991	3.3%	452
Westlake 125	125 Westlake Parkway	Atlanta	GA	30336-2091	6,378	56.5%	$77,843	7,259	13.8%	$85,502	9.8%	226
Paradise Key	4421 Commons Drive East	Destin	FL	32541-3484	3,784	38.4%	$75,748	4,261	12.6%	$83,321	10.0%	134
Riverview	5885 Fulton Industrial Boulevard	Atlanta	GA	30336-2719	4,950	54.4%	$75,184	5,599	13.1%	$83,338	10.8%	175
Land-Gladden Farms	Tangerine Farms Road	Marana	AZ	85658	1,037	195.4%	$60,938	1,185	14.3%	$66,882	9.8%	37
Shackelford Center	1160 Shackelford Road	Florissant	MO	63031-4369	31,744	-1.5%	$56,303	31,224	-1.6%	$58,736	4.3%	1,123
Carbondale Center	915 West Main Street	Carbondale	IL	62901-2330	10,959	4.5%	$21,259	10,981	0.2%	$22,760	7.1%	388
Brentwood Plaza	8800 Manchester Road	Brentwood	MO	63144-2602	47,016	-2.0%	$62,025	46,212	-1.7%	$65,713	5.9%	1,663
Plaza 94	48 Plaza 94 Drive	Saint Peters	MO	63376-7405	32,246	9.3%	$74,656	34,530	7.1%	$78,708	5.4%	1,140
Crestwood Commons	9540 Watson Road	Crestwood	MO	63126-1515	33,443	-0.8%	$60,066	33,010	-1.3%	$63,189	5.2%	1,183
Dardenne Crossing	3029 Highway K	O’Fallon	MO	63368-8696	26,090	48.0%	$84,402	29,700	13.8%	$90,921	7.7%	923
Affton Plaza	10070 Gravois Road	Affton	MO	63123-4024	51,505	-0.3%	$50,726	50,986	-1.0%	$53,658	5.8%	1,822
Bridgeton	11253 Saint Charles Rock Road	Bridgeton	MO	63044-2702	12,226	-2.8%	$55,149	12,020	-1.7%	$57,483	4.2%	432
Twin Oaks	1393 Big Bend Road	Twin Oaks	MO	63021-7601	24,277	1.4%	$78,325	24,219	-0.2%	$83,855	7.1%	859
Montvale Commons	2811 Chatham Road	Springfield	IL	62704	34,451	4.7%	$46,257	34,940	1.4%	$48,064	3.9%	1,218
Wentzville Commons	1960 Wentzville Parkway	Wentzville	MO	63385-3453	10,751	157.0%	$66,870	12,234	13.8%	$71,934	7.6%	380
Sierra Vista Plaza	1589 Sierra Vista Plaza	Saint Louis	MO	63138-2040	10,498	-4.1%	$41,934	10,200	-2.8%	$42,657	1.7%	371
Lake Saint Louis	101 Civic Center Drive	Lake Saint Louis	MO	63367-3027	10,016	60.2%	$73,935	11,515	15.0%	$79,583	7.6%	354
University City Square	6920 Olive Boulevard	University City	MO	63130-2544	52,399	-1.8%	$44,553	51,582	-1.6%	$46,373	4.1%	1,853
Evansville West Center	4500 West Lloyd Expressway	Evansville	IN	47712-6515	2,987	14.6%	$53,864	3,135	5.0%	$58,037	7.7%	106
City Plaza	3431 Union Boulevard	Saint Louis	MO	63115-1142	55,820	-3.2%	$27,101	54,762	-1.9%	$28,769	6.2%	1,974
Kirkwood Commons	1204 South Kirkwood Road	Kirkwood	MO	63122	25,598	-1.5%	$76,791	25,172	-1.7%	$81,464	6.1%	905
Swansea Plaza	2665 North Illinois Street	Swansea	IL	62226-2302	24,573	0.2%	$45,861	24,483	-0.4%	$48,168	5.0%	869
Washington Crossing	2073 Washington Crossing	Washington	MO	63090-5285	7,003	12.8%	$51,510	7,312	4.4%	$53,224	3.3%	248
Zumbehl Commons	1950 Zumbehl Road	Saint Charles	MO	63303-2721	23,599	9.6%	$67,444	25,297	7.2%	$70,572	4.6%	835
Wildwood Crossing	16580 Manchester Road	Wildwood	MO	63040-1217	9,870	9.8%	$99,546	10,178	3.1%	$104,796	5.3%	349
Dorsett Village	2030 Dorsett Village Road	Maryland Heights	MO	63043-2208	20,900	-2.8%	$57,338	20,474	-2.0%	$59,990	4.6%	739
Butler Hill Centre	4333 Butler Hill Road	Saint Louis	MO	63128-3717	28,976	3.7%	$65,199	29,195	0.8%	$68,971	5.8%	1,025
Richardson Crossing	3900 Vogel Road	Arnold	MO	63010-6204	17,011	10.3%	$64,959	17,685	4.0%	$69,680	7.3%	602
Burbank Station	South Cicero Avenue	Burbank	IL	60459	65,171	-5.5%	$55,038	63,412	-2.7%	$58,046	5.5%	2,305
Urbana Crossing	114 North Vine Street	Urbana	IL	61802-2700	6,842	2.7%	$39,656	6,892	0.7%	$41,417	4.4%	242
Kyle Marketplace	5401 South Farm to Market 1626	Kyle	TX	78640-6038	8,455	251.1%	$64,884	10,049	18.9%	$71,658	10.4%	299
Shoppes of Sunset II	10005 SW 72nd Street	Miami	FL	33173-4623	50,764	0.2%	$58,100	51,675	1.8%	$62,023	6.8%	1,795
Land-Commonwealth Outparcel		Jacksonville	FL		2,335	136.1%	$58,200	2,793	19.6%	$66,519	14.3%	83
Land-Shelby Plaza Outparcel	1641 East Dixon Boulevard	Shelby	NC	28152-6949	9,181	2.5%	$32,305	9,288	1.2%	$32,994	2.1%	325
Land-Decatur 215	North Decatur Boulevard	Las Vegas	NV	89130	47,406	57.9%	$68,583	53,640	13.2%	$73,171	6.7%	1,677
Fairview Plaza	130 Old York Road	New Cumberland	PA	17070-2443	21,457	1.5%	$46,294	21,529	0.3%	$49,159	6.2%	759
Halifax Plaza	3777 Peters Mountain Road	Halifax	PA	17032-8605	1,583	2.9%	$51,941	1,596	0.8%	$55,783	7.4%	56
Loyal Plaza	1915 East Third Street	Williamsport	PA	17701-3901	14,020	-2.6%	$37,523	13,688	-2.4%	$40,003	6.6%	496
Newport Plaza	12 Newport Place	Newport	PA	17074-8736	1,955	3.3%	$47,553	1,963	0.4%	$50,682	6.6%	69
Morrisville	Business Route One	Morrisville	PA	19067	33,326	-2.2%	$54,178	32,774	-1.7%	$57,450	6.0%	1,179
Bonita Grande Crossings	12900 Trade Way Four	Bonita Springs	FL	34135-6983	10,956	61.6%	$57,133	12,672	15.7%	$62,868	10.0%	387
Stoneridge Mall 1400	1400 Stoneridge Mall	Pleasanton	CA	94588-3215	26,818	20.7%	$104,328	28,988	8.1%	$112,161	7.5%	948
Fashion Valley Road 270	270 Fashion Valley Road	San Diego	CA	92108-1204	94,624	4.6%	$49,249	98,836	4.5%	$55,294	12.3%	3,347
Pueblo		Pueblo	CO		29,568	2.8%	$32,910	30,448	3.0%	$34,748	5.6%	1,046
Coral Pointe	1631 Del Prado Boulevard South	Cape Coral	FL	33990-6739	26,597	30.2%	$56,147	31,075	16.8%	$61,569	9.7%	941
Addison Publix	16130 Jog Road	Delray Beach	FL	33446-2319	36,300	7.1%	$52,322	38,166	5.1%	$56,921	8.8%	1,284
Sanibel Beach Place	20321 Summerlin Road	Fort Myers	FL	33908-3706	11,241	22.0%	$45,484	12,894	14.7%	$49,242	8.3%	398
Duval Station	731 Duval Station Road	Jacksonville	FL	32218-0800	6,116	53.5%	$51,484	6,977	14.1%	$56,439	9.6%	216
Centre of Merritt	1850 North Courtenay Parkway	Merritt Island	FL	32953-2629	15,361	0.9%	$47,699	15,724	2.4%	$51,476	7.9%	543
Miller West	15755 SW 56th Street	Miami	FL	33185-3879	47,202	21.7%	$59,478	50,641	7.3%	$64,556	8.5%	1,669
Riverside Landings	1801 East Broadway Street	Oviedo	FL	32765-8597	14,519	28.3%	$77,636	15,980	10.1%	$85,175	9.7%	514
Publix at Northridge	5100 Clark Road	Sarasota	FL	34233-3226	26,716	11.7%	$55,144	28,808	7.8%	$58,914	6.8%	945
Albany Grocery Outlet	1950 14th Avenue SE	Albany	OR	97322-8504	18,442	19.6%	$45,385	19,700	6.8%	$48,178	6.2%	652
Nassau Mall	3501 Hempstead Turnpike	Levittown	NY	11756-1314	60,532	0.9%	$91,487	60,171	-0.6%	$99,715	9.0%	2,141
Epic Village	State Road 207	Saint Augustine	FL	32086	10,750	20.5%	$40,820	12,382	15.2%	$43,632	6.9%	380
Land-El Mirage		El Mirage	AZ	85335	22,113	76.3%	$49,340	24,810	12.2%	$54,878	11.2%	782
Broadway 5959	5959 Broadway	Bronx	NY	10463-2410	262,350	1.1%	$38,590	262,887	0.2%	$41,528	7.6%	9,279
Hendersonville Plaza		Hendersonville	TN	37075	9,487	30.8%	$60,757	10,554	11.3%	$63,968	5.3%	336
Suncoast Crossing 1	Spring Hill Drive	Brooksville	FL	34604	11,637	83.4%	$48,776	13,482	15.9%	$53,828	10.4%	412
Highland Crossing	28015 Greenspot Road	Highland	CA	92346-4339	17,571	12.7%	$64,450	18,927	7.7%	$70,185	8.9%	621
Suncoast Crossing 2	Spring Hill Drive	Brooksville	FL	34604	11,637	83.4%	$48,776	13,482	15.9%	$53,828	10.4%	412
Nocatee Town Center	120 Marketside Avenue	Ponte Vedra Beach	FL	32081-0574	1,021	315.0%	$82,328	1,199	17.4%	$94,318	14.6%	36
Lower Nazareth Commons	Nazareth Pike	Nazareth	PA	18064	13,865	27.6%	$70,862	14,855	7.1%	$77,824	9.8%	490
Railwood G	Spikewood Drive	Houston	TX	77078	13,239	8.2%	$32,216	14,016	5.9%	$34,393	6.8%	468
Claypoint Distribution Park	8760 Clay Road	Houston	TX	77080-1859	49,636	9.1%	$41,274	52,677	6.1%	$43,194	4.7%	1,756
Land-West Town Center 300	South 300 West	Salt Lake City	UT	84101	54,207	1.6%	$38,920	56,117	3.5%	$41,435	6.5%	1,917
Hibernia Pavilion	865 Hibernia Road	Fleming Island	FL	32003-8707	4,895	67.7%	$87,948	5,812	18.7%	$95,746	8.9%	173
Del Mar Village	7024 Beracasa Way	Boca Raton	FL	33433-3447	47,676	-2.3%	$60,831	48,350	1.4%	$64,585	6.2%	1,686
Shoppes at Fairhope Village	22530 US Highway 98	Fairhope	AL	36532-6332	5,021	35.7%	$58,696	5,562	10.8%	$62,000	5.6%	178

A:46

Property Name	Address	City	State	Zip Code	2009 Households	Household Growth 2000-2009	2009 Median Household Income	2014 Households	Household Growth 2009-2014	2014 Median Household Income	Median Household Income Growth 2009-2014	2009 Household Density
Shops at Quail Creek	West 136th Avenue	Broomfield	CO	80023	24,685	39.0%	$82,141	28,682	16.2%	$89,597	9.1%	873
Bronx		Bronx	NY		435,573	1.6%	$32,543	439,944	1.0%	$35,656	9.6%	15,405
Penn Dutch Plaza	3201 North State Road Seven	Margate	FL	33063-7097	54,151	3.6%	$53,813	56,276	3.9%	$60,024	11.5%	1,915
Plantation Marketplace	7007 West Broward Boulevard	Plantation	FL	33317-2208	57,152	-0.2%	$47,685	58,623	2.6%	$52,280	9.6%	2,021
Corporate Boulevard 1900/2000	1900 NW Corporate Boulevard	Boca Raton	FL	33431-8502	34,956	-1.1%	$70,157	35,666	2.0%	$75,163	7.1%	1,236
Courtyard Shops	13880 Wellington Trace	Wellington	FL	33414-8553	17,221	31.8%	$78,720	19,528	13.4%	$84,794	7.7%	609
Gateway Station	1107 North Burleson Boulevard	Burleson	TX	76028-7009	13,813	57.2%	$55,952	16,536	19.7%	$59,687	6.7%	489
Murrieta Marketplace	Winchester Road	Murrieta	CA	92563	9,323	264.5%	$79,661	12,693	36.2%	$90,770	13.9%	330
Jacaranda Plaza	1687 US Highway 41 Bypass South	Venice	FL	34293-1034	23,841	15.2%	$46,203	26,057	9.3%	$49,622	7.4%	843
Burlington Plaza	3753 Austell Road	Austell	GA	30106-1106	22,315	8.5%	$57,399	23,465	5.2%	$59,971	4.5%	789
Kmart Plaza-Cleveland	14901 Lorain Avenue	Cleveland	OH	44111-3107	63,508	-8.4%	$43,656	60,106	-5.4%	$45,984	5.3%	2,246
Sears Solon	6221 Som Center Road	Solon	OH	44139-2912	9,101	1.2%	$94,439	9,078	-0.3%	$100,305	6.2%	322
Kmart-Zanesville	3515 Maple Avenue North	Zanesville	OH	43701-1017	8,488	0.4%	$39,827	8,489	0.0%	$42,386	6.4%	300
Kmart Plaza-Enid	4010 West Owen K Garriot Road	Enid	OK	73703-4803	12,092	2.5%	$46,039	12,311	1.8%	$51,104	11.0%	428
Kmart-Pottstown	2200 East High Street	Pottstown	PA	19464-3216	17,286	8.5%	$57,194	17,980	4.0%	$63,346	10.8%	611
Kmart-Willow Grove	2620 West Moreland Road	Willow Grove	PA	19090-4010	32,078	-2.3%	$68,319	31,703	-1.2%	$74,101	8.5%	1,135
Kmart-Dover	515 North Dupont Highway	Dover	DE	19901-3960	15,977	18.7%	$42,423	17,561	9.9%	$44,587	5.1%	565
Kmart-Largo	1000 Missouri Avenue North	Largo	FL	33770-1814	46,997	-1.3%	$40,826	47,343	0.7%	$44,059	7.9%	1,662
Land-Shoppes at Nottingham Sq	Campbell Boulevard	White Marsh	MD	21162	9,091	22.3%	$78,247	9,930	9.2%	$87,090	11.3%	322
Land-White Marsh I		White Marsh	MD		18,008	8.9%	$64,472	18,776	4.3%	$70,542	9.4%	637
Land-White Marsh II		White Marsh	MD		18,008	8.9%	$64,472	18,776	4.3%	$70,542	9.4%	637
Land-North Dartmouth	Faunce Corner Road	North Dartmouth	MA	2747	5,655	6.0%	$56,563	5,802	2.6%	$63,214	11.8%	200
Marina Shores	6550 Pacific Coast Highway	Long Beach	CA	90803-4207	47,893	-1.5%	$67,482	48,534	1.3%	$73,763	9.3%	1,694
Gateway 101	1771 East Bayshore Road	East Palo Alto	CA	94303-2523	39,304	3.1%	$85,589	40,584	3.3%	$92,245	7.8%	1,390
Colorado Boulevard	14 Fair Oaks Avenue North	Pasadena	CA	91103-3616	76,445	7.8%	$60,061	80,757	5.6%	$66,263	10.3%	2,704
NorthGate Village	71st Avenue	Greeley	CO	80634	10,948	49.2%	$65,245	12,894	17.8%	$69,161	6.0%	387
Slauson & Central	Slauson Avenue	Los Angeles	CA	90011	109,485	5.3%	$31,000	114,413	4.5%	$34,379	10.9%	3,872
Centerplace of Greeley III	4578 Centerplace Drive	Greeley	CO	80634-3747	27,355	30.8%	$50,059	31,125	13.8%	$53,948	7.8%	967
Orchards Market Center II	NE 112th Avenue	Vancouver	WA	98684	42,995	22.1%	$55,625	47,592	10.7%	$60,178	8.2%	1,521
Kmart Plaza-Saint Petersburg	3951 34th Street South	Saint Petersburg	FL	33711-4360	35,929	-0.7%	$37,035	36,311	1.1%	$40,695	9.9%	1,271
Eustis Village	2840 David Walker Drive	Eustis	FL	32726-6172	12,747	23.3%	$37,514	14,394	12.9%	$40,395	7.7%	451
Land-Ambassador D		Lafayette	LA		30,579	3.8%	$40,535	30,942	1.2%	$43,779	8.0%	1,082
Land-York Plaza		Houston	TX		73,839	18.7%	$66,585	81,050	9.8%	$71,515	7.4%	2,612
Fiesta Market Place	Quitman Street Fulton Street	Houston	TX	77009	55,793	14.8%	$38,529	60,571	8.6%	$42,520	10.4%	1,973
Land-Stanford Court		Houston	TX		73,839	18.7%	$66,585	81,050	9.8%	$71,515	7.4%	2,612
Festival Plaza		Helotes	TX		55,361	-0.2%	$32,969	56,402	1.9%	$34,760	5.4%	1,958
Wirt Road/Interstate10	Wirt Road	Houston	TX		73,839	18.7%	$66,585	81,050	9.8%	$71,515	7.4%	2,612
Land-Harrison Pointe Pad		Cary	NC		38,338	21.3%	$43,858	42,802	11.6%	$46,115	5.1%	1,356
Land-South Semoran Pad		Orlando	FL		45,500	10.0%	$42,280	49,022	7.7%	$46,028	8.9%	1,609
Fiesta Center	Blalock Road	Houston	TX	77055	52,806	8.2%	$55,923	55,857	5.8%	$59,810	7.0%	1,868
Phoenix		Phoenix	AZ		66,774	8.7%	$40,588	71,705	7.4%	$43,465	7.1%	2,362
Land-Lockwood Drive		Houston	TX		73,839	18.7%	$66,585	81,050	9.8%	$71,515	7.4%	2,612
Land-Village		Houston	TX		73,839	18.7%	$66,585	81,050	9.8%	$71,515	7.4%	2,612
Land-Mainland		Texas City	TX		9,185	13.7%	$36,094	9,831	7.0%	$38,735	7.3%	325
Westland Fair II	4505 West Charleston Boulevard	Las Vegas	NV	89102-1501	61,451	-0.9%	$41,228	61,858	0.7%	$43,105	4.6%	2,173
Land-Palm Coast Landing II	Belle Terre Parkway	Palm Coast	FL	32164	7,366	192.7%	$41,332	10,109	37.2%	$43,351	4.9%	261
Land-Bear Valley Road II	Bear Valley Road	Apple Valley	CA		12,629	8.8%	$53,091	13,526	7.1%	$59,829	12.7%	447
Land-Bear Valley Road III	Bear Valley Road	Apple Valley	CA		12,629	8.8%	$53,091	13,526	7.1%	$59,829	12.7%	447
Land-Mississippi Havana		Aurora	CO		31,627	11.4%	$50,937	33,790	6.8%	$53,824	5.7%	1,119
Land-US Highway 17/74/76	US Highway 17	Leland	NC		831	46.6%	$43,054	987	18.8%	$46,473	7.9%	29
Land-Highway 17/Highway 210	Highway 17	Surf City	NC		11,555	9.2%	$38,209	12,051	4.3%	$42,082	10.1%	409
Land-Culebra Road/WestwoodLoop	Culebra Road	San Antonio	TX		55,361	-0.2%	$32,969	56,402	1.9%	$34,760	5.4%	1,958
Land-FM 2920/Future 249		Tomball	TX		56,290	15.1%	$48,973	61,122	8.6%	$54,238	10.8%	1,991
Waterstone-Pollo Tropical	3070 NE 41 Terrace	Homestead	FL	33033	19,995	47.0%	$41,228	23,444	17.3%	$45,147	9.5%	707
Winchester Plaza-McDonald	2246 Winchester Road NE	Huntsville	AL	35811-6800	4,860	27.4%	$63,118	5,446	12.1%	$68,288	8.2%	172
Glengary Shoppes	4010 South Tamiami Trail	Sarasota	FL	34231-3624	33,475	-1.5%	$49,861	34,117	1.9%	$54,977	10.3%	1,184
Hammocks Town Center	10201 Hammocks Boulevard	Miami	FL	33196-4712	47,790	11.6%	$58,264	51,080	6.9%	$63,879	9.6%	1,690
Magnolia Shoppes	9745 Westview Drive	Coral Springs	FL	33076	34,331	12.1%	$72,527	36,822	7.3%	$81,826	12.8%	1,214
Sunrise Town Center	3426 North University Drive	Fort Lauderdale	FL	33351-6720	76,798	0.7%	$43,455	78,968	2.8%	$46,940	8.0%	2,716
Dublin Village	1100 Hillcrest Parkway	Dublin	GA	31021-4366	7,479	6.5%	$34,137	7,778	4.0%	$36,687	7.5%	265
Freehome Village	12424 Cumming Highway	Canton	GA	30115-7778	3,526	44.9%	$70,839	4,176	18.4%	$75,093	6.0%	125
Golden Park Village	4840 Golden Parkway	Buford	GA	30518-5843	7,235	50.0%	$66,910	8,564	18.4%	$71,151	6.3%	256
Governors Town Square	6110 Cedarcrest Road NW	Acworth	GA	30101-9539	5,503	48.6%	$64,015	6,485	17.8%	$69,572	8.7%	195
Grayson Village	2715 Loganville Highway	Loganville	GA	30052	12,247	105.0%	$69,311	15,487	26.5%	$71,225	2.8%	433
Keith Bridge Commons	2655 Freedom Parkway	Cumming	GA	30041-9177	5,948	48.2%	$67,650	7,106	19.5%	$72,657	7.4%	210
Loganville Town Center	4325 Atlanta Highway	Loganville	GA	30052-2341	9,386	79.2%	$61,363	11,583	23.4%	$63,256	3.1%	332
Salem Road Station	13015 Brown Bridge Road	Covington	GA	30016-9111	14,688	76.2%	$56,870	18,173	23.7%	$59,194	4.1%	519
Shops at Lake Tuscaloosa	4851 Rice Mine Road NE	Tuscaloosa	AL	35406-3547	7,771	17.2%	$48,924	8,406	8.2%	$54,523	11.4%	275
Vineyards at Chateau Elan	2095 Highway 211 NW	Braselton	GA	30517-3402	15,407	90.1%	$82,014	19,137	24.2%	$85,281	4.0%	545
Wilmington Island	155 Johnny Mercer Boulevard	Savannah	GA	31410-2118	9,509	11.0%	$72,972	10,115	6.4%	$78,343	7.4%	336
South Plaza	45205 Worth Avenue	California	MD	20619-2422	6,827	26.4%	$78,165	7,604	11.4%	$87,036	11.3%	241
Brawley Commons	631 Brawley School Road	Mooresville	NC	28117-6204	8,375	49.2%	$71,158	9,800	17.0%	$77,188	8.5%	296
Carolina Pavilion	9541 South Boulevard	Charlotte	NC	28273-6901	25,704	13.4%	$50,882	27,878	8.5%	$52,526	3.2%	909
Whitaker Square	1955 Peace Haven Road	Winston- Salem	NC	27106-4850	23,922	6.5%	$55,292	25,024	4.6%	$58,004	4.9%	846
Greensboro Village	1483 Nashville Pike	Gallatin	TN	37066-7144	6,232	34.3%	$51,834	7,110	14.1%	$55,016	6.1%	220
Waterstone-Walgreens	3070 NE 41 Terrace	Homestead	FL	33033	19,988	47.0%	$41,232	23,436	17.3%	$45,155	9.5%	707
Waterstone-Bank of America	3070 NE 41 Terrace	Homestead	FL	33033	19,988	47.0%	$41,232	23,436	17.3%	$45,155	9.5%	707
Bluebonnet-AutoZone	7512 Bluebonnet Boulevard	Baton Rouge	LA	70809	26,018	15.1%	$55,828	27,486	5.6%	$59,597	6.8%	920
Paradise Marketplace-Smith's	3830 East Flamingo Road	Las Vegas	NV	89121-6234	71,369	-0.1%	$41,856	71,528	0.2%	$44,109	5.4%	2,524
Tropicana Marketplace	6130 West Tropicana Avenue	Las Vegas	NV	89103-4604	48,552	4.6%	$48,631	50,115	3.2%	$51,847	6.6%	1,717
Manhattan Place-IHOP	1731 Manhattan Boulevard	Harvey	LA	70058-3409	43,387	-1.4%	$44,465	44,570	2.7%	$48,622	9.3%	1,535
Manhattan Place-Chili's	1731 Manhattan Boulevard	Harvey	LA	70058-3409	43,387	-1.4%	$44,465	44,570	2.7%	$48,622	9.3%	1,535
Land-SR 207	Rolling Hills Drive	Saint Augustine	FL	32086	1,883	29.2%	$50,926	2,171	15.3%	$57,881	13.7%	67

Property Name	Address	City	State	Zip Code	2010 Households	Household Growth 2000-2010	2010 Median HH Income	2015 Households	Household Growth 2010-2015	2015 Median Household Income	Median Household Income Growth 2010-2015	2010 Household Density
Shops at Quail Creek	West 136th Avenue	Broomfield	CO	80023	25,380	43.5%	$81,467	29,039	14.4%	$87,156	7.0%	898
Bronx		Bronx	NY		441,513	3.3%	$33,472	446,270	1.1%	$36,238	8.3%	15,615
Penn Dutch Plaza	3201 North State Road Seven	Margate	FL	33063-7097	53,964	3.7%	$54,422	55,670	3.2%	$59,385	9.1%	1,909
Plantation Marketplace	7007 West Broward Boulevard	Plantation	FL	33317-2208	56,536	-2.3%	$47,849	56,945	0.7%	$51,057	6.7%	2,000
Corporate Boulevard 1900/2000	1900 NW Corporate Boulevard	Boca Raton	FL	33431-8502	34,724	-2.4%	$70,918	35,256	1.5%	$74,897	5.6%	1,228
Courtyard Shops	13880 Wellington Trace	Wellington	FL	33414-8553	14,677	12.2%	$79,344	15,773	7.5%	$83,728	5.5%	519
Gateway Station	1107 North Burleson Boulevard	Burleson	TX	76028-7009	14,918	67.9%	$56,750	17,170	15.1%	$59,933	5.6%	528
Murrieta Marketplace	Winchester Road	Murrieta	CA	92563	9,874	292.9%	$80,955	11,445	15.9%	$89,887	11.0%	349
Jacaranda Plaza	1687 US Highway 41 Bypass South	Venice	FL	34293-1034	23,754	14.9%	$46,174	26,021	9.5%	$48,826	5.7%	840
Burlington Plaza	3753 Austell Road	Austell	GA	30106-1106	22,241	8.4%	$59,777	23,265	4.6%	$61,825	3.4%	787
Kmart Plaza-Cleveland	14901 Lorain Avenue	Cleveland	OH	44111-3107	62,291	-9.0%	$44,227	58,699	-5.8%	$45,939	3.9%	2,203
Sears Solon	6221 Som Center Road	Solon	OH	44139-2912	9,281	1.3%	$95,818	9,169	-1.2%	$101,483	5.9%	328
Kmart-Zanesville	3515 Maple Avenue North	Zanesville	OH	43701-1017	8,447	0.1%	$40,544	8,369	-0.9%	$42,193	4.1%	299
Kmart Plaza-Enid	4010 West Owen K Garriot Road	Enid	OK	73703-4803	12,292	4.3%	$46,730	12,529	1.9%	$50,880	8.9%	435
Kmart-Pottstown	2200 East High Street	Pottstown	PA	19464-3216	17,436	10.0%	$59,913	17,917	2.8%	$65,238	8.9%	617
Kmart-Willow Grove	2620 West Moreland Road	Willow Grove	PA	19090-4010	32,004	-2.3%	$70,492	31,431	-1.8%	$75,505	7.1%	1,132
Kmart-Dover	515 North Dupont Highway	Dover	DE	19901-3960	15,917	18.4%	$45,026	17,318	8.8%	$47,392	5.3%	563
Kmart-Largo	1000 Missouri Avenue North	Largo	FL	33770-1814	46,838	-1.3%	$41,641	46,746	-0.2%	$44,187	6.1%	1,657
Land-Shoppes at Nottingham Sq	Campbell Boulevard	White Marsh	MD	21162	8,844	25.8%	$81,624	9,294	5.1%	$90,195	10.5%	313
Land-White Marsh I		White Marsh	MD		17,975	8.1%	$65,878	18,290	1.8%	$70,359	6.8%	636
Land-White Marsh II		White Marsh	MD		17,975	8.1%	$65,878	18,290	1.8%	$70,359	6.8%	636
Land-North Dartmouth	Faunce Corner Road	North Dartmouth	MA	2747	5,742	12.8%	$57,542	5,968	3.9%	$62,831	9.2%	203
Marina Shores	6550 Pacific Coast Highway	Long Beach	CA	90803-4207	47,746	-1.3%	$69,116	48,216	1.0%	$74,533	7.8%	1,689
Gateway 101	1771 East Bayshore Road	East Palo Alto	CA	94303-2523	39,746	4.6%	$87,885	40,934	3.0%	$93,224	6.1%	1,406
Colorado Boulevard	14 Fair Oaks Avenue North	Pasadena	CA	91103-3616	75,324	6.5%	$61,917	78,312	4.0%	$67,396	8.8%	2,664
NorthGate Village	71st Avenue	Greeley	CO	80634	11,362	57.0%	$67,439	13,113	15.4%	$70,772	4.9%	402
Slauson & Central	Slauson Avenue	Los Angeles	CA	90011	107,729	3.7%	$31,797	111,010	3.1%	$34,848	9.6%	3,810
Centerplace of Greeley III	4578 Centerplace Drive	Greeley	CO	80634-3747	28,004	34.3%	$52,838	31,617	12.9%	$55,954	5.9%	990
Orchards Market Center II	NE 112th Avenue	Vancouver	WA	98684	43,284	23.3%	$56,440	47,564	9.9%	$59,957	6.2%	1,531
Kmart Plaza-Saint Petersburg	3951 34th Street South	Saint Petersburg	FL	33711-4360	35,615	-1.4%	$38,000	35,487	-0.4%	$40,953	7.8%	1,260
Eustis Village	2840 David Walker Drive	Eustis	FL	32726-6172	12,469	21.2%	$37,211	14,104	13.1%	$39,208	5.4%	441
Land-Ambassador D		Lafayette	LA		30,488	3.7%	$42,354	31,358	2.9%	$45,222	6.8%	1,078
Land-York Plaza		Houston	TX		74,803	20.9%	$68,522	81,220	8.6%	$74,858	9.2%	2,646
Fiesta Market Place	Quitman Street Fulton Street	Houston	TX	77009	56,715	16.6%	$40,254	60,629	6.9%	$45,105	12.1%	2,006
Land-Stanford Court		Houston	TX		74,803	20.9%	$68,522	81,220	8.6%	$74,858	9.2%	2,646
Festival Plaza		Helotes	TX		55,293	-0.2%	$33,613	56,721	2.6%	$35,487	5.6%	1,956
Wirt Road/Interstate10	Wirt Road	Houston	TX		74,803	20.9%	$68,522	81,220	8.6%	$74,858	9.2%	2,646
Land-Harrison Pointe Pad		Cary	NC		40,179	27.8%	$45,679	45,921	14.3%	$47,996	5.1%	1,421
Land-South Semoran Pad		Orlando	FL		45,410	8.4%	$42,588	48,574	7.0%	$46,204	8.5%	1,606
Fiesta Center	Blalock Road	Houston	TX	77055	53,804	9.0%	$57,687	57,107	6.1%	$61,282	6.2%	1,903
Phoenix		Phoenix	AZ		66,549	7.9%	$41,358	72,096	8.3%	$44,030	6.5%	2,354
Land-Lockwood Drive		Houston	TX		74,803	20.9%	$68,522	81,220	8.6%	$74,858	9.2%	2,646
Land-Village		Houston	TX		74,803	20.9%	$68,522	81,220	8.6%	$74,858	9.2%	2,646
Land-Mainland		Texas City	TX		9,426	16.6%	$38,032	10,320	9.5%	$40,581	6.7%	333
Westland Fair II	4505 West Charleston Boulevard	Las Vegas	NV	89102-1501	60,186	-1.9%	$42,781	62,953	4.6%	$44,898	4.9%	2,129
Land-Palm Coast Landing II	Belle Terre Parkway	Palm Coast	FL	32164	7,429	201.9%	$42,864	9,360	26.0%	$44,098	2.9%	263
Land-Bear Valley Road II	Bear Valley Road	Apple Valley	CA		12,697	13.0%	$53,677	13,695	7.9%	$58,976	9.9%	449
Land-Bear Valley Road III	Bear Valley Road	Apple Valley	CA		12,697	13.0%	$53,677	13,695	7.9%	$58,976	9.9%	449
Land-Mississippi Havana		Aurora	CO		33,308	17.9%	$52,708	36,072	8.3%	$55,127	4.6%	1,178
Land-US Highway 17/74/76	US Highway 17	Leland	NC		763	49.3%	$44,541	906	18.7%	$48,550	9.0%	27
Land-Highway 17/Highway 210	Highway 17	Surf City	NC		11,310	7.5%	$40,487	11,724	3.7%	$44,021	8.7%	400
Land-Culebra Road/WestwoodLoop	Culebra Road	San Antonio	TX		55,293	-0.2%	$33,613	56,721	2.6%	$35,487	5.6%	1,956
Land-FM 2920/Future 249		Tomball	TX		57,232	17.3%	$51,025	61,535	7.5%	$57,667	13.0%	2,024
Waterstone-Pollo Tropical	3070 NE 41 Terrace	Homestead	FL	33033	20,631	49.2%	$40,912	22,503	9.1%	$43,240	5.7%	730
Winchester Plaza-McDonald	2246 Winchester Road NE	Huntsville	AL	35811-6800	4,626	27.1%	$65,406	5,085	9.9%	$71,256	8.9%	164
Glengary Shoppes	4010 South Tamiami Trail	Sarasota	FL	34231-3624	33,405	-1.8%	$49,655	34,537	3.4%	$53,277	7.3%	1,181
Hammocks Town Center	10201 Hammocks Boulevard	Miami	FL	33196-4712	48,616	13.1%	$59,131	51,661	6.3%	$63,505	7.4%	1,719
Magnolia Shoppes	9745 Westview Drive	Coral Springs	FL	33076	33,311	9.4%	$73,445	34,636	4.0%	$80,263	9.3%	1,178
Sunrise Town Center	3426 North University Drive	Fort Lauderdale	FL	33351-6720	75,585	-1.2%	$43,889	76,459	1.2%	$46,336	5.6%	2,673
Dublin Village	1100 Hillcrest Parkway	Dublin	GA	31021-4366	7,823	12.4%	$34,249	8,205	4.9%	$35,579	3.9%	277
Freehome Village	12424 Cumming Highway	Canton	GA	30115-7778	3,575	53.6%	$72,392	4,278	19.7%	$76,437	5.6%	126
Golden Park Village	4840 Golden Parkway	Buford	GA	30518-5843	6,935	49.2%	$67,529	7,805	12.6%	$71,044	5.2%	245
Governors Town Square	6110 Cedarcrest Road NW	Acworth	GA	30101-9539	6,209	58.8%	$69,664	7,137	15.0%	$75,562	8.5%	220
Grayson Village	2715 Loganville Highway	Loganville	GA	30052	12,337	106.7%	$70,977	14,299	15.9%	$73,011	2.9%	436
Keith Bridge Commons	2655 Freedom Parkway	Cumming	GA	30041-9177	6,335	52.8%	$69,066	7,664	21.0%	$72,152	4.5%	224
Loganville Town Center	4325 Atlanta Highway	Loganville	GA	30052-2341	9,886	85.7%	$62,595	11,577	17.1%	$64,329	2.8%	350
Salem Road Station	13015 Brown Bridge Road	Covington	GA	30016-9111	15,288	76.1%	$59,055	17,849	16.8%	$61,603	4.3%	541
Shops at Lake Tuscaloosa	4851 Rice Mine Road NE	Tuscaloosa	AL	35406-3547	7,861	18.0%	$51,014	8,314	5.8%	$56,228	10.2%	278
Vineyards at Chateau Elan	2095 Highway 211 NW	Braselton	GA	30517-3402	15,113	89.0%	$84,217	17,492	15.7%	$87,954	4.4%	535
Wilmington Island	155 Johnny Mercer Boulevard	Savannah	GA	31410-2118	9,201	7.8%	$73,811	9,690	5.3%	$78,221	6.0%	325
South Plaza	45205 Worth Avenue	California	MD	20619-2422	6,989	28.8%	$80,708	7,626	9.1%	$88,460	9.6%	247
Brawley Commons	631 Brawley School Road	Mooresville	NC	28117-6204	8,433	49.9%	$71,490	9,568	13.5%	$76,711	7.3%	298
Carolina Pavilion	9541 South Boulevard	Charlotte	NC	28273-6901	26,722	17.8%	$52,504	29,665	11.0%	$54,072	3.0%	945
Whitaker Square	1955 Peace Haven Road	Winston- Salem	NC	27106-4850	23,856	9.0%	$57,442	24,907	4.4%	$59,653	3.8%	844
Greensboro Village	1483 Nashville Pike	Gallatin	TN	37066-7144	6,576	40.5%	$53,892	7,242	10.1%	$56,266	4.4%	233
Waterstone-Walgreens	3070 NE 41 Terrace	Homestead	FL	33033	20,610	49.2%	$40,880	22,481	9.1%	$43,212	5.7%	729
Waterstone-Bank of America	3070 NE 41 Terrace	Homestead	FL	33033	20,610	49.2%	$40,880	22,481	9.1%	$43,212	5.7%	729
Bluebonnet-AutoZone	7512 Bluebonnet Boulevard	Baton Rouge	LA	70809	25,602	15.1%	$58,590	27,062	5.7%	$61,947	5.7%	905
Paradise Marketplace-Smith's	3830 East Flamingo Road	Las Vegas	NV	89121-6234	73,116	3.9%	$43,682	77,321	5.8%	$46,143	5.6%	2,586
Tropicana Marketplace	6130 West Tropicana Avenue	Las Vegas	NV	89103-4604	49,995	8.2%	$50,366	53,758	7.5%	$54,271	7.8%	1,768
Manhattan Place-IHOP	1731 Manhattan Boulevard	Harvey	LA	70058-3409	43,644	-0.8%	$45,235	44,650	2.3%	$48,883	8.1%	1,544
Manhattan Place-Chili's	1731 Manhattan Boulevard	Harvey	LA	70058-3409	43,644	-0.8%	$45,235	44,650	2.3%	$48,883	8.1%	1,544
Land-SR 207	Rolling Hills Drive	Saint Augustine	FL	32086	1,822	30.6%	$52,813	2,157	18.4%	$58,813	11.4%	64

A:47

Property Name	Address	City	State	Zip Code	2009 Households	Household Growth 2000-2009	2009 Median Household Income	2014 Households	Household Growth 2009-2014	2014 Median Household Income	Median Household Income Growth 2009-2014	2009 Household Density
Land-Ridgeway Trace	Poplar Avenue	Memphis	TN	38103	27,087	-0.6%	$24,066	27,149	0.2%	$25,550	6.2%	958
Land-US 77/83	US 77	Brownsville	TX		2,036	24.4%	$41,969	2,274	11.7%	$44,282	5.5%	72
Land-Nolana Avenue/29th Street	Nolana Avenue	McAllen	TX	78504	20,972	44.5%	$55,865	24,569	17.2%	$61,384	9.9%	742
Land-Bullhead Parkway	Bullhead Parkway	Bullhead City	AZ	86429	1,556	86.4%	$44,083	1,937	24.5%	$47,554	7.9%	55
Seminole Shoppes	630 Atlantic Boulevard	Neptune Beach	FL	32266-4026	20,619	5.5%	$54,623	21,626	4.9%	$59,194	8.4%	729
Plaza del Sol I	3223 West Indian School Road	Phoenix	AZ	85017-4070	65,873	3.6%	$34,576	68,926	4.6%	$37,251	7.7%	2,330
Pearl Arts I	1260 East Altamonte Drive	Altamonte Springs	FL	32701-5010	34,474	0.8%	$50,099	35,473	2.9%	$53,994	7.8%	1,219
Westbury Plaza	1220 Old Country Road	Westbury	NY	11590-5624	46,666	-2.4%	$81,132	46,031	-1.4%	$89,134	9.9%	1,650
Milestone-Jack in the Box	3619 Pelham Road	Greenville	SC	29615-5002	18,656	26.0%	$69,571	20,867	11.9%	$73,066	5.0%	660
Willowdaile I	3823 Guess Road	Durham	NC	27705-1533	18,252	12.4%	$48,859	19,605	7.4%	$49,942	2.2%	646
Land-Westbury Long Island	900 Old Country Road	Westbury	NY	11590-5513	47,989	-2.4%	$79,935	47,326	-1.4%	$87,982	10.1%	1,697
Market at Colonnade	Six Forks Road	Raleigh	NC	27615	29,028	20.3%	$67,407	32,364	11.5%	$69,465	3.1%	1,027
East Washington Place	East Washington Street	Petaluma	CA	94952	408	-3.1%	$63,322	387	-5.2%	$68,836	8.7%	14
Macedonia Commons II	8210 Macedonia Commons Boulevard	Macedonia	OH	44056-1850	12,845	7.1%	$70,430	13,270	3.3%	$74,346	5.6%	454
South Farm Marketplace	4051 Nicholasville Road	Lexington	KY	40503-4433	37,987	12.5%	$52,230	40,406	6.4%	$55,406	6.1%	1,344
Wyoming-Black Angus	2244 Wyoming Boulevard NE	Albuquerque	NM	87112-2620	66,595	5.3%	$40,207	69,316	4.1%	$42,521	5.8%	2,355
Manhattan Place-Raising Canes	1731 Manhattan Boulevard	Harvey	LA	70058-3409	43,585	-1.4%	$44,395	44,785	2.8%	$48,555	9.4%	1,542
Manhattan Place-Regions Bank	1731 Manhattan Boulevard	Harvey	LA	70058-3409	43,585	-1.4%	$44,395	44,785	2.8%	$48,555	9.4%	1,542
Chevron		North Miami Beach	FL		62,527	5.9%	$39,685	65,486	4.7%	$42,879	8.0%	2,211
Milestone-Bojangles	Pelham Road	Greenville	SC	29615	23,912	20.5%	$57,712	26,368	10.3%	$60,755	5.3%	846
CVS Plaza-CVS	2599 SW 147th Avenue	Miami	FL	33185-4081	39,550	18.2%	$61,248	43,251	9.4%	$67,788	10.7%	1,399
Fort Caroline-McDonald	Fort Caroline Road	Jacksonville	FL	32277	24,407	10.3%	$45,882	26,063	6.8%	$49,238	7.3%	863
Publix-Broward			FL		65,442	-1.4%	$40,571	66,625	1.8%	$44,016	8.5%	2,315
Copps Hill Plaza	125 Danbury Road	Ridgefield	CT	06877-4139	7,288	-0.9%	$124,879	7,251	-0.5%	$136,145	9.0%	258
Bradenton Plaza	4902 Cortez Road West	Brandon	FL		40,926	4.6%	$41,465	42,930	4.9%	$44,910	8.3%	1,447
Shoppes @ Mount Carmel	1405 East Brandon Boulevard	Brandon	FL	33511-5563	30,990	23.9%	$61,451	34,644	11.8%	$66,447	8.1%	1,096
Lake Wales		Lake Wales	FL		7,146	11.7%	$44,107	7,677	7.4%	$47,533	7.8%	253
Auburndale		Auburndale	FL		7,146	11.7%	$44,107	7,677	7.4%	$47,533	7.8%	253
Shoppes at Lake Bryan	13605 S Apopka Vineland Road	Orlando	FL	32821-6343	6,663	55.9%	$55,997	8,051	20.8%	$60,370	7.8%	236
Providence Commons	10616 Providence Road	Charlotte	NC	28277-0233	21,165	52.6%	$101,044	25,125	18.7%	$105,906	4.8%	749
Veranda Shoppes	500 North Pine Island Road	Plantation	FL	33324-1308	57,623	0.4%	$51,954	59,225	2.8%	$57,492	10.7%	2,038
Land-Lee Vista		Orlando	FL		45,500	10.0%	$42,280	49,022	7.7%	$46,028	8.9%	1,609
Cooper Street Plaza Center	4605 South Cooper Street	Arlington	TX	76017-5827	40,234	8.6%	$62,431	42,538	5.7%	$65,736	5.3%	1,423
Foothills Mall	7401 North La Cholla Boulevard	Tucson	AZ	85741-2308	27,151	9.1%	$55,738	28,929	6.6%	$60,201	8.0%	960
Gateway Plaza	2745 NE 193rd Street	Aventura	FL	33180-2305	69,062	3.5%	$41,503	71,549	3.6%	$45,041	8.5%	2,443
Land-Coral Reef		Palmetto Bay	FL		62,527	5.9%	$39,685	65,486	4.7%	$42,879	8.0%	2,211
Land-Ryanwood		Vero Beach	FL		11,384	24.8%	$43,199	12,841	12.8%	$47,180	9.2%	403
Serramonte	3 Serramonte Center	Daly City	CA	94015-2345	58,712	-0.4%	$77,302	59,630	1.6%	$84,607	9.4%	2,077
Plaza Escuela	1251 South Main Street	Walnut Creek	CA	94596-5116	43,348	1.9%	$78,979	44,854	3.5%	$85,623	8.4%	1,533
Willows	1975 Diamond Boulevard	Concord	CA	94520-5792	53,416	0.4%	$67,883	54,826	2.6%	$73,087	7.7%	1,889
Sutter Street 222	222 Sutter Street	San Francisco	CA	94108-4445	181,510	3.4%	$64,103	187,266	3.2%	$70,533	10.0%	6,420
Marketplace	1411 West Covell Street	Davis	CA	95616-5934	22,443	6.2%	$54,023	23,779	6.0%	$61,772	14.3%	794
Senator	1121 L Street	Sacramento	CA	95814-3926	60,637	7.7%	$43,741	64,707	6.7%	$47,974	9.7%	2,145
Colorado Building	595 Colorado Boulevard	Pasadena	CA	91101-2039	76,457	7.7%	$62,549	80,736	5.6%	$68,724	9.9%	2,704
Pacific Financial Center	800 West Sixth Street	Los Angeles	CA	90017-2704	171,201	10.1%	$26,355	182,506	6.6%	$29,073	10.3%	6,055
Park Plaza	1303 J Street	Sacramento	CA	95814-2932	61,245	7.0%	$43,832	65,196	6.5%	$47,997	9.5%	2,166
Third Street	625 Third Street	San Francisco	CA	94107-1901	175,682	3.5%	$62,373	181,404	3.3%	$68,729	10.2%	6,213
Parnassus Heights	350 Parnassus Avenue	San Francisco	CA	94117-3608	240,763	-1.1%	$73,886	243,465	1.1%	$82,489	11.6%	8,515
Danville San Ramon Medical Cnt	915 San Ramon Valley Boulevard	Danville	CA	94526-4062	16,455	-4.0%	$126,879	16,484	0.2%	$136,186	7.3%	582
Trio	641 East Colorado Boulevard	Pasadena	CA	91101-2005	76,435	7.7%	$62,734	80,705	5.6%	$68,912	9.8%	2,703
Orchard at Slatten Ranch		Antioch	CA		55,864	0.9%	$71,737	57,550	3.0%	$77,268	7.7%	1,976
South Figueroa Street	2455 South Figuero Street	Los Angeles	CA	90007	176,239	9.1%	$25,998	187,106	6.2%	$28,754	10.6%	6,233
South Farm Marketplace	4051 Nicholasville Road	Lexington	KY	40503-4447	38,423	12.3%	$52,156	40,845	6.3%	$55,322	6.1%	1,359
Newbury Street 111-115/127-129	111 Newbury Street	Boston	MA	02116-2902	191,547	1.7%	$52,385	193,776	1.2%	$58,644	11.9%	6,775
Huntington Square	4000 Jericho Turnpike	East Northport	NY	11731-6285	23,919	-1.9%	$105,987	23,590	-1.4%	$117,685	11.0%	846
Plaza Alegre-Outparcel	14630 SW 26th Street	Miami	FL	33175-8065	54,144	10.4%	$58,802	57,677	6.5%	$64,948	10.5%	1,915
Land-Town & Country		Kissimmee	FL		26,307	33.8%	$39,076	30,530	16.1%	$42,197	8.0%	930
Tamarac Town Square-Outparcel	North Pine Island Road	Kissimmee	FL		825	32.2%	$41,429	945	14.6%	$44,007	6.2%	29
Crosswinds Distribution Center	11826 Tech Com Road	San Antonio	TX	78233-6012	37,426	11.4%	$51,063	40,008	6.9%	$54,377	6.5%	1,324
Southgate-Controlled Fluids	2220 Calder Street	Beaumont	TX	77701-1582	21,846	-8.9%	$33,319	20,895	-4.4%	$35,664	7.0%	773
Land-Crestview-Pad	Wilcrest Drive	Houston	TX	77099	61,169	10.8%	$39,660	65,360	6.9%	$42,083	6.1%	2,163
Jess Ranch-Bank of America	Bear Valley Road	Apple Valley	CA	92308	16,734	38.2%	$56,657	19,416	16.0%	$63,184	11.5%	592
Tate's Creek Centre-McDonald's	Tates Creek Road	Lexington	KY	40502	36,917	10.4%	$49,626	38,998	5.6%	$52,468	5.7%	1,306
Jess Ranch-Red Robin	Bear Valley Road	Apple Valley	CA	92308	16,562	39.4%	$57,020	19,263	16.3%	$63,528	11.4%	586
Los Angeles		Los Angeles	CA		69,321	1.9%	$42,959	71,330	2.9%	$47,507	10.6%	2,452
Madison	2260 Broadway	New York	NY	10024-5403	543,773	2.8%	$66,768	553,653	1.8%	$73,970	10.8%	19,232
Glen Oak Plaza	1407 Waukegan Road	Glenview	IL	60025-2120	32,341	3.2%	$82,920	32,849	1.6%	$87,754	5.8%	1,144
Country Walk Plaza	13707 SW 152nd Street	Miami	FL	33177-1106	33,476	19.7%	$68,102	36,676	9.6%	$74,118	8.8%	1,184
Westbird Plaza	11495 SW 40th Street	Miami	FL	33165-3311	64,919	2.4%	$53,047	66,996	3.2%	$58,408	10.1%	2,296
Pablo Plaza	1822 3rd Street South	Jacksonville	FL	32250-4013	17,994	12.4%	$65,185	19,454	8.1%	$70,696	8.5%	636
Riverplace	11111 San Jose Boulevard	Jacksonville	FL	32223-7946	26,346	15.2%	$66,667	28,678	8.9%	$71,610	7.4%	932
Third Avenue 1175	1175 Third Avenue	New York	NY	10065-5700	623,121	2.3%	$69,662	633,790	1.7%	$77,747	11.6%	22,038
Las Palmas Marketplace	1331 George Dieter Drive	El Paso	TX	79936-7400	32,614	15.0%	$40,983	35,024	7.4%	$44,016	7.4%	1,153
Shoppes of Coronado	State Road 44	New Smyrna Beach	FL	32168	3,291	23.5%	$48,537	3,691	12.2%	$51,859	6.8%	116
Hope Valley Commons	1125 West North Carolina Highway 54	Durham	NC	27707-5715	22,379	33.6%	$63,009	25,504	14.0%	$65,492	3.9%	791
Jupiter Business Park	800-820 Jupiter Road	Plano	TX	75074-7461	27,887	10.3%	$70,271	29,947	7.4%	$72,723	3.5%	986
Stoneridge	27100 Eucalyptus Avenue	Moreno Valley	CA	92551-4522	20,057	37.6%	$61,240	23,290	16.1%	$67,839	10.8%	709
Desert Village	23251 North Pima Road	Scottsdale	AZ	85255-4315	11,099	58.0%	$107,496	13,254	19.4%	$113,527	5.6%	393

Property Name	Address	City	State	Zip Code	2010 Households	Household Growth 2000-2010	2010 Median HH Income	2015 Households	Household Growth 2010-2015	2015 Median Household Income	Median Household Income Growth 2010-2015	2010 Household Density
Land-Ridgeway Trace	Poplar Avenue	Memphis	TN	38103	26,442	-2.6%	$24,530	26,235	-0.8%	$26,122	6.5%	935
Land-US 77/83	US 77	Brownsville	TX		2,044	24.0%	$42,955	2,259	10.5%	$45,191	5.2%	72
Land-Nolana Avenue/29th Street	Nolana Avenue	McAllen	TX	78504	21,634	47.2%	$56,664	24,577	13.6%	$60,600	6.9%	765
Land-Bullhead Parkway	Bullhead Parkway	Bullhead City	AZ	86429	1,831	90.3%	$43,893	2,116	15.6%	$47,177	7.5%	65
Seminole Shoppes	630 Atlantic Boulevard	Neptune Beach	FL	32266-4026	20,029	2.9%	$55,980	20,730	3.5%	$60,038	7.2%	708
Plaza del Sol I	3223 West Indian School Road	Phoenix	AZ	85017-4070	65,647	3.3%	$35,282	70,105	6.8%	$37,349	5.9%	2,322
Pearl Arts I	1260 East Altamonte Drive	Altamonte Springs	FL	32701-5010	33,907	0.4%	$51,281	34,837	2.7%	$54,168	5.6%	1,199
Westbury Plaza	1220 Old Country Road	Westbury	NY	11590-5624	48,073	1.5%	$84,455	47,929	-0.3%	$91,412	8.2%	1,700
Milestone-Jack in the Box	3619 Pelham Road	Greenville	SC	29615-5002	18,719	29.3%	$70,187	20,749	10.8%	$72,539	3.4%	662
Willowdaile I	3823 Guess Road	Durham	NC	27705-1533	18,712	16.1%	$50,600	20,300	8.5%	$52,085	2.9%	662
Land-Westbury Long Island	900 Old Country Road	Westbury	NY	11590-5513	49,732	1.6%	$82,978	49,599	-0.3%	$89,965	8.4%	1,759
Market at Colonnade	Six Forks Road	Raleigh	NC	27615	30,393	26.4%	$68,744	34,843	14.6%	$70,242	2.2%	1,075
East Washington Place	East Washington Street	Petaluma	CA	94952	414	0.0%	$63,980	420	1.5%	$68,182	6.6%	15
Macedonia Commons II	8210 Macedonia Commons Boulevard	Macedonia	OH	44056-1850	12,895	8.1%	$71,671	13,179	2.2%	$75,123	4.8%	456
South Farm Marketplace	4051 Nicholasville Road	Lexington	KY	40503-4433	38,327	13.5%	$54,324	40,772	6.4%	$57,031	5.0%	1,356
Wyoming-Black Angus	2244 Wyoming Boulevard NE	Albuquerque	NM	87112-2620	66,504	5.8%	$41,425	69,569	4.6%	$43,194	4.3%	2,352
Manhattan Place-Raising Canes	1731 Manhattan Boulevard	Harvey	LA	70058-3409	43,968	-0.8%	$45,165	45,001	2.4%	$48,811	8.1%	1,555
Manhattan Place-Regions Bank	1731 Manhattan Boulevard	Harvey	LA	70058-3409	43,968	-0.8%	$45,165	45,001	2.4%	$48,811	8.1%	1,555
Chevron		North Miami Beach	FL		61,332	3.8%	$40,638	63,432	3.4%	$43,424	6.9%	2,169
Milestone-Bojangles	Pelham Road	Greenville	SC	29615	24,831	23.5%	$57,831	27,205	9.6%	$59,547	3.0%	878
CVS Plaza-CVS	2599 SW 147th Avenue	Miami	FL	33185-4081	41,354	22.2%	$62,482	44,248	7.0%	$67,619	8.2%	1,463
Fort Caroline-McDonald	Fort Caroline Road	Jacksonville	FL	32277	23,717	8.0%	$46,816	25,011	5.5%	$49,106	4.9%	839
Publix-Broward			FL		65,124	-3.2%	$41,070	65,291	0.3%	$43,532	6.0%	2,303
Copps Hill Plaza	125 Danbury Road	Ridgefield	CT	06877-4139	7,324	1.1%	$128,620	7,307	-0.2%	$137,614	7.0%	259
Bradenton Plaza	4902 Cortez Road West	Brandon	FL		40,262	2.9%	$41,275	42,244	4.9%	$43,683	5.8%	1,424
Shoppes @ Mount Carmel	1405 East Brandon Boulevard	Brandon	FL	33511-5563	31,068	22.9%	$61,795	34,385	10.7%	$65,947	6.7%	1,099
Lake Wales		Lake Wales	FL		7,076	11.8%	$44,699	7,633	7.9%	$47,476	6.2%	250
Auburndale		Auburndale	FL		7,076	11.8%	$44,699	7,633	7.9%	$47,476	6.2%	250
Shoppes at Lake Bryan	13605 S Apopka Vineland Road	Orlando	FL	32821-6343	7,234	60.7%	$57,233	8,351	15.4%	$61,997	8.3%	256
Providence Commons	10616 Providence Road	Charlotte	NC	28277-0233	22,067	61.3%	$102,808	25,665	16.3%	$106,893	4.0%	780
Veranda Shoppes	500 North Pine Island Road	Plantation	FL	33324-1308	56,637	-1.7%	$52,692	57,173	1.0%	$56,951	8.1%	2,003
Land-Lee Vista		Orlando	FL		45,410	8.4%	$42,588	48,574	7.0%	$46,204	8.5%	1,606
Cooper Street Plaza Center	4605 South Cooper Street	Arlington	TX	76017-5827	42,073	13.7%	$63,488	45,767	8.8%	$66,192	4.3%	1,488
Foothills Mall	7401 North La Cholla Boulevard	Tucson	AZ	85741-2308	27,637	11.7%	$57,234	29,747	7.6%	$60,920	6.4%	977
Gateway Plaza	2745 NE 193rd Street	Aventura	FL	33180-2305	68,759	4.0%	$41,958	71,200	3.6%	$44,727	6.6%	2,432
Land-Coral Reef		Palmetto Bay	FL		61,332	3.8%	$40,638	63,432	3.4%	$43,424	6.9%	2,169
Land-Ryanwood		Vero Beach	FL		11,371	25.2%	$43,747	12,402	9.1%	$46,709	6.8%	402
Serramonte	3 Serramonte Center	Daly City	CA	94015-2345	59,272	1.1%	$79,363	60,275	1.7%	$85,503	7.7%	2,096
Plaza Escuela	1251 South Main Street	Walnut Creek	CA	94596-5116	43,867	1.9%	$80,650	45,393	3.5%	$85,994	6.6%	1,551
Willows	1975 Diamond Boulevard	Concord	CA	94520-5792	53,373	0.6%	$69,159	54,923	2.9%	$73,395	6.1%	1,888
Sutter Street 222	222 Sutter Street	San Francisco	CA	94108-4445	190,960	8.7%	$66,348	199,215	4.3%	$72,221	8.9%	6,754
Marketplace	1411 West Covell Street	Davis	CA	95616-5934	22,350	5.9%	$52,645	23,873	6.8%	$59,998	14.0%	790
Senator	1121 L Street	Sacramento	CA	95814-3926	59,929	6.3%	$44,522	63,654	6.2%	$48,605	9.2%	2,120
Colorado Building	595 Colorado Boulevard	Pasadena	CA	91101-2039	75,495	6.4%	$64,438	78,444	3.9%	$69,920	8.5%	2,670
Pacific Financial Center	800 West Sixth Street	Los Angeles	CA	90017-2704	170,847	10.3%	$27,056	179,617	5.1%	$29,335	8.4%	6,042
Park Plaza	1303 J Street	Sacramento	CA	95814-2932	60,481	5.8%	$44,753	64,142	6.1%	$48,838	9.1%	2,139
Third Street	625 Third Street	San Francisco	CA	94107-1901	184,587	9.0%	$64,577	192,732	4.4%	$70,308	8.9%	6,528
Parnassus Heights	350 Parnassus Avenue	San Francisco	CA	94117-3608	250,651	3.2%	$76,759	258,104	3.0%	$84,667	10.3%	8,865
Danville San Ramon Medical Cnt	915 San Ramon Valley Boulevard	Danville	CA	94526-4062	16,591	-3.5%	$127,493	16,800	1.3%	$135,571	6.3%	587
Trio	641 East Colorado Boulevard	Pasadena	CA	91101-2005	75,159	6.3%	$64,519	78,073	3.9%	$69,986	8.5%	2,658
Orchard at Slatten Ranch		Antioch	CA		55,312	0.6%	$73,089	56,896	2.9%	$77,636	6.2%	1,956
South Figueroa Street	2455 South Figuero Street	Los Angeles	CA	90007	175,574	8.9%	$26,705	183,837	4.7%	$29,121	9.0%	6,210
South Farm Marketplace	4051 Nicholasville Road	Lexington	KY	40503-4447	38,781	13.4%	$54,355	41,242	6.4%	$57,049	5.0%	1,372
Newbury Street 111-115/127-129	111 Newbury Street	Boston	MA	02116-2902	198,359	5.6%	$54,233	201,007	1.3%	$60,060	10.7%	7,016
Huntington Square	4000 Jericho Turnpike	East Northport	NY	11731-6285	24,652	1.5%	$108,312	24,550	-0.4%	$118,494	9.4%	872
Plaza Alegre-Outparcel	14630 SW 26th Street	Miami	FL	33175-8065	55,885	13.8%	$59,873	58,752	5.1%	$64,643	8.0%	1,977
Land-Town & Country		Kissimmee	FL		26,203	34.0%	$38,765	30,726	17.3%	$40,615	4.8%	927
Tamarac Town Square-Outparcel	North Pine Island Road	Kissimmee	FL		822	24.6%	$41,520	921	12.0%	$43,534	4.9%	29
Crosswinds Distribution Center	11826 Tech Com Road	San Antonio	TX	78233-6012	37,985	11.7%	$51,469	40,626	7.0%	$53,990	4.9%	1,343
Southgate-Controlled Fluids	2220 Calder Street	Beaumont	TX	77701-1582	22,071	-7.4%	$34,837	21,234	-3.8%	$37,560	7.8%	781
Land-Crestview-Pad	Wilcrest Drive	Houston	TX	77099	62,346	12.7%	$41,124	67,446	8.2%	$43,080	4.8%	2,205
Jess Ranch-Bank of America	Bear Valley Road	Apple Valley	CA	92308	16,330	36.9%	$56,932	18,350	12.4%	$62,556	9.9%	578
Tate's Creek Centre-McDonald's	Tates Creek Road	Lexington	KY	40502	37,243	11.2%	$51,633	39,349	5.7%	$54,102	4.8%	1,317
Jess Ranch-Red Robin	Bear Valley Road	Apple Valley	CA	92308	16,595	38.5%	$56,823	18,682	12.6%	$62,441	9.9%	587
Los Angeles		Los Angeles	CA		69,246	2.1%	$44,144	70,897	2.4%	$48,579	10.0%	2,449
Madison	2260 Broadway	New York	NY	10024-5403	548,454	3.7%	$69,195	554,947	1.2%	$76,293	10.3%	19,398
Glen Oak Plaza	1407 Waukegan Road	Glenview	IL	60025-2120	32,192	3.2%	$84,505	32,066	-0.4%	$88,681	4.9%	1,139
Country Walk Plaza	13707 SW 152nd Street	Miami	FL	33177-1106	34,862	22.6%	$68,753	37,830	8.5%	$73,773	7.3%	1,233
Westbird Plaza	11495 SW 40th Street	Miami	FL	33165-3311	66,124	4.4%	$54,012	68,006	2.9%	$58,124	7.6%	2,339
Pablo Plaza	1822 3rd Street South	Jacksonville	FL	32250-4013	17,744	10.5%	$66,657	19,136	7.8%	$72,072	8.1%	628
Riverplace	11111 San Jose Boulevard	Jacksonville	FL	32223-7946	25,490	13.9%	$67,847	27,316	7.2%	$71,458	5.3%	902
Third Avenue 1175	1175 Third Avenue	New York	NY	10065-5700	627,312	3.4%	$71,974	633,997	1.1%	$80,053	11.2%	22,187
Las Palmas Marketplace	1331 George Dieter Drive	El Paso	TX	79936-7400	31,189	9.7%	$41,626	32,690	4.8%	$44,182	6.1%	1,103
Shoppes of Coronado	State Road 44	New Smyrna Beach	FL	32168	3,337	23.2%	$50,120	3,654	9.5%	$53,960	7.7%	118
Hope Valley Commons	1125 West North Carolina Highway 54	Durham	NC	27707-5715	22,903	38.5%	$65,247	25,752	12.4%	$67,942	4.1%	810
Jupiter Business Park	800-820 Jupiter Road	Plano	TX	75074-7461	29,041	15.4%	$71,397	32,840	13.1%	$73,257	2.6%	1,027
Stoneridge	27100 Eucalyptus Avenue	Moreno Valley	CA	92551-4522	20,407	41.9%	$61,434	23,404	14.7%	$66,318	7.9%	722
Desert Village	23251 North Pima Road	Scottsdale	AZ	85255-4315	11,635	61.6%	$108,095	13,763	18.3%	$110,667	2.4%	412

A:48

Appendix B - Property Data

Property Name	Address	City	State	Submarket	2007 Vacancy Rate	GLA	2008 Vacancy Rate	GLA	2009 Vacancy Rate	GLA	3Q10 Vacancy Rate	GLA
Carmel Country Plaza	12750-12950 Carmel Country Road	San Diego	CA	Del Mar/Solana Beach/Rancho Santa Fe	0.9%	1,627,049	1.1%	1,627,049	2.5%	1,627,049	3.4%	1,627,049
Carmel Mountain Plaza	11602-11744 Carmel Mountain Road	San Diego	CA	Carmel Mountain Ranch	0.3%	1,497,190	1.7%	1,497,190	7.1%	1,497,190	7.0%	1,497,190
South Bay Marketplace	Highway 54 & Highland Avenue	National City	CA	National City/Paradise Hills	6.6%	1,409,477	4.1%	1,409,477	5.5%	1,409,477	8.6%	1,260,090
Rancho Carmel Plaza	I-56 & Rancho Carmel Drive	San Diego	CA	Carmel Mountain Ranch	0.3%	1,497,190	1.7%	1,497,190	7.1%	1,497,190	7.0%	1,497,190
Lomas Santa Fe Plaza	I-5 & Lomas Santa Fe Drive	Solana Beach	CA	Del Mar/Solana Beach/Rancho Santa Fe	0.9%	1,627,049	1.1%	1,627,049	2.5%	1,627,049	3.4%	1,627,049
Solana Beach Towne Center	I-5 & Lomas Santa Fe Drive	Solana Beach	CA	Del Mar/Solana Beach/Rancho Santa Fe	0.9%	1,627,049	1.1%	1,627,049	2.5%	1,627,049	3.4%	1,627,049
The Shops at Kalakaua	2150 Kalakaua Avenue	Honolulu	HI	Oahu	2.3%	9,551,443	2.9%	9,551,443	2.5%	9,551,443	3.0%	9,571,343
Waikele Center	94-849 Lumiaina Street	Honolulu	HI	Oahu	2.3%	9,551,443	2.9%	9,551,443	2.5%	9,551,443	3.0%	9,571,343
Waikiki Beach Walk	Lewers Street & Kalakaua Avenue	Honolulu	HI	Oahu	2.3%	9,551,443	2.9%	9,551,443	2.5%	9,551,443	3.0%	9,571,343
Alamo Quarry	255 East Basse Road	San Antonio	TX	San Antonio	8.6%	41,355,000	9.0%	45,309,000	10.1%	46,709,000	9.1%	47,419,000

Property Name	Address	City	State	Submarket	Vacancy Rate	Inventory	Vacancy Rate	Inventory	Vacancy Rate	Inventory	Vacancy Rate	Inventory
Torrey Reserve	11452-11682 El Camino Real	San Diego	CA	Del Mar Heights	8.7%	4,189,008	20.0%	4,351,530	21.6%	4,351,584	18.8%	4,351,584
Solana Beach Corporate Centre	380-462 Stevens Avenue	Solana Beach	CA	North Beach Cities	9.6%	1,212,043	17.4%	1,211,385	18.0%	1,277,111	15.4%	1,277,120
Landmark	1 Market Street	San Francisco	CA	SOMA Financial District	7.7%	22,294,256	10.9%	23,162,801	10.2%	23,162,801	10.2%	23,162,801
160 King	160 King Street	San Francisco	CA	South Beach/Rincon Hill	11.0%	2,412,962	10.5%	2,412,962	16.5%	2,412,962	15.2%	2,412,962
Valencia Corporate Center	28470-28490 Avenue Stanford	Santa Clarita	CA	Valencia/Newhall	12.4%	1,617,964	26.0%	1,821,964	22.0%	1,921,964	24.1%	1,921,964

Property Name	Address	City	State	Market	Vacancy Rate	Inventory	Vacancy Rate	Inventory	Vacancy Rate	Inventory	Vacancy Rate	Inventory
Torrey Reserve	11452-11682 El Camino Real	San Diego	CA	Mid-City	10.1%	16,054,056	19.5%	16,285,938	20.3%	16,038,541	18.4%	16,118,294
Solana Beach Corporate Centre	380-462 Stevens Avenue	Solana Beach	CA	North County	18.9%	6,872,260	23.6%	6,939,442	26.4%	7,026,333	26.7%	7,101,551
Landmark	1 Market Street	San Francisco	CA	Financial District	8.0%	47,025,706	11.6%	48,084,287	12.9%	48,039,287	12.9%	49,158,053
160 King	160 King Street	San Francisco	CA	SOMA/South Beach/Rincon Hill	11.5%	7,093,088	18.0%	7,673,460	25.1%	7,779,190	26.8%	8,170,515
Valencia Corporate Center	28470-28490 Avenue Stanford	Santa Clarita	CA	Valencia/Newhall	12.4%	1,617,964	26.0%	1,821,964	22.0%	1,921,964	24.1%	1,921,964

B:1

Appendix C - California Data

	3Q10 Vacancy Rate	3Q10 Rent	3Q10 Inventory
California Office	19.9%	$26.79	635,766,500
California Retail	8.3%	$26.30	554,371,949
California Multifamily	7.2%	-10.87% YTD 3Q10	n/a

C:1

Appendix D -National Retail Data

	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010f	2011f	2012f	2013f	2014f
National Retail Vacancy Rate	7.1%	7.1%	7.0%	7.8%	7.6%	7.3%	7.2%	6.9%	7.3%	7.6%	8.7%	9.3%	8.9%	8.5%	8.3%	8.0%

D:1